    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 19, 2001



                                                      REGISTRATION NO. 333-70750

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                              ENDOREX CORPORATION
             (Exact Name of Registrant as Specified in its Charter)
                            ------------------------

           DELAWARE                           2834                          41-1505029
           (State of              (Primary Standard Industrial           (I.R.S. Employer
        Incorporation)                Classification Code)            Identification Number)


   28101 BALLARD DRIVE, SUITE F, LAKE FOREST, ILLINOIS 60045 (847) 573-8990 (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                            ------------------------


                                MICHAEL S. ROSEN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              ENDOREX CORPORATION
   28101 BALLARD DRIVE, SUITE F, LAKE FOREST, ILLINOIS 60045 (847) 573-8990 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                            ------------------------

                                   COPIES TO:


      RICHARD R. PLUMRIDGE, ESQ.                   EZRA G. LEVIN, ESQ.
        DARREN R. HENSLEY, ESQ.                  KENNETH A. ADAMS, ESQ.
          JOHN P.J. KIM, ESQ.             KRAMER, LEVIN, NAFTALIS & FRANKEL LLP
    BROBECK, PHLEGER & HARRISON LLP                 919 THIRD AVENUE
   370 INTERLOCKEN BLVD., SUITE 500             NEW YORK, NEW YORK 10022
      BROOMFIELD, COLORADO 80021                     (212) 715-9100
            (303) 410-2000


                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As promptly as practicable after this registration statement becomes effective and the effective time of the proposed merger of Roadrunner Acquisition, Inc., a wholly owned subsidiary of the registrant, with and into Corporate Technology Development, Inc. as described in the Agreement and Plan of Merger and Reorganization, dated as of July 31, 2001, attached as Appendix I to the joint proxy statement/prospectus forming a part of this registration statement.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     [LOGO]


                                                                October 26, 2001


Dear Endorex Corporation Stockholders:

    We are writing to you today about the proposed merger of Corporate Technology Development, Inc., or CTD, and Roadrunner Acquisition, Inc., or Roadrunner, a wholly owned subsidiary of Endorex Corporation, or Endorex.


    Endorex, CTD and Roadrunner entered into an agreement and plan of merger and reorganization on July 31, 2001, that provides for the proposed merger. Pursuant to the proposed merger, CTD will become a wholly owned subsidiary of Endorex, and (a) each share of CTD common stock will be exchanged for 0.271443 of a share of Endorex common stock, par value $0.001 per share and (b) each share of CTD Series A preferred stock will be exchanged for 1.008466 shares of Endorex common stock. Endorex common stock is traded on the American Stock Exchange under the symbol "DOR." In connection with the merger, Endorex expects to issue approximately 9.4 million shares of its common stock and options and warrants exercisable for approximately 0.6 million shares of its common stock in substitution for CTD options and warrants. The merger is described more fully in the accompanying joint proxy statement/prospectus.



    At the annual meeting of Endorex stockholders to be held on November 29, 2001 at 10:00 a.m., central standard time, at 28101 Ballard Drive, Suite F, Lake Forest, Illinois, you will be asked to vote upon the issuance of shares of Endorex common stock, options and warrants pursuant to the merger agreement. For the merger to go forward, the holders of a majority of the shares of Endorex common stock, voting together with the holders of Endorex Series B preferred stock on an as converted basis, entitled to vote and that are present or represented by proxy at the Endorex annual meeting must approve the issuance of the shares of Endorex common stock, options and warrants. Only stockholders at the close of business on October 23, 2001 will be entitled to vote at the annual meeting.


    At the annual meeting, you will also be asked to consider and vote upon some additional proposals which are described in the attached Notice of Annual Meeting of Stockholders.

    AFTER CAREFUL CONSIDERATION, ENDOREX'S BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER AND THE ISSUANCE OF ENDOREX COMMON STOCK, OPTIONS AND WARRANTS IN CONNECTION WITH THE PROPOSED MERGER ARE FAIR TO AND IN THE BEST INTERESTS OF ENDOREX AND ITS STOCKHOLDERS, AND RECOMMENDS THAT YOU APPROVE SUCH ISSUANCE OF THE SHARES OF ENDOREX COMMON STOCK, OPTIONS AND WARRANTS IN CONNECTION WITH THE MERGER.


    The accompanying joint proxy statement/prospectus provides detailed information about Endorex, CTD and the merger. Please give all of this information your careful attention. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE DISCUSSION IN THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 15 OF THE JOINT PROXY STATEMENT/PROSPECTUS.


    We invite you to attend the meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy card and return it to Endorex in the enclosed envelope. If you attend the meeting, you may vote in person if you wish, even if you have previously returned your proxy card. It is important that your shares be represented and voted at the meeting. To approve the issuance of shares of Endorex common stock, options and warrants pursuant to the merger agreement, you MUST vote "FOR" that proposal by following the instructions stated on the enclosed proxy card. We urge you to vote "FOR" this proposal, a necessary step in consummating the proposed merger. In addition, to approve the other proposals submitted for your approval, you must vote "FOR" those proposals by following the instructions stated on the enclosed proxy card, and we encourage you to do so.

                                          Sincerely,

                                          Kenneth Tempero
                                          Chairman of the Board of Directors

                                          Michael S. Rosen
                                          President, Chief Executive Officer and
                                          Director

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THIS TRANSACTION OR THE SECURITIES OF ENDOREX TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


    THIS JOINT PROXY STATEMENT/PROSPECTUS IS DATED OCTOBER 23, 2001, AND WAS FIRST MAILED TO ENDOREX STOCKHOLDERS ON OR ABOUT OCTOBER 26, 2001.

                                     [LOGO]


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 29, 2001


To Our Stockholders:


    Endorex Corporation, or Endorex, will hold its annual meeting of stockholders on November 29, 2001, at 10:00 a.m., central standard time, at 28101 Ballard Drive, Suite F, Lake Forest, Illinois to consider and vote on the following proposals:


        1. to issue shares of Endorex common stock, options and warrants pursuant to the Agreement and Plan of Merger and Reorganization, or the merger agreement, dated as of July 31, 2001 by and among Endorex, Corporate Technology Development, Inc., or CTD, and Roadrunner Acquisition, Inc., a wholly owned subsidiary of Endorex, under which CTD will become a wholly owned subsidiary of Endorex;

        2. to amend Endorex's Amended and Restated Certificate of Incorporation changing Endorex's name to DOR BioPharma, Inc.;

        3. to elect six directors to serve until the next annual meeting of the stockholders of Endorex or until their successors are duly elected and qualified;

        4. to approve an amendment of Endorex's Amended and Restated 1995 Omnibus Incentive Plan, or the 1995 plan, to (i) increase the number of shares of Endorex common stock reserved for issuance by an additional 2,165,664 shares, (ii) implement a maximum annual limit of 500,000 shares of common stock by which the share reserve may increase annually over the term of the 1995 Plan under the automatic share increase provision and
    (iii) modify the automatic option grant program to (a) increase the initial option grants to newly-elected board members to 50,000 shares vesting immediately and (b) provide for annual option grants to continuing board members for 10,000 shares vesting over one year;

        5. to approve February 21, 2001 option grants to each non-employee member of the Endorex board of directors to purchase 50,000 shares of Endorex common stock;

        6. to ratify the appointment of Ernst & Young LLP as Endorex's independent auditors for the fiscal year ending December 31, 2001; and

        7. to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

    Endorex's board of directors has determined that the proposed merger and the issuance of shares of Endorex common stock, options and warrants are fair to and in the best interests of Endorex and Endorex's stockholders, and recommends that you vote to approve such issuance of Endorex common stock, options and warrants in connection with the proposed merger. Endorex's board of directors has also determined that the other proposals are in the best interests of Endorex and Endorex's stockholders and recommends that you vote in favor of such proposals.

    For more information about the merger, the merger agreement and related matters, please review carefully the accompanying joint proxy statement/prospectus.


    Only Endorex stockholders of record at the close of business on October 23, 2001 are entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.


    Your vote is important. To assure that your shares are represented at the annual meeting, you are urged to complete, date and sign the enclosed proxy card and mail it promptly in the postage-paid envelope provided, whether or not you plan to attend the annual meeting in person. You may revoke your proxy in the manner described in the accompanying joint proxy statement/prospectus at any time before it has been voted at the annual meeting. You may vote in person at the annual meeting even if you have returned a proxy card.

                                          By Order of the Board of Directors

                                          Kenneth Tempero
                                          Chairman of the Board of Directors

                                          Michael S. Rosen
                                          President, Chief Executive Officer and
                                          Director


Lake Forest, Illinois
October 26, 2001

                     CORPORATE TECHNOLOGY DEVELOPMENT, INC.


                                                                October 26, 2001


Dear Corporate Technology Development, Inc. Stockholders:

    We are writing to you today about our proposed merger of Roadrunner Acquisition, Inc., or Roadrunner, a wholly owned subsidiary of Endorex Corporation, or Endorex, with and into Corporate Technology Development, Inc., or CTD. As a result of the proposed merger, CTD will become a wholly owned subsidiary of Endorex.


    Pursuant to the proposed merger, (a) each share of CTD common stock that you own will be exchanged for 0.271443 of a share of Endorex common stock and
(b) each share of CTD Series A preferred stock that you own will be exchanged for 1.008466 shares of Endorex common stock. In connection with the proposed merger, Endorex expects to issue approximately 9.4 million shares of its common stock and options and warrants exercisable for approximately 0.6 million shares of Endorex common stock in substitution for CTD options and warrants. Endorex common stock is traded on the American Stock Exchange under the trading symbol "DOR," and closed at $.90 per share on October 15, 2001. The merger is described more fully in the accompanying joint proxy statement/ prospectus.



    You will be asked to vote upon the merger at a special meeting of CTD stockholders to be held on November 29, 2001 at 10:00 a.m., local time, at CTD's offices at 1680 Michigan Avenue, Suite 700, Miami, Florida 33139. For the merger to go forward, the holders of a majority of the outstanding shares of CTD common stock and the holders of a majority of the outstanding shares of CTD Series A preferred stock, voting together on an as converted basis, must approve the merger and the merger agreement. Only stockholders who hold shares of CTD stock at the close of business on November 19, 2001 will be entitled to vote at the special meeting.


    CTD'S BOARD OF DIRECTORS HAS DETERMINED THAT THE TERMS AND CONDITIONS OF THE MERGER ARE IN THE BEST INTERESTS OF CTD AND ITS STOCKHOLDERS, AND RECOMMENDS THAT YOU APPROVE MERGER AND THE MERGER AGREEMENT.


    The accompanying joint proxy statement/prospectus provides detailed information about Endorex, CTD and the merger. Please give all of this information your careful attention. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE DISCUSSION IN THE SECTION ENTITLED "RISK FACTORS" ON PAGE 15 OF THE JOINT PROXY STATEMENT/PROSPECTUS.


    We invite you to attend the meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy card and return it to CTD in the enclosed envelope. If you attend the meeting, you may vote in person if you wish, even if you have previously returned your proxy card. It is important that your shares be represented and voted at the meeting. To approve the merger and merger agreement, you MUST vote "FOR" that proposal. We urge you to vote "FOR" this proposal, a necessary step in consummating the proposed merger.

                                          Sincerely,

                                          Colin Bier
                                          Chairman of the Board of Directors

                                          Steve H. Kanzer
                                          President and Chief Executive Officer

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THIS TRANSACTION OR THE SECURITIES OF ENDOREX TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


    THIS JOINT PROXY STATEMENT/PROSPECTUS IS DATED OCTOBER 23, 2001, AND WAS FIRST MAILED TO CTD STOCKHOLDERS ON OR ABOUT OCTOBER 26, 2001.



  1680 Michigan Avenue, Suite 700, Miami, Florida 33139 Ph: 305-777-2258 Fax:
                                  305-777-2249



                              www.corpdevelop.com

                     CORPORATE TECHNOLOGY DEVELOPMENT, INC.


                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 29, 2001


To Our Stockholders:


    Corporate Technology Development, Inc., or CTD, will hold a special meeting of stockholders at 10:00 a.m., local time, on November 29, 2001 at CTD's offices at 1680 Michigan Avenue, Suite 700, Miami, Florida 33139 to consider the following proposals:


        1. to approve the merger and the Agreement and Plan of Merger and Reorganization dated as of July 31, 2001 by and among Endorex Corporation, CTD and Roadrunner Acquisition, Inc., a wholly owned subsidiary of Endorex; and

        2. to transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

    CTD's board of directors has determined that the merger is in the best interests of CTD and its stockholders, and recommends that you vote to approve the merger and the merger agreement.

    The merger is described more fully in the accompanying joint proxy statement/prospectus, which we urge you to read carefully.


    Only CTD stockholders of record at the close of business on November 19, 2001 are entitled to notice of and to vote at the special meeting or any adjournment or postponement thereof.


    Your vote is important. To assure that your shares are represented at the special meeting, we urge you to complete, date and sign the enclosed proxy card and mail it promptly in the postage-paid envelope provided, whether or not you plan to attend the special meeting in person. You may revoke your proxy in the manner described in the accompanying joint proxy statement/prospectus at any time before it has been voted at the special meeting. You may vote in person at the special meeting even if you have returned a proxy card.

                                          By Order of the Board of Directors

                                          Colin Bier
                                          Chairman of the Board of Directors

                                          Steve H. Kanzer
                                          President and Chief Executive Officer


Miami, Florida
October 26, 2001



  1680 Michigan Avenue, Suite 700, Miami, Florida 33139 Ph: 305-777-2258 Fax:
                                  305-777-2249



                              www.corpdevelop.com

                               TABLE OF CONTENTS


                                                                PAGE
                                                              --------
QUESTIONS AND ANSWERS ABOUT THE MERGER......................         1
SUMMARY.....................................................         6
ENDOREX SUMMARY HISTORICAL FINANCIAL DATA...................        13
CTD SUMMARY HISTORICAL FINANCIAL DATA.......................        14
SUMMARY UNAUDITED PRO FORMA FINANCIAL INFORMATION...........        15
RISK FACTORS................................................        16
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS IN THIS
  JOINT PROXY STATEMENT/PROSPECTUS..........................        39
ENDOREX ANNUAL MEETING......................................        40
CTD SPECIAL MEETING.........................................        43
THE MERGER..................................................        45
AGREEMENT AND PLAN OF MERGER AND REORGANIZATION AND RELATED
  AGREEMENTS................................................        68
MARKET PRICE INFORMATION....................................        82
DESCRIPTION OF ENDOREX......................................        83
ENDOREX MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS.......................        91
ENDOREX'S MANAGEMENT AND EXECUTIVE COMPENSATION.............        94
PRINCIPAL STOCKHOLDERS OF ENDOREX...........................       104
DESCRIPTION OF ENDOREX CAPITAL STOCK........................       106
COMPARISON OF RIGHTS OF STOCKHOLDERS OF CTD AND ENDOREX.....       110
DESCRIPTION OF CTD..........................................       117
CTD MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS.......................       128
PRINCIPAL STOCKHOLDERS OF CTD...............................       132
PROPOSALS TO BE VOTED UPON BY ENDOREX STOCKHOLDERS AT THE
  ENDOREX ANNUAL MEETING....................................       135
PROPOSAL ONE: APPROVAL OF ISSUANCE OF ENDOREX COMMON STOCK,
  OPTIONS AND WARRANTS PURSUANT TO THE AGREEMENT AND PLAN OF
  MERGER AND REORGANIZATION.................................       136
PROPOSAL TWO: APPROVAL OF AMENDMENT TO AMENDED AND RESTATED
  CERTIFICATE OF INCORPORATION..............................       137
PROPOSAL THREE: ELECTION OF DIRECTORS.......................       138
PROPOSAL FOUR: APPROVAL OF AMENDMENT TO ENDOREX AMENDED AND
  RESTATED 1995 OMNIBUS INCENTIVE PLAN......................       142
PROPOSAL FIVE: APPROVAL OF FEBRUARY 21, 2001 OPTION GRANTS
  TO NON-EMPLOYEE MEMBERS OF THE BOARD OF DIRECTORS.........       153
PROPOSAL SIX: RATIFICATION OF INDEPENDENT PUBLIC
  ACCOUNTANTS...............................................       156
STOCKHOLDER PROPOSALS.......................................       158
OTHER MATTERS...............................................       158
PROPOSAL TO BE VOTED UPON BY CTD STOCKHOLDERS AT THE CTD
  SPECIAL MEETING...........................................       159
EXPERTS.....................................................       160
LEGAL MATTERS...............................................       160
WHERE YOU CAN FIND MORE INFORMATION.........................       160
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
  INFORMATION...............................................       P-1
INDEX OF CONSOLIDATED FINANCIAL STATEMENTS..................       F-1
INDEX TO APPENDICES.........................................      IA-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER
                             INTRODUCTORY QUESTIONS

Q: WHY ARE ENDOREX AND CTD PROPOSING A MERGER?

A: Endorex and CTD are proposing a merger for the reasons described in this joint proxy statement/prospectus, including their belief:

    - that the merged companies may provide enhanced opportunities for new drug product discoveries, and commercial alliances;

    - that the merger would likely benefit Endorex and CTD in their negotiations with potential collaborators, corporate partners, licensors and licensees;

    - that CTD's and Endorex's operations and strategic focus complement each other, in that they both focus on pre-approved drug compounds;

    - that the merger would result in operational and administrative cost savings; and

    - that CTD's and Endorex's management may be compatible.

Q: HOW IS ENDOREX PROPOSING TO ACQUIRE CTD?

A: Endorex proposes to acquire CTD by merging Roadrunner, a recently formed, wholly owned subsidiary of Endorex, with and into CTD. CTD will survive the merger as a wholly owned subsidiary of Endorex. Pursuant to the merger, all outstanding shares of capital stock of CTD (other than those shares as to which appraisal rights have been properly exercised) will be exchanged as follows: (a) each share of CTD common stock will be exchanged for 0.271443 of a share of Endorex common stock and (b) each share of CTD Series A preferred stock will be exchanged for 1.008466 shares of Endorex common stock. Pursuant to the terms of the merger agreement, Endorex expects to issue approximately
   9.4 million shares of its common stock and options and warrants exercisable for approximately 0.6 million shares of its common stock in substitution for CTD options and warrants.

Q: ARE THERE RISKS CTD AND ENDOREX STOCKHOLDERS SHOULD CONSIDER IN DETERMINING
   WHETHER TO VOTE FOR PROPOSALS IN CONNECTION WITH THE MERGER?


A: Yes. We have set out in the section entitled "Risk Factors" beginning on page 16 a number of risk factors that you should consider carefully in connection with the merger and the related exchange of CTD capital stock for Endorex common stock.


                       QUESTIONS FOR ENDOREX STOCKHOLDERS

Q: WHAT IS CTD?

A: CTD is a holding company that does business and carries out its operations primarily through its subsidiaries, four of which are majority owned and one of which is wholly owned by CTD. Discussions or statements contained in this joint proxy statement/prospectus that refer to the business of CTD refer to the combined business of CTD and its subsidiaries.

    CTD is a development stage pharmaceutical company focused on developing new oral or mucosal formulations of approved chemical entities, or ACEs, (drugs that have been previously approved by the Food and Drug Administration, or
    FDA) and products based upon ACEs that treat new indications. CTD currently has one drug in the phase III clinical trials and one drug in phase I clinical trials.

Q: WHY DOES THE ENDOREX BOARD OF DIRECTORS RECOMMEND THAT ENDOREX'S STOCKHOLDERS
   VOTE "FOR" THE ISSUANCE OF SHARES OF ENDOREX COMMON STOCK PURSUANT TO THE MERGER AGREEMENT?

A: Based on its consultations with Endorex's management, as well as Endorex's legal and financial advisors, and its careful consideration of the terms of the merger agreement and the transactions contemplated by the merger agreement, and for the reasons described in this joint proxy statement/prospectus, Endorex's board of directors believes that the terms of the merger are fair to and in the best interests of Endorex and its stockholders.

Q: WHY DOES ENDOREX NEED THE APPROVAL OF ITS STOCKHOLDERS?

A: Pursuant to the rules of the American Stock Exchange, or AMEX, Endorex is required to obtain stockholder approval for issuances of its common stock in connection with the acquisition of CTD because (a) certain affiliates of Endorex (such as directors, officers or principal stockholders) are also affiliates of CTD and (b) the Endorex common stock to be issued in connection with the merger exceeds 20% of Endorex's outstanding common stock.

Q: WHAT ELSE WILL I BE VOTING ON AT THE ANNUAL MEETING?


A: In addition to voting on the proposed issuance of shares of Endorex common stock, options and warrants pursuant to the merger agreement, Endorex's stockholders will also be asked to vote on:


    - the amendment of Endorex's Amended and Restated Certificate of Incorporation to change Endorex's name to DOR BioPharma, Inc.;

    - the election of six directors to serve until the next annual meeting of the stockholders of Endorex or until their successors are duly elected and qualified;

    - the amendment of Endorex's Amended and Restated 1995 Omnibus Incentive Plan to (i) increase the number of shares of Endorex common stock reserved for issuance by an additional 2,165,664 shares, (ii) implement a maximum annual limit of 500,000 shares of common stock by which the share reserve may increase annually over the term of the 1995 Plan under the automatic share increase provision and (iii) modify the automatic option grant program to (a) increase the initial option grants to newly-elected board members to 50,000 shares vesting immediately and (b) provide for annual option grants to continuing board members to 10,000 shares vesting over one year;

    - the February 21, 2001 option grants to each non-employee member of the Endorex board of directors to purchase 50,000 shares of Endorex common stock;

    - the ratification of the appointment of Ernst & Young LLP as Endorex's independent auditors for the fiscal year ending December 31, 2001; and

    - such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Q: HOW MANY VOTES DO I HAVE?


A: You are entitled to one vote for each share of Endorex common stock and approximately 13.55 votes for each share of Endorex Series B preferred stock (representing the number of shares of common stock into which each share of Series B preferred is convertible) that you owned at the close of business on October 23, 2001, the Endorex record date.

Q: SHOULD ENDOREX STOCKHOLDERS SEND IN THEIR STOCK CERTIFICATES?

A: No. Endorex stockholders will continue to own their shares of Endorex stock after the merger and should continue to hold their stock certificates.

                         QUESTIONS FOR CTD STOCKHOLDERS

Q: WHAT IS ENDOREX?

A: Endorex is a development stage drug delivery company focused on developing oral and mucosal formulations of macromolecular and small molecule drugs that are currently administered by injections. Endorex's core drug delivery technology is based on lipid systems, which can be used to encapsulate fragile drugs in a protective layer of polymerized lipids or liposomes. This process allows fragile drugs to survive the stress of the gastrointestinal tract and improve the bioavailability of water insoluble drugs.

Q: DO CTD'S STOCKHOLDERS HAVE TO APPROVE THE MERGER?

A: Yes. Delaware General Corporation Law requires that the holders of a majority of the outstanding shares of CTD common stock and the holders of a majority of the outstanding shares of CTD Series A preferred stock, voting together on an as converted basis, must approve the merger and the merger agreement.

Q: HOW MANY VOTES DO I HAVE?


A: You are entitled to one vote for each share of CTD common stock and one vote for each share of CTD Series A preferred stock (representing the number of shares of common stock into which each share of CTD Series A preferred stock is convertible) that you owned at the close of business on November 19, 2001, the CTD record date.


Q: WHAT RIGHTS DO I HAVE TO DISSENT FROM THE MERGER?

A: Those CTD stockholders who do not wish to accept Endorex common stock issued in connection with the merger have the right under Delaware law to have the fair value of their CTD shares determined by the Delaware Chancery Court. This right to appraisal is subject to a number of restrictions and technical requirements as described under "The Merger--Appraisal Rights of CTD Stockholders."

Q: WILL CTD STOCKHOLDERS BE ABLE TO SELL THE ENDOREX COMMON STOCK THAT THEY
   RECEIVE IN THE MERGER?


A: All shares of Endorex common stock that CTD stockholders receive in connection with the merger will be listed on AMEX and will be freely transferable unless the holder is considered an affiliate of CTD, at the time the merger is submitted to the vote of CTD stockholders, or an affiliate of Endorex for purposes of the Securities Act of 1933, as amended, or the Securities Act (such as directors, officers or principal stockholders). Shares of Endorex common stock and warrants held by these affiliates may be sold only in compliance with Rule 145 under the Securities Act or pursuant to an effective registration statement or an exemption under the Securities Act. Certain affiliates of CTD have additionally agreed not to sell or transfer their Endorex common stock, options and warrants until the date upon which Endorex has filed two reports on either Form 10-QSB or 10-KSB with the Securities and Exchange Commission, or SEC, for any two reporting periods subsequent to the effective date of the merger and thereafter only pursuant to an effective registration statement or an exemption under the Securities Act.

Q: WILL ANY PORTION OF THE ENDOREX COMMON STOCK ISSUED IN THE MERGER BE HELD IN
   ESCROW?

A: Yes. The merger agreement provides that 1,350,000 shares of the Endorex common stock to be issued in connection with the merger will be placed in escrow to indemnify Endorex for any damages or losses resulting from breaches of the merger agreement by CTD and for other specified matters. The escrow and indemnification provisions of the merger agreement, and the related escrow agreement, are described under "Agreement and Plan of Merger and Reorganization and Related Agreements--Indemnification" and "Agreement and Plan of Merger and Reorganization and Related Agreements--Related Agreements--Escrow Agreement."

Q: SHOULD CTD STOCKHOLDERS SEND IN THEIR STOCK CERTIFICATES NOW?

A: No. After the merger is completed, Endorex will send instructions to CTD stockholders explaining the procedure for exchanging their shares of common stock and Series A preferred stock of CTD for the appropriate number of shares of Endorex common stock.

Q: WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER?

A: In general, CTD stockholders will recognize no gain or loss for federal income tax purposes on the exchange of their CTD stock in the merger, except with respect to any cash they receive in lieu of a fractional share of Endorex stock, as described under "The Merger--Material Federal Income Tax Consequences.

                   QUESTIONS FOR ENDOREX AND CTD STOCKHOLDERS

Q: WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A: Endorex and CTD are working to complete the merger in the fourth quarter of 2001. Because the merger is subject to various conditions, however, we cannot predict the exact timing or assure you that those conditions will be fully satisfied by the fourth quarter of 2001, if at all.

Q: HOW MANY SHARES OF ENDOREX COMMON STOCK WILL ENDOREX ISSUE IN THE MERGER?

A: In connection with the merger, Endorex expects to issue approximately
   9.4 million shares of Endorex common stock and options and warrants exercisable for approximately 0.6 million shares of Endorex common stock in substitution for CTD options and warrants.

Q: WHAT PERCENTAGE OF ENDOREX WILL BE OWNED BY FORMER CTD STOCKHOLDERS
   IMMEDIATELY FOLLOWING THE MERGER?

A: Upon consummation of the proposed merger, CTD stockholders will own approximately 44% of the outstanding Endorex common stock, assuming the exercise of all outstanding Endorex options and warrants to be issued in substitution for CTD options and warrants. CTD stock options will be exchanged for options to purchase shares of Endorex common stock based on the CTD common stock exchange ratio and CTD warrants to acquire CTD Series A preferred stock will be exchanged for warrants to acquire Endorex common stock based on the CTD common stock exchange ratio.

Q: WHAT DO I NEED TO DO NOW?

A: After carefully reviewing this joint proxy statement/prospectus, Endorex and CTD stockholders should fill out the applicable proxy card, sign and date it, and promptly return it in the enclosed return envelope as soon as possible. If you abstain from voting your shares, it will have the same effect as a vote against the matters to be voted upon at the stockholder meeting other than the election of the Endorex board of directors.

Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. You can change your vote at any time before your proxy is voted at the annual or special meeting, as applicable. You can do this by:

    - sending a written notice to the corporate secretary of Endorex or CTD, as appropriate, stating that you would like to revoke your proxy;

    - completing and submitting a new proxy card with a later date; or

    - attending the annual or special meeting, as applicable, and voting in person.

Q: IF MY BROKER HOLDS MY SHARES IN STREET NAME, WILL MY BROKER VOTE MY SHARES
   FOR ME?

A: No. Your broker will not be able to vote your shares without instructions from you. If you have instructed your broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q: WHO CAN I CALL WITH QUESTIONS?

A: If you are a Endorex stockholder with questions about the merger, please call
   Steve J. Koulogeorge, Controller and Assistant Secretary of Endorex, at
   (847) 573-8990.

    If you are a CTD stockholder with questions about the merger, please call Nicholas Stergiopoulos, Director of Corporate Development of CTD, at
    (305) 777-2258.

                                    SUMMARY


    FOR YOUR CONVENIENCE, WE HAVE SUMMARIZED HERE INFORMATION THAT IS CONTAINED ELSEWHERE IN THIS DOCUMENT. THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE TRANSACTIONS MORE FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THESE TRANSACTIONS, YOU SHOULD CAREFULLY READ THIS DOCUMENT AND THE DOCUMENTS TO WHICH WE HAVE REFERRED. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 159. WE HAVE INCLUDED PAGE REFERENCES PARENTHETICALLY TO DIRECT YOU TO A MORE COMPLETE DESCRIPTION OF THE TOPICS IN THIS SUMMARY.


THE COMPANIES

ENDOREX CORPORATION
28101 Ballard Drive, Suite F
Lake Forest, Illinois 60045
(847) 573-8990


    Endorex Corporation is a development stage drug delivery company focused on developing oral and mucosal formulations of macromolecular and small molecule drugs that are currently administered by injections. Endorex's core drug delivery technology is based on lipid systems which can be used to encapsulate fragile drugs in a protective layer of polymerized lipids and liposomes. Endorex believes this process may allow fragile drugs to survive the stress of the gastrointestinal tract and improve the bioavailability of water insoluble drugs. Endorex also believes this will result in better patient compliance. Applications of Endorex's technology could result in oral versions of peptide hormones, such as insulin and human growth hormone, other sensitive peptide drugs and proteins, and nucleic acids such as DNA and RNA. Virtually all of these compounds are currently given to patients via injection.



CORPORATE TECHNOLOGY DEVELOPMENT, INC.
1680 Michigan Avenue, Suite 700
Miami, Florida 33139
(305) 777-2258



    CTD is a development stage pharmaceutical company. Its primary strategy is to develop, through its subsidiaries, innovative oral and mucosal formulations and new, therapeutic indications of drugs that previously have been approved by the FDA for marketing in the United States. Such compounds are known as approved chemical entities, or ACEs. CTD currently has two ACE drug products in clinical development, orBec-TM- and Oraprine-TM-; orBec-TM- is in phase III clinical trials and Oraprine-TM- is in phase I clinical trials. CTD also has a drug product in preclinical development, Metropt-TM-, for which an Investigational New Drug, or IND, application has been filed with and approved by the FDA.



THE MERGER (SEE PAGE 45)



    Endorex and CTD have entered into a merger agreement that provides for the merger of a newly formed, wholly owned subsidiary of Endorex into CTD. As a result, CTD will become a wholly owned subsidiary of Endorex. Stockholders of CTD will become stockholders of Endorex following the merger, and (a) each share of CTD common stock will be exchanged for 0.271443 of a share of Endorex common stock and (b) each share of CTD Series A preferred stock will be exchanged for
1.008466 shares of Endorex common stock. In connection with the merger, Endorex expects to issue a total of approximately 9.4 million shares of Endorex common stock and options and warrants exercisable for approximately 0.6 million shares of Endorex common stock in substitution for CTD options and warrants. We urge you to carefully read in its entirety the merger agreement, a copy of which is attached as Appendix I hereto.

VOTING OF PROXIES (SEE PAGE 41 & 43)


    To have your shares represented and voted at the applicable stockholder meeting, you must either attend and vote at the meeting in person or complete, date and sign the accompanying proxy card and promptly return it in the enclosed postage-paid envelope. All properly executed proxy cards that Endorex or CTD, as applicable, receive prior to the vote at the applicable stockholder meeting and that are not revoked, will be voted in accordance with the instructions indicated on the proxies or, if no instructions are given, to approve the proposals to be voted upon. A stockholder may revoke a proxy at any time before it is used by delivering to Endorex or CTD, as applicable, a signed notice of revocation or a later dated signed proxy card, or by attending the applicable stockholder meeting and voting in person.


STOCKHOLDER APPROVALS (SEE PAGE 41 & 44)


ENDOREX STOCKHOLDERS


    At the annual meeting, the affirmative vote of the holders of a majority of the shares of Endorex common stock, voting together with the holders of Endorex Series B preferred stock on an as converted basis, that are entitled to vote and are present or represented by proxy at the Endorex meeting is required to approve the proposals submitted to the Endorex stockholders for their approval, except (a) the election of directors which requires a plurality of the votes cast and (b) the amendment to the Amended and Restated Certificate of Incorporation which requires the approval of the holders of a majority of the outstanding shares of Endorex common stock, voting together with the holders of Endorex Series B preferred stock on an as converted basis. Endorex stockholders are entitled to one vote per share of Endorex common stock and approximately
13.55 votes per share of Endorex Series B preferred stock owned on October 23, 2001, the record date.



    As of October 15, 2001, directors and executive officers of Endorex and their affiliates beneficially owned an aggregate of 1,707,686 shares of Endorex common stock and 100,410 shares of Endorex Series B preferred stock (exclusive of any shares issuable upon the exercise of options) representing approximately 13.4% of the outstanding Endorex common stock and 100% of the outstanding Endorex Series B preferred stock on such date.


CTD STOCKHOLDERS


    At the special meeting, the affirmative vote of the holders of a majority of the outstanding shares of CTD common stock voting together with the holders of the outstanding shares of CTD Series A preferred stock, on an as converted basis, is required to approve the merger and the merger agreement. CTD stockholders are entitled to one vote per share of CTD common stock and one vote per share of CTD Series A preferred stock owned at the close of business on November 19, 2001, the record date. Pursuant to a voting agreement in the form attached as Appendix II hereto, certain CTD stockholders, including CTD's directors, executive officers and their affiliates, owning beneficially approximately 63% and 61% of CTD's common stock and Series A preferred stock, respectively, outstanding as of October 15, 2001 have agreed to vote all of their shares of CTD capital stock for approval of the merger, the merger agreement and the transactions contemplated thereby.



    As of October 15, 2001, directors and executive officers of CTD and their affiliates beneficially owned an aggregate of 2,872,453 shares of CTD common stock (exclusive of any shares issuable upon the exercise of options) and 1,000,000 shares of CTD Series A preferred stock, representing approximately 39.7% of the shares of CTD common stock and approximately 13.1% of the shares of CTD Series A preferred stock outstanding on such date.

TREATMENT OF CTD STOCK OPTIONS AND WARRANTS (SEE PAGE 66)


STOCK OPTIONS

    At the effective time of the merger and without any action on the part of the holders of CTD options, each option to acquire CTD common stock that is issued and outstanding immediately prior to the merger, and all rights in respect thereof, will be exchanged for an Endorex option to acquire Endorex common stock. Each Endorex option will be evidenced by a new stock option agreement issued by Endorex to each of the holders of a CTD option. Each such Endorex option will have, and be subject to, the same terms and conditions set forth in the applicable option holder's stock option agreements for the CTD options, as in effect on the date of the merger agreement, except that the number of shares and the exercise price of the CTD options will be changed to reflect the exchange ratio of 0.271443 of a share of Endorex common stock for each share of CTD common stock.

WARRANTS

    The holders of CTD warrants exercisable for CTD Series A preferred stock have agreed to amend such warrants prior to the effective time of the merger such that at the effective time of the merger and without any action on the part of the holders of CTD warrants issued and outstanding immediately prior to the merger, such warrants and all rights in respect thereof will be exchanged for Endorex warrants to acquire Endorex common stock. Each Endorex warrant will be evidenced by a new warrant agreement issued by Endorex to each of the holders of a CTD warrant. Each such Endorex warrant will have, and be subject to, the same terms and conditions set forth in the applicable warrant holder's warrant agreement (as such warrant agreement will be amended pursuant to the terms of the merger agreement) for the CTD warrants, as in effect on the date of the merger agreement, except that the number of shares and the exercise price of the CTD warrants will be changed to reflect the exchange ratio of 0.271443 of a share of Endorex common stock for each share of CTD preferred stock and will be exercisable for Endorex common stock instead of CTD Series A preferred stock.


COMPARISON OF STOCKHOLDER RIGHTS (SEE PAGE 110)


    As a result of the merger, CTD stockholders will become holders of shares of Endorex common stock. The rights of CTD stockholders are currently governed by the CTD charter, the CTD bylaws and the laws of the State of Delaware. Following the merger, the rights of all former holders of shares of CTD common stock and Series A preferred stock will be governed by the Endorex charter and the Endorex bylaws and will continue to be governed by the laws of the State of Delaware. In connection with the merger, CTD Series A preferred stock will be exchanged for common stock of Endorex. As a result of this exchange, holders of CTD's
Series A preferred stock will lose certain important rights.


RECOMMENDATIONS OF THE BOARDS OF DIRECTORS (SEE PAGE 42 & 44)


    The CTD and Endorex boards of directors have determined that the terms and conditions of the merger are in the best interests of their respective stockholders. The CTD board recommends that CTD stockholders vote "FOR" approval of the merger and the merger agreement, and the Endorex board recommends that Endorex stockholders vote "FOR" the issuance of the shares of Endorex common stock, options and warrants in connection with the merger.


OPINION OF ENDOREX FINANCIAL ADVISOR (SEE PAGE 52)


    In deciding to approve the merger, the board of directors of Endorex considered, among various factors described below in "The Merger--Endorex's Reasons for the Merger and Recommendation of the Endorex Board of Directors," the opinion of its independent financial advisor, Wells Fargo Van Kasper, or WFVK.

    On July 13, 2001, WFVK delivered its oral opinion to the Endorex board of directors that, as of that date, the consideration to be received from CTD stockholders (the exchange ratio) was fair from a financial point of view to the stockholders of Endorex. WFVK subsequently confirmed its oral opinion by delivering a written opinion dated July 13, 2001. The full text of the written opinion sets forth the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion and is attached as Appendix III hereto. You should read this opinion in its entirety. WFVK'S OPINION IS DIRECTED TO ENDOREX'S BOARD OF DIRECTORS AND ADDRESSES ONLY THE FAIRNESS OF THE EXCHANGE RATIO PURSUANT TO THE MERGER AGREEMENT FROM A FINANCIAL POINT OF VIEW TO THE STOCKHOLDERS OF ENDOREX AS OF THE DATE OF THE OPINION, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW STOCKHOLDERS SHOULD VOTE ON ANY MATTER RELATING TO THE MERGER.



INTERESTS OF CERTAIN PERSONS IN THE MERGER AND POTENTIAL CONFLICTS OF INTEREST
  (SEE PAGE 59)



    When considering the recommendations of the boards of directors of Endorex and CTD regarding the merger, you should be aware that some directors and officers may have interests in the merger that are different from, or in addition to, yours. As a result, these directors and officers may be more likely to recommend approval of the merger, the merger agreement and the transactions contemplated thereby than CTD and Endorex stockholders generally. See "The Merger--Interests of Certain Persons in the Merger and Potential Conflicts of Interest."



CONDITIONS TO COMPLETION OF THE MERGER (SEE PAGE 69)


    Whether Endorex and CTD complete the merger depends on a number of conditions being satisfied in addition to Endorex stockholders' approval of the issuance of Endorex common stock, options and warrants and CTD stockholders' approval of the merger and the merger agreement. However, either Endorex or CTD may choose to complete the merger even though one or more of these conditions has not been satisfied, as long as the applicable law allows them to do so. Neither Endorex nor CTD can be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.


TERMINATION OF THE MERGER AGREEMENT (SEE PAGE 75)



    At any time prior to the effective time of the merger, the merger agreement may be terminated by the mutual agreement of Endorex and CTD. Also, CTD or Endorex can decide, without the other's consent, to terminate the merger agreement:



    - if the merger has not been completed on or before December 31, 2001;



    - if the other party has breached the merger agreement; or



    - for certain other reasons.



TERMINATION FEE AND EXPENSES (SEE PAGE 76)


    CTD and Endorex have each agreed to pay the other party, under certain circumstances, reasonable costs and expenses incurred in connection with the merger agreement and a termination fee of $1,000,000.


NO SOLICITATION OF TRANSACTIONS (SEE PAGE 74)


    The merger agreement prohibits Endorex from directly or indirectly taking certain actions relating to the solicitation of alternative proposals or offers for Endorex to acquire other entities, except in limited circumstances, and CTD is prohibited from directly or indirectly taking certain actions relating to the solicitation of competing proposals or offers to acquire all or any part of CTD's stock or assets.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (SEE PAGE 61)



    The merger is intended to qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended, or Internal Revenue Code. If the merger qualifies as a reorganization, CTD stockholders generally will recognize no gain or loss for United States federal income tax purposes on the exchange of CTD stock for shares of Endorex common stock pursuant to the merger, except for cash received in lieu of fractional shares of Endorex common stock. Consummation of the merger is conditioned upon each of CTD and Endorex receiving a legal opinion from outside counsel that the merger constitutes a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.


    Tax matters are very complicated and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult with your own tax advisor for a full understanding of all tax consequences of the merger to you.


ANTICIPATED ACCOUNTING TREATMENT OF THE MERGER (SEE PAGE 61)


    Endorex intends to treat the merger as a purchase for accounting and financial reporting purposes, which means that CTD will be treated as a separate entity for periods prior to the closing, and thereafter as a wholly-owned subsidiary of Endorex.


MARKET PRICE INFORMATION (SEE PAGE 82)



    Endorex common stock is traded on AMEX under the symbol "DOR." On July 31, 2001, the last trading day before announcement of the proposed merger, the closing price per share of Endorex common stock on AMEX was $1.13. On
October 15, 2001, the latest practicable trading day before this joint proxy statement/prospectus was printed, the closing price per share of Endorex common stock was $.90. CTD is unable to provide information with respect to the market price of CTD stock because there is no established trading market for CTD stock.



RESTRICTIONS ON THE ABILITY TO SELL ENDOREX STOCK (SEE PAGE 67)



    All shares of Endorex common stock that CTD stockholders receive in connection with the merger will be freely transferable unless the holder is considered an affiliate of CTD, at the time the merger is submitted to the vote of CTD stockholders, or an affiliate of Endorex for purposes of the Securities Act (such as officers, directors and principal stockholders). Shares of Endorex common stock and warrants held by these affiliates may be sold or transferred only pursuant to an effective registration statement or an exemption under the Securities Act. Certain affiliates of CTD have additionally agreed not to sell or transfer their Endorex common stock, options and warrants until the date upon which Endorex shall have filed two reports on either Form 10-QSB or 10-KSB with the SEC for any two reporting periods subsequent to the effective date of the merger and thereafter only pursuant to an effective registration statement or an exemption under the Securities Act.



APPRAISAL RIGHTS (SEE PAGE 63)



    Under the Delaware General Corporation Law, any holder of shares of CTD stock who does not wish to accept the merger consideration in respect of its shares has the right to dissent from the merger and to seek an appraisal of, and to be paid the fair cash value (exclusive of any element of value arising from the accomplishment or expectation of the merger) for, its shares of stock, as determined by a court, together with a fair rate of interest, if any, provided that the stockholder fully complies with the provisions of Section 262 of the Delaware General Corporation Law. A copy of Section 262 is attached as
Appendix IV hereto. If you properly request appraisal, the fair value of your shares will be determined by the Delaware Court of Chancery and may be less than or greater than the value of the consideration to be paid to CTD stockholders who do not seek appraisal. This right to appraisal is subject to a number of restrictions and technical requirements. If you fail to strictly comply with all of the restrictions and requirements, you will lose your appraisal rights. Generally, in order to exercise your appraisal rights you must:

    - send a written demand to CTD for appraisal in compliance with the Delaware General Corporation Law BEFORE the proposal to approve the merger is voted on;

    - not vote in favor of approving the merger and merger agreement; and

    - continuously hold your CTD common stock from the date you make the demand for appraisal through the completion of the merger.


    MERELY VOTING AGAINST THE APPROVAL OF THE MERGER AND THE MERGER AGREEMENT WILL NOT PROTECT YOUR RIGHTS TO AN APPRAISAL. THE REQUIREMENTS UNDER DELAWARE LAW FOR EXERCISING APPRAISAL RIGHTS ARE DESCRIBED IN FURTHER DETAIL IN THE SECTION OF THIS JOINT PROXY STATEMENT/PROSPECTUS ENTITLED "APPRAISAL RIGHTS OF CTD STOCKHOLDERS" BEGINNING ON PAGE 63. THE COMPLETE TEXT OF SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW IS ATTACHED AS APPENDIX IV HERETO.


    If you vote in favor of approving the merger and the merger agreement, you will waive your rights to seek appraisal of your shares of CTD common stock under Delaware law.


    Endorex will not be obligated to complete the merger if CTD stockholders entitled to receive more than 250,000 shares of Endorex common stock to be issued in connection with the merger properly exercise their appraisal rights under Delaware law. However, Endorex may nevertheless waive its right not to complete the merger if the 250,000 share threshold is exceeded.



ESCROW AGREEMENT (SEE PAGE 78)


    1,350,000 shares of Endorex common stock to be issued in the merger will be deposited into an escrow fund to indemnify Endorex for any losses or damages resulting from breaches of the merger agreement by CTD and for other specified matters. Except in limited circumstances, the escrow shares are Endorex's exclusive remedy for claims for indemnification and Endorex will receive compensation only if its aggregate damages exceed $100,000. On each of March 31, 2002, September 30, 2002 and March 31, 2003, 674,975, 337,502 and
337,523 shares of Endorex common stock, respectively, less any shares subject to an indemnification claim or which have been distributed to Endorex pursuant to indemnification claims, shall be distributed to the CTD stockholders from the escrow.


    The form of the escrow agreement is attached as Appendix V hereto. CTD stockholders will be required to execute the escrow agreement in connection with the closing of the merger. You are encouraged to read the escrow agreement in its entirety.


TRADEMARKS

    This document contains trademarks of Endorex, CTD and others.


OTHER ENDOREX PROPOSALS (SEE PAGE 40)


    At the Endorex annual meeting, Endorex is also presenting to its stockholders the following proposals:

    - amendment of Endorex's Amended and Restated Certificate of Incorporation changing Endorex's name to DOR BioPharma, Inc.;

    - election of six directors to serve until the next annual meeting of the stockholders of Endorex or until their successors are duly elected and qualified;

    - approval of an amendment of Endorex's Amended and Restated 1995 Omnibus Incentive Plan to (i) increase the number of shares of Endorex common stock reserved for issuance by an additional 2,165,664 shares,
      (ii) implement a maximum annual limit of 500,000 shares of common stock by which the share reserve may increase annually over the term of the 1995 Plan under the automatic share increase provision and (iii) modify the automatic option grant program to (a) increase the initial option grants to newly-elected board members to 50,000 shares vesting immediately and
      (b) provide for annual option grants to continuing board members for 10,000 shares vesting over one year;


    - approval of the February 21, 2001 option grants to each non-employee member of the Endorex board of directors to purchase 50,000 shares of Endorex common stock;

    - ratification of the appointment of Ernst & Young LLP as Endorex's independent auditors for the fiscal year ending December 31, 2001; and

    - transaction of such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

                   ENDOREX SUMMARY HISTORICAL FINANCIAL DATA

    The summary financial data presented below as of December 31, 2000 and for the five years ended December 31, 2000 is derived from the audited consolidated financial statements of Endorex. The summary financial data presented below as of and for the six months ended June 30, 2000 and June 30, 2001 and the cumulative period since inception of Endorex to June 30, 2001 is derived from the unaudited consolidated financial statements of Endorex. The data set forth below should be read in conjunction with Endorex's consolidated financial statements and accompanying notes and "Endorex Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this joint proxy statement/prospectus.

                             PERIOD FROM
                          FEBRUARY 1, 1996                                                                  SIX MONTHS ENDED
                           TO DECEMBER 31,                   YEAR ENDED DECEMBER 31,                            JUNE 30,
                          -----------------   ------------------------------------------------------   --------------------------
                                1996             1997           1998          1999          2000           2000          2001
                          -----------------   -----------   ------------   -----------   -----------   ------------   -----------
                                                                                                       (UNAUDITED)    (UNAUDITED)
STATEMENT OF OPERATIONS
  DATA:
SBIR contract revenue...     $        --      $        --   $         --   $        --   $        --   $        --    $       --
Operating expenses:
  SBIR contract research
    and development.....              --               --             --            --            --            --            --
  Proprietary research
    and development.....       1,141,926        1,826,066      1,977,994     2,028,945       956,742       468,193     1,171,494
  General and
    administrative......         865,831        1,450,828      3,500,682     3,046,684     2,101,767       981,521       908,269
                             -----------      -----------   ------------   -----------   -----------   -----------    -----------
    Total operating
      expenses..........       2,007,757        3,276,894      5,478,676     5,075,629     3,058,509     1,449,714     2,079,763
                             -----------      -----------   ------------   -----------   -----------   -----------    -----------
Loss from operations....      (2,007,757)      (3,276,894)    (5,478,676)   (5,075,629)   (3,058,509)   (1,449,714)   (2,079,763)
Equity in losses from
  joint ventures........                                     (17,097,975)   (2,865,908)   (2,682,368)   (1,578,856)     (577,661)
Other income............                                                         3,790       250,000            --        (1,577)
Interest income.........          44,880          185,642        799,335       488,582       747,073       320,965       294,686
Interest expense........                         (153,074)       (15,854)      (51,854)      (51,889)      (23,019)      (27,320)
                             -----------      -----------   ------------   -----------   -----------   -----------    -----------
Net loss................      (1,962,877)      (3,244,326)   (21,793,170)   (7,501,019)   (4,795,693)   (2,730,624)   (2,391,635)
Preferred stock
  dividends.............              --               --       (713,187)   (1,285,413)   (1,382,200)     (687,378)     (737,142)
                             -----------      -----------   ------------   -----------   -----------   -----------    -----------
Net loss applicable to
  common stockholders...     $(1,962,877)     $(3,244,326)  $(22,506,357)  $(8,786,432)  $(6,177,893)  $(3,418,002)   $(3,128,777)
                             ===========      ===========   ============   ===========   ===========   ===========    ===========


                          CUMULATIVE PERIOD
                            FEBRUARY 15,
                          1985 (INCEPTION)
                          TO JUNE 30, 2001
                          -----------------
                             (UNAUDITED)
STATEMENT OF OPERATIONS
  DATA:
SBIR contract revenue...    $    100,000
Operating expenses:
  SBIR contract research
    and development.....          86,168
  Proprietary research
    and development.....      16,004,499
  General and
    administrative......      13,980,313
                            ------------
    Total operating
      expenses..........      30,070,980
                            ------------
Loss from operations....     (29,970,980)
Equity in losses from
  joint ventures........     (23,223,912)
Other income............         253,725
Interest income.........       3,336,274
Interest expense........        (340,630)
                            ------------
Net loss................     (49,945,523)
Preferred stock
  dividends.............      (4,117,942)
                            ------------
Net loss applicable to
  common stockholders...    $(54,063,465)
                            ============

                                                              DECEMBER 31,     JUNE 30,         JUNE 30,
                                                                  2000           2000             2001
                                                              -------------   -----------   -----------------
                                                                              (UNAUDITED)      (UNAUDITED)
BALANCE SHEET DATA:
Cash and cash equivalents...................................   $10,831,266    $10,170,382     $  9,808,676
Working capital.............................................    10,112,440    12,267,644         6,626,974
Total assets................................................    13,669,458    15,012,487        11,582,177
Total stockholders' equity (deficit)........................       880,633     3,285,321        (1,846,269)

                     CTD SUMMARY HISTORICAL FINANCIAL DATA


    The summary financial data presented below for the fiscal years ended December 31, 2000, December 31, 1999 and December 31, 1998 and as of
December 31, 2000 are derived from the audited consolidated financial statements of CTD. The summary financial data presented below for the six months ended
June 30, 2001 and June 30, 2000 and the period from January 1, 1998 (commencement of operations) through June 30, 2001 and as of June 30, 2001 is derived from the unaudited financial statements of CTD. The data set forth below should be read in conjunction with CTD's consolidated financial statements and accompanying notes and "CTD Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this joint proxy statement/ prospectus.



                                                                                                                   PERIOD FROM
                                                                                                                 JANUARY 1, 1998
                                                                                                                  (COMMENCEMENT
                                             YEAR ENDED DECEMBER 31,                  SIX MONTHS ENDED            OF OPERATIONS)
                                     ---------------------------------------   -------------------------------   THROUGH JUNE 30,
                                        1998          1999          2000       JUNE 30, 2000    JUNE 30, 2001          2001
                                     -----------   -----------   -----------   --------------   --------------   ----------------
                                                                                (UNAUDITED)      (UNAUDITED)       (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Interest income....................  $   214,000   $   167,000   $   428,000     $ 230,000       $   173,000       $   982,000
                                     -----------   -----------   -----------     ---------       -----------       -----------

General and administrative
  expenses.........................      991,000     1,528,000     1,354,000       607,000           724,000         4,597,000

Research and development
  expenses.........................       96,000       955,000     1,324,000       558,000           880,000         3,255,000

Write-off of licenses..............           --     1,822,000            --            --                --         1,822,000
                                     -----------   -----------   -----------     ---------       -----------       -----------

                                       1,087,000     4,305,000     2,678,000     1,165,000         1,604,000         9,674,000

                                        (873,000)   (4,138,000)   (2,250,000)     (935,000)       (1,431,000)       (8,692,000)

Gain on sale of license............           --     3,052,000            --            --                --         3,052,000
                                     -----------   -----------   -----------     ---------       -----------       -----------

Loss before minority interest and
  discontinued operations..........     (873,000)   (1,086,000)   (2,250,000)     (935,000)       (1,431,000)       (5,640,000)

Minority interest in net income of
  subsidiary.......................           --      (298,000)           --            --                --          (298,000)
                                     -----------   -----------   -----------     ---------       -----------       -----------

Loss from continuing operations....     (873,000)   (1,384,000)   (2,250,000)     (935,000)       (1,431,000)       (5,938,000)

Loss from operations of
  discontinued subsidiary..........   (3,121,000)   (4,852,000)           --            --                --        (7,973,000)

Gain on sale of discontinued
  subsidiary.......................           --     4,956,000            --            --                --         4,956,000
                                     -----------   -----------   -----------     ---------       -----------       -----------

Net loss...........................  $(3,994,000)  $(1,280,000)  $(2,250,000)    $(935,000)      $(1,431,000)      $(8,955,000)
                                     ===========   ===========   ===========     =========       ===========       ===========



                                                              DECEMBER 31, 2000   JUNE 30, 2001
                                                              -----------------   --------------
                                                                                   (UNAUDITED)
BALANCE SHEET DATA:
Cash and cash equivalents...................................      $6,508,000        $5,072,000

Liabilities.................................................      $  279,000        $  242,000

Working Capital.............................................      $6,249,000        $4,831,000

Total assets................................................      $6,645,000        $5,205,000

Stockholders' Equity........................................      $6,366,000        $4,963,000

                          SUMMARY UNAUDITED PRO FORMA
                             FINANCIAL INFORMATION

    The following table presents summary pro forma financial information related to Endorex's proposed acquisition of CTD and should be read in conjunction with the introduction to the unaudited pro forma financial information and related notes included elsewhere in this joint proxy statement/ prospectus. This information has been derived from each company's respective financial statements and notes, which are included elsewhere in this joint proxy statement/prospectus. The unaudited summary pro forma financial information below presents Endorex's statement of operations data on a pro forma basis to reflect the proposed acquisition of CTD as though the transaction had occurred on January 1, 2000 and presents balance sheet data on a pro forma basis as though the transaction occurred on June 30, 2001. You should not rely on the unaudited summary pro forma financial information as an indication of the results of operations or financial position that would have been achieved if the acquisition had taken place earlier or as an indication of the results of operations or financial position of Endorex after completion of the acquisition.

                                                                  YEAR       SIX MONTHS
                                                                 ENDED          ENDED
                                                              DECEMBER 31,    JUNE 30,
                                                                  2000          2001
                                                              ------------   -----------
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS DATA:
Revenue.....................................................  $        --    $        --
Operating expenses..........................................    6,818,066      4,221,014
Loss from operations........................................   (6,818,066)    (4,221,014)
Net loss....................................................   (8,127,250)    (4,359,886)
Net loss applicable to common stockholders..................   (9,509,450)    (5,097,028)
Basic and diluted net loss per share applicable to common
  stockholders..............................................  $     (0.44)   $     (0.23)
Basic and diluted weighted average common shares
  outstanding...............................................   21,628,144     22,175,742

                                                                             JUNE 30,
                                                                               2001
                                                                            -----------
UNAUDITED PRO FORMA BALANCE SHEET DATA:
Cash and cash equivalents...................................                $14,880,676
Working capital.............................................                 11,457,974
Total assets................................................                 21,155,082
Long-term liabilities, net of current portion...............                    162,754
Total stockholders' equity..................................                  7,484,636

                                  RISK FACTORS

    BY VOTING IN FAVOR OF THE MERGER, CTD STOCKHOLDERS WILL BE CHOOSING TO INVEST IN ENDOREX COMMON STOCK. AN INVESTMENT IN ENDOREX COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/ PROSPECTUS IN DECIDING WHETHER TO VOTE FOR THE MERGER (OR, IN THE CASE OF ENDOREX STOCKHOLDERS, IN EVALUATING WHETHER TO VOTE IN FAVOR OF THE ISSUANCE OF SHARES OF ENDOREX COMMON STOCK, OPTIONS AND WARRANTS IN CONNECTION WITH THE MERGER). IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, THE BUSINESS AND PROSPECTS OF CTD OR ENDOREX MAY BE SERIOUSLY HARMED AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

                          RISKS RELATED TO THE MERGER


CTD STOCKHOLDERS WILL RECEIVE A FIXED NUMBER OF SHARES OF ENDOREX COMMON STOCK DESPITE CHANGES IN MARKET VALUE OF ENDOREX COMMON STOCK OR CHANGES IN THE VALUE OF CTD. THE DOLLAR VALUE OF ENDOREX COMMON STOCK RECEIVED IN THE MERGER MAY INCREASE OR DECREASE AFTER CTD STOCKHOLDERS SUBMIT THEIR PROXIES.



    Endorex expects to issue approximately 9.4 million shares of Endorex common stock in exchange for all outstanding shares of CTD capital stock and to make certain payments to CTD employees in connection with the merger. In addition, Endorex expects to issue options and warrants exercisable for approximately
0.6 million shares of Endorex common stock in substitution for CTD options and warrants in connection with the merger. There will be no adjustment for changes in the market price of Endorex common stock. In addition, neither CTD nor Endorex may terminate the merger agreement or "walk away" from the merger or resolicit the vote of its stockholders solely because of changes in the market price of Endorex common stock.



    Accordingly, the specific dollar value of Endorex common stock that CTD stockholders will receive upon the merger's completion will depend upon the market value of Endorex common stock when the merger is completed, which could be lower than it was on the date you submit your proxy. The market price of Endorex common stock is by nature subject to the general price fluctuations in the market for publicly traded equity securities as well as substantial price fluctuations associated with development stage drug delivery companies. The market price of Endorex common stock has experienced significant volatility in the past. We urge you to obtain current market quotations for Endorex common stock. Endorex cannot predict or give any assurances regarding the market price of Endorex common stock at any time before or after the completion of the merger.


THE MERGER WILL RESULT IN AN IMMEDIATE AND SUBSTANTIAL INCREASE IN ENDOREX'S NET LOSS.

    The merger would, on a pro forma basis, increase Endorex's net loss (before preferred dividends) from a loss of $4.8 million to a loss of $8.1 million for the year ended December 31, 2000. This increase in Endorex's loss from operations could have a negative impact on the market price of Endorex's common stock. Analysts and investors carefully review a company's earnings per share and often base investment decisions on a company's operating profits and losses and per share earnings.

ENDOREX'S STOCKHOLDERS WILL BE SUBSTANTIALLY DILUTED AS A RESULT OF THE MERGER.


    Endorex will issue approximately 9.4 million shares of Endorex common stock and options and warrants exercisable for approximately 0.6 million shares of Endorex common stock in substitution for CTD options and warrants in connection with the merger. As of October 15, 2001, there were 12,741,858 shares of Endorex common stock outstanding. Upon completion of the merger, CTD stockholders will collectively own approximately 44% of Endorex's outstanding common stock assuming exercise of all Endorex options and warrants issued in substitution for CTD options and warrants. Therefore, after the merger, current Endorex stockholders will face immediate and substantial dilution and the CTD stockholders could exert significant influence over the matters of Endorex.

THE EXERCISE PRICE OF CERTAIN ENDOREX WARRANTS AND THE CONVERSION PRICE OF THE SERIES B AND SERIES C PREFERRED STOCK OF ENDOREX MAY BE SUBJECT TO ADJUSTMENT AS A RESULT OF THE MERGER, THEREBY DILUTING ENDOREX STOCKHOLDERS.



    Certain warrants issued by Endorex and the Series B and Series C preferred stock of Endorex are subject to anti-dilution provisions that adjust the exercise price of the warrants and the conversion price of the Series B and Series C preferred stock. Depending upon the price per share of Endorex common stock as quoted on AMEX or any other national exchange at the effective time of the merger, the exercise price of the warrants and the conversion price of the Series B and C preferred stock may be adjusted, resulting in the issuance of a greater number of shares of Endorex common stock upon the exercise of the warrants and the conversion of the Series B and Series C preferred stock and diluting Endorex stockholders.


ENDOREX AND CTD MAY NOT SUCCESSFULLY MEET THE CHALLENGES NECESSARY TO REALIZE THE POTENTIAL BENEFITS OF THE MERGER.

    Endorex and CTD will need to overcome significant issues in order to realize any benefits or synergies from the merger, including, but not limited to, the following challenges:

    - developing and commercializing existing product candidates of both companies;


    - integrating the operations, business models and research and development of both companies;


    - integrating CTD product candidates and technology with Endorex drug delivery technology;

    - developing or acquiring new product candidates or technology;

    - successfully commercializing future product candidates or technology;

    - obtaining FDA approval for the product candidates of both companies;

    - developing and commercializing products that can successfully compete with similar products; and

    - raising sufficient funds to develop and commercialize product candidates.

    The successful completion of these post-merger events will involve considerable difficulty and there can be no assurance that Endorex will be able to overcome these obstacles, or that there will be a market for existing product candidates or new products developed by Endorex after the merger. Endorex's failure to do so could have a material adverse effect on the combined company's business, financial condition and operating results or could result in the loss of key personnel. In addition, the attention and effort devoted to the integration of the two companies may divert management's attention from other important issues, and could seriously harm the combined company.

THE MARKET PRICE OF ENDOREX COMMON STOCK MAY DECLINE AS A RESULT OF THE MERGER.

    The market price of Endorex common stock may decline as a result of the merger if:

    - investors or analysts do not view the merger favorably;

    - the integration of Endorex and CTD is unsuccessful;

    - Endorex does not achieve the perceived benefits of the merger as rapidly or to the extent anticipated by the two companies, financial or industry analysts or investors;


    - the effect of the merger on Endorex's financial results is not consistent with the expectations of both companies, financial or industry analysts or investors;

    - the combined company fails to successfully develop or market the product candidates of Endorex and CTD; or

    - the demand for CTD and Endorex products fails to develop or diminishes.


ENDOREX'S AND CTD'S OFFICERS AND DIRECTORS MAY HAVE INTERESTS IN THE MERGER DIFFERENT FROM THOSE OF THE STOCKHOLDERS OF ENDOREX AND CTD THAT MAY INFLUENCE THEM TO SUPPORT OR APPROVE THE MERGER.



    Endorex's and CTD's current directors and officers may have interests in the merger that are in addition to, or different from, the interests of other Endorex and CTD stockholders. These interests include:


    - Pursuant to the terms of the merger agreement, CTD's current directors and officers will, after the merger, be indemnified by CTD and, for a period of six years thereafter, benefit from insurance coverage for liabilities that arise from their service as directors and officers of CTD prior to the merger.


    - Pursuant to the terms of the merger agreement, after the closing of the merger, Dr. Colin Bier, Guy Rico and Peter Kliem, currently directors of CTD, will become directors of Endorex. Mr. Rico and Mr. Kliem, as non-employee directors, will upon appointment and subject to the approval of Proposal Four by the Endorex stockholders at the Endorex annual meeting, receive an option exercisable for 50,000 shares of Endorex common stock and will thereafter each receive options exercisable for an additional 10,000 shares of Endorex common stock at each annual meeting of the Endorex stockholders vesting one year from the date of grant. If Proposal Four is not approved, then each will receive an option exercisable for 42,000 shares of Endorex common stock upon their appointment to the Endorex board of directors and will thereafter each receive an option exercisable for 12,000 shares of Endorex common stock for every two years they serve as a non-employee director of Endorex.



    - Concurrently with the closing of the merger, Dr. Bier, the Chairman of the board of directors of CTD, will enter into an agreement with Endorex to become the Chairman of the board of directors and the Chief Executive Officer of Endorex. Pursuant to this agreement, Dr. Bier will receive an initial annual base salary of $275,000 and options exercisable for 700,000 shares of Endorex common stock.



    - Pursuant to the terms of the merger agreement, Steve H. Kanzer, the President and a director of CTD, will receive a payment of 250,000 shares of Endorex common stock upon the closing of the merger.



    - Concurrently with the closing of the merger, Mr. Kanzer will enter into a noncompetition and nonsolicitation agreement with Endorex whereby he will be paid approximately $250 per hour for any time incurred while assisting Endorex in obtaining and enforcing patents, copyrights or trademarks for any intellectual property acquired or discovered by Mr. Kanzer during the course of performing services for or acting as an employee or officer of CTD.


    - Pursuant to the terms of the merger agreement, Nicholas Stergiopoulos, the Director of Corporate Development of CTD, will receive a payment of 133,334 shares of Endorex common stock upon the closing of the merger.


    - Concurrently with the closing of the merger, Mr. Stergiopoulos will enter into a consulting agreement with Endorex whereby he will be paid approximately $8,200 per calendar month for a period of six months. In addition, Mr. Stergiopoulos will receive 1% of the proceeds of any licensing or asset sale transaction between RxEyes, Inc., a majority owned subsidiary of CTD, and a certain third party or its affiliates, if that license agreement or asset sale was consummated due to the efforts of Mr. Stergiopoulos.

    - Pursuant to a voting agreement in the form attached as Appendix II hereto among Endorex, CTD, Roadrunner and the other parties thereto, certain CTD stockholders, including CTD's directors, executive officers and their affiliates, owning beneficially approximately 63% and 61% of CTD's common stock and Series A preferred stock, respectively, outstanding as of October 15, 2001 have agreed to vote all of their shares of CTD common stock and Series A preferred stock for approval of the merger, the merger agreement and the transactions contemplated thereby.


    - The officers and directors of CTD own in the aggregate options exercisable for 1,322,725 shares of CTD common stock at an exercise price of $.20 per share which will be assumed by Endorex and exchanged for Endorex options exercisable for 359,042 shares of Endorex common stock at an exercise price of $.74 per share.


    Mr. Kanzer is a director of Endorex and the President and Chief Executive Officer and a director of CTD. As of October 15, 2001, Mr. Kanzer beneficially owned 1.92% of Endorex's common stock and 21.0% of CTD's common stock.
Mr. Kanzer serves on the board of directors of Endorex as a nominee of the Aries Master Fund II and the Aries Domestic Fund, who subsequently transferred their right to nominate a member to the board of directors of Endorex to Aries
Select, Ltd., or Aries, and Aries Select I LLC, or Aries I, each of which is a principal stockholder of Endorex. Aries Select II LLC, or Aries II, is also a stockholder of Endorex.



    Paramount Capital Asset Management, Inc., or PCAM, is the investment manager of Aries and the managing member of each of Aries I and Aries II. Lindsay A. Rosenwald, M.D. is the Chairman and sole stockholder of PCAM and Paramount Capital, Inc., or Paramount. As of October 15, 2001, Dr. Rosenwald beneficially owned 34.0% of Endorex's common stock. Paramount has acted as a placement agent in connection with certain private placements of Endorex's common stock, as a finder in connection with a private placement of Endorex's common stock and warrants, and as a financial advisor to Endorex. In addition, certain officers, employees and associates of Paramount and its affiliates own securities of Endorex and a subsidiary of Endorex.



    Dr. Rosenwald is also the Chairman and sole stockholder of Huntington Street Company, or Huntington Street, and June Street Company, or June Street, and is the sole member of Paramount Capital Drug Development Holdings LLC, or Paramount Holdings. Paramount Holdings and Dr. Rosenwald's wife are principal stockholders of CTD. Dr. Rosenwald, Huntington Street and June Street are also stockholders of CTD. In addition, certain officers, employees and associates of Paramount and its affiliates own securities of CTD and subsidiaries of CTD. Paramount has also acted as a placement agent in connection with certain private placements of CTD's Series A preferred stock. As of October 15, 2001, Dr. Rosenwald beneficially owned 56.5% of CTD's common stock and 6.0% of CTD's Series A preferred stock. Additionally, as of October 15, 2001, Dr. Rosenwald's wife beneficially owned 8.9% of CTD's common stock.



    Mr. Peter Kash, an employee of Paramount who beneficially owns 5.0% of CTD's common stock and is a security holder of Endorex, and Mr. Martin Kratchman, an employee of Paramount who is a security holder of both Endorex and CTD, will, at the closing of the merger, receive options to acquire an aggregate of 100,000 shares of common stock of Endorex. Mr. Kash and Mr. Kratchman are receiving the options as compensation for their financial advisory services to Endorex in connection with the merger.



    For the above reasons, the directors and officers of Endorex and CTD who are entitled to vote at Endorex's annual meeting of stockholders and CTD's special meeting of stockholders could be more likely to vote to approve the merger, the merger agreement and the transactions contemplated thereby than if they did not have these interests. Endorex and CTD stockholders should consider whether these interests may have influenced these directors and officers to support or recommend the merger.

FAILURE TO COMPLETE THE MERGER COULD NEGATIVELY IMPACT ENDOREX'S STOCK PRICE AND ENDOREX'S AND CTD'S FUTURE BUSINESS AND OPERATIONS.

    If the merger is not completed for any reason, Endorex and CTD may be subject to a number of material risks, including the following:

    - depending on the reasons for termination of the merger agreement, Endorex may be required to pay CTD, or CTD may be required to pay Endorex, a termination fee of $1,000,000 plus costs and expenses incurred in connection with the merger agreement;

    - the market value of Endorex common stock may decline if the market views the proposed merger positively and the current market price reflects a market assumption that the merger will be completed; and

    - costs incurred by Endorex and CTD related to the merger, such as legal and accounting fees, must be paid even if the merger is not completed.

    In addition, Endorex or CTD corporate partners, existing and potential investors and suppliers, in response to the announcement of the merger, may delay or defer decisions concerning the two companies. Any delay or deferral in those decisions could have a material adverse effect on the business of either company, regardless of whether the merger is ultimately completed. Similarly, current and prospective employees may experience uncertainty about their future roles until strategies with regard to the two companies are announced or executed. This may adversely affect the ability of either company to attract and retain key management, sales, marketing and technical personnel.

    Further, if the merger is not completed and the board of directors of either company determines to seek another merger or business combination, there can be no assurance that either company will be able to find an acceptable candidate or negotiate a transaction on acceptable terms. Pursuant to the merger agreement, CTD is prohibited from soliciting, initiating or encouraging or entering into certain extraordinary transactions, such as a merger, sale of assets or other business combination, with any party other than Endorex. Furthermore, pursuant to the merger agreement, Endorex is prohibited from soliciting, initiating or encouraging or entering into any agreement or arrangement to acquire all or substantially all of the outstanding securities or assets of another entity if such acquisition would materially adversely effect Endorex's ability to consummate the merger.


THE COMBINED COMPANY WILL CONTINUE TO HAVE THE RISKS THAT EACH OF ENDOREX AND CTD WERE SUBJECT TO BEFORE THE MERGER.


    CTD will represent a substantial portion of the operations, businesses and results of the combined company. As a result, the combined company will be susceptible to the risks to which both Endorex and CTD are subject. These risks are more fully described in this "Risk Factor" section.

                            RISKS RELATED TO ENDOREX

IF ENDOREX CANNOT OBTAIN ADDITIONAL FUNDING, ENDOREX MAY REDUCE OR DISCONTINUE ITS PRODUCT DEVELOPMENT AND COMMERCIALIZATION EFFORTS.


    Until it is able to generate sufficient revenue from the sale and/or licensing of its products, Endorex will require additional funding to sustain its research and development efforts, provide for future clinical trials, and continue its operations. Endorex cannot be certain whether it will be able to obtain additional required funding on terms satisfactory to it, if at all. In addition, Endorex has expended, and will continue to expend, substantial funds developing its product candidates and for clinical trials. Endorex currently has commitments to spend additional funds in connection with development of its oral delivery systems, licenses, severance arrangements, employment agreements and consulting agreements. If Endorex is unable to raise additional funds when necessary, Endorex may have to reduce or discontinue development, commercialization or clinical testing of some or all of its product candidates or enter into financing arrangements on terms that Endorex would not otherwise accept.


ENDOREX HAS HAD SIGNIFICANT LOSSES AND ANTICIPATES FUTURE LOSSES.

    Endorex is a development stage company that has experienced significant losses since inception and has a significant accumulated deficit. Endorex expects to incur significant additional operating losses in the future and expects cumulative losses to substantially increase due to expanded research and development efforts, preclinical studies and clinical trials. All of Endorex's products are currently in development, preclinical studies or clinical trials and Endorex has not generated significant revenues from product sales or licensing. There can be no guarantee that Endorex will ever generate product revenues sufficient to become profitable or to sustain profitability.

ENDOREX IS DEPENDENT ON ITS JOINT VENTURES, CORPORATE PARTNERS AND FUTURE JOINT VENTURES OR CORPORATE PARTNERSHIPS.


    Endorex's strategy for research, development and commercialization of certain of its technologies is to rely on arrangements with corporate partners. As a result, Endorex's ability to commercialize future products is dependent upon the success of third parties in performing preclinical studies and clinical trials, obtaining regulatory approvals, and manufacturing and successfully marketing Endorex's products. In connection with Endorex's two joint ventures with Elan, InnoVaccines Corporation, or InnoVaccines, and Endorex Newco, Ltd., or Newco, Endorex is obligated to fund research and development activities in proportion to Endorex's ownership interest in each joint venture, currently 80.1% of each joint venture. If Endorex does not have sufficient resources to meet its funding obligations under each of the two Elan joint ventures, Endorex may have to terminate the joint ventures prior to commercialization of its technologies or renegotiate the terms of the joint ventures, and Endorex's interest in the joint ventures may be diluted.



    Endorex cannot assure you that its joint ventures, corporate collaborations or corporate partnerships will be successful or that the development efforts carried out by them will continue. Endorex is currently in discussions with Elan regarding terminating InnoVaccines and Newco, although no definitive agreements have been reached by Endorex and Elan with respect to such terminations. Endorex cannot assure you that the results of these discussions will be favorable or that the joint ventures with Elan will continue. If Elan chooses to discontinue its collaborations with Endorex, Endorex may not be able to continue to license certain proprietary technology from Elan and obtain Elan's expertise and research and development services on reasonable terms, if at all.



    Newco is Endorex's joint venture with Elan that has focused on developing a product to deliver iron chelation compounds using Elan's
MEDIPAD-Registered Trademark- delivery device. Newco licensed Elan's MEDIPAD-Registered Trademark- device on a worldwide basis to Schein Pharmaceutical, Inc., or Schein, which has been acquired by Watson Pharmaceuticals, Inc., or Watson, for use with Schein's iron chelation compound. Schein agreed to develop and market the MEDIPAD-Registered Trademark- iron chelation product in the United States, and Newco and Schein agreed to jointly seek partners for marketing the product outside the United States. In May 2001, Watson indicated to Endorex that it will not continue to meet the obligations originally agreed to by Schein in connection with the license, although no definitive agreements have been reached by Newco and Watson. Subsequently, Watson discontinued its collaboration efforts. Endorex cannot assure you that Watson and Newco will continue their efforts to develop, market, commercialize or obtain the necessary regulatory approvals for the MEDIPAD-Registered Trademark- delivery device in the United States or internationally or that the agreement with Watson will continue. Thus, Endorex cannot assure you that Newco's MEDIPAD-Registered Trademark- iron chelator product will be marketed and sold in the near future or at all. If the collaboration with Watson does not continue, Endorex cannot assure you that Newco will be able to find another corporate partner to develop and market an iron chelation product or that Endorex will continue with its MEDIPAD-Registered Trademark-iron chelator joint venture with Elan. In the event that Endorex and Elan terminate their Newco joint venture, Endorex may lose its rights to use Elan's MEDIPAD-Registered Trademark- technology and its supply of MEDIPAD-Registered Trademark- devices.


    Endorex intends to pursue additional corporate partnerships and collaborations in the future; however, the terms available may not be acceptable to Endorex and the corporate partnerships or collaborations may not be successful. In addition, the amount and timing of resources that Endorex's collaborators devote to these activities are not within Endorex's control. If any of Endorex's current corporate partnerships, such as those discussed above, are discontinued, Endorex cannot assure you that it will be able to find others to develop and commercialize its current product candidates. If any of Endorex's corporate partnerships and collaborations for its current product candidates are discontinued, Endorex may not be able to continue the development of such product candidates due to the loss of technology, intellectual property or expertise or due to contractual restrictions. Furthermore, the successful development and commercialization of Endorex's drug delivery technology depends upon entering into corporate partnerships, collaborations or license agreements that provide rights to drug candidates that are compatible with Endorex's drug delivery technology and that are safe and proven effective for medical conditions. Endorex cannot assure you that it will be able to enter into such new corporate partnerships, collaborations or license agreements to develop and commercialize any future product candidates using its drug delivery technology.


PROBLEMS IN PRODUCT DEVELOPMENT MAY INCREASE AND VARY THE RATE AT WHICH ENDOREX SPENDS ITS FUNDS.



    Endorex has limited experience with preclinical development, clinical trials and regulatory affairs and if it encounters unexpected difficulties with its operations or clinical trials, Endorex may have to spend additional funds, which would increase its cash depletion rate. Endorex's cash depletion rate will vary substantially from quarter to quarter as Endorex funds non-recurring items associated with clinical trials, product development, patent expenses, legal fees and consulting fees.


ENDOREX'S PRODUCT DEVELOPMENT AND COMMERCIALIZATION EFFORTS MAY NOT BE
SUCCESSFUL.

    Endorex's product candidates, which have not received regulatory approval, are in the early stages of development. If the initial results from any of the evaluations for these product candidates are poor, those results could seriously harm Endorex's business and its ability to raise additional capital which may be necessary to continue research and development for its oral delivery technology. In addition, product candidates resulting from Endorex's research and development efforts, if any, are not expected to be available commercially for several years, if at all.

    Although Endorex is involved in developing oral versions of injectable drugs and vaccines that have already been approved by the FDA, the products Endorex is currently developing will require significant additional laboratory and clinical testing and investment for the foreseeable future. Endorex's product candidates may not show sufficient efficacy in animal models to justify continuing research into clinical testing stages or may not prove to be effective in clinical trials or may cause serious harmful side effects. In addition, Endorex's product candidates, if approved, may prove impracticable to manufacture in commercial quantities at a reasonable cost and/or with acceptable quality. Any of these results could seriously harm Endorex's business.


    Endorex's products, if approved, may not be immediately used by doctors unfamiliar with Endorex's product applications. Endorex or its commercialization partner may be required to implement an aggressive education and promotion plan with doctors in order to gain market recognition, understanding and acceptance of Endorex's products. Any such effort may be time consuming and costly and might not be successful.

ENDOREX'S PRODUCT DEVELOPMENT AND COMMERCIALIZATION EFFORTS MAY BE REDUCED OR DISCONTINUED DUE TO DIFFICULTIES OR DELAYS IN CLINICAL TRIALS.

    Endorex may encounter unanticipated problems, including development, manufacturing, distribution, financing and marketing difficulties, during the product development, approval and commercialization process. Endorex's product candidates may take longer than anticipated to reach and progress through clinical trials. In addition, patient enrollment in the clinical trials may be delayed or prolonged significantly, thus delaying the clinical trials and causing increased costs. If Endorex experiences any such difficulties or delays, Endorex may have to reduce or discontinue development, commercialization or clinical testing of some or all of Endorex's product candidates.

ENDOREX DEPENDS ON A LIMITED NUMBER OF SUPPLIERS AND MANUFACTURERS.


    Prior to commercial distribution of any of its products, if approved, Endorex will need to enter into contracts with commercial suppliers or manufacturers for production of commercial volumes of its products. Endorex cannot guarantee that such suppliers or manufacturers will be able to qualify their facilities under regulations imposed by the FDA or that they will be able to label and supply Endorex in a timely manner, if at all, with drugs that meet regulatory and commercial requirements. Accordingly, any failure to enter into supply or manufacturing agreements, any failure of such suppliers and manufacturers to perform, and any change in Endorex's existing or future contractual relationships with, or an interruption in supply from, any third-party service provider or supplier could seriously harm Endorex's ability to develop and commercialize its products.



ENDOREX DOES NOT HAVE AGREEMENTS WITH THIRD PARTIES OR A SALES FORCE TO MARKET ITS PRODUCTS.



    If Endorex receives approval from the FDA for Endorex's initial product candidates, the commercialization of these products will depend upon Endorex's ability to enter into marketing agreements with companies that have sales and marketing capabilities or to recruit, develop, train and deploy its own sales force. Endorex currently intends to sell its products in the United States and internationally in collaboration with one or more marketing partners. Endorex cannot assure you that it will be able to enter into any such collaborations to commercialize products in a timely manner or on commercially reasonable terms, if at all. Additionally, Endorex does not currently have a sales force, or possess the resources or experience necessary to market any of its product candidates, if they are approved. Development of an effective sales force requires significant financial resources, time and expertise. Endorex cannot assure you that it will be able to obtain the financing necessary to establish such a sales force in a timely or cost effective manner, if at all, or that such a sales force will be capable of generating demand for Endorex's product candidates, if they are approved.


ENDOREX MAINTAINS LIMITED PRODUCT LIABILITY INSURANCE AND MAY BE EXPOSED TO CLAIMS IF ITS INSURANCE COVERAGE IS INSUFFICIENT.

    The clinical testing, manufacture and sale of Endorex's products involves an inherent risk that human subjects in clinical testing or consumers of Endorex's products may suffer serious bodily injury or death due to side effects, allergic reactions or other unintended negative reactions to Endorex's products. Endorex currently has clinical trial and product liability insurance with limits of liability of $10 million. Because liability insurance is expensive and difficult to obtain, Endorex cannot assure you that it will be able to maintain existing insurance or obtain additional liability insurance on acceptable terms or with adequate coverage against potential liabilities. Endorex's inability to obtain sufficient insurance coverage on acceptable terms or to otherwise protect against potential liability claims in excess of Endorex's insurance coverage could seriously harm Endorex's business.

ENDOREX USES HAZARDOUS MATERIALS IN ITS BUSINESS. ANY CLAIMS RELATING TO IMPROPER HANDLING, STORAGE, OR DISPOSAL OF THESE MATERIALS COULD BE COSTLY.



    Endorex's research and development processes involve the controlled use of hazardous materials, including hazardous chemicals and radioactive and biological materials. Endorex's operations also produce hazardous waste products. Endorex cannot fully eliminate the risk of accidental contamination or discharge of such materials and any resulting injury. Endorex could be subject to civil damages in the event of improper or unauthorized release of, or exposure of individuals to, hazardous materials. In addition, Endorex could be sued for injury or contamination that results from its use of hazardous materials or their use by third parties or Endorex's collaborators, and Endorex's liability may exceed its assets. Federal, state, and local laws and regulations govern the use, manufacture, storage, handling, and disposal of these materials. Endorex believes that its current operations comply in all material respects with these laws and regulations. Compliance with environmental laws and regulations may be expensive, and current or future environmental regulations may impair Endorex's research, development, or commercialization efforts.


ENDOREX MAY NOT BE ABLE TO COMPETE WITH ITS COMPETITORS IN THE BIOTECHNOLOGY INDUSTRY.


    The biotechnology industry is intensely competitive, subject to rapid change and sensitive to new product introductions or enhancements. Virtually all of Endorex's existing competitors have greater financial resources, larger technical staffs, and larger research budgets than Endorex has, as well as greater experience in developing products and conducting clinical trials. Endorex's competitors in the field of oral and nasal delivery of protein and peptide-based drugs include Emisphere Technologies, which has started phase III trials for oral heparin and phase I trials for oral calcitonin (through its collaborator Novartis) and oral insulin; Unigene Laboratories, which has an oral calcitonin product in phase I/II trials; Nobex Corp. (formerly known as Protein Delivery), which has an oral insulin in phase II trials, and Generex, which has an oral insulin spray in phase I trials. Endorex's competitors in the vaccine delivery field include Aviron, which is developing a nasal flu vaccine that is in phase III clinical trials, I.D. Biomedical, which is in phase I/II trials with an intranasal flu vaccine and another major vaccine, specialized biotechnology firms, universities, and governmental agencies. Endorex's competitors in the liposomal formulation field include The Liposome Company (owned by Elan Corporation), NexStar (owned by Gilead Sciences, Inc.) and Sequus (owned by ALZA Corporation). In addition, there may be other companies which are currently developing competitive technologies and products or which may in the future develop technologies and products that are comparable or superior to Endorex's technologies and products. Accordingly, Endorex cannot assure you that it will be able to compete successfully with its existing and future competitors or that competition will not negatively affect Endorex's financial position or results of operations in the future.


ENDOREX MAY NOT BE SUCCESSFUL IF IT IS UNABLE TO OBTAIN AND MAINTAIN PROPRIETARY POSITIONS IN ITS PRODUCTS AND TECHNOLOGY.


    Endorex's success depends, in large part, on its ability to obtain and maintain a proprietary position in Endorex's products through patents, trade secrets and orphan drug designations. Endorex has been granted several United States patents and has submitted several United States patent applications and numerous corresponding foreign patent applications, and has also obtained licenses to patents and patent applications owned by other entities. However, Endorex cannot assure you that any of these patent applications will be granted or that Endorex's patent licensors will not terminate any of its patent licenses. Endorex also cannot guarantee that any issued patents will provide competitive advantages for its products or that any issued patents will not be successfully challenged or circumvented by Endorex's competitors. Further, the laws of certain countries may not protect Endorex's proprietary rights to the same extent as United States law and Endorex cannot assure you it will obtain patent protection outside the United States. To the extent that Endorex relies on trade secret protection and confidentiality agreements to protect Endorex's technology, others may independently develop similar or superior technology, or otherwise obtain access to Endorex's findings or research materials embodying those findings, thus diminishing the value of such trade secrets and confidentiality obligations.



    The application of patent law to the field of biotechnology is relatively new and has resulted in considerable litigation. In addition, since patent applications in the United States are maintained in secrecy until patents issue, and since publication of discoveries in the scientific or patent literature often lags behind actual discoveries, Endorex cannot be certain that it and its licensors are the first creators of inventions covered by any licensed patent applications or patents or that they are the first to file. Moreover, the United States Patent and Trademark Office, or PTO, may commence interference proceedings involving Endorex's patents or patent applications, in which the question of first inventorship is contested. There is a substantial risk in the rapidly developing biotechnology industry that patents and other intellectual property rights held by Endorex could be infringed by others or that products developed by Endorex or its method of manufacture could be covered by patents owned by other companies. Although Endorex believes that its products and services do not infringe on any third party's patents or other intellectual property rights, Endorex cannot be certain that it can avoid litigation involving such proprietary rights. Intellectual property litigation entails substantial legal and other costs and may take years to resolve, and Endorex may not have the necessary financial resources to defend or prosecute Endorex's rights in connection with any litigation. Responding to, defending or bringing claims related to patents and other intellectual property rights may require Endorex's management to redirect its human and monetary resources to address these claims and may take years to resolve.



ENDOREX DEPENDS ON LICENSES FROM THIRD PARTIES.



    Endorex's business depends on its license of polymerized liposome technology from the Massachusetts Institute of Technology, or MIT, licenses from Elan in connection with Endorex's two joint ventures with Elan, and the technology licensed by InnoVaccines from Southern Research Institute. Endorex's license agreement with MIT provides that Endorex will commence phase I clinical trials with the MIT liposome technology prior to January 1, 2002. Endorex cannot assure you that it will be able to meet this commitment. If Endorex fails to meet this commitment and fails to obtain a waiver or extension from MIT, then MIT will have a right to terminate Endorex's license to the MIT liposome technology and have a claim against Endorex for breach of contract. In addition, Endorex cannot assure you that the technology underlying these licenses will be profitable, or that Endorex will be able to retain licenses for these technologies. If Endorex is unable to retain these licenses and rights to third party technology, or if Endorex is unable to obtain rights to substitute technology on reasonable terms, Endorex's development efforts and business will be seriously harmed.


ENDOREX MAY BE FORCED TO REDUCE OR DISCONTINUE PRODUCT DEVELOPMENT AND COMMERCIALIZATION EFFORTS DUE TO DELAYS OR FAILURE IN OBTAINING REGULATORY APPROVALS.

    Endorex will need to do substantial additional development and clinical testing prior to seeking any regulatory approval for commercialization of Endorex's product candidates. Testing, manufacturing, commercialization, advertising, promotion, exporting and marketing, among other things, of Endorex's proposed products are subject to extensive regulation by governmental authorities in the United States and other countries. The testing and approval process requires substantial time, effort and financial resources and Endorex cannot guarantee that any approval will be granted on a timely basis, if at all. At least initially, Endorex intends, to the extent possible, to rely on licensees to obtain regulatory approval for marketing Endorex's products. Failure by Endorex or its licensees to adequately demonstrate the safety and efficacy of any of its product candidates under development could delay, limit or prevent regulatory approval of the product, which may require Endorex to reduce or discontinue development, commercialization or clinical testing of some or all of its product candidates.

    Companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in conducting advanced human clinical trials, even after obtaining promising results in earlier trials. Furthermore, the FDA may suspend clinical trials at any time on various grounds, including a finding that the subjects or patients are being exposed to an unacceptable health risk. Also, even if regulatory approval of a product is granted, such approval may entail limitations on the indicated uses for which the product may be marketed. Accordingly, Endorex may be unable to, or experience difficulties and delays in obtaining, necessary governmental clearances and approvals to market a product.

ENDOREX'S PRODUCTS, IF APPROVED, MAY NOT BE COMMERCIALLY VIABLE DUE TO HEALTH CARE CHANGES AND THIRD-PARTY REIMBURSEMENT LIMITATIONS.


    Recent initiatives to reduce the federal deficit and to change health care delivery are increasing cost-containment efforts. Endorex anticipates that Congress, state legislatures and the private sector will continue to review and assess alternative benefits, controls on health care spending through limitations on the growth of private health insurance premiums and Medicare and Medicaid spending, price controls on pharmaceuticals, and other fundamental changes to the health care delivery system. Any such changes could negatively impact the commercial viability of Endorex's products, if approved. Endorex's ability to successfully commercialize its product candidates, if they are approved, will depend in part on the extent to which appropriate reimbursement codes and authorized cost reimbursement levels of such products and related treatment are obtained from governmental authorities, private health insurers and other organizations, such as health maintenance organizations. In the absence of national Medicare coverage determination, local contractors that administer the Medicare program, within certain guidelines, can make their own coverage decisions. Accordingly, there can be no assurance that any of Endorex's product candidates, if approved and when commercially available, will be included within the then current Medicare coverage determination or the coverage determination of state Medicaid programs, private insurance companies and other health care providers. In addition, third-party payers are increasingly challenging the necessity and prices charged for medical products, treatments and services. Also, the trend toward managed health care and the growth of health maintenance organizations in the United States may result in lower prices for Endorex's products, if approved and when commercially available, than Endorex currently expects. The cost containment measures that health care payers and providers are instituting and the effect of any health care changes could negatively affect Endorex's financial performance, if one or more of Endorex's products are approved and available for commercial use.



ENDOREX'S BUSINESS COULD BE SERIOUSLY HARMED IF ENDOREX CANNOT ATTRACT AND RETAIN KEY PERSONNEL.



    Endorex's success is dependent, in part, upon Michael S. Rosen, Endorex's President and Chief Executive Officer, Panayiotis Constantinides, Ph.D., Endorex's Vice President of Research and Development, John McCracken, Endorex's Vice President of Business Development, and Steve Koulogeorge, Endorex's Controller, Assistant Secretary and Assistant Treasurer. Endorex also believes that its future success will depend largely upon its ability to attract and retain highly skilled research and development and technical personnel. Although Endorex maintains and is the beneficiary of key man life insurance for Mr. Rosen, Endorex does not believe the proceeds would be adequate to compensate it for his loss. Endorex faces intense competition in its recruiting activities, including competition from larger companies with greater resources. Endorex cannot assure you that it will be successful in attracting or retaining skilled personnel. The loss of certain key employees or Endorex's inability to attract and retain other qualified employees could seriously harm its business.

ENDOREX'S STOCK PRICE IS HIGHLY VOLATILE AND ITS STOCK IS THINLY TRADED.


    The market price of Endorex's common stock, like that of many other development stage public pharmaceutical and biotechnology companies, has been highly volatile and may continue to be so in the future due to many factors, including, but not limited to:

    - actual or anticipated fluctuations in its results of operations;

    - announcements of innovations by Endorex or its competitors;

    - introduction of new products by Endorex or its competitors;

    - additions or departures of key personnel;

    - commencement of litigation;

    - developments with respect to intellectual property rights;

    - conditions and trends in the pharmaceutical and drug delivery industries;

    - changes in estimates of the development, future size and growth rate of Endorex's markets;

    - general market conditions; and

    - future sales of Endorex's common stock.

    In addition, the stock market has experienced significant price and volume fluctuations that affect the market price for the common stock of Endorex and many other biotechnology companies. These market fluctuations were sometimes unrelated or disproportionate to the operating performance of these companies. Any significant stock market fluctuations in the future, whether due to Endorex's actual performance or prospects or not, could result in a significant decline in the market price of Endorex's common stock.

    Since it commenced trading on the American Stock Exchange on August 6, 1998, Endorex's common stock has been thinly traded. Endorex cannot assure you that a more active trading market for its common stock will develop.

ENDOREX CANNOT ASSURE YOU THAT IT WILL CONTINUE TO BE LISTED ON THE AMERICAN STOCK EXCHANGE.

    Endorex cannot assure you that it will satisfy the requirements necessary to remain listed on the American Stock Exchange or that the American Stock Exchange will not take actions to delist Endorex's common stock. If such events were to occur, Endorex cannot assure you that it will be able to list its common stock on another national exchange. If Endorex's common stock is not listed on an exchange, Endorex cannot assure you that an active trading market will exist for its common stock.

INVESTORS MAY SUFFER SUBSTANTIAL DILUTION.

    Endorex has a number of agreements or obligations that may result in dilution to investors. These include:


    - warrants to purchase 2,014,001 shares of common stock at $2.54375 per share, subject to adjustment, issued in connection with the October 1997 private placement of Endorex's common stock;



    - warrants to purchase 230,770 shares of common stock at $10.00 per share, subject to adjustment, held by Elan;



    - warrants to purchase 43,334 shares of common stock at $2.3125 per share, subject to adjustment, held by Aries Select Ltd. and warrants to purchase 23,334 shares of common stock at $2.3125 per share, subject to adjustment, held by Aries Select I LLC, both issued on May 19, 1997 pursuant to a senior line of credit that has been subsequently retired;



    - warrants to purchase 452,383 shares of common stock at $5.91, subject to adjustment, held by certain investors pursuant to the April 2000 private placement of Endorex's common stock;



    - warrants to purchase 226,190 shares of common stock at $5.25, subject to adjustment, issued to Paramount Capital, Inc., as the finder in connection with the April 2000 private placement of Endorex's common stock;



    - conversion rights and dividend rights of preferred stock held by Elan, consisting of 100,410 shares of Series B preferred stock ($8.0 million original liquidation value) bearing an 8% cumulative payment-in-kind dividend and convertible at the liquidation value into common stock at $7.38 per share and 97,603 shares of Series C preferred stock
      ($8.4 million original liquidation value) bearing a 7% cumulative payment-in-kind dividend and exchangeable for part of Endorex's interest in the Newco joint ventures with Elan or convertible at liquidation value into common stock at $8.86 per share;



    - options to purchase approximately 2.2 million shares of common stock issued to participants in Endorex's stock option plan with a weighted average exercise price of approximately $2.01; and



    - anti-dilution rights under the above warrants and preferred stock, which can permit purchase of additional shares and/or lower exercise/conversion prices under certain circumstances.


To the extent that anti-dilution rights are triggered, or warrants, options or conversion rights are exercised, Endorex's stockholders will experience substantial dilution and Endorex's stock price may decrease.

FUTURE SALES OF COMMON STOCK BY ITS EXISTING STOCKHOLDERS COULD ADVERSELY AFFECT ENDOREX'S STOCK PRICE.

    The market price of Endorex's common stock could decline as a result of sales by Endorex's existing stockholders of shares of common stock in the market, or the perception that these sales could occur. These sales also might make it more difficult for Endorex to sell equity securities in the future at a time and at a price that Endorex deems appropriate.

ENDOREX HAS NOT PAID CASH DIVIDENDS.

    Endorex has never paid cash dividends on its common stock and it does not anticipate paying any dividends in the foreseeable future. Endorex currently intends to retain earnings, if any, to develop its business.


ENDOREX HAS CERTAIN RELATIONSHIPS THAT MAY PRESENT POTENTIAL CONFLICTS OF INTEREST.



    Lindsay A. Rosenwald, M.D. is the Chairman and sole stockholder of Paramount Capital Asset Management, Inc., or PCAM, Paramount Capital, Inc., or Paramount, and Paramount Capital Investment LLC, or PCI, a merchant banking and venture capital firm specializing in biotechnology companies. PCAM is the investment manager of Aries Select, Ltd., and the managing member of Aries Select I LLC and Aries Select II LLC, each of which is an affiliate of PCI, PCAM, Paramount and Lindsay Rosenwald. Aries Select I LLC and Aries Select, Ltd. are principal stockholders, and Aries Select II LLC is also a stockholder, of Endorex. Paramount has also acted as a placement agent in connection with private placements of Endorex's common stock, as a finder in connection with a private placement of Endorex's common stock and warrants and as a financial advisor to Endorex. In addition, certain officers, employees and associates of Paramount and its affiliates own securities of a subsidiary of Endorex. In the regular course of its business, PCI identifies, evaluates and pursues investment opportunities in biomedical and pharmaceutical products, technologies and companies.

However, PCI is under no obligation to make any additional products or technologies available to Endorex, and Endorex does not expect, and you should not expect, that any biomedical or pharmaceutical product or technology identified by such affiliates or PCI in the future will be made available to it. In addition, certain of Endorex's officers and directors and officers or directors appointed in the future may from time to time serve as officers, directors or consultants of other biopharmaceutical or biotechnology companies and those companies may have interests that conflict with Endorex's interests.


CERTAIN DIRECTORS, OFFICERS AND STOCKHOLDERS HAVE SIGNIFICANT INFLUENCE.

    Endorex's directors, executive officers and principal stockholders and certain of their affiliates have the ability to influence the election of directors and most other stockholder actions. This may discourage or prevent any proposed takeover of Endorex, including transactions in which stockholders might otherwise receive a premium for their shares over the then current market prices. Such stockholders may also influence corporate actions, including influencing elections of directors and significant corporate events.

                              RISKS RELATED TO CTD

CTD HAS NO OPERATING HISTORY, HAS AN ACCUMULATED DEFICIT, HAS NEVER BEEN PROFITABLE AND MAY NOT BE ABLE TO GENERATE REVENUES SUFFICIENT TO ACHIEVE PROFITABILITY.


    CTD, to date, has had no operations and has not been profitable since inception in 1997. As of June 30, 2001, CTD had an accumulated deficit of approximately $9.0 million. CTD expects to continue to incur significant operating losses for the foreseeable future, as it expects to continue to incur costs related to research, development, testing, regulatory compliance activities, and initiation and continuation of clinical trials. CTD has never received any significant milestone revenue or license fees. CTD expects that it will take a number of years before it generates revenue from commercial sales of products based upon any drug target or drug lead that it identifies, and may never do so. CTD cannot assure you that it will achieve significant revenues or that it will ever achieve profitability. CTD's ability to generate revenue will depend on its ability, alone or with others, to successfully research, develop, obtain regulatory clearance for, manufacture, and market its products under development. In addition, if collaborative development arrangements are terminated or commercialization efforts under those agreements are delayed or are unsuccessful, then successful commercialization of CTD's products under development may be delayed or terminated, which could have a material adverse effect on its business.


CTD IS AN EARLY DEVELOPMENT STAGE COMPANY AND MAY NOT SUCCEED IN DEVELOPING COMMERCIALLY VIABLE PRODUCTS.


    To be profitable, CTD must, alone or with corporate partners and collaborators, successfully research, develop and commercialize its technologies or product candidates. Current technologies and product candidates are in various stages of clinical and pre-clinical development and will require significant further funding, research, development, preclinical and/or clinical testing, regulatory approval and commercialization testing, and are subject to the risks of failure inherent in the development of products based on innovative or novel technologies. They are also rigorously regulated by the federal government, particularly the FDA, and by comparable agencies in state and local jurisdictions and in foreign countries. Each of the following is possible with respect to any one of CTD's technologies or product candidates:


    - that CTD will not be able to maintain its current research and development schedules;

    - that CTD will not be able to enter into human clinical trials because of scientific, governmental or financial reasons, or that CTD will encounter problems in clinical trials that will cause it to delay or suspend development of one of the technologies;

    - that its products will be found to be ineffective or unsafe;

    - that government regulations will delay or prevent its products' marketing for a considerable period of time and impose costly procedures upon CTD's activities;

    - that the FDA or other regulatory agencies will not approve a given product or will not do so on a timely basis;

    - that the FDA or other regulatory agencies may not approve the process or facilities by which a given product is manufactured;

    - that CTD's dependence on others to manufacture its products may adversely affect CTD's ability to develop and deliver the products on a timely and competitive basis;

    - that, if CTD is required to manufacture its own products, CTD will be subject to similar risks regarding delays or difficulties encountered in manufacturing the products, will require substantial additional capital, and may be unable to manufacture the products in a manner that meets regulatory requirements or in a cost-effective manner;

    - that the FDA's policies may change and additional government regulations and policies may be instituted, both of which could prevent or delay regulatory approval of CTD's potential products; or

    - that CTD will be unable to obtain, or will be delayed in obtaining, approval of a product in other countries because the approval process varies from country to country and the time needed to secure approval may be longer or shorter than that required for FDA approval.


    If any of the risks set forth above occurs, CTD may not be able to successfully develop its technologies and product candidates and CTD's business will be seriously harmed.


    Similarly, it is possible that, for reasons including, but not limited to those set forth below, CTD may be unable to commercialize, or receive royalties from the sale of, any given technology, even if it is shown to be effective, if:

    - it is uneconomical or if the market for CTD's products does not develop or diminishes;

    - CTD is not able to enter into arrangements or collaborations to commercialize its products;

    - in the case of one of CTD's pharmaceutical technologies, it is not eligible for third-party reimbursement from government or private insurers;


    - others hold proprietary rights that preclude CTD from commercializing any of its products;


    - others have brought to market similar or superior products;

    - others have superior resources to market similar products or technologies;

    - government regulation imposes limitations on the indicated uses of a product, or later discovery of previously unknown problems with a product results in added restrictions on the product or results in the product being withdrawn from the market; or

    - the product has undesirable or unintended side effects that prevent or limit its commercial use.

CTD'S CURRENT AND FUTURE PRODUCT CANDIDATES MAY NOT BE DEVELOPED SUCCESSFULLY AND MAY NOT TREAT MEDICAL CONDITIONS OTHER THAN THOSE ALREADY BEING TREATED BY THE ACES.


    CTD is focused on the development of new therapeutic uses and new oral and mucosal formulations of ACEs. CTD cannot assure you that its product candidates will effectively treat medical conditions other than those for which the ACE was designed, have new therapeutic uses or utilize new formulations.

EVEN IF ORBEC-TM- IS APPROVED, ITS PROFITABILITY MAY BE LIMITED.

    CTD's business may not become profitable if and when orBec-TM-, CTD's lead product candidate, is approved for commercialization by the FDA or similar foreign regulatory agencies because the market for the use of orBec-TM- for the treatment of intestinal GVHD is relatively small. CTD has initiated clinical studies to examine whether or not orBec-TM- is effective and safe when used to treat disorders other than intestinal GVHD, but CTD does not know whether these studies will in fact demonstrate safety and efficacy, or if they do, whether CTD will succeed in receiving regulatory clearance to market orBec-TM- for additional indications. If the results of these studies are negative, or if adverse experiences are reported in these clinical studies or otherwise in connection with the use of orBec-TM- by patients, this could undermine physician and patient comfort with the product, limit the commercial success of the product, and even impact the acceptance of orBec-TM- in the intestinal GVHD market. Furthermore, new technology is being developed for bone marrow transplants that could reduce or eliminate instances of intestinal GVHD resulting from bone marrow transplants, and therapeutic alternatives to bone marrow transplants may become available. Any such developments could significantly decrease the market for orBec-TM-.

IF SUFFICIENT FUNDS TO FINANCE CTD'S BUSINESS ARE NOT AVAILABLE TO CTD WHEN NEEDED OR ON ACCEPTABLE TERMS, CTD MAY BE REQUIRED TO DELAY, SCALE BACK, ELIMINATE OR ALTER ITS STRATEGY FOR ITS PROGRAMS.

    CTD will require additional funds for its research and product development programs, operating expenses, the pursuit of regulatory approvals, license or acquisition opportunities and the expansion of its production, sales and marketing capabilities. Historically, CTD has satisfied its funding needs through equity financings. These funding sources may not be available to CTD when needed in the future, and, if available, they may not be on terms acceptable to CTD. Insufficient funds could delay, scale back or eliminate research and development programs or cause CTD to discontinue its business. CTD's cash requirements may vary materially from those now planned because of factors including:

    - increased research and development expenses;

    - patent or other intellectual property developments and disputes;

    - licensing or acquisition opportunities;

    - relationships with collaboration partners;

    - litigation;

    - the FDA regulatory process;

    - capital expenditures not needed in the ordinary course of business; and

    - selling, marketing and manufacturing expenses in connection with commercialization of products.

CTD MAINTAINS LIMITED PRODUCT LIABILITY INSURANCE AND MAY BE EXPOSED TO CLAIMS IF ITS INSURANCE COVERAGE IS INSUFFICIENT.

    The clinical testing, manufacture and sale of CTD's products involves an inherent risk that human subjects in clinical trials or consumers of CTD's products will suffer serious bodily injury or death due to side effects, allergic reactions, drug interactions or other unintentional negative reactions to CTD's products. Furthermore, CTD's clinical trial and product liability insurance has a $4 million limit. Because such liability insurance is expensive and difficult to obtain, CTD cannot assure you that it will be able to maintain existing insurance or obtain additional liability insurance on acceptable terms or with adequate coverage against potential liabilities. CTD's inability to obtain sufficient insurance coverage on acceptable terms or to otherwise protect against potential liability claims in excess of CTD's insurance coverage, if any, could seriously harm CTD's business.

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IF CTD FAILS TO ADEQUATELY PROTECT ITS INTELLECTUAL PROPERTY RIGHTS OR FACES A
CLAIM OF INTELLECTUAL PROPERTY INFRINGEMENT BY A THIRD PARTY, THEN CTD COULD LOSE VALUABLE INTELLECTUAL PROPERTY RIGHTS, BE LIABLE FOR SIGNIFICANT DAMAGES OR BE PREVENTED FROM COMMERCIALIZING ITS PRODUCTS.

    CTD's success depends in part on its ability to obtain and maintain patents, protect trade secrets and operate without infringing upon the proprietary rights of others. In the absence of patent and trade secret protection, competitors may adversely affect CTD's business by independently developing and marketing substantially equivalent or superior products and technology, possibly at lower prices. It is also possible that CTD could incur substantial costs in litigation if CTD is required to defend itself in intellectual property infringement suits brought by third parties, or if CTD is required to initiate litigation against others to protect or assert its intellectual property rights.


    CTD has filed various patent applications covering certain uses of its product candidates. However, CTD may not be issued patents from the patent applications already filed or from applications CTD may file in the future. Moreover, the patent position of companies in the pharmaceutical industry generally involves complex legal and factual questions, and recently has been the subject of much litigation. Any patents CTD has obtained, or may obtain in the future, may be challenged, invalidated or circumvented. To date, no consistent policy has been developed in the PTO regarding the breadth of claims allowed in biotechnology patents.


    In addition, since patent applications in the United States are maintained in secrecy until patents issue, and since publication of discoveries in the scientific or patent literature often lags behind actual discoveries, CTD cannot be certain that it and its licensors are the first creators of inventions covered by any licensed patent applications or patents or that they are the first to file. Moreover, the PTO may commence interference proceedings involving its patents or patent applications, in which the question of first inventorship is contested. Accordingly, there can be no assurance that patents owned by CTD or patents licensed to CTD in the future will be valid or will afford it protection against competitors with similar technology or that patent applications licensed to CTD will result in the issuance of patents. Any challenge to, or invalidation or circumvention of, CTD's patents or patent applications could have a material adverse effect on its business.

    No assurance can be given that any issued patents will provide competitive advantages for the proposed products or will not be successfully challenged or circumvented by competitors, or that the patents of others will not be infringed by CTD's proposed products. In addition, others may independently develop similar products or duplicate any of CTD's products. It is also possible that CTD's patented technologies may infringe on patents or other rights owned by others, licenses to which may not be available to CTD. CTD may have to alter its products or processes, pay licensing fees or cease activities altogether because of patent rights of third parties, thereby causing additional unexpected costs and delays to CTD.


    CTD relies upon unpatented proprietary technology. CTD may not be able to meaningfully protect its rights with regard to such unpatented proprietary technology and competitors may duplicate or independently develop substantially equivalent technology. A failure by CTD to protect its rights could seriously harm CTD's business. To the extent that consultants, key employees or other third parties apply technological information independently developed by them or by others to any of the proposed projects of CTD, disputes may arise as to the proprietary rights to such information which may not be resolved in favor of CTD. Third parties, typically drug companies, hold patents or patent applications covering the composition-of-matter for most of the ACEs for which CTD has use patents or patent applications. In each of these cases, unless CTD has or obtains a license agreement, CTD generally may not commercialize the ACE until these third-party patents expire. Because pharmaceutical patents typically provide valuable rights that take many years to develop, the United States has laws that allow the term of such patents to be extended. This has led to complex and costly litigation between large pharmaceutical companies and others seeking to sell products based on compositions of matter covered

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by expiring patents. Licenses may not be available to CTD for these patents on acceptable terms, if at all. In addition, CTD would incur substantial cost, expense and delay as well as expand considerable management and operational resources if it needed to contest the validity of a third-party patent or defend itself against claims that it infringed a third-party patent. Moreover, litigation involving third-party patents may not be resolved in CTD's favor.



CTD DEPENDS ON LICENSES FROM THIRD PARTIES.



    CTD relies on license agreements from several third parties for the rights to commercialize its product candidates. Such agreements require that CTD meet certain milestones; the failure to meet those milestones allows licensors to terminate the licenses, whereas meeting those milestones triggers payment obligations on the part of CTD. CTD may not be able to retain the rights granted under such agreements or negotiate additional agreements on reasonable terms, or at all. CTD is currently involved in a dispute with the licensors of its Metropt-TM- product candidate, and has received communications from the licensors that they intend to terminate that license agreement. CTD may not be able to resolve that dispute on terms that are favorable to CTD, or at all. In the event that CTD is not able to settle that dispute and retain its rights under the Metropt-TM- license agreement, it would not be able to commercialize the Metropt-TM- product without the risk of a lawsuit from the licensors for infringement of their patent rights and misappropriation of their trade secrets, which lawsuit could be costly and distracting to management and could result in a costly damage award against CTD, including the potential for a treble damage award for willful infringement, and injunctions that could prevent CTD from pursuing its Metropt-TM- business.



CTD MAY NOT BE ABLE TO QUALIFY ITS PRODUCT CANDIDATES FOR CERTAIN GOVERNMENTAL PROGRAMS AND OBTAIN THE MARKET EXCLUSIVITY PROVIDED UNDER SUCH PROGRAMS.



    CTD's business strategy relies significantly on the product and use exclusivity provided by various government programs, including programs under the Orphan Drug Act of 1983 and Waxman-Hatch Amendment of 1984, as well as the three year market exclusivity period for approved new drug applications and supplemental new drug applications. Currently, the FDA has granted orphan drug status to orBec-TM-, for treatment of intestinal GVHD and prevention of GVHD, and to Oraprine-TM-, for the treatment of oral auto-immune diseases. However, CTD may not be able to maintain the orphan drug designations or qualify its future product candidates for such governmental programs and obtain the exclusivity provided thereunder, or obtain the market exclusivity provided for new drug applications and supplemental new drug applications. Without such exclusivity, CTD may not be able to successfully commercialize its product candidates.


CTD EXPECTS TO FACE INTENSE COMPETITION AND ITS COMPETITORS HAVE GREATER RESOURCES AND CAPABILITIES THAN CTD.

    CTD encounters intense competition and the market for CTD's proposed products is characterized by rapidly changing technology, evolving industry standards, and the frequent introduction of new products. In order to compete effectively, CTD will need to continually upgrade its scientific expertise and technology, bring to market in a timely manner products that meet changing market demands, identify and retain capable management, and pursue scientifically feasible and commercially viable opportunities. Products or technologies developed by others may render CTD's products or technologies non-competitive or obsolete.

    Many companies, research institutes, hospitals and universities are working to develop products and processes in CTD's fields of research and development. Most of these entities have substantially greater financial, technical, manufacturing, marketing, distribution and other resources than CTD. Many of CTD's competitors have greater experience in undertaking testing and clinical trials. Accordingly, other companies may succeed in developing products earlier than CTD or products that are more effective than those proposed to be developed by CTD. Further, it is expected that competition in CTD's field will intensify.

    Competition is particularly intense in the gastroenterology and transplant areas being addressed by CTD. Numerous companies are attempting to develop technologies to treat GVHD by suppressing, through various mechanisms, the immune system. Some companies, including Sangstat, Abgenix, and Protein Design Labs, Inc., are developing monoclonal antibodies to treat GVHD. Biotransplant, Novartis, Medimmune, and Ariad are developing both gene therapy products or small molecules to treat GVHD.


    Competition is also intense in the therapeutic area of inflammatory bowel disease, or IBD, including Crohn's disease and ulcerative colitis. Several companies, including Centocor, Immunex, and Celgene, have products that are currently FDA approved. For example, Centocor, a subsidiary of Johnson & Johnson, markets the drug product Remicade. Other drugs used to treat IBD include another orally-active corticosteroid called budesonide, which is being marketed by AstraZeneca in Europe and Canada under the tradename of Entocort. In addition, Salix Pharmaceuticals, Inc. markets an FDA-approved therapy for ulcerative colitis.


    Several companies have also established various colonic drug-delivery systems to deliver therapeutic drugs to the colon for treatment of Crohn's disease. These companies include Ivax Corporation, Inkine Pharmaceutical Corporation, and Elan Pharmaceuticals, Inc. Isis Pharmaceuticals, Inc. is in the process of developing an antisense therapy to treat Crohn's disease.

CTD MAY NOT RECEIVE GOVERNMENTAL PRODUCT APPROVAL AND MAY NOT BE ABLE TO COMMERCIALIZE ITS PRODUCTS.

    The proposed products of CTD will be subject to very stringent United States, federal, foreign, state and local government regulations, including, without limitation, the Federal Food, Drug and Cosmetic Act, the Environmental Protection Act, the Occupational Safety and Health Act, and state and local counterparts to such acts. Similar regulatory frameworks exist in other countries where CTD may seek to market its products. Prior to marketing any proposed product CTD may develop, such product must undergo an extensive regulatory approval process.

    The regulatory process includes pre-clinical and clinical testing of any product to establish its safety and efficacy. This testing can take many years and require the expenditure of substantial capital and other resources. Delays or denials of marketing approval are regularly encountered due to the submission of data deemed unacceptable or incomplete by the FDA or other similar regulatory agency, or due to regulatory policy for product approvals. These delays may be encountered both domestically and abroad. Other problems that may arise during clinical trials include:

    - results of clinical trials may not be consistent with earlier clinical or pre-clinical study results; and

    - products may not be shown to be safe and efficacious.

    There is no assurance that even after clinical testing, regulatory approval will ever be obtained. If obtained, regulatory approval entails limitations on the indicated uses for which any products may be marketed. Following regulatory approval, if any, a marketed product and its manufacturer are subject to continual regulatory review. Later discovery of problems with a product or manufacturer may result in restrictions on such product or manufacturer. These restrictions may include withdrawal of the marketing approval for the product. Moreover, if CTD fails to comply with applicable regulatory requirements, CTD may be subject to fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution.

CTD'S RESEARCH AND DEVELOPMENT CONTRACTORS MAY NOT BE COMPLYING WITH UNITED STATES GOOD LABORATORY PRACTICE.


    CTD has not and some third party contractors performing research and development for CTD may not have Good Laboratory Practice, or GLP, designation from the United States regulatory authorities, and they may fail to qualify for GLP designation. Failure to qualify for GLP designation may impair CTD's ability to use the results of such party's research which, may seriously harm CTD's product development efforts.



CTD MUST COMPLY WITH GOVERNMENTAL REGULATION REGARDING ENVIRONMENTAL MATTERS AND ANY PAST OR FUTURE FAILURE TO COMPLY COULD ADVERSELY AFFECT CTD'S FINANCIAL CONDITION.


    CTD is subject to various foreign, federal, state and local environmental laws and regulations, in particular those governing the use, storage, handling and disposal of hazardous substances and hazardous wastes. CTD believes that it is in material compliance with environmental laws. Nonetheless, there can be no assurance that hazardous materials have not been released into the environment as a result of CTD's prior or ongoing operations. In the event of such a release of hazardous substances, CTD could be held liable for any damages that result and such liability could have a material adverse effect on CTD's business, financial conditions and results of operations. While CTD does not anticipate material costs to comply with environmental laws, there can be no assurances that in the future, CTD will not be required to make significant capital expenditures to comply with these laws or that CTD's business, financial condition, and results of operation will not be materially adversely affected by current or future environmental laws or regulations.

CTD'S PRODUCTS, IF APPROVED, MAY NOT BE COMMERCIALLY VIABLE DUE TO HEALTH CARE CHANGES AND THIRD-PARTY REIMBURSEMENT LIMITATIONS.


    Recent initiatives to reduce the federal deficit and to change health care delivery are increasing health care cost-containment efforts. CTD anticipates that Congress, state legislatures and the private sector will continue to review and assess alternative benefits, controls on health care spending through limitations on the growth of private health insurance premiums and Medicare and Medicaid spending, price controls on pharmaceuticals, and other fundamental changes to the health care delivery system. Any such changes could negatively impact the commercial viability of CTD's products, if approved. CTD's ability to successfully commercialize its product candidates, if they are approved, will depend in part on the extent to which appropriate reimbursement codes and authorized cost reimbursement levels of such products and related treatment are obtained from governmental authorities, private health insurers and other organizations, such as health maintenance organizations. In the absence of national Medicare coverage determination, local contractors that administer the Medicare program, within certain guidelines, can make their own coverage decisions. Accordingly, there can be no assurance that any of CTD's product candidates, if approved and when commercially available, will be included within the then current Medicare coverage determination or the coverage determination of state Medicaid programs, private insurance companies and other health care providers. In addition, third-party payers are increasingly challenging the necessity and prices charged for medical products, treatments and services. Also, the trend toward managed health care and the growth of health maintenance organizations in the United States may all result in lower prices for CTD's products, if approved and when commercially available, than CTD currently expects. The cost containment measures that health care payers and providers are instituting and the effect of any health care changes could negatively affect CTD's financial performance, if one or more of CTD's products are approved and available for commercial use.

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CTD DEPENDS UPON KEY PERSONNEL, CONSULTANTS AND EMPLOYEES FOR BOTH ITSELF AND
ITS SUBSIDIARIES.


    CTD is highly dependent upon its officers, as well as consultants and collaborating scientists. The loss of certain of these individuals could have a negative impact on CTD.


    Competition for qualified employees among pharmaceutical and biotechnology companies is intense, and the loss of any of such persons, or an inability to attract, retain and motivate any additional highly skilled employees required for the expansion of CTD's activities, could have a material adverse effect on CTD. There can be no assurance that CTD will be able to retain its existing personnel or attract additional qualified employees and such failure would seriously harm CTD's business.

CTD LACKS MANAGEMENT AND EMPLOYEE DEPTH.

    CTD has only two full time employees: a President and a Director of Corporate Development. CTD may need to identify and attract potential candidates for other positions. This process could take several months, or longer, and CTD may not be successful in attracting suitable candidates on terms acceptable to CTD, if at all.

CTD HAS CERTAIN INTERLOCKING RELATIONSHIPS THAT MAY PRESENT POTENTIAL CONFLICTS OF INTEREST.


    Lindsay A. Rosenwald, M.D., is the Chairman and sole stockholder of Paramount, PCI, Huntington Street Company and June Street Company, and is the sole member of Paramount Capital Drug Development Holdings LLC, or Paramount Holdings. Paramount Holdings and Mr. Rosenwald's wife are principal stockholders of CTD. Mr. Rosenwald, Huntington Street Company and June Street Company are also stockholders of CTD. In addition, certain officers, employees and associates of Paramount and its affiliates own securities of CTD and subsidiaries of CTD. Paramount has also acted as a placement agent in connection with private placements of CTD's Series A preferred stock. In the regular course of its business, PCI identifies, evaluates and pursues investment opportunities in biomedical and pharmaceutical products, technologies and companies. However, PCI is under no obligation to make any additional products or technologies available to CTD, and CTD does not expect, and you should not expect, that any biomedical or pharmaceutical product or technology identified by PCI or any other affiliates of Dr. Rosenwald in the future will be made available to CTD. In addition, certain of CTD's current officers and directors and officers or directors of CTD appointed in the future may from time to time serve as officers, directors or consultants of other biopharmaceutical or biotechnology companies and those other companies may have interests that conflict with CTD's interests.


CTD'S CLINICAL TRIALS AND PRE-CLINICAL RESULTS ARE UNCERTAIN.

    In order for CTD to be granted regulatory approvals to sell its proposed products, CTD or its collaborators will need to successfully conduct extensive pre-clinical and clinical testing to demonstrate safety and efficacy of those products in humans. The results of pre-clinical and clinical testing may prove to be inconclusive. The results of pre-clinical testing are subject to varying interpretations and may not be indicative of results that will be obtained in humans. In addition, the results of early clinical trials may not be indicative of the results of later clinical trials. As results of particular pre-clinical studies and clinical trials are received, CTD and/or its collaborators, if any, may abandon projects that they had previously thought promising.

    Regulatory agencies may not accept CTD's interpretation of results from pre-clinical and clinical trials. Even if the development of CTD's products advances to the clinical stage, there can be no assurance that they will prove to be safe and effective for human use. The products that are successfully developed, if any, will be subject to requisite regulatory approval prior to their commercial sale, and the approval, if obtainable, may take several years. Generally, only a very small percentage of new pharmaceutical products are approved for sale. Even if a new pharmaceutical product is approved for sale, it may not be commercially successful. CTD may encounter unanticipated problems relating to development, manufacturing, distribution and marketing, some of which may be beyond CTD's financial and technical capacity to resolve. The failure to address such problems adequately will seriously harm CTD's business.

CTD LACKS SALES AND MARKETING EXPERIENCE.


    CTD does not anticipate having the resources in the foreseeable future to allocate to the sale and marketing of its proposed pharmaceutical and related products. The future success of CTD may depend, in part, on its ability to enter into and maintain contracts for such sales and marketing. CTD intends to pursue such collaborative arrangements; however, there can be no assurances that CTD will be able to establish or maintain such collaborative arrangements. If CTD decides not to, or is unable to, enter into such collaborative arrangements, it will need to devote significant capital funds, management resources and time to build an in-house sales force that may or may not be effective to market its products.


FUTURE INABILITY TO OBTAIN RAW MATERIALS OR PRODUCTS FROM CONTRACT MANUFACTURERS COULD SERIOUSLY AFFECT CTD'S OPERATIONS.

    CTD currently obtains raw materials and other products from single domestic or foreign suppliers. Although to date CTD has not experienced difficulty in obtaining these products, CTD cannot assure you that the supply will not be interrupted in the future or that it will not have to obtain substitute materials and products. Changes in CTD's raw material suppliers could result in delays in production, higher raw material costs, and loss of sales and customers because regulatory authorities must generally approve raw material sources for pharmaceutical products.

CTD LACKS MANUFACTURING EXPERIENCE AND WILL RELY ON THIRD-PARTY MANUFACTURERS. THIS COULD ADVERSELY AFFECT CTD'S ABILITY TO MEET CUSTOMERS DEMANDS.


    CTD has no manufacturing capabilities. Accordingly, CTD will need to rely on third-party manufacturers of its products. CTD may not be able to identify any such manufacturers, and, even if it is able to do so, CTD may not be able to enter into manufacturing agreements on terms that are favorable to CTD, if at all. CTD will be required to rely on contract manufacturers for the foreseeable future to produce quantities of products and substances necessary for research and development, pre-clinical trials, human clinical trials and product commercialization. There can be no assurances that such products can be manufactured at a cost or in quantities necessary to make them commercially viable. There can be no assurance that third-party manufacturers will be able to meet CTD's needs with respect to timing, quantity and quality for the products. If CTD is unable to contract for a sufficient supply of required products and substances on acceptable terms, or if it should encounter delays or difficulties in its relationships with manufacturers, CTD's research and development, pre-clinical and clinical testing would be delayed, thereby delaying the submission of products for regulatory approval or the market introduction and subsequent sales of such products. Any such delays may have a material adverse effect on CTD's business, financial condition and results of operations. Moreover, contract manufacturers that CTD may use must adhere to current Good Manufacturing Practices regulations enforced by the FDA through its facilities inspection program. If the facilities of such manufacturers cannot pass a pre-approval plant inspection, the FDA pre-market approval of CTD's products will not be granted.


CTD DEPENDS ON OTHERS FOR CLINICAL DEVELOPMENT AND REGULATORY APPROVALS OF ITS PRODUCT CANDIDATES.

    In order for CTD to successfully develop and commercialize its product candidates, it may need to enter into collaboration agreements with partners to help research and develop its product candidates and to fund all or part of the costs thereof. CTD may not be able to enter into such collaboration agreements or the terms of the collaboration agreements may not be favorable to CTD. CTD's inability to enter into collaboration agreements could delay or preclude the development, manufacture and/or marketing of some of its product candidates or could significantly increase the costs of doing so.


    In the future, CTD may grant to its collaborative partners, if any, rights to license and commercialize pharmaceutical and related products developed under these collaborative agreements and such rights would limit CTD's flexibility in considering alternatives for the commercialization of such products. Under such agreements, CTD may rely on its collaborative partners to conduct research efforts and clinical trials on, obtain regulatory approvals for, and manufacture, market and commercialize certain of its product candidates. Although CTD believes that its collaborative partners will have an economic motivation to commercialize the pharmaceutical and related products which they may license, the amount and timing of resources devoted to these activities generally will be controlled by each such individual partner.

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               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
                    IN THIS JOINT PROXY STATEMENT/PROSPECTUS

    This joint proxy statement/prospectus contains forward-looking statements within the meanings of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities, events or developments that Endorex or CTD intends, expects, projects, believes or anticipates will or may occur in the future are forward looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such statements are characterized by terminology including "believe," "hope," "may," "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "positioned," "strategy" and similar expressions. These statements are based on assumptions and assessments made by Endorex's or CTD's management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expectations. These risks and uncertainties are beyond Endorex's and CTD's control and, in many cases, neither can predict the risks and uncertainties that could cause Endorex's and CTD's actual results to differ materially from those indicated by the forward-looking statements. Endorex and CTD disclaim any duty to update any forward-looking statements.

                             ENDOREX ANNUAL MEETING

GENERAL


    Endorex is furnishing this joint proxy statement/prospectus to holders of Endorex common stock and Series B preferred stock in connection with the solicitation of proxies by the Endorex board of directors for use at the annual meeting of stockholders of Endorex to be held on November 29, 2001, and any adjournment or postponement thereof.



    This joint proxy statement/prospectus is first being furnished to Endorex stockholders on or about October 26, 2001.


DATE, TIME AND PLACE


    The annual meeting will be held on November 29, 2001 at 10:00 a.m., central standard time, at 28101 Ballard Drive, Suite F, Lake Forest, Illinois.


MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

    At the annual meeting and any adjournment or postponement of the annual meeting, Endorex stockholders will be asked to consider and vote upon the following proposals:

    - to issue shares of Endorex common stock, options and warrants pursuant to the merger agreement, under which CTD will become a wholly owned subsidiary of Endorex;

    - to amend Endorex's Amended and Restated Certificate of Incorporation changing Endorex's name to DOR BioPharma, Inc.;

    - to elect six directors to serve until the next annual meeting of the stockholders of Endorex or until their successors are duly elected and qualified;

    - to approve an amendment of the 1995 Plan to (i) increase the number of shares of common stock issuable under the 1995 Plan by an additional 2,165,664 shares, (ii) implement a maximum annual limit of 500,000 shares of common stock by which the share reserve may increase annually over the term of the 1995 Plan under the automatic share increase provision and
      (iii) modify the automatic option grant program to (a) increase the initial option grants to newly-elected board members to 50,000 shares vesting immediately and (b) provide for annual option grants to continuing board members for 10,000 shares vesting over one year;

    - to approve February 21, 2001 option grants to each non-employee member of the Endorex board of directors to purchase 50,000 shares of Endorex common stock;

    - to ratify the appointment of Ernst & Young LLP as Endorex's independent auditors for the fiscal year ending December 31, 2001; and

    - to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

OTHER MATTERS

    Endorex knows of no other matters that will be presented for consideration at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

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RECORD DATE


    Endorex's board has fixed the close of business on October 23, 2001, as the record date for determining the Endorex stockholders entitled to notice of and to vote at the annual meeting.


VOTING OF PROXIES

    Endorex requests that its stockholders complete, date and sign the enclosed proxy card and promptly mail it to Endorex in the postage-paid envelope provided. Brokers holding shares in "street name" may vote the shares only if the stockholder provides instructions on how to vote. Brokers will provide directions on how to instruct the broker to vote the shares. All properly executed proxies that Endorex receives prior to the vote at the annual meeting and that are not revoked will be voted in accordance with the instructions indicated on the proxy cards or, if no direction is indicated, to approve proposals described above.

    Stockholders may in the following manner revoke their proxies at any time prior to their use:

    - by delivering to the secretary of Endorex a signed notice of revocation or a later-dated signed proxy card; or

    - by attending the annual meeting and voting in person.

    Attendance at the annual meeting does not in itself serve to revoke a proxy.

VOTES REQUIRED


    As of the close of business on October 15, 2001, there were 12,741,858 shares of Endorex common stock and 100,410 shares of Series B preferred stock outstanding and entitled to vote. The affirmative vote of the holders of a majority of the shares of Endorex common stock, voting together with the holders of Endorex Series B preferred stock on an as converted basis, that are entitled to vote and are present or represented by proxy at the Endorex meeting is required to approve the proposals described above, except (a) the election of directors which requires a plurality of the votes cast and (b) the amendment to the Amended and Restated Certificate of Incorporation which requires the approval of the holders of a majority of the outstanding shares of Endorex common stock, voting together with the holders of Endorex Series B preferred stock on an as converted basis. Endorex stockholders are entitled to one vote per share of Endorex common stock and approximately 13.55 votes per share of Endorex Series B preferred stock owned on October 23, 2001, the record date.



    As of October 15, 2001, directors and executive officers of Endorex and their affiliates beneficially owned an aggregate of 1,707,686 shares of Endorex common stock and 100,410 shares of Endorex Series B preferred stock (exclusive of any shares issuable upon the exercise of options) representing approximately 13.4% of the outstanding Endorex common stock and 100% of the outstanding Endorex Series B preferred stock on such date. The directors and executive officers of Endorex have indicated their intention to vote their shares of Endorex common stock in favor of the issuance of shares of Endorex common stock, options and warrants pursuant to the merger agreement.


QUORUM; ABSTENTIONS AND BROKER NON-VOTES

    The required quorum for the transaction of business at the annual meeting is holders, present or by proxy, of a majority of the shares of Endorex common stock and Series B preferred stock, on an as converted basis, issued and outstanding on the record date. If you hold your shares of Endorex common stock through a broker, bank or other nominee, generally the nominee may only vote your Endorex common stock in accordance with your instructions. However, if your broker or nominee has not timely received your instructions, the nominee may vote on matters for which it has discretionary voting authority. Brokers generally will not have discretionary authority to vote on the proposal to

                                       41
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approve the issuance of Endorex common stock, options and warrants in connection with the Merger. If a broker cannot vote certain shares for or against a given proposal because it does not have discretionary voting authority, this is a "broker non-vote" for that proposal. Brokers holding shares for beneficial owners cannot vote on the actions proposed in this joint proxy statement/prospectus without the owners' specific instructions. Abstentions and broker non-votes will be included in determining the number of shares present at the meeting for purposes of determining whether a quorum exists. Broker non-votes will not be included in vote totals and will have no effect on the outcome of the votes on the proposals. Abstentions, however, will have the same effect as a vote against the proposals.

SOLICITATION OF PROXIES; PROXY SOLICITATION EXPENSES


    Endorex has retained the services of D.F. King & Company to assist it in soliciting of proxies from Endorex stockholders. Endorex does not expect to pay more than $9,000, plus reasonable out-of-pocket expenses, for such services. Endorex and CTD will each bear their own expenses in connection with soliciting proxies for their respective meetings of stockholders, except that each will pay one-half of all filing fees incurred in connection with the registration statement and this joint proxy statement/prospectus.


    In addition to solicitation by mail, the directors, officers and employees of Endorex may solicit proxies from Endorex stockholders by telephone, facsimile or in person. Endorex will ask brokerage houses, nominees, fiduciaries and other custodians to forward soliciting materials to beneficial owners and will reimburse them for their reasonable expenses incurred in sending proxy materials to beneficial owners.

BOARD RECOMMENDATIONS

    Endorex's board of directors has determined that the proposed merger and the issuance of shares of Endorex common stock, options and warrants are fair to and in the best interests of Endorex and Endorex's stockholders, and recommends that you vote to approve such issuance of Endorex common stock, options and warrants in connection with the proposed merger. Endorex's board of directors has also determined that the other proposals are in the best interests of Endorex and Endorex's stockholders and recommends that you vote in favor of such proposals.


    The matters to be considered at the annual meeting are of great importance to Endorex stockholders. Accordingly, Endorex stockholders are urged to read and carefully consider the information presented in this joint proxy statement/prospectus, and to complete, date, sign and promptly return the enclosed proxy card in the enclosed postage-paid envelope.


    Endorex stockholders should NOT send any stock certificates with their proxy cards.

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                              CTD SPECIAL MEETING

GENERAL


    CTD is furnishing this joint proxy statement/prospectus to holders of CTD common stock and Series A preferred stock in connection with the solicitation of proxies by the CTD board of directors for use at the special meeting of stockholders of CTD to be held on November 29, 2001, and any adjournment or postponement thereof.



    This joint proxy statement/prospectus is first being furnished to stockholders of CTD on or about October 26, 2001.


DATE, TIME AND PLACE


    The special meeting will be held on November 29, 2001 at 10:00 a.m., local time, at CTD's offices at 1680 Michigan Avenue, Suite 700, Miami, Florida 33139.


MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

    At the CTD special meeting and any adjournment or postponement of the special meeting, CTD stockholders will be asked:

    - to approve the merger and the merger agreement; and

    - to transact such other business as may properly come before the special meeting.

OTHER MATTERS

    CTD knows of no other matters that will be presented for consideration at the special meeting. If any other matters properly come before the special meeting, the persons named in the enclosed form of proxy intend to vote the shares they represent as the board of directors may recommend. By signing and returning the enclosed proxy card, you are granting discretionary authority with respect to such other matters.

RECORD DATE


    CTD's board has fixed the close of business on November 19, 2001, as the record date for determining CTD stockholders entitled to notice of and to vote at the special meeting.


VOTING OF PROXIES

    CTD requests that stockholders of CTD complete, date and sign the enclosed proxy card and promptly mail it to CTD in the postage-paid envelope provided. All properly executed proxies that CTD receives prior to the vote at the special meeting, and that are not revoked will be voted in accordance with the instructions indicated on the proxy cards or, if no direction is indicated, to approve the merger and the merger agreement.

    Stockholders may in the following manner revoke their proxies at any time prior to their use:

    - by delivering to the secretary of CTD a signed notice of revocation or a later-dated signed proxy card; or

    - by attending the annual meeting and voting in person.

    Attendance at the special meeting does not in itself serve to revoke a proxy.

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VOTES REQUIRED


    As of the close of business on October 15, 2001, there were 5,000,000 shares of CTD common stock and 7,628,750 shares of Series A preferred stock outstanding and entitled to vote. The affirmative vote of the holders of a majority of the outstanding shares of CTD common stock, voting together with the holders of Series A preferred stock, on an as converted basis is required to approve the merger and the merger agreement. CTD stockholders are entitled to one vote per share of CTD common stock and one vote per share of CTD Series A preferred stock owned on November 19, 2001.



    As of October 15, 2001, directors and executive officers of CTD and their affiliates beneficially owned an aggregate of 2,872,453 shares of CTD common stock (exclusive of any shares issuable upon the exercise of options) and 1,000,000 shares of CTD Series A preferred stock, representing approximately 39.7% of the shares of CTD common stock and approximately 13.1% of the shares of CTD Series A preferred stock outstanding on such date. The directors and executive officers of CTD have indicated their intention to vote their shares of CTD common stock in favor of the merger and the merger agreement. Pursuant to a voting agreement in the form attached as Appendix II hereto, certain CTD stockholders, including CTD's directors, executive officers and their affiliates, owning beneficially approximately 63% and 61% of CTD's common stock and Series A preferred stock, respectively, outstanding as of October 15, 2001 have agreed to vote all of their shares of CTD capital stock for approval of the merger and the merger agreement.


QUORUM

    The required quorum for the transaction of business at the special meeting is holders, present or by proxy, of a majority of the issued and outstanding shares of CTD common stock and Series A preferred stock, on an as converted basis, issued and outstanding on the record date.

SOLICITATION OF PROXIES; PROXY SOLICITATION EXPENSES

    CTD will bear its own expenses in connection with the solicitation of proxies for its special meeting of stockholders, except that Endorex and CTD each will pay one-half of all filing fees incurred in connection with the registration statement and this joint proxy statement/prospectus.

    In addition to solicitation by mail, the directors, officers and employees of CTD may solicit proxies from stockholders by telephone, facsimile or in person.

BOARD RECOMMENDATIONS

    The CTD board has determined that the merger and the merger agreement are in the best interests of CTD and its stockholders. Accordingly, the board has approved, and recommends that stockholders vote to approve the merger and the merger agreement. In considering this recommendation, CTD stockholders should be aware that some CTD directors and officers have interests in the merger that are different from, or in addition to, those of CTD stockholders, and that Endorex has agreed to provide certain indemnification arrangements to some directors and officers of CTD. See "The Merger--Interests of Certain Persons in the Merger and Potential Conflicts of Interest."


    The matters to be considered at the special meeting are of great importance to CTD stockholders. Accordingly, CTD stockholders are urged to read and carefully consider the information presented in this joint proxy statement/prospectus, and to complete, date, sign and promptly return the enclosed proxy card in the enclosed postage-paid envelope.


    CTD's stockholders should NOT send any stock certificates with their proxy cards. A transmittal form with instructions for the surrender of CTD stock certificates will be mailed to CTD stockholders promptly once the merger has been completed.

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                                   THE MERGER


    THIS SECTION OF THE JOINT PROXY STATEMENT/PROSPECTUS DESCRIBES MATERIAL ASPECTS OF THE PROPOSED MERGER, INCLUDING THE MERGER AGREEMENT, WHICH IS ATTACHED AS APPENDIX I HERETO AND INCORPORATED BY REFERENCE HEREIN. WHILE WE BELIEVE THAT THIS DESCRIPTION COVERS THE MATERIAL TERMS OF THE MERGER AND THE RELATED TRANSACTIONS, THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO ENDOREX STOCKHOLDERS AND CTD STOCKHOLDERS. FOR A MORE COMPLETE UNDERSTANDING OF THE MERGER, STOCKHOLDERS SHOULD READ CAREFULLY AND IN THEIR ENTIRETY THE MERGER AGREEMENT AND THE OTHER DOCUMENTS WE REFER TO.


GENERAL

    Endorex's and CTD's respective boards of directors are using this joint proxy statement/prospectus to solicit proxies from the holders of Endorex's and CTD's respective capital stock for use at the Endorex annual meeting and the CTD special meeting. At Endorex's annual meeting, holders of Endorex capital stock will be asked to vote upon approval and adoption of the issuance of Endorex common stock, options and warrants pursuant to the terms of the merger agreement. At CTD's special meeting, holders of CTD capital stock will be asked to vote upon approval of the merger and the merger agreement.

BACKGROUND OF THE MERGER


    At the end of 1999, Endorex began concentrating its efforts on developing its drug delivery business. In a presentation to the Endorex board of directors in February 2000, Michael Rosen, President and Chief Executive Officer of Endorex, proposed that Endorex acquire technology or companies within the field of drug delivery. Endorex's management and board believed Endorex should seek to increase financial resources, product portfolio (particularly products in clinical trials), and scientific resources. The board approved management's recommendation that the Endorex management team identify potential acquisition candidates. Dr. Kenneth Tempero, Chairman of the Endorex board of directors, and Mr. Rosen contacted and visited drug delivery companies to explore both potential interest in an acquisition and synergies with Endorex. In addition, Steve H. Kanzer, a director of Endorex and an officer and director of CTD, provided non-confidential information regarding CTD to Endorex for review. Additionally, during the fourth quarter of 2000, Peter Kash and Martin Kratchman, each a security holder of both Endorex and CTD and an employee of Paramount Capital, Inc., an investment bank that is an affiliate of significant stockholders of both Endorex and CTD, suggested that Mr. Rosen and Mr. Kanzer explore a potential transaction between Endorex and CTD. CTD was interested in exploring such a transaction as a means of providing it investors with liquidity, while Endorex was interested in obtaining CTD's financial resources and product portfolio.


    On October 18, 2000, Endorex and CTD executed a mutual confidentiality and non-disclosure agreement and CTD provided Endorex with a package of confidential information explaining CTD's product portfolio, capital structure and financial situation. Mr. Kanzer and Mr. Rosen also spoke by telephone to arrange a meeting at O'Hare Airport in Chicago, Illinois to explore further merger possibilities.

    On October 23, 2000, a meeting was held at O'Hare Airport with Mr. Rosen, Mr. Frank Reid, former Vice President, Finance and Corporate Development of Endorex, Dr. Colin Bier, Chairman of the board of directors of CTD, Mr. Kanzer and Mr. Nicholas Stergiopoulos, Director of Corporate Development of CTD, in attendance. The parties discussed various issues, including the potential synergies of a business combination. At the end of the meeting, the parties indicated that they were interested in pursuing further discussions and initiating further due diligence.


    On October 30, 2000, Mr. Kanzer sent to Mr. Rosen a proposal that Endorex acquire CTD. This proposal was accompanied by an initial term sheet and outline of a proposed merger structure,

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including a proposed valuation of CTD. Mr. Rosen responded by telephone that he would review the proposal with the Endorex board of directors.


    On November 9, 2000, at an Endorex board meeting, Mr. Rosen and Mr. Reid presented the CTD proposal as well as details of discussions with other potential acquisition candidates. The board established a Strategy and Mergers and Acquisition Committee, or M&A Committee, consisting of Dr. Tempero,
Dr. Paul Rubin and Mr. Richard Dunning, to work with Mr. Rosen and Endorex management on potential acquisition opportunities.

    On November 29, 2000, Dr. Bier and Mr. Stergiopoulos visited Endorex's headquarters in Lake Forest, Illinois and met with Mr. Rosen, Dr. Tempero,
Mr. Robert Brey, former Vice President of Research and Development of Endorex, and Mr. Reid. Both parties discussed development of their respective products and technologies, and the status of collaborations with corporate partners and scientific and commercial institutions. The parties also discussed the potential synergies of combining the companies and reviewed the terms of CTD's merger proposal. Both parties expressed interest in continuing their merger discussions.

    During December 2000, a number of telephone conversations occurred among Dr. Tempero, Mr. Rosen, Dr. Bier and Mr. Kanzer regarding the potential synergies of combining Endorex and CTD, as well as how to structure any merger.

    On December 6, 2000, a telephone conference was held among Dr. Tempero, Mr. Rosen, Mr. Kanzer, representatives of Brobeck Phleger & Harrison LLP, or Brobeck, legal counsel for Endorex, and a representative of Kramer Levin Naftalis & Frankel LLP, or Kramer Levin, legal counsel for CTD, regarding the potential structure of a merger transaction between Endorex and CTD.

    On December 18, 2000, another telephone conference was held with Dr. Tempero, Mr. Rosen, Mr. Kanzer, Dr. Bier, representatives of Brobeck and representatives of Kramer Levin participating. The discussion again was regarding the potential structure of a merger transaction between Endorex and CTD and related AMEX and SEC requirements.

    On December 26, 2000, Mr. Rosen sent to Mr. Kanzer a counterproposal to Mr. Kanzer's October 30, 2000 acquisition proposal.

    On December 29, 2000, a telephone conference was held among Dr. Bier, Mr. Kanzer, Dr. Tempero and Mr. Rosen in which Mr. Rosen outlined the rationale for his acquisition proposal. Although issues remained open regarding the terms of an acquisition, both parties indicated interest in pursing discussions regarding a business combination and a two-day meeting was scheduled for January 8-9, 2001 in Miami, Florida, to negotiate a term sheet for the transaction.

    On January 3, 2001, a telephonic meeting of Endorex's M&A Committee was held. Mr. Rosen summarized conversations with CTD since the board meeting held on November 9, 2000, including the discussions that occurred during the visit to Endorex by CTD management and the telephone conference among the parties on December 29, 2000.

    On January 8-9, 2001, Dr. Tempero, Mr. Rosen, Dr. Bier, Mr. Kanzer and
Mr. Stergiopoulos met in Miami, Florida, to negotiate a term sheet for the transaction. At the meeting, the major terms of a potential transaction were agreed upon. The parties also agreed that Mr. Rosen would have Brobeck draft a letter of intent and term sheet for review by the parties.

    From January 9, 2001, until execution of the letter of intent regarding the merger on February 27, 2001, numerous telephone conversations were held among Dr. Tempero, Mr. Rosen, Dr. Bier, Mr. Stergiopoulos and representatives of each of Brobeck and Kramer Levin to negotiate the letter of intent and term sheet, request due diligence materials and discuss due diligence materials and issues with respect to both Endorex and CTD.

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    On January 16, 2001, a telephonic meeting of the M&A Committee was held during which Mr. Rosen summarized the interim discussions with CTD, including the meeting in Miami, Florida and the potential terms of the transaction.

    On January 29, 2001, a telephonic meeting of the M&A Committee was held and was attended by Mr. Dunning and Dr. Tempero. Also present by invitation were Mr. Rosen and Mr. Darren Hensley of Brobeck. Mr. Rosen briefed the committee on discussions that had occurred between Endorex and CTD since January 16, 2001. The M&A Committee discussed a two-step process proposed by CTD to consummate the merger as compared to a conventional merger structure. The M&A Committee determined that while the two-step process had elements that could be considered attractive, it also entailed several potential drawbacks for Endorex. The M&A Committee also discussed certain due diligence issues regarding CTD.

    On February 13, 2001, the M&A Committee members met with Dr. Bier in a conference room at Logan Airport in Boston, Massachusetts. The purpose of the meeting was to allow the members of the M&A Committee to meet and interview
Dr. Bier, as the M&A Committee contemplated that it might be appropriate to appoint Dr. Bier Chairman and Chief Executive Officer of Endorex subsequent to a merger. After introductions and a brief discussion of Dr. Bier's background and experience, a discussion ensued regarding management philosophy, vision for the combined companies, strategies for attaining goals, the priorities for the combined companies, investor relations, public relations, capital structure, capital needs, and the like. Dr. Bier's compensation requirements were also discussed.

    On February 21, 2001, at Endorex's quarterly board of directors meeting, Mr. Rosen provided the board with a draft of the letter of intent and term sheet for the merger transaction that had been negotiated with CTD. The board approved the letter of intent and term sheet and authorized Endorex management to execute the letter of intent with CTD. Subsequent to the meeting, Mr. Rosen telephoned Dr. Bier to inform him of the board's approval of the letter of intent and term sheet.

    On February 26, 2001, a telephonic meeting of CTD's board of directors was held to discuss the letter of intent and term sheet. Present by invitation were Mr. Stergiopoulos as well as Kenneth A. Adams of Kramer Levin. The board of directors voted to approve the letter of intent and term sheet. Mr. Kanzer abstained from voting.

    On February 27, 2001, Endorex and CTD executed a letter of intent with an attached term sheet outlining the terms of the proposed acquisition of CTD by Endorex pursuant to a merger transaction.

    From the execution of the letter of intent on February 27, 2001, until execution of the agreement and plan of merger and reorganization on July 31, 2001, numerous telephone conversations were held among Dr. Tempero, Mr. Rosen, Dr. Bier, Mr. Stergiopoulos and representatives of each of Brobeck and Kramer Levin to negotiate the terms of the merger agreement and related agreements, request due diligence materials and discuss due diligence materials and issues with respect to both Endorex and CTD.

    On March 9, 2001, Dr. Brey received from Mr. Stergiopoulos a partial set of FDA submissions related to clinical development programs for orBec-TM- and Oraprine-TM-. Endorex also requested additional documents regarding manufacturing and formulation data on the new formulations of orBec-TM-.

    On March 11, 2001, after contacting several investment banks, Endorex executed an engagement letter with Wells Fargo Van Kasper, or WFVK, pursuant to which WFVK would provide the Endorex board of directors with a fairness opinion with respect to the fairness of the terms of the merger transaction to the stockholders of Endorex from a financial point of view.

    On April 9, 2001, a telephonic M&A Committee meeting occurred during which Mr. Rosen provided an update regarding the status of negotiations with CTD regarding the transaction. A

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discussion ensued regarding the open issues and what positions Endorex should take. Mr. Rosen reviewed with the M&A Committee target dates for moving the transaction to completion.

    On April 17, 2001, Mr. Steve Nelson of WFVK visited Endorex's offices to meet with Mr. Koulogeorge, Mr. Rosen and Dr. Brey for purposes of a due diligence review of Endorex related to the WFVK fairness opinion.

    On April 20, 2001, a telephone conference occurred pursuant to which Dr. Hal Gerber of WFVK conducted a due diligence review of CTD with Dr. Peter Hoyle and Dr. Paul Waymack, CTD regulatory and clinical consultants, and Dr. Bier and Mr. Stergiopoulos.

    On May 1, 2001, there took place a joint telephonic meeting of the Endorex board of directors Executive Committee and M&A Committee. Mr. Hensley of Brobeck was present by invitation for a portion of the meeting. Mr. Rosen recapped the history of the negotiations, summarized the proposed changes from the letter of intent, explained the rationale for each of the deviations and analyzed their potential impact upon the transaction. He then proceeded to itemize the open issues, explaining their background and solicited input and guidance from the committees. Dr. Tempero summarized the feedback received from Dr. Bier regarding one of the open issues, the terms of his employment agreement, and also solicited input and guidance from the committees with respect thereto.

    On May 10, 2001, a telephonic M&A Committee meeting occurred. Mr. Rosen summarized the status of CTD negotiations since the last M&A Committee meeting and informed the committee of recent comments from CTD on the transaction documents that raised a number of new issues. The M&A Committee discussed the items in detail and provided guidance to Mr. Rosen with respect thereto.

    On May 28, 2001, CTD and Endorex executed an amendment to the letter of intent extending the exclusivity period to June 25, 2001.

    On June 14, 2001, a telephonic meeting of the M&A Committee occurred. The purpose of the meeting was for Mr. Rosen to provide a status report of the negotiations with CTD, to summarize the status of scientific work underway within both companies, and to summarize remaining open items with respect to the transaction negotiations. The M&A Committee determined that the exclusivity period should not be extended upon its current expiration and that Endorex would then be free to explore other acquisition candidates.


    On June 15, 2001, Mr. Rosen sent a letter to Dr. Bier reminding CTD of the impending expiration of the exclusivity period and indicating that Endorex would not agree to extend the exclusivity period in the letter of intent and that it would discontinue all merger negotiations with CTD at that time. Additionally, Mr. Rosen placed a telephone call to Dr. Bier to advise him of the content of the letter and the concern of the Endorex board that the transaction negotiations were proceeding much too slowly.



    On July 2, 2001, a telephonic meeting of CTD's board of directors was held to discuss the merger agreement. Present by invitation were Mr. Stergiopoulos as well as Mr. Adams of Kramer Levin. The principal topic of discussion was concerns expressed by certain CTD stockholders regarding treatment of the outstanding warrants to purchase shares of CTD Series A preferred stock. Also discussed were other aspects of the merger agreement as well as composition of Endorex's board of directors post-merger. The board did not approve the merger agreement, but instead agreed to hold another meeting after any uncertainties regarding treatment of the warrants had been resolved.



    On July 2, 2001, a special telephonic meeting of the Endorex board of directors was held to approve the merger, the merger agreement and the transactions contemplated thereby. Present by invitation were Mr. Koulogeorge; Dr. Gerber, Mr. Allan Auerbach and Mr. Nelson of WFVK; and Mr. Hensley and
Mr. John Kim of Brobeck. Mr. Rosen presented an overview of the transaction

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documents previously distributed to the board and the merger transaction.
Mr. Kanzer posed questions about CTD's warrants and the request of one CTD stockholder that the terms upon which Endorex issues substitute warrants for them be changed. Mr. Kanzer indicated that the CTD board of directors had not approved the merger at a meeting earlier that day and had agreed to reschedule the meeting after resolution of the stockholder request. Due to this new information, the meeting was adjourned without approving the transaction.


    On July 6, 2001, a telephonic meeting of CTD's board of directors was held to discuss the merger agreement, treatment of the warrants to purchase shares of Series A preferred stock, and when Endorex would announce the proposed merger to the public. Present by invitation were Mr. Stergiopoulos and Mr. Adams. The board of directors voted to approve the merger agreement and to submit the merger agreement to CTD's stockholders for their approval. Mr. Kanzer abstained from voting.

    On July 13, 2001, a special telephonic meeting of the Endorex board of directors was held. Present by invitation were Mr. Koulogeorge, Mr. Nelson, Dr. Gerber, Mr. Auerbach, Mr. Kim and Mr. Hensley. Mr. Rosen discussed the background of the proposed merger and changes in the terms of the transaction that had occurred due to the concern raised by a CTD stockholder. Mr. Rosen informed the board that the CTD board had previously approved the merger agreement with the revisions requested by the stockholder. The representatives of WFVK presented their analysis and the background for their fairness opinion, as well as the assumptions, terms and limitations thereof. WFVK delivered its oral opinion, subsequently confirmed in writing, that the merger was fair to the stockholders of Endorex from a financial point of view. The board of directors subsequently voted to approve the merger, the merger agreement and the transactions contemplated thereby and to submit the transaction to Endorex's stockholders for approval. Mr. Kanzer abstained from the vote. Mr. Rosen then discussed the actions and items that need to be completed prior to or concurrently with the execution of the merger agreement and the time frame for completing these actions and items, as well as the execution of the merger agreement. Mr. Rosen also discussed other actions that will need to be taken subsequent to the execution of the merger agreement and the board discussed when to announce publicly the proposed merger.

    On July 19, 2001, a draft of a press release announcing the merger was distributed to CTD for review. Also on July 19, 2001, Dr. Bier visited Endorex to meet with Mr. Rosen and Endorex's management team. Discussions covered what documents needed to be completed before the merger agreement could be signed, the press release announcing the execution of the merger agreement, the timetable for filing a Form S-4 registration statement with the SEC and the ensuing process, timing for stockholder meetings of each company, company integration activities, and presentations at financial meetings in the fall.

    Between July 19, 2001 and July 31, 2001, numerous telephone conferences occurred between Mr. Rosen, Mr. Stergiopoulos, Dr. Bier and representatives of each of Brobeck and Kramer Levin negotiating the language of the press release and the Form 8-K to be filed with the SEC in connection with the issuance of the press release.

    On July 31, 2001, Endorex, Roadrunner Acquisition, Inc., or Roadrunner, a wholly owned subsidiary of Endorex, and CTD executed the merger agreement and Endorex, Roadrunner, CTD and certain stockholders of CTD executed the voting agreement.

    On August 1, 2001, Endorex and CTD issued a joint press release announcing the execution of the merger agreement and Endorex filed a Form 8-K and Rule 425 filing with the SEC regarding the press release.

    On August 7, 2001, Endorex made a Rule 425 filing with the SEC regarding question and answer materials distributed to Endorex employees.

    On September 5, 2001, pursuant to Rule 425, Endorex filed with the SEC slides used in connection with a presentation delivered by Mr. Rosen at the WFVK "The Class of 2001" Conference in San Francisco, California.


    On September 25, 2001, CTD filed with the SEC under Rule 425 a press release announcing that the FDA had recently granted Enteron Pharmaceuticals, Inc., a majority owned subsidiary of CTD, an "orphan drug" designation for the use of orBec-TM- to prevent graft-versus-host disease.


    On October 9, 2001, Endorex filed with the SEC under Rule 425 a press release announcing that Endorex filed with the SEC the registration statement of which this joint proxy statement/prospectus is a part.


STRUCTURE OF THE MERGER

    Roadrunner, a wholly owned subsidiary of Endorex, will merge into CTD, and CTD will survive the merger and become a wholly owned subsidiary of Endorex. CTD stockholders will become stockholders of Endorex.

ENDOREX'S REASONS FOR THE MERGER AND RECOMMENDATION OF THE ENDOREX BOARD OF
  DIRECTORS

    The Endorex board of directors, after careful consideration, has approved the merger, the merger agreement and the transactions contemplated thereby, including the proposed issuance of Endorex common stock, options and warrants in connection with the merger. The Endorex board believes that the merger is advisable and in the best interests of its stockholders and recommends that its stockholders vote "FOR" the proposed issuance of Endorex common stock and options and warrants to acquire Endorex common stock in connection with the merger.

    The Endorex board of directors also considered and reviewed with the management of Endorex a wide variety of information, factors and reasons in connection with its evaluation of the merger and the merger agreement. In particular, Endorex's board of directors considered the following information, reasons and factors:

    - that CTD had, as of June 30, 2001, no debt and approximately $5 million in cash, which CTD believes will be sufficient to fund development of orBec-TM- and Oraprine-TM- in the near term and to take orBec-TM-, its lead drug candidate in phase III clinical trials, through the FDA approval process;

    - that the addition of CTD's drug product candidates will increase and broaden Endorex's product pipeline;

    - that the merged companies may provide enhanced opportunities for new drug product discoveries and commercial alliances;

    - the likelihood the merger may benefit Endorex in its negotiations with potential collaborators, corporate partners, licensors and licensees;

    - information concerning CTD's and Endorex's respective businesses, plans and operations, technology, management, competitive position, future business prospects, and historical and projected financial performance;

    - the complementary nature of CTD's and Endorex's operations and strategy, in that they both focus on pre-approved compounds;

    - the operational and administrative cost savings that would result from the merger with CTD;

    - the amount of Endorex common stock and options and warrants exercisable for Endorex common stock to be issued to CTD's stockholders;

    - the compatibility of CTD's and Endorex's management;

    - the effect of the merger on Endorex's potential corporate partners and collaborators; and

    - the terms of the merger agreement.

    In reaching its conclusions, the board also considered the following:

    - the results of management's analysis of the drug delivery and development industry generally;

    - the written opinion of WFVK, independent financial advisors to the board, dated July 13, 2001, that, as of July 13, 2001, and based on the considerations set forth in the opinion, the exchange of shares of Endorex's common stock and options and warrants to acquire Endorex common stock for all of CTD's outstanding common stock, preferred stock, options and warrants is fair from a financial point of view to Endorex's stockholders;


    - management's valuation of CTD at approximately 10 million shares of Endorex common stock (utilizing an Endorex common stock per share price of $1.50 as of January 9, 2001) after extensive arm's-length negotiations with CTD;



    - that Endorex would remain a public entity after the merger was complete;
      and


    - restrictions on Endorex's ability to acquire other entities prior to the closing of the merger and the provisions regarding the payment of a fee under certain circumstances upon termination of the merger agreement.

    Endorex's board of directors also considered a variety of potential risks and detriments, including, but not limited to, the following:


    - CTD's limited operating history;



    - CTD's limited revenue and historical and projected losses from operations;


    - the difficulties associated with merging the operations of each company including the distance between operational locations;

    - the risk that the merger might not be consummated;


    - the effect that announcing the merger would have on the price of Endorex's common stock;


    - the time and costs incurred or associated with the merger; and


    - other applicable risks described in this joint proxy statement/prospectus under "Risk Factors" starting on page 15.


    The Endorex board of directors was made aware and discussed the interests of Steve H. Kanzer in CTD and the merger. Steve H. Kanzer abstained in the board's vote to approve the merger, the merger agreement and the transactions contemplated thereby. See "The Merger--Interests of Certain Persons in the Merger and Potential Conflicts of Interest."

    Due to the many different factors and risks and the information considered in connection with its evaluation of the merger, Endorex's board did not find it practicable to quantify or otherwise assign relative weight or value to the specific factors that it considered in approving the merger, the merger agreement and the transactions contemplated thereby. Furthermore, individual Endorex board members may have viewed or valued factors considered by them differently from the other Endorex board members.

    The foregoing discussion of the information, factors and risks considered by the Endorex board of directors is not meant to be exhaustive, but includes the principal factors considered by the board.

OPINION OF ENDOREX'S FINANCIAL ADVISOR

SELECTION OF INDEPENDENT FINANCIAL ADVISOR FOR FAIRNESS OPINION

    Endorex's objectives in selecting an independent financial advisor to render a fairness opinion in connection with the merger were to:

    - engage an independent financial advisor recognized as a leader in biotechnology transactions and with knowledge of the biotechnology industry;

    - obtain the fairness opinion at a reasonable cost in relationship to the size and valuation of the transaction; and

    - establish a relationship for future activities of Endorex.


    Endorex contacted several independent financial advisors, including Gruntal, Adams Harkness & Hill, William Blair & Co., and WFVK, to discuss their interest in working with Endorex on the merger and in continuing to work with Endorex in the future for other investment banking activities. After discussion with personnel from the healthcare or lifescience divisions of each of these entities and receiving cost estimates for rendering of the fairness opinion, Endorex selected WFVK as its independent financial advisor in connection with the merger. Prior to this contact, Endorex had no banking or other relationship with WFVK or any of its affiliates during the last two years. An affiliate of WFVK, Wells Fargo Bank Minnesota, National Association, will serve as escrow agent under the terms of the escrow agreement to be executed at the closing of the merger.


OPINION OF WELLS FARGO VAN KASPER

    On March 11, 2001, Endorex engaged WFVK to provide financial advisory services to Endorex regarding Endorex's proposed business combination with CTD. On July 13, 2001, WFVK delivered its oral opinion to Endorex's board of directors, subsequently confirming that opinion with a written opinion dated July 13, 2001, as to the fairness to the stockholders of Endorex, from a financial point of view, of the merger consideration to be paid by Endorex in the merger.

    WFVK's opinion is limited to the fairness of the merger consideration, from a financial point of view, to the stockholders of Endorex and does not address Endorex's underlying business decision to proceed with the merger. No limitations were imposed by the Endorex board on WFVK with respect to the investigations made or procedures followed by it in furnishing its opinion. The merger consideration was determined through negotiations between the respective managements of Endorex and CTD. WFVK did not assist Endorex in those negotiations and in the negotiations leading to an agreement on principal structural and terms of the agreement. In furnishing its opinion, WFVK was not engaged as an agent or fiduciary of Endorex's stockholders or any other third party.

    THE FULL TEXT OF THE WRITTEN OPINION OF WFVK, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS APPENDIX III HERETO. THE SUMMARY CONTAINED HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. WE URGE THE STOCKHOLDERS OF ENDOREX TO CAREFULLY READ THE OPINION IN ITS ENTIRETY.

    The WFVK opinion does not address the following:

    - the relative merits of the merger and any other transactions;

    - business strategies discussed by the Endorex board as alternatives to the merger; or

    - the underlying business decision of the Endorex board to proceed with the merger process.

    In connection with the preparation of its opinion, WFVK did, among other things, the following:

    - reviewed the financial terms and conditions set forth in the form of the merger agreement provided to WFVK by Endorex, which was represented to WFVK to be the final version to be executed by both parties;

    - reviewed certain financial information relating to CTD, including historical financial and operating statements and financial and operating projections prepared by the management of CTD;

    - discussed with members of CTD's management CTD's historical and current business operations, financial conditions and prospects and other matters WFVK deemed relevant;

    - discussed with members of Endorex's management Endorex's historical and current business operations, financial conditions and prospects and other matters WFVK deemed relevant;

    - reviewed operating results, trading multiples, research reports and consensus revenues and earnings estimates reported by I/B/E/S International, Inc., a third party financial information service company that provided to WFVK such information for selected publicly traded companies that WFVK deemed comparable to CTD;

    - compared the financial terms of the merger with the financial terms, to the extent publicly available, of other business combinations that WFVK deemed relevant;

    - reviewed the stock price and trading history of Endorex common stock; and

    - made other studies, inquiries and analyses and reviewed other data as WFVK deemed relevant and appropriate, based on WFVK's judgement as investment bankers, for the purpose of the opinion.

    In the course of WFVK's review, the assumption was made, with Endorex's permission, that the documents prepared to be used and signed by the parties to formally effect the merger, including any disclosure material to be delivered to the stockholders of Endorex to elicit the necessary consents to the merger, will effect the merger on the terms set forth in the proposed form of the merger agreement provided to WFVK by Endorex, without material alteration.

    WFVK did not negotiate the terms of the merger or provide any legal advice with respect to the merger. WFVK did not make or provide an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of CTD or Endorex nor did WFVK make a physical inspection of any of the properties or assets of CTD or Endorex.

    In rendering its opinion, WFVK relied, without independent verification, on the accuracy and completeness of all of the financial and other information that was publicly available or furnished or otherwise communicated to WFVK by Endorex and CTD and relied upon and assumed without independent verification that there had been no material change in the assets, financial condition and business prospects of CTD or Endorex since the date that the most recent financial statements were made available to WFVK.

    With respect to financial projections provided to WFVK by CTD management, WFVK reviewed the projections and was advised by certain members of Endorex and CTD management, and has relied upon and assumed without independent verification, that the projections:

    - were reasonably prepared;

    - are based upon assumptions reflecting the best currently available estimates and good faith judgments of CTD management as to the future performance of CTD as an independent company; and

    - are believed to be realizable in the amounts and time periods contemplated thereby.

    Each of the management of Endorex and CTD has also advised WFVK that they do not currently have any information or beliefs that would make the projections incomplete or misleading. With respect to projections of companies deemed comparable to CTD by WFVK, WFVK used only projections, published in recent research analysts' reports, reviewed those projections, and in all instances used a median of the projected numbers.

    The opinion is based upon analyses of the foregoing factors in light of WFVK's assessment of general economic, financial and market conditions as they exist and as they can be evaluated by WFVK as of the date of the opinion and on information made available to WFVK as of the date of the opinion. Although events occurring after the date of the opinion could materially affect the assumptions relied upon in preparing the opinion, WFVK does not have any obligation to update, revise or reaffirm its opinion unless requested by Endorex upon payment of an additional fee.

    The opinion is for the benefit and use of the board of directors of Endorex in its consideration of the merger and is not a recommendation to any stockholder as to how such stockholder should vote with respect to the merger. Further, the opinion addresses only the financial fairness of the merger consideration to be paid by Endorex and does not address any other aspect of the merger.

SUMMARY OF METHODS UTILIZED

    Set forth below is a summary of the material financial analyses performed by WFVK in connection with the delivery of its written opinion stating that the merger consideration, as of July 13, 2001, was fair to the stockholders of Endorex, from a financial point of view. The summary of the financial analyses is not a complete description of all of the analyses performed by WFVK. Some of the summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses. WFVK performed several procedures, including each of the financial analyses described below, and reviewed with CTD and Endorex management the assumptions on which its analyses were based and other factors, including CTD's historical and projected financial results. No limitations were imposed by Endorex with respect to the investigations made or procedures followed by WFVK in rendering its opinion.

ANALYSIS OF ENDOREX STOCK TRADING HISTORY

    To provide contextual data and comparative market data, WFVK reviewed the historical market prices of Endorex common stock for the 90 days preceding the date of the WFVK opinion. WFVK noted that over the indicated period from April 11, 2001 to July 12, 2001, Endorex's common stock sold for a high of $1.20 per share, a low of $.75 per share, and had an average sale price at the close of market trading of $.96 per share. The implied merger consideration, based on a maximum of ten million shares of Endorex common stock to be issued as defined in the merger agreement multiplied by the average closing sale price as indicated above, was calculated by WFVK to be approximately $9.6 million.

DISCOUNTED CASH FLOWS ANALYSIS

    WFVK estimated ranges of equity values for CTD based upon the discounted present value of CTD's projected after-tax cash flows and the discounted present value of CTD's terminal value at December 31, 2009, calculated using a perpetual growth rate methodology, based on:

    - CTD's forecasts, and

    - CTD's forecasts, assuming the generation of revenues solely through licensing of technology to a third party in exchange for royalty payments of 15% of the product revenues set forth in CTD's forecasts.

    The purpose of the discounted cash flow analysis is to compare the consideration paid in the merger to the present value of after-tax cash flows implied by CTD's forecasts. WFVK applied the discounted cash flow methodology to CTD's forecasts because CTD is a development stage company and the majority of its value is derived from the sale of its products in the future. After-tax cash flow was calculated by taking projected earnings before interest and taxes and subtracting from this amount projected taxes, changes in working capital and changes in other assets and liabilities and adding back projected depreciation and amortization. This analysis was based upon assumptions described by, projections supplied by, and discussions held with CTD and Endorex management. For each scenario, a range of equity values was generated utilizing discount rates ranging from 25% to 35%. In calculating the terminal value, WFVK utilized a perpetual growth rate of zero, which was arrived at through discussions with CTD and Endorex management regarding the life cycles of CTD's products.

    Utilizing this methodology, the equity value ranged from (in $ millions):

                                                                LOW        HIGH
                                                              --------   --------
Based on CTD's forecasts....................................   $12.1      $15.5
Based on CTD's forecasts, as adjusted by estimated royalty
  payments as set forth above...............................   $15.2      $22.1

COMPARABLE COMPANIES ANALYSIS

    WFVK analyzed, among other things, certain trading multiples of the following publicly traded companies in the specialty pharmaceutical industry, or the Comparable Companies, that WFVK deemed comparable:

    - Questcor Pharmaceuticals, Inc.

    - Cellegy Pharmaceuticals, Inc.

    - Inkine Pharmaceuticals, Inc.

    - SangStat Medical Corporation

    WFVK analyzed the trading multiples of enterprise value-to-projected net revenues of the Comparable Companies for calendar years 2001 and 2002. All trading multiples were based on closing sale prices on July 12, 2001. WFVK determined the median enterprise value-to-projected net revenue multiple of the Comparable Companies, for the calendar year 2002, to be 2.64 and applied this multiple to CTD's projected 2009 revenues, based on:

    - CTD's forecasts, and

    - CTD's forecasts, assuming the generation of revenues solely through licensing of technology to a third party in exchange for royalty payments of 15% of the product revenues set forth in CTD's forecasts.

    For each scenario, a range of equity values were generated by discounting the resulting values to 2002 utilizing discount rates ranging from 25% to 35%. WFVK applied the discount rate to CTD's forecasts because CTD is a development stage company and the majority of its value is derived from the sale of its products in the future.

    Utilizing this methodology, the equity value ranged from (in $ millions):

                                                                LOW        HIGH
                                                              --------   --------
Based on CTD's forecasts....................................   $33.4      $42.3
Based on CTD's forecasts, as adjusted by estimated royalty
  payments as set forth above...............................   $11.2      $13.5

PRECEDENT TRANSACTIONS ANALYSIS

    WFVK analyzed the aggregate transaction values and implied transaction-value multiples paid in selected merger or acquisition transactions in the specialty pharmaceutical industry. WFVK compared, among other things, the aggregate transaction value in each of these transactions as a multiple of the latest twelve month's revenues and earnings before interest, taxes, depreciation and amortization (EBITDA), prior to the transaction.

    Based on this analysis, WFVK applied the revenue multiple of 5.64, which approximates the median revenue multiple, to CTD's projected 2009 revenues, based on:

    - CTD's forecasts, and

    - CTD's forecasts, assuming the generation of revenues solely through licensing of technology to a third party in exchange for royalty payments of 15% of the product revenues set forth in CTD's forecasts.

    For each scenario, a range of equity values were generated by discounting the resulting values utilizing discount rates ranging from 25% to 35%. WFVK applied the discount rate to CTD's forecasts because CTD is a development stage company and the majority of its value is derived from the sale of its products in the future.

    Utilizing this methodology, the equity value ranged from (in $ millions):

                                                                LOW        HIGH
                                                              --------   --------
Based on CTD's forecasts....................................   $46.6      $62.2
Based on CTD's forecasts, as adjusted by estimated royalty
  payments as set forth above...............................   $14.8      $19.0

    WFVK performed this analysis to compare the consideration offered in this merger to transactions in the public market. These transactions were selected because they involve companies in a comparable industry, specialty pharmaceuticals. No company used or transaction compared in the above comparable company or precedent transaction analysis is identical to CTD or the combined company. Accordingly, an analysis of the results of the foregoing is not purely mathematical; rather it involves complex considerations and judgments as to the financial and operating characteristics of the companies and other factors that could affect the value of the companies to which CTD is being compared.

    While the foregoing summary describes certain analyses and factors that WFVK deemed material in its presentation to the Endorex board, it is not a comprehensive description of all analyses and factors considered by WFVK.

    The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. WFVK believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, would create an incomplete view of the evaluation process underlying the WFVK opinion. Several analytical methodologies were employed and no one method of analyses should be regarded as critical to the overall conclusion reached by WFVK. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The conclusions reached by WFVK are based on all analyses and factors taken as a whole and also on application of WFVK's own experience and judgment. Such conclusions may involve significant elements of subjective judgment and qualitative analyses. WFVK therefore gives no opinion as to the value or merit standing alone of any one or more parts of the analyses it performed.

    In performing its analyses, WFVK considered, and made numerous assumptions with respect to industry performance, general business and economic conditions, market and financial conditions and other matters in addition to the assumptions described above. The analyses performed by WFVK are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. Accordingly, analyses relating to the value of a business do not purport to be appraisals or to reflect the prices at which the business actually may be purchased. Furthermore, no opinion is being expressed as to the prices at which shares of Endorex or CTD common stock may be traded at any future time.

    WFVK is a nationally recognized investment banking firm. As part of its investment banking business, WFVK is frequently engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes.

    WFVK has received a fee for the rendering of the fairness opinion. In addition, Endorex has agreed to reimburse WFVK for its reasonable out of pocket expenses incurred in connection with the transaction and to indemnify WFVK and its affiliates against certain liabilities, including liabilities arising under applicable securities laws and its legal expenses in connection with any litigation relating to the transaction.

CTD'S REASONS FOR THE MERGER AND RECOMMENDATION OF THE CTD BOARD OF DIRECTORS


    After careful consideration, CTD's board of directors has determined that the terms of the merger and the merger agreement are in the best interests of CTD and its stockholders. As a result, CTD's board has approved the merger and the merger agreement and recommends that CTD stockholders vote "FOR" approval of the merger and the merger agreement.


    CTD's board of directors reviewed a wide variety of information and considered a number of factors in connection with its evaluation of the merger and the merger agreement, and determined that the proposed merger provides an opportunity that serves the best interests of CTD and its stockholders. In particular, CTD's board of directors considered, among other things:

    - the likelihood that by providing CTD with greater financial security and leverage, the merger may benefit CTD in its negotiations with potential collaborators or other licensees, enabling CTD to achieve improved financial terms;

    - the existence of a public market for the Endorex common stock to be received by CTD's stockholders in the merger in place of their CTD capital stock, which is not publicly traded;

    - information concerning CTD's and Endorex's respective businesses, plans and operations, technology, management, competitive position, future business prospects, and historical and projected financial performance;

    - current financial market conditions and historical market prices and trading information with regard to Endorex's common stock;

    - the complementary and synergistic nature of CTD's and Endorex's operations and strategic focus, in that they both focus on new oral and mucosal formulations of drugs that are currently approved and commercialized;

    - the potential operational and administrative cost savings that would result from the merger with Endorex;

    - the amount of Endorex stock to be received by CTD's stockholders;

    - the compatibility of CTD's and Endorex's management;

    - the effect of the merger on CTD's collaborators; and

    - the terms of the merger agreement, including restrictions on CTD's ability to consider alternative acquisition proposals following execution of the merger agreement and the provisions regarding payment of a termination fee.

    In its deliberations concerning the merger, CTD's board of directors also identified and considered a variety of potentially negative factors. CTD's board considered, among other things:

    - the risk that the merger might not be consummated;

    - the risk that integration of CTD's and Endorex's operations and employees might not occur in a timely manner and that their operations might not be successfully integrated;

    - the risk of disrupting relationships with current and prospective corporate collaborators, academic collaborators, and key service providers;

    - the effects of the public announcement of the merger on CTD's ability to secure additional working capital financing on terms acceptable to CTD, its ability to attract and retain key management and technical personnel, and the progress of certain of its development projects;

    - the risk that the market price of Endorex common stock might decline in response to public announcement of the merger;

    - the risks associated with potential volatility in the market price of Endorex common stock;

    - the substantial legal, accounting, and other expenses to be incurred in connection with the merger;

    - the risk that benefits sought in the merger will not be fully realized;
      and

    - the other risks described above under "Risk Factors."

    The board of directors of CTD was made aware of and discussed the interests of Steve H. Kanzer in the merger and Endorex. Steve H. Kanzer did not vote on the CTD's board approval of the merger, the merger agreement and the transactions contemplated thereby. See "The Merger--Interests of Certain Persons in the Merger and Potential Conflicts of Interest."

    Due to the many different factors, reasons and information considered in connection with its evaluation of the merger, CTD's board did not find it practicable to quantify or otherwise assign relative weight or value to the specific factors that it considered in approving the merger and the merger agreement. Furthermore, individual CTD board members may have viewed or valued factors considered by them differently from other CTD board members.

    The foregoing discussion of the information and factors considered by the board of directors of CTD is not meant to be exhaustive, but includes the principal factors considered by the board.

INTERESTS OF CERTAIN PERSONS IN THE MERGER AND POTENTIAL CONFLICTS OF INTEREST


    In considering the proposals made in this joint proxy statement/prospectus and the recommendations of the boards of directors of Endorex and CTD regarding such proposals, stockholders of Endorex and CTD should be aware that certain executive officers and directors have some interests in the merger that may be different from or in addition to the general interests of the stockholders of Endorex and CTD. The boards of directors of Endorex and CTD were each aware of these interests and considered them, among other matters, in making their recommendations. These interests include the following:


    - Pursuant to the terms of the merger agreement, CTD's current directors and officers will, after the merger, be indemnified by CTD and, for a period of six years thereafter, benefit from insurance coverage for liabilities that arise from their service as directors and officers of CTD prior to the merger.


    - Pursuant to the terms of the merger agreement, after the closing of the merger, Dr. Colin Bier, Guy Rico and Peter Kliem, currently directors of CTD, will become directors of Endorex. Mr. Rico and Mr. Kliem, as non-employee directors, will upon appointment and subject to the approval of Proposal Four by the Endorex stockholders at the Endorex annual meeting, receive a fully vested option exercisable for 50,000 shares of Endorex common stock and will thereafter each receive options exercisable for an additional 10,000 shares of Endorex common stock at each annual meeting of the Endorex stockholders vesting one year from the date of grant. If Proposal Four is not approved, then each will receive an option exercisable for 42,000 shares of Endorex common stock upon their appointment to the Endorex board of directors and will thereafter each receive an option exercisable for 12,000 shares of Endorex common stock for every two years they serve as a non-employee director of Endorex.



    - Concurrently with the closing of the merger, Dr. Bier, the Chairman of the board of directors of CTD, will enter into an agreement with Endorex to become the Chairman of the board of directors and the Chief Executive Officer of Endorex. Pursuant to this agreement, Dr. Bier will receive an initial annual base salary of $275,000 and options exercisable for 700,000 shares of Endorex common stock.



    - Pursuant to the terms of the merger agreement, Steve H. Kanzer, the President and a director of CTD, will receive a payment of 250,000 shares of Endorex common stock upon the closing of the merger.



    - Concurrently with the closing of the merger, Mr. Kanzer will enter into a noncompetition and nonsolicitation agreement with Endorex whereby he will be paid approximately $250 per hour for any time incurred while assisting Endorex in obtaining and enforcing patents, copyrights or trademarks for any intellectual property acquired or discovered by Mr. Kanzer during the course of performing services for or acting as an employee or officer of CTD.


    - Pursuant to the terms of the merger agreement, Nicholas Stergiopoulos, the Director of Corporate Development of CTD, will receive a payment of 133,334 shares of Endorex common stock upon the closing of the merger.


    - Concurrently with the closing of the merger, Mr. Stergiopoulos will enter into a consulting agreement with Endorex whereby he will be paid approximately $8,200 per calendar month for a period of six months. In addition, Mr. Stergiopoulos will receive 1% of the proceeds of any licensing or asset sale transaction between RxEyes, Inc., a majority owned subsidiary of CTD, and a certain third party or its affiliates, if that license agreement or asset sale was consummated due to the efforts of Mr. Stergiopoulos.

    - Pursuant to a voting agreement in the form attached as Appendix II hereto among Endorex, CTD, Roadrunner and the other parties thereto, certain CTD stockholders, including CTD's directors, executive officers and their affiliates, owning beneficially approximately 63% and 61% of CTD's common stock and Series A preferred stock, respectively, outstanding as of October 15, 2001 have agreed to vote all of their shares of CTD common stock and Series A preferred stock for approval of the merger, the merger agreement and the transactions contemplated thereby.


    - The officers and directors of CTD own in the aggregate options exercisable for 1,322,725 shares of CTD common stock at an exercise price of $.20 per share which will be exchanged for Endorex options exercisable for 359,042 shares of Endorex common stock at an exercise price of $.74 per share.


INTERLOCKING RELATIONSHIPS OF LINDSEY ROSENWALD, M.D. AND AFFILIATES



    Steve H. Kanzer is a director of Endorex and the President and Chief Executive Officer and a director of CTD. As of October 15, 2001, Mr. Kanzer beneficially owned 1.92% of Endorex's common stock and 21.0% of CTD's common stock. Mr. Kanzer serves on the board of directors of Endorex as a nominee of the Aries Master Fund II and the Aries Domestic Fund, who subsequently transferred their right to nominate a member to the board of directors of Endorex to Aries Select, Ltd., or Aries, and Aries Select I LLC, or Aries I, each of which is a principal stockholder of Endorex. Aries Select II LLC, or Aries II, is also a stockholder of Endorex.



    Paramount Capital Asset Management, Inc., or PCAM, is the investment manager of Aries and the managing member of each of Aries I and Aries II. Lindsay A. Rosenwald, M.D. is the Chairman and sole stockholder of PCAM and Paramount Capital, Inc., or Paramount. As of October 15, 2001, Dr. Rosenwald beneficially owned 34.0% of Endorex's common stock. Paramount has acted as a placement agent in connection with certain private placements of Endorex's common stock, as a finder in connection with a private placement of Endorex's common stock and warrants, and as a financial advisor to Endorex. In addition, certain officers, employees and associates of Paramount and its affiliates own securities of Endorex and a subsidiary of Endorex.



    Dr. Rosenwald is also the Chairman and sole stockholder of Huntington Street Company, or Huntington Street, and June Street Company, or June Street, and is the sole member of Paramount Capital Drug Development Holdings LLC, or Paramount Holdings. Paramount Holdings and Dr. Rosenwald's wife are principal stockholders of CTD. Dr. Rosenwald, Huntington Street and June Street are also stockholders of CTD. In addition, certain officers, employees and associates of Paramount and its affiliates own securities of CTD and subsidiaries of CTD. Paramount has also acted as a placement agent in connection with certain private placements of CTD's Series A preferred stock. As of October 15, 2001, Dr. Rosenwald beneficially owned 56.5% of CTD's common stock and 6.0% of CTD's Series A preferred stock. Additionally, as of October 15, 2001, Dr. Rosenwald's wife beneficially owned 8.9% of CTD's common stock.



    Mr. Peter Kash, an employee of Paramount who beneficially owns 5.0% of CTD's common stock and is a security holder of Endorex, and Mr. Martin Kratchman, an employee of Paramount who is a security holder of both Endorex and CTD, will, at the closing of the merger, receive options to acquire an aggregate of 100,000 shares of common stock of Endorex. Mr. Kash and Mr. Kratchman are receiving the options as compensation for their financial advisory services to Endorex in connection with the merger.


OPERATIONS FOLLOWING THE MERGER

    Following the merger, CTD will operate as a wholly owned subsidiary of Endorex. The stockholders of CTD will become stockholders of Endorex, and their rights as stockholders will be governed by Endorex's certificate of incorporation and bylaws. Upon completion of the merger, the members of CTD's board will be Michael S. Rosen, Richard Dunning, Steve H. Kanzer, Steven Thornton, Dr. Paul D. Rubin, Dr. Kenneth Tempero, Dr. Colin Bier, Guy Rico and Peter Kliem and the officers will be as follows:

NAME                                                       OFFICE
----                            ------------------------------------------------------------
Dr. Colin Bier................  Chairman of the Board and Chief Executive Officer
Michael S. Rosen..............  President, Chief Operating Officer and Secretary
Steve J. Koulogeorge..........  Chief Financial Officer

ACCOUNTING TREATMENT

    The merger will be accounted for using the purchase method under United States generally accepted accounting principles. Under this accounting method, Endorex will record assets and liabilities of CTD at their fair value at the effective time of the merger, with the excess of the purchase price over the net tangible and identifiable intangible assets acquired being recorded as goodwill.

AMEX LISTING

    The Endorex shares of common stock to be issued in connection with the merger are required to be listed on the American Stock Exchange. Endorex expects to obtain before the merger is completed AMEX's approval to list these shares of common stock, subject to official notice of issuance.

FEDERAL SECURITIES LAWS CONSEQUENCES; STOCK TRANSFER RESTRICTION AGREEMENTS

    This joint proxy statement/prospectus does not cover any resales of the Endorex common stock or warrants to be received by the CTD stockholders and warrant holders upon completion of the merger, and no person is authorized to make any use of this joint proxy statement/prospectus in connection with any such resale.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    The following general discussion summarizes certain anticipated material United States federal income tax consequences of the merger. This discussion is based upon current provisions of the Internal Revenue Code, current and proposed Treasury regulations, and judicial and administrative decisions and rulings as of the date of this joint proxy statement/prospectus, all of which are subject to change (possibly with retroactive effect) and all of which are subject to differing interpretation. This discussion addresses only those CTD stockholders who hold CTD stock and will hold the Endorex common stock received in the merger as capital assets and does not address all of the United States federal income tax consequences that may be relevant to particular CTD stockholders in light of their individual circumstances or to CTD stockholders who are subject to special rules, such as:

    - persons subject to the alternative minimum tax;

    - persons who hold CTD stock through partnerships or other pass-through entities;

    - financial institutions;

    - tax-exempt organizations;

    - retirement plans;

    - insurance companies;

    - dealers in securities or foreign currencies;

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
    - persons who are not citizens or residents of the United States or who are foreign corporations, foreign partnerships or foreign estates or trusts;

    - persons who hold CTD stock as part of a straddle, a hedge against currency risk, or as part of a constructive sale or conversion transaction; or

    - persons who acquired CTD stock upon the exercise of employee stock options or otherwise as compensation.

    In addition, this discussion does not address the tax consequences of the merger under state, local and foreign laws or the tax consequences, if any, of the amendment of CTD's certificate of incorporation such that the Liquidation Amount (as defined in the certificate of incorporation) payable to the holders of the CTD Series A preferred stock in connection with the consummation of the merger does not exceed the aggregate number of shares of Endorex common stock that the holders of CTD Series A preferred stock are entitled to receive in exchange for their shares of Series A preferred stock in connection with the merger.

    Consummation of the merger is conditioned upon receipt of opinions, dated as of the date of the consummation of the merger, from Brobeck, Phleger & Harrison LLP and Kramer Levin Naftalis & Frankel LLP to the effect that the merger constitutes a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Such opinions will be based on certain assumptions, and both Brobeck and Kramer Levin will receive and rely upon representations, unverified by counsel, contained in certificates of Endorex, CTD and possibly others. The inaccuracy of any of those assumptions or representations might jeopardize the validity of the opinions rendered.

    The opinions of counsel will neither bind the Internal Revenue Service nor preclude the Internal Revenue Service from adopting positions contrary to those expressed above, and no assurance can be given that contrary positions will not be asserted successfully by the Internal Revenue Service or adopted by a court if the issues are litigated. Neither Endorex nor CTD intends to obtain a ruling from the Internal Revenue Service with respect to the tax consequences of the merger.

    Based on the conclusion that the merger qualifies as a reorganization under
Section 368(a) of the Internal Revenue Code, the material federal income tax consequences of the merger will be as follows:

    - no gain or loss will be recognized by Endorex, Roadrunner or CTD as a result of the merger;

    - no gain or loss will be recognized by CTD stockholders on the exchange of shares of CTD stock for shares of Endorex common stock pursuant to the merger, except with respect to cash, if any, received in lieu of fractional shares of Endorex common stock;

    - the aggregate tax basis to a CTD stockholder of the shares of Endorex common stock received in exchange for shares of CTD stock pursuant to the merger will equal such CTD stockholder's aggregate tax basis in the shares of CTD stock surrendered in exchange therefor, reduced by the amount of tax basis allocable to a fractional share interest in Endorex common stock for which cash is received;

    - the holding period of a CTD stockholder for shares of Endorex common stock received in exchange for shares of CTD stock pursuant to the merger will include the holder's holding period for the shares of CTD stock surrendered in exchange therefor; and

    - a CTD stockholder who receives cash in lieu of a fractional share of Endorex common stock pursuant to the merger will be treated as having received the fractional share in the merger and then as having sold the fractional share for cash. Such shareholder will generally recognize capital gain or loss on the deemed sale in an amount equal to the difference between the amount of cash received and the ratable portion of the stockholder's tax basis in the CTD stock surrendered in the merger that is allocated to the fractional share.

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
    CTD stockholders receiving Endorex common stock in the merger should file a statement with their United States federal income tax returns for the year in which the merger occurs setting forth their tax basis in the CTD stock exchanged in the merger and the fair market value of the Endorex common stock and the amount of any cash, if any, received in the merger. In addition, CTD stockholders will be required to retain permanent records of these facts relating to the merger.

    A CTD stockholder who exercises dissenter's rights with respect to its CTD stock and receives payment for those shares in cash generally will recognize gain or loss equal to the difference between the amount of cash received and the stockholder's tax basis in such shares. Any gain or loss recognized will be long-term capital gain or loss if the stockholder's holding period for its CTD stock exceeds twelve months at the effective time of the merger. However, it is possible under certain circumstances for a CTD stockholder to recognize ordinary income equal to the amount of cash received; therefore, each CTD stockholder should consult its own tax advisor as to the income tax consequences of exercising dissenter's rights under such stockholder's particular circumstances.

    The United States federal income tax consequences set forth above are for general information only and are not intended to constitute a complete description of all tax consequences relating to the merger or the tax consequences associated with any receipt of merger consideration that is deemed to be other than in exchange for CTD stock, including amounts paid in consideration for services rendered. You are strongly urged to consult your own tax advisor to determine the particular tax consequences to you of the merger, including the applicability and effect of foreign, state, local and other tax laws.

APPRAISAL RIGHTS OF CTD STOCKHOLDERS


    Under the Delaware General Corporation Law, any holder of shares of CTD stock who does not wish to accept the merger consideration in respect of its shares has the right to dissent from the merger and to seek an appraisal of, and to be paid the fair cash value (exclusive of any element of value arising from the accomplishment or expectation of the merger) for, its shares of stock, determined by a court, together with a fair rate of interest, if any, provided that the stockholder fully complies with the provisions of Section 262 of the Delaware General Corporation Law. A copy of Section 262 is attached as
Appendix IV hereto. Section 262 requires the following:


DISSENTING STOCKHOLDERS MUST MAKE A WRITTEN DEMAND FOR APPRAISAL


    Dissenting stockholders must deliver a written demand for appraisal to CTD before the vote at the CTD special meeting on November 29, 2001 to approve the merger and the merger agreement.


DISSENTING STOCKHOLDERS MUST REFRAIN FROM APPROVING THE MERGER

    Dissenting stockholders must not approve the merger and the merger agreement. If a dissenting stockholder votes in favor of the merger and the merger agreement, that will terminate the stockholder's right to appraisal, even if the stockholder previously filed a written demand for appraisal.

DISSENTING STOCKHOLDERS MUST CONTINUOUSLY HOLD THEIR CTD SHARES

    Dissenting stockholders must continuously hold their shares of CTD stock from the date they make the demand for appraisal through the effective date of the merger. Record holders of CTD stock who make a written demand for appraisal but thereafter transfer their shares prior to the effective date of the merger will lose any right to appraisal in respect of those shares.

DEMAND FOR APPRAISAL

    A written demand for appraisal of CTD shares is only effective if it reasonably informs CTD of the identity of the stockholder and that the stockholder demands appraisal of its shares.

    Dissenting stockholders who are beneficial owners, but not the stockholder of record, must have the stockholder of record sign a demand for appraisal.

    Dissenting stockholders who own CTD stock in a fiduciary capacity, such as a trustee, guardian or custodian, must disclose the fact that they are signing in that capacity the demand for appraisal.

    Dissenting stockholders who own CTD stock with more than one person, such as in a joint tenancy or tenancy in common, must ensure that all the owners sign, or have signed for them, the demand for appraisal. An authorized agent, which could include one or more of the joint owners, may sign the demand for appraisal for a stockholder of record, except that the agent must expressly disclose who the stockholder of record is and that the agent is signing the demand as that stockholder's agent.

    A dissenting stockholder who is a record owner, such as a broker, of shares of CTD stock as a nominee for others may exercise a right of appraisal with respect to the shares held for one or more beneficial owners while not exercising that right for other beneficial owners. In such a case, the stockholder should specify in the written demand the number of shares as to which the stockholder wishes to demand appraisal. If the written demand does not expressly specify the number of shares, CTD will assume that the written demand covers all the shares of CTD capital stock that are in the nominee's name.

    Dissenting stockholders who elect to exercise appraisal rights should mail or deliver a written demand to:

    Corporate Technology Development, Inc.
    1680 Michigan Avenue, Suite 700
    Miami, FL 33139
    Attention: President

    It is important that CTD receive all written demands promptly as provided above. This written demand should be signed by, or on behalf of, the stockholder of record. The written demand for appraisal should specify the stockholder's name and mailing address, the number and class of shares of stock owned, and that the stockholder is thereby demanding appraisal of that stockholder's shares.

    Dissenting stockholders who fail to comply with any of these conditions will only be entitled to receive the merger consideration specified in the merger agreement.

WRITTEN NOTICE


    Either before or within ten days after the effective date of the merger, CTD must give written notice to dissenting stockholders that the merger has or will become effective and that dissenting stockholders are entitled to the rights described in Section 262. If given on or after the effective date of the merger, the notice must specify the effective date of the merger. If the notice does not specify the effective date of the merger, then a second notice must be sent prior to the effective date of the merger or within ten days of the effective date of the merger specifying such date.


PETITION WITH THE CHANCERY COURT

    Within 120 days after the merger, either CTD or any stockholder who has complied with the conditions of Section 262 may file a petition in the Delaware Court of Chancery. This petition should request that the Chancery Court determine the value of the shares of stock held by all the stockholders who are entitled to appraisal rights. Dissenting stockholders who intend to exercise their appraisal rights should file this petition in the Chancery Court. CTD has no intention at this time to file this petition. Because CTD has no obligation to file this petition, if no dissenting stockholder files this petition within 120 days after the effective date of the merger, dissenting stockholders will lose their rights of appraisal.

WITHDRAWAL OF DEMAND

    A dissenting stockholder who no longer wants to exercise appraisal rights must withdraw the stockholder's demand for appraisal rights within 60 days after the effective date of the merger. A stockholder may also withdraw a demand for appraisal rights after 60 days after the effective date of the merger, but only with the written consent of CTD. If a stockholder effectively withdraws a demand for appraisal rights, the stockholder will receive the merger consideration provided in the merger agreement.

REQUEST FOR APPRAISAL RIGHTS STATEMENT

    If a stockholder has complied with the conditions of Section 262, that stockholder is entitled to receive a statement from CTD setting forth the aggregate number of shares for which appraisal rights have been demanded and the aggregate number of stockholders who own those shares. In order to receive this statement, a stockholder must send a written request to CTD within 120 days after the effective date of the merger. After the merger, CTD has ten days after receiving a request to mail the statement, or, if later, ten days after the period in which demands for appraisal rights must be made has expired.

CHANCERY COURT PROCEDURES

    If dissenting stockholders properly file a petition for appraisal in the Delaware Court of Chancery and deliver a copy to CTD, CTD will then have 20 days to provide the Chancery Court with a list of the names and addresses of all stockholders who have demanded appraisal rights and have not reached an agreement with CTD as to the value of their shares. The Chancery Court may then send notice to all the stockholders who have demanded appraisal rights. The Chancery Court will then conduct a hearing to determine whether the stockholders have fully complied with Section 262 of the Delaware General Corporation Law and whether they are entitled to appraisal rights under that section. The Chancery Court may also require dissenting stockholders to submit their stock certificates to the Register in Chancery so that it can note on the certificates that an appraisal proceeding is pending. Dissenting stockholders who do not follow this requirement may be dismissed from the proceeding.

APPRAISAL OF SHARES

    After the Chancery Court determines which stockholders are entitled to appraisal rights, the Chancery Court will appraise the shares of stock. To determine the fair value of the shares, the Chancery Court will consider all relevant factors, and will exclude any appreciation or depreciation due to the anticipation or accomplishment of the merger. After the Chancery Court determines the fair value of the shares, it will direct CTD to pay that value to the stockholders who are entitled to appraisal rights, together with interest, simple or compound, if any, as the court may direct. In order to receive payment for their shares, dissenting stockholders must then surrender their stock certificates to CTD.

    The Chancery Court could determine that the fair value of shares of stock is more than, the same as, or less than the merger consideration. In other words, dissenting stockholders who demand appraisal rights could receive less consideration than they would receive under the merger agreement.

COSTS AND EXPENSES OF APPRAISAL PROCEEDING

    The costs of the appraisal proceeding may be assessed against CTD and the stockholders participating in the appraisal proceeding, as the Chancery Court deems equitable under the circumstances. Dissenting stockholders may also request that the Chancery Court allocate the expenses of the appraisal action incurred by any stockholder pro rata against the value of all the shares entitled to appraisal.

LOSS OF STOCKHOLDER'S RIGHTS

    From and after the effective date of the merger, dissenting stockholders who demand appraisal rights will not be entitled:

    - to vote the shares of stock for which they have demanded appraisal rights for any purpose;

    - to receive payment of dividends or any other distribution with respect to the shares of stock for which they have demanded appraisal, except for dividends or distributions, if any, that are payable to holders of record as of a record date prior to the effective date of the merger; or

    - to receive the payment of the consideration provided for in the merger agreement (unless the holder properly withdraws the demand for appraisal).

    If no petition for an appraisal is filed within 120 days after the effective date of the merger, a stockholder's right to an appraisal will cease. A stockholder may withdraw a demand for appraisal and accept the merger consideration by delivering to CTD a written withdrawal of the demand, except that (1) any attempt to withdraw made more than 60 days after the closing of the merger will require the written approval of CTD, and (2) an appraisal proceeding in the Chancery Court cannot be dismissed unless the Chancery Court approves.

    Dissenting stockholders who fail to comply strictly with the procedures described above will lose their appraisal rights. Consequently, dissenting stockholders who wish to exercise their appraisal rights are strongly urged to consult a legal advisor before attempting to exercise their appraisal rights.

TREATMENT OF CTD SECURITIES

COMMON STOCK


    As of October 15, 2001, CTD had outstanding 5,000,000 shares of common stock, par value $.001 per share. Pursuant to the merger agreement, each outstanding share of CTD common stock will be exchanged for .271443 of a share of Endorex common stock, with cash payment being made for any fractional shares as set forth in the merger agreement.


SERIES A PREFERRED STOCK


    As of October 15, 2001, CTD had outstanding 7,628,750 shares of Series A preferred stock, par value $.001 per share. Pursuant to the merger agreement, each outstanding share of CTD Series A preferred stock will be exchanged for
1.008466 shares of Endorex common stock, with cash payment being made for any fractional shares as set forth in the merger agreement.


STOCK OPTIONS


    As of October 15, 2001, CTD had outstanding under its stock option plan options to purchase 1,322,725 shares of CTD common stock at an exercise price of $0.20 per share. At the effective time of the merger and without any action on the part of the holders of CTD options, each option to acquire CTD common stock issued and outstanding immediately prior to the merger, and all rights in respect thereof, will be exchanged for Endorex options to acquire Endorex common stock in substitution for those CTD options. Each such Endorex option will be evidenced by a new stock option agreement issued by Endorex to each of the holders of a CTD option. Each such Endorex option will have, and be subject to, the same terms and conditions set forth in the applicable option holder's stock option agreements for the CTD options, as in effect on the date of the merger agreement, except that the number of shares and the exercise price of the CTD options will be changed to reflect the exchange ratio of 0.271443 of a share of Endorex common stock for each share of CTD common stock, with the number of options aggregated for each holder and rounded down to the nearest whole share. The exercise price of each such option for CTD common stock adjusted proportionately and rounded up to the nearest whole cent will be $0.74 per share.


WARRANTS


    As of October 15, 2001, CTD had warrants outstanding to purchase 762,875 shares of Series A preferred stock at an exercise price of $2.20 per share. The holders of CTD warrants have agreed to amend such warrants prior to the effective time of the merger. At the effective time of the merger and without any action on the part of the holders of CTD warrants issued and outstanding immediately prior to the merger, each warrant to acquire CTD Series A preferred stock and all rights in respect thereof will be exchanged for Endorex warrants to acquire Endorex common stock in substitution for those CTD warrants. Each such Endorex warrant will be evidenced by a new warrant agreement issued by Endorex to each of the holders of a CTD warrant. Each such Endorex warrant will have, and be subject to, the same terms and conditions set forth in the applicable warrant holder's warrant agreement for the CTD warrants, except that the number of shares and the exercise price of the CTD warrants will be changed to reflect the exchange ratio of 0.271443 of a share of Endorex common stock for each share of CTD preferred stock pursuant to the warrant and will be exercisable for Endorex common stock instead of CTD Series A preferred stock, with the number of warrants aggregated for each holder and rounded down to the nearest whole share. The exercise price of each warrant for CTD Series A preferred stock adjusted proportionately and rounded up to the nearest whole cent will be $8.11.


RESTRICTIONS ON SALE OF SHARES BY AFFILIATES OF CTD

    The shares of Endorex common stock issued in the merger and issuable upon exercise of Endorex options and warrants issued in connection with the merger will be registered under the Securities Act, and these securities will be freely transferable under the Securities Act, except for shares issued to any person who is deemed to be an affiliate of CTD, at the time the merger is submitted to the vote of CTD's stockholders, or an affiliate of Endorex under the Securities Act. Persons who may be deemed to be affiliates of CTD include individuals or entities that control, are controlled by, or are under common control with CTD and may include some of the officers, directors or principal stockholders of CTD. Affiliates may not sell their shares of Endorex common stock or warrants acquired in connection with the merger except pursuant to:

    - an effective registration statement under the Securities Act covering the resale of those shares;

    - an exemption under paragraph (d) of Rule 145 under the Securities Act; or

    - another applicable exemption under the Securities Act.

    Endorex's registration statement on Form S-4, of which this proxy statement/prospectus forms a part, does not cover the resale of shares of Endorex common stock or warrants to be received by affiliates in the merger.

    Certain affiliates of CTD have additionally agreed not to sell or transfer their Endorex common stock, options or and warrants until the date upon which Endorex has filed two reports on either Form 10-QSB or 10-KSB with the SEC for any two reporting periods subsequent to the effective date of the merger and thereafter only pursuant to an effective registration statement or an exemption under the Securities Act.

                        AGREEMENT AND PLAN OF MERGER AND
                     REORGANIZATION AND RELATED AGREEMENTS

    THE FOLLOWING DESCRIPTION OF THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, AND CERTAIN RELATED AGREEMENTS ENTERED IN CONNECTION THEREWITH, DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO, AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, THE MERGER AGREEMENT. A COPY OF THE MERGER AGREEMENT IS ATTACHED AS APPENDIX I HERETO. WE ENCOURAGE YOU TO READ THE FULL AND COMPLETE TEXT OF THE MERGER AGREEMENT AND RELATED AGREEMENTS BECAUSE THEY ARE THE LEGAL DOCUMENTS THAT GOVERN THE MERGER.

CLOSING AND EFFECTIVE TIME OF THE MERGER

    The merger agreement provides that the closing will take place as soon as practicable after the satisfaction or the waiver of the conditions to the merger contained in the merger agreement unless some other time or date is agreed to by Endorex and CTD.

    On the closing date, the parties to the merger agreement will file with the Secretary of State of Delaware a certificate of the merger prepared and executed in accordance with the relevant provisions of the Delaware General Corporation Law. The merger will become effective when this certificate of merger is accepted and recorded by the Delaware Secretary of State, unless some other time or date is agreed to by Endorex and CTD.

WHAT CTD STOCKHOLDERS WILL RECEIVE IN THE MERGER

    Each share of CTD common stock issued and outstanding immediately prior to the effective time of the merger will automatically convert into the right to receive .271443 of a share of Endorex common stock. Each share of CTD Series A preferred stock that is issued and outstanding immediately prior to the effective time of the merger will automatically be converted into 1.008466 shares of Endorex common stock. Each CTD option will be exchanged for a new Endorex option based on the number of shares the option can be converted into and an adjusted strike price according to the formula listed in the merger agreement. Each CTD warrant will also be exchanged for a new Endorex warrant based on the number of shares issuable upon exercise of that CTD warrant and an adjusted strike price according to the formula stated in the merger agreement. Pursuant to the merger agreement, Endorex is not required to issue common stock or any securities exercisable for Endorex common stock that would result in the issuance of more than 10,000,000 shares of Endorex common stock, assuming the exercise of any such exercisable securities at the closing of the merger.

    Pursuant to the merger agreement, at closing, Nicholas Stergiopoulos will receive 133,334 shares of Endorex common stock from Endorex as payment of a bonus related to his employment with CTD and Steve H. Kanzer will receive 250,000 shares of Endorex common stock from Endorex as payment of a bonus related to his employment with CTD.

CTD STOCKHOLDERS, OPTION HOLDERS AND WARRANT HOLDERS WILL RECEIVE ENDOREX STOCK, OPTIONS OR WARRANTS BASED ON THE MERGER AGREEMENT

    Endorex has agreed to mail to all CTD stockholders following the effective time of the merger instructions for converting their CTD stock into Endorex common stock or cash for fractional shares. After the effective time, all CTD capital stock will no longer be outstanding and will automatically be cancelled and cease to exist. CTD stockholders must surrender their shares to be eligible for distributions and dividends on Endorex common stock. No distribution or dividend will be paid for unsurrendered shares. Upon surrender of the CTD stock, however, Endorex will pay all outstanding distributions and dividends for whole shares of Endorex common stock, without interest.

    Following the effective time of the merger, all CTD options will be exchanged for Endorex options and CTD option holders will have the right only to exchange their CTD options for Endorex options as

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provided in the merger agreement. Endorex will mail to all CTD option holders instructions for exchanging their CTD options for Endorex options subsequent to the effective time of the merger.

    Following the effective time of the merger, all CTD warrants will be exchanged for Endorex warrants and warrant holders will have the right only to exchange their CTD warrants for Endorex warrants as provided in the merger agreement. Endorex will mail to all CTD warrant holders instructions for exchanging their CTD warrants for Endorex warrants subsequent to the effective time of the merger.

WHAT CTD DISSENTING STOCKHOLDERS WILL RECEIVE

    CTD will provide CTD's dissenting stockholders all rights provided them in
Section 262 of the Delaware General Corporation Law. It is a condition precedent to Endorex closing the merger agreement, however, that the CTD stockholders that have exercised their dissenter's rights be entitled to receive in the merger no more than 250,000 shares of Endorex common stock.

CONDITIONS TO OBLIGATIONS OF EACH PARTY TO CONSUMMATE THE MERGER

    CTD and Endorex agreed that the merger will only be deemed effective and the parties bound when the conditions stated in the merger agreement have been fulfilled or waived. These conditions include the following:

    - no temporary restraining order, preliminary or permanent injunction or other order issued by any court is in effect preventing consummation of the merger;

    - the merger is not found to be illegal by any governmental body;

    - the parties have obtained all governmental approvals necessary for consummation of the merger;

    - the escrow agreement has been executed and is in full force;

    - the merger and the merger agreement have been approved by the stockholders of CTD;

    - the issuance of Endorex common stock, options and warrants in connection with the merger have been approved by the stockholders of Endorex;

    - the shares of Endorex common stock to be issued in the merger have been registered with the SEC under the Securities Act, the registration statement has become effective and the registration statement is not the subject of any stop order or proceedings seeking a stop order;

    - the shares of Endorex common stock to be issued in the merger have been approved for listing by AMEX and Endorex has not received a notice from AMEX indicating that Endorex is not in compliance with AMEX listing requirements; and

    - CTD and Endorex have received opinions, dated as of the closing date, to the effect that the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

CONDITIONS TO OBLIGATIONS OF CTD

    CTD agreed to consummate the merger agreement only if the conditions listed in the merger agreement have been satisfied or waived, including:

    - Endorex has provided all necessary documents and has been truthful and accurate in all material respects in the representations and warranties in the merger agreement;

    - Endorex has complied in all material respects with all covenants and obligations in the merger agreement;

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    - there has been no material adverse change in the conditions, properties, assets, liabilities, business operations or results of operations of Endorex;

    - all required consents, third-party approvals and legal opinions have been given;

    - at the effective time, the board consists of nine members including Dr. Colin Bier, Mr. Guy Rico, and Mr. Peter Kliem; and


    - Endorex has executed a consulting agreement with Nicholas Stergiopoulos, an employment agreement with Dr. Bier and a noncompetition and nonsolicitation agreement with Steve H. Kanzer.


CONDITIONS TO THE OBLIGATIONS OF ENDOREX

    Endorex has agreed to consummate the merger agreement only if the conditions listed in the merger agreement have been satisfied or waived, including:

    - CTD has provided all necessary documents and has been truthful and accurate in all material respects in the representations and warranties in the merger agreement;

    - CTD has complied in all material respects with all covenants and obligations in the merger agreement;

    - there has been no material adverse change in the conditions, properties, assets, liabilities, business operations, or results of operations of CTD;

    - CTD's directors and officers have resigned prior to the effective time of the merger;

    - all required consents, third-party approvals and legal opinions have been given;

    - CTD has terminated all employment agreements or arrangements;

    - Mr. Stergiopoulos has executed a consulting agreement with Endorex, Dr. Bier has executed an employment agreement with Endorex and Mr. Kanzer has executed a noncompetition and nonsolicitation agreement with Endorex;

    - no CTD securities are outstanding other than as set forth in the merger agreement;

    - those CTD stockholders that have exercised dissenters rights are entitled to receive no more than 250,000 shares of Endorex common stock in the merger;

    - CTD has amended its warrants and certificate of incorporation in compliance with the merger agreement; and

    - Endorex's stockholders have approved an amendment to Endorex's stock option plan.

REPRESENTATIONS AND WARRANTIES

    The merger agreement contains representations and warranties of the parties that are customary for a transaction of this nature. These representations and warranties are related to, among other things, the parties' organizations, capital structures, authority to enter into the transaction, filings with regulatory authorities, compliance with governmental laws, regulations and statutes, compliance with organizational documents, the absence of material litigation and the accuracy of the information supplied for the merger agreement including the accuracy of the financial statements and other matters.

CTD REPRESENTATIONS AND WARRANTIES

    The merger agreement contains various representations and warranties of CTD relating to, among other things:

    - financial statements;

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    - absence of undisclosed liabilities;

    - absence of certain changes since December 31, 2000;

    - intellectual property rights;

    - capitalization and outstanding securities;

    - title to property;

    - interested party transactions;


    - payment of taxes and the sufficiency of reserves for current tax liability;



    - employee benefit plans;



    - employee matters;



    - absence of an agreement with a broker, finder or investment banker that requires payment of a fee or commission relating to the merger;



    - absence of any non-compete agreement that would impair the conduct of business;


    - environmental matters;

    - stockholder votes;


    - absence of excessive parachute payments;


    - insurance policies;

    - guaranties;

    - subsidiaries;

    - employment agreements;

    - compliance with FDA regulations;

    - results of clinical tests conducted;

    - patent and trademark applications;


    - license agreement with Dr. George McDonald;



    - sale of the assets of Intero Corp.;



    - dissolution of selected subsidiaries, including Neuropath, Inc., Iopthalmics, Inc., Magyar Pharmaceuticals, Inc., CTD Drug Design, Inc., Institute for Drug Research Publications, Inc., CTD Investments, LLC and Nodolor, Inc.; and


    - liquidation rights of Series A preferred stockholders.

ENDOREX AND ROADRUNNER REPRESENTATIONS AND WARRANTIES

    The merger agreement contains various representations and warranties of Endorex and Roadrunner Acquisition, Inc., a wholly owned subsidiary of Endorex, relating to, among other things:


    - timeliness and accuracy of Endorex's SEC and AMEX filings;



    - absence of undisclosed litigation;



    - absence of undisclosed liabilities;



    - absence of certain changes since December 31, 2000; and

    - absence of an agreement with a broker, finder or investment banker that requires payment of a fee or commission relating to the merger.


COVENANTS

JOINT COVENANTS

    Endorex and CTD have each agreed that until the effective time of the merger, they will do the following:

    - obtain consents required in connection with material contracts;

    - cooperate on CTD tax matters, including the preparation of tax returns;

    - provide business information and access to the other party on reasonable advance notice;

    - confer with the other party regarding material operational matters before taking any actions prior to the effective time;

    - treat and hold all confidential information as such and refrain from using the confidential information except in connection with the merger agreement;

    - consult with each other and obtain permission before issuing any press release or making any public disclosure regarding the merger;

    - use reasonable best efforts to effectuate the merger, fulfill all of the conditions of the merger agreement and notify the other party of the failure of any representation or warranty to be true or to comply with any covenant or condition under the merger agreement;

    - use best efforts to cause the merger to qualify as a reorganization under
      Section 368(a) of the Internal Revenue Code of 1986, as amended;

    - timely provide all necessary information and make all necessary filings under federal and state law and in compliance with SEC, AMEX and blue sky rules and guidelines;

    - timely prepare and file with the SEC the joint proxy statement/prospectus and cause the registration statement to become effective as soon as practicable;

    - timely and accurately respond to comments and requests from the other party; and

    - promptly call a meeting of the stockholders of CTD to vote on the merger and the merger agreement and a meeting of the Endorex stockholders to vote on the issuance of Endorex common stock in the merger, and coordinate their individual meetings of stockholders to fall on the same day, if possible.

CTD COVENANTS

    CTD additionally covenanted that it would do the following:

    - provide complete and accurate copies of its unaudited consolidated financial statements for the quarterly periods ended during the fiscal year 2001 prior to the effective time;

    - deliver to Endorex a comfort letter from Richard A. Eisner & Company, LLP stating that certain information in the joint proxy statement/prospectus is accurate;

    - notify Endorex of any event or occurrence not in the ordinary course of business or which could have a material adverse effect on Endorex or any of its interests;

    - provide litigation support in connection with actions regarding the merger or CTD;

    - amend and terminate certain employment agreements and employment relationships;

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    - deliver to Endorex within 30 days executed affiliate agreements from all affiliates of CTD;

    - amend its certificate of incorporation as contemplated in the merger agreement;

    - provide information for inclusion in the joint proxy statement/prospectus;

    - amend its warrants as contemplated in the merger agreement;

    - use its best efforts to amend the license agreement with Dr. George McDonald; and

    - notify all relevant persons of its recent change of address.

    CTD covenanted not to do the following without the prior written consent of
Endorex:

    - permit any amendments to its certificate of incorporation, bylaws or other charter documents, other than those contemplated under the merger agreement;

    - declare or pay any dividends or make any other distributions on its capital stock;

    - enter into any material contracts or commitments or breach the terms of any material contracts;

    - issue, deliver or sell any shares of its capital stock or securities exchangeable for its capital stock;

    - transfer or sell its intellectual property rights;

    - sell, lease, license or otherwise dispose of or encumber its assets;

    - incur any material indebtedness or guarantee or issue or sell any debt securities;

    - enter into any non-budgeted operating lease;

    - pay any material claim or liability which is not part of the budget;

    - make any capital expenditures or capital improvements;

    - terminate or waive any right of substantial value;

    - adopt or amend any employee benefit, stock option or stock purchase plan;

    - hire any new employee other than secretarial staff;

    - grant any severance or termination pay or pay any bonus;

    - commence a lawsuit;

    - acquire another business;

    - change any tax election; or

    - take any action outside its ordinary course of business.

AMENDMENT TO CTD'S CERTIFICATE OF INCORPORATION

    Pursuant to the terms of the merger agreement, CTD is required, prior to the effective time of the merger, to amend its certificate of incorporation such that the Liquidation Amount (as defined in the certificate of incorporation) payable to the holders of CTD Series A preferred stock in connection with the consummation of the merger does not exceed the aggregate number of shares of Endorex common stock that the holders of CTD Series A preferred stock are entitled to receive in exchange for their shares of Series A preferred stock in connection with the merger. The effect of the amendment is to reduce the number of shares of Endorex common stock the holders of shares of CTD Series A preferred stock would be entitled to receive in the merger and to increase the number of shares of Endorex common stock the holders of shares of CTD common stock would be entitled to receive in the merger.

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RESTRICTIONS ON SOLICITING ALTERNATIVE PROPOSALS

    In the merger agreement, CTD agreed that it will not directly or indirectly do any of the following:

    - solicit, engage in, or participate in any negotiations or discussions with respect to an offer to acquire all or any part of CTD's stock or assets from any party other than Endorex;

    - disclose non-public information or permit access to the properties, books or records of CTD for the purpose of formulating an offer competing with the merger with Endorex;


    - assist, cooperate with, or encourage any person or entity making, or facilitate the making of a competing offer; or


    - agree to, enter into, approve, recommend or endorse a competing offer.

    CTD agreed to notify Endorex within 24 hours after learning of a competing offer and to forward to Endorex copies of any competing proposal or request that is made in writing and copies of all correspondence related thereto. Thereafter, CTD will keep Endorex fully apprised of the status of the competing offer and of any term modifications. CTD has agreed to terminate all discussions or negotiations with any parties other than Endorex about a competing offer.

    In the merger agreement, Endorex agreed it will not directly or indirectly do any of the following:

    - solicit, engage in, or participate in any negotiations or discussions with respect to any offer to acquire substantially all of the assets or equity interests of another entity if the proposed acquisition by Endorex would materially adversely affect Endorex's ability to consummate the merger agreement;

    - disclose non-public information or permit access to the properties, books or records of Endorex for the purpose of formulating another such acquisition by Endorex;


    - assist, cooperate with, or encourage any person or entity to make, or facilitate the making of, a competing offer to be acquired by Endorex; or


    - agree to, enter into, approve, recommend or endorse a competing offer to be acquired by Endorex.

    Endorex agreed to forward to CTD copies of any acquisition inquiries that are made in writing and copies of all correspondences relating thereto. Thereafter, Endorex has promised to keep CTD fully apprised of the status of any such potential acquisition and of any term modifications. Endorex has agreed to terminate all discussions or negotiations with any parties other than CTD about any proposed acquisition.


    The parties acknowledged that any breach of the promise to deal exclusively with each other will result in irreparable harm to the non-breaching party that is not compensable with money damages and agreed that the covenants regarding solicitation of alternative proposals will be enforceable by specific performance and injunctive relief.


INDEMNIFICATION

    All of the representations, warranties, covenants and agreements of the parties to the merger agreement survive and continue in effect until March 31, 2003. The parties to the merger agreement have agreed to indemnify the other parties thereto and their respective officers, directors, employees, agents and advisors, against all demands, claims, actions, judgments, obligations, liabilities, losses, costs, expenses and the like resulting from any breach of any representation or warranty or failure to perform any covenant or agreement in the merger agreement and any other agreement entered into or document delivered by such party in connection with the merger. Pursuant to the terms of the merger agreement and the escrow agreement, an escrow fund containing shares of Endorex common stock to be issued in connection with the merger will be available to compensate Endorex and certain other

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indemnified persons for breaches of such representations, warranties, covenants and agreements of CTD under the merger agreement.

    Except as set forth in the merger agreement, no party to the merger agreement is entitled to make a claim for indemnification under the merger agreement until the aggregate amount of damages incurred by such party exceeds $100,000, at which time the party seeking indemnification may recover all amounts up to a maximum of the closing date fair market value of the aggregate number of shares of Endorex common stock in escrow on the date of the delivery of the notice of indemnification. Closing date fair market value means, prior to the closing of the merger, $1.50, and, after the closing of the merger, the average closing price of Endorex common stock on AMEX for the 30 trading days prior to the closing date. The parties have the option to make indemnification payments in shares of Endorex common stock or cash.

    In particular, CTD's stockholders are required to indemnify the Endorex parties for damages and the like resulting from a dispute between CTD and the licensors under the license agreement relating to Metropt-TM-. Indemnification for such dispute will not be subject to the $100,000 threshold, but shall not exceed $200,000.

AMEX NON-COMPLIANCE NOTICE

    Endorex has agreed that if it receives an official written notice from AMEX stating that Endorex is not in compliance with the requirements for the continued listing of Endorex's common stock on AMEX, that Endorex will use its reasonable best efforts to remedy the deficiencies for continued listing of Endorex's common stock on AMEX.

TAXES

    Endorex and CTD agreed to use their best efforts to cause the merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

TERMINATION OF THE MERGER AGREEMENT

    At any time prior to the effective time of the merger, the merger agreement may be terminated by the mutual agreement of Endorex and CTD. The merger agreement also may be terminated by Endorex if:

    - CTD materially breaches any representation, warranty, obligation, or agreement that is not cured by CTD within ten days of receipt of notice thereof, unless Endorex is in breach of the merger agreement at that time;

    - the merger is not completed by December 31, 2001, unless Endorex is in breach of the merger agreement at that time;

    - the merger is enjoined by a court order not entered at the request or with the support of Endorex or certain of its affiliates;

    - CTD stockholders fail to approve the merger and the merger agreement;

    - Endorex stockholders fail to approve the issuance of Endorex securities in connection with the merger;

    - CTD's board of directors withdraws or modifies in an adverse manner its recommendation of the merger agreement and the merger; or

    - CTD's board of directors recommends or endorses to the CTD stockholders a proposal that competes with the merger agreement.

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The merger agreement may be terminated by CTD if:


    - Endorex or Roadrunner materially breaches any representation, warranty, obligation, or agreement that is not cured by Endorex or Roadrunner, as the case may be, within ten days of receipt of notice thereof, unless CTD is in breach of the merger agreement at that time;


    - the merger is not completed by December 31, 2001, unless CTD is in breach of the merger agreement at that time;

    - the merger is enjoined by a court order not entered at the request or with the support of CTD or certain of its affiliates;

    - Endorex stockholders fail to approve the issuance of Endorex securities in connection with the merger; or

    - Endorex's board of directors withdraws or modifies in an adverse manner its recommendation of the issuance of Endorex securities in connection with the merger.

TERMINATION FEE

    Under the merger agreement, CTD is obligated to pay to Endorex a termination fee of $1,000,000, plus all reasonable costs and expenses incurred by Endorex in connection with the merger agreement, if Endorex terminates the merger agreement because:

    - CTD materially breached a representation, warranty, obligation, or agreement that was not cured by CTD within ten days of receipt of notice thereof and within 12 months after termination, CTD enters into another specified acquisition transaction with a third party that was in contact with the CTD prior to the termination of the merger agreement;


    - CTD stockholders fail to approve the merger and the merger agreement;


    - CTD's board of directors withdraws or modifies in an adverse manner its recommendation of the merger agreement and the merger; or

    - CTD's board of directors recommends or endorses to the CTD stockholders a proposal that competes with the merger agreement.

    Endorex is obligated to pay to CTD a termination fee of $1,000,000, plus all reasonable costs and expenses incurred by CTD in connection with the merger agreement, if CTD terminates the merger agreement because:

    - Endorex materially breached a representation, warranty, obligation, or agreement that was not cured by Endorex within ten days of receipt of notice thereof and within 12 months after such termination, Endorex enters into another specified acquisition transaction with a third party that was in contact with Endorex prior to the termination of the merger agreement;

    - Endorex's board of directors withdraws or modifies in an adverse manner its recommendation of the issuance of Endorex securities in connection with the merger; or


    - Endorex stockholders fail to approve the issuance of Endorex securities in connection with the merger and stockholders representing greater than 50% of the outstanding stock of Endorex eligible to vote on that issuance vote against the proposal, excluding from the calculation the shares held by and votes of Dr. Lindsey Rosenwald and his affiliates and any stockholders that are also stockholders of CTD or their affiliates.


EXPENSES OF THE COMBINATION

    Endorex and CTD agreed that all costs and expenses incurred as a result of the merger agreement are the responsibility of the incurring party. CTD has agreed that its costs and expenses incurred in

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connection with the merger agreement may not exceed $425,000 in the aggregate.
If CTD's costs and expenses exceed $425,000, two-thirds of the excess will be deemed damages for which Endorex is entitled to indemnity and one-third will increase the $425,000 limit by that amount, except that the limit may not exceed $475,000. In addition, Endorex and CTD agreed to share equally any payment for:

    - the filing fee for the joint proxy statement/prospectus and the related registration statement

    - the fees of the escrow agent; and

    - the cost of a directors' and officers' insurance tail policy for CTD (net of any refunds from cancellation of the regular policy).

SURVIVAL OF REPRESENTATIONS AND WARRANTIES

    All representations, warranties, and covenants of the parties contained in the merger agreement shall survive until March 31, 2003.

RELATED AGREEMENTS

VOTING AGREEMENT


    Concurrently with entering into the merger agreement, Endorex, Roadrunner Acquisition, Inc., CTD and stockholders of CTD holding approximately 63% of CTD's outstanding common stock and 61% of CTD's outstanding Series A preferred stock, or the Voting Agreement Stockholders, entered into a voting agreement dated as of July 31, 2001 pursuant to which the Voting Agreement Stockholders agreed to vote their shares of CTD stock in favor of the merger, the merger agreement and all of the transactions contemplated by the merger agreement, and any other matters necessary for the consummation of such transactions. The Voting Agreement Stockholders also agreed to vote their shares of CTD capital stock against any proposals competing with the merger agreement, changes in the directors or capitalization of CTD, or amendment of CTD's certificate of incorporation or bylaws, that could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by the merger agreement. In connection with the execution of the voting agreement, the Voting Agreement Stockholders executed and delivered to Endorex and its designees an irrevocable proxy with respect to the Voting Agreement Stockholders' shares of CTD stock to vote such shares as agreed in the voting agreement.


    In the voting agreement, the Voting Agreement Stockholders agreed not to grant any proxies or enter into any voting trust or agreement to vote the Voting Agreement Stockholders' shares of CTD stock and not to sell, assign, transfer, encumber, pledge, or dispose of those shares, or enter into any contract to do so. Each Voting Agreement Stockholder agreed to promptly provide notice to Endorex if that Voting Agreement Stockholder is approached or solicited by any person with respect to the foregoing or becomes aware of a proposal competing with the merger agreement. In addition, each Voting Agreement Stockholder waived its appraisal rights for its shares of CTD stock in connection with the merger.

    The voting agreement and the irrevocable proxy terminate upon the earliest to occur of (a) the mutual written consent of the parties, (b) the effective time of the merger, and (c) the termination of the merger agreement according to its terms.

    We encourage you to read the entire form of voting agreement, a copy of which is attached as Appendix II hereto.

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ESCROW AGREEMENT


    At the closing of the merger, Endorex, the CTD stockholders, and Mr. Peter Kliem, as the representative of the CTD stockholders, are required pursuant to the terms of the merger agreement to enter into an escrow agreement with Wells Fargo Bank Minnesota, National Association, as escrow agent, to place into escrow 1,350,000 of the shares of Endorex common stock to be received by the CTD Stockholders in connection with the merger. Those shares are to be held in escrow for payment of indemnification claims that Endorex may make against the CTD stockholders pursuant to the merger agreement. Under the escrow agreement, Endorex may make a request to the escrow agent for indemnification pursuant to Endorex's indemnification rights under the merger agreement. The stockholder representative has the right to dispute any such request. The escrow agent will disburse shares from the escrow pursuant to the terms of the escrow agreement when the dispute is resolved.


    On each of March 31, 2002, September 30, 2002 and March 31, 2003, 674,975,
337,502 and 337,523 shares of Endorex common stock, respectively, less any shares subject to an indemnification claim or which have been distributed to Endorex pursuant to indemnification claims, will be distributed to the stockholder representative from escrow. Regardless of the terms for distribution of the escrow, Endorex and the stockholder representative may deliver a written notice to the escrow agent specifying different distribution instructions.

    While any shares are being held in escrow, CTD stockholders will be entitled to exercise any voting, consent and other rights with respect to those shares and to cause the escrow agent to tender those shares pursuant to a tender or exchange offer, with any property received pursuant to any such tender or exchange being put into the escrow. All dividends, cash or other property distributed in respect of the escrow shares will become escrow property to be disbursed with the escrow shares to which the property was apportioned.

    The escrow agent will have a lien on the property in escrow to secure payment for its services under the escrow agreement. The parties to the escrow agreement will agree, jointly and severally, to indemnify and hold the escrow agent harmless from any liability incurred by the escrow agent in connection with the escrow agreement and the escrowed property.

    Under the terms of the escrow agreement, each of the CTD stockholders will represent and warrant to Endorex that:

    - that CTD stockholder has the capacity and authority to enter into the escrow agreement, voting agreement and affiliate agreement, if applicable, or collectively the Stockholder Documents, and to perform its obligations thereunder;

    - execution, delivery and performance of the Stockholder Documents and consummation of the transactions contemplated thereby will not conflict with any laws, rules, regulations, judgments, orders, permits, licenses or the like applicable to that CTD stockholder or constitute a breach or default under, conflict with or require any consent under any instrument, contract, agreement or the like to which that CTD stockholder is a party;

    - the Stockholder Documents are valid and binding obligations of that CTD stockholder and are enforceable against that CTD stockholder in accordance with their terms, except as set forth in the escrow agreement;

    - that CTD stockholder holds the number of shares of CTD capital stock set forth in an exhibit to the merger agreement, free and clear of any liens, claims, encumbrances and the like and restrictions on transfer, other than pursuant to state and federal securities laws; and

    - that CTD stockholder will not enter into any agreement, contract or commitment requiring it to sell, transfer or otherwise dispose of any capital stock of CTD or any trust, proxy or other agreement with respect to the voting of such stock, other than the voting agreement.

    In addition, CTD stockholders that are not individuals will, pursuant to the terms of the escrow agreement, represent and warrant to Endorex that:

    - it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the authority under it organizational documents to enter into the Stockholder Documents, to perform its obligations thereunder and to consummate the transactions contemplated thereby;

    - it has taken all organizational action necessary to enter into the Stockholder Documents, to perform its obligations thereunder and to consummate the transaction contemplated thereby; and

    - the execution, delivery and performance of the Stockholder Documents and the consummation of the transactions contemplated thereby will not constitute a violation, breach or default under, conflict with or require any consent under its organizational documents.

    Pursuant to the terms of the escrow agreement, each CTD stockholder will release each of CTD, Endorex and Roadrunner and their respective officers, directors, employees, affiliates, agents and the like from all claims, causes of action, debts, liabilities and demands which that CTD stockholder and its affiliates have or may thereafter have against those persons arising at or prior to the effective time of the merger, other than pursuant to the terms of the merger agreement, and will agree not to assert any claim or demand against such persons which is released pursuant to the terms of the escrow agreement.


    Under the escrow agreement, CTD stockholders will each appoint Mr. Kliem as their representative for all matters arising under the escrow agreement and will agree to indemnify and hold him harmless from any claims, demands, obligations, causes of action, loss, liability and the like in connection with his duties under the escrow agreement. The escrow agreement provides that Endorex and the escrow agent may rely upon any act of the stockholder representative as an act of the CTD Stockholders under the escrow agreement.


    We encourage you to read the entire form of escrow agreement to be entered into in connection with the merger, a copy of which is attached as Appendix V hereto.

AFFILIATE AGREEMENT


    Pursuant to the terms of the merger agreement, on or before August 30, 2001, each affiliate of CTD entered into an affiliate agreement with Endorex. Under each affiliate agreement, the affiliate agreed not to sell, assign or transfer any Endorex common stock, option or warrant that affiliate receives in connection with the merger unless that transaction is registered under the Securities Act or an exemption from registration is available. The affiliate acknowledged that Endorex is under no obligation to register the sale, transfer or other disposition of those shares or to take any action to make compliance with an exemption from registration available. The affiliate agreed not to sell, transfer, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of or reduce its risk with respect to any Endorex securities held by it until the date upon which Endorex has filed two reports on either Form 10-KSB or 10-QSB with the SEC for any two reporting periods ended subsequent to the effective time of the merger. Finally, the affiliate acknowledged that restrictive legends will be placed on certificates representing CTD common stock it receives in connection with the merger.


EMPLOYMENT AGREEMENT


    At the closing of the merger, Endorex and Dr. Colin Bier, CTD's Chairman of the board, will enter into an employment agreement pursuant to which Dr. Bier will be employed by Endorex as it Chairman of the board of directors and Chief Executive Officer. In addition, Dr. Bier will agree to serve as a director of Endorex's subsidiaries. The employment agreement is for a term of three years and automatically renews for successive one year periods unless one of the parties elects not to renew the agreement.



    Pursuant to the terms of the employment agreement, Dr. Bier will receive a base salary of at least $275,000, subject to annual review. In addition, Dr. Bier will be entitled to receive an annual bonus of up to 50% of his base salary based upon certain milestones being met. Upon entering into the employment agreement, Dr. Bier will be granted options to purchase 700,000 shares of Endorex common stock at a purchase price equal to the fair market value on the date of the grant of the options. Of those options 200,000 will vest on the date of grant, 175,000 will vest on the first anniversary of the date of the employment agreement, 175,000 will vest on the second anniversary of the date of the employment agreement, and 150,000 will vest on the third anniversary of the date of the employment agreement, each vesting being on condition that Dr. Bier is employed by Endorex on that date. Endorex will also provide Dr. Bier with medical insurance, long-term disability insurance and life insurance up to $1,000,000, in addition to other employee benefit plans and arrangements, and at least four weeks of paid vacation.


    Dr. Bier will be based out of his home office in Montreal, Quebec, Canada, but will be required to spend a significant portion of his time at Endorex's principal offices. Endorex will reimburse all of Dr. Bier's expenses associated with travel between Montreal and Endorex's offices during the first 120 days of employment and thereafter in accordance with a reimbursement policy to be established by a committee of the board of directors of Endorex.

    Pursuant to the terms of the employment agreement, Dr. Bier will agree to keep Endorex's proprietary information confidential. In addition, Dr. Bier will agree to disclose and assign to Endorex all intellectual property conceived or first reduced to practice by Dr. Bier while performing services under the employment agreement. The employment agreement provides that Dr. Bier will not compete with any business of Endorex during his employment and for a period of two years thereafter in any geographical area in which Endorex carries on its business, nor will he employ or solicit for employment any employee of Endorex during that period.

    Endorex may terminate the employment agreement for:

    - "Cause" as defined in the employment agreement;

    - violation of the confidentiality or invention assignment provisions thereof; or

    - physical or mental incapacity if Dr. Bier cannot perform his duties thereunder for a period of 90 consecutive days.

    Dr. Bier may voluntarily terminate the employment agreement. The employment agreement will also terminate upon Dr. Bier's death. If the employment agreement is terminated other than for cause, disability, death or by Dr. Bier voluntarily for good reason, as defined in the employment agreement, which includes a change of control, then:

    - Dr. Bier will be entitled to receive his base salary and a prorated bonus for a period of six months and for a subsequent six month period, subject to reduction during the subsequent period for earnings from other employment;

    - Dr. Bier will be entitled to receive his benefits for those periods until other coverage is obtained;

    - any unvested standard options granted to Dr. Bier will vest;

    - any unvested performance options granted to Dr. Bier will, at the discretion of the board of directors, vest; and

    - Dr. Bier will have one year from the date of termination to exercise his options.

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
    CONSULTING AGREEMENT


    At the closing of the merger, Endorex and Nicholas Stergiopoulos, CTD's director of corporate development, will enter into a consulting agreement pursuant to which Mr. Stergiopoulos will provide consulting services to Endorex in connection with ongoing product and business development activities related to orBec-Registered Trademark-, Orprine-TM-, Metropt-TM-, the Allergan Botox-Registered Trademark- program, the drug delivery technology from the University Pharmaceuticals of Maryland, and activities related to the business, products or services of CTD prior to the merger. The term of the consulting agreement will be for six months, during which time Mr. Stergiopoulos will be available to provide the consulting services for an average of 40 hours per week. In consideration for rendering these consulting services, Mr. Stergiopoulos will be paid $8166.66 per month. In addition, if a licensing or asset sale of Metropt-TM- is consummated between RxEyes, a subsidiary of CTD, and a certain third party or its affiliates during the term of the consulting agreement due to the efforts of Mr. Stergiopoulos, Endorex will pay
Mr. Stergiopoulos one percent of any monies directly received by Endorex as a result of that transaction.


    Under the consulting agreement, Mr. Stergiopoulos will agree not to disclose any of Endorex's proprietary information during the term of the consulting agreement and for a period of two years thereafter. In addition, Mr. Stergiopoulos will agree to assign to Endorex all intellectual property made, conceived, discovered or acquired by him pursuant to the terms of the consulting agreement. The consulting agreement provides that during the term of the consulting agreement and for a period of two years thereafter, Mr. Stergiopoulos will not anywhere in the world be involved with or own any interest in any entity that develops, researches, manufactures, processes, markets, distributes or sells certain drugs or compounds that are currently part of CTD's business as specified in the consulting agreement. In addition, during the same period Mr. Stergiopoulos will agree not to employ or solicit for employment any employee of Endorex.

NONCOMPETITION AND NONSOLICITATION AGREEMENT

    In connection with the closing of the merger, Endorex and Steve H. Kanzer, CTD's President and Chief Executive Officer, will enter into a noncompetition and nonsolicitation agreement pursuant to which Mr. Kanzer will agree for a period of one year not to be involved with or own any interest in any entity that develops, researches, manufactures, processes, markets, distributes or sells certain drugs or compounds that are currently part of CTD's business as specified in the agreement. In addition, during the same period Mr. Kanzer will agree not to employ or solicit for employment any employee of Endorex or to solicit business from any client or customers of Endorex. Under the terms of the agreement, Mr. Kanzer will also agree not to disclose any of Endorex's proprietary information and to assign to Endorex all intellectual property made, conceived, discovered or acquired by him pursuant to the terms of the agreement.

                            MARKET PRICE INFORMATION

ENDOREX MARKET PRICE INFORMATION


    As of August 6, 1998, Endorex common stock started trading on the American Stock Exchange under the symbol "DOR." Prior to that, quotations for Endorex's common stock appeared on the "pink sheets" published by the National Quotations Bureau, Inc. and on the "Bulletin Board" of the National Association of Securities Dealers, Inc. The table below sets forth the high and low sales prices, as provided by the American Stock Exchange, for the period from January 1, 1999 through October 15, 2001. The amounts represent inter-dealer quotations without adjustment for retail markups, markdowns or commissions and do not represent the prices of actual transactions.



                                                                HIGH       LOW
                                                              --------   --------
1999
  1st Quarter...............................................   $2.69      $1.50
  2nd Quarter...............................................   $2.23      $1.50
  3rd Quarter...............................................   $2.23      $1.50
  4th Quarter...............................................   $2.94      $1.38

2000
  1st Quarter...............................................   $9.94      $2.50
  2nd Quarter...............................................   $5.75      $1.75
  3rd Quarter...............................................   $3.81      $1.81
  4th Quarter...............................................   $2.81      $0.81

2001
  1st Quarter...............................................   $1.75      $0.75
  2nd Quarter...............................................   $1.30      $0.76
  3rd Quarter (through October 15, 2001)....................   $1.40      $0.85



    As of October 15, 2001, Endorex had 1,401 registered common stockholders, 1 registered Series B preferred stockholder and 1 registered Series C preferred stockholder of record. Endorex currently intends to retain any earnings for use in its business and does not anticipate paying any cash dividends in the foreseeable future.


    On July 31, 2001, the last trading day before the proposed merger was announced, the closing price per share of Endorex common stock on the American
Stock Exchange was $1.13. On         , 2001, the latest practicable trading day
before the printing of this joint proxy statement/prospectus, the closing price per share of Endorex common stock was $ .

    Because the market price of Endorex common stock is subject to fluctuation, the market value of the shares of Endorex common stock that holders of CTD common stock will receive in the merger may increase or decrease prior to and following the merger. We urge stockholders to obtain current market quotations for Endorex common stock. No assurance can be given as to the future prices or markets for Endorex common stock.

CTD MARKET PRICE INFORMATION


    As of October 15, 2001, CTD had 37 registered common stockholders and 43 registered Series A preferred stockholders of record. CTD is unable to provide information with respect to the market price of the CTD shares of stock because there is no established trading market for them.

                             DESCRIPTION OF ENDOREX

    THE FOLLOWING SECTION CONTAINS FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES. ENDOREX'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING THOSE SET FORTH IN "RISK FACTORS" AND ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS.

BUSINESS


    Endorex is a development stage drug delivery company incorporated in 1987 in the state of Delaware under its former name Immunotherapeutics, Inc. Immunotherapeutics was a wholly owned subsidiary of Biological
Therapeutics, Inc., a North Dakota corporation formed in 1984. Biological Therapeutics commenced operations in 1985 and in 1987 was merged with and into Immunotherapeutics with Immunotherapeutics continuing as the surviving entity. The technology being developed at that time was peptide-based immunomodulators formulated in liposomes for the treatment of various types of cancer. During the period from 1987 to 1996, Immunotherapeutics was headquartered in Fargo, North Dakota. In 1996, Immunotherapeutics changed its name to Endorex to reflect the change in direction of the company after majority ownership of Endorex was acquired by the Aries Funds, managed by Paramount Capital, Inc. A new management team, including a new president and chief executive officer, and board of directors was put in place to change the direction of Endorex. The new management team established executive offices in Lake Bluff, Illinois, a Chicago suburb, and then relocated all company operations to its new headquarters in Lake Forest, Illinois, in early 1998.



    In December 1996, Endorex began to move its business into drug delivery by licensing a new drug delivery technology from the Massachusetts Institute of Technology. This new delivery technology is intended to enable the oral delivery of protein and peptide-based drugs and vaccines, which normally would be delivered via injection. This delivery system is based on novel liposomes which are polymerized, increasing the ability of the liposome to withstand the acids and enzymatic activity of the stomach and upper gastrointestinal tract and thereby protecting the protein or peptide-based drug from degradation before it can be absorbed through the stomach or intestinal lining. Endorex began development of this delivery system, called the Orasome-TM- system, in 1997.


    In 1997, Endorex licensed a new cancer drug from the Wisconsin Alumni Research Foundation, the repository of new technology and intellectual property of the University of Wisconsin-Madison. This drug, perillyl alcohol, was completing phase I clinical trials in cancer patients and about to enter multiple phase II trials for different types of cancer.

    In 1998, Endorex formed two drug delivery joint ventures with Elan Corporation, plc. The purpose of the first joint venture, InnoVaccines Corporation, is to research, develop and commercialize novel delivery systems for the human and veterinary vaccine markets. Innovaccines initiated evaluation of the oral and nasal delivery of a tetanus vaccine and another vaccine. The second joint venture, Endorex Newco, Ltd., focuses on the utilization of the MEDIPAD-Registered Trademark- microinfusion pump, developed by Elan, to deliver iron chelators for the treatment of a series of genetic blood disorders known as iron overload disorders.

    In 1999, InnoVaccines acquired from Vaxcel, Inc. the exclusive license rights to an additional oral vaccine delivery technology and a portfolio of intellectual property owned by and invented at the Southern Research Institute, or SRI, and the University of Alabama at Birmingham, or University of Alabama. At the end of 1999, Endorex entered into a research and option agreement with Novo Nordisk A/S to develop an oral form of Novo's human growth hormone product Norditropin-Registered Trademark-, based on Novo's previous research into human growth hormone. Also in 1999, InnoVaccines licensed from Elan a tissue-targeting technology that had the potential to enhance the uptake of oral and/or nasal vaccines.

    In 2000, Endorex announced that it had decided to concentrate on drug delivery, and it began the process of divesting its oncology technology and business. In addition, Newco entered into a license agreement with Schein Pharmaceutical Inc., or Schein, to develop and market the MEDIPAD-Registered Trademark- microinfusion pump to deliver an iron chelator drug for the treatment of iron overload disorders. Schein subsequently merged with Watson Pharmaceuticals Inc., or Watson. Also in 2000, InnoVaccines began evaluating SRI/University of Alabama vaccine technology for an oral tetanus vaccine together with a vaccine adjuvant.



    During 2001, Newco has continued its research and development of the MEDIPAD-Registered Trademark- iron chelation product candidate. However, in May 2001, Watson indicated that it will not continue to meet the obligations originally agreed to by Schein, although no definitive agreements have been reached by Newco and Watson for the termination of the Schein agreement. Subsequently, Watson discontinued its collaboration efforts. In light of this, Endorex and Elan are considering terminating Newco, and Newco is evaluating other commercialization partners for its iron chelation delivery system. InnoVaccines' development activities during 2001 included further evaluation of development work of the Orasome-TM- delivery system for oral and mucosal delivery of the tetanus and influenza vaccines and the development of mucosal tissue targeting technology for this delivery system. Work in this area has been focused on the PLGA microparticle system licensed from SRI. In addition, oral delivery of tetanus and influenza vaccines has been further evaluated in preclinical animal studies. Although activities to evaluate the efficacy of selected oral vaccines are still underway in InnoVaccines through research conducted by Endorex, Endorex and Elan are discussing the possible termination of InnoVaccines and the terms of such termination. On August 28, 2001, Novo Nordisk terminated the research and option agreement with Endorex.


BUSINESS STRATEGY


    Endorex's objective is to be a leader in developing oral and mucosal formulations of therapeutic macromolecular and small molecule drugs currently available only by injection. Its business strategy includes entering into strategic alliances with pharmaceutical and biotech partners who have products or compounds in development that would benefit from Endorex's drug delivery technology. Endorex believes the benefit for such partners would be the creation of a new differentiated product form, which could potentially enhance patient compliance via an easier to use format, and extend its partners' product life by combining their product with Endorex's patented technology. Endorex may also look to develop its core drug delivery expertise, lipid-based systems, to create other delivery systems to enhance the therapeutic use of its partner's products. When necessary, Endorex will look to in-license and develop compatible drug delivery systems from other institutions to enhance its delivery capability and portfolio, as was done with SRI/University of Alabama. Endorex will also seek to develop its own product candidates through early clinical development and seek partnerships, joint ventures or corporate collaborations to continue later stage clinical development and commercialization.


THE DRUG DELIVERY INDUSTRY


    The drug delivery industry seeks to provide new, improved or alternative methods for delivery of drugs that enhance patient compliance, quality of life and ease-of-use in taking medicines. Additionally, major pharmaceutical companies have extended the life of their effective market exclusivity periods for existing pharmaceutical products by developing new differentiated forms and obtaining new patents based upon new formulations of existing drugs that are administered via alternative methods. As the drug delivery industry has grown and become more specialized, different companies have focused on core technologies to deliver drugs in unique ways: transdermal (through the skin), nasal (through the nasal passages), implant (delayed release of injections for weeks or months at a time), and oral (either liquid, pills, or a spray into the mouth) delivery comprise some of the new delivery pathways. Generally, the regulatory hurdles for approval of a drug delivery system are less stringent than that of a new chemical entity or new pharmaceutical product because most drug delivery companies look at delivering already approved and marketed drugs where the safety and efficacy of the drug has been established.


    One of the most difficult challenges of drug delivery has been to deliver macromolecular drugs, the chemical structure of which is much larger than traditional "small molecule" drugs. These drugs are based on peptides or proteins and today are primarily available in only injectable form, although there are companies testing pulmonary, nasal, and transdermal delivery of these drugs to humans. Injectable therapy has two major limitations. First, many patients find injectable therapies unpleasant due to the pain associated with the injection. When injectable therapy is necessary for chronic and subchronic diseases, patient compliance often decreases. Poor acceptance and compliance can lead to higher health costs due to an increase in medical complications. Second, studies from the Center for Disease Control have demonstrated that the vaccine itself is often a small part of the total cost of administering the treatment, which includes paying medical personnel to administer the injection, the cost of the syringe, the cost to dispose of the syringe, and the like.


    While all of these new delivery options offer advantages for the patient over the traditional injectable format, oral delivery is the patient-preferred format due to simplicity of use. However, from a technical perspective oral delivery of this class of drugs has been extremely difficult, due to low bioavailability of oral delivery systems to date versus the injectable version and the fragility of these drugs resulting in their inability to withstand transit through the stomach and upper gastrointestinal tract intact without degradation destroying a therapeutic effect of the drug.


ENDOREX'S ORAL AND NASAL DRUG AND VACCINE DELIVERY TECHNOLOGY


    Endorex is developing core lipid-based technology for a new generation of drugs and vaccines that may be taken by mouth, thereby replacing painful injections and increasing patient compliance. Endorex's proprietary oral and nasal drug delivery technology could potentially convert injectable-only therapy into the patient preferred oral therapy format. This conversion process includes encapsulating protein and/or peptide-based (large molecule or macromolecular) drugs for oral delivery using proprietary patented technology developed internally by Endorex and from the Massachusetts Institute of Technology. Many vaccines and macromolecular drugs are exceptionally fragile and thus cannot survive the digestive process of the gastrointestinal tract. By employing proprietary lipid drug delivery systems that utilize specially engineered, polymerized lipids and liposomes that can encapsulate proteins or peptide-based vaccines and drugs, many of these agents might be made orally available at therapeutic levels. Applications of this technology under development by Endorex could enable preparation of oral formulations of peptide hormones, such as insulin and human growth hormone, other sensitive peptide drugs and proteins, and nucleic acids. Virtually all of these compounds are currently given to patients solely via injection.



    As estimated by the investment banking firm of S. G. Cowen and Company, expected sales of protein and peptide based injectable drugs could reach $18.5 billion in 2001, and includes such drug categories as monoclonal antibodies, insulin, growth factors, vaccines, colony stimulating factors, hormones, and the like.


    Endorex's lipid based drug delivery systems represent a series of improvements in encapsulation technology resulting in properties that may enable efficient uptake by crucial cells in the gastrointestinal tract. Because of the unique ability of polymerized lipids and liposomes to withstand the activity of bile salts, digestive enzymes, and gastric acids, this proprietary technology may be utilized practically and commercially for the oral delivery of many therapeutics, including both water soluble and water insoluble drugs.


    These polymerized lipids and liposomes encapsulate fragile drugs and hold them within a membrane envelope that is resistant to the environmental stress of the gastrointestinal tract. Lipids and liposomes can also be engineered to release their contents in a controlled fashion and to contain surface ligands, or biological "magnets," capable of targeting specific receptors in the intestine and other tissues. By comparison, conventional liposomes and lipids appear to be chemically and physically unstable and tend to be unsuitable for oral delivery because they degrade rapidly upon introduction into the gastrointestinal tract. If the encapsulated drug or vaccine is released into this environment, the active material is destroyed and the therapeutic effect negated. In vitro studies with Endorex's lipid systems, including studies with polymerized liposomes as the type of lipid, have demonstrated high stability under harsh conditions similar to conditions found in the human intestinal tract, such as exposure to acidic pH, simulated bile salts, and detergents.


    Conventional lipid and liposomal formulations have been scaled up and manufactured commercially by others. Examples of such formulations include the cancer drugs liposomal doxorubicin and liposomal daunorubicin as well as the anti-fungal agent liposomal amphotericin B, which have been approved by the FDA and are currently being marketed.


    Endorex believes that its lipid based drug delivery systems comprise a platform technology that has the potential to satisfy a number of criteria necessary for a successful drug delivery system, including:



    - flexibility for incorporating numerous drug and vaccine types (both water soluble and insoluble drugs, as well as drugs of various molecular weight ranges and size);



    - stability of the drug or vaccine through the gastrointestinal tract;



    - enhanced mucosal uptake of the drug or vaccine;



    - compatibility of the delivery system with current manufacturing techniques; and



    - no apparent toxicity of the lipids in animal studies to date.


    Endorex has demonstrated the bioavailability and bioactivity of selected drugs when delivered using these lipids in animal models as well as the stimulation of an appropriate and acceptable immune response to selected orally delivered vaccines in similar animal models. Human growth hormone and insulin are two of the selected drugs Endorex has tested in conjunction with these lipid drug delivery systems on animal models. Endorex believes that oral versions of protein and peptide based drugs could provide product differentiation, convenience and improved compliance. Daily oral delivery could offer an attractive alternative to multiple weekly injections or slow release formulations, particularly for chronic therapies.

    During 2000, advances in Endorex's liposome technology were made in process development, scale up and initial toxicology studies. A key criterion for initiating clinical trials is production of batches of product and obtaining batch to batch consistency of results for quantities sufficient for clinical trials. This objective was achieved during 2000 as were enhancements in loading the drug "payload" (amount of the drug to be encapsulated in the lipids). Additionally, recent toxicology data suggests that these liposomes do not cause genetic mutations in animals, which is a key test required by the FDA. Endorex believes that additional toxicology testing necessary to demonstrate the safety of this technology, and therefore required for initiating phase I clinical trials, will be completed during 2001. Also during 2000 and early 2001, 4 patents on the drugs and drug delivery technology were issued to Endorex and its licensors in the United States. Endorex's drug and vaccine delivery intellectual property portfolio now includes 11 United States patents and more than 45 patents issued in other countries, which are owned or licensed to Endorex.

PRODUCT CANDIDATES CURRENTLY IN DEVELOPMENT


    PRODUCT CANDIDATE            THERAPEUTIC AREA            DEVELOPMENT STATUS              PARTNER/LICENSOR
--------------------------  --------------------------  -----------------------------   --------------------------
Oral insulin                Diabetes                            Preclinical             Self developed

Oral human growth hormone   Growth disorders                    Preclinical             Self developed

Oral tetanus vaccine        Infectious diseases                 Preclinical             Elan Corporation/SRI

Intranasal tetanus vaccine  Infectious diseases                 Preclinical             Elan Corporation

Oral influenza vaccine      Infectious diseases                 Preclinical             Elan Corporation/SRI

MEDIPAD-Registered Trademark- Iron overload disorders           Preclinical             Watson Pharmaceutical/Elan
iron chelator (drug         (Beta-thalassemia & sickle                                  Corporation
undisclosed)                cell anemia)



DIABETES



ORAL INSULIN



    According to the International Diabetes Federation, in 1998 approximately 143 million people suffered form diabetes throughout the world, of which approximately 10%, or 14.3 million, are Type 1 diabetics. Type 1 diabetics are insulin-dependent and require regular insulin therapy. The International Diabetes Federation expects the number of diabetics to reach 300 million by the year 2025. IMS estimated that sales of insulin in the United States during 2000 were approximately $1.1 billion. Currently, Novo Nordisk, Eli Lilly, Aventis and a number of smaller companies market insulin. Insulin currently is available only in an injectable format requiring insulin-dependent diabetics to receive one or more injections daily. Insulin is a peptide with a molecular weight of approximately 6 kilodaltons, considerably smaller than human growth hormone which is approximately 22 kilodaltons in size, and as a result insulin is easier to deliver orally than peptides that have greater molecular weight. During 2001, Endorex began evaluating an oral formulation of insulin in rodent models using Endorex's lipid-based delivery systems, including the Orasome-TM- delivery system. The purpose of such evaluations is to determine the efficacy of this oral formulation in reducing blood glucose levels as well as the bioavailablility of insulin delivered via Endorex's lipid-based delivery systems.


GROWTH DISORDERS

ORAL HUMAN GROWTH HORMONE

    Worldwide sales of human growth hormone were estimated by S.G. Cowen to be about $.9 billion for 2001. This injectable product is marketed by 5 major pharmaceutical companies. Recently, Genentech introduced to the market an implantable human growth hormone product which still requires periodic injections, but reduces the number of injections needed. At the end of 1999, Endorex signed a research and option agreement with Novo Nordisk to evaluate the oral delivery of Novo's brand of human growth hormone
Norditropin-Registered Trademark-. During 2000 and early 2001, Endorex tested oral versions of different formulations of human growth hormone in two animal models (mice and rats) and improved its process for scale-up manufacturing and loading human growth hormone into lipids. Subsequently, on August 28, 2001, Novo Nordisk terminated the research and option agreement.

INFECTIOUS DISEASES

ORAL VACCINES


    According to a Frost & Sullivan market research report on human vaccines, the worldwide vaccine market was projected at $7 billion in 2001. In order to participate in this market with new delivery alternatives, in 1998 Endorex established InnoVaccines Corporation, a joint venture, with Elan Corporation for the research, development and commercialization of oral and mucosal vaccines.


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    During the last three years, InnoVaccines has been evaluating two vaccine delivery systems for oral and intranasal delivery. Additionally, in 1999 InnoVaccines acquired the rights to an additional oral vaccine delivery technology. Elan also has added targeting technology to the joint venture for targeting vaccines to key mucosal sites. InnoVaccines has worked on the screening and identification of key ligands (biological "magnets" or "hooks") to attach to the surface of the Orasomes and has performed further in vivo work on the Orasomes and a tetanus vaccine candidate with the addition of various vaccine adjuvants for oral and nasal delivery. InnoVaccines and SRI also worked together to separately encapsulate a tetanus vaccine and an influenza vaccine in another delivery system, also incorporating an adjuvant. InnoVaccines development activities during 2001 have included further evaluation of development work of the Orasome-TM- delivery system for oral and mucosal delivery of the tetanus and influenza vaccines and the development of mucosal tissue targeting technology for this delivery system. Endorex and Elan are currently discussing the termination of InnoVaccines and the terms of such termination.


IRON OVERLOAD DISORDERS


    It is estimated by Cooley's Anemia Society that 4.5% of all humans have a hemoglobin or thalassemia mutation. It is also estimated by Cooley's Anemia Society that one million Americans are afflicted with hereditary hemochromatosis. These genetic blood diseases are all related to the body absorbing too much iron. Iron overload occurs because the defective gene interferes with the normal function of the intestinal lining and allows too much iron to pass through to the bloodstream, where it is carried to certain organs that are sensitive to it, especially the liver. An overload of iron causes inflammation, which damages the organs. Hemochromatosis is the more mild form of this disease while Beta-Thalassemia is the severe form impacting those in early childhood and requiring frequent blood transfusions. The only approved therapy today is iron chelation requiring continuous infusions with standard infusion pumps. Continuous infusion is required for 8-12 hours per day, 5-7 days per week in Beta-Thalassemia patients. Cooley's Anemia Society estimates that there are more than 175,000 Beta-Thalassemia patients around the world and approximately 10,000 in the United States. Because of the difficulties in complying with the rigors of the current therapy and conventional infusion pumps, many patients are not adequately treated. The average life span of Beta-Thalessemia patients is only 30 years. In October 1998, Endorex established a second joint venture with Elan, Endorex Newco, Ltd., to research, develop and commercialize the MEDIPAD-Registered Trademark- drug delivery system for delivering iron chelators to treat iron overload disorders.



    MEDIPAD-Registered Trademark- is Elan's unique microinfusion pump designed for the subcutaneous delivery of selected drugs that require continuous infusion via pump. Each MEDIPAD-Registered Trademark- is a low cost, disposable drug delivery device with an adhesive backing. Its light weight enables it to be worn in a manner similar to a transdermal patch. MEDIPAD-Registered Trademark- is expected to replace conventional infusion pumps, which are expensive and cumbersome. While conventional pumps impede patient compliance, Endorex believes MEDIPAD-Registered Trademark- will improve patient compliance.


THE WATSON PHARMACEUTICALS (SCHEIN PHARMACEUTICAL) AGREEMENT

    In February 2000, Newco entered into a ten-year exclusive worldwide license, development, and supply agreement with Schein to develop and commercialize MEDIPAD-Registered Trademark- in combination with a Schein iron chelator. Pursuant to that agreement, Schein committed to market this product in the United States. Subsequent to the date of the agreement, Watson acquired Schein.


    Under the agreement, Newco is responsible for development of the MEDIPAD-Registered Trademark- delivery system for use with Watson's iron chelator product in accordance with product specifications as defined jointly by Newco and Watson. Watson is responsible for the development, sourcing and supply of the iron chelator compound and for the packaging, selling and distribution of the MEDIPAD-Registered Trademark-/iron chelator in the United States. Subject to approval of Newco, Watson may sublicense commercialization of the MEDIPAD-Registered Trademark-/iron chelator product in countries outside of the United States. In May 2001, Watson


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indicated that it will not continue to meet the obligations originally agreed to by Schein, although no definitive agreements have been reached by Newco and Watson for the termination of the Schein agreement. Subsequently, Watson discontinued its collaboration efforts. As a result, Newco is evaluating other commercialization partners for its iron chelation delivery system. Endorex and Elan are also discussing the termination of Newco and the terms of such termination. If Endorex and Elan terminate Newco, Newco may lose its rights to the MEDIPAD-Registered Trademark- technology.


ONCOLOGY PROGRAM


    On March 1, 2000 Endorex announced its decision to divest its oncology business in favor of focusing on the development of its drug delivery business, in spite of several active phase I and II trials with its two oncology drugs, perillyl alcohol and ImmTher-Registered Trademark-. Further development of the oncology business would require a substantial increase in investment in product development and human resources at a time when Endorex is facing a similar requirement in its drug delivery business that has already attracted initial partners. While oncology had been Endorex's focus for many years prior to 2000, to be a serious participant in this highly competitive arena would require a significant restructuring of its business and significantly higher financial resources. Endorex has continued to maintain clinical trial activity with both drugs due to the interest and the significant financial sponsorship by many of the participating institutions and hospitals. Endorex has continued to provide these institutions with a clinical drug supply and keep current stability work on the drugs. Endorex's efforts to divest this business in 2000 resulted in the sale of an exclusive option to purchase the assets of one of the drugs for $250,000. An asset purchase agreement was also negotiated. However, the option was not exercised by the end of the option period. Endorex continues to look at various strategies to divest its oncology business. This is not currently an active business segment for Endorex and Endorex does not plan to expend significant funds in this area. Endorex may completely eliminate this business in 2001.


COMPETITION


    Endorex's success as a drug delivery company depends upon maintaining a competitive position in the oral and mucosal delivery of protein and peptide-based drugs and obtaining additional patents. Although several alternative delivery systems have emerged for protein and peptide- based drugs, including implants, transdermal, pulmonary, nasal, and oral, Endorex believes there are sufficient products in this class of drugs to represent substantial commercial opportunities. S.G. Cowens & Co. estimates that the worldwide sales for protein and peptide-based drugs in 2001 will be approximately
$18.5 billion. Likewise, the number of pharmaceutical and biotech potential partners for this class of drugs is large and expected to grow. Endorex expects that the "Genomics Revolution" will produce even more protein-based drugs with delivery challenges.


    The biotechnology industry is intensely competitive, subject to rapid change and sensitive to new product introductions or enhancements. Competitors may develop competing technologies and obtain government approval for products before Endorex does. Virtually all of Endorex's existing competitors have greater financial resources, larger technical staffs, and larger research budgets than Endorex has, as well as greater experience in developing products and conducting clinical trials. Furthermore, Endorex's current and future corporate partners and collaborators may compete against Endorex. Endorex's competitors in the field of oral and nasal delivery of protein and peptide-based drugs include Emisphere Technologies, which has started phase III trials for oral heparin and phase I trials with oral calcitonin and oral insulin (through its collaborator Novartis); Unigene Laboratories, which has an oral calcitonin product in phase I/II trials; Nobex Corp. (formerly known as Protein Delivery) which has an oral insulin in phase II trials; and Generex which has an oral insulin spray in phase I trials. Endorex's competitors in the vaccine delivery field include Aviron, which is developing a nasal flu vaccine that is in phase III clinical trials, I.D. Biomedical, which is in phase I and II trials with an intranasal flu vaccine and another vaccine, specialized biotechnology firms, universities, and governmental agencies.

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Endorex's competitors in the liposomal formulation field include The Liposome
Company (owned by Elan Corporation), NexStar (owned by Gilead Sciences, Inc.) and Sequus (owned by ALZA Corporation). In addition, there may be other companies which are currently developing competitive technologies and products or which may in the future develop technologies and products that are comparable or superior to Endorex's technologies and products.

GOVERNMENT REGULATION

    Prior to marketing, each of Endorex's products must undergo an extensive regulatory approval process conducted by the FDA and applicable agencies in other countries. Testing, manufacturing, commercialization, advertising, promotion, export and marketing, among other things, of the proposed products are subject to extensive regulation by government authorities in the United States and other countries. All products must go through a series of tests, including advanced human clinical trials, which the FDA is allowed to suspend as it deems necessary.

PATENTS AND OTHER PROPRIETARY RIGHTS

    Endorex relies on patent rights, trade secrets and nondisclosure agreements to establish and protect its proprietary rights to its technologies. Despite these precautions, it may be possible for unauthorized third parties to utilize Endorex's technology, to obtain and use information that Endorex regards as proprietary, to design around Endorex's proprietary rights, or to create superior competing technologies. The laws of some foreign countries do not protect Endorex's proprietary rights in processes and products to the same extent as the laws of the United States.


    Endorex currently has four issued drug delivery patents in the United States relating to the Orasome-TM- drug delivery system, of which three were original inventions of the Massachusetts Institute of Technology and the fourth was issued to Endorex in February 2001. Endorex's patents issued in the United States expire between 2015 and 2021. InnoVaccines has licensed the rights to a series of vaccine delivery patents from SRI, seven of which were issued in the United States and over 45 of which were issued outside the United States. Additionally, Endorex has four United States patents relating to muramyldipeptide products, as well as several foreign counterparts.


RESEARCH AND DEVELOPMENT EXPENSE

    Research and development expenditures were approximately $1.0 million for the year ended December 31, 2000 and $2.0 million for the year ended
December 31, 1999, and $1.2 million for the sixth months ended June 30, 2001 and $0.5 million for the six months ended June 30, 2000. As a development stage company, the research and development expenditures have not been borne by customers of Endorex.

EMPLOYEES


    As of October 15, 2001 Endorex had 22 employees, 18 of which are full-time employees, including six Ph.D.s, one M.D. and six masters-level employees. Endorex plans to increase this level to approximately 25 employees by the end of 2001 to expand its drug delivery research and development team.



SCIENTIFIC ADVISORY BOARD



    Endorex utilizes a Scientific Advisory Board consisting of members who are prominent researchers and academics in their fields. Scientific Advisory Board Co-Chairman Dr. Robert Langer, Sc.D., is recognized as a leading expert on drug delivery technology, is a member of three National Academies (Sciences, Medicine and Engineering), holds 265 patents and has authored over 500 articles.
Dr. Langer is a Professor of Biomedical and Chemical Engineering and is co-inventor of the Orasome technology. Scientific Advisory Board Co-Chairman
Dr. Henry Brem, M.D., is a Professor of


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Neurology, Ophthalmology and Oncology at Johns Hopkins University. Drs. Langer
and Brem have significant involvement with Endorex as advisors, consultants and stockholders.



FACILITIES



    Endorex's executive offices and research and development center are located in a leased facility of approximately 7,500 square feet in Lake Forest, Illinois. The lease expires on December 31, 2003. Endorex believes that their current leased facilities are sufficient to meet their current needs, but may not be sufficient for the foreseeable future and that suitable additional laboratory space may not be available if and as needed.


LEGAL PROCEEDINGS

    Endorex is not a party to any legal proceedings.

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                      ENDOREX MANAGEMENT'S DISCUSSION AND
           ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


    THE FOLLOWING DISCUSSION AND ANALYSIS PROVIDES INFORMATION THAT ENDOREX BELIEVES IS RELEVANT TO AN ASSESSMENT AND UNDERSTANDING OF ITS RESULTS OF OPERATION AND FINANCIAL CONDITION. YOU SHOULD READ THIS ANALYSIS IN CONJUNCTION WITH OUR AUDITED CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS. THIS REPORT CONTAINS STATEMENTS OF A FORWARD-LOOKING NATURE RELATING TO FUTURE EVENTS OR ENDOREX'S FUTURE FINANCIAL PERFORMANCE. THESE STATEMENTS ARE ONLY PREDICTIONS AND ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY. IN EVALUATING SUCH STATEMENTS, YOU SHOULD CAREFULLY CONSIDER THE VARIOUS FACTORS IDENTIFIED IN THIS JOINT PROXY STATEMENT/PROSPECTUS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED IN ANY FORWARD-LOOKING STATEMENTS, INCLUDING THOSE SET FORTH IN "RISK FACTORS" IN THIS JOINT PROXY STATEMENT/PROSPECTUS.


PLAN OF OPERATION

    Endorex has been focusing its efforts on oral delivery of macromolecular drugs which are currently available commercially only in an injectable format. Most of Endorex's efforts have focused on the higher molecular weight drugs, generally 20 kilodaltons, or kd, or above. Examples of these types of drugs include vaccines, which generally range from 50 to 100 kd, and human growth hormone, which is 22 kd. This contrasts with traditional orally delivered drugs, most of which are small molecule drugs with molecular weights under .5 kd and for which oral delivery is generally much easier. Endorex's competition is mainly in the area of oral delivery of macromolecular drugs, focusing on drugs ranging from .5 to 10 kd, such as peptides, while most of Endorex's work has focused on protein-based drugs ranging above 10 kd.

    Endorex is currently in the process of shifting its business strategy, research and development and technology focus to include the oral delivery of small molecule drugs. Over the next 12 months Endorex plans to continue to shift its focus to evaluate its delivery systems for oral delivery of drugs in the lower macromolecular weight range as well as oral delivery of other classes of drugs not currently available in oral formulations. A large number of small molecule drugs also present delivery challenges, particularly water insoluble drugs, such as drugs used for chemotherapy and immunosuppressant drugs. Endorex expects to evaluate a number of such drugs to identify those that are compatible with its oral drug delivery systems and which it may decide to take into human clinical trials in the future.

    Endorex's proposed acquisition of CTD fits strategically with Endorex's business plans, as CTD has acquired and is developing new formulations of small molecule ACEs for new proprietary therapeutic uses. Its two lead drug candidates are in human clinical trials, including orBec-TM-, for which CTD has initiated a multicenter phase III trial in the United States. Endorex envisions that CTD's product candidates will become its key products, with Endorex's proprietary oral delivery systems potentially allowing the oral delivery of such products.


    Endorex may assemble a small sales and marketing group to directly market these product candidates in the United States since the initial product indications are for niche markets with limited number of specialists (requiring a small but targeted sales force), such as organ transplant specialists and hematologists. With its own sales force, Endorex could potentially capture more of the product revenue stream than it would by using a sales and marketing partner.



    Endorex believes the cash of the combined companies is sufficient to fund operations and the research and development of certain key product candidates and programs of the combined companies for the next 24 months. Endorex expects that it will need to seek additional funding for the development of the drugs for additional therapeutic indications for larger market segments and diseases with greater prevalence, particularly in the area of gastrointestinal disorders. Endorex will seek to prioritize the research and development programs of the combined companies after the merger to best


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utilize the combined assets of the companies. Endorex will also seek to reduce and eliminate duplicative administrative expenses between the companies after the merger.


    Endorex may need to expand its current facilities and is currently exploring the possibility leasing additional space adjacent to its existing facility. Endorex is also investigating the possibility of conducting animal testing in-house which may result in cost savings over using third party contractors. This may also provide Endorex with greater control over the testing. Endorex plans to continue to contract out its manufacturing needs to FDA-certified contract manufacturers.


    The acquisition of CTD may require Endorex to enhance its regulatory, clinical development and manufacturing skills by either hiring additional employees or hiring specialized consultants to assist the combined company over the next 12 months. Endorex may also hire additional scientists over the next 12 months.



    Endorex is currently discussing the termination of its two joint ventures with Elan and expects to determine the status of these joint ventures by the end of 2001. Endorex is also exploring other commercial collaborations with Elan, including the possibility of licensing the MEDIPAD-Registered Trademark-technology from Elan. Watson has indicated its desire to terminate the existing license agreement with Newco for the iron chelation delivery project and is in discussions with Endorex regarding the terms of such termination. Additionally, on August 28, 2001, Novo Nordisk terminated the research and option agreement with Endorex.


RESULTS OF OPERATIONS

SIX-MONTH PERIODS ENDED JUNE 30, 2001 AND 2000

    RESEARCH AND DEVELOPMENT EXPENSES. Research and development, or R&D, expenses, for the six month period ended June 30, 2001 were $1,171,494, a 150 percent increase when compared with R&D expenses of $468,193 for the corresponding period ended June 30, 2000. This increase in R&D expenses was due to the hiring of additional R&D personnel and expansion of proprietary pre-clinical R&D drug delivery activities during 2001.

    GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses for the six month period ended June 30, 2001 were $908,269 compared to $981,521 for the same period ended June 30, 2000, an 8 percent decrease. General and administrative expenses during the period ended June 30, 2001 were lower because additional legal and accounting expenses as well as the payment of SEC filing fees related to the Company's private placement were incurred during the same period in 2000.

    OPERATING EXPENSES. Operating expenses of $2,079,763 for the six month period ended June 30, 2001 increased 44 percent compared to $1,449,714 for the same period last year, due primarily to the increased spending in R&D pre-clinical drug delivery activities during 2001.


    EQUITY LOSSES IN JOINT VENTURES. Equity losses in joint ventures for the six months ended June 30, 2001 were $577,661 compared with losses of $1,578,856 during the same period in 2000, a 63 percent decrease. These losses pertain to the two joint ventures with Elan. Endorex's share of the research, development and business expenditures of these joint ventures is recorded as equity losses in joint ventures. The decrease in expenses represents a reduction of activities in each joint venture due to the possible termination of each.


    INTEREST INCOME. Interest income for the six months ended June 30, 2001 of $294,686 decreased 8 percent compared to $320,965 for the same period last year, reflecting a reduction in interest rates as well as a reduction in the cash available for investment in 2001.

    INTEREST EXPENSE. Interest expense increased to $27,320, or 16 percent, during the six months ended June 30, 2001 from $23,019 for the same period during 2001. The increase in interest expense was due to increased interest payments under a line of credit with Finova Technology Finance, Inc.

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    NET LOSS.  Net loss for the six months ended June 30, 2001 of $3,128,777 decreased 9 percent from a net loss of $3,418,002 for the same period in 2000. The decrease in net loss year to date versus the prior year period reflects an overall decrease in joint venture research and development activities as Endorex redirected its activities towards more proprietary drug delivery research and development. Additionally, net loss decreased during the first six months of 2001 due to a reduction in expenses because Endorex incurred additional expenses in connection with its private placement during the first six months of 2000.


YEARS ENDED DECEMBER 31, 2000 AND 1999

    RESEARCH AND DEVELOPMENT EXPENSES. Research and development expenses for the twelve months ended December 31, 2000 were $956,742 as compared to $2,028,945 for the twelve months ended December 31, 1999, a decrease of 53 percent. Approximately $700,000 of this decrease was due to reduced research and development expenses in 2000 related to Endorex's decision to divest its oncology business. The remaining decrease was due to reductions in personnel expenditures (salaries, benefits, travel) related to managing the oncology business.


    GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses for the twelve months ended December 31, 2000 were $2,101,767 as compared to $3,046,684 for the twelve months ended December 31, 1999, a decrease of 31 percent. This decrease was primarily due to completion of amortization of the fair value of warrants issued in connection with financial advisory agreements of approximately $1,300,000. The warrants, which were amortized over a two-year period, were fully amortized by the end of the third quarter of 1999. The decrease was partially offset by increased legal fees of approximately $100,000 and accounting fees of approximately $200,000 during 2000.


    OPERATING EXPENSES. Operating expenses of $3,058,509 for fiscal year 2000 decreased 40 percent compared to $5,075,629 for fiscal year 1999, due primarily to reduced costs related to the decision to divest the oncology business and the full amortization of the warrants during 1999.

    EQUITY LOSSES IN JOINT VENTURES. Equity losses in joint ventures for the year ended December 31, 2000 were $2,682,368 compared with losses of $2,865,908 for the year ended December 31, 1999, a decrease of 6 percent. The decrease in equity losses in joint ventures from 1999 to 2000 was due to a decrease in research and development activities in Newco and costs related thereto.

    OTHER INCOME. Other income increased to $250,000 in 2000 from $3,790 in 1999 due to the sale of the option to purchase a portion of Endorex's oncology business assets.

    INTEREST INCOME. Interest income for the twelve months December 31, 2000 was $747,073 as compared to $488,582 for the twelve months ended December 31, 1999, an increase of 53 percent. This increase was primarily due to interest from the investment of the net proceeds from Endorex's April 2000 private placement.

    INTEREST EXPENSE. Interest expense remained constant at $51,889 for fiscal year 2000 compared to $51,854 for fiscal year 1999.

    NET LOSS. For the twelve months ended December 31, 2000, Endorex had a net loss applicable to common stockholders of $6,177,893 as compared to $8,786,432 for the twelve months ended December 31, 1999, a decrease of 30 percent. Net loss applicable to common stockholders included the impact of preferred stock dividends, which totaled $1,382,200 in 2000, as compared to $1,285,413 in 1999. Reductions in operating expenses from $5,075,629 in 1999 to $3,058,509 in 2000 contributed significantly to the reduction in net loss. Additionally in 2000, equity losses from Endorex's two joint ventures with Elan were $2,682,368 as compared to $2,865,908 for 1999. Other factors contributing to the reduction in net loss for 2000 were an increase in interest income from $488,582 in 1999 to $747,073 in 2000, and the sale of an option to purchase some of Endorex's oncology assets, which has subsequently expired.

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
                ENDOREX'S MANAGEMENT AND EXECUTIVE COMPENSATION

DIRECTORS AND EXECUTIVE OFFICERS


NAME                                             AGE                      POSITION(S) HELD
----                                           --------   ------------------------------------------------
Kenneth Tempero..............................     62      Chairman of the Board

Michael S. Rosen.............................     49      President, Chief Executive Officer and Director

Steven J. Koulogeorge........................     42      Controller, Assistant Secretary and Assistant
                                                          Treasurer

John McCracken...............................     49      Vice President, Business Development

Panayiotis P. Constantinides.................     49      Vice President, Research and Development

Richard Dunning..............................     55      Director

Steve H. Kanzer..............................     37      Director

Paul D. Rubin................................     47      Director

H. Laurence Shaw.............................     55      Director

Steven Thornton..............................     44      Director


    KENNETH TEMPERO, M.D., Ph.D., M.B.A., 62, was elected Chairman of the Endorex board of directors in May 1999 and has served as a member of the board of directors since September 1996. Since April 1996, Dr. Tempero has been a principal at KTC, Inc., a consulting company. Prior thereto, he served as Chairman and Chief Executive Officer of MGI PHARMA, Inc., a company that focuses on the development and sale of cancer therapeutics and related products. From November 1983 to August 1987, Dr. Tempero held various positions with G.D. Searle & Co., a pharmaceutical company, most recently as Senior Vice President of Research and Development. Dr. Tempero holds M.S. and Ph.D. degrees in Pharmacology from Northwestern University, an M.D. in Medicine and Surgery from Northwestern University and an M.B.A. in Pharmaceutical Marketing from Fairleigh Dickinson University.

    MICHAEL S. ROSEN, M.B.A., 49, has served as President, Chief Executive Officer and a member of the board of directors since August 1996. From
January 1995 until August 1996, he was President and Chief Executive Officer of PharmaMar, S.A., a European biotechnology company. From June 1991 until
January 1995, Mr. Rosen was General Manager of the northern Latin American businesses for Monsanto Company, a multinational chemical/pharmaceutical company. Mr. Rosen received a B.A. in Sociology/International Relations from Beloit College and an M.B.A. in International Business from the University of Miami. He has undertaken post-graduate courses at Northwestern University and Sophia University in Tokyo, Japan.


    STEVEN J. KOULOGEORGE, M.B.A., C.P.A., 42, has served as Controller, Assistant Secretary and Assistant Treasurer since September 2000. From 1983 to 1997, Mr. Koulogeorge held several accounting and finance positions with Kraft General Foods, the last of which was Director of Finance at Alliant Foodservice. From 1997 to 2000, Mr. Koulogeorge held several positions with Illinois Tool Works, including Controller of the Industrial Finishing unit. Mr. Koulogeorge received his B.S. in Finance from Drake University and received his M.B.A in Finance from DePaul University. Mr. Koulogeorge is also a Certified Public Accountant in the State of Illinois.


    JOHN MCCRACKEN, M.B.A., 49, has served as Vice President, Business Development since February 2001. From 1999 to 2000, Mr. McCracken was Global Operations Director of Life Cycle Management at Pharmacia Corporation, where he directed product life cycle initiatives with global commercial focus, including commercial assessment of drug delivery systems. From 1981 to 1999, Mr. McCracken directed business initiatives for G.D. Searle where he held several executive positions ranging from Director of International Operations, Senior Director and Assistant to the President and

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CEO to his last position as Managing Director for Global Operations.
Mr. McCracken received his B.A. in Economics from Carleton College and earned his M.B.A. in Finance and Accounting from Northwestern University.

    PANAYIOTIS P. CONSTANTINIDES, Ph.D., 49, has served as Vice President, Research and Development since January 2001. From 1997 until joining Endorex, Dr. Constantinides was Director of Research at SONUS Pharmaceuticals, where he was responsible for building the company's drug delivery program. From 1995 to 1997, Dr. Constantinides was the Section Head of Formulation Development for Abbott Laboratories' Pharmaceutical Products Division. Dr. Constantinides received a University Diploma in Chemistry from the National and Kapodistrian University and a Ph.D. in Biochemistry from Brown University. He then completed a postdoctoral fellowship in Pharmacology at Yale University and continued as an Associate Research Scientist in the Comprehensive Cancer Center of Yale University School of Medicine. Dr. Constantinides has written 36 publications and filed numerous patents that deal with physicochemical and biopharmaceutical aspects of surfactant micelles, liposomes, emulsions and self-emulsifying drug delivery systems.

    RICHARD DUNNING, 55, has served as a member of the board of directors of Endorex since August 1997. He has been Chairman and Chief Executive Officer of Nexell Therapeutics Inc. since May 1999. Prior to that, he was President and Chief Executive Officer of Nexell since April 1996. Nexell, formerly known as VIMRX Pharmaceuticals Inc., is the leading developer and marketer of innovative diagnostics and ex vivo cell therapies for cancer, autoimmune, metabolic and genetic diseases. Prior to joining Nexell, Mr. Dunning played an instrumental role in the formation of The DuPont Merck Pharmaceutical Company and acted as that organization's Executive Vice President and Chief Financial Officer from 1991 to 1995. Mr. Dunning received a B.S. in Economics and an M.B.A. in Finance from the University of Delaware.


    STEVE H. KANZER, C.P.A., Esq., 37, has served as a member of the board of directors since June 1996. Since December 1997, Mr. Kanzer has been President and Chief Executive Officer of Corporate Technology Development, Inc. Since December 2000, Mr. Kanzer has also been Chairman, Chief Executive Officer and President of Accredited Equities, Inc., a venture capital and investment banking firm based in Miami, and President of several private biopharmaceutical companies also based in Miami. From 1992 until December 1998, Mr. Kanzer was a founder and Senior Managing Director of Paramount Capital, Inc., an investment bank specializing in the biotechnology and biopharmaceutical industries, and Senior Managing Director--Head of Venture Capital of Paramount Capital Investments, LLC, a biotechnology and biopharmaceutical venture capital and merchant banking firm that is affiliated with Paramount Capital, Inc. From 1993 until June 1998, Mr. Kanzer was a founder and a member of the board of directors of Boston Life Sciences, Inc., a publicly traded pharmaceutical research and development company. From 1994 until June 2000, Mr. Kanzer was a founder and Chairman of Discovery Laboratories, Inc., a publicly traded pharmaceutical research and development company. Mr. Kanzer is a member of the board of directors of Atlantic Technology Ventures, Inc., a publicly traded pharmaceutical research and development company. Prior to joining Paramount Capital, Inc., Mr. Kanzer was an attorney with Skadden, Arps, Slate, Meagher & Flom LLP in New York, New York from September 1988 to October 1991. He received his J.D. from New York University School of Law in 1988 and a B.B.A. in Accounting from Baruch College in 1985. Mr. Kanzer is a nominee of the Aries Domestic Fund, LP and the Aries Master Fund II to Endorex's board of directors. Aries Domestic Fund, L.P. and Aries Master Fund II subsequently transferred their right to nominate a member of the board of directors of Endorex to Aries Select, Ltd. and Aries Select I LLC. Both Aries Select, Ltd. and Aries Select I LLC are affiliates of PCAM, PCI, Paramount and Lindsay Rosenwald, M.D.


    PAUL D. RUBIN, M.D., 47, has served as a member of the board of directors of Endorex since November 1997. Since 1999, he has been Executive Vice President for Drug Development at Sepracor, Inc., having previously been Senior Vice President since 1996. He is responsible for managing research and development programs for Sepracor's improved chemical entities portfolio, which includes the management of Discovery Research, Regulatory, Clinical, Preclinical, and Project Management teams. Dr. Rubin also plays a key role in the evaluation of external technology and licensing opportunities. From 1993 to 1996, Dr. Rubin was the Vice President and Worldwide Director of Early Clinical Development and Clinical Pharmacology at Glaxo Wellcome. Prior to Glaxo, Dr. Rubin held various executive research positions at Abbott Laboratories. Dr. Rubin received his M.D. from Rush Medical College in Chicago and completed his residency in Internal Medicine at the University of Wisconsin Hospitals and clinics in Madison, Wisconsin.

    H. LAURENCE SHAW, M.D., 55, has served as a member of the board of directors of Endorex since August 1997. In 1999, he was appointed as Chief Executive Officer of Applied Spectral Imaging, a company focused on the application of technology that combines conventional imaging with spectroscopy to display previously undetected information with applications in diverse areas such as cytogenetics, pathology and ophthalmology, as well as fields unrelated to healthcare. He was Chairman, President and Chief Executive Officer of Pacific Pharmaceuticals, Inc. from December 1996 until March 1999. From 1995 to 1996, Dr. Shaw was Corporate Vice President Research and Development for C.R.
Bard, Inc. in New Jersey. From September 1993 to 1995, he was Founder, President and Chief Executive Officer of Atlantic Pharmaceuticals, Inc. Dr. Shaw graduated from University College Hospital Medical School, London, England.

    STEVEN THORNTON, 44, has served as a member of the board of directors since February 1998. He has served as Executive Vice President of Commercial Development for Elan Pharmaceutical Technologies since December 1997. Prior to joining Elan Pharmaceutical Technologies, Mr. Thornton served from July 1994 as President of Schein Bayer Pharmaceutical Services Inc., a joint venture of Bayer and Schein Pharmaceutical Inc. From 1991 to 1994, he served with Bayer as Region Director with responsibility for pharmaceutical operations in Australia, New Zealand and South Africa. Mr. Thornton graduated with honors from Lancaster University in 1978, receiving a B.A. in applied social psychology. Mr. Thornton is the nominee of the holders of Endorex's Series B preferred stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Endorex's directors, executive officers, and persons who beneficially own more than 10% of a registered class of its equity securities must file initial reports of ownership and reports of changes in ownership of any equity securities of Endorex with the Securities and Exchange Commission. Copies of the reports must be furnished to Endorex. To Endorex's knowledge, based solely on review of the copies of such reports furnished to it, all persons subject to these reporting requirements filed the required reports on a timely basis with respect to Endorex's most recent fiscal year other than Mr. Thornton and Mr. Tempero. Inadvertently, the Form 5 of Mr. Thornton and Form 5 of
Mr. Tempero for fiscal year 2000 were filed late.

EXECUTIVE COMPENSATION

    The following table sets forth information concerning the compensation paid during Endorex's fiscal years ended December 31, 2000, 1999 and 1998 to its Chief Executive Officer and its two other executive officers as of December 31, 2000 whose base salary during the year was in excess of $100,000 and one other person for whom disclosure would have been required if they were serving as an executive officer of Endorex at December 31, 2000, collectively referred to herein as the Named Executive Officers.

                           SUMMARY COMPENSATION TABLE


                                                                                              LONG-TERM
                                                      ANNUAL COMPENSATION                    COMPENSATION
                                      ----------------------------------------------------   ------------
                                                                                              SECURITIES
                                                                            OTHER ANNUAL      UNDERLYING
NAME AND PRINCIPAL POSITION             YEAR     SALARY ($)   BONUS ($)   COMPENSATION ($)   OPTIONS (#)
---------------------------           --------   ----------   ---------   ----------------   ------------
Michael S. Rosen....................  12/31/00     249,600     25,000(1)        3,340(4)            --
  President and Chief Executive       12/31/99     249,600     12,500(2)        6,997(4)            --
  Officer                             12/31/98     248,808     72,000(3)        1,219(4)        25,000

Robert N. Brey......................  12/31/00     136,000         --              --           30,000
  Vice President of Research and      12/31/99     131,904      7,000(2)       19,000(6)        10,000
  Development(5)                      12/31/98     126,829     13,270(3)           --               --

Frank C. Reid.......................  12/31/00     111,833         --              --           60,000
  Vice President, Finance and
  Corporate Development(7)

Steve J. Koulogeorge................  12/31/00      29,886      3,675(1)           --           15,000
  Controller and Assistant
  Treasurer(8)


------------------------

(1) Bonuses accrued in 2000 and paid entirely in 2001.

(2) Bonuses accrued in 1999 and paid entirely in 2000.

(3) Bonuses accrued in 1998 and paid entirely in 1999.

(4) Life insurance premiums incurred and paid during the period.

(5) Mr. Brey served as an executive officer of Endorex until November 30, 2000.

(6) Reimbursed relocation expenditures.

(7) Mr. Reid resigned from Endorex on December 31, 2000.

(8) Mr. Koulogeorge joined Endorex on September 25, 2000.

    The following table contains information concerning options granted to the Named Executive Officers during the fiscal year ended December 31, 2000. No SARs were granted during the period.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                   PERCENTAGE OF
                                                                   TOTAL OPTIONS
                                            NUMBER OF SECURITIES     GRANTED TO       EXERCISE
                                             UNDERLYING OPTION      EMPLOYEES IN       PRICE       EXPIRATION
                                                GRANTED (#)        FISCAL YEAR(1)   ($/SHARE)(2)      DATE
                                            --------------------   --------------   ------------   ----------
Michael S. Rosen..........................             --                --               --              --
Robert N. Brey............................         30,000                17%           $3.94          2/8/10
Frank C. Reid.............................         60,000                34%           $3.94         9/28/10
Steve J. Koulogeorge......................         15,000                 8%           $2.31          2/8/10

------------------------

(1) Based on an aggregate of 176,500 options granted to employees and non-employee board members in the fiscal year ended December 31, 2000, including options granted to the Named Executive Officers.

(2) The exercise price of each grant is equal to the fair market value of Endorex's common stock on the date of the grant.

    The following table sets forth certain information concerning exercisable and unexercisable stock options held as of December 31, 2000 by each of the Named Executive Officers:

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                SHARES                      UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                             ACQUIRED ON       VALUE        OPTIONS AT 12/31/00 (#)          AT 12/31/00 ($)
NAME                         EXERCISE (#)   REALIZED ($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(1)
----                         ------------   ------------   -------------------------   ----------------------------
Michael S. Rosen...........           --            --        534,375/134,375             140,625/191,504
Robert N. Brey.............           --            --         40,000/50,000              98,800/128,125
Frank C. Reid..............           --            --           0/60,000                       0/0
Steve J. Koulogeorge.......           --            --           0/15,000                       0/0

------------------------

(1) Based on the difference between the closing price on December 31, 2000 ($1.00) and the exercise price of outstanding options.

COMPENSATION OF DIRECTORS


    CASH COMPENSATION. Endorex directors receive a $2,000 fee for attending quarterly meetings of the board of directors in person and $500 for telephonic attendance at such meetings and for attendance at committee meetings, and are reimbursed for travel expenses incurred in connection with performing their respective duties as directors of Endorex.


    DIRECTOR FEE OPTION GRANT PROGRAM. Each non-employee director has the right to apply all or a portion of his annual cash retainer fee to the acquisition of a special option grant under the Director Fee Option Grant Program pursuant to Endorex's Amended and Restated 1995 Omnibus Incentive Plan. The grant will automatically be made on the first trading day in January following the filing of the stock-in-lieu-of-cash election and will have an exercise price per share equal to one-third of the fair market value of the option shares on the grant date. The number of shares subject to the option will be determined by dividing the amount of the retainer fee applied to the program by two-thirds of the fair market value per share of common stock on the grant date. As a result, the total spread on the option

(the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the portion of the retainer fee invested in that option. The option will become exercisable for 50% of the option shares upon the director's completion of six months of board service in the calendar year in which the option is granted. The balance of the option shares will become exercisable in six successive equal monthly installments upon the director's completion of each additional month of board service during that calendar year. The option will remain exercisable until the earlier of (i) the expiration of the ten-year option term or (ii) the end of the three-year period measured from the date of the director's cessation of board service. The option will become immediately exercisable in its entirety should the director die or become permanently disabled while a board member. In addition, upon the successful completion of a hostile take over, each option may be surrendered to Endorex for a cash distribution per surrendered option share in an amount equal to the excess of (a) the take-over price per share over
(b) the exercise price payable for such share. This program has not been implemented by Endorex.

    AUTOMATIC OPTION GRANT PROGRAM. Subject to approval of Proposal Four by the Endorex stockholders at the Endorex annual meeting, each non-employee director will automatically receive a fully vested option to purchase 50,000 shares of common stock at the commencement of board service. In addition, on the date of each annual meeting of the Endorex stockholders, each non-employee director who continues to serve on the board will automatically be granted an option to purchase an additional 10,000 shares of common stock. Each 10,000 share option granted under the Automatic Option Grant Program will be immediately exercisable for any or all of the option shares. However, any shares purchased under the option are subject to repurchase by Endorex, at the exercise price paid per share, upon the director's cessation of board service prior to completion of one year of board service measured from the option grant. The exercise price per share of each option granted under the Automatic Option Grant Program will be equal to the fair market value per share of common stock on the date of grant. If Proposal Four is not approved, then each newly elected or appointed non-employee director will receive an option to purchase 42,000 shares upon commencement of board service; in addition, each continuing non-employee director will be granted an option to purchase 12,000 shares on the second anniversary of the date of grant of the initial 42,000 share option and every two years thereafter. Each initial grant of 42,000 options will vest, and Endorex's repurchase right will lapse, (1) with respect to 30,000 shares in a series of two successive equal annual installments upon the Optionee's completion of each year of board service over the two-year period measured from the option grant date and (2) with respect to 12,000 shares in a series of eight successive equal quarterly installments on the last day of each calendar quarter over the two-year period measured from the option grant date, provided the director has attended the regular board meeting held during such quarter. Accordingly, subject to the approval of Proposal Four and subject to consummation of the merger, Guy Rico and Peter Kleim will each receive a 50,000 share option on the date of his appointment and, subject to the approval of Proposal Four, each continuing director will receive a 10,000 share option on the date of the annual meeting.

    DISCRETIONARY OPTION GRANT PROGRAM. On February 21, 2001, Endorex's board granted a fully vested option to purchase 50,000 shares of Endorex common stock to each of Endorex's non-employee board members, subject to approval of Proposal Five by the Endorex stockholders at the Endorex annual meeting. The options have an exercise price of $1.25 per share, which was the closing price per share on AMEX on February 21, 2001. The options have a term of ten years.


    CONSULTING AGREEMENT WITH CHAIRMAN. On May 17, 2000, Endorex entered into a consulting agreement with Dr. Kenneth Tempero, as an independent consultant, to provide, on a non-exclusive basis, assistance and advice to Endorex regarding its business, licensing opportunities, corporate partnering activities and research and development activities. The term of the consulting agreement ends upon the first meeting of the board after the 2001 annual meeting of Endorex stockholders; provided, however, that the term of the consulting agreement may be extended upon mutual consent. Dr. Tempero is the Chairman of the Endorex board of directors. Pursuant to his consulting agreement,

Dr. Tempero is entitled to receive compensation of $5,600 per month in exchange for rendering 32 hours per month of consulting services to Endorex. For all time in excess of 32 hours per month, Dr. Tempero is compensated at a rate of $215 per hour. Pursuant to his consulting agreement, Dr. Tempero also received an option to purchase up to 12,000 shares of common stock at an exercise price of $3.25 per share, of which options to purchase 3,000 shares of common stock shall vest every quarter after the date of the consulting agreement. Endorex also agreed to pay up to $10,606 annually of Dr. Tempero's healthcare costs. Pursuant to his consulting agreement, Dr. Tempero received payments from Endorex totaling $159,270 during the fiscal year ended December 31, 2000.


EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
  ARRANGEMENTS

    On May 17, 2000, Endorex entered into an employment agreement with Michael
S. Rosen pursuant to which Mr. Rosen will serve as the President, Chief Executive Officer, and a director of Endorex. The term of Mr. Rosen's employment agreement with Endorex commenced on February 8, 2000 and ends upon termination of the employment agreement pursuant to its terms. Pursuant to his employment agreement, Mr. Rosen is entitled currently to receive (i) an annual base salary of $254,600 and (ii) an annual bonus of up to 50% of his annual base salary upon achieving certain milestones. Endorex must also maintain medical, long-term disability and life insurance with coverage of up to $1,000,000 for Mr. Rosen. In the event Mr. Rosen's employment is terminated other than for cause, which includes a change of control, or if Mr. Rosen terminates for good reason, including a material reduction in his duties or responsibilities, then
(i) Mr. Rosen will be entitled to receive his base salary and a prorated bonus for a period of six months and for a subsequent six month period, subject to reduction during the subsequent period for earnings from other employment,
(ii) Mr. Rosen will be entitled to receive his benefits for those periods until other coverage is obtained, (iii) any unvested standard options granted to Mr. Rosen will vest, and (iv) Mr. Rosen will have one year from the date of termination to exercise his options. Mr. Rosen will also receive cash payments equal to the cost of providing life and disability insurance for six months following initial 6 month period. Upon consummation of the merger, Mr. Rosen would have the right to terminate his employment with Endorex within thirty days and receive his severance benefits. Mr. Rosen and Endorex are currently negotiating a new employment agreement to take effect subsequent to the merger.


    On September 19, 2000, Endorex entered into an employment agreement with Steven J. Koulogeorge to serve as the Assistant Treasurer and Controller.
Mr. Koulogeorge's employment commenced on September 25, 2000 and the agreement terminates on September 24, 2004. Pursuant to his employment agreement, Mr. Koulogeorge is entitled to receive (i) an annual base salary of $102,480 and
(ii) an annual bonus of up to 15% of his annual base salary at the discretion of Endorex's board of directors. Pursuant to his employment agreement, Mr. Koulogeorge also received an option to purchase up to 15,000 shares of common stock at an exercise price of $2.3125 per share that vest equally over 4 years starting on September 28, 2001. In the event Mr. Koulogeorge is terminated other than for cause or if he terminates his employment for good reason within 4 months of a change of control of Endorex, Mr. Koulogeorge is entitled to receive for a period 4 months his base monthly salary and any unpaid bonus, subject to set off for amounts earned from alternative employment.



    On December 1, 1996, Endorex entered into an employment agreement with Robert Brey to serve as Vice President of Research and Development. Mr. Brey's employment commenced December 1, 1996 and his employment agreement terminated on November 30, 2000. Under his employment agreement, Mr. Brey was entitled to receive (i) a minimum annual base salary of $115,000 and (ii) an annual bonus of up to 25% of his annual base salary at the discretion of Endorex's board of directors. Mr. Brey was also granted an option to purchase up to 100,000 shares of common stock. Subsequently, in October 1997, this option was cancelled and Dr. Brey was granted a new option to purchase 50,000 shares of common stock at an exercise price of $2.47 per share, vesting at a rate of 3,125 shares at the end of each three-month period thereafter commencing October 1997. Subsequent to the termination of his employment as Vice President of Research and Technology, Mr. Brey was engaged by Endorex as a consultant.


    On March 10, 1997, Endorex entered into an employment agreement with David
G. Franckowiak to serve as Controller and Treasurer. Mr. Franckowiak's employment agreement commenced on April 1, 1997. Pursuant to the terms of his employment agreement, Mr. Franckowiak was entitled to receive (i) a minimum annual base salary of $127,000, (ii) an annual bonus of up to 15% of his annual base salary at the discretion of Endorex's board of directors and (iii) options to purchase up to 50,000 shares of common stock at an exercise price of $2.00 per share, which vest at a rate of 3,125 shares every quarter starting June 30, 1997. Pursuant to a letter agreement dated March 13, 2000, Mr. Franckowiak resigned from Endorex on March 31, 2000 but agreed to assist Endorex for up to four months to transition certain of his duties. Pursuant to the letter agreement, Mr. Franckowiak was entitled to receive (i) the pro rata portion of his annual base salary for up to four months, (ii) a $6000 bonus upon satisfactory completion of certain duties and (iii) the continued vesting of his options for up to four months.


    On February 8, 2000, Endorex entered into an employment agreement with Frank
C. Reid to serve as Vice President of Finance and Corporate Development.
Mr. Reid's employment commenced February 21, 2000. Mr. Reid was entitled to receive (i) an annual base salary of $130,000, (ii) a bonus of up to 30% of his annual base salary at the discretion of Endorex's President and Chief Executive Officer and board of directors and (iii) options to purchase up to 60,000 shares of common stock at an exercise price of $3.94 per share. Mr. Reid resigned from Endorex as of December 31, 2000.


    On January 4, 2001, Endorex entered into an employment agreement with Panayiotis P. Constantinides to serve as the Vice President of Research and Development. Mr. Constantinides' employment commenced January 12, 2001 and the agreement terminates on January 11, 2004. Pursuant to his employment agreement, Mr. Constantinides is entitled to receive (i) an annual base salary of $170,000 and (ii) an annual bonus of up to 30% of his annual base salary at the discretion of Endorex's Chief Executive Officer and board of directors. Pursuant to his employment agreement, Mr. Constantinides also received an option to purchase up to 60,000 shares of common stock at an exercise price of $1.50 per share that vest equally over 4 years upon the anniversary date of his employment agreement. In the event Mr. Constantinides is terminated other than for cause or if he terminates his employment for good reason within 12 months of a change of control of Endorex, Mr. Constantinides is entitled to receive for a period of six months his base monthly salary and any unpaid bonus, subject to set off for amounts earned from alternative employment.

    On February 12, 2001, Endorex entered into an employment agreement with John McCracken to serve as Vice President of Business Development. Mr. McCracken's employment commenced February 26, 2001 and the agreement terminates on February 25, 2005. Pursuant to his employment agreement, Mr. McCracken is entitled to receive (i) an annual base salary of $175,000 and (ii) an annual bonus of up to 35% of his annual base salary at the discretion of Endorex's board of directors. Pursuant to his employment agreement, Mr. McCracken also received an option to purchase up to 100,000 shares of common stock at an exercise price of $1.25 per share. Options to purchase 75,000 shares of common stock vest equally over 4 years upon each anniversary date of Mr. McCracken's employment agreement and the remaining options to purchase 25,000 shares of common stock vest upon meeting certain milestones. Upon receipt by Endorex of at least $2,000,000 in revenue or income from business development activities, Mr. McCracken's base annual salary increases by $20,000. In the event
Mr. McCracken is terminated other than for cause, Mr. McCracken is entitled to receive for a period of seven months his base monthly salary and any unpaid bonus, subject to set off for amounts earned from alternative employment. In the event Mr. McCracken terminates his employment for good reason within six months of a change of control of Endorex, Mr. McCracken is entitled to receive for a period six months his base monthly salary and any unpaid bonus, subject to set off for amounts earned from alternative employment.

    The Compensation Committee has the authority to provide for the accelerated vesting of the options granted to the Chief Executive Officer and Endorex's other executive officers under the Endorex Amended and Restated 1995 Omnibus Incentive Plan in the event of (i) a change in control of Endorex effected through a successful tender offer for more than 50% of Endorex's outstanding common stock or a change in the majority of the board as a result of one or more contested elections for board membership, or (ii) the individual's termination of employment (whether involuntarily or through a forced resignation) within a designated period following such a change in control or an acquisition of Endorex by merger or asset sale.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Endorex and its management and security holders and their respective affiliates engage in a variety of transactions between or among each other in the ordinary course of their respective businesses. All of these related party transactions that are material to Endorex are described below. As a general rule, Endorex has not retained an independent third party to evaluate these transactions, and there has been no independent committee of its board of directors to evaluate these transactions. Notwithstanding this fact, Endorex believes that the terms and conditions of these transactions, including the fees or other amounts paid by it, took into account transactions of a similar nature entered into by Endorex with unaffiliated third parties and/or market transactions of a similar nature entered into by unaffiliated third parties. There can be no assurance that Endorex could not have obtained more favorable terms from an unaffiliated third party.


    On June 13, 1996, Dominion Resources, Inc. entered into an agreement with The Aries Fund and the Aries Domestic Fund, L.P., collectively referred to herein as the Aries Funds, with Endorex as a party to the agreement, whereby the Aries Funds purchased an aggregate of 266,667 shares of Endorex common stock from Dominion Resources at $1.50 per share. As part of the transaction, Dominion Resources transferred to the Aries Funds certain of its rights under an existing agreement with Endorex, including the right to designate one of the directors of Endorex and the right to have the shares registered under the Securities Act. Upon completion of the transaction, Steven H. Kanzer was elected to the board of directors as a designee of the Aries Funds. On June 26, 1996, the Aries Funds purchased from Endorex an additional 333,334 shares of common stock at a price of $3.00 per share. The purchase agreements relating to such shares contains various representations and warranties concerning Endorex and its activities and also various affirmations and negative covenants. The agreements grant to the Aries Funds the right to have the shares registered under the Securities Act and restrict Endorex from entering into mergers, acquisitions, or sales of Endorex's assets without the prior approval of the Aries Funds and the Aries Fund nominee on the board. In 2001, the Aries Funds transferred the shares of Endorex common stock and the rights under the purchase agreements to Aries Select, Ltd. and Aries Select I LLC. Aries Select, Ltd. and Aries Select I LLC each beneficially own in excess of 5% of Endorex's common stock, based upon the shares of common stock and shares of common stock issuable upon exercise of warrants beneficially owned by each of them.



    In connection with a credit agreement entered into by Endorex and the Aries Funds on May 19, 1997, Endorex issued to the Aries Funds warrants to purchase an aggregate of 66,668 shares of common stock. Such warrants are exercisable until May 19, 2002, at an exercise price of $2.31250 per share, subject to adjustment under certain circumstances. Paramount Capital Asset Management, Inc., or PCAM, is the investment manager of the Aries Funds and the general partner of the Aries Domestic Fund, L.P. In 2001, the Aries Funds transferred their Endorex warrants to Aries Select, Ltd. and Aries Select I LLC, both of which are affiliates of PCAM, Paramount Capital, Inc., or Paramount, and Lindsay Rosenwald, M.D. Dr. Rosenwald is the President and sole stockholder of PCAM and Paramount. PCAM and Dr. Rosenwald each beneficially own in excess of 5% of Endorex's outstanding common stock, based upon the shares of common stock and shares of common stock issuable upon exercise of warrants beneficially owned by each of them.

    Endorex issued and sold an aggregate of 8,648,718 shares of common stock to certain accredited investors in a private placement on July 16, October 10, and October 16, 1997, for an aggregate purchase price of $20,000,000. The net proceeds to Endorex after deducting commissions and expenses of Paramount, which acted as the placement agent for the private placement, were $17,400,000. Paramount is an affiliate of PCAM and Dr. Rosenwald.

    In connection with the private placement, Endorex issued and sold to Paramount and/or its designees warrants to purchase up to an aggregate of 864,865 shares of common stock. Also in connection with the execution of a financial advisory agreement, dated October 16, 1997, between Endorex and Paramount, Endorex issued and sold to Paramount warrants to purchase up to an aggregate of 1,297,297 shares of common stock. Such warrants are exercisable until April 16, 2003, at an exercise price of $2.54375 per share, subject to adjustment under certain circumstances.


    On January 21, 1998, Endorex established a joint venture, InnoVaccines Corporation, with Elan Corporation, PLC for the exclusive research, development and commercialization of oral and mucosal prophylactic and therapeutic vaccines. As part of the transaction, Elan International Services, Ltd., or, Elan International, a wholly owned subsidiary of Elan, made a $2.0 million investment in Endorex by purchasing 307,692 shares of common stock and warrants to acquire 230,770 shares of common stock. The warrants are exercisable until January 21, 2004 at an exercise price of $10.00 per share, subject to adjustment under certain circumstances. In addition, in connection with the joint venture and the execution of a license agreement, Endorex issued $8.0 million of Series B preferred stock to Elan International. Upon completion of the transaction, Steven Thornton was elected to the board of directors as a designee of Elan International. As of December 31, 2000, Elan has paid approximately $1,643,412 of Endorex's funding obligations for InnoVaccines. Based upon the shares of common stock and shares of common stock issuable upon conversion of the Series B preferred stock and Series C preferred stock beneficially owned, Elan International beneficially owns in excess of 5% of the common stock of Endorex.


    On October 21, 1998, Endorex established a second joint venture, Endorex Newco, Ltd., with Elan for the exclusive research, development and commercialization of the MEDIPAD-Registered Trademark- disposable drug delivery system for an iron chelation therapy. In connection with the joint venture and the execution of a license agreement, Endorex issued $8.4 million of Series C preferred stock to Elan International. Endorex has a committed credit availability of approximately $4,800,000 from Elan for the purposes of funding Endorex Newco, Ltd.

    Pursuant to a Financial Advisory Agreement dated as of October 25, 1999 between Paramount and Endorex, Paramount provided to Endorex financial advisory services for a period of twelve months from the date of the agreement. Paramount received as compensation for its services $5,000 per month for the term of the Financial Advisory Agreement and received options for 46,000 shares of common stock at an exercise price of $2.54 per share. Of these options, options for 10,000 shares of common stock were immediately exercisable upon the issuance of such options and expired on October 25, 2000; options for 9,000 shares of common stock became exercisable after October 25, 2000 and expire on October 25, 2009; options for 9,000 shares of common stock became exercisable after April 25, 2001 and expire on October 25, 2009; and options for 18,000 shares of common stock become exercisable after October 25, 2002 and expire on October 25, 2009.

    Pursuant to a Finder Agreement dated as of February 29, 2000, as amended on April 6, 2000, between Paramount and Endorex, Paramount agreed to act as a finder in connection with Endorex's April 2000 private placement of common stock and warrants. In return for its services under the Finder Agreement, Paramount received a cash payment of $598,500 and warrants exercisable for 226,190 shares of common stock at an exercise price of $5.25 per share, subject to adjustment under certain circumstances. The warrants became exercisable on October 12, 2000 and expire on October 11, 2007.

                       PRINCIPAL STOCKHOLDERS OF ENDOREX


    The table below sets forth information regarding the beneficial ownership of Endorex's common stock and Series B preferred stock as of October 15, 2001, by the following individuals or groups:


    - each person or entity who is known by Endorex to own beneficially more than 5.0% of Endorex's outstanding common stock or Series B preferred stock;

    - each of Endorex's Named Executive Officers;

    - each of Endorex's directors and nominees for director; and

    - all of Endorex's directors and executive officers as a group.


    Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Endorex's common stock that are subject to warrants, options or other convertible securities that are presently exercisable or exercisable within 60 days of October 15, 2001 are deemed to be outstanding and beneficially owned by the person holding the warrants or stock options for the purpose of computing the percentage of ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person. As of October 15, 2001, Endorex had 12,741,858 shares of common stock outstanding.



                                                                                   SERIES B
                                                         COMMON                   CONVERTIBLE
                                                         STOCK                  PREFERRED STOCK
                                                      BENEFICIALLY   PERCENT     BENEFICIALLY     PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                     OWNED       OF CLASS        OWNED        OF CLASS
------------------------------------                  ------------   --------   ---------------   --------
Aries Select I LLC(1)...............................   2,369,986      18.38%             --          --
  c/o Paramount Capital Asset Management, Inc.
  787 Seventh Avenue
  New York, NY 10019

Aries Select, Ltd.(2)...............................   1,076,081       8.39%             --          --
  c/o Paramount Capital Asset Management, Inc.
  787 Seventh Avenue
  New York, NY 10019

Elan International Services, Ltd.(3)................   2,990,945      19.01%        100,410         100%
  102 St. James Court
  Flatts Smith, SL 04
  Bermuda

Lindsay A. Rosenwald, M.D.(4).......................   4,900,384      34.00%             --          --
  787 Seventh Avenue,
  New York, NY 10019

Paramount Capital Asset Management, Inc.(5).........   4,900,384      34.00%             --          --
  787 Seventh Avenue,
  New York, NY 10019

Robert Brey(6)(7)...................................      64,375          *              --          --

Richard Dunning(6)(7)...............................     104,000          *              --          --

Steve H. Kanzer(6)(7)...............................     249,000       1.92%             --          --

Steve Koulogeorge(6)(7).............................          --         --              --          --

Frank Reid(6)(7)....................................          --         --              --          --

Michael S. Rosen(6)(7)..............................     634,985       4.75%             --          --

                                                                                   SERIES B
                                                         COMMON                   CONVERTIBLE
                                                         STOCK                  PREFERRED STOCK
                                                      BENEFICIALLY   PERCENT     BENEFICIALLY     PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                     OWNED       OF CLASS        OWNED        OF CLASS
------------------------------------                  ------------   --------   ---------------   --------
Paul Rubin(6)(7)....................................     104,000          *              --          --

H. Lawrence Shaw(6)(7)..............................     104,000          *              --          --

Kenneth Tempero(6)(7)...............................     157,000       1.22%             --          --

Steven Thornton(6)(7)...............................      92,000          *              --          --

All directors and officers as a group...............   1,509,360      10.59%             --          --

------------------------

*   Represents less than 1% of outstanding common stock or voting power.

(1) Number of shares beneficially owned includes 23,334 shares of common stock issuable upon exercise of warrants exercisable until May 19, 2002 at a price of $2.3125 per share, and 56,533 shares of common stock issuable upon exercise of warrants exercisable until April 16, 2003 at a price of $2.54375 per share. Does not include warrants to purchase 1,434,032 shares of common stock held by Lindsay A. Rosenwald, M.D., the Chairman of PCAM, which is the managing member of Aries Select I LLC, in his individual capacity.
    Dr. Rosenwald and PCAM share the power to vote and/or dispose of the shares of common stock held by the Aries Select I LLC, but disclaim beneficial ownership thereof except to the extent of their pecuniary interest therein, if any.

(2) Number of shares beneficially owned includes 43,334 shares of common stock issuable upon exercise of warrants exercisable until May 19, 2002 at a price of $2.3125 per share, and 112,159 shares of common stock issuable upon exercise of warrants exercisable until April 16, 2003 at a price of $2.54375 per share. Does not include warrants to purchase 1,434,032 shares of common stock held by Lindsay A. Rosenwald, M.D., the Chairman of PCAM, which is the investment manager of Aries Select, Ltd., in his individual capacity.
    Dr. Rosenwald and PCAM share the power to vote and/or dispose of the shares of common stock held by Aries Select, Ltd., but disclaim beneficial ownership thereof except to the extent of their pecuniary interest therein, if any.


(3) Number of shares beneficially owned includes 1,350,569 shares of common stock issuable upon conversion of Series B preferred stock, 1,101,614 shares of common stock issuable upon conversion of Series C preferred stock and 230,770 shares of common stock issuable upon exercise of warrants exercisable until January 21, 2004 at a price of $10.00 per share.



(4) Lindsay A. Rosenwald, M.D., is the Chairman and sole stockholder of PCAM and Paramount Capital, Inc. The securities beneficially owned by Dr. Rosenwald include 1,434,032 shares of common stock issuable upon exercise of warrants exercisable until April 16, 2003 at a price of $2.54375 per share, 2,369,986 shares beneficially owned by Aries Select I LLC, 1,076,081 shares beneficially owned by Aries Select, Ltd. and 20,284 shares beneficially owned by Aries Select II LLC. Dr. Rosenwald disclaims beneficial ownership of the shares owned by Aries Select I LLC, Aries Select, Ltd. and Aries Select II LLC, except to the extent of any pecuniary interest therein.


(5) PCAM, the investment manager of Aries Select, Ltd. is also the managing member of Aries Select I LLC and Aries Select II, LLC, each of which also owns securities of Endorex. PCAM disclaims beneficial ownership of the securities held by the funds, except to the extent of its pecuniary interest therein, if any. PCAM disclaims beneficial ownership of warrants to purchase 1,434,032 shares of common stock owned by Lindsay A. Rosenwald, M.D.

(6) The address of this individual is c/o Endorex Corporation, 28101 Ballard, Lake Forest, IL 60045.


(7) Consists entirely of shares issuable upon exercise of options that are exercisable within the 60-day period following October 15, 2001.

                      DESCRIPTION OF ENDOREX CAPITAL STOCK

    The following summarizes all of the material terms and provisions of Endorex's capital stock. It does not purport to be complete, however, and is qualified in its entirety by the actual terms and provisions contained in Endorex's certificate of incorporation.

AUTHORIZED CAPITAL STOCK

    Endorex has 55,000,000 total authorized shares of capital stock, of which 50,000,000 are shares of common stock, par value $.001 per share; 4,600,000 are shares of preferred stock, par value $.001 per share; 200,000 are shares of Series B preferred stock, par value $.05 per share; and 200,000 are shares of Series C preferred stock, par value $.05 per share.

STOCK RESERVED FOR ISSUANCE


    As of October 15, 2001, Endorex has reserved 2,231,625 shares of common stock for issuance upon exercise of outstanding stock options, 3,136,794 shares for issuance upon exercise of outstanding warrants, 1,350,569 shares for issuance upon conversion of Series B preferred stock and 1,101,614 shares for issuance upon conversion of Series C preferred stock. Endorex has not reserved any shares of preferred stock for issuance.


COMMON STOCK

VOTING RIGHTS

    Each outstanding share of Endorex common stock is entitled to one vote per share. Endorex stockholders do not have cumulative voting rights.

DIVIDENDS

    Subject to preferences that may be applicable to any outstanding preferred stock, the holders of Endorex common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors of Endorex out of funds legally available for that purpose. Since inception, Endorex has not declared any dividends on its common stock and does not intend to do so in the foreseeable future.

LIQUIDATION RIGHTS

    In the event of Endorex's liquidation, dissolution or winding up, the holders of Endorex common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The holders of common stock have no preemptive or conversion rights or other subscription rights.

    There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable. The shares of common stock to be issued in the merger will be fully paid and nonassessable.

PREFERRED STOCK

    Endorex's board of directors has the authority, without action by the stockholders, to designate and issue preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock until the board of directors determines the specific rights of the holders of such preferred stock. However, the effects might include, among other things:

    - restricting dividends on the common stock;

    - diluting the voting power of the common stock;

    - impairing the liquidation rights of the common stock; or

    - delaying or preventing a change in control of Endorex without further action by the stockholders.

    There are currently two series of preferred stock issued and outstanding, Series B preferred stock and Series C preferred stock. The current series, and any future series, of preferred stock may discourage or make more difficult a merger, tender offer, business combination, proxy contest, or assumption of control by a holder of a large block of Endorex securities or the removal of incumbent management even if these events were favorable to the interests of stockholders. The board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights and dividend and liquidation preferences which may adversely affect the holders of common stock. Below is a brief description of Endorex's current outstanding preferred stock.

SERIES B CONVERTIBLE PREFERRED STOCK VOTING, DIVIDEND, AND LIQUIDATION RIGHTS

VOTING RIGHTS


    Series B preferred stockholders have full voting rights and powers equal to the voting rights and powers of the common stock, including one vote for each whole share of common stock into which their Series B preferred stock could be converted according to their conversion rights as described in the certificate of incorporation. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as converted basis (after aggregating all shares into which shares of Series B preferred stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). As of October 15, 2001, each share of Series B preferred stock was convertible into approximately 13.55 shares of common stock. Furthermore, without the approval of holders of Series B preferred stock representing at least a majority of the then outstanding shares of Series B preferred stock, Endorex may not authorize the issuance of any equity security having voting, dividend, liquidation or redemptive preferences superior to the Series B preferred stock.


DIVIDENDS

    Series B preferred stock is paid a dividend at the rate of eight percent (8%) per annum payable in shares of Series B preferred stock. Such dividends are cumulative and accrue annually. In addition, if the board of directors pays a dividend or a distribution to the then outstanding stockholders of common stock of Endorex (other than a dividend payable solely in shares of common stock), the holders of the Series B preferred stock are entitled to the amount of dividends per share they would have received if they converted their shares into whole shares of common stock.

LIQUIDATION RIGHTS

    In the event of a liquidation, before any payment to the common stockholders or any preferred stockholder subordinate in liquidation preference, Series B preferred stockholders are entitled to receive, out of the assets of Endorex legally available for distribution to its stockholders, the original purchase price per share and any amount due from declared but unpaid dividends. If the legal funds are insufficient to fully pay the amount due to the Series B preferred stockholders, the Series B preferred stockholders will share ratably in any distribution of assets in proportion to the respective amounts which would be payable to them.

ADDITIONAL RIGHTS


    Endorex may redeem the Series B preferred stock by meeting the requirements set forth in Endorex's certificate of incorporation. Series B preferred stockholders may convert their shares into common stock by following the requirements set forth in the certificate of incorporation. If not converted earlier, and in the event that Endorex's common stock meets certain trading and listing requirements set forth in its certificate of incorporation, on or after January 21, 2003, the Series B preferred stock shall automatically convert into common stock. As of October 15, 2001, the total number of shares of Series B preferred stock outstanding was 100,410, convertible into 1,350,569 shares of Endorex common stock.


SERIES C CONVERTIBLE PREFERRED STOCK VOTING, DIVIDEND, AND LIQUIDATION RIGHTS

VOTING RIGHTS

    The Series C preferred stock is generally non-voting stock. Without the approval of holders of Series C preferred stock representing at least a majority of the then outstanding shares of Series C preferred stock, however, Endorex may not authorize the issuance of any equity security having voting, dividend, liquidation or redemptive preferences superior to the Series C preferred stock.

DIVIDENDS

    The Series C preferred stock is paid a dividend at the rate of seven percent (7%) per annum payable in shares of Series C preferred stock. Such dividends are cumulative and accrue annually. In addition, if the board of directors pays a dividend or a distribution to the then outstanding stockholders of common stock of Endorex (other than a dividend payable solely in shares of common stock), the holders of the Series C preferred stock are entitled to the amount of dividends per share they would have received if they converted their shares into whole shares of common stock.

LIQUIDATION RIGHTS

    In the event of a liquidation, before any payment to the common stockholders or any preferred stockholder subordinate in liquidation preference, Series C preferred stockholders are entitled to receive, out of the assets legally available for distribution to its stockholders, the original purchase price per share and any amount due from declared but unpaid dividends. If the legal funds are insufficient to fully pay the amount due to the Series C preferred stockholders, the Series C preferred stockholders will share ratably in any distribution of assets in proportion to the respective amounts which would be payable to them.

ADDITIONAL RIGHTS


    The Series C preferred stock may be exchanged for the common stock of Endorex Newco, Ltd. or converted into Endorex common stock by following the requirements set forth in the certificate of incorporation. The Series C preferred stock is not redeemable. If not converted earlier, the Series C preferred stock will automatically convert into common stock of Endorex on October 21, 2002. As of October 15, 2001, the total number of shares of Series C preferred stock outstanding was 97,603, convertible into 1,101,614 shares of Endorex common stock.


DIVIDENDS

    Endorex has never paid a cash dividend and has no plans to pay cash dividends in the future.

ANTITAKEOVER EFFECTS OF DELAWARE LAW


    Endorex is subject to the provisions of Section 203 of the Delaware General Corporation Law, or DGCL. Subject to certain exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a certain period of time. That period is three years after the date of the transaction in which the person became an interested stockholder, unless the interested stockholder attained that status with the approval of the board of directors or unless the business combination is approved in a prescribed manner. A "business combination" includes certain mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with his or her affiliates and associates, owns, or owned within three years prior, 15% or more of the corporation's voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for shares of common stock held by stockholders.


PROVISIONS OF ENDOREX CERTIFICATE OF INCORPORATION AND BYLAWS THAT MAY PREVENT TAKEOVERS

    Endorex's certificate of incorporation contains provisions that may delay, defer or prevent a change in control and make removal of its management more difficult. As described before, the board of directors of Endorex may issue and designate shares of preferred stock without stockholder approval. Such preferred stock could have a dilutive effect on the shares outstanding, thereby discouraging a takeover.

INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS AND LIMITATION OF LIABILITY

    Endorex's certificate of incorporation limits the liability of directors and officers to the fullest extent permitted by the Delaware General Corporation Law. In addition, Endorex's certificate of incorporation and bylaws provide that Endorex will indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for Endorex's common stock is American Stock Transfer & Trust Co.

            COMPARISON OF RIGHTS OF STOCKHOLDERS OF CTD AND ENDOREX


    SET FORTH BELOW IS A DESCRIPTION OF CERTAIN DIFFERENCES BETWEEN THE RIGHTS OF CTD AND ENDOREX STOCKHOLDERS. WHILE WE BELIEVE THAT THE DESCRIPTION COVERS THE MATERIAL DIFFERENCES BETWEEN THE TWO, THIS SUMMARY MAY NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD READ CAREFULLY THIS JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER DOCUMENTS TO WHICH WE REFER FOR A MORE COMPLETE UNDERSTANDING OF THE DIFFERENCES IN THE RIGHTS OF HOLDERS OF CTD AND ENDOREX SECURITIES.



                  ENDOREX                                             CTD
                 (DELAWARE)                                        (DELAWARE)
--------------------------------------------      --------------------------------------------
                                      SECURITIES MARKETS

-  Endorex common stock is traded on the          -  There is no established trading market
   American Stock Exchange under the symbol          for CTD common stock.
   "DOR."

                                 CAPITALIZATION: COMMON STOCK

-  50,000,000 shares of common stock, $0.001      -  25,000,000 shares of common stock, $0.001
   par value per share.                              par value per share.

-  12,741,858 shares of Endorex's common          -  5,000,000 shares of CTD's common stock
   stock were outstanding as of October 15,          were outstanding as of October 15, 2001.
   2001.

                               CAPITALIZATION: PREFERRED STOCK

-  4,600,000 shares of preferred stock,           -  10,000,000 shares of preferred stock,
   $0.001 par value per share, of which              $0.001 par value per share, of which
   200,000 shares are designated Series B            9,515,000 shares are designated as Series
   convertible preferred stock, $0.05 par            A convertible preferred stock.
   value per share, and 200,000 shares are
   designated as Series C convertible
   preferred stock, par value $0.05 per
   share.

-  Endorex's board of directors may               -  CTD's board of directors may establish
   establish from time to time the number of         from time to time the number of shares to
   shares to be included in a series and fix         be included in a series and fix the
   the designation, powers, preferences and          designation, powers, preferences and
   rights of the shares to be included in            rights of the shares to be included in
   each series and the qualifications,               each series and the qualifications,
   limitations and restrictions thereof              limitations and restrictions thereof
   (subject to certain limitations relating          (subject to certain limitations relating
   to the issuance of preferred stock senior         to the issuance of preferred stock senior
   to existing classes). The holders of              to existing classes). The holders of
   shares of Series B and Series C preferred         shares of Series A preferred stock are
   stock are not entitled to any preemptive          not entitled to any preemptive or
   or subscription rights in respect of any          subscription rights in respect of any
   securities of Endorex.                            securities of CTD.

-  100,410 shares of Series B preferred           -  7,628,750 shares of Series A preferred
   stock were outstanding as of October 15,          stock were outstanding as of October 15,
   2001.                                             2001.

- 97,603 shares of Series C preferred stock were outstanding as of October 15, 2001.

                  ENDOREX                                             CTD
                 (DELAWARE)                                        (DELAWARE)
--------------------------------------------      --------------------------------------------
                                        VOTING RIGHTS

-  COMMON STOCK. Entitled to one vote per         -  COMMON STOCK. Entitled to one vote per
   share on all matters to be voted upon by          share on all matters to be voted upon by
   the common stockholders.                          the common stockholders.

-  SERIES B PREFERRED. Entitled to one vote       -  SERIES A PREFERRED. Entitled to the
   for each full share of common stock into          number of votes equal to the largest
   which each share of Series B preferred            number of full shares of common stock
   stock could then be converted at the              into which the shares of Series A
   record date for the vote at issue. In any         preferred stock of the applicable holder
   vote by the holders of shares of Series B         could be converted at the record date for
   preferred stock acting as a class, each           the determination of the stockholders
   holder of shares of Series B preferred            entitled to vote on such matters or, if
   stock is entitled to one vote for each            no such record date is established, at
   share of Series B preferred stock held.           the date such vote is taken.

-  SERIES C PREFERRED. In any vote by the
   holders of shares of Series C preferred
   stock acting as a class, each holder of
   shares of Series C preferred stock is
   entitled to one vote for each share of
   Series C preferred stock held.

                                      CUMULATIVE VOTING

    Under the DGCL, cumulative voting in the election of directors is not available unless specifically provided for in the certificate of incorporation.

-  The Endorex certificate of incorporation       -  The CTD certificate of incorporation does
   does not specifically provide for                 not specifically provide for cumulative
   cumulative voting, so cumulative voting           voting, so cumulative voting is not
   is not available to Endorex stockholders.         available to CTD stockholders.

                                          DIVIDENDS

-  COMMON STOCK. Dividends may be declared        -  COMMON STOCK. Subject to preferences that
   and paid from funds lawfully available            may be applicable to any outstanding CTD
   therefor as and when determined by the            preferred stock, the holders of CTD
   board of directors and subject to any             common stock are entitled to receive such
   preferential dividend rights of any then          dividends, if any, as may be declared
   outstanding preferred stock. As of the            from time to time by the CTD board out of
   date of this joint proxy                          legally available funds. As of the date
   statement/prospectus, no such dividends           of this joint proxy statement/prospectus,
   have ever been declared or paid.                  no such dividends have ever been declared
                                                     or paid.

                  ENDOREX                                             CTD
                 (DELAWARE)                                        (DELAWARE)
--------------------------------------------      --------------------------------------------
-  SERIES B PREFERRED STOCK. The holders of       -  SERIES A PREFERRED STOCK. The holders of
   the shares of Series B preferred stock            Series A preferred stock are entitled to
   are entitled to receive dividends at the          receive dividends, out of any assets
   rate of 8% per year, payable in shares of         legally available, in cash, stock or
   Series B preferred stock.                         otherwise. Such dividends are payable
                                                     only when, as and if declared by the CTD
                                                     board; however, such dividends shall
                                                     accrue and accumulate and are payable
                                                     upon a liquidation event. As of the date
                                                     of this prospectus, no such dividends
                                                     have ever been declared paid.

- SERIES C PREFERRED STOCK. The holders of shares of Series C Preferred are entitled to receive dividends at the rate of 7% per year, payable in shares of Series C preferred stock.

                 PREFERENCES RELATING TO LIQUIDATION, DISSOLUTION, WINDING UP

-  COMMON STOCK. In the event of a                -  COMMON STOCK. In the event of a
   liquidation, dissolution or winding up of         liquidation, dissolution or winding up of
   Endorex, the holders of Endorex common            CTD, the holders of CTD common stock are
   stock are entitled to receive an equal            entitled to share ratably in all assets
   portion of the net assets of Endorex              remaining after payment of liabilities,
   available for distribution to the common          subject to prior rights of CTD preferred
   stockholders, subject to any preferential         stock, if any, then outstanding.
   rights of Endorex preferred stockholders,
   if any, then outstanding.

-  PREFERRED STOCK. In the event of a             -  SERIES A PREFERRED STOCK. In the event of
   liquidation, dissolution or winding up of         a liquidation, dissolution or winding up
   Endorex, each holder of shares of Series          of CTD, each holder of shares of Series A
   B or Series C preferred stock is entitled         preferred stock entitled to receive,
   to receive, prior to any payment or               prior and in preference to holders of all
   distribution to the holders of common             other series of CTD preferred stock and
   stock, an amount equal to the sum of (1)          common stock, an amount equal to $2.00
   the original purchase price per share,            per share (subject to adjustments for
   which is $100 per share, and (2) an               stock splits, stock combinations and the
   amount equal to any declared but unpaid           like) plus declared but unpaid dividends,
   dividends thereon.                                if any, and all accrued but unpaid
                                                     preferred dividends (as described in
                                                     CTD's certificate of incorporation) on
                                                     those shares (collectively, the
                                                     "Liquidation Amount").

               PROVISIONS RELATING TO MERGER, CONSOLIDATION, OR SALE OF ASSETS

-  COMMON STOCK. None.                            -  COMMON STOCK. None.

                  ENDOREX                                             CTD
                 (DELAWARE)                                        (DELAWARE)
--------------------------------------------      --------------------------------------------
-  PREFERRED STOCK. Endorex's certificate of      -  SERIES A PREFERRED STOCK. CTD's
   incorporation provides that a                     certificate of incorporation provides
   liquidation, dissolution, or winding up           that in the event of consolidation or
   of Endorex is deemed to have occurred             merger of CTD or sale of all or
   upon the (A) acquisition of Endorex by            substantially all of CTD's assets,
   another entity unless Endorex's                   holders of Series A preferred stock are
   stockholders of record immediately prior          entitled to receive for each share, in
   to that acquisition will, immediately             cash or securities received from the
   after that acquisition (by virtue of              acquiring corporation, an amount equal to
   securities issued as consideration for            the Liquidation Amount. (Prior to
   Endorex's acquisition) hold at least 50%          effectiveness of the merger, CTD is
   of the voting power of the surviving or           required to amend this provision so as to
   acquiring entity; or (B) sale of all or           limit the maximum aggregate amount
   substantially all of the assets of                payable to the holders of the Series A
   Endorex. Consequently, any such                   preferred stock to the merger
   acquisition or sale would trigger the             consideration payable to them as set
   preferred stock liquidation preference            forth in the merger agreement.)
   described above.

                                     REDEMPTION; EXCHANGE

-  COMMON STOCK. Not redeemable.                  -  COMMON STOCK. Not redeemable.

-  SERIES B PREFERRED STOCK. Endorex may, at      -  SERIES A PREFERRED STOCK. CTD may, at its
   its option, if the requirements set forth         option at any time after May 9, 2003,
   in Section C.4 of the Endorex certificate         redeem the Series A preferred stock in
   of incorporation are met, redeem those            whole, but not in part for an amount per
   shares by paying an amount in cash equal          share equal to $2.00 (subject to
   to the then-applicable liquidation                appropriate adjustment to reflect any
   preference and accrued and unpaid                 stock split, combination,
   dividends for those shares in accordance          reclassification or reorganization of the
   with Section C.4 of the Endorex                   Series A preferred stock) plus all
   certificate of incorporation.                     declared and unpaid dividends thereon, to
                                                     and including the redemption date and all
                                                     accrued but unpaid preferred dividends
                                                     (in accordance with Section 7 of the CTD
                                                     certificate of incorporation) to and
                                                     including the redemption date.

- SERIES C PREFERRED. Not redeemable at any time after the issuance of shares of Series C preferred stock. Each holder of those shares may, at its option, on one occasion, elect to exchange those shares for shares of common stock, par value
   $1.00 per share, of Endorex Newco, Ltd., a Bermuda corporation, provided that all of the holders of Series C preferred stock elect to exercise this exchange right at the same time and have not previously exercised any portion of their conversion rights (as described below).

                  ENDOREX                                             CTD
                 (DELAWARE)                                        (DELAWARE)
--------------------------------------------      --------------------------------------------
                                      CONVERSION RIGHTS

-  COMMON STOCK. None.                            -  COMMON STOCK. None.

-  SERIES B PREFERRED STOCK. Each share of        -  SERIES A PREFERRED STOCK. Each holder of
   Series B preferred stock is convertible,          shares of Series A preferred stock is
   at the option of the holder thereof, at           entitled at any time to convert those
   any time after the date of issuance of            shares into CTD common stock at a ratio
   that share, into the number of common             equal to one share of CTD common stock
   shares as is determined in accordance             for each share of Series A preferred
   with Section C.5.(a) of the Endorex               stock, subject to adjustment pursuant to
   certificate of incorporation.                     CTD's certificate of incorporation. All
   Additionally, each share of Series B              outstanding shares of Series A preferred
   preferred stock will automatically be             stock will be automatically converted
   converted into shares of common stock in          into shares of common stock upon
   accordance with Section C.5.(b) of the            occurrence of certain events stated in
   Endorex certificate of incorporation.             CTD's certificate of incorporation.

-  SERIES C PREFERRED STOCK. Each share of
   Series C preferred stock is convertible, at the option of the holder thereof, at any time two years after the date of issuance of that share into the number of common shares as is determined in accordance with Section D.5.(a) of the Endorex certificate of incorporation.
   Additionally, each share of Series C
   preferred stock will automatically be
   converted into shares of common stock in accordance with Section D.5.(b) of the Endorex certificate of incorporation.

                                    PROTECTIVE PROVISIONS

-  COMMON STOCK. None.                            -  COMMON STOCK. None.

-  PREFERRED STOCK. Approval of holders of        -  SERIES A PREFERRED. Approval of holders
   at least a majority of the                        of at least a majority of the
   then-outstanding shares of Series B or            then-outstanding shares of Series A
   Series C preferred stock, voting                  preferred stock, voting separately as a
   separately as a class, is required before         class, is required before CTD may take
   Endorex may (1) increase or decrease the          any of certain actions described in CTD's
   authorized or outstanding number of               certificate of incorporation, except as
   shares of such series so as to adversely          provided therein.
   affect that series' stockholders, or (2)
   authorize or issue any other equity
   securities, or securities convertible
   into or exercisable for any equities
   security, with a preference over, or on a
   parity with, such Series B or Series C
   preferred stock with respect to voting,
   dividends, liquidation or redemption.

                  ENDOREX                                             CTD
                 (DELAWARE)                                        (DELAWARE)
--------------------------------------------      --------------------------------------------
                                       SPECIAL MEETINGS

-  The Endorex bylaws provide that special        -  Under the CTD bylaws, special meetings of
   meetings of the stockholders may be               the stockholders may be called by the
   called by the Chairman of the board of            Chairman of the board of directors.
   directors or the President, and may be
   called by the President or Secretary at
   the request in writing of a majority of
   the Endorex board or of stockholders
   owning a majority of the shares of
   Endorex capital stock issued and
   outstanding and entitled to vote.

-  Under the Endorex bylaws, special              -  The CTD bylaws provide that special
   meetings of the board of directors may be         meetings of the board of directors may be
   called by the Chairman of the board of            called by the Chairman of the board of
   directors, the President, or by two or            directors or the President.
   more directors on at least two days'
   notice by telegram, or on at least three
   days' notice if sent by mail.

                                      BOARD OF DIRECTORS

-  The Endorex board currently consists of        -  The CTD board currently consists of four
   seven directors. (Under the merger                directors. Under the CTD bylaws, the
   agreement, Endorex is required to cause           board may not have more than nine or less
   the board to consist of nine directors            than three members. Election of CTD
   upon effectiveness of the merger.) The            directors need not be by written ballot.
   Endorex certificate of incorporation and
   bylaws provide that the number of
   directors may be fixed in the bylaws or
   by amendment thereof duly adopted by the
   Endorex board or the Endorex
   stockholders. However, if no such
   determination is made by either the
   Endorex board or its stockholders, the
   number of Endorex directors will be
   three. Election of Endorex directors need
   not be by written ballot.

                                       WRITTEN CONSENTS

    Under the DGCL, stockholders may take action by written consent in lieu of voting at a stockholders' meeting unless a corporation eliminates stockholder ability to act by written consent in its certificate of incorporation.

-  The Endorex certificate of incorporation       -  The CTD certificate of incorporation and
   and bylaws specifically provide for               bylaws do not address the ability of its
   action by written consent of its                  stockholders to act by written consent,
   stockholders.                                     and accordingly CTD stockholders may act
                                                     by written consent.

                  ENDOREX                                             CTD
                 (DELAWARE)                                        (DELAWARE)
--------------------------------------------      --------------------------------------------
                           VACANCIES ON BOARD; REMOVAL OF DIRECTORS

-  Vacancies on the Endorex board may be          -  Vacancies on the CTD board may be filled
   filled by a majority vote of the                  by a majority vote of the remaining
   remaining board.                                  board.

-  Directors may be removed with or without       -  Directors may be removed with or without
   cause at any time by majority vote of             cause at any time by majority vote of
   stockholders.                                     stockholders.

                                     AMENDMENTS TO BYLAWS

-  The Endorex certificate of incorporation       -  The CTD certificate of incorporation and
   and bylaws provide that the Endorex board         bylaws provide that the CTD board may
   may alter or repeal the Endorex bylaws by         make, alter or repeal the CTD bylaws
   an affirmative vote of a majority of the          subject to the power of the stockholders
   entire board.                                     to alter or repeal the bylaws.

                               LIMITATION ON DIRECTOR LIABILITY

-  Directors' liability is limited to the         -  Directors' liability is limited to the
   fullest extent permitted by Delaware Law.         fullest extent permitted by Delaware Law.

                                       INDEMNIFICATION

-  Indemnification of officers and directors      -  Indemnification of officers and directors
   provided to the fullest extent of                 provided to the fullest extent of
   Delaware Law.                                     Delaware Law.

                                       APPRAISAL RIGHTS

    Under the DGCL, a stockholder of a corporation participating in certain major corporate transactions may be entitled, under varying circumstances, to appraisal rights pursuant to which that stockholder may receive cash in the amount of the fair market value of its shares in lieu of the consideration it would otherwise receive in the transaction. These rights are not available with respect to a merger or consolidation by a corporation with shares either listed on a national securities exchange or held of record by more than 2,000 holders. See
"The Merger--Appraisal Rights."

-  Endorex common stock is listed on the          -  CTD is not publicly traded and has fewer
   American Stock Exchange. Therefore,               than 2,000 stockholders. Therefore,
   appraisal rights may not be available to          appraisal rights are available to CTD
   Endorex stockholders in the event Endorex         stockholders in connection with the
   is acquired by another corporation.               merger.

                               DESCRIPTION OF CTD

    THE FOLLOWING SECTION CONTAINS FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES. CTD'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING THOSE SET FORTH IN "RISK FACTORS" AND ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS.

OVERVIEW OF CTD'S BUSINESS

    CTD is a development stage pharmaceutical company. Its primary strategy is to develop, through its subsidiaries, innovative oral and mucosal formulations and new therapeutic indications of drugs that previously have been approved by the FDA for marketing in the United States. Such compounds are known as approved chemical entities, or ACEs; medicinal compounds that have not been approved by the FDA are known as new chemical entities, or NCEs. CTD currently has in clinical development two ACE drug products, orBec-TM- and Oraprine-TM-; orBec-TM- is in phase III clinical trials and Oraprine-TM- is in phase I clinical trials. CTD also has a drug product, Metropt-TM-, in preclinical development for which an Investigational New Drug, or IND, application has been filed with and approved by the FDA. CTD believes that its strategy of developing new oral or mucosal formulations of ACEs and products based upon ACEs to treat new indications will allow it to develop marketable products faster, with fewer risks, and less expensively than is usually the case with traditional drug development. During fiscal years 2000 and 1999, CTD's expenditures on research and development were $1,324,000 and $955,000, respectively.


THE DRUG APPROVAL PROCESS



    The drug approval process is extremely expensive and is rigorously regulated by governmental agencies, including, in the United States, the FDA. Each drug must undergo a series of preclinical and clinical trials before the FDA will consider approving it for commercial sale. The FDA or any company conducting drug trials can discontinue those trials at any time if it feels that patients are being exposed to an unacceptable health risk or if there is not enough evidence that the drug is effective. The FDA may also require a company to provide additional information or conduct additional tests before it will permit a drug to proceed from one phase of trials to the next.


ADVANTAGES OF DEVELOPING ACE DRUG PRODUCTS

    CTD's primary strategy is to focus on developing new oral or mucosal formulations of ACEs and products based upon ACEs to treat new indications. There are significant advantages to developing products from drugs that have already been approved by the FDA.

SPEED AND COST

    The ACEs on which CTD's products are based have established safety and therapeutic profiles for uses that differ from the uses CTD plans. CTD believes that as a consequence, the approval process will be quicker and cheaper than would be the case with NCEs, as the FDA allows applicants developing ACE products to rely on previous study results to support safety and efficacy claims. To date, the FDA has not requested that CTD duplicate costly and time-consuming preclinical animal studies and safety studies with respect to CTD's ACE product candidates, and instead has allowed CTD to use existing data and peer review journal articles in support of the approval process of its ACE product candidates; this has allowed CTD to begin human clinical trials sooner than otherwise would have been possible.

INCREASED LIKELIHOOD OF MULTIPLE USES

    ACE products that are approved for treatment of one disease are sometimes found effective in treating other medical conditions. Doctors and scientists that use or prescribe a given ACE have an understanding of the chemical and medicinal properties associated with that ACE and are often able to identify new uses and new disease targets for that ACE.

PROPRIETARY RIGHTS

    Proprietary drug products can be distinguished from generic drug products, which are those that any company can manufacture without restriction and without the need to acquire rights from any other party, generally because the patent or other source of exclusivity has expired or been revoked. Generic drug companies rely on low-margin, high-volume sales to achieve profits.

    By developing new formulations of, or new therapeutic indications for, the ACEs to which CTD has obtained patent rights, CTD may be able to gain an advantage over competitors by preventing them, for a limited period, from marketing that ACE in a manner that infringes those proprietary rights. CTD's products represent new uses for existing drugs, and although it is not possible to obtain composition-of-matter patents for these compounds, it is possible to secure method-of-use patent protection for those new uses. However, a method-of-use patent covering use of a given drug to treat a certain disease only prevents competitors from using that drug to treat that disease, and is therefore in practice more difficult to enforce than composition-of-matter patents. CTD has an exclusive license to an existing United States patent that claims the use of orally delivered beclomethasone for PREVENTION of tissue damage associated with intestinal graft-versus-host disease, or GVHD, whereas CTD's only phase III clinical trials are for TREATMENT of GVHD. A United States patent provides exclusivity for 20 years from the date the patent application is filed.

    Another source of exclusivity is the FDA's "orphan drug products" program, which aims to promote development of new treatments for rare diseases. Without special incentives, drug companies do not focus on a rare disease, as it represents a small market. Under the Orphan Drug Act of 1983, the FDA is permitted to grant "orphan drug" status to any drug products that are intended to treat a "rare disease or condition," defined as a disease or condition that affects fewer than 200,000 persons in the United States. A company developing an orphan drug is accorded four to seven years of market protection from competitors, as well as certain tax credits for the amounts spent on human clinical trials. Although not approved for sale in the United States, the FDA has designated orBec-TM- and Oraprine-TM- as orphan drugs for select diseases.

    Finally, the Hatch-Waxman Amendments of 1984 include exclusivity provisions that CTD believes may apply to its ACE drug products. One is the three-year exclusivity period for a new drug application, or NDA, that the FDA approves for ACE drug products supported by new clinical investigations. The other is the three-year exclusivity period for a supplemental new drug application, or sNDA, that the FDA approves for ACE drug products that are supported by new clinical investigations to supplement an existing NDA. These exclusivity periods would run concurrently with any period of market protection accorded to any CTD product under the FDA's orphan drug products program. If CTD develops orBec-TM- or Oraprine-TM- for additional uses and files sNDAs, those products may be eligible to apply for this extra exclusivity.

    CTD has a license to the United States Patent No. 6,096,731, which expires on Sept. 10, 2018. With regard to those pending patent applications owned by CTD, assuming that patents issue from CTD's existing patent applications, those patents will generally expire between 2018 and 2021. Generally, a United States patent provides exclusivity for 20 years from the date the patent application was filed but this period is subject to any terminal disclaimers that apply. In addition, it is possible that these patents, including United States Patent
No. 6,096,731, may expire at an even earlier date, if found to be invalid for any reason.

CTD'S PRODUCTS

    Each of CTD's principal products is listed in the following table, along with the target disease and clinical trial status of that product and the CTD subsidiary responsible for developing it:

        PRODUCT                   INDICATION             DEVELOPMENTAL STATUS        CTD SUBSIDIARY
-----------------------  ----------------------------   -----------------------  -----------------------
orBec-TM-                Treatment of intestinal GVHD   Phase III ongoing        Enteron
                                                                                 Pharmaceuticals, Inc.
                         Treatment of Crohn's disease   Phase II (planned)       Enteron
                                                                                 Pharmaceuticals, Inc.
                         Prevention of ulcerative       Phase II (planned)       Enteron
                          colitis                                                Pharmaceuticals, Inc.
                         Prevention of GVHD             Phase II (planned)       Enteron
                                                                                 Pharmaceuticals, Inc.

Oraprine-TM-             Bioequivalent to tablet form   Bioequivalency trial     Oral Solutions, Inc.
                          of AZA                        (planned); compound
                                                        requires reformulation

Oral Suspension Drug                                    Preclinical research     Formulation
  Delivery Technology                                                            Technologies, Inc.

Metropt-TM-              Blepharitis, dry eye           IND filed                RxEyes, Inc.

ORBEC-TM-

    CTD's lead product, orBec-TM-, is an oral formulation of beclomethasone dipropionate, or BDP, a site-active corticosteroid drug that was originally synthesized in the 1960s. It has been approved by the FDA and sold by Glaxo Wellcome, as Beconase, in an inhaled formulation for the treatment of asthma, allergic rhinitis, and nasal polyposis.

    CTD's development of orBec-TM- is the result of CTD's majority-owned subsidiary, Enteron Pharmaceuticals, Inc., having obtained an exclusive license from Dr. George McDonald to develop oral formulations of BDP to treat GVHD.
Dr. George McDonald is Head of Gastroenterology and Hepatology at the Fred Hutchinson Cancer Research Center and a Professor of Internal Medicine and Gastroenterology at the University of Washington Medical Center. Under this license, Enteron obtained rights to know-how and an issued patent covering the use of orBec-TM- to prevent tissue damage associated with GVHD. In addition, Dr. McDonald and Nicholas Stergiopoulos, CTD's Director of Corporate Development, assigned to Enteron three patent applications covering aspects of treating intestinal GVHD, Crohn's disease, ulcerative colitis, and inflammatory bowel disease.

    The composition-of-matter patent covering BDP has expired. To CTD's knowledge, there are no issued method patents regarding the use of BDP to treat GVHD or gastrointestinal diseases. Third parties own patents regarding use of proprietary delivery systems, such as sustained release or suppositories, which claim use of BDP to treat various gastrointestinal diseases. CTD believes that its methods are substantially different from those described in the other patents.

    The BDP used in orBec-TM- is manufactured under an FDA-approved drug master file. orBec-TM- is formulated and tableted under good manufacturing procedures, or GMP, at Pharmaceutics International, Inc., a contract manufacturing firm. orBec-TM- is then packaged into blister packets by PCI Clinical Services, Inc., a division of Cardinal Health Corporation. CTD relies on contract manufacturing firms and does not own or control a manufacturing facility.

    CTD is currently testing orBec-TM- in a multi-center phase III clinical trial for the treatment of intestinal GVHD, a life-threatening disorder that can arise following a bone marrow transplant. GVHD affects the gastrointestinal tract, skin, and liver of patients who have received bone marrow transplants;

it is thought to start in the gastrointestinal tract and spread to the skin and liver. The symptoms of intestinal GVHD typically include severe diarrhea, anorexia, vomiting, and death of the cells that line the intestinal tract. According to the National Marrow Donor Program, 12,748 allogenic bone-marrow transplants (transplants of blood or bone marrow cells from another person) were performed worldwide from January 1, 2001, through July 31, 2001. According to published studies and despite improved preventive measures, acute GVHD still occurs in 50% to 70% of transplants where the donor was HLA-mismatched and in 30% to 40% of transplants where the donor was HLA-matched. Special blood tests, called human leukocyte antigen, or HLA, typing, determine whether a patient has a suitable donor for bone-marrow-cell transplant. These same studies indicate that intestinal GVHD accounts for 15% to 30% of all cases of GVHD.

    Intestinal GVHD is typically treated by high doses of Prednisone, a potent corticosteroid, along with Cyclosporin and other immunosuppressive agents. The systemic immunosuppression caused by immunosuppressing and the systemic side effects of corticosteroids can result in infection and ultimately death. orBec-TM- allows for larger doses of BDP to be delivered to the afflicted gastrointestinal area without the significant side effects associated with other steroids, due to the rapid conversion and deactivation of BDP and incomplete absorption of BDP and its metabolites. Availability of a safe and effective treatment for GVHD should increase the number of patients who could benefit from bone marrow transplantation by improving the risk-to-benefit ratio of the treatment.


    orBec-TM- has completed a phase I/II clinical trial and a randomized phase II/III clinical trial, achieving statistical significance and its primary endpoint, increasing the caloric intake of patients suffering from intestinal GVHD who were treated with orBec-TM- compared to those treated with a placebo. On October 25, 2000 the FDA granted "fast track" status of CTD's application for use of orBec-TM- for the treatment of intestinal GVHD. Under special circumstances, the FDA grants a company's product fast track review, in which case the FDA must review the related NDA within 6 months. Fast-track designation is typically granted when a product treats unmet medical needs. orBec-TM- has also been designated as an "orphan drug" by the FDA for treatment of intestinal GVHD and prevention of GVHD. CTD started a phase III clinical trial in May 2001. The multicenter phase III clinical trial will consist of a total of 130 patients. The results of this phase III trial will form the basis for an NDA that CTD plans to file with the FDA.



    Concurrently with the phase III clinical trial, CTD plans to initiate one or more phase II clinical trials of orBec-TM- for treatment of Crohn's disease and ulcerative colitis and prevention of GVHD. Crohn's disease is a serious inflammatory disease of the gastrointestinal tract. It predominates in the small intestine and the large intestine, but may occur in any section of the gastrointestinal tract. The disease can be localized in patches of bowel. Crohn's disease usually causes diarrhea and painful abdominal cramps, often results in fever, and at times causes rectal bleeding. Loss of appetite and subsequent weight loss may also occur. Crohn's disease is chronic and its cause is not known. Medication that is currently available decreases inflammation and usually controls the symptoms, but does not provide a cure for the disease.


    Ulcerative colitis is an inflammatory disease of the large intestine and is characterized by inflammation and ulceration of the innermost lining of the colon. Symptoms characteristically include diarrhea with or without rectal bleeding and, often, abdominal pain. Ulcerative colitis differs from Crohn's disease in significant ways. It affects only the colon, where the inflammation is maximal in the rectum and extends up the colon in a continuous manner without any "skip" areas of normal intestine. Further, only the innermost lining of the colon is affected. In contrast, Crohn's disease can affect the entire thickness of the bowel wall.

    Because Crohn's disease behaves similarly to ulcerative colitis, from which it may be difficult to differentiate, the two disorders are grouped together as inflammatory bowel disease, or IBD. According to the Crohn's and Colitis Foundation, there are currently in the United States approximately 800,000 persons suffering from inflammatory bowel disease (roughly half of those patients have Crohn's disease, while the other half have ulcerative colitis), and each year there are in the United States approximately 20,000 new cases of IBD.

    Upon approval by the FDA, CTD plans to conduct further clinical trials of the effectiveness of orBec-TM- in treating ulcerative colitis and Crohn's disease and in preventing GVHD. Assuming positive results from the clinical trials, this will entail filing sNDAs for the above-mentioned indications.

ORAPRINE-TM-

    Through its majority-owned subsidiary, Oral Solutions, Inc., CTD is developing Oraprine-TM-, an oral suspension of Azathioprine, or AZA. The composition-of-matter patent covering AZA has expired. In 1999, Oral Solutions licensed the know-how and clinical data relating to Oraprine-TM- from Dr. Joel
B. Epstein. Dr. Epstein also assigned to Oral Solutions a United States patent application covering the use of Oraprine-TM- to treat oral autoimmune diseases.

    AZA is a widely used immunosuppressive medication in clinical medicine. AZA is commonly prescribed in tablet form to organ transplant patients to suppress the body's defenses against foreign bodies, specifically the transplanted organ. This increases the chances of preventing the transplanted organ from being rejected by the patient.

    This suppression of the body's defenses makes AZA useful in treating rheumatoid arthritis. AZA is prescribed as a "second-line" treatment for severe, active rheumatoid arthritis in patients who do not respond to initial arthritis medications. According to IMS Health, in 2000 approximately one million units of AZA were sold in the United States for total revenues of $65 million.

    A phase I bioequivalency clinical trial has been completed in the United States for Oraprine-TM-. This phase I trial demonstrated that Oraprine-TM- is equivalent to the currently marketed Imuran-Registered Trademark- tablet. CTD plans to discuss these results with the FDA, and currently anticipates conducting a larger bioequivalency trial, the results of which would be used to file for FDA approval of the oral suspension formula of AZA. Before conducting this trial, CTD will need to manufacture additional quantities of Oraprine-TM-. It will at the same time reformulate the Oraprine-TM- suspension, which will add at least several months to the approval process.

    CTD plans to file an Abbreviated New Drug Application, or ANDA, for Oraprine-TM-. CTD proposes to position Oraprine-TM- as a specialty generic product, to be used by patients with autoimmune disorders who cannot swallow medicines in tablet form. In particular, children, the elderly, and cancer patients are prone to this difficulty. Post-approval, CTD plans to conduct studies in patients who are afflicted with chronic oral ulcerations, such as oral GVHD and other autoimmune diseases of the mouth and upper esophagus. CTD has completed a pilot phase I/II clinical efficacy trial using Oraprine-TM- to treat oral GVHD and has also successfully completed a phase I bioequivalency trial demonstrating that Oraprine-TM- is bioequivalent to the tablet Imuran-Registered Trademark-. CTD has filed patent applications for the use of Oraprine-TM- to treat oral autoimmune disorders. In addition, the FDA has granted orphan drug status for CTD's application for use of Oraprine-TM- for the treatment of oral GVHD.


ORAL-SUSPENSION DRUG DELIVERY TECHNOLOGY


    Formulation Technologies, Inc., a wholly owned subsidiary of CTD, has an option, expiring January 20, 2002, to license an oral tablet drug delivery technology from University Pharmaceutics of Maryland, Inc., a contract manufacturing organization that is majority-owned by the University of Maryland. This technology allows a pharmaceutical tablet to rapidly break apart in water into a suspension that can be swallowed by patients.

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
METROPT-TM-

    CTD's majority-owned subsidiary, RxEyes, Inc., has licensed rights to two United States patents and certain foreign patent rights, as well as know-how, relating to certain aspects of using Metropt-TM-, an ophthalmic formulation of metronidazole, to treat blepharitis, dry eye, and blepharitis associated dry-eye syndrome. Metronidazole is a broad-spectrum antibiotic that is especially effective against anaerobic infections (infections that grow in the absence of oxygen). In body areas where there is poor central circulation and therefore an inadequate blood supply, only bacteria that can live without oxygen can survive. In such conditions, the metronidazole compound changes so as to inhibit the DNA repair enzymes that normally would repair cells. This kills anaerobic bacteria but has no effect on aerobic tissues. Metronidazole has been approved by the FDA for use in oral, vaginal, dermatological, and intravenous forms for a variety of inflammation-related indications.

    CTD has an FDA-approved investigational new drug application, or IND, for Metropt-TM-. CTD is currently seeking a partner in the ophthalmics industry to aid in developing Metropt-TM-. CTD is in a dispute with the licensors of Metropt-TM- regarding whether CTD is required to pay the licensors certain payments provided for in the license agreement dated April 14, 1998, between CTD and the licensors. In relation to this dispute, the licensor's have alleged that CTD is in breach, and communicated their intent to terminate the license agreement. CTD maintains that it is not required to make those payments, as the formulation of Metropt-TM- developed by the licensors was not commercially viable due to sterility problems and because another development stage company that licensed Metropt-TM- was unable to develop a safe and effective product based on this formulation. This dispute is not currently the subject of litigation. To date, CTD has also been unable to prepare a formulation of Metropt that can be used in the eye without causing excessive discomfort.

ALLERGAN MILESTONE PAYMENTS

    CTD's majority-owned subsidiary, Intero Corp., obtained an exclusive license from Johns Hopkins University to two issued patents and phase II/III clinical data relating to use of endoscopic injections of BOTOX-Registered Trademark- (botulinum toxin type A) to treat gastrointestinal disorders, including achalasia, morbid obesity, sphincter of oddi dysfunction, constipation, and benign prostatic hyperplasia. CTD was near completion of an FDA-sponsored multi-center phase II/III clinical trial for the treatment of achalasia, a rare, life-threatening muscle spasm of the esophageal sphincter, when in December 1999 CTD sold to Allergan, Inc. the assets of Intero, including the two issued patents, the clinical data, and the related IND filed by Intero with the FDA.

    As the purchase price for its assets, Intero received a payment of $3.5 million, of which CTD received approximately $2.9 million. Intero is entitled to receive a milestone payment of $3 million from Allergan for each of the first two FDA approvals Allergan is granted for use of the BOTOX-Registered Trademark- technology acquired from Intero.

MARKETING STRATEGIES

    CTD has various licensing and marketing strategies depending on the nature of its ACE products. One such strategy is the direct marketing of niche ACE products for rare diseases and conditions. CTD intends to market orBec-TM-, its lead ACE product for the treatment of intestinal GVHD, directly to physicians and centers that perform bone marrow transplants. A successful bone marrow transplant and post-operative treatment of intestinal GVHD requires a specialized medical team of doctors, nurses, and other support staff at these major medical centers. Since this represents a small niche market, CTD believes it can directly market its drug product to the GVHD and bone marrow transplant specialists at these centers in part by means of special conferences, symposiums, and lectures catering to the target professionals, as well as through published papers focusing on this rare medical condition. CTD intends to promote Oraprine-TM- to patients and medical professionals in a similar manner. This

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
strategy will allow CTD to avoid having to develop an extensive sales and marketing infrastructure to promote its niche drug products. However, at this time CTD has no marketing or sales personnel.

    Any ACE product that is targeted to a larger market such as Crohn's disease and ulcerative colitis will require a larger sales force and marketing infrastructure. CTD may enter into co-marketing arrangements or license marketing rights to corporate partners that have established marketing forces with supporting distribution capabilities. CTD's strategy is to negotiate agreements with potential corporate partners for up-front payments, milestone payments, a percentage of net product sales, or a combination of these payment schemes. The revenues that CTD derives from those of its ACE products that target larger markets will depend on the degree of success achieved by CTD's corporate partners in licensing, manufacturing, distributing, and marketing those products.

COMPETITION

    The pharmaceutical industry is highly competitive. CTD's competitors are major pharmaceutical and biotechnology companies, most of whom have considerably greater financial, technical, and marketing resources than CTD. Another source of competing technologies is universities and other research institutions, and CTD faces competition from other companies to acquire rights to those technologies.

    Competition is particularly intense in the gastroenterology and transplant areas being addressed by CTD. Numerous companies are attempting to develop technologies to treat GVHD by suppressing, through various mechanisms, the immune system. Some companies, including Sangstat, Abgenix, and Protein Design Labs, Inc., are developing monoclonal antibodies to treat GVHD. Biotransplant, Novartis, Medimmune, and Ariad are developing both gene therapy products and small molecules to treat GVHD. All of these products are in various stages of clinical development.

    Competition is also intense in the therapeutic area of IBD, including Crohn's disease and ulcerative colitis. Several companies, including Centocor, Immunex, and Celgene, have products that are currently FDA approved. These products are all in the class of tumor necrosis factor modulating drugs. For example, Centocor, a subsidiary of Johnson & Johnson, markets the drug product Remicade-Registered Trademark-. Other drugs used to treat IBD include another orally-active corticosteroid called budesonide, which is being marketed by AstraZeneca in Europe and Canada under the tradename of Entocort. Entocort is structurally similar to BDP, and AstraZeneca has recently filed for FDA approval in the United States. In addition, Salix Pharmaceuticals, Inc. markets an FDA-approved therapy for ulcerative colitis.

    Several companies have also established various colonic drug delivery systems to deliver therapeutic drugs to the colon for treatment of Crohn's disease. These companies include Ivax Corporation, Inkine Pharmaceutical Corporation, and Elan Pharmaceuticals, Inc. Other approaches to treat gastrointestinal disorders include antisense and gene therapy. Isis Pharmaceuticals, Inc. is in the process of developing antisense therapy to treat Crohn's disease.

    The pharmaceutical industry has undergone, and is expected to continue to undergo, rapid and significant technological change, and competition is expected to intensify as technical advances are made in each field and become more widely known. In order to compete effectively, CTD will need to continually upgrade its scientific expertise and technology, identify and retain capable management, and pursue scientifically feasible and commercially viable opportunities. CTD's competition will be determined in part by the indications for which its products are developed and ultimately approved by the regulatory authorities. An important factor in competition will be the timing of market introduction and the cost of CTD's products and those of its competitors. Accordingly, the relative speed with which CTD can develop products and complete clinical trials and approval processes and supply commercial quantities of products to the market will likely be an important competitive factor.

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EMPLOYEES


    As of October 15, 2001, CTD had two full-time employees and one part-time employee, all of whom are engaged in management and research-and-development activities. CTD, through its subsidiaries, relies heavily on consultants to perform tasks, including regulatory analysis, medical monitoring, pharmacokinetic analysis (relating to the distribution of drug products in the body), and statistical analysis.


PROPERTIES

    CTD leases a 1,000-square-foot office facility in Miami Beach, Florida, under a lease with an unaffiliated party. The lease term ends May 1, 2002. Pursuant to an oral agreement with CTD, Steve H. Kanzer has since August 1, 2001, paid and will continue to pay through the term of this lease, half of CTD's rent and utilities costs.

CORPORATE STRUCTURE


    CTD is a holding company that does business and carries out its operations primarily through its subsidiaries, four of which are majority-owned and one of which is wholly owned by CTD. CTD itself does not conduct any research, nor own or have rights to any licenses, technology or assets other than its equity interest in its subsidiaries. Each CTD subsidiary and CTD's percentage of ownership of that subsidiary are listed below, together with the product or technology being developed by that subsidiary.


CTD SUBSIDIARY                                           CTD % OWNERSHIP   PRODUCT OR TECHNOLOGY
--------------                                           ---------------   ---------------------
Enteron Pharmaceuticals, Inc...........................       80.43%            orBec-TM-
Oral Solutions, Inc....................................          80%           Oraprine-TM-
RxEyes, Inc............................................       82.02%           Metropt-TM-
Intero Corp............................................          85%               None
Formulation Technologies, Inc..........................         100%       Oral-suspension drug
                                                                           delivery technology

    CTD was incorporated in Delaware in December 1997 as Institute for Drug Research, Inc. for purposes of acquiring an 87.5% ownership interest in Institute for Drug Research, Ltd., a Hungarian limited liability company engaged in contract research-and-development. In November 1999, after it sold its ownership interest in the Hungarian company, it changed its name to Corporate Technology Development, Inc. and developed its current business strategy. Each of its subsidiaries is a Delaware corporation. CTD's principal executive offices are located at 1680 Michigan Avenue, Suite 700 Miami Beach, Florida 33139, and its telephone number is (305) 777-2258.

LEGAL PROCEEDINGS

    CTD is in a dispute with the licensors of Metropt-TM- regarding whether CTD is required to pay the licensors certain payments provided for in the license agreement dated April 14, 1998, between CTD and the licensors. CTD maintains that it is not required to make those payments, as the formulation of Metropt-TM- developed by the licensors is not commercially viable. This dispute is not currently the subject of litigation.

MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

    COLIN BIER, PH.D., 55, has served as Chairman of the board of directors of CTD since 2000 and as a director since 1998. Since 1989, Dr. Bier has been Managing Director of ABA BioResearch, an independent bioregulatory consulting firm. Prior to founding ABA BioResearch, Dr. Bier was a

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founder, President and Chief Executive Officer of ITR Laboratories, Inc., a
contract research organization. Prior thereto, he was Vice President and Director of Experimental Toxicology and Clinical Pathology at Bio-Research Laboratories, Ltd. in Montreal, Quebec, a contract research organization. He is a leading authority on toxicology, pharmaceutical, and biotechnology regulatory and strategic development. Dr. Bier serves as a director of Neurochem, Inc. and Boston Life Sciences, Inc., both public biopharmaceutical companies. Dr. Bier is also the chief executive of the Centre for Translational Research in Cancer R&D of the Sir Mortimer B. Davis--Jewish General Hospital in Montreal, Canada.
Dr. Bier is also a Senior Clinical Advisor to TVM TechnoVenture Management, CTD's largest investor. Dr. Bier received his Ph.D. in Experimental Pathology from Colorado State University, and pursued a post-doctoral studies as a Medical Research Council Fellow and Dr. Douglas James Fellow in pathology at McGill University. Upon completion of the merger, Dr. Bier will become the Chairman and Chief Executive Officer of Endorex and will serve on the Endorex board of directors.

    PETER KLIEM, 62, has served on CTD's board of directors since 1998.
Mr. Kliem is a co-founder, Chief Operating Officer and Executive Vice President of Enanta Pharmaceuticals, Inc., a Cambridge, Massachusetts-based drug discovery company. Prior to establishing Enanta, he worked with Polaroid Corporation for 36 years, most recently in the positions of Senior Vice President of Business Development, Senior Vice President of Electronic Imaging, and Senior Vice President of Research and Development. He serves as a trustee and Vice President of the Boston Biomedical Research Institute and served as the Chairman of PB Diagnostics, Inc. Mr. Kliem earned his M.S. in Chemistry from Northeastern University. Mr. Kliem is a director of Atlantic Technology Ventures, Inc., a public biotechnology company, and he serves as Industry Advisor to TVM Techno Venture Management. Upon consummation of the merger, Mr. Kliem will serve on the board of directors of Endorex.

    GUY R. RICO, 55, has served on CTD's board of directors since 1999. Since 1996, Mr. Rico has been the Managing Director of Financiere Tuileries, a management company approved by the Commission des Operations de Bourse with the purpose of managing the assets repurchased from Union des Assurances de Paris, a leading European insurance company. Financiere Tuileries is the European affiliate of Paul Capital Partners, a private equity group with venture capital, leveraged buyout, and mezzanine partnership interests in operating companies and royalty interests in healthcare and pharmaceutical products. Prior to founding Financiere Tuileries, Mr. Rico was the director of Compagnie Financiere de Rombas, a Paris, France-based publicly-traded holding company and subsidiary of Union des Assurances de Paris. From 1975 to 1985, Mr. Rico was the Head of Equity Research at Union des Assurances de Paris, where he led a team of 11 analysts in the energy and automotive business. From 1990 to 1995, Mr. Rico sat on the Scientific Advisory Board of the Societe des Bourses Francaises, the managing body of the French Stock Exchange. Mr. Rico has served on the board of several companies such as Sidec, Laboratories Pharmygiene Medipole, Superba, Cartier, and Sheaffer. Mr. Rico holds a degree in Engineering from Ecole Centrale and a Masters Degree of Economics and Econometrics from the University of Economics, in Lyon, France. Mr. Rico is also is a Chartered Financial Analyst. Upon consummation of the merger, Mr. Rico will serve on the Endorex board of directors.

    STEVE H. KANZER, C.P.A., Esq., 37, has been President and Chief Executive Officer of Corporate Technology Development, Inc. since December 1997. Since December 2000, Mr. Kanzer has also been Chairman, Chief Executive Officer and President of Accredited Equities, Inc., a venture capital and investment banking firm based in Miami, and President of several private biopharmaceutical companies also based in Miami. From 1992 until December 1998, Mr. Kanzer was a founder and Senior Managing Director of Paramount Capital, Inc., an investment bank specializing in the biotechnology and biopharmaceutical industries, and Senior Managing Director--Head of Venture Capital of Paramount Capital Investments, LLC, a biotechnology and biopharmaceutical venture capital and merchant banking firm that is affiliated with Paramount Capital, Inc. From 1993 until June 1998, Mr. Kanzer was a founder and a member of the board of directors of Boston Life Sciences, Inc., a publicly traded

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pharmaceutical research and development company. From 1994 until June 2000,
Mr. Kanzer was a founder and Chairman of Discovery Laboratories, Inc., a publicly traded pharmaceutical research and development company. Mr. Kanzer is a member of the board of directors of Endorex. Prior to joining Paramount
Capital, Inc., Mr. Kanzer was an attorney with Skadden, Arps, Slate, Meagher & Flom LLP in New York, New York from September 1988 to October 1991. He received his J.D. from New York University School of Law in 1988 and a B.B.A. in Accounting from Baruch College in 1985.

    NICHOLAS STERGIOPOULOS, 27, has served as Secretary, Treasurer, and Director of Corporate Development of CTD since 1998. Prior to joining CTD, from 1997 to 1998 Mr. Stergiopoulos was an associate with Paramount Capital Investments, LLC, a biotechnology, biomedical, and biopharmaceutical merchant banking firm, where he participated in the startup, acquisition, and financing of several biotechnology companies. Prior to joining Paramount, from 1997 to 1998, Mr. Stergiopoulos worked briefly in the sales and trading department of CIBC Oppenheimer & Company. Mr. Stergiopoulos received his M.S. in biology from New York University in 1997 and a B.S. in biology from the University at Albany, State University of New York. Mr. Stergiopoulos is also a member of the New York Chapter of the Licensing Executive Society.

EXECUTIVE COMPENSATION


    The following table sets forth information relating to compensation paid during CTD's fiscal years ended December 31, 2000, 1999 and 1998 to its Chief Executive Officer. No other executive officers of CTD at December 31, 2000 had a base salary during the year in excess of $100,000.



                           SUMMARY COMPENSATION TABLE



                                                                                        LONG-TERM
                                                          ANNUAL COMPENSATION         COMPENSATION
                                                         ----------------------   ---------------------
                                                                                  SECURITIES UNDERLYING
NAME AND PRINCIPAL POSITION                     YEAR     SALARY ($)   BONUS ($)        OPTIONS (#)
---------------------------                   --------   ----------   ---------   ---------------------
Steve H. Kanzer,............................  12/31/00     185,750      74,375                --
  President & Chief Executive Officer         12/31/99      31,447     181,250                --
                                              12/31/98      64,591          --           772,725



    No options or SARs that would be reportable were granted by CTD to its Chief Executive Officer during the fiscal year ended December 31, 2000.



    The following table sets forth information with respect to CTD's Chief Executive Officer concerning exercisable and unexercisable options that he held as of December 31, 2000. CTD's Chief Executive Officer did not exercise any options during fiscal year 2000 and CTD has never granted stock appreciation rights. The value of unexercised in-the-money options at fiscal year-end equals
(1) the assumed fair market value of CTD common stock at December 31, 2000, which CTD has determined to be $0.20 per share, which is the per share exercise price of stock options granted during fiscal year 2000, minus (2) the per share exercise price of stock options granted during fiscal year 2000, which is $0.20.


   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                     NUMBER OF
                                                               SECURITIES UNDERLYING       VALUE OF UNEXERCISED
                                  SHARES                        UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS
                               ACQUIRED ON       VALUE            AT 12/31/00 (#)             AT 12/31/00 ($)
NAME                           EXERCISE (#)   REALIZED ($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                           ------------   ------------   -------------------------   -------------------------
Steve H. Kanzer..............       --             --                618,180/0                      0/0

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
EMPLOYMENT AGREEMENTS

    CTD has an employment agreement with Nicholas Stergiopoulos, its Director of Corporate Development, for a term expiring June 2002. This agreement provides for Mr. Stergiopoulos to receive a base salary of $98,000 per year, with cost-of-living adjustments beginning May 1, 2000. It also provides that Mr. Stergiopoulos is entitled to a bonus of up to $20,000 per year, at the discretion of the board of directors, and is entitled, on October 1, 1998, and each year thereafter, to receive an option to purchase 100,000 shares of CTD common stock (up to a total of 400,000 shares) at a purchase price of $0.20 per share, with each option having a term of five years. Mr. Stergiopoulos is entitled to a bonus of 1% of the gross proceeds of any acquisition of CTD, and is entitled to a $50,000 bonus upon CTD becoming public through a reverse merger or other alternative means. Pursuant to the merger agreement, this agreement will be terminated prior to consummation of the merger.

CERTAIN TRANSACTIONS OF CTD

    On April 24, 2000, CTD entered into an agreement with Dr. Nicholas Bodor, a stockholder and former director of CTD. Other parties to this agreement were Precision Pharmaceuticals, Inc., or Precision, which has since been dissolved, as well as Magyar Pharmaceuticals, Inc., or Magyar, which has since been dissolved but which was then owned 90% by CTD and 10% by Dr. Bodor, and CTD Drug Design, Inc., a wholly owned subsidiary of CTD that has since been dissolved. The purpose of the agreement was to restructure contractual relations between the parties.


    Dr. Bodor and Precision were party to two license agreements dated
October 31, 1997, and amended December 31, 1998, pursuant to which Dr. Bodor granted to Precision an exclusive license to patents and know-how to make, use, and sell orally or rectally administered loteprednol etabonate and topically administered loteprednol etabonate (collectively, Loteprednol), along with the right to grant sublicenses (collectively, the Loteprednol License Agreements). Pursuant to a sublicense agreement dated December 31, 1998, between Precision and Magyar, or the Sublicense Agreement, Precision granted Magyar an exclusive sublicense under the Loteprednol License Agreements. In the agreement, Precision and Dr. Bodor terminated the Loteprednol License Agreements and Precision and Magyar terminated the Sublicense Agreement. In addition, Dr. Bodor agreed to pay CTD 25% of any revenue he receives from certain named entities in connection with commercialization of Loteprednol. Dr. Bodor, RM Drugs, Inc., a corporation wholly owned by Dr. Bodor and his wife, and CTD Drug Design were party to an agreement and plan of reorganization dated as of December 31, 1998, which provided for acquisition by CTD Drug Design of the assets of RM Drugs. In the agreement between Dr. Bodor and CTD, Dr. Bodor agreed that the agreement and plan of reorganization was terminated, and he also agreed to release CTD Drug Design from any claims related thereto. CTD did not retain an independent party to evaluate this transaction and it was not evaluated by an independent committee of CTD's board of directors. Nevertheless, CTD believes that the terms of this transaction were fair to CTD and were negotiated without regard to Dr. Bodor's being a stockholder or former director of CTD.


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
                  CTD MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW


    Since its inception, CTD has focused its efforts and resources on developing and commercializing pharmaceutical products and technologies. CTD has not been profitable since it was founded and has incurred a cumulative deficit of approximately $7.5 million through December 31, 2000. CTD expects its operating losses to increase significantly over the next several years, primarily due to expansion of its research and development programs, including clinical trials for some or all of its existing products and technologies and other products and technologies that it may acquire or develop.


    CTD's ability to achieve profitability depends upon, among other things, its ability to discover and develop products, obtain regulatory approval for its proposed products, and enter into agreements to in-license, research and develop, manufacture, and commercialize products. Moreover, there can be no assurance that CTD will ever achieve significant revenues or profitable operations from the sale of any of its products or technologies.

    CTD was originally organized in 1997 as the Institute for Drug
Research, Inc. to acquire Institute for Drug Research, Ltd., or IDR Hungary, a drug research facility located in Budapest, Hungary. In early 1998, CTD acquired an 87.5% ownership interest in IDR Hungary and concurrently obtained
$15.2 million of financing through a private placement of shares of its Series A preferred stock. CTD's initial business plan was to conduct contract research on behalf of biotechnology and pharmaceutical companies.

    During December 1998, in an effort to build its product pipeline, CTD acquired a number of companies that owned or held licenses to various compounds and technologies in various stages of clinical development. CTD acquired these companies from Paramount Capital Investments, LLC for $162,000 and CTD's assumption of $107,000 of liabilities.

    On October 12, 1999, CTD sold its majority ownership in IDR Hungary to IVAX Corporation, a specialty pharmaceutical company, for $5,750,000. After this sale, CTD changed its name to Corporate Technology Development, Inc.

    During early December 1999, Intero Corp., an 85%-owned subsidiary of CTD, sold substantially all of its assets to Allergan Botox Limited for $3,500,000 in cash paid by Allergan, Inc. Intero's principal asset was a license agreement dated February 5, 1999, between Intero and Johns Hopkins University for a patent portfolio relating to the internal uses of neurotoxins, specifically botulinum toxin.

    Since CTD's inception, CTD has not generated any revenue. However, CTD may receive two milestone payments of $2,000,000 and $1,000,000 from Allergan Botox Limited upon satisfaction of certain conditions, including the successful commercialization of the patents and intellectual property acquired from Intero. In addition, CTD is also entitled to 25% of any amounts recovered by IDR Hungary in a lawsuit it brought in Hungary against a large Hungarian pharmaceuticals and specialty chemicals company for nonpayment of royalties. CTD cannot be assured of receiving these milestone payments or any payments from IDR Hungary's lawsuit.

    CTD is currently engaged in developing and commercializing drugs in the area of transplantation medicine and gastroenterology. CTD anticipates that during the next 18 to 24 months it will conduct substantial research and development of the products it is developing.

    At the end of 2000, CTD relocated its executive offices from New York, New York, to Miami, Florida, and as a result has reduced the number of its employees from four to two.


    CTD anticipates that the primary focus of its research-and-development activities will be to complete the proposed phase III clinical trial, started in May 2001, for the use of orBec-TM- to treat intestinal graft-versus-host disease, or GVHD. CTD intends to enroll approximately 130 patients in this trial, which is to be conducted at up to 15 clinical sites in the United States and Europe. CTD expects that this trial will last approximately 14 to 18 months. In addition, CTD intends to initiate in the fourth quarter of 2001 two phase II clinical trials for the use of orBec-TM- to treat Crohn's disease and ulcerative colitis, and intends in the first quarter of 2002 to initiate a phase II clinical trial for the use orBec-TM- to prevent GVHD. In addition, during the fourth quarter of 2000, CTD initiated a phase I bioequivalency trial for Oraprine-TM- that demonstrated that Oraprine-TM- is equivalent to the tablet Imuran-Registered Trademark-.


RESULTS OF OPERATIONS

COMPARISON OF SIX-MONTH PERIODS ENDED JUNE 30, 2001 AND 2000


    CTD's research and development expense in the first half of 2001 was approximately $880,000, as compared to approximately $558,000 during the same period of 2000. This increase was primarily due to preparation for the phase III clinical trial for the use of orBec-TM- to treat intestinal GVHD.


    General and administrative expense in the first half of 2001 was approximately $724,000, as compared to $607,000 during the same period of 2000. This increase was primarily due to increased legal and accounting costs associated with negotiating the merger of CTD with Endorex.


    Interest income for the first six months of 2001 was $173,000, as compared to $230,000 during the first six months of 2000. This decrease was primarily due to a decrease in cash available for investment because of the increases in research and development spending.


    CTD's net loss for the first six months of 2001 was $1,431,000, as compared to $935,000 during the first six months of 2000. This increase was primarily due to preparation for the phase III clinical trial for orBec-TM-.

COMPARISON OF YEARS ENDED DECEMBER 31, 2000 AND 1999

    CTD's research-and-development expense during 2000 was approximately
$1.3 million, as compared to $955,000 during 1999. This increase was primarily due to preparation for the phase III clinical trial for the use of orBec-TM- to treat intestinal GVHD.

    General and administrative expense during 2000 was approximately
$1.3 million, as compared to $1.5 million during 1999. This decrease was due to CTD having reduced its number of employees from eight to two.

    Interest income during 2000 was approximately $428,000, as compared to $167,000 during 1999. This increase was primarily due to an increase in the amount of cash held by CTD resulting from CTD's sale of its 87.5% ownership interest in IDR Hungary and sale of the assets of its subsidiary, Intero Corp. to Allergan Botox Limited.

    During 1999, CTD recorded a write-off of licenses in the amount of $1,822,000 due to its having terminated license agreements with the University of Florida Research Foundation, Inc. and Dr. Nicholas Bodor. Also in 1999, CTD recognized a gain of $3,052,000 upon the sale of assets of its subsidiary Intero Corp. to Allergan Botox Limited. There were no such write-offs or sales in 2000.

    CTD incurred a loss of $4,852,000 from the operations of its majority owned subsidiary, IDR Hungary, from January 1, 1999 through October 12, 1999, the date CTD sold to IVAX Corporation its ownership interest in IDR Hungary. CTD recognized a gain of $4,956,000 upon the sale.

    CTD's net loss for 2000 was $2.25 million as compared to $1.3 million for 1999. This increase is primarily due to the absence in 2000 of transactions comparable to the 1999 transactions described above.

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
LIQUIDITY

    As of June 30, 2001, and December 31, 2000, CTD had working capital of approximately $4.8 million and $6.3 million, respectively. CTD's primary sources of cash have been the net proceeds of $13,150,000 from the 1998 Series A preferred stock financing, proceeds of approximately $5.75 million from the sale in October 1999 of its majority ownership in IDR Hungary to IVAX Corporation, and approximately $2.9 million from CTD's share of the proceeds of the sale in December 1999 of substantially all of Intero's assets to Allergan Botox Limited. CTD's gross proceeds from sale of its ownership interest in IDR Hungary were approximately $3 million less than CTD's investment in, and advances to, IDR Hungary.

    CTD believes its current working capital is sufficient to meet its planned research and development activities through the first quarter of 2003. CTD will, however, need additional financing from investors or collaborators to complete research and development, commercialization and launch of its current product candidates.

    Historically, CTD's working capital has been secured through private financings. In May and July 1998, pursuant to a private placement offering, CTD sold 152.575 units, each unit consisting of 50,000 shares of Series A preferred stock, with a price per unit of $100,000 ($2.00 per share of Series A preferred stock). Net proceeds from the private placement were approximately $13,150,000. As of June 30, 2001, aggregate unpaid accrued dividends equaled $30,515,000.

    The placement agent for the private placement, Paramount Capital, Inc., received approximately $1,998,000 in cash plus warrants to acquire through January 15, 2008, 762,875 shares of CTD's Series A preferred stock at a price of $2.20 per share. Paramount subsequently transferred these warrants to its employees and brokers. The warrants contain certain anti-dilution provisions and may be exercised on a "cashless exercise" basis.

    CTD's capital requirements will depend on many factors. These factors include:

    - expenses associated with completing the merger;

    - problems, delays, expenses and complications frequently encountered by development stage companies;

    - the progress of CTD's research, development and clinical trial programs;

    - the extent and terms of any future collaborative research, manufacturing, marketing or other funding arrangements;


    - the cost and timing of, and any delays in, seeking and obtaining regulatory approvals of CTD's products;


    - the ability to enter into corporate partnerships and collaborations to in-license, acquire, research and develop and commercialize CTD products;

    - the success of CTD's sales and marketing programs;

    - the costs of filing, prosecuting and defending and enforcing any patent claims and other intellectual property rights; and

    - changes in economic, regulatory, or competitive conditions of CTD's planned business.

    Estimates of the adequacy of funding for CTD's activities are based on certain assumptions, including the assumption that testing and regulatory procedures relating to CTD's products can be conducted at projected costs. There can be no assurance that changes in CTD's development plans, acquisitions or other events will not result in accelerated or unexpected expenditures.

    CTD's working capital requirements will depend upon numerous factors, including without limitation the progress of CTD's research and development programs, preclinical and clinical testing, the timing and cost of obtaining regulatory approvals, the resources that CTD devotes to developing manufacturing and marketing capabilities, technological advances, the status of competitors, and CTD's ability to establish collaborative arrangements with other organizations.

                         PRINCIPAL STOCKHOLDERS OF CTD


    The following table contains information regarding the beneficial ownership of CTD common stock and Series A preferred stock as of October 15, 2001, by the following individuals or groups:


    - each person or entity who is known by CTD to own beneficially more than 5% of its common stock or Series A preferred stock;

    - each of the chief executive officer and the four other executive officers who earned more than $100,000 during 2000;

    - each of CTD's directors; and

    - all directors and executive officers of CTD as a group.


    Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the stockholders named in the table below have sole voting and investment power with respect to all shares of CTD common stock and preferred stock shown as beneficially owned by them. Percentage ownership is based on 5,000,000 shares of CTD common stock and 7,628,750 shares of Series A preferred stock outstanding on October 15, 2001. Options or warrants for CTD's common stock and Series A preferred stock that are currently exercisable or exercisable within 60 days of October 15, 2001 are deemed to be outstanding and beneficially owned by the person holding the warrants or stock options for purposes of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.



                                                          COMMON STOCK         SERIES A PREFERRED STOCK
                                                     ----------------------   --------------------------
                                                      NUMBER     PERCENTAGE      NUMBER      PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER                 OF SHARES    OF CLASS     OF SHARES      OF CLASS
------------------------------------                 ---------   ----------   ------------   -----------
Lindsay A. Rosenwald, M.D.(1) .....................  3,094,169      56.5%        478,819         6.0%
  787 Seventh Avenue, 48th Floor
  New York, NY 10019

TVM Techno                                                              %                           %
  Medical Ventures GmbH & Co. KG(2) ...............  1,350,000      21.3       1,350,000        17.7
  101 Arch Street, Suite 500
  Boston, MA 02110

Nomura Bank(3) ....................................  1,200,000      19.4%      1,200,000        15.7%
  (Switzerland) Ltd.
  Kasamaristrasse I
  Zurich, Switzerland CH8021

Rivki Rosenwald(4) ................................    445,000       8.9%             --          --
  787 Seventh Avenue, 48th Floor
  New York, NY 10019

Imprimus Investors, LLC(5) ........................    500,000       9.1%        500,000         6.6%
  411 West Putman Avenue
  Greenwich, CT 06830

Bristol Rittenhouse                                                     %                           %
  Investments, LP(5) ..............................    500,000       9.1         500,000         6.6
  1 Rockefeller Plaza
  Suite 1010
  New York, NY 10020

                                                          COMMON STOCK         SERIES A PREFERRED STOCK
                                                     ----------------------   --------------------------
                                                      NUMBER     PERCENTAGE      NUMBER      PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER                 OF SHARES    OF CLASS     OF SHARES      OF CLASS
------------------------------------                 ---------   ----------   ------------   -----------
Peter Kash(6) .....................................    260,813       5.0%        170,813         2.1%
  c/o Paramount Capital, Inc.
  787 Seventh Avenue
  48th Floor
  New York, NY 10019

Nicholas Bodor ....................................    250,000       5.0%             --          --
  3929 SW 69th Avenue
  Gainesville, FL 32608

Kenneth Johnson ...................................    250,000       5.0%             --          --
  2201 Williams Pt. Drive
  Stoughton, WI 53589

MANAGEMENT:

Steve H. Kanzer(7) ................................  1,182,180      21.0%             --          --
  300 South Point Drive,
  Suite 3501
  Miami Beach, FL 33139

Nicholas Stergiopoulos(8) .........................    552,773      10.1%             --          --
  1541 Brickell Avenue, Apt. 2706
  Miami, FL 33129

Colin Bier, Ph.D.(9) ..............................     50,000         *              --          --
  677 Dr. Frederik Philips
  Saint-Laurent, Quebec
  Canada H4M-2W4

Guy Rico(10) ......................................  1,037,500      17.2%      1,000,000        13.1%
  28, Avenue de Messine
  75008 Paris, France

Peter Kliem(11) ...................................     50,000         *              --          --
  750 Main Street
  Cambridge, MA 02139

All directors and officers as a group
  (5 persons) .....................................  2,872,453      39.7%      1,000,000        13.1%

------------------------

   * Less than 1%


 (1) Includes 2,515,350 shares of CTD common stock held by Paramount Capital Drug Development Holdings LLC, of which Dr. Rosenwald is the sole member. Includes 50,000 shares of CTD common stock held by Huntington Street Company and 50,000 shares of CTD common stock held by June Street Company. Dr. Rosenwald is the sole stockholder of both Huntington Street Company and June Street Company. Also includes (i) 303,819 shares of CTD Series A preferred stock issuable upon exercise of a warrant exercisable within 60 days of October 15, 2001, and the 303,819 shares of CTD common stock issuable upon conversion of those shares of CTD Series A preferred stock and (ii) 175,000 shares of CTD common stock issuable upon conversion of 175,000 shares of preferred stock. Dr. Rosenwald disclaims any beneficial ownership of shares beneficially owned by his wife, Rivki Rosenwald and any shares held by Mrs. Rosenwald as custodian for the benefit of Dr. and Mrs. Rosenwald's children, Doni Rosenwald, Joshy Rosenwald, Demi Rosenwald, and Davy Rosenwald.


 (2) Includes 1,350,000 shares of CTD common stock issuable upon conversion of 1,350,000 shares of preferred stock.

 (3) Includes 1,200,000 shares of CTD common stock issuable upon conversion of 1,200,000 shares of CTD Series A preferred stock.

 (4) Includes 200,000 shares of CTD common stock held by Rivki Rosenwald as custodian for the benefit of Mrs. Rosenwald's children, Doni Rosenwald, Joshy Rosenwald, Demi Rosenwald and Davy Rosenwald (50,000 shares each).

 (5) Includes 500,000 shares of CTD common stock issuable upon conversion of 500,000 shares of CTD Series A preferred stock.


 (6) Includes 50,000 shares of CTD common stock held by Peter and Donna Kash and 40,000 shares of CTD common stock held by the Kash Family Foundation. Also includes 170,813 shares of CTD common stock issuable upon conversion of 170,813 shares of CTD Series A preferred stock issuable upon exercise of a warrant exercisable within 60 days of October 15, 2001.



 (7) Includes options exercisable within 60 days of October 15, 2001 to purchase 618,180 shares of CTD common stock.



 (8) Includes options exercisable within 60 days of October 15, 2001 to purchase 477,273 shares of CTD common stock.



 (9) Represents an option exercisable within 60 days of October 15, 2001 to purchase 50,000 shares of CTD common stock.



 (10) Includes 892,400 shares of CTD Series A preferred stock held by Paul Capital V, L.P., 75,100 shares of CTD Series A preferred stock held by Paul Capital Partners V (Domestic Annex Fund) L.P., and 32,500 shares of CTD Series A preferred stock held by Paul Capital Partners V International, L.P., and the 1,000,000 shares of common stock issuable upon conversion of those shares of preferred stock. Mr. Rico may be considered a beneficial owner of shares owned by Paul Capital V, L.P., Paul Capital Partners V (Domestic Annex Fund) L.P., and Paul Capital Partners V International, L.P. by virtue of his authority to vote and dispose of those shares in his capacity as partner of Paul Capital Partners. Also includes an option exercisable within 60 days of October 15, 2001 to purchase 37,500 shares of common stock.



 (11) Represents an option exercisable within 60 days of October 15, 2001 to purchase 50,000 shares of common stock.

               PROPOSALS TO BE VOTED UPON BY ENDOREX STOCKHOLDERS
                         AT THE ENDOREX ANNUAL MEETING

    At the Endorex annual meeting of stockholders, Endorex's stockholders will be asked to consider and vote on the following proposals.

    1. to approve the issuance of shares of Endorex common stock, options and warrants pursuant to the merger agreement, dated as of July 31, 2001 by and among Endorex, CTD, and Roadrunner Acquisition, Inc., a wholly owned subsidiary of Endorex, under which CTD will become a wholly owned subsidiary of Endorex;

    2. to amend Endorex's Amended and Restated Certificate of Incorporation changing Endorex's name to DOR BioPharma, Inc.;

    3. to elect six directors to serve until the next annual meeting of the stockholders of Endorex or until their successors are duly elected and qualified;

    4. to amend Endorex's Amended and Restated 1995 Omnibus Incentive Plan, or the 1995 plan, to (i) increase the number of shares of Endorex common stock reserved for issuance by an additional 2,165,664 shares,
       (ii) implement a maximum annual limit of 500,000 shares of common stock by which the share reserve may increase annually over the term of the 1995 Plan under the automatic share increase provision and (iii) modify the automatic option grant program to (a) increase the initial option grants to newly-elected Board members to 50,000 shares vesting immediately and (b) provide for annual option grants to continuing board members for 10,000 shares vesting over one year;

    5. to approve February 21, 2001 option grants to each non-employee member of the Endorex board of directors to purchase 50,000 shares of Endorex common stock; and

    6. to ratify the appointment of Ernst & Young LLP as Endorex's independent auditors for the fiscal year ending December 31, 2001.

    None of the proposals is contingent upon the passage of any other proposal.

        PROPOSAL ONE: APPROVAL OF THE ISSUANCE OF ENDOREX COMMON STOCK,
                      OPTIONS AND WARRANTS PURSUANT TO THE
                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

    Endorex's board of directors adopted on July 13, 2001, resolutions approving the merger, the merger agreement and the transactions contemplated thereby. The issuance of the shares of Endorex common stock, options and warrants pursuant to the merger agreement must be approved by the affirmative vote of the holders of a majority of the shares of Endorex common stock, voting together with the holders of Endorex Series B preferred stock on an as converted basis, entitled to vote and that are present or represented by proxy at the Endorex annual meeting of stockholders. Unless this happens, the merger contemplated by the merger agreement cannot be completed. See "The Merger" and "Agreement and Plan of Merger and Reorganization and Related Agreements." Unless otherwise instructed in writing, the proxy holders will vote the proxies received by them "FOR" the approval of the issuance of Endorex common stock, option and warrants pursuant to the merger agreement.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    Endorex's board of directors recommends that Endorex stockholders vote "FOR" approval of the issuance of the shares of Endorex common stock, options and warrants pursuant to the merger agreement.

                 PROPOSAL TWO: APPROVAL OF AMENDMENT TO AMENDED
                   AND RESTATED CERTIFICATE OF INCORPORATION

    On September 26, 2001, Endorex's board of directors adopted resolutions proposing to amend Endorex's Amended and Restated Certificate of Incorporation to change Endorex's name to DOR BioPharma, Inc. Endorex's board of directors believes the name change will more appropriately reflect the new focus of Endorex. This amendment to Endorex's Amended and Restated Certificate of Incorporation must be approved by the affirmative vote, in person or by proxy, of the holders of a majority of the outstanding shares of Endorex common stock, voting together with the holders of Endorex Series B preferred stock on an as converted basis. Unless otherwise instructed in writing, the proxy holders will vote the proxies received by them "FOR" the approval of the amendment of Endorex's Amended and Restated Certificate of Incorporation changing Endorex's name to DOR BioPharma, Inc.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The board of directors recommends that the stockholders of Endorex vote "FOR" the approval of the amendment of Endorex's Amended and Restated Certificate of Incorporation changing Endorex's name to DOR BioPharma, Inc.

                     PROPOSAL THREE: ELECTION OF DIRECTORS


    At the annual meeting, six directors are to be elected, each of whom will serve until the next annual meeting of stockholders or until his successor is elected and qualified, or until his death, resignation, or removal. It is intended that any proxies granted will be voted for the six nominees named below unless authority to vote for any such nominee is withheld. Each of the nominees is currently a director of Endorex. Each nominee has agreed to serve if elected, and the board of directors has no reason to believe that any nominee will be unavailable or will decline to serve. If, however, at the time of the annual meeting any nominee is unable or declines to serve as a director, all proxies will be voted for any nominee who is designated by the current board of directors to fill the vacancy. The six candidates receiving the highest number of affirmative votes of shares present or represented by proxy at the annual meeting and entitled to vote on this proposal will be elected directors of Endorex. All nominees were elected by stockholders to the board of directors at the 2000 annual stockholders meeting. If Proposal One is approved by Endorex stockholders and the merger closes, (a) the size of the board of directors will increase to nine members, (b) Dr. Colin Bier, Guy Rico and Peter Kliem, currently directors of CTD, will become directors of Endorex, and
(c) Dr. Kenneth Tempero will resign as Chairman of the Endorex board of directors and Dr. Colin Bier will be appointed the new Chairman of the Endorex board of directors.


    The affirmative vote of a plurality of those shares of Endorex's outstanding common stock and Series B preferred stock, voting together on an as converted basis, that are represented and voting at the annual meeting, in person or by proxy, is required to elect the directors.

NOMINEES FOR ELECTION AS DIRECTORS

    Each nominee furnished to Endorex the following information with respect to the principal occupation or employment, other affiliations, and business experience of each nominee during the last five years.

    MICHAEL S. ROSEN, M.B.A., 49, has served as President, Chief Executive Officer and a member of the board of directors since August 1996. From
January 1995 until August 1996, he was President and Chief Executive Officer of PharmaMar, S.A., a European biotechnology company. From June 1991 until
January 1995, Mr. Rosen was General Manager of the northern Latin American businesses for Monsanto Company, a multinational chemical/pharmaceutical company. Mr. Rosen received a B.A. in Sociology/International Relations from Beloit College and an M.B.A. in International Business from the University of Miami. He has undertaken post-graduate courses at Northwestern University and Sophia University in Tokyo, Japan.

    RICHARD DUNNING, 55, has served as a member of the board of directors of Endorex since August 1997. He has been Chairman and Chief Executive Officer of Nexell Therapeutics Inc. since May 1999. Prior to that, he was President and Chief Executive Officer of Nexell since April 1996. Nexell, formerly known as VIMRX Pharmaceuticals Inc., is the leading developer and marketer of innovative diagnostics and ex vivo cell therapies for cancer, autoimmune, metabolic and genetic diseases. Prior to joining Nexell, Mr. Dunning played an instrumental role in the formation of The DuPont Merck Pharmaceutical Company and acted as that organization's Executive Vice President and Chief Financial Officer from 1991 to 1995. Mr. Dunning received a B.S. in Economics and an M.B.A. in Finance from the University of Delaware.


    STEVE H. KANZER, C.P.A., Esq., 37, has served as a member of the board of directors since June 1996. Since December 1997, Mr. Kanzer has been President and Chief Executive Officer of Corporate Technology Development, Inc. Since December 2000, Mr. Kanzer has also been Chairman, Chief Executive Officer and President of Accredited Equities, Inc., a venture capital and investment banking firm based in Miami, and President of several private biopharmaceutical companies also based in Miami. From 1992 until December 1998, Mr. Kanzer was a founder and Senior Managing Director of Paramount Capital, Inc., an investment bank specializing in the biotechnology and biopharmaceutical industries, and Senior Managing Director--Head of Venture Capital of Paramount Capital Investments, LLC, a biotechnology and biopharmaceutical venture capital and merchant banking firm that is affiliated with Paramount Capital, Inc. From 1993 until June 1998, Mr. Kanzer was a founder and a member of the board of directors of Boston Life Sciences, Inc., a publicly traded pharmaceutical research and development company. From 1994 until June 2000, Mr. Kanzer was a founder and Chairman of Discovery
Laboratories, Inc., a publicly traded pharmaceutical research and development company. Mr. Kanzer is a member of the board of directors of Atlantic Technology Ventures, Inc., a publicly traded pharmaceutical research and development company. Prior to joining Paramount Capital, Inc., Mr. Kanzer was an attorney with Skadden, Arps, Slate, Meagher & Flom LLP in New York, New York from September 1988 to October 1991. He received his J.D. from New York University School of Law in 1988 and a B.B.A. in Accounting from Baruch College in 1985. Mr. Kanzer is a nominee of the Aries Domestic Fund, LP and the Aries Master Fund II to Endorex's board of directors. Aries Domestic Fund, L.P. and Aries Master Fund II subsequently transferred their right to nominate a member of the board of directors of Endorex to Aries Select, Ltd. and Aries Select I LLC. Both Aries Select, Ltd. and Aries Select I LLC are affiliates of PCAM, PCI, Paramount and Lindsay Rosenwald, M.D.


    PAUL D. RUBIN, M.D., 47, has served as a member of the board of directors of Endorex since November 1997. Since 1999, he has been Executive Vice President for Drug Development at Sepracor, Inc., having previously been Senior Vice President since 1996. He is responsible for managing research and development programs for Sepracor's improved chemical entities portfolio, which includes the management of Discovery Research, Regulatory, Clinical, Preclinical, and Project Management teams. Dr. Rubin also plays a key role in the evaluation of external technology and licensing opportunities. From 1993 to 1996, Dr. Rubin was the Vice President and Worldwide Director of Early Clinical Development and Clinical Pharmacology at Glaxo Wellcome. Prior to Glaxo, Dr. Rubin held various executive research positions at Abbott Laboratories. Dr. Rubin received his M.D. from Rush Medical College in Chicago and completed his residency in Internal Medicine at the University of Wisconsin Hospitals and clinics in Madison, Wisconsin.

    KENNETH TEMPERO, M.D., PH.D., M.B.A., 62, was elected Chairman of the Endorex board of directors in May 1999 and has served as a member of the board of directors since September 1996. Since April 1996, Dr. Tempero has been a principal at KTC, Inc., a consulting company. Prior thereto, he served as Chairman and Chief Executive officer of MGI PHARMA, Inc., a company that focuses on the development and sale of cancer therapeutics and related products. From November 1983 to August 1987, Dr. Tempero held various positions with G.D. Searle & Co., a pharmaceutical company, most recently as Senior Vice President of Research and Development. Dr. Tempero holds M.S. and Ph.D. degrees in Pharmacology from Northwestern University, an M.D. in Medicine and Surgery from Northwestern University and an M.B.A. in Pharmaceutical Marketing from Fairleigh Dickinson University.

    STEVEN THORNTON, 44, has served as a member of the board of directors since February 1998. He has served as Executive Vice President of Commercial Development for Elan Pharmaceutical Technologies since December 1997. Prior to joining Elan Pharmaceutical Technologies, Mr. Thornton served from July 1994 as President of Schein Bayer Pharmaceutical Services Inc., a joint venture of Bayer and Schein Pharmaceutical Inc. From 1991 to 1994, he served with Bayer as Region Director with responsibility for pharmaceutical operations in Australia, New Zealand and South Africa. Mr. Thornton graduated with honors from Lancaster University in 1978, receiving a B.A. in applied social psychology. Mr. Thornton is the nominee of the holders of Endorex's Series B preferred stock.

BOARD AND COMMITTEE MEETINGS

    During the year ended December 31, 2000, the board of directors held 6 formal meetings, of which all members of the board of directors of Endorex, other than Paul Rubin and Steve Thornton, attended at least 75 percent of the meetings. In addition to formal meetings, the board of directors and the members of the Executive, Mergers and Acquisitions, Audit and Compensation Committees confer frequently on an informal basis.

    The Compensation Committee of the board of directors determines the salaries and incentive compensation of the officers of Endorex and provides recommendations for the salaries and incentive compensation of the other employees and consultants of Endorex. The Compensation Committee also administers various incentive compensation, stock and benefit plans. Mr. Shaw and Dr. Tempero served on the Compensation Committee until May 16, 2000, and as of May 17, 2000, Dr. Rubin and Mr. Kanzer have served on the Compensation Committee; Dr. Rubin is the Chairman. The Compensation Committee had 2 meetings during fiscal year 2000, of which all the members of the Compensation Committee attended at least 75 percent of the meetings that occurred during the period in which they served as a member of the Compensation Committee.

    The Executive Committee of the board of directors acts on the matters referred to it by the full board of directors. Dr. Tempero, the Chairman of the Executive Committee, Mr. Thornton and Mr. Rosen are currently the Executive Committee members. Mr. Dunning served on the Executive Committee until May 16, 2000, and was subsequently replaced by Mr. Thornton on May 17, 2000. The Executive Committee had 2 meetings during fiscal year 2000, of which all the members of the Executive Committee, other than Mr. Thornton, attended at least 75 percent of the meetings that occurred during the period in which they served as a member of the Executive Committee.

    The M&A Committee of the board of directors of Endorex acts on any matters referred to it by the full board of directors related to current or potential mergers or acquisitions. Dr. Tempero, the Chairman of the M&A Committee, Richard Dunning and Dr. Rubin are the current members of the M&A Committee. The M&A Committee of Endorex held no meetings during the fiscal year 2000.

    The Audit Committee of the board of directors reviews, acts on and reports to the board of directors with respect to various auditing and accounting matters, including the selection of Endorex's independent public accountants, the scope of the annual audits, fees to be paid to the auditors, the performance of Endorex's auditors and the accounting practices of Endorex. Mr. Dunning, Chairman of the Audit Committee, and Dr. Shaw are currently the Audit Committee members. Mr. Kanzer and Dr. Rubin served on the Audit Committee until May 16, 2000, and were subsequently replaced by Dr. Shaw and Mr. Dunning on May 17, 2000. The Audit Committee had 6 meetings during fiscal year 2000; of the members of the Audit Committee, only Mr. Dunning attended at least 75 percent of the meetings that occurred during the period in which they served as a member of the Audit Committee. Mr. Dunning and Dr. Shaw are independent as defined by
Section 121(A) of the American Stock Exchange's listing standards.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                                              SEPTEMBER 28, 2001

    Endorex's Audit Committee is comprised of two independent members, each of whom is able to read and understand fundamental financial statements and at least one of whom has past employment experience in finance or accounting or other comparable experience. The Audit Committee reviews the accounting principles and procedures of Endorex and its annual financial reports and statements, discusses the audited financial statements with management, recommends to the board of directors the engagement of Endorex's independent accountants, reviews with the independent accountants the plans and results of the auditing engagement and considers the independence of Endorex's auditors.

    The main function of the Audit Committee is to ensure that effective accounting policies are implemented and that internal controls are put in place in order to deter fraud, anticipate financial risks and promote accurate, high quality and timely disclosure of financial and other material information to the public markets, the board and the stockholders. The Audit Committee also reviews and recommends to the board the approval of the annual financial statements and provides a forum, independent of management, where Endorex's auditors can communicate any issues of concern.

    The independent members of the Audit Committee believe that the present composition of the Audit Committee accomplishes all of the necessary goals and functions of an audit committee as recommended by the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees and adopted by the United States stock exchanges and the Securities and Exchange Commission. In accordance with the promulgated new rules regarding audit committees, the Audit Committee has adopted a formal, written charter, or, the Audit Committee Charter, approved by the full board of directors. The Audit Committee Charter specifies the scope of the Audit Committee's responsibilities and how it should carry out those responsibilities. The Audit Committee has reviewed and discussed the audited financial statements of Endorex for the fiscal year ended
December 31, 2000, with Endorex's management. The Audit Committee has discussed with Ernst & Young LLP, Endorex's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of Ernst & Young LLP with that firm.

    Based on the review and discussions with Endorex's auditors for the fiscal year ended December 31, 2000, the Audit Committee recommended to the board of directors that the financial statements be included in Endorex's Annual Report on Form 10-KSB.

                                               THE AUDIT COMMITTEE
                                               Richard Dunning
                                               H. Laurence Shaw

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF ENDOREX'S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE THIS JOINT PROXY STATEMENT/PROSPECTUS OR FUTURE FILINGS MADE BY ENDOREX UNDER THOSE STATUTES, THE AUDIT COMMITTEE REPORT, AUDIT COMMITTEE CHARTER, AND REFERENCE TO THE INDEPENDENCE OF THE AUDIT COMMITTEE MEMBERS ARE NOT DEEMED FILED WITH THE SEC AND ARE NOT DEEMED INCORPORATED BY REFERENCE INTO ANY OF THOSE PRIOR FILINGS OR INTO ANY FUTURE FILINGS MADE BY ENDOREX UNDER THOSE STATUTES.

DIRECTOR COMPENSATION

    See "Endorex Management and Executive Compensation."

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The board of directors recommends that Endorex stockholders vote "FOR" the election of all of the nominees listed above.

                    PROPOSAL FOUR: APPROVAL OF AMENDMENT TO
            ENDOREX AMENDED AND RESTATED 1995 OMNIBUS INCENTIVE PLAN

    Endorex stockholders are being asked to approve an amendment to the Endorex Amended and Restated 1995 Omnibus Incentive Plan, or 1995 Plan, which will have the following effects:

        (i) increase the number of shares of common stock issuable under the 1995 Plan by an additional 2,165,664 shares;

        (ii) implement a maximum annual limit of 500,000 shares of common stock by which the share reserve may increase annually over the term of the 1995 Plan under the automatic share increase provision; and

       (iii) modify the automatic option grant program to (a) increase the initial option grants to newly-elected board members to 50,000 shares of Endorex common stock vesting immediately and (b) provide for annual option grants to continuing board members for 10,000 shares vesting over one year.

    The board believes the amendment to increase the share reserve is necessary to assure that a sufficient reserve of common stock remains available for issuance under the 1995 Plan in order to allow Endorex to continue to utilize equity incentives to attract and retain the services of key individuals essential to Endorex's long-term growth and financial success. The implementation of a limit by which the share reserve may increase annually is necessary to ensure that Endorex can grant incentive stock options on the basis of such increases. The board of directors of Endorex believes that the amendments to increase the awards and simplify the vesting schedule of the automatic option grants to board members are necessary in order to attract certain qualified members of the board. Endorex relies significantly on equity incentives in the form of stock option grants in order to attract and retain key employees and believes that such equity incentives are necessary for it to remain competitive in the marketplace for executive talent and other key employees. Option grants made to newly-hired or continuing employees will be based on both competitive market conditions and individual performance.

    The 1995 Plan was initially adopted in April 1995. The 1995 Plan was subsequently amended in July 1996, October 1997 and February 1998 to effect increases to the share reserve and certain other amendments; all such amendments were approved by the stockholders. The board of directors adopted the amendments to the 1995 Plan that are the subject of this proposal on February 21, 2001 ((iii) above), May 16, 2001 ((i) above) and September 26, 2001 ((i), (ii) and
(iii) above), subject to stockholder approval at the annual meeting of the Endorex stockholders.

    The following is a summary of the principal features of the 1995 Plan, as most recently amended. Any stockholder who wishes to obtain a copy of the actual plan document may do so upon written request to Endorex at 28101 Ballard Drive, Suite F, Lake Forest, Illinois 60045.

EQUITY INCENTIVE PROGRAMS

    The 1995 Plan consists of four separate equity incentive programs: (1) the Discretionary Option Grant Program, (2) the Salary Investment Option Grant Program, (3) the Automatic Option Grant Program for non-employee board members and (4) the Director Fee Option Grant Program for non-employee board members. The principal features of each program are described below. The Compensation Committee of the board will administer the Discretionary Option Grant Program, determine the calendar year or years in which the Salary Investment Option Grant Program will be in effect and select the individuals who are to participate in such program. The board may at any time appoint a secondary committee of one or more board members to have separate but concurrent authority with the Compensation Committee to make option grants under the Discretionary Option Grant Program to individuals other than Endorex's executive officers and non-employee board members. All grants under the Salary Investment Option Grant, the Automatic Option Grant and the

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Director Fee Option Grant Programs will be made in strict compliance with the express provisions of each such program. Neither the Compensation Committee nor any secondary committee will exercise any administrative discretion under those programs.

    The term plan administrator, as used in this summary, will mean the Compensation Committee and any secondary committee, to the extent each such entity is acting within the scope of its administrative jurisdiction under the 1995 Plan.

SHARE RESERVE

    An aggregate of 4,500,000 shares of common stock has been reserved for issuance over the term of the 1995 Plan, including the additional increase of 2,165,664 shares of common stock that forms part of this proposal. In addition, on the first trading day of each calendar year during the term of the 1995 Plan, the number of shares of common stock available for issuance under the 1995 Plan will automatically increase by an amount equal to one percent (1%) of the total number of shares of Endorex's common stock outstanding on the last trading day of the immediately preceding fiscal year. In no event will any such annual increase exceed 500,000 shares of common stock.


    As of October 15, 2001, 2,334,336 shares of common stock were subject to outstanding options under the 1995 Plan, 97,056 shares of common stock had been issued pursuant to the exercise of options granted under the 1995 Plan, and 2,806,862 shares of common stock remained available for future issuance, assuming stockholder approval of this proposal.


    No participant in the 1995 Plan may receive option grants or separately exercisable stock appreciation rights for more than 750,000 shares of common stock in the aggregate per calendar year. Stockholder approval of this proposal will also constitute a reapproval of the 750,000 share limitation for purposes of Internal Revenue Code Section 162(m).

    The shares of common stock issuable under the 1995 Plan may be drawn from shares of Endorex's authorized but unissued shares of common stock or from shares of common stock reacquired by Endorex, including shares repurchased on the open market.

    In the event any change is made to the outstanding shares of common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the receipt of consideration by Endorex, appropriate adjustments will be made to: (1) the maximum number and/or class of securities issuable under the 1995 Plan, (2) the maximum number and/or class of securities by which the share reserve may increase annually under the automatic share increase reserve provisions, (3) the number and/or class of securities for which any one person may be granted options or separately exercisable stock appreciation rights per calendar year, (4) the number and/or class of securities for which automatic option grants are to be subsequently granted to eligible directors, and (5) the number and/or class of securities and the exercise price per share in effect under each outstanding option (including any options incorporated from the predecessor 1994 Non-Employee Stock Option Plan and Incentive Stock Option Plan which were incorporated into the 1995 Plan).

ELIGIBILITY

    Employees, non-employee board members and independent consultants in the service of Endorex or its parent and subsidiaries (whether now existing or subsequently established) are eligible to participate in the Discretionary Option Grant Program. Executive officers and other highly paid employees are also eligible to participate in the Salary Investment Option Grant Program. Participation in the Automatic Option Grant and Director Fee Option Grant Programs is limited to non-employee members of the board.

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    As of October 15, 2001, five executive officers, six non-employee board members and approximately 21 other employees and consultants were eligible to participate in the Discretionary Option Grant Program. The five executive officers were also eligible to participate in the Salary Investment Option Grant Program, and the six non-employee board members were also eligible to participate in the Automatic Option Grant and Director Fee Option Grant Programs.


VALUATION


    The fair market value per share of common stock on any relevant date under the 1995 Plan is deemed to be equal to the closing selling price per share on that date on a stock exchange where shares of Endorex's common stock are traded. On October 15, 2001, the fair market value per share determined on such basis was $0.90.


DISCRETIONARY OPTION GRANT PROGRAM

    The plan administrator has complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

    Each granted option will have an exercise price per share no less than 85% of the fair market value of the shares on the grant date unless otherwise determined by the plan administrator. No granted option will have a term in excess of 10 years, and the option will generally become exercisable in one or more installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares. The shares acquired under immediately exercisable options will be subject to repurchase by Endorex, at the exercise price paid per share, if the optionee ceases service with Endorex prior to vesting in those shares.

    Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent exercisable for vested shares. The plan administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

    The plan administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program:

        TANDEM STOCK APPRECIATION RIGHTS, which provide the holders with the right to surrender their options for an appreciation distribution from Endorex equal in amount to the excess of (a) the fair market value of the vested shares of common stock subject to the surrendered option over
    (b) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the plan administrator, be made in cash or in shares of common stock.

        LIMITED STOCK APPRECIATION RIGHTS, which may be granted to the officers of Endorex as part of their option grants. Any option with such a limited stock appreciation right in effect may be surrendered to Endorex upon the successful completion of a hostile take-over of Endorex. In return for the surrendered option, the officer will be entitled to a cash distribution from Endorex in an amount per surrendered option share equal to the excess of
    (a) the take-over price per share over (b) the exercise price payable for such share.

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    The plan administrator also has the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program (and outstanding options incorporated from the predecessor 1994 Non-Employee Stock Option Plan and Incentive Stock Option Plan which were incorporated into the 1995 Plan) that have exercise prices in excess of the then-current market price of Endorex's common stock and to issue replacement options with an exercise priced on the market price of Endorex's common stock at the time of the new grant.

SALARY INVESTMENT OPTION GRANT PROGRAM

    The Compensation Committee has complete discretion to implement the Salary Investment Option Grant Program for one or more calendar years and in selecting the executive officers and other eligible individuals who are to participate in the program. As a condition to such participation, each selected individual must, prior to the start of the calendar year of participation, file with the Compensation Committee an irrevocable authorization directing Endorex to reduce his or her base salary for the upcoming calendar year by a specified dollar amount not less than $10,000 nor more than $75,000 and to apply that amount to the acquisition of a special option grant under the program. Each selected individual who files such a timely election will automatically be granted a non-statutory option on or before the last trading day in January of the calendar year for which that salary reduction is to be in effect.

    Stockholder approval of this proposal will constitute the pre-approval of each option subsequently granted under the Salary Investment Option Grant Program on the basis of the share increase effected pursuant to this proposal and the subsequent exercise of that option in accordance with its terms.

    The number of shares subject to each option will be determined by dividing the salary reduction amount by two-thirds of the fair market value per share of Endorex's common stock on the grant date. The exercise price will be equal to one-third of the fair market value of Endorex's common stock per share on the grant date. As a result, the total spread on the option shares at the time of grant (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the amount by which the optionee's salary is to be reduced for the calendar year. In effect, the salary reduction serves as an immediate prepayment, as of the time of the option grant, of two thirds of the then-current market price of the shares of common stock subject to the option.

    The option will become exercisable in a series of 12 equal monthly installments upon the optionee's completion of each month of service in the calendar year for which such salary reduction is in effect and will become immediately exercisable for all the option shares on an accelerated basis should Endorex experience certain changes in ownership or control. Each option will remain exercisable for any vested shares until the earlier of (1) the expiration of the ten-year option term or (2) the end of the three-year period measured from the date of the optionee's cessation of service.

    Endorex has not yet implemented the Salary Investment Option Grant Program.

AUTOMATIC OPTION GRANT PROGRAM

    Under the Automatic Option Grant Program, eligible non-employee board members receive a series of option grants over their period of board service. Each non-employee board member will, at the time of his or her initial election or appointment to the board on or after this annual stockholders meeting, receive a non-statutory stock option grant for 50,000 shares of common stock. In addition, on the date of each annual stockholders meeting beginning with this annual stockholder meeting, each individual who is re-elected to serve as a non-employee board member will be automatically granted an option to purchase 10,000 shares of common stock (provided such individual has served as a non-employee board member for at least six months). There will be no limit on the number of such

10,000-share option grants any one eligible non-employee board member may receive over his or her period of continued board service.

    Stockholder approval of this proposal will also constitute pre-approval of each option granted under the Automatic Option Grant Program on or after the date of the annual stockholders meeting and the subsequent exercise of that option in accordance with the terms of the program summarized below.

    Each automatic grant will have an exercise price per share equal to the fair market value per share of common stock on the grant date and will have a maximum term of 10 years, subject to earlier termination following the optionee's cessation of board service.

    The shares subject to each initial 50,000-share automatic grant will immediately vest. Each 10,000-share option will be immediately exercisable for the option shares and the shares acquired under the option will be subject to repurchase by Endorex at the option exercise price paid per share, upon the optionee's cessation of board service prior to vesting in those shares. The shares subject to each annual 10,000-share grant will vest upon the completion of one year of Board service measured from the option grant date.

    Each outstanding automatic option grant will automatically accelerate and become immediately exercisable for any or all of the option shares as fully-vested shares upon certain changes in control or ownership of Endorex or upon the optionee's death or disability while a board member. Following the optionee's cessation of board service for any reason, each option will remain exercisable for a 12-month period and may be exercised during that time for any or all shares in which the optionee is vested at the time of such cessation of board service.

DIRECTOR FEE OPTION GRANT PROGRAM

    The Compensation Committee has complete discretion to implement the Director Fee Option Grant Program for one or more calendar years in which non-employee board members may participate. As a condition to such participation, each non-employee board member must, prior to the start of the calendar year of participation, file with Endorex's Chief Financial Officer an irrevocable authorization directing Endorex to apply all or a portion of his or her cash retainer fee for the upcoming calendar year to the acquisition of a special option grant under the program.

    Each non-employee board member who files such a timely election will automatically be granted a non-statutory option on the first trading day in January of the calendar year for which that retainer fee election is to be in effect.

    The number of shares subject to each such option will be determined by dividing the amount of the retainer fee for the calendar year to be applied to the program by two-thirds of the fair market value per share of Endorex's common stock on the grant date. The exercise price will be equal to one-third of the fair market value of Endorex's common stock per share on the grant date. As a result, the total spread on the option shares at the time of grant (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the portion of the retainer fee that optionee has elected to be applied to the program. In effect, the portion of the annual retainer fee otherwise payable in cash serves as an immediate prepayment, as of the time of the option grant, of two thirds of the then-current market price of the shares of common stock subject to the option.

    The option will become exercisable for 50% of the option shares upon the optionee's completion of six months of service in the calendar year for which such retainer fee election is in effect and the balance in a series of six equal monthly installments upon the optionee's completion of each additional month of service during that calendar year. The option will become immediately exercisable for all the option shares on an accelerated basis should Endorex experience certain changes in ownership or control. Each option will remain exercisable for any vested shares until the earlier of (1) the expiration of the ten-year option term or (2) the end of the three-year period measured from the date of the optionee's cessation of service.

    Endorex has not yet implemented the Director Fee Option Grant Program.

GENERAL PROVISIONS

ACCELERATION

    In the event that Endorex is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program that is not to be assumed or replaced by the successor corporation will automatically accelerate in full, and all unvested shares outstanding under the Discretionary Option Grant Program will immediately vest, except to the extent Endorex's repurchase rights with respect to those shares are to be assigned to the successor corporation.

    The plan administrator will have the authority under the Discretionary Option Grant Program to provide that options granted under such program will automatically vest in full (1) upon an acquisition of Endorex, whether or not those options are assumed or replaced, (2) upon a hostile change in control of Endorex effected through a tender offer for more than 50% of Endorex's outstanding voting stock or by proxy contest for the election of board members, or (3) in the event the individual's service is terminated, whether involuntarily or through a resignation for good reason, within a designated period (not to exceed 18 months) following an acquisition in which those options are assumed or replaced or a hostile change in control. The options granted under the Salary Investment Option Grant Program, the Automatic Option Grant Program and the Director Fee Option Grant Program will automatically accelerate and become exercisable in full upon an acquisition or change in control transaction.

    The acceleration of vesting in the event of a change in the ownership or control of Endorex may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of Endorex.

LIMITED STOCK APPRECIATION RIGHTS

    Each option granted under the Automatic Option Grant and Director Fee Option Grant Programs includes a limited stock appreciation right so that upon the successful completion of a hostile tender offer for more than 50% of Endorex's outstanding voting securities, the option may be surrendered to Endorex in return for a cash distribution from Endorex. The amount of the distribution per surrendered option share will be equal to the excess of (1) the fair market value per share at the time the option is surrendered or, if greater, the tender offer price paid per share in the hostile take-over over (2) the exercise price payable per share under such option. In addition, the plan administrator may grant such rights to officers of Endorex as part of their option grants under the Discretionary Option Grant Program.

    Stockholder approval of this proposal will also constitute pre-approval of each limited stock appreciation right granted under the Automatic Option Grant Director Fee Option Grant Programs and the subsequent exercise of those rights in accordance with the foregoing terms.

FINANCIAL ASSISTANCE

    The plan administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options under the Discretionary Option Grant Program through full-recourse interest-bearing promissory notes. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable withholding taxes incurred in connection with the acquisition of those shares.

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
SPECIAL TAX ELECTION

    The plan administrator may provide one or more holders of non-statutory options under the 1995 Plan with the right to have Endorex withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which such individuals become subject in connection with the exercise of those options or the vesting of those shares. Alternatively, the plan administrator may allow such individuals to deliver previously acquired shares of common stock in payment of such withholding tax liability.

AMENDMENT AND TERMINATION

    The board may amend or modify the 1995 Plan at any time, subject to any required stockholder approval pursuant to applicable laws and regulations. Unless sooner terminated by the board, the 1995 Plan will terminate on the earliest of (1) April 23, 2005, (2) the date on which all shares available for issuance under the 1995 Plan have been issued as fully-vested shares or (3) the termination of all outstanding options in connection with certain changes in control or ownership of Endorex.

STOCK AWARDS

    The table below shows, as to Endorex's Chief Executive Officer, the three other most highly compensated executive officers of Endorex (with base salary and bonus for the past fiscal year in excess of $100,000) and the other individuals and groups indicated, the number of shares of common stock subject to option grants made under the 1995 Plan from January 1, 2000 through June 30, 2001, together with the weighted average exercise price payable per share.

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                              OPTION TRANSACTIONS


                                                              NUMBER OF SHARES   WEIGHTED AVERAGE
                                                                 UNDERLYING       EXERCISE PRICE
NAME AND POSITION                                             OPTIONS GRANTED     PER SHARE ($)
-----------------                                             ----------------   ----------------
Michael S. Rosen ...........................................        160,000          $ 1.250
  President, Chief Executive Officer and Director

Robert N. Brey .............................................         30,000          $ 3.938
  Senior Advisor for Technology Assessment and Intellectual
  Property(1)

Frank C. Reid ..............................................         60,000          $ 3.938
  Vice President, Finance and Corporate Development(2)

Panayiotis P. Constantinides ...............................         60,000          $ 1.500
  Vice President of Research and Development

John McCracken .............................................        100,000          $ 1.250
  Vice President, Business Development

Steve J. Koulogeorge .......................................         30,000          $ 1.781
  Controller, Assistant Secretary and Assistant Treasurer

All current executive officers as a group...................        380,000          $ 1.544

Richard Dunning ............................................         50,000(3)       $ 1.250
  Director

Steve H. Kanzer ............................................         50,000(3)       $ 1.250
  Director

Paul D. Rubin ..............................................         50,000(3)       $ 1.250
  Director

H. Laurence Shaw ...........................................         50,000(3)       $ 1.250
  Director

Kenneth Tempero ............................................         62,000(3)       $ 1.637
  Director

Steven Thornton ............................................         62,000(3)       $ 1.952
  Director

All current non-employee directors as a group
  (6 persons)...............................................        324,000          $ 1.458

All employees, including current officers, as a group
  (approximately 18 persons)................................        488,500          $ 1.617


------------------------

(1) Mr. Brey served as an executive officer of Endorex in the capacity of Vice President of Research and Development until November 30, 2000.

(2) Mr. Reid resigned from Endorex on December 31, 2000.

(3) Includes an option to purchase 50,000 shares of Endorex common stock granted on February 21, 2001, subject to stockholder approval.

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FEDERAL INCOME TAX CONSEQUENCES

OPTION GRANTS

    Options granted under the 1995 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

    INCENTIVE OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise disposed. For Federal tax purposes, dispositions are divided into two categories:
(1) qualifying and (2) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

    If the optionee makes a disqualifying disposition of the purchased shares, Endorex will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (1) the fair market value of such shares on the option exercise date over (2) the exercise price paid for the shares. If the optionee makes a qualifying disposition, Endorex will not be entitled to any income tax deduction.

    NON-STATUTORY OPTIONS. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

    If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by Endorex in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when Endorex's repurchase right lapses, an amount equal to the excess of (1) the fair market value of the shares on the date the repurchase right lapses over (2) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (1) the fair market value of the purchased shares on the exercise date over (2) the exercise price paid for such shares. If the
Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

    Endorex will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of Endorex in which such ordinary income is recognized by the optionee.

STOCK APPRECIATION RIGHTS

    No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income, in the year in which the stock appreciation right is exercised, in an amount equal to the appreciation distribution. Endorex will be entitled to an income tax deduction equal to the appreciation distribution in the taxable year in which such ordinary income is recognized by the optionee.

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
DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    Endorex anticipates that any compensation deemed paid by it in connection with the disqualifying dispositions of incentive stock option shares or the exercise of non-statutory options with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of Endorex. Accordingly, all compensation deemed paid with respect to those options will remain deductible by Endorex without limitation under Code Section 162(m).

ACCOUNTING TREATMENT

    Option grants under the Discretionary Option Grant and Automatic Option Grant Programs with exercise prices equal to the fair market value of the option shares on the grant date will not result in any direct charge to Endorex's reported earnings. However, the fair value of those options is required to be disclosed in the notes to Endorex's financial statements, and Endorex must also disclose, in footnotes to the financial statements, the pro forma impact those options would have upon Endorex's reported earnings were the fair value of those options at the time of grant treated as a compensation expense. In addition, the number of outstanding options may be a factor in determining Endorex's earnings per share on a fully diluted basis.

    Option grants made under the 1995 Plan with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a direct compensation expense in an amount equal to the excess of such fair market value over the exercise or issue price. The expense must be amortized against Endorex's earnings over the period that the option shares or issued shares are to vest.

    On March 31, 2000, the Financial Accounting Standards Board issued Interpretation No. 44, which is an interpretation of APB Opinion No. 25 governing the accounting principles applicable to equity incentive plans. Under the Interpretation, option grants made to consultants (but not non-employee board members) after December 15, 1998 will result in a direct charge to Endorex's reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the underlying option shares. Such charge will accordingly include the appreciation in the value of the option shares over the period between the grant date of the option (or, if later, the July 1, 2000 effective date of the Interpretation) and the vesting date of each installment of the option shares. In addition, any options which are repriced after December 15, 1998 will also trigger a direct charge to Endorex's earnings measured by the appreciation in the value of the underlying shares over the period between the grant date of the option (or, if later, the July 1, 2000 effective date of the Interpretation) and the date the option is exercised for those shares.

    Should one or more individuals be granted tandem stock appreciation rights under the 1995 Plan, then such rights would result in a compensation expense to be charged against Endorex's reported earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of common stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end would be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights.

NEW PLAN BENEFITS


    As of October 15, 2001, no stock options had been granted, and no shares of common stock had been issued, on the basis of the share increases which are the subject of this proposal. However, subject to approval of this proposal, on the date of the annual meeting, each of Messrs. Dunning, Kanzer, Rubin, Shaw, Tempero and Thornton will receive an option to purchase 10,000 shares of Endorex common stock. In addition, subject to consummation of the merger, each of Messrs. Rico and Kliem will receive on the date of their initial appointment to the Endorex board of directors an option to purchase 50,000 shares of Endorex common stock.


STOCKHOLDER APPROVAL

    The affirmative vote of the holders of a majority of the shares of Endorex common stock, voting together with the holders of Endorex Series B preferred stock on an as converted basis, entitled to vote and that are present or represented by proxy at the Endorex annual meeting of stockholders is required for approval of the amendment to the 1995 Plan. Should such stockholder approval not be obtained, then: (a) the 2,165,664-share increase to the share reserve under the 1995 Plan will not be implemented and any stock options granted under the 1995 Plan on the basis of the increase will immediately terminate without ever becoming exercisable for the shares of common stock subject to those options, (b) there will be no maximum annual limit of shares of common stock by which the share reserve may increase annually under the automatic share increase provision of the 1995 Plan, and (c) the changes to the number of shares and vesting schedule applicable to the initial and continuing option grants under the automatic option grant program to non-employee board members will not be implemented. The 1995 Plan will, however, continue in effect as previously approved by the stockholders, and option grants may continue to be made under the 1995 Plan (including option grants under the automatic option grant program as previously approved by the stockholders) until all the shares available for issuance under the 1995 Plan has been issued pursuant to such option grants. Endorex does not have to consummate the merger unless its stockholders approve the increase of the number of shares of common stock issuable under the 1995 Plan, although this condition may be waived by Endorex.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The board of directors recommends that the stockholders vote "FOR" the approval of the amendments to the 1995 Plan.

                  PROPOSAL FIVE: APPROVAL OF FEBRUARY 21, 2001
                         OPTION GRANTS TO NON-EMPLOYEE
                       MEMBERS OF THE BOARD OF DIRECTORS

    Endorex's stockholders are being asked to approve certain stock option grants to the non-employee members of Endorex's board of directors under the Discretionary Option Grant Program of the Endorex's Amended and Restated 1995 Omnibus Incentive Plan. The Endorex board believes that it is in Endorex's best interests to provide additional incentives to Endorex's non-employee board members to remain in service.

MATERIAL TERMS OF THE OPTIONS

    On February 21, 2001, Endorex's board of directors granted a fully vested option to purchase 50,000 shares of Endorex common stock to each of Endorex's non-employee board members--Richard Dunning, Steve H. Kanzer, Dr. Paul D. Rubin, Dr. H. Laurence Shaw, Dr. Kenneth Tempero, and Steven Thornton--subject to subsequent approval by the stockholders at the annual meeting of stockholders.

    The material terms and conditions of each option grant may be summarized as follows:


        (i) Each option has an exercise price equal to $1.25 per share, the closing price per share of the common stock on the February 21, 2001 grant date, as reported on the AMEX. On October 15, 2001, the closing price per share on the AMEX was $0.90.


        (ii) Each option is immediately exercisable for all of the option shares as fully vested shares.

       (iii) Each option has a maximum term of ten (10) years measured from the February 21, 2001 grant date, subject to earlier termination upon the cessation of service of the non-employee board member. If the non-employee board members terminate service for any reason other than death or disability, then such individuals will have a twelve (12)-month period following their termination date in which to exercise their option. Should the non-employee board members die or become disabled while the option remains outstanding, then such individuals or their legal representatives will have a twelve (12)-month period in which to exercise the option.

        (iv) The exercise price may be paid in cash or in shares of Endorex's common stock held for the requisite period necessary to avoid a charge to Endorex's earnings. Each option may also be exercised through a same-day sale program, pursuant to which a designated brokerage firm effects the immediate sale of the shares purchased under the option and pays over to Endorex, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes.

        (v) In the event that Endorex is acquired by merger or asset sale, each option will terminate and cease to be exercisable, except to the extent assumed by the successor corporation. If the options are so assumed, the exercise price and number of shares subject to the option will be appropriately adjusted so that the aggregate exercise price remains the same.

        (vi) Each option contains a limited stock appreciation right which will trigger the automatic cancellation of the option upon the successful completion of a hostile tender offer for more than 50% of Endorex's outstanding voting securities. In return for the cancelled option, the non-employee board member will be entitled to a cash distribution from Endorex in an amount per cancelled option share equal to the excess of
    (a) the highest price per share of common stock paid in connection with the tender offer over (b) the exercise price payable for such share.

       (vii) In the event any change is made to the common stock issuable under the option by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, or other change in corporate structure effected without Endorex's receipt of consideration, appropriate adjustments will be made to the number and/or class of securities subject to the option and the exercise price payable per share.

      (viii) The remaining terms and conditions of each option grant is substantially the same as those summarized above in the "Discretionary Option Grant Program" section of Proposal Four above.

FEDERAL INCOME TAX CONSEQUENCES

    The option grants which are part of this proposal are non-statutory stock options which are not intended to satisfy the requirements of Section 422 of the Internal Revenue Code.

    No taxable income is recognized by the non-employee board member upon the grant of the option. The non-employee board member will recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares.

    Endorex will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the non-employee board members with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of Endorex in which such ordinary income is recognized by the non-employee board members.

DEDUCTIBILITY OF COMPENSATION

    Endorex anticipates that any compensation deemed paid by it in connection with the exercise of the option grants to the non-employee board members will be fully deductible by Endorex.

ACCOUNTING TREATMENT

    The option grants to the non-employee board members will not result in any direct charge to Endorex's reported earnings. However, the fair value of those options is required to be disclosed in the notes to Endorex's financial statements, and Endorex must also disclose, in footnotes to the financial statements, the pro forma impact those options would have upon Endorex's reported earnings were the fair value of those options at the time of grant treated as a compensation expense. In addition, the number of outstanding options may be a factor in determining Endorex's earnings per share on a fully diluted basis.

    On March 31, 2000, the Financial Accounting Standards Board issued Interpretation No. 44, which is an interpretation of APB Opinion No. 25 governing the accounting principles applicable to equity incentive plans. Under the Interpretation, any options which are repriced after December 15, 1998 will also trigger a direct charge to Endorex's earnings measured by the appreciation in the value of the underlying shares over the period between the grant date of the option and the date the option is exercised for those shares.

STOCK AWARDS

    The table below shows the number of shares of common stock subject to option grants made to non-employee board members under the 1995 Plan from January 1, 2000 through June 30, 2001, together with the weighted average exercise price payable per share.

                              OPTION TRANSACTIONS

                                                              NUMBER OF SHARES   WEIGHTED AVERAGE
                                                                 UNDERLYING       EXERCISE PRICE
NAME AND POSITION                                             OPTIONS GRANTED     PER SHARE ($)
-----------------                                             ----------------   ----------------
Richard Dunning ............................................          50,000(1)      $ 1.250
  Director

Steve H. Kanzer ............................................          50,000(1)      $ 1.250
  Director

Paul D. Rubin ..............................................          50,000(1)      $ 1.250
  Director

H. Laurence Shaw ...........................................          50,000(1)      $ 1.250
  Director

Kenneth Tempero ............................................          62,000(1)      $ 1.637
  Director

Steven Thornton ............................................          62,000(1)      $ 1.952
  Director

All current non-employee directors as a group (6 persons)...         324,000         $ 1.458

------------------------

(1) Includes an option to purchase 50,000 shares of Endorex common stock granted on February 21, 2001, subject to stockholder approval under this proposal.

NEW PLAN BENEFITS


    As of October 15, 2001, options to purchase 300,000 shares of Endorex common stock had been granted on the basis of this Proposal.


STOCKHOLDER APPROVAL

    The affirmative vote of the holders of a majority of the shares of Endorex common stock, voting together with the holders of Endorex Series B preferred stock on an as converted basis, entitled to vote and that are present or represented by proxy at the Endorex annual meeting of stockholders is required for approval of the option grants to the non-employee board members. Should such stockholder approval not be obtained, then the option grants to the non-employee board members will immediately terminate without ever becoming exercisable for the shares of common stock subject to those options.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The board of directors recommends that the stockholders vote "FOR" the approval of the 50,000-share option grants to the non-employee board members on February 21, 2001.

          PROPOSAL SIX: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

    Upon the recommendation of the Audit Committee, the board of directors appointed Ernst & Young LLP, or E&Y, independent public accountants and auditors, as auditors of Endorex to serve for the year ending December 31, 2001, subject to the ratification of such appointment by stockholders at the annual meeting. The affirmative vote of the holders of a majority of the shares of Endorex common stock, voting together with the holders of Endorex Series B preferred stock on an as converted basis, entitled to vote and that are present or represented by proxy at the Endorex annual meeting stockholders. is required to ratify the appointment of the auditors. Unless otherwise instructed, the proxy holders will vote the proxies received by them "FOR" the ratification of E&Y, to serve as Endorex's auditors for the year ending December 31, 2001.

    A representative of E&Y is expected to be available at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

    On November 2, 2000, Endorex engaged E&Y as its independent public accountant and dismissed PricewaterhouseCoopers LLP, or PwC. The decision to change independent public accountants was recommended and approved by Endorex's Audit Committee.

    PwC's reports on the financial statements of Endorex for the fiscal years ended December 31, 1998 and 1999 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

    In connection with its audits for the fiscal years ended December 31, 1998 and 1999 and through November 2, 2000, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to PwC's satisfaction, would have caused them to make reference to the subject matter of the disagreements in their report on the financial statements for such years.

    During the fiscal years ended December 31, 1998 and 1999 and through November 2, 2000 there were no reportable events except that in connection with its review of the June 30, 2000 financial statements, PwC reported a material weakness in Endorex's internal control structure relative to the employees of Endorex not having expertise in the area of generally accepted accounting principles and financial reporting procedures. Endorex did not have a certified public accountant on its full-time staff at that time. Endorex has since hired a certified public accountant to serve as Endorex's corporate controller. Endorex's management and Audit Committee believe that the concerns expressed by PwC have been adequately addressed with the hiring of the certified public accountant as controller. Furthermore, Endorex's management and Audit Committee do not believe that the reported material weakness in Endorex's internal control structure relative to the employees of Endorex not having expertise in the area of generally accepted accounting principles and financial reporting procedures had an effect on Endorex's financial statements.

    Prior to engaging E&Y, Endorex did not consult E&Y with respect to the application of accounting principles to a specific completed transaction or contemplated transaction, or the type of audit opinion that might be rendered on Endorex's financial statements. Endorex provided a copy of PwC's letter reporting the material weakness to E&Y and authorized PwC to respond fully to the inquiries of E&Y regarding the letter.

AUDIT FEES

    The aggregate fees for professional services rendered by E&Y and PwC in connection with their audit and review of Endorex's consolidated financial statements included in Endorex's Quarterly Reports on Form 10-QSB and Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 were approximately $123,150 and $26,285, respectively.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    There were no professional services rendered by E&Y or PwC in the fiscal year ended December 31, 2000 relating to financial information systems design and implementation.

ALL OTHER FEES

    The aggregate fees for all other services rendered by E&Y during fiscal year ended December 31, 2000 was $2,500 for audit related services and $16,800 for nonaudit related services. The aggregate fees for all other services rendered by PwC during fiscal year ended December 31, 2000 was $24,770. Audit related services consisted of accounting consultations and registration statements filed with the SEC. Nonaudit services related to Endorex's income tax filings.

    The Audit Committee, in conducting its review of auditor independence, considered whether the performance of services by E&Y, in addition to their audit services, was compatible with maintaining the independence of Ernst & Young LLP as auditors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The board of directors recommends that Endorex stockholders vote "FOR" ratification of E&Y as Endorex's independent public accountants for the year ending December 31, 2001.

                             STOCKHOLDER PROPOSALS

    The rules of the SEC permit stockholders of a company to present proposals for stockholder action in the company's proxy statement if those proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by company action in accordance with the proxy rules. Endorex expects to hold on or about May 16, 2002, its annual meeting of stockholders following the end of fiscal year 2001. In order for Endorex to include stockholder proposals in the proxy statement for that meeting, they must comply with the proxy rules and Endorex must receive them before March 15, 2001. If Endorex is not notified of a stockholder proposal by March 15, 2001, then the proxy solicited by the board of directors for the 2002 annual meeting will confer discretionary authority to vote against that stockholder proposal. Endorex's bylaws also contain procedures to be followed to submit stockholder proposals to a vote of stockholders including the nomination of directors.

                                 OTHER MATTERS

    Endorex management knows of no matters that are to be presented for action at the meeting other than those set forth above. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on those matters.

                 PROPOSAL TO BE VOTED UPON BY CTD STOCKHOLDERS
                           AT THE CTD SPECIAL MEETING

    At the CTD special meeting of stockholders, CTD's stockholders will be asked to consider and vote on the following proposal:

    To approve and adopt the merger and the Agreement and Plan of Merger and Reorganization dated as of July 31, 2001, by and among CTD, Endorex and Roadrunner Acquisition, Inc.

    CTD's board of directors adopted on July 6, 2001, resolutions approving the merger, the merger agreement and the transactions contemplated thereby. The merger and the merger agreement must be approved by the affirmative vote, in person or by proxy, of the holders of a majority of the outstanding shares of CTD common stock voting together with the holders of Series A preferred stock, on an as converted basis. The merger contemplated by the merger agreement cannot be completed unless CTD stockholders holding the requisite number of shares of CTD capital stock approve the merger and the merger agreement. See "The Merger" and "Agreement and Plan of Merger and Reorganization and Related Agreements." Unless otherwise instructed in writing, the proxy holders will vote the proxies received by them to approve the merger and the merger agreement.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The board of directors recommends that CTD stockholders vote "FOR" the approval of the merger and the merger agreement.

OTHER MATTERS

    The management of CTD knows of no matters that are to be presented for action at the meeting other than those set forth above. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

                                    EXPERTS

    The consolidated financial statements of Endorex at December 31, 2000, and for the year then ended, included in this joint proxy statement/prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

    The financial statements as of December 31, 1999 and for the year then ended, and for the period cumulative from inception (February 15, 1985) to December 31, 1999 included in this joint proxy statement/prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The consolidated financial statements of CTD at December 31, 2000 and December 31, 1999 and for the years then ended, and for the cumulative period from commencement of operations (January 1, 1998) to December 31, 2000, included in this joint proxy statement/prospectus have been audited by Richard A.
Eisner & Company, LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, which, as to the period from January 1, 1998 through December 31, 2000 is based in part on the report of other auditors. The financial statements referred to above are included in reliance upon such reports given on the authority of said firm as experts in accounting and auditing.

    Representatives of Ernst & Young LLP are expected to be present at the Endorex annual meeting, will have the opportunity to make a statement at the Endorex annual meeting if they desire to do so and are expected to be available to respond to appropriate questions.

    Representatives of Richard A. Eisner & Company, LLP are expected to be present at the CTD special meeting, will have the opportunity to make a statement at the CTD special meeting if they desire to do so and are expected to be available to respond to appropriate questions.

                                 LEGAL MATTERS

    Certain legal matters in connection with the combination will be passed upon by Brobeck, Phleger & Harrison LLP on behalf of Endorex, and by Kramer Levin Naftalis & Frankel LLP on behalf of CTD.

                      WHERE YOU CAN FIND MORE INFORMATION

    Endorex files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information Endorex files at the SEC's Public Reference Rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the SEC's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. You may obtain information on the operation of the Public Reference Rooms by calling the SEC at 1-800-SEC-0330. Endorex filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC (http://www.sec.gov).

    Endorex has supplied all information contained in this document relating to Endorex. CTD has supplied all information in this document relating to CTD.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

    The following Unaudited Pro Forma Condensed Consolidated Financial Statements relate to Endorex's proposed acquisition of CTD. The transaction will be accounted for under the purchase method of accounting. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on estimated fair values. Based on the closing price of Endorex's common stock on June 30, 2001, the acquisition is valued at approximately $10 million. The amount of the consideration issued to the former shareholders and option or warrant holders of CTD was determined by arms-length negotiations between the parties.

    The following Unaudited Pro Forma Condensed Consolidated Balance sheet at June 30, 2001 reflects the combined historical financial position with pro forma adjustments as though the acquisition of CTD had occurred on June 30, 2001.

    The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 30, 2000 and the six months ended June 30, 2001 reflect the combined historical results of operations with pro forma adjustments as though the acquisition of CTD had occurred on January 1, 2000. The Unaudited Pro Forma Condensed Consolidated Statements of Operations are based on the following: 1) historical results of operations of Endorex for the year ended December 31, 2000 derived from audited financial statements included in Form 10-KSB; 2) historical results of CTD derived from audited financial statements for the year ended December 31, 2000; and 3) unaudited financial statements of Endorex and CTD for the six months ended June 30, 2001.

    The Unaudited Pro Forma Financial Statements and the accompanying notes, or Pro Forma Financial Information, should be read in conjunction with, and are qualified by, the historical financial statements and notes thereto of Endorex and CTD.

    The Unaudited Pro Forma Financial Statements are intended for informational purposes only and are not necessarily indicative of the combined results that would have occurred had the acquisition taken place on January 1, 2000, nor is it necessarily indicative of results that may occur in the future.

                              ENDOREX CORPORATION

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                 BALANCE SHEET

                                 JUNE 30, 2001


                                                                         PRO FORMA
                                             ENDOREX          CTD       ADJUSTMENTS    PRO FORMA
                                           ------------   -----------   -----------   ------------
ASSETS
Current Assets:
  Cash and cash equivalents..............  $  9,808,676   $ 5,072,000   $        --   $ 14,880,676
  Receivable from related party..........        26,745            --            --         26,745
  Prepaid expenses.......................        52,930         1,000            --         53,930
                                           ------------   -----------   -----------   ------------
    Total current assets.................     9,888,351     5,073,000            --     14,961,351
Leasehold improvements and equipment,
  net....................................       407,373        13,000            --        420,373
Patent issuance costs, net...............       281,845       116,000            --        397,845
Identifiable intangibles.................            --            --     5,372,513 c    5,372,513
Other assets.............................     1,004,608         3,000    (1,004,608)d        3,000
                                           ------------   -----------   -----------   ------------
TOTAL ASSETS.............................  $ 11,582,177   $ 5,205,000   $ 4,367,905   $ 21,155,082
                                           ============   ===========   ===========   ============
LIABILITIES
Current liabilities:
  Accounts payable and accrued
    expenses.............................  $    674,319   $   242,000   $        --   $    916,319
  Accrued compensation...................       174,616            --            --        174,616
  Dur to joint ventures..................     2,285,831            --            --      2,285,831
  Current portion of capital lease
    obligations..........................       126,611            --            --        126,611
                                           ------------   -----------   -----------   ------------
    Total current liabilities............     3,261,377       242,000            --      3,503,377
Long-term portion of capital lease
  obligations............................       162,754            --            --        162,754
                                           ------------   -----------   -----------   ------------
    Total liabilities....................     3,424,131       242,000            --      3,666,131

Series C Preferred stock.................    10,004,315            --            --     10,004,315

Stockholders' equity (deficit):
  Preferred stock........................            --         8,000        (8,000)b           --
  Series B convertible preferred stock...    10,439,339            --            --     10,439,339
  Common Stock...........................        12,861         5,000         9,050 a       21,911
                                                                             (5,000)b
  Additional paid-in capital.............    39,633,107    13,971,000     9,328,909 a   48,962,016
                                                                        (13,971,000)b
  Deferred compensation..................        (6,350)      (66,000)       (7,054)c      (13,404)
                                                                             66,000 b
  Deficit accumulated during the
    development stage....................   (51,481,746)   (8,955,000)    8,955,000 b  (51,481,746)
  Unrealized gain on marketable
    securities...........................           270            --            --            270
  Treasury stock.........................      (443,750)           --            --       (443,750)
                                           ------------   -----------   -----------   ------------
    Total stockholders' equity
      (deficit)..........................    (1,846,269)    4,963,000     4,367,905      7,484,636
                                           ------------   -----------   -----------   ------------
TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY.................................  $ 11,582,177   $ 5,205,000   $ 4,367,905   $ 21,155,082
                                           ============   ===========   ===========   ============

                              ENDOREX CORPORATION

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 2001

                                                                           PRO FORMA
                                                ENDOREX         CTD       ADJUSTMENTS    PRO FORMA
                                              -----------   -----------   -----------   -----------
SBIR contract revenue.......................  $        --   $        --    $      --    $        --
Expenses:
  SBIR contract research and development....           --            --           --             --
  Proprietary research and development......    1,171,494       880,000           --      2,051,494
  General and administrative................      908,269       724,000           --      1,632,269
  Intangible amortization...................           --            --      537,251c       537,251
                                              -----------   -----------    ---------    -----------
Total Expenses..............................    2,079,763     1,604,000      537,251      4,221,014
                                              -----------   -----------    ---------    -----------
Loss from operations........................   (2,079,763)   (1,604,000)    (537,251)    (4,221,014)
Equity in losses from joint ventures........     (577,661)           --           --       (577,661)
Other income................................       (1,577)           --           --         (1,577)
Interest income.............................      294,686       173,000           --        467,686
Interest expense............................      (27,320)           --           --        (27,320)
                                              -----------   -----------    ---------    -----------
Net loss....................................   (2,391,635)   (1,431,000)    (537,251)    (4,359,886)
Preferred stock dividends...................     (737,142)           --           --       (737,142)
                                              -----------   -----------    ---------    -----------
Net loss applicable to common
  stockholders..............................  $(3,128,777)  $(1,431,000)   $(537,251)   $(5,097,028)
                                              ===========   ===========    =========    ===========
Basic and diluted net loss per share
  applicable to common stockholders.........  $     (0.25)                              $     (0.23)
Basic and diluted weighted average common
  shares outstanding........................   12,741,858                                22,175,742

                              ENDOREX CORPORATION

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                                                          PRO FORMA
                                               ENDOREX         CTD       ADJUSTMENTS    PRO FORMA
                                             -----------   -----------   -----------   -----------
SBIR contract revenue......................  $        --   $        --   $        --   $        --
Expenses:
  SBIR contract research and development...           --            --                          --
  Proprietary research and development.....      956,742     1,324,000                   2,280,742
  General and administrative...............    2,101,767     1,354,000                   3,455,767
  Intangible amortization..................           --            --     1,074,503     1,074,503
  Stock option compensation................           --            --         7,054 c       7,054
                                             -----------   -----------   -----------   -----------
Total Expenses.............................    3,058,509     2,678,000     1,081,557     6,818,066
                                             -----------   -----------   -----------   -----------
Loss from operations.......................   (3,058,509)   (2,678,000)   (1,081,557)   (6,818,066)
Equity in losses from joint ventures.......   (2,682,368)           --                  (2,682,368)
Other income...............................      250,000            --                     250,000
Interest income............................      747,073       428,000                   1,175,073
Interest expense...........................      (51,889)           --                     (51,889)
                                             -----------   -----------   -----------   -----------
Net loss...................................   (4,795,693)   (2,250,000)   (1,081,557)   (8,127,250)
Preferred stock dividends..................   (1,382,200)           --                  (1,382,200)
                                             -----------   -----------   -----------   -----------
Net loss applicable to common
  stockholders.............................  $(6,177,893)  $(2,250,000)  $(1,081,557)  $(9,509,450)
                                             ===========   ===========   ===========   ===========
Basic and diluted net loss per share
  applicable to common stockholders........  $     (0.51)                              $     (0.44)
Basic and diluted weighted average common
  shares outstanding.......................   12,194,260                                21,628,144

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS


(1) To record the June 30, 2001 acquisition of CTD.

    A summary of the purchase price for the acquisition is as follows:

Stock..................................................  $ 9,056,529
Stock options and warrants.............................      274,376
Direct acquisition costs...............................    1,004,608
                                                         -----------
Total Purchase price...................................  $10,335,513
                                                         ===========

    The purchase price was allocated as follows:

Cash acquired..........................................  $ 5,072,000
Other current assets...................................        4,000
Equipment..............................................       13,000
Licenses...............................................      116,000
Accounts payable and accrued expenses..................     (242,000)
Indentifiable Intangibles..............................    5,372,513
                                                         -----------
                                                         $10,335,513
                                                         ===========

    Purchase accounting adjustments include:

       a)  The issuance of Endorex common stock as part of the purchase price.

       b)  The elimination of CTD's equity prior to the transaction.

       c) The recognition of identifiable intangibles and unearned compensation. Identifiable intangible amortization has been based upon a five year life. Unearned compensation amortization has been based upon the remaining average vesting period of the unvested options (5 months).

       d)  The recognition of estimated closing costs of $1,004,608.

(2) Pro Forma basic and diluted net loss per share are computed by dividing the pro forma net loss attributable to common shareholders by the pro forma weighted average number of common shares outstanding. Potentially dilutive securities were not taken into account because their effects would be anti-dilutive. A reconciliation of shares used to compute historical basic and diluted net loss per share to shares used to compute pro forma basic and diluted net loss per share is as follows:

                                                       SIX MONTHS ENDED      YEAR ENDED
                                                        JUNE 30, 2001     DECEMBER 31, 2000
                                                       ----------------   -----------------
Shares used to compute historical basic and diluted
  net loss per share.................................     12,741,858         12,194,260
Shares issued in acquisition.........................      9,433,884          9,433,884
                                                          ----------         ----------
Shares used to compute pro forma basic and diluted
  net loss per share.................................     22,175,742         21,628,144
                                                          ==========         ==========

                   INDEX OF CONSOLIDATED FINANCIAL STATEMENTS

               ENDOREX CORPORATION AND ITS SUBSIDIARIES

Report of Independent Auditors..............................     F-3

Report of Independent Accountants...........................     F-4

Balance Sheets as of December 31, 2000 and 1999.............     F-5

Statements of Operations for the years ended December 31,
  2000 and 1999 and the cumulative period February 15, 1985
  (Inception) to December 31, 2000..........................     F-6

Statements of Stockholders' Equity from February 15, 1985
  (Inception) to December 31, 2000..........................     F-7

Statements of Cash Flows for the years ended December 31,
  2000 and 1999 and the cumulative period February 15, 1985
  (Inception) to December 31, 2000..........................    F-10

Notes to Financial Statements...............................    F-11

Balance Sheets as of June 30, 2000 and 1999 (unaudited).....    F-21

Statements of Operations for the six months ended June 30,
  2001 and 2000 and the cumulative period February 15, 1985
  (Inception) to June 30, 2001 (unaudited)..................    F-22

Statements of Cash Flows for the six months ended June 30,
  2001 and 2000 and the cumulative period February 15, 1985
  (Inception) to December 31, 2000 (unaudited)..............    F-24

Notes to Financial Statements (unaudited)...................    F-25

               CORPORATE TECHNOLOGY DEVELOPMENT, INC.

Report of Independent Auditors..............................    F-27

Balance Sheets as of December 31, 2000 and 1999 and as of
  June 30, 2000 (unaudited).................................    F-28

Statements of Operations for the years ended December 31,
  2000 and 1999 and the cumulative period January 1, 1998
  (Inception) to December 31, 2000 and the six months ended
  June 30, 2001 and June 30, 2000 (unaudited) and the
  cumulative period January 1, 1998 (Inception) to June 30,
  2001 (unaudited)..........................................    F-29

Statements of Changes in Stockholders' Equity from
  January 1, 1998 (Inception) to December 31, 2000 and as of
  June 30, 2001 (unaudited).................................    F-30

Statements of Cash Flows for the years ended December 31,
  2000 and 1999 and the cumulative period January 1, 1998
  (Inception) to December 31, 2000, the six months ended
  June 30, 2001 and June 30, 2000 (unaudited) and the
  cumulative period January 1, 1998 (Inception) to June 30,
  2001 (unaudited)..........................................    F-31

Notes to Financial Statements...............................    F-32

                           ENDOREX CORPORATION, INC.
                                AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
                       CONSOLIDATED FINANCIAL STATEMENTS

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


To the Board of Directors and Shareholders of Endorex Corporation
(A Development Stage Enterprise)


    We have audited the accompanying balance sheet of Endorex Corporation (the Company, a development stage enterprise) as of December 31, 2000, and the related statements of operations, stockholders' equity, and cash flows for the year then ended, and for the period February 15, 1985 (inception) through December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements as of December 31, 1999 and for the year then ended and for the period February 15, 1985 (inception) through December 31, 1999, were audited by other auditors whose report dated February 4, 2000 expressed an unqualified opinion on those statements. The financial statements for the period February 15, 1985 (inception) through December 31, 1999 include total revenues and net loss of $100,000 and $(42,758,195), respectively. Our opinion on the statements of operations, stockholders' equity, and cash flows for the period February 15, 1985 (inception) through December 31, 2000, insofar as it relates to amounts for prior periods through December 31, 1999, is based solely on the report of other auditors.

    We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of other auditors provide a reasonable basis for our opinion.

    In our opinion, based on our audit and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2000 and the results of its operations and its cash flows for the year then ended and the period from February 15, 1985 (inception) through December 31, 2000, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP
Milwaukee, Wisconsin
February 15, 2001

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Endorex Corporation
(A Development Stage Enterprise):

    In our opinion, the accompanying consolidated balance sheet as of December 31, 1999 and the related consolidated statements of operations, of stockholders' equity and of cash flows for the year ended December 31, 1999, and for the period cumulative from inception (February 15, 1985) to December 31, 1999, present fairly, in all material respects, the financial position, results of operations and cash flows of Endorex Corporation and its subsidiaries (a development stage enterprise) at December 31, 1999 and for the year ended December 31, 1999, and for the period cumulative from inception (February 15, 1985) to December 31, 1999, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. We have not audited the consolidated financial statements of Endorex Corporation for any period subsequent to December 31, 1999.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
February 4, 2000

                              ENDOREX CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          CONSOLIDATED BALANCE SHEETS


                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2000           1999
                                                              ------------   ------------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 10,831,266   $  4,995,906
  Marketable securities--available for sale.................     2,014,984      3,547,847
  Receivable from related party.............................       126,538         34,339
  Prepaid expenses..........................................        58,803         68,207
                                                              ------------   ------------
    Total current assets....................................    13,031,591      8,646,299
Leasehold improvements and equipment net of, accumulated
  amortization of $800,066 and $649,092.....................       384,162        448,951
Patent issuance costs, net of accumulated amortization of
  $10,970 and $5,088........................................       253,705        176,875
                                                              ------------   ------------
TOTAL ASSETS................................................  $ 13,669,458   $  9,272,125
                                                              ============   ============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable and accrued expenses.....................  $    642,440   $    496,889
  Accrued compensation......................................       147,205        184,508
  Due to joint ventures.....................................     2,010,713        942,333
  Current portion of capital lease obligations..............       118,793        110,342
                                                              ------------   ------------
    Total current liabilities...............................     2,919,151      1,734,072
Long-term portion of capital lease obligations..............       204,162        281,899
                                                              ------------   ------------
    Total Liabilities.......................................     3,123,313      2,015,971

Series C exchangeable convertible preferred stock, $.05 par
  value. Authorized 200,000 shares; 97,603 and 91,218 issued
  and outstanding, at liquidation value.....................     9,665,512      9,027,012

Stockholders' equity (deficit):
  Preferred stock, $.001 par value. Authorized 4,600,000
    shares; none issued and outstanding.....................            --             --
  Series B convertible preferred stock, $.05 par value.
    Authorized 200,000 shares; 100,410 and 92,973 issued &
    outstanding, at liquidation value.......................    10,041,000      9,297,300
  Common stock, $.001 par value. Authorized 50,000,000
    shares; 12,860,500 and 10,874,295 issued, 12,741,858 and
    10,755,653 outstanding..................................        12,861         10,878
  Additional paid-in capital................................    40,365,410     33,659,131
  Deferred compensation.....................................        (4,853)            --
  Deficit accumulated during the development stage..........   (49,090,110)   (44,294,417)
  Unrealized gain on marketable securities..................            75             --
                                                              ------------   ------------
                                                                 1,324,383     (1,327,108)
  Less: Treasury stock, at cost, 118,642 shares.............      (443,750)      (443,750)
                                                              ------------   ------------
    Total Stockholders' Equity (Deficit)....................       880,633     (1,770,858)
                                                              ------------   ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)........  $ 13,669,458   $  9,272,125
                                                              ============   ============


   The accompanying notes are an integral part of the consolidated financial statements.

                              ENDOREX CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                    CUMULATIVE PERIOD
                                                                                      FEBRUARY 15,
                                                       YEAR ENDED     YEAR ENDED    1985 (INCEPTION)
                                                      DECEMBER 31,   DECEMBER 31,    TO DECEMBER 31,
                                                          2000           1999             2000
                                                      ------------   ------------   -----------------
SBIR contract revenue...............................  $        --    $        --      $    100,000
Expenses:
  SBIR contract research and development............           --             --            86,168
  Proprietary research and development..............      956,742      2,028,945        14,833,005
  General and administrative........................    2,101,767      3,046,684        13,072,044
                                                      -----------    -----------      ------------
Total expenses......................................    3,058,509      5,075,629        27,991,217
                                                      -----------    -----------      ------------
Loss from operations................................   (3,058,509)    (5,075,629)      (27,891,217)
Equity in losses from joint ventures................   (2,682,368)    (2,865,908)      (22,646,251)
Other income........................................      250,000          3,790           255,302
Interest income.....................................      747,073        488,582         3,041,588
Interest expense....................................      (51,889)       (51,854)         (313,310)
                                                      -----------    -----------      ------------
Loss before income taxes............................   (4,795,693)    (7,501,019)      (47,553,888)
Income taxes........................................           --             --                --
                                                      -----------    -----------      ------------
Net loss............................................   (4,795,693)    (7,501,019)      (47,553,888)
Preferred stock dividends...........................   (1,382,200)    (1,285,413)       (3,380,800)
                                                      -----------    -----------      ------------
Net loss applicable to common stockholders..........  $(6,177,893)   $(8,786,432)     $(50,934,688)
                                                      ===========    ===========      ============
Basic and diluted net loss per share applicable to
  common stockholders...............................  $     (0.51)   $     (0.82)     $     (16.30)
Basic and diluted weighted average common shares
  outstanding.......................................   12,194,260     10,755,328         3,125,041

   The accompanying notes are an integral part of the consolidated financial statements.

                              ENDOREX CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                                                    (DEFICIT)
                                                                                                                   ACCUMULATED
                                                        COMMON STOCK           PREFERRED STOCK       ADDITIONAL     DURING THE
                                                   ----------------------   ----------------------     PAID-IN     DEVELOPMENT
                                                     SHARES     PAR VALUE    SHARES       VALUE        CAPITAL        STAGE
                                                   ----------   ---------   --------   -----------   -----------   ------------
Common stock issued for cash in February 1985 at
  $1.50 per share................................         667    $     1                             $       999   $         --
Net earnings for the period from February 15,
  1985 to January 31, 1986.......................          --         --                                      --          6,512
                                                   ----------    -------    -------    -----------   -----------   ------------
BALANCE--JANUARY 31, 1986........................         667          1                                     999          6,512
Common stock issued for cash in October 1986 at
  $750.00 per share..............................         666          1                                 499,999             --
Excess of fair market value over option Price of
  non-qualified stock option granted.............          --         --                                  13,230             --
Net loss for the year............................          --         --                                      --        (34,851)
                                                   ----------    -------    -------    -----------   -----------   ------------
BALANCE--JANUARY 31, 1987........................       1,333          2                                 514,228        (28,339)
Common stock issued in May 1987 at $750.00 per
  share for legal services performed for the
  company........................................           7         --                                   5,000             --
Net proceeds from initial public stock offering
  in June 1987 at $6,000.00 per share, less
  issuance costs.................................         333         --                               1,627,833             --
Non-qualified stock options exercised............          48         --                                  33,808             --
Amortization of deferred compensation............          --         --                                      --             --
Excess of fair market value over option price of
  non-qualified stock options granted............          --         --                                  75,063             --
Net loss for the year............................          --         --                                      --       (627,652)
                                                   ----------    -------    -------    -----------   -----------   ------------
BALANCE--JANUARY 31, 1988........................       1,721          2                               2,255,932       (655,991)
Non-qualified stock options exercised............          18         --                                     256             --
Stock warrants exercised.........................           1         --                                  12,000             --
Common stock redeemed and retired................         (10)        --                                    (150)            --
Excess of fair market value over option price of
  non-qualified stock options granted............          --         --                                  36,524             --
Amortization of deferred compensation............          --         --                                      --             --
Net loss for the Year............................          --         --                                      --     (1,092,266)
                                                   ----------    -------    -------    -----------   -----------   ------------
BALANCE--JANUARY 31, 1989........................       1,730          2                               2,304,562     (1,748,257)
Non-qualified stock options exercised............          71         --                                   1,060             --
Common stock redeemed and retired................         (12)        --                                    (175)            --
Excess of fair market value over option price of
  non-qualified stock options granted............          --         --                                 113,037             --
Net proceeds from secondary public stock offering
  in April 1989 at $525.00 per share, less
  issuance cost..................................       2,174          2                                 980,178             --
Amortization of deferred compensation............          --         --                                      --             --
Net loss for the year............................          --         --                                      --     (1,129,477)
                                                   ----------    -------    -------    -----------   -----------   ------------
BALANCE--JANUARY 31, 1990........................       3,963          4                               3,398,662     (2,877,734)
Common stock issued for cash in October 1990
  through January 1991 at $9.00 per share........       5,694          6                                  51,244             --
Excess of fair market value over option price of
  non-qualified stock options granted............          --         --                                  30,635             --
Net loss for the year............................          --         --                                      --       (854,202)
                                                   ----------    -------    -------    -----------   -----------   ------------


                                                       OTHER          TREASURY STOCK                                       TOTAL
                                                   COMPREHENSIVE   --------------------     DEFERRED        NOTE       STOCKHOLDERS'
                                                      INCOME        SHARES      COST      COMPENSATION   RECEIVABLE       EQUITY
                                                   -------------   --------   ---------   ------------   -----------   -------------
Common stock issued for cash in February 1985 at
  $1.50 per share................................    $     --           --    $      --    $      --     $        --   $      1,000
Net earnings for the period from February 15,
  1985 to January 31, 1986.......................                       --           --           --              --          6,512
                                                     --------      -------    ---------    ---------     -----------   ------------
BALANCE--JANUARY 31, 1986........................                       --           --           --              --          7,512
Common stock issued for cash in October 1986 at
  $750.00 per share..............................                       --           --           --              --        500,000
Excess of fair market value over option Price of
  non-qualified stock option granted.............                       --           --           --              --         13,230
Net loss for the year............................                       --           --           --              --        (34,851)
                                                     --------      -------    ---------    ---------     -----------   ------------
BALANCE--JANUARY 31, 1987........................                       --           --           --              --        485,891
Common stock issued in May 1987 at $750.00 per
  share for legal services performed for the
  company........................................                       --           --           --              --          5,000
Net proceeds from initial public stock offering
  in June 1987 at $6,000.00 per share, less
  issuance costs.................................                       --           --           --              --      1,627,833
Non-qualified stock options exercised............                       --           --      (28,188)             --          5,620
Amortization of deferred compensation............                       --           --        7,425              --          7,425
Excess of fair market value over option price of
  non-qualified stock options granted............                       --           --           --              --         75,063
Net loss for the year............................                       --           --           --              --       (627,652)
                                                     --------      -------    ---------    ---------     -----------   ------------
BALANCE--JANUARY 31, 1988........................                       --           --      (20,763)             --      1,579,180
Non-qualified stock options exercised............                       --           --           --              --            256
Stock warrants exercised.........................                       --           --           --              --         12,000
Common stock redeemed and retired................                       --           --           --              --           (150)
Excess of fair market value over option price of
  non-qualified stock options granted............                       --           --           --              --         36,524
Amortization of deferred compensation............                       --           --       19,113              --         19,113
Net loss for the Year............................                       --           --           --              --     (1,092,266)
                                                     --------      -------    ---------    ---------     -----------   ------------
BALANCE--JANUARY 31, 1989........................                       --           --       (1,650)             --        554,657
Non-qualified stock options exercised............                       --           --           --              --          1,060
Common stock redeemed and retired................                       --           --           --              --           (175)
Excess of fair market value over option price of
  non-qualified stock options granted............                       --           --           --              --        113,037
Net proceeds from secondary public stock offering
  in April 1989 at $525.00 per share, less
  issuance cost..................................                       --           --           --              --        980,180
Amortization of deferred compensation............                       --           --        1,650              --          1,650
Net loss for the year............................                       --           --           --              --     (1,129,477)
                                                     --------      -------    ---------    ---------     -----------   ------------
BALANCE--JANUARY 31, 1990........................                       --           --           --              --        520,932
Common stock issued for cash in October 1990
  through January 1991 at $9.00 per share........                       --           --           --              --         51,250
Excess of fair market value over option price of
  non-qualified stock options granted............                       --           --           --              --         30,635
Net loss for the year............................                       --           --           --              --       (854,202)
                                                     --------      -------    ---------    ---------     -----------   ------------

   The accompanying notes are an integral part of the consolidated financial statements.

                              ENDOREX CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
           CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (CONTINUED)

                                                                                                                    (DEFICIT)
                                                                                                                   ACCUMULATED
                                                        COMMON STOCK           PREFERRED STOCK       ADDITIONAL     DURING THE
                                                   ----------------------   ----------------------     PAID-IN     DEVELOPMENT
                                                     SHARES     PAR VALUE    SHARES       VALUE        CAPITAL        STAGE
                                                   ----------   ---------   --------   -----------   -----------   ------------
BALANCE--JANUARY 31, 1991--FORWARD...............       9,657    $    10                             $ 3,480,541   $ (3,731,936)
Common stock issued for cash in February 1991
  through April 1991 at $9.00 per share..........       2,772          3                                  24,947             --
Common stock issued for cash and services in
  November 1991 at $1.50 per share...............      15,333         15                                  22,985             --
Common stock issued for cash and note in December
  1991 at $0.75 per share........................     296,949        297                                 200,018             --
Excess of fair market value over option price of
  non-qualified stock options granted............          --         --                                  16,570             --
Non-qualified stock options exercised............           1         --                                       1             --
Net loss for the year............................          --         --                                      --       (410,149)
                                                   ----------    -------    -------    -----------   -----------   ------------
BALANCE--JANUARY 31, 1992........................     324,712        325                               3,745,062     (4,142,085)
Payment on note receivable.......................          --         --                                      --             --
Net proceeds from secondary public stock offering
  in August 1992 at $112.50 per share, less
  issuance costs.................................      66,666         66                               6,230,985             --
Non-qualified stock options exercised............       2,000          2                                      28             --
Net loss for the year............................          --         --                                      --       (564,173)
                                                   ----------    -------    -------    -----------   -----------   ------------
BALANCE--JANUARY 31, 1993........................     393,378        393                               9,976,075     (4,706,258)
Excess of fair market value over option price of
  non-qualified stock options granted............          --         --                                 126,000             --
Amortization of deferred compensation............          --         --                                      --             --
Non-qualified stock options exercised............          67         --                                      57             --
Collection of note receivable....................          --         --                                      --             --
Net loss for the year............................          --         --                                      --     (1,012,882)
                                                   ----------    -------    -------    -----------   -----------   ------------
BALANCE--JANUARY 31, 1994........................     393,445        393                              10,102,132     (5,719,140)
Acquisition of treasury stock....................          --         --                                      --             --
Forfeiture of non-qualified stock options
  granted........................................          --         --                                 (22,402)            --
Amortization of deferred compensation............          --         --                                      --             --
Net loss for the year............................          --         --                                      --     (1,349,678)
                                                   ----------    -------    -------    -----------   -----------   ------------
BALANCE--JANUARY 31, 1995........................     393,445        393                              10,079,730     (7,068,818)
Acquisition of treasury stock....................          --         --                                      --             --
Forfeiture of non-qualified stock options
  granted........................................          --         --                                  (1,379)            --
Amortization of deferred compensation............          --         --                                      --             --
Net loss for the year............................          --         --                                      --     (1,187,985)
                                                   ----------    -------    -------    -----------   -----------   ------------
BALANCE--JANUARY 31, 1996........................     393,445        393                              10,078,351     (8,256,803)
Common stock issued at $0.975 per share..........     333,333        333                                 324,667             --
Common stock issued at $3.00 per share...........     333,333        333                                 999,667             --
Non-qualified stock options exercised............     145,283        146                                 379,003             --
Net loss for the period..........................          --         --                                      --     (1,962,877)
                                                   ----------    -------    -------    -----------   -----------   ------------


                                                       OTHER          TREASURY STOCK                                       TOTAL
                                                   COMPREHENSIVE   --------------------     DEFERRED        NOTE       STOCKHOLDERS'
                                                      INCOME        SHARES      COST      COMPENSATION   RECEIVABLE       EQUITY
                                                   -------------   --------   ---------   ------------   -----------   -------------
BALANCE--JANUARY 31, 1991--FORWARD...............                       --    $      --    $      --     $        --   $   (251,385)
Common stock issued for cash in February 1991
  through April 1991 at $9.00 per share..........                       --           --           --              --         24,950
Common stock issued for cash and services in
  November 1991 at $1.50 per share...............                       --           --           --              --         23,000
Common stock issued for cash and note in December
  1991 at $0.75 per share........................                       --           --           --         (50,315)       150,000
Excess of fair market value over option price of
  non-qualified stock options granted............                       --           --           --              --         16,570
Non-qualified stock options exercised............                       --           --           --              --              1
Net loss for the year............................                       --           --           --              --       (410,149)
                                                     --------      -------    ---------    ---------     -----------   ------------
BALANCE--JANUARY 31, 1992........................                       --           --           --         (50,315)      (447,013)
Payment on note receivable.......................                       --           --           --          11,300         11,300
Net proceeds from secondary public stock offering
  in August 1992 at $112.50 per share, less
  issuance costs.................................                       --           --           --              --      6,231,051
Non-qualified stock options exercised............                       --           --           --              --             30
Net loss for the year............................                       --           --           --              --       (564,173)
                                                     --------      -------    ---------    ---------     -----------   ------------
BALANCE--JANUARY 31, 1993........................                       --           --           --         (39,015)     5,231,195
Excess of fair market value over option price of
  non-qualified stock options granted............                       --           --     (126,000)             --             --
Amortization of deferred compensation............                       --           --       40,750              --         40,750
Non-qualified stock options exercised............                       --           --           --              --             57
Collection of note receivable....................                       --           --           --          39,015         39,015
Net loss for the year............................                       --           --           --              --     (1,012,882)
                                                     --------      -------    ---------    ---------     -----------   ------------
BALANCE--JANUARY 31, 1994........................                       --           --      (85,250)             --      4,298,135
Acquisition of treasury stock....................                   41,975     (300,000)          --              --       (300,000)
Forfeiture of non-qualified stock options
  granted........................................                       --           --       22,402              --             --
Amortization of deferred compensation............                       --           --       49,348              --         49,348
Net loss for the year............................                       --           --           --              --     (1,349,678)
                                                     --------      -------    ---------    ---------     -----------   ------------
BALANCE--JANUARY 31, 1995........................                   41,975     (300,000)     (13,500)             --      2,697,805
Acquisition of treasury stock....................                   76,667     (143,750)          --              --       (143,750)
Forfeiture of non-qualified stock options
  granted........................................                       --           --        1,379              --             --
Amortization of deferred compensation............                       --           --       12,121              --         12,121
Net loss for the year............................                       --           --           --              --     (1,187,985)
                                                     --------      -------    ---------    ---------     -----------   ------------
BALANCE--JANUARY 31, 1996........................                  118,642     (443,750)          --              --      1,378,191
Common stock issued at $0.975 per share..........                       --           --           --              --        325,000
Common stock issued at $3.00 per share...........                       --           --           --              --      1,000,000
Non-qualified stock options exercised............                       --           --           --              --        379,149
Net loss for the period..........................                       --           --           --              --     (1,962,877)
                                                     --------      -------    ---------    ---------     -----------   ------------

   The accompanying notes are an integral part of the consolidated financial statements.

                              ENDOREX CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
           CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (CONTINUED)

                                                                                                                    (DEFICIT)
                                                                                                                   ACCUMULATED
                                                        COMMON STOCK           PREFERRED STOCK       ADDITIONAL     DURING THE
                                                   ----------------------   ----------------------     PAID-IN     DEVELOPMENT
                                                     SHARES     PAR VALUE    SHARES       VALUE        CAPITAL        STAGE
                                                   ----------   ---------   --------   -----------   -----------   ------------
BALANCE--DECEMBER 31, 1996--FORWARD..............   1,205,394    $ 1,205               $             $11,781,688   $(10,219,680)
Warrants exercised at $1.20 per share............       1,173          1                                   1,407             --
Proceeds on exercise of stock options............          --         --                                   5,000             --
Warrants Issued..................................                                                      5,407,546
Net proceeds from private placement at $2.3125
  per share, less issuance cost..................   8,648,718      8,650                              15,122,943             --
Net loss for the year............................          --         --                                      --     (3,244,326)
                                                   ----------    -------    -------    -----------   -----------   ------------
BALANCE--DECEMBER 31, 1997.......................   9,855,285      9,856                              32,318,584    (13,464,006)
Net proceeds from issuance of common stock and
  warrants.......................................     307,692        308                               1,871,537             --
Proceeds from exercise of stock options..........      25,000         25                                  61,725             --
Purchase and retirement of common stock..........    (133,335)      (134)                               (129,866)
Net proceeds from issuance of Series B Preferred
  Stock at $100 per share........................                            80,100      8,010,000
Accrued preferred stock dividends................                             5,986        598,666      (713,187)
Net loss for the year............................          --         --                                      --    (21,793,170)
                                                   ----------    -------    -------    -----------   -----------   ------------
BALANCE--DECEMBER 31, 1998.......................  10,054,642     10,055     86,086      8,608,666    33,408,793    (35,257,176)
Proceeds from exercise of stock options..........         334          4                                     347             --
Common stock dividends issued....................     819,319        819                               1,535,403     (1,536,222)
Accrued preferred stock dividends................                             6,887        688,634    (1,285,412)
Net loss for the year............................          --         --                                      --     (7,501,019)
                                                   ----------    -------    -------    -----------   -----------   ------------
BALANCE--DECEMBER 31, 1999.......................  10,874,295     10,878     92,973      9,297,300    33,659,131    (44,294,417)
Net proceeds from private placement at $4.725 per
  share, less issuance cost......................   1,809,520      1,810                               7,772,738
Issuance of options issued in exchange for
  financial advisory services....................                                                         87,373
Issuance of options issued in exchange for
  consulting services............................                                                         12,787
Amortization of deferred compensation............
Proceeds from exercise of stock options..........      71,722         69                                 215,685
Non-cash exercise of warrants....................     104,963        104                                    (104)
Accrued preferred stock dividends................                             7,437        743,700    (1,382,200)
Unrealized gain on marketable securities.........
Net loss for the year............................                                                                    (4,795,693)
Comprehensive loss...............................
                                                   ----------    -------    -------    -----------   -----------   ------------
BALANCE--DECEMBER 31, 2000.......................  12,860,500    $12,861    100,410    $10,041,000   $40,365,410   $(49,090,110)
                                                   ==========    =======    =======    ===========   ===========   ============


                                                       OTHER          TREASURY STOCK                                       TOTAL
                                                   COMPREHENSIVE   --------------------     DEFERRED        NOTE       STOCKHOLDERS'
                                                      INCOME        SHARES      COST      COMPENSATION   RECEIVABLE       EQUITY
                                                   -------------   --------   ---------   ------------   -----------   -------------
BALANCE--DECEMBER 31, 1996--FORWARD..............                  118,642    $(443,750)   $      --     $        --   $  1,119,463
Warrants exercised at $1.20 per share............                       --           --           --              --          1,408
Proceeds on exercise of stock options............                       --           --           --              --          5,000
Warrants Issued..................................                                                                         5,407,546
Net proceeds from private placement at $2.3125
  per share, less issuance cost..................                       --           --           --              --     15,131,593
Net loss for the year............................                       --           --           --              --     (3,244,326)
                                                     --------      -------    ---------    ---------     -----------   ------------
BALANCE--DECEMBER 31, 1997.......................                  118,642     (443,750)          --              --     18,420,684
Net proceeds from issuance of common stock and
  warrants.......................................                       --           --           --              --      1,871,845
Proceeds from exercise of stock options..........                       --           --           --              --         61,750
Purchase and retirement of common stock..........                                                                          (130,000)
Net proceeds from issuance of Series B Preferred
  Stock at $100 per share........................                                                                         8,010,000
Accrued preferred stock dividends................                                                                          (114,521)
Net loss for the year............................                       --           --           --              --    (21,793,170)
                                                     --------      -------    ---------    ---------     -----------   ------------
BALANCE--DECEMBER 31, 1998.......................                  118,642     (443,750)          --              --      6,326,588
Proceeds from exercise of stock options..........                       --           --           --              --            351
Common stock dividends issued....................                                                                                --
Accrued preferred stock dividends................                                                                          (596,778)
Net loss for the year............................                       --           --           --              --     (7,501,019)
                                                     --------      -------    ---------    ---------     -----------   ------------
BALANCE--DECEMBER 31, 1999.......................                  118,642     (443,750)          --              --     (1,770,858)
Net proceeds from private placement at $4.725 per
  share, less issuance cost......................                                                                         7,774,548
Issuance of options issued in exchange for
  financial advisory services....................                                            (87,373)                            --
Issuance of options issued in exchange for
  consulting services............................                                            (12,787)                            --
Amortization of deferred compensation............                                             95,307                         95,307
Proceeds from exercise of stock options..........                                                                           215,754
Non-cash exercise of warrants....................                                                                                --
Accrued preferred stock dividends................                                                                          (638,500)
Unrealized gain on marketable securities.........          75                                                                    75
Net loss for the year............................                                                                        (4,795,693)
Comprehensive loss...............................                                                                        (4,795,618)
                                                     --------      -------    ---------    ---------     -----------   ------------
BALANCE--DECEMBER 31, 2000.......................    $     75      118,642    $(443,750)   $  (4,853)    $        --   $    880,633
                                                     ========      =======    =========    =========     ===========   ============

   The accompanying notes are an integral part of the consolidated financial statements.

                              ENDOREX CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                      CONSOLIDATED STATEMENTS OF CASH FLOW

                                                                                              CUMULATIVE PERIOD
                                                                                              FEBRUARY 15, 1985
                                                               YEAR ENDED      YEAR ENDED       (INCEPTION) TO
                                                              DECEMBER 31,    DECEMBER 31,       DECEMBER 31,
                                                                  2000            1999               2000
                                                              -------------   -------------   ------------------
OPERATING ACTIVITIES:
  Net Loss..................................................  $ (4,795,693)    $(7,501,019)      $(47,553,888)
  Adjustments to reconcile net loss to cash used in
    operating activities:
    Depreciation and amortization...........................       156,856         153,894          1,374,580
    Gain on sale of marketable Securities--available for
      sale..................................................            --        (110,244)          (110,244)
    Noncash stock compensation..............................        95,307                            755,773
    Equity in losses from joint ventures....................     2,682,368       2,865,908         22,646,251
      Amortization of fair value of warrants................            --       1,253,856          3,307,546
    Gain on sale of assets..................................            --          (3,790)            (4,530)
    Write off patent issuance cost..........................            --         327,078            439,725
  Changes in assets and liabilities:
    Restricted cash.........................................            --         500,000                 --
    Receivable from related party...........................       (92,199)        (34,339)          (126,538)
    Prepaid expenses........................................         9,404          (2,446)           (58,803)
    Accounts payable and accrued expenses...................       145,551         188,503            732,410
    Accrued compensation....................................       (37,303)        (56,509)           147,205
    Due to joint ventures...................................    (1,613,988)        442,333           (671,655)
                                                              ------------     -----------       ------------
        Total adjustments...................................     1,345,996       5,524,244         28,431,720
                                                              ------------     -----------       ------------
NET CASH USED IN OPERATING ACTIVITIES.......................    (3,449,697)     (1,976,775)       (19,122,168)

INVESTING ACTIVITIES:
  Patent issuance cost......................................       (82,712)       (152,530)          (759,225)
  Investment in joint ventures..............................            --      (2,465,408)       (19,963,883)
  Organizational costs incurred.............................            --              --               (135)
  Purchases of leasehold improvements.......................            --         (20,054)          (695,613)
  Purchases of office and lab equipment.....................       (86,185)       (107,873)          (997,461)
  Proceeds from assets sold.................................            --           3,790              4,790
  Purchases of marketable securities--available for sale....    (5,390,981)     (4,663,099)       (11,004,080)
  Proceeds from sale of marketable securities--available for
    sale....................................................     6,923,919       2,175,496          9,099,415
                                                              ------------     -----------       ------------
NET CASH USED IN INVESTING ACTIVITIES.......................     1,364,041      (5,229,678)       (24,316,192)

FINANCING ACTIVITIES:
  Net proceeds from issuance of common stock................     7,774,548              --         37,799,270
  Net proceeds from issuance of preferred stock.............            --              --         16,325,712
  Proceeds from exercise of options.........................       215,754             351            417,092
  Proceeds from borrowings under line of credit.............        45,621          95,774          1,196,534
  Repayment of borrowings under line of credit..............      (114,907)        (96,181)          (873,579)
  Proceeds from notes payable...............................            --              --            342,300
  Payments on notes payable.................................            --              --           (342,300)
  Repayment of long-term note receivable....................            --              --             50,315
  Repayment of note payable issued in exchange for legal
    service.................................................            --              --            (71,968)
  Purchase and retirement of common stock...................            --              --           (130,000)
  Purchase of treasury stock................................            --              --           (443,750)
                                                              ------------     -----------       ------------
NET CASH PROVIDED BY(USED IN) FINANCING ACTIVITIES..........     7,921,016             (56)        54,269,626
                                                              ------------     -----------       ------------
NET INCREASE(DECREASE) IN CASH AND CASH EQUIVALENTS.........     5,835,360      (7,206,509)        10,831,266
CASH AND CASH EQUIVALENTS--BEGINNING OF PERIOD..............     4,995,906      12,202,415                 --
                                                              ------------     -----------       ------------
CASH AND CASH EQUIVALENTS--END OF PERIOD....................  $ 10,831,266     $ 4,995,906       $ 10,831,266
                                                              ============     ===========       ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW:
  Cash paid for interest....................................  $     51,889     $    51,950       $    160,341
NON-CASH TRANSACTIONS
  Issuance of common stock dividends in kind................  $         --     $ 1,536,223       $  1,536,223
  Issuance of preferred stock dividends in kind.............     1,382,200       1,285,413          3,380,800

   The accompanying notes are an integral part of the consolidated financial statements

                              ENDOREX CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  ORGANIZATION AND NATURE OF OPERATIONS

    BASIS OF PRESENTATION--Endorex Corporation (Endorex, or the Company) and Subsidiaries was incorporated in January 1987 as ImmunoTherapeutics, Inc, a wholly owned subsidiary of BiologicalTherapeutics, Inc. ("BTI"). BTI was incorporated on December 19, 1984 and commenced operations on February 15, 1985 {inception date}. On March 30, 1987 BTI was merged into Endorex. The Company's financial statements include the accounts of the predecessor, BTI, for all periods presented. In October 1996 Endorex formed its first subsidiary, Orasomal Technologies, Inc. ("Orasomal"), and in July 1997, formed a second subsidiary, Wisconsin Genetics, Inc. ("WGI").

    NATURE OF BUSINESS--Endorex is a development stage, drug delivery company. The Company's core drug delivery technology focuses on oral/mucosal delivery of drugs and vaccines previously delivered only by injection. The Company's Orasome-TM- system utilizes technology licensed from MIT to develop the oral/mucosal delivery of vaccines, proteins and peptides.

    In 1998 the Company formed two joint ventures with Elan Corporation, plc ("Elan"), one of the world's leading drug delivery companies. The purpose of the first joint venture, InnoVaccines Corporation ("InnoVaccines"), is to research, develop, and commercialize novel delivery systems for the human and veterinary vaccine markets. The second joint venture, Endorex Newco, LTD. ("Newco"), focuses on the utilization of the MEDIPAD-Registered Trademark- microinfusion pump, developed by Elan, to deliver iron chelators for the treatment of a series of genetic blood disorders known as iron overload disorders.

2.  DEVELOPMENT STAGE ENTERPRISE

    The Company's activities to date principally have been conducting research and development in conjunction with developing new products. Consequently, as shown in the accompanying financial statements, the Company has not realized substantial revenue and has a deficit accumulated during the development stage for the period from inception, February 15, 1985 through December 31, 2000 of $49.1 million. The company will continue to be a development stage company, as defined in Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises", until it begins normal operations with revenue.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    PRINCIPLES OF CONSOLIDATION--The consolidated financial statements include Endorex and its subsidiaries, Orasomal and WGI. All significant intercompany accounts and transactions have been eliminated in consolidation.

    SEGMENT AND GEOGRAPHIC INFORMATION--The Company operates in the biotechnology drug delivery industry and do not have reportable operating segments as defined by Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information."

    EQUITY METHOD ACCOUNTING FOR INVESTMENTS IN COMMON STOCK--The Company accounts for investments in common stock of non-controlled entities (i.e., InnoVaccines and Newco joint ventures) using the equity method, in accordance with Accounting Principles Board Opinion (APB) No. 18. The Company discontinues application of the equity method when the investment is reduced to zero and does not provide for additional losses, provided that the Company has not guaranteed the obligations

                              ENDOREX CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) of the investee and is not otherwise committed to provide further financial support for the investee. See Note 4 for a description of the Company's investment in joint ventures.

    CASH AND CASH EQUIVALENTS--The Company considers all highly liquid investments with a maturity of 90 days or less when purchased to be cash equivalents.

    MARKETABLE SECURITIES--Marketable securities are comprised of high-grade commercial paper and short-term government agency notes that have maturities ranging from three to twelve months from the purchase date. The fair value of marketable securities classified as available for sale approximates the carrying value of these assets at December 31, 2000 and 1999 due to the short maturity of the instruments.

    RESEARCH AND DEVELOPMENT COSTS--Expenditures for research and development activities are charged to operations as incurred.

    PATENT COSTS--Patent costs, principally legal fees, are capitalized and, upon issuance of the patent, are amortized on a straight-line basis over the estimated useful life of the patent or the estimated remaining economic life.

    IMPAIRMENT OF LONG-LIVED ASSETS--Equipment, leasehold improvements and intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected undiscounted cash flows is less than the carrying value of the related asset or group of assets, a loss is recognized for the difference between the fair value and the carrying value of the related asset or group of assets. Such analyses necessarily involve significant judgement.

    NET LOSS PER SHARE--In accordance with generally accepted accounting principles, basic and diluted net loss per share has been computed using the weighted-average number of shares of common stock outstanding during the respective periods. The effect of stock options, warrants and convertible preferred stock is antidilutive for all periods presented.

    INCOME TAXES--Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the current tax payable for the period plus or minus the change during the period in deferred tax assets and liabilities. No current or deferred income taxes have been provided through December 31, 2000 because of the net operating losses incurred by the Company since its inception.

    STOCK BASED COMPENSATION--The Company accounts for stock-based compensation for awards to employees using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and has adopted the disclosure only alternative of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (FAS 123). Stock compensation expense for options granted to nonemployees has been determined in accordance with FAS 123 and EITF 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services," and represents the fair value of the consideration received, or the fair value of the equity instruments

                              ENDOREX CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) issued, whichever may be more reliably measured. For options that vest over future periods, the fair value of options granted to non-employees is periodically remeasured as the underlying value of the securities changes.

    FAIR VALUE OF FINANCIAL INSTRUMENTS--Generally accepted accounting principles require that fair values be disclosed for most of the company's financial instruments. The carrying amounts of the Company's financial instruments, which include cash and cash equivalents, marketable securities, receivables from related party, current liabilities and capital lease obligations are considered to be representative of their respective fair values.

    USE OF ESTIMATES--The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

    RISK AND UNCERTAINTIES--The Company is subject to risks common to companies in the biotechnology industry, including, but not limited to, litigation, product liability, development of new technological innovations, dependence on key personnel, protections of proprietary technology, and compliance with FDA regulations.

    RECLASSIFICATIONS--Certain reclassifications have been made to the 1999 financial statements to conform to the 2000 presentation.

    NEW ACCOUNTING PRONOUNCEMENTS--In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 133 (SFAS No. 133), "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS No. 133, as amended, will be effective for the Company on January 1, 2001 and requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The Company does not expect the effect of adopting the provisions of SFAS no. 133 to have a significant impact on its financial position or results of operations.

4.  INVESTMENT IN JOINT VENTURES

    In 1998 Endorex formed two joint ventures with Elan as follows:

INNOVACCINES CORPORATION

    InnoVaccines was established in January 1998 pursuant to agreements between Endorex and Elan. At closing, the Company issued to Elan International
Services, Ltd. ("EIS") 307,692 shares of Endorex common stock and a six-year warrant for the purchase an additional 230,770 shares of Endorex common stock at an exercise price of $10.00 per share for an aggregate purchase price of $2.0 million. In addition, EIS purchased $8.0 million of Endorex Series B convertible preferred stock, which is convertible into Endorex common stock at a price of $7.38 per share, subject to adjustment. The Series B convertible preferred stock pays an 8% annual in-kind dividend, which was $743,700 and $688,634 in 2000 and 1999, respectively.

                              ENDOREX CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4.  INVESTMENT IN JOINT VENTURES (CONTINUED)
    InnoVaccines is owned 80.1% by Endorex and 19.9% by Elan. Although Endorex is the majority shareholder, the joint development agreement of InnoVaccines gives management participation to both Endorex and Elan equally. Therefore, because the minority shareholder, Elan, has substantive participating veto rights, Endorex accounts for its investment in the joint venture using the equity method of accounting, in accordance with EITF-96-16 "Investor's Accounting for an Investee, When the Investor Has a Majority of the Voting Interest but the Minority Shareholder of Shareholders Have Certain Approval or Veto Rights". InnoVaccines licensed certain technology from Elan and certain other technology from Orasomal. Endorex and Elan originally invested $8.0 and $2.0 million in the joint venture, respectively.

    At closing, InnoVaccines paid Elan an initial $10.0 million license payment. Elan may receive future milestone payments and royalties based on the joint venture's performance. As the technology did not yet represent a commercial product, the joint venture recorded an expense in 1998 for the initial license fee. The Company recorded its $8.0 million share of the license fee expense in accordance with the equity method.

    Orasomal sub-licensed to InnoVaccines oral vaccine rights to its proprietary Orasome polymerized liposome technology exclusively licensed from MIT. In consideration of the license, Orasomal may receive milestone payments and royalties.

    The InnoVaccines joint venture entity contracts with both Endorex and Elan, which perform research and development on behalf of the joint venture. Elan and Endorex each funded research and development related to InnoVaccines technology equally from the inception of the joint venture through March 31, 1999, in accordance with the joint development and operating agreement. Such payments were not funded through the joint venture and Endorex expensed the payments. Subsequent to April 1, 1999, Endorex and Elan are responsible for funding joint venture expenditures in proportion to their respective ownership levels through the joint venture entity (as a loan). During the years ended December 31, 2000 and 1999, Endorex incurred research and development and general and administrative expenditures aggregating $1.7 and $1.5 million, respectively, which were billed to InnoVaccines.

    Endorex has a payable due to the joint venture of approximately
$1.7 million as of December 31, 2000, which consists of Endorex's share of the joint venture's net losses to date in excess of Endorex's initial investment less amounts billed by the Company to the joint venture. The InnoVaccines joint venture has a payable due to Elan of $1.7 million, representing the amount Elan has contributed to InnoVaccines in excess of its funding obligation.

    Endorex and Elan also incurred $677,000 and $870,000 of expenditures during the years ended December 31, 2000 and 1999, respectively, related to certain licenses that Endorex and Elan acquired for further development on behalf of InnoVaccines. Elan and Endorex each agreed to pay 50% of the license costs outside of the joint venture entity. The receivable from related party of $126,538 and $34,339 at December 31, 2000 and 1999, respectively, on the accompanying consolidated balance sheets represent reimbursements not yet received from Elan. The Company's portion of the license costs have been included in equity in losses from joint ventures in the accompanying statements of operations. These amounts were not capitalized, because the technology does not yet represent a commercial product.

                              ENDOREX CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4.  INVESTMENT IN JOINT VENTURES (CONTINUED)
ENDOREX NEWCO, LTD.

    Newco was established in October 1998 pursuant to agreements between Endorex and Elan. At closing, Endorex and EIS purchased $8.4 million and $2.1 million of Newco's common stock, respectively. In addition, Elan purchased $8,410,500 of Endorex Series C Convertible Preferred Stock. The Series C Preferred Stock is exchangeable at Elan's option for an additional 30.1% ownership interest of Newco's common stock, or it may be converted into Endorex's common stock at a price of $8.86 per share. The Series C Preferred Stock pays a 7% annual in-kind dividend, which was $638,500 and $596,778 in 2000 and 1999, respectively.

    Newco is owned 80.1% by Endorex and 19.9% by EIS. Although Endorex is the majority shareholder, the joint development agreement of Newco gives management participation to both Endorex and Elan equally. Therefore, because the minority shareholder, Elan, has substantive participating veto rights, Endorex accounts for its investment in the joint venture using the equity method of accounting in accordance with EITF-96-16. At closing, Newco paid Elan an initial
$10.0 million license payment. Because the technology did not represent a commercial product, Newco recorded an expense in 1998 for the initial license fee expense. The Company recorded its $8.0 million share of the license fee in accordance with the equity method. Elan may also receive future milestone payments and royalties based on Newco's performance.

    In consideration of the license fee, Newco has obtained an exclusive worldwide license to the MEDIPAD drug delivery system developed by Elan with two drugs. Newco is focusing on development of the first of those drugs, Norditropin, an iron chelator for the treatment of a series of genetic blood disorders known as iron overload disorders. MEDIPAD is a lightweight, microinfusion pump, which combines the simplicity of a patch with the extensive delivery capabilities of an infusion pump.

    The Newco joint venture entity contracts with both Endorex and Elan, which perform research and development on behalf of the joint venture. During 2000 and 1999, Elan and Endorex were required to fund Newco expenditures according to their respective ownership interests. Endorex may choose to borrow from a multi-draw convertible note with Elan to fund its portion of Newco's research and development expenses. Through December 31, 2000, no amounts have been borrowed under this note.

    During the years ended December 31, 2000 and 1999, Endorex incurred research and development and general and administrative expenditures aggregating $42,000 and $148,000, respectively, related to the joint venture and billed to Newco. Endorex has a payable due to Newco of $334,000 at December 31, 2000, which consists of Endorex's initial investment less amounts billed by the Company to the joint venture.

                              ENDOREX CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4.  INVESTMENT IN JOINT VENTURES (CONTINUED)
UNAUDITED CONDENSED FINANCIAL STATEMENTS FOR UNCONSOLIDATED JOINT VENTURES

    Condensed, unaudited financial statement information of the joint ventures is stated below. The joint ventures had no revenues in any period.

                                                           DECEMBER 31,
                                                     -------------------------
                                                        2000          1999
                                                     -----------   -----------
InnoVaccines net loss..............................  $(3,466,101)  $(2,679,643)
Newco net loss.....................................     (168,945)     (682,902)
                                                     -----------   -----------
Total net loss.....................................  $(3,635,046)  $(3,362,545)
                                                     ===========   ===========
Reconciliation of joint venture net losses to
  equity in losses from joint ventures:
Total joint venture net losses.....................  $(3,635,046)  $(3,362,545)
  Endorex mark up(a)...............................      617,925       509,683
  Elan Minority Interest...........................      723,374       669,146
  InnoVaccine license costs incurred by Endorex,
    outside of joint venture.......................     (388,621)     (682,192)
                                                     -----------   -----------
  Equity in losses from joint ventures.............  $(2,682,368)  $(2,865,908)
                                                     ===========   ===========

------------------------

(a) The Company invoices the joint venture at cost, plus a mark-up that is agreed to by Elan, which is intended to approximate overhead costs.

5.  LEASEHOLD IMPROVEMENTS AND EQUIPMENT

    Office and lab equipment is stated at cost. Depreciation is computed on a straight-line basis over five years. Leasehold improvements are amortized utilizing the straight-line method over the term of the lease. Depreciation expense was $151,024 and $138,582 and for the periods ended December 31, 2000 and 1999, respectively. Leasehold improvements and equipment consisted of the following at December 31:

                                                          2000         1999
                                                       ----------   ----------
Leasehold improvements...............................  $  255,888   $  255,888
Laboratory equipment.................................     786,902      730,803
Office equipment.....................................     141,438      111,302
                                                       ----------   ----------
                                                        1,184,228    1.097,993
Accumulated depreciation.............................    (800,066)    (649,042)
                                                       ----------   ----------
                                                       $  384,162   $  448,951
                                                       ==========   ==========

6.  LINES OF CREDIT

    On December 31, 1998, Endorex obtained a $750,000 equipment financing line with Finova Technology Financing, Inc. ("Finova"). At December 31, 2000, approximately $503,000 has been used to finance equipment and leasehold improvements under capital leases (see Note 10). Interest rates for each draw are based upon a base interest rate of 7.4%, plus an index rate equivalent to the highest yield published for three-year United States Treasury Notes two days prior to the loan draw. The

                              ENDOREX CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

6.  LINES OF CREDIT (CONTINUED)
aggregate interest rates incurred to date range from 12.15% to 13.82%. Draws are payable in monthly installments over a period of 48 months, with a final payment in June 2004.

    On May 19, 1997, Endorex entered into a senior line of credit agreement with The Aries Funds, two of the Company's major stockholders, to borrow up to $500,000 (the "Bridge Loan"). During 1997, the Company paid the outstanding principal and interest on the Bridge Loan. In partial consideration of the Bridge Loan, the Company granted warrants to purchase an aggregate of 66,668 shares of common stock at an initial exercise price equal to $2.3125 per share. The warrant exercise price and the number of shares that can be purchased are subject to adjustment in certain circumstances. The warrants are exercisable until May 19, 2002.

7.  STOCKHOLDERS' EQUITY

    Private Placements--In April 2000, the Company issued and sold an aggregate of 1,809,520 shares of common stock. Gross proceeds of these issuances were $8.6 million with net proceeds, after deducting commissions and expenses, of $7.8 million.

    In connection with the April 2000 private placement, the Company issued warrants to the investors for the purchase of 452,383 shares of its common stock. The warrants issued to these investors are immediately exercisable at $5.91 per share and expire in April 2005. Also, as part of the compensation received by Paramount Capital, Inc. ("Paramount") for its assistance in the private placement, Paramount received warrants to purchase 226,190 shares of Endorex common stock. These warrants are immediately exercisable at $5.25 per share, expire in October 2007 and may be called if the closing bid price of the common stock equals or exceeds $13.125 per share for at least 20 consecutive trading days.

    During 1997, the Company issued and sold an aggregate of 8,648,718 shares of common stock to certain accredited investors. The gross proceeds of these issuances were $20 million with net proceeds, after deducting commissions and expenses, of $15.1 million.

    In connection with the 1997 private placement, the Company issued warrants for the purchase of 864,865 shares of Endorex common stock at an exercise price of $2.54375 per share to Paramount, the placement agent, and certain of its affiliates and employees. The Company also issued warrants to purchase 1,297,297 shares of Endorex common stock at an exercise price of $2.54375 per share to certain employees of Paramount. The estimated fair value at the warrants' grant date was $3.16 million, which was recorded as a deferred cost and amortized to expense over two years, the term of the agreement. The warrants are exercisable and expire on April 16, 2003. Through December 31, 2000, 148,161 warrants have been exercised.

    Common Stock Dividend--The terms of the 1997 private placement also included 5%, semi-annual dividends payable in additional shares of common stock based on the number of shares held as of the record date, including previous dividend distributions. The first and second semi-annual common stock dividends were payable to holders of stock with dividend rights as of the record date of April 16, 1999 and October 16, 1999, respectively. The Company distributed the first and second dividends on June 1, 1999 and November 16, 1999, respectively. No dividends were paid during 2000; dividend rights were terminated effective March 20, 2000.

                              ENDOREX CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

8.  STOCK OPTION PLANS

    The Amended and Restated 1995 Omnibus Plan ("the Plan") is intended to promote Endorex's interests by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company as an incentive for them to remain in the service of the Company. The Plan is divided into three separate equity programs: 1) the Discretionary Option Grant Program, under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of common stock, 2) the Salary Investment Option Grant Program, under which eligible employees may elect to have a portion of their base salary invested each year in options to purchase shares of common stock, 3) the Automatic Option Grant Program, under which eligible non-employee Board members will automatically receive options at periodic intervals to purchase shares of common stock, and 4) the Director Fee Option Grant Program, under which non-employee Board members may elect to have all, or any portion, of their annual retainer fee otherwise payable in cash applied to a special option grant.

    The Board of Directors' Compensation Committee determines the terms of the options, including vesting periods. No one person participating in the Plan may receive options and separately exercisable stock appreciation rights for more than 750,000 shares of common stock per calendar year.

    As permitted by Statement of Financial Accounting Standards No. 123, "Accounting For Stock-Based Compensation" (SFAS No. 123), the Company follows Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", in accounting for its stock option plans. Had the Company accounted for its stock option plans based on the fair value at the grant date for options granted under the plan, based on provisions of SFAS 123, the Company's pro forma net loss and pro forma net loss per share would have increased by approximately $0.1 million, or $.01 per share, and $0.4 million, or $0.03 per share, for 2000 and 1999, respectively. Net loss and net loss per share would have increased as follows:

                                                                 2000          1999
                                                              -----------   -----------
Net loss applicable to common stockholders:
  As reported...............................................  $(6,177,893)  $(8,786,431)
  Pro forma.................................................   (6,325,952)   (9,118,581)
Basic and diluted net loss per share applicable to common
  stockholders
  As reported...............................................  $     (0.51)  $     (0.82)
  Pro forma.................................................        (0.52)        (0.85)

    The weighted average fair value of options granted with an exercise price equal to the fair market value of the stock was $0.75 and $1.45 for 2000 and 1999, respectively.

    The fair value of options in accordance with SFAS 123 was estimated using the Black-Scholes option-pricing model and the following weighted-average assumptions: dividend yield 0%, expected life of four years, volatility of 102% and 139% in 2000 and 1999, respectively and average risk-free interest rates in 2000 and 1999 of 5.5% and 5.63%, respectively.

                              ENDOREX CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

8.  STOCK OPTION PLANS (CONTINUED)
    Option activity for the periods ended December 31, 2000 and 1999 was as follows:

                                                                 WEIGHTED AVERAGE
                                                                     OPTIONS
                                                      OPTIONS     EXERCISE PRICE
                                                     ---------   ----------------
Balance at December 31, 1998.......................  1,460,776        $3.18
Granted............................................    229,000         1.93
Exercised..........................................       (334)        1.05
Forfeited..........................................   (117,940)        5.11
                                                     ---------        -----
Balance at December 31, 1999.......................  1,571,502         2.82
Granted............................................    176,500         3.78
Exercised..........................................    (71,722)        3.01
Forfeited..........................................   (157,155)        4.76
                                                     ---------        -----
Balance at December 31, 2000.......................  1,519,125        $2.73
                                                     =========        =====

    The weighted average exercise price, by price range, for all outstanding options as of December 31, 2000 is:

                                        WEIGHTED AVERAGE
                                           REMAINING
                                          CONTRACTUAL      OUTSTANDING      OPTIONS
                                              LIFE           OPTIONS     EXCERCISEABLE
                                        ----------------   -----------   -------------
Price Range $1.38 - $2.54.............     8.2 years        1,272,625      1,059,248
Price Range $3.25 - $4.88.............     9.2 years          161,500         22,800
Price Range $5.50 - $6.75.............     7.0 years           85,000         85,000
                                                            ---------      ---------
                                                            1,519,125      1,167,048
                                                            =========      =========

9.  INCOME TAXES

    The types of temporary differences between tax bases of assets and liabilities and their financial reporting amounts that give rise to the deferred tax asset (liability) and their approximate tax effects are as follows:

                                                   DECEMBER 31
                                                       2000           1999
                                                   ------------   ------------
Deferred tax assets:
  Net operating loss carryforwards...............  $  5,858,000   $  5,414,000
  Research and development credit carryforward...       618,000        618,000
  Licensing fees--amortization...................     4,778,000      5,045,000
  Other..........................................        98,000        108,000
                                                   ------------   ------------
                                                     11,352,000     11,185,000
Valuation allowance..............................   (11,352,000)   (11,185,000)
                                                   ------------   ------------
Net deferred tax assets..........................  $         --   $         --
                                                   ============   ============

    At December 31, 2000, the Company had net operating loss carryforwards of approximately $17 million for U.S. Federal and state tax purposes, which expire beginning in 2007. In the event of a change in ownership greater than 50% in a three-year period, utilization of the net operating losses

                              ENDOREX CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

9.  INCOME TAXES (CONTINUED)
may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986 and similar state provisions

10.  LEASE COMMITMENTS

    The Company leases executive offices and research facilities under operating leases, which provide for annual minimum rent and additional rent based on increases in operating costs and real estate taxes. Rental expense was $59,318 during 2000 and $83,153 during 1999.

    Future minimum lease payments under capital leases and non-cancelable operating leases with initial terms of one year or more consisted of the following at December 31, 2000:

                                                          CAPITAL    OPERATING
                                                           LEASES     LEASES
                                                          --------   ---------
2001....................................................  $151,965   $ 55,632
2002....................................................   179,886     57,300
2003....................................................    35,835     59,018
2004....................................................    10,619         --
Thereafter..............................................        --         --
                                                          --------   --------
Total Minimum Lease Payments............................  $378,305   $171,950
                                                          ========   ========
Amount representing interest............................   (55,350)
Present value of net minimum lease payments, including
  current portion.......................................  $322,955
                                                          ========

    At December 31, 2000, the gross amount of equipment and leasehold improvements recorded under capital leases and related accumulated amortization was approximately, $503,088 and $206,842, respectively.

                              ENDOREX CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)


                          CONSOLIDATED BALANCE SHEETS


                                  (UNAUDITED)



                                                                JUNE 30,     DECEMBER 31,
                                                                  2001           2000
                                                              ------------   -------------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $  9,808,676   $ 10,831,266
  Marketable securities--available for sale.................             0      2,014,984
  Related party receivable..................................        26,745        126,538
  Prepaid expenses..........................................        52,930         58,803
                                                              ------------   ------------
    Total current assets....................................     9,888,351     13,031,591
Leasehold improvements and equipment, net of accumulated
  amortization of $883,409..................................       407,373        384,162
Patent issuance costs, net of accumulated amortization of
  $13,030...................................................       281,845        253,705
Other Assets:
  Prepaid Acquisition Cost..................................     1,004,608              0
                                                              ------------   ------------
TOTAL ASSETS................................................  $ 11,582,177   $ 13,669,458
                                                              ============   ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses.....................  $    674,319   $    642,440
  Accrued compensation......................................       174,616        147,205
  Due to joint ventures.....................................     2,285,831      2,010,713
  Current portion of line of credit.........................       126,611        118,793
                                                              ------------   ------------
    Total current liabilities...............................     3,261,377      2,919,151
Long-term liabilities:
  Long-term portion of line of credit.......................       162,754        204,162
                                                              ------------   ------------
    Total long-term liabilities.............................       162,754        204,162
                                                              ------------   ------------
    Total Liabilities.......................................     3,424,131      3,123,313

Series C exchangeable convertible preferred stock, $.05 par
  value. Authorized 200,000 shares; 97,603 issued and
  outstanding at liquidation value..........................    10,004,315      9,665,512

Stockholders' equity:
  Preferred stock, $.001 par value. Authorized 4,600,000
    shares; none issued and outstanding.....................            --             --
  Series B convertible preferred stock, $.05 par value.
    Authorized 200,000 shares; 100,410 issued & outstanding
    at liquidation value....................................    10,439,339     10,041,000
  Common stock, $.001 par value. Authorized 50,000,000
    shares; 12,860,500 issued, and 12,741,858 outstanding...        12,861         12,861
  Additional paid-in capital................................    39,633,107     40,365,410
  Unearned compensation.....................................        (6,350)        (4,853)
  Deficit accumulated during the development stage..........   (51,481,746)   (49,090,110)
  Unrealized gain/(loss) on marketable securities...........           270             75
                                                              ------------   ------------
                                                                (1,402,519)     1,324,383
  Less: Treasury stock, at cost, 118,642 shares.............      (443,750)      (443,750)
                                                              ------------   ------------
    Total Stockholders' Equity..............................    (1,846,269)       880,633
                                                              ------------   ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..................  $ 11,582,177   $ 13,669,458
                                                              ============   ============


           See accompanying condensed notes to financial statements.

                              ENDOREX CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)


                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                  (UNAUDITED)


                                                                                    CUMULATIVE FROM
                                                      SIX MONTHS ENDED JUNE 30,    FEBRUARY 15, 1985
                                                      -------------------------   (DATE OF INCEPTION)
                                                         2001          2000        TO JUNE 30, 2001
                                                      -----------   -----------   -------------------
Revenue:
  SBIR contract revenue.............................  $        --   $        --        $    100,000
Expenses:
  SBIR contract research and development............           --            --              86,168
  Proprietary research and development..............    1,171,494       468,193          16,004,499
  General and administrative........................      908,269       981,521          13,980,313
                                                      -----------   -----------        ------------
Total operating expenses............................    2,079,763     1,449,714          30,070,980
                                                      -----------   -----------        ------------
Loss from operations................................   (2,079,763)   (1,449,714)        (29,970,980)
Equity losses in joint ventures.....................     (577,661)   (1,578,856)        (23,223,912)
Other income........................................       (1,575)           --             253,725
Interest income.....................................      294,685       320,965           3,336,274
Interest expense....................................      (27,321)      (23,019)           (340,630)
                                                      -----------   -----------        ------------
Net loss............................................   (2,391,635)   (2,730,624)        (49,945,523)
Preferred stock dividends...........................     (737,142)     (687,378)         (4,117,942)
                                                      -----------   -----------        ------------
Net loss available to common stockholders...........  $(3,128,777)  $(3,418,002)       $(54,063,465)
                                                      ===========   ===========        ============
Basic and diluted net loss per share available to
  common stockholders...............................  $     (0.25)  $     (0.29)       $     (15.83)
Basic and diluted weighted average common shares
  outstanding.......................................   12,741,858    11,646,663           3,416,117

           See accompanying condensed notes to financial statements.

                              ENDOREX CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)


                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                  (UNAUDITED)


                                                               THREE MONTHS ENDED JUNE 30,
                                                              -----------------------------
                                                                  2001            2000
                                                              -------------   -------------
Revenue:
  SBIR contract revenue.....................................   $        --     $        --

Expenses:
  SBIR contract research and development....................            --              --
  Proprietary research and development......................       585,642         217,112
  General and administrative................................       439,515         615,559
                                                               -----------     -----------
Total operating expenses....................................     1,025,157         832,671
                                                               -----------     -----------
Loss from operations........................................    (1,025,157)       (832,671)
Equity losses in joint ventures.............................      (260,603)       (648,779)
Other income................................................            --              --
Interest income.............................................       120,317         198,165
Interest expense............................................       (16,728)        (11,221)
                                                               -----------     -----------
Net loss....................................................    (1,182,171)     (1,294,506)
Preferred stock dividends...................................      (370,608)       (342,747)
                                                               -----------     -----------
Net loss available to common stockholders...................   $(1,552,779)    $(1,637,253)
                                                               ===========     ===========
Basic and diluted net loss per share available to common
  stockholders..............................................   $     (0.12)    $     (0.13)
Basic and diluted weighted average common shares
  outstanding...............................................    12,741,858      12,488,842

           See accompanying condensed notes to financial statements.

                              ENDOREX CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)


                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS


                                  (UNAUDITED)



                                                                    SIX MONTHS           CUMULATIVE PERIOD
                                                                  ENDED JUNE 30,         FEBRUARY 15, 1985
                                                             -------------------------    (INCEPTION) TO
                                                                2001          2000         JUNE 30, 2001
                                                             -----------   -----------   -----------------
NET CASH USED IN OPERATING ACTIVITIES......................  $(1,279,328)  $(1,319,747)     $(20,401,496)

INVESTING ACTIVITIES:
  Patent issuance cost.....................................      (30,201)      (33,454)         (789,426)
  Investment in joint ventures.............................     (577,661)     (964,064)      (20,541,544)
  Organizational costs incurred............................           --            --              (135)
  Purchases of leasehold improvements......................       (7,098)           --          (702,711)
  Purchases of office and lab equipment....................      (87,893)      (52,236)       (1,085,354)
  Proceeds from assets sold................................           --            --             4,790
  Purchases of marketable securities--available for sale...   (3,973,724)   (3,456,799)      (14,977,804)
  Proceeds from sale of marketable securities--available
    for sale...............................................    5,988,708     3,000,000        15,088,123
  Prepaid acquisition cost.................................   (1,004,608)           --        (1,004,608)
                                                             -----------   -----------      ------------
NET CASH USED IN INVESTING ACTIVITIES......................      307,523    (1,506,553)      (24,008,669)

FINANCING ACTIVITIES:
  Net proceeds from issuance of common stock...............           --     7,797,238        37,799,270
  Net proceeds from issuance of preferred stock............           --            --        16,325,712
  Proceeds from exercise of options........................           --       215,888           417,092
  Proceeds from borrowings under line of credit............           --        45,621         1,196,534
  Repayment of borrowings under line of credit.............      (50,785)      (57,971)         (924,364)
  Repayment of long-term note receivable...................           --            --            50,315
  Repayment of note payable issued in exchange for legal
    service................................................           --                         (71,968)
  Purchase and retirement of common stock..................           --            --          (130,000)
  Purchase of treasury stock...............................           --            --          (443,750)
                                                             -----------   -----------      ------------
NET CASH PROVIDED BY(USED IN) FINANCING ACTIVITIES.........      (50,785)    8,000,776        54,218,841
                                                             -----------   -----------      ------------
NET INCREASE(DECREASE) IN CASH AND CASH EQUIVALENTS........   (1,022,590)    5,174,476         9,808,676
CASH AND CASH EQUIVALENTS--BEGINNING OF PERIOD.............   10,831,266     4,995,906                --
                                                             -----------   -----------      ------------
CASH AND CASH EQUIVALENTS--END OF PERIOD...................  $ 9,808,676   $10,170,382      $  9,808,676
                                                             ===========   ===========      ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW:
  Cash paid for interest...................................  $    27,321   $    23,020      $    187,662
NON-CASH TRANSACTIONS
  Issuance of common stock dividends in kind...............  $        --            --      $  1,536,223
  Issuance of preferred stock dividends in kind............      737,142       687,378        (4,117,942)


   The accompanying notes are an integral part of the consolidated financial statements

                              ENDOREX CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)



                    CONDENSED NOTES TO FINANCIAL STATEMENTS


    We prepared these unaudited interim consolidated financial statements under the rules and regulations for reporting on Form 10-QSB. Accordingly, we omitted some information and footnote disclosures normally accompanying the annual financial statements. You should read these interim financial statements and notes in conjunction with the consolidated financial statements and their notes included in our latest annual report on Form 10-KSB, as amended. It is our opinion that the consolidated financial statements include all adjustments necessary for a fair statement of the results of operations, financial position and cash flows for the interim periods. All adjustments were of a normal recurring nature. The results of operations for interim periods are not necessarily indicative of the results for the full fiscal year.

NET LOSS PER SHARE

    Net loss per share is presented on the Consolidated Statements of Operations in accordance with SFAS No. 128 for the current and prior periods. Endorex had a net loss for all periods being presented, which resulted in diluted and basic earnings per share being the same for all periods presented. The potential impact of warrants and stock options outstanding was not included in the calculation because their inclusion would have been anti-dilutive.

JOINT VENTURE ESTIMATES

    The preparation of the quarterly consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts related to the activities of InnoVaccines Corporation, or InnoVaccines and Endorex Newco, Ltd., or Newco, our joint ventures with Elan Corporation, plc, or "Elan", including the reported net liabilities related to the joint ventures and the reported amounts of equity in losses from joint ventures. Actual results could differ from those estimates.

UNAUDITED CONDENSED FINANCIAL STATEMENTS FOR UNCONSOLIDATED JOINT VENTURES

    Condensed, unaudited financial statement information of the joint ventures is stated below. The joint ventures had no revenues. Net expenses equaled the net loss for all periods.

For the six months ended

                                                                     JUNE 30,
                                                              -----------------------
                                                                2001         2000
                                                              ---------   -----------
InnoVaccines, net of Endorex mark up on billings to
  InnoVaccines..............................................  $(482,202)  $(2,077,843)
Newco, net of Endorex mark up on billings to Newco..........   (230,825)     (131,496)
                                                              ---------   -----------
Total net loss..............................................  $(713,027)  $(2,209,339)
                                                              =========   ===========
Reconciliation to equity in losses from joint ventures:
Total joint venture net losses..............................  $(713,027)  $(2,209,339)
Less: Elan minority interest................................    135,366       630,454
                                                              ---------   -----------
Equity in losses from joint ventures........................  $(577,661)  $(1,578,885)
                                                              =========   ===========

                     CORPORATE TECHNOLOGY DEVELOPMENT, INC.
                                AND SUBSIDIARIES
                  (FORMERLY INSTITUTE FOR DRUG RESEARCH, INC.)
                         (A DEVELOPMENT STAGE COMPANY)
                       CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Corporate Technology Development, Inc.
New York, New York

    We have audited the accompanying consolidated balance sheets of Corporate Technology Development, Inc. and subsidiaries (a development stage company) as of December 31, 2000 and 1999, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years then ended and for the period from January 1, 1998 (commencement of operations) through December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the 1998 financial statements of Institute for Drug Research, Limited ("IDRL"), a foreign subsidiary which is accounted for as a discontinued operation. Those financial statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for IDRL, is based solely on the report of the other auditors.

    We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

    In our opinion, based on our audits and with respect to the period from January 1, 1998 through December 31, 2000, the report of the other auditors, the financial statements enumerated above present fairly, in all material respects, the consolidated financial position of Corporate Technology Development, Inc. and subsidiaries as of December 31, 2000 and 1999, and the consolidated results of their operations and their consolidated cash flows for each of the years then ended and for the period from January 1, 1998 (commencement of operations) through December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

/s/ Richard A. Eisner & Company, LLP

New York, New York
March 9, 2001

With respect to Note I[2]
July 31, 2001

            CORPORATE TECHNOLOGY DEVELOPMENT, INC. AND SUBSIDIARIES
                  (FORMERLY INSTITUTE FOR DRUG RESEARCH, INC.)
                         (A DEVELOPMENT STAGE COMPANY)



                          CONSOLIDATED BALANCE SHEETS


                                                                            DECEMBER 31,
                                                         JUNE 30,     -------------------------
                                                           2001          2000          1999
                                                        -----------   -----------   -----------
                                                        (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents...........................  $ 5,072,000   $ 6,508,000   $ 8,904,000
  Prepaid expenses and other current assets...........        1,000        20,000
                                                        -----------   -----------   -----------
    Total current assets..............................    5,073,000     6,528,000     8,904,000
Office equipment, net.................................       13,000         9,000        10,000
Licenses..............................................      116,000       108,000       103,000
Other assets..........................................        3,000
                                                        -----------   -----------   -----------
                                                        $ 5,205,000   $ 6,645,000   $ 9,017,000
                                                        ===========   ===========   ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses...............  $   242,000   $   279,000   $   577,000
                                                        -----------   -----------   -----------

Commitments

Stockholders' equity:
  Preferred stock--$.001 par value; authorized
    10,000,000 shares; issued and outstanding
    7,628,750 shares (liquidation preference including
    dividends in arrears $45,773,000 at June 30, 2001
    and $38,144,000 at December 31, 2000).............        8,000         8,000         8,000
  Common stock--$.001 par value; authorized 25,000,000
    shares; issued and outstanding 5,000,000 shares...        5,000         5,000         5,000
  Additional paid-in capital..........................   13,971,000    13,971,000    14,015,000
  Deficit accumulated during the development stage....   (8,955,000)   (7,524,000)   (5,274,000)
  Subscription receivable.............................                                   (3,000)
  Unearned compensation...............................      (66,000)      (94,000)     (311,000)
                                                        -----------   -----------   -----------
                                                          4,963,000     6,366,000     8,440,000
                                                        -----------   -----------   -----------
                                                        $ 5,205,000   $ 6,645,000   $ 9,017,000
                                                        ===========   ===========   ===========

                       See notes to financial statements

            CORPORATE TECHNOLOGY DEVELOPMENT, INC. AND SUBSIDIARIES
                  (FORMERLY INSTITUTE FOR DRUG RESEARCH, INC.)
                         (A DEVELOPMENT STAGE COMPANY)



                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                      PERIOD FROM                                    PERIOD FROM
                                                    JANUARY 1, 1998                                JANUARY 1, 1998
                                                     (COMMENCEMENT                                  (COMMENCEMENT
                            SIX MONTHS ENDED         OF OPERATIONS)           YEAR ENDED            OF OPERATIONS)
                                JUNE 31,                THROUGH              DECEMBER 31,              THROUGH
                        -------------------------       JUNE 30,       -------------------------     DECEMBER 31,
                           2001          2000             2001            2000          1999             2000
                        -----------   -----------   ----------------   -----------   -----------   ----------------
                               (UNAUDITED)            (UNAUDITED)

Interest income.......  $   173,000   $   230,000      $   982,000     $   428,000   $   167,000      $   809,000
                        -----------   -----------      -----------     -----------   -----------      -----------
Expenses:
  Research and
    development.......      880,000       558,000        3,255,000       1,324,000       955,000        2,375,000
  General and
    administrative....      724,000       607,000        4,597,000       1,354,000     1,528,000        3,873,000
  License fee written
    off...............                                   1,822,000                     1,822,000        1,822,000
                        -----------   -----------      -----------     -----------   -----------      -----------
                          1,604,000     1,165,000        9,674,000       2,678,000     4,305,000        8,070,000
                        -----------   -----------      -----------     -----------   -----------      -----------
                         (1,431,000)     (935,000)      (8,692,000)     (2,250,000)   (4,138,000)      (7,261,000)
Gain on sale of
  license.............                                   3,052,000                     3,052,000        3,052,000
                        -----------   -----------      -----------     -----------   -----------      -----------
Loss before minority
  interest and
  discontinued
  operations..........   (1,431,000)     (935,000)      (5,640,000)     (2,250,000)   (1,086,000)      (4,209,000)
Minority interest in
  net income of
  subsidiary..........                                    (298,000)                     (298,000)        (298,000)
                        -----------   -----------      -----------     -----------   -----------      -----------
Loss from continuing
  operations..........   (1,431,000)     (935,000)      (5,938,000)     (2,250,000)   (1,384,000)      (4,507,000)
Loss from operations
  of discontinued
  subsidiary..........                                  (7,973,000)                   (4,852,000)      (7,973,000)
Gain on sale of
  discontinued
  subsidiary..........                                   4,956,000                     4,956,000        4,956,000
                        -----------   -----------      -----------     -----------   -----------      -----------
Net loss..............  $(1,431,000)  $  (935,000)     $(8,955,000)    $(2,250,000)  $(1,280,000)     $(7,524,000)
                        ===========   ===========      ===========     ===========   ===========      ===========

                       See notes to financial statements

            CORPORATE TECHNOLOGY DEVELOPMENT, INC. AND SUBSIDIARIES
                  (FORMERLY INSTITUTE FOR DRUG RESEARCH, INC.)
                         (A DEVELOPMENT STAGE COMPANY)
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY


                                     PREFERRED STOCK          COMMON STOCK       ADDITIONAL
                                   --------------------   --------------------     PAID-IN     ACCUMULATED   SUBSCRIPTION
                                    SHARES      AMOUNT     SHARES      AMOUNT      CAPITAL       DEFICIT      RECEIVABLE
                                   ---------   --------   ---------   --------   -----------   -----------   ------------
Sale of common shares to founders
  at $.001 per share.............                         5,150,000    $5,000                                   $(5,000)
Issuance of private placement
  units at $2.00 per share, net
  offering expenses of
  $2,108,000.....................  7,628,750    $8,000                           $13,142,000
Compensatory stock options
  granted........................                                                    645,000
Compensation expense
  recognized.....................
Net loss.........................                                                              $(3,994,000)
Translation adjustment...........
                                   ---------    ------    ---------    ------    -----------   -----------      -------
BALANCE AT DECEMBER 31, 1998.....  7,628,750     8,000    5,150,000     5,000     13,787,000   (3,994,000)       (5,000)
Subscriptions collected..........                                                                                 2,000
Compensatory stock options
  granted........................                                                    228,000
Compensation expense
  recognized.....................
Net loss.........................                                                              (1,280,000)
Translation adjustment realized
  upon sale of subsidiary........
                                   ---------    ------    ---------    ------    -----------   -----------      -------
BALANCE AT DECEMBER 31, 1999.....  7,628,750     8,000    5,150,000     5,000     14,015,000   (5,274,000)       (3,000)
Subscribed common shares
  cancelled......................                          (150,000)
Subscriptions collected..........                                                                                 3,000
Compensatory stock options
  cancelled......................                                                    (82,000)
Compensatory stock options
  granted........................                                                     38,000
Compensation expense
  recognized.....................
Net loss.........................                                                              (2,250,000)
                                   ---------    ------    ---------    ------    -----------   -----------      -------
BALANCE AT DECEMBER 31, 2000.....  7,628,750     8,000    5,000,000     5,000     13,971,000   (7,524,000)            0
Net loss (unaudited).............                                                              (1,431,000)
Compensation expense recognized
  (unaudited)....................
                                   ---------    ------    ---------    ------    -----------   -----------      -------
BALANCE AT JUNE 30, 2001
  (UNAUDITED)....................  7,628,750    $8,000    5,000,000    $5,000    $13,971,000   $(8,955,000)     $     0
                                   =========    ======    =========    ======    ===========   ===========      =======

                                                                      OTHER
                                     UNEARNED     COMPREHENSIVE   COMPREHENSIVE
                                   COMPENSATION      (LOSS)           LOSS           TOTAL
                                   ------------   -------------   -------------   -----------
Sale of common shares to founders
  at $.001 per share.............                                                 $         0
Issuance of private placement
  units at $2.00 per share, net
  offering expenses of
  $2,108,000.....................                                                  13,150,000
Compensatory stock options
  granted........................   $(645,000)                                              0
Compensation expense
  recognized.....................     295,000                                         295,000
Net loss.........................                  $(3,994,000)                    (3,994,000)
Translation adjustment...........                     (153,000)     $(153,000)       (153,000)
                                    ---------      -----------      ---------     -----------
                                                   $(4,147,000)
                                                   ===========
BALANCE AT DECEMBER 31, 1998.....    (350,000)                       (153,000)      9,298,000
Subscriptions collected..........                                                       2,000
Compensatory stock options
  granted........................    (228,000)                                              0
Compensation expense
  recognized.....................     267,000                                         267,000
Net loss.........................                   (1,280,000)                    (1,280,000)
Translation adjustment realized
  upon sale of subsidiary........                      153,000        153,000         153,000
                                    ---------      -----------      ---------     -----------
                                                   $(1,127,000)
                                                   ===========
BALANCE AT DECEMBER 31, 1999.....    (311,000)                              0       8,440,000
Subscribed common shares
  cancelled......................
Subscriptions collected..........                                                       3,000
Compensatory stock options
  cancelled......................      82,000                                               0
Compensatory stock options
  granted........................     (38,000)                                              0
Compensation expense
  recognized.....................     173,000                                         173,000
Net loss.........................                                                  (2,250,000)
                                    ---------                       ---------     -----------
BALANCE AT DECEMBER 31, 2000.....     (94,000)                              0       6,366,000
Net loss (unaudited).............                                                  (1,431,000)
Compensation expense recognized
  (unaudited)....................      28,000                                          28,000
                                    ---------                       ---------     -----------
BALANCE AT JUNE 30, 2001
  (UNAUDITED)....................   $ (66,000)                      $       0     $ 4,963,000
                                    =========                       =========     ===========


                       See notes to financial statements

            CORPORATE TECHNOLOGY DEVELOPMENT, INC. AND SUBSIDIARIES
                  (FORMERLY INSTITUTE FOR DRUG RESEARCH, INC.)
                         (A DEVELOPMENT STAGE COMPANY)
                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                                                                   PERIOD FROM
                                                                    PERIOD FROM                                  JANUARY 1, 1998
                                                                  JANUARY 1, 1998                                 (COMMENCEMENT
                                          SIX MONTHS ENDED         (COMMENCEMENT            YEAR ENDED            OF OPERATIONS)
                                              JUNE 30,             OF OPERATIONS)          DECEMBER 31,              THROUGH
                                      -------------------------       THROUGH        -------------------------     DECEMBER 31,
                                         2001          2000        JUNE 30, 2001        2000          1999             2000
                                      -----------   -----------   ----------------   -----------   -----------   ----------------
                                             (UNAUDITED)            (UNAUDITED)
CASH FLOWS FROM OPERATING
  ACTIVITIES:
  Net loss..........................  $(1,431,000)  $  (935,000)    $(8,955,000)     $(2,250,000)  $(1,280,000)    $(7,524,000)
  Add loss from operations of
    discontinued subsidiary.........                                  7,973,000                      4,852,000       7,973,000
  Less gain on sale of discontinued
    subsidiary......................                                 (4,956,000)                    (4,956,000)     (4,956,000)
                                      -----------   -----------     -----------      -----------   -----------     -----------
  Loss from continuing operations...   (1,431,000)     (935,000)     (5,938,000)      (2,250,000)   (1,384,000)     (4,507,000)
  Adjustments to reconcile loss from
    continuing operations to net
    cash used in operating
    activities:
    Gain on sale of license.........                                 (3,052,000)                    (3,052,000)     (3,052,000)
    Minority interest in net income
      of subsidiary.................                                    298,000                        298,000         298,000
    License fee written-off.........                                  1,822,000                      1,822,000       1,822,000
    Depreciation and amortization...        7,000         6,000         171,000           11,000       152,000         164,000
    Compensation expense recognized
      from stock options............       28,000        11,000         763,000          173,000       267,000         735,000
    Changes in:
      Prepaid expenses and other
        current assets..............       19,000                        (1,000)         (20,000)      689,000         (20,000)
      Other assets..................       (3,000)                       (3,000)                        50,000
      Accounts payable and accrued
        expenses....................      (37,000)     (232,000)        242,000         (298,000)      366,000         279,000
                                      -----------   -----------     -----------      -----------   -----------     -----------
        Net cash used in operating
          activities................   (1,417,000)   (1,150,000)     (5,698,000)      (2,384,000)     (792,000)     (4,281,000)
                                      -----------   -----------     -----------      -----------   -----------     -----------
CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Acquisition of office equipment...       (5,000)                      (19,000)                        (5,000)        (14,000)
  Acquisition of license............      (14,000)                   (2,228,000)         (15,000)   (2,078,000)     (2,214,000)
  Advances to unconsolidated
    subsidiary......................                                 (3,240,000)                    (2,186,000)     (3,240,000)
  Collection of advances to
    subsidiary......................                                  3,240,000                      3,240,000       3,240,000
  Proceeds from sale of interest in
    subsidiary......................                                  2,510,000                      2,510,000       2,510,000
  Investment in subsidiary..........                                 (5,527,000)                      (122,000)     (5,527,000)
  Proceeds from sale of license.....                                  3,177,000                      3,177,000       3,177,000
  Distribution to minority
    stockholders....................                                   (298,000)                      (298,000)       (298,000)
                                      -----------                   -----------      -----------   -----------     -----------
        Net cash (used in) provided
          by investing activities...      (19,000)                   (2,385,000)         (15,000)    4,238,000      (2,366,000)
                                      -----------                   -----------      -----------   -----------     -----------
CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Proceeds from subscriptions of
    common stock....................                      3,000           5,000            3,000         2,000           5,000
  Proceeds from private placement
    offering........................                                 15,258,000                                     15,258,000
  Private placement offering
    costs...........................                                 (2,108,000)                                    (2,108,000)
                                      -----------   -----------     -----------      -----------   -----------     -----------
        Net cash provided by
          financing activities......                      3,000      13,155,000            3,000         2,000      13,155,000
                                      -----------   -----------     -----------      -----------   -----------     -----------
NET (DECREASE) INCREASE IN CASH.....   (1,436,000)   (1,147,000)      5,072,000       (2,396,000)    3,448,000       6,508,000
Cash--beginning of year.............    6,508,000     8,904,000                        8,904,000     5,456,000
                                      -----------   -----------     -----------      -----------   -----------     -----------
CASH--END OF YEAR...................  $ 5,072,000   $ 7,757,000     $ 5,072,000      $ 6,508,000   $ 8,904,000     $ 6,508,000
                                      ===========   ===========     ===========      ===========   ===========     ===========
SUPPLEMENTAL DISCLOSURES OF CASH
  FLOW INFORMATION:
  Cash paid for income taxes........  $        --   $    28,000     $    87,000      $    28,000   $    59,000     $    87,000
  Noncash investing activity:
    Amount payable for acquisition
      of license....................                                                                               $ 1,843,000


                       See notes to financial statements

            CORPORATE TECHNOLOGY DEVELOPMENT, INC. AND SUBSIDIARIES
                  (FORMERLY INSTITUTE FOR DRUG RESEARCH, INC.)
                         (A DEVELOPMENT STAGE COMPANY)



                         NOTES TO FINANCIAL STATEMENTS


                           DECEMBER 31, 2000 AND 1999


                   (UNAUDITED WITH RESPECT TO JUNE 30, 2001)


NOTE A--THE COMPANY AND BASIS OF PRESENTATION

    Institute for Drug Research, Inc. (the "Company") was incorporated in Delaware on December 12, 1997 and commenced operations on January 1, 1998. The Company was formed to license and develop pharmaceutical products to treat a variety of human diseases. In November 1999, the Company changed its name to Corporate Technology Development, Inc.

    On December 31, 1998, the Company entered into an option agreement with Paramount Capital Investments, LLC ("Paramount"), an affiliate of one of the Company's stockholders, whereby Paramount granted to the Company an option to purchase all of Paramount's rights and interests in all of the capital stock of the following companies which were owned by Paramount:

                                                            % OF STOCK PREVIOUSLY
                                                             OWNED BY PARAMOUNT
                                                            ---------------------
Neuropath, Inc. ..........................................          93.00%
RxEyes, Inc. .............................................          82.02%
Intero Corp. (formerly Synergy Therapeutics, Inc.)........          86.75%
Enteron Pharmaceuticals, Inc. ............................          80.43%
Oral Solutions, Inc. .....................................          80.00%

    The option was exercised in January 1999 by the Company by payment of $162,000 and the assumption by the Company of liabilities in an aggregate amount of $107,000.

    The Company's subsidiaries and percentages of ownership are as follows:

Enteron Pharmaceuticals, Inc. ..............................    80.43%
Magyar Pharmaceuticals, Inc. ("MPI")*.......................    90.00%
RxEyes Inc. ................................................    82.02%
Oral Solutions, Inc. .......................................    80.00%
Neuropath, Inc.*............................................    93.00%
Iophthalmics, Inc.*.........................................   100.00%
CTD Drug Design Incorporated*...............................   100.00%
Institute for Drug Research, Limited ("IDRL") (sold in
  October 1999 (see Note C[1])).............................    87.50%
Intero Corp. (sold in December 1999 (see Note C[2]))........    85.00%
Formulation Technologies, Inc. (formed in February 2001)....   100.00%

------------------------

*   These companies were dissolved on September 20, 2000.

    IDRL is a limited liability company registered under the laws of the Republic of Hungary; its activities centered on original drug research, contract research activity and generic drug development (see Note C[1] with respect to its disposition).

            CORPORATE TECHNOLOGY DEVELOPMENT, INC. AND SUBSIDIARIES
                  (FORMERLY INSTITUTE FOR DRUG RESEARCH, INC.)
                         (A DEVELOPMENT STAGE COMPANY)



                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


                           DECEMBER 31, 2000 AND 1999


                   (UNAUDITED WITH RESPECT TO JUNE 30, 2001)


NOTE A--THE COMPANY AND BASIS OF PRESENTATION (CONTINUED)
    The accompanying financial statements include the accounts of the Company and its subsidiaries. Intercompany balances and transactions have been eliminated. Results of operations of entities sold or dissolved are included to the dates of their disposition.

    As reflected in the accompanying financial statements, since inception, the Company has incurred substantial losses from operations. As a result of the start-up nature of its business, the Company can expect to continue incurring substantial operating losses for at least the next several years and significant additional financing will be required. Continuation of the Company is dependent on its ability to obtain additional financing and, ultimately, on its ability to achieve profitable operations. There is no assurance however, that such financing will be available or that the Company's efforts will ultimately be successful.

NOTE B--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1] CASH AND CASH EQUIVALENTS:

        The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

[2] OFFICE EQUIPMENT:

        Office equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets (five years).

[3] LICENSES:

        Licenses are being amortized on a straight-line basis over their remaining terms.

[4] RESEARCH AND DEVELOPMENT:

        Research and development costs are charged to operations as incurred.

[5] USE OF ESTIMATES:

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

[6] LONG-LIVED ASSETS:

        In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," the Company intends to record impairment losses on long-lived assets used in operations, including intangible assets, when events and circumstances indicate that the assets might be impaired. No such losses have been recorded.

            CORPORATE TECHNOLOGY DEVELOPMENT, INC. AND SUBSIDIARIES
                  (FORMERLY INSTITUTE FOR DRUG RESEARCH, INC.)
                         (A DEVELOPMENT STAGE COMPANY)



                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


                           DECEMBER 31, 2000 AND 1999


                   (UNAUDITED WITH RESPECT TO JUNE 30, 2001)


NOTE B--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
[7] STOCK-BASED COMPENSATION:

        The Company adopted Statement of Financial Accounting Standards
    No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). The provisions of SFAS No. 123 allow companies to either expense the estimated fair value of employee stock options or to continue to follow the intrinsic value method set forth in Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25") but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed. The Company has elected to continue to apply APB 25 in accounting for its employee stock option incentive plans. See Note F to the financial statements for further information.

[8] INTERIM FINANCIAL STATEMENTS:

        The accompanying financial statements as of June 30, 2001 and for the six months ended June 30, 2001 and 2000 and the period from January 1, 1998 (commencement of operations) to June 30, 2001 are unaudited. In the opinion of management, such statements include all adjustments (consisting only of normal recurring items), which are considered necessary for a fair presentation of the consolidated financial position of the Company at June 30, 2001, and the consolidated results of its operations, and cash flows for such periods. The results of operations for the six-month period ended June 30, 2001 are not necessarily indicative of the operating results for the full year.

NOTE C--ACQUISITIONS AND DISPOSITIONS

[1] INSTITUTE FOR DRUG RESEARCH, LIMITED:

        On February 23, 1998, the Company purchased an 83 1/3% interest from existing quotaholders of IDRL for $3,500,000 cash. Immediately following the purchase of the quotas, the Company contributed $1,400,000 to IDRL, thereby increasing its interest in IDRL to 87.5%. In addition, the Company incurred acquisition costs of $505,000. The excess ($3,567,000) of cost over the value of identifiable net assets acquired was being accounted for as goodwill which was being amortized over 15 years. As of December 31, 1998, the Company had loaned IDRL $1,054,000.

        On October 12, 1999, the Company sold its 87.5% interest in IDRL to third parties for $2,510,000 cash. The buyers also repaid the interest-bearing debt of IDRL to the Company which, as of October 12, 1999, aggregated $3,240,000. IDRL was accounted for as a discontinued operation in the accompanying 1999 statement of operations as the Company plans to discontinue the types of activities carried on by IDRL. Results of operations of IDRL through the date of sale is reflected in the Company's 1999 statement of operations as loss from operations of discontinued subsidiary.

            CORPORATE TECHNOLOGY DEVELOPMENT, INC. AND SUBSIDIARIES
                  (FORMERLY INSTITUTE FOR DRUG RESEARCH, INC.)
                         (A DEVELOPMENT STAGE COMPANY)



                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


                           DECEMBER 31, 2000 AND 1999


                   (UNAUDITED WITH RESPECT TO JUNE 30, 2001)


NOTE C--ACQUISITIONS AND DISPOSITIONS (CONTINUED)
        The condensed statement of income (loss) of IDRL is presented below.

                                                                  YEAR ENDED
                                                              DECEMBER 31, 1999
                                                              ------------------
Net sales...................................................      $ 1,002,000
Costs and expenses..........................................       (2,743,000)
Minority interest share in losses...........................          218,000
Write-off of goodwill.......................................       (3,329,000)
                                                                  -----------
Loss from operations of discontinued subsidiary.............      $(4,852,000)
                                                                  ===========

[2] SALE OF ASSETS OF INTERO CORP.:

        In December 1999, the Company sold substantially all of the assets of its 86.75% owned subsidiary, Intero Corp., which was formed in February 1999. The Company received $3,500,000 for the assets which consisted principally of Intero's rights to various consulting agreements, scientific advisory board agreement and a license agreement with the Johns Hopkins University for which the Company paid approximately $125,000 in February 1999. The Company recorded a gain of $3,052,000 on the sale. The Company may also receive a maximum of $3,000,000 upon the approval by the Food and Drug Administration of the various treatments discussed in the licensed agreement.

NOTE D--SUBLICENSE AGREEMENT

[1] MPI:

        On December 31, 1998, MPI entered into a sublicense agreement with Precision Pharmaceuticals, Inc. ("Precision"). Precision is an exclusive licensee, with a right to grant sublicenses, of the University of Florida Research Foundation, Inc. ("UFRF") and of Nicholas Bodor ("Bodor"), a former director of the Company, under license agreements dated October 31, 1997 as amended. Pursuant to the sublicense agreement, Precision granted MPI an exclusive worldwide sublicense of all of its rights and interest in the licensed patents and know-how as defined in the license agreements to make, use and sell licensed products and to use licensed processes in exchange for license fees paid by MPI of $750,000 and milestone payments aggregating $1,100,000. The agreement also provides for the payment by MPI of royalties of (a) 6.25% of gross selling price for licensed products or licensed processes that are covered by one or more licensed patents, and (b) 4.25% of the selling price of licensed products or licensed processes which are not covered by one or more licensed patents but which include or are derived from the know-how. In connection therewith, the Company incurred costs of approximately $114,000 which it included in cost of the license. In
    April 1999 and April 2000, the sublicense agreements with UFRF and Bodor, respectively, were terminated and Bodor's shares of the Company's common stock were cancelled. As a result, the Company wrote off the unamortized balance of the license fee amounting to $1,822,000 as of December 31, 1999.

            CORPORATE TECHNOLOGY DEVELOPMENT, INC. AND SUBSIDIARIES
                  (FORMERLY INSTITUTE FOR DRUG RESEARCH, INC.)
                         (A DEVELOPMENT STAGE COMPANY)



                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


                           DECEMBER 31, 2000 AND 1999


                   (UNAUDITED WITH RESPECT TO JUNE 30, 2001)


NOTE D--SUBLICENSE AGREEMENT (CONTINUED)
[2] RXEYES, INC.:

        On April 14, 1998, RxEyes, Inc. ("RxEyes") entered into a license agreement with Neil F. Martin, M.D., Howard N. Robinson, M.D., Marvin S. Towsend, Esquire and Leonard Bloom, Esquire (collectively the "Licensor"). Pursuant to the license agreement, Licensor granted RxEyes an exclusive license in the licensed patents and know-how as defined in the license agreement to make, use and sell licensed products and to use licensed processes in exchange for license fees of $50,000 and milestone payments aggregating $750,000. The agreement also provides for the payment of royalties of 6% of selling price for licensed products or licensed processes that are covered by one or more licensed patents. In connection therewith, the Company incurred costs of approximately $33,000 which are included in the cost of the license.

        On February 26, 2001, RxEyes received a notice of termination of the license agreement from the Licensor alleging nonpayment by RxEyes of a $200,000 penalty payment. RxEyes maintains that it is not required to make such payment.

[3] ENTERON PHARMACEUTICALS, INC.:

        On November 24, 1998, Enteron Pharmaceuticals, Inc. ("Enteron") entered into a license agreement with George B. McDonald, M.D. ("Licensor"). Pursuant to the license agreement, Licensor granted Enteron an exclusive license in the licensed patents and know-how as defined in the license agreement to make, use and sell licensed products and to use licensed processes in exchange for license fees of $20,000 and milestone payment of $300,000. The agreement also provides for the payment of royalties of 6% to 8% of net selling price, as defined, for licensed products or licensed processes that are covered by one or more licensed patents and 25% to 33% of sublicense fees, as defined, received from third parties for the right to practice the licensed processes. In connection therewith, the Company incurred costs of approximately $7,000 which are included in cost of the license. On March 5, 2001, Enteron and the Licensor amended the license agreement whereby the milestone payment of $300,000 was increased to $400,000.

[4] ORAL SOLUTIONS, INC.:

        On June 8, 1999, Oral Solutions, Inc. ("OSI") entered into a license agreements with Joel B. Epstein, D.M.D. ("Licensor"). Pursuant to the license agreement, Licensor granted OSI an exclusive license with the right to grant sublicenses under the licensed patents and know-how as defined in the license agreement to make, use and sell licensed products and to use licensed processes. The agreement also provides for the payment of 2% of royalties received by OSI from the sales by any sublicensee of the licensed products.

            CORPORATE TECHNOLOGY DEVELOPMENT, INC. AND SUBSIDIARIES
                  (FORMERLY INSTITUTE FOR DRUG RESEARCH, INC.)
                         (A DEVELOPMENT STAGE COMPANY)



                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


                           DECEMBER 31, 2000 AND 1999


                   (UNAUDITED WITH RESPECT TO JUNE 30, 2001)


NOTE E--STOCKHOLDERS' EQUITY

[1] PRIVATE PLACEMENT:

        In May and July 1998, pursuant to a private placement offering, the Company sold 152.575 units, each unit consisting of 50,000 shares of Series A Convertible Preferred Stock of the Company at a price per unit of $100,000 ($2.00 per preferred share). Pursuant to the terms of the offering, the holders of each share of Preferred Stock are entitled to (a) convert the preferred share to common stock on a share-for-share basis subject to adjustments for changes in capital stock, (b) vote on an as converted basis,
    (c) receive cumulative dividends when as and if declared by the Board of Directors as follows: (1) two dollars ($2.00) per share effective the first day following the final closing date and (2) effective on the date that is eighteen (18) months from the final closing date, and every twelve
    (12) months thereafter, a one dollar ($1.00) dividend per share, and (d) a liquidation preference of $2.00 per share plus any dividends accrued and unpaid. The Series A Convertible Preferred Stock is redeemable at the option of the Company in whole, but not in part, upon not less than 30 days nor more than 60 days written notice, at a price equal to the liquidation amount. Net proceeds from the private placement approximated $13,150,000. Dividends in arrears as of December 31, 2000 aggregated $22,886,000. In January 2001, additional dividends aggregating $7,629,000 accrued.

        The placement agent for the offering received approximately $1,998,000 in cash plus warrants which, pursuant to the Placement Agency Agreement give the holders thereof the right to acquire 762,875 shares of Series A Convertible Preferred Stock of the Company at a price of $2.20 per share through January 15, 2009. The warrants contain certain anti-dilution provisions and may be exercised on a "cashless exercise" basis pursuant to a provision that does not require the payment of any cash to the Company.

[2] COMMON SHARES RESERVED FOR ISSUANCE:

        The Company has reserved shares of common stock for issuance upon conversion of preferred stock and exercise of options as follows:

  (i)  Series A Convertible Preferred Stock                          7,628,750
 (ii)  Placement agent warrants conversion of preferred stock          762,875
(iii)  Stock options                                                 1,322,725

NOTE F--STOCK OPTIONS

    The Company applies APB No. 25 in accounting for stock options granted, which requires recognition of employee compensation expense for the difference between the fair value of the underlying common stock and the exercise price of the option at the grant date. The effect of applying SFAS No. 123 on pro forma net income (loss) is not necessarily representative of the effects on reported net income (loss) for future years due to, among other things, (1) the vesting period of stock options and the (2) fair value of additional stock options in future years. Had the compensation expense been determined based upon the fair value at the grant date, as prescribed under SFAS

            CORPORATE TECHNOLOGY DEVELOPMENT, INC. AND SUBSIDIARIES
                  (FORMERLY INSTITUTE FOR DRUG RESEARCH, INC.)
                         (A DEVELOPMENT STAGE COMPANY)



                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


                           DECEMBER 31, 2000 AND 1999


                   (UNAUDITED WITH RESPECT TO JUNE 30, 2001)


NOTE F--STOCK OPTIONS (CONTINUED)
No. 123, the Company's pro forma net loss for the years ended December 31, 2000 and 1999 would have been approximately $2,525,000 and $1,600,000, respectively.

    The weighted average fair value of the options granted during 2000 and 1999 is estimated to be $0.45 and $0.66, respectively. The fair value of the options on the grant date was computed using the Black-Scholes option-pricing model. The following assumptions were used for this valuation: dividend yield of 0%, volatility of 80%, risk free interest rate of 5.65% and expected life of options of 5 years.

                                                                    DECEMBER 31,
                                 JUNE 30,    -----------------------------------------------------------
                                   2001                  2000                           1999
                                 ---------   ----------------------------   ----------------------------
                                                         WEIGHTED AVERAGE               WEIGHTED AVERAGE
                                  SHARES      SHARES      EXERCISE PRICE     SHARES      EXERCISE PRICE
                                 ---------   ---------   ----------------   ---------   ----------------
Outstanding, beginning of
  year.........................  1,322,725   1,372,725        $0.20         1,172,725        $0.20
Granted during the year........                154,545         0.20           450,000         0.20
Cancelled during the year......               (204,545)        0.20          (250,000)
                                 ---------   ---------                      ---------
Outstanding, end of year.......  1,322,725   1,322,725         0.20         1,372,725         0.20
                                 =========   =========                      =========
Exercisable, end of year.......  1,146,464   1,146,464         0.20           776,389         0.20
                                 =========   =========                      =========

    The following table summarizes stock option information as of December 31, 2000:

                                      OPTIONS OUTSTANDING
                                       WEIGHTED AVERAGE
      EXERCISE            NUMBER           REMAINING          OPTIONS
        PRICE           OUTSTANDING    CONTRACTUAL LIFE     EXERCISABLE
---------------------   -----------   -------------------   -----------
        $0.20              100,000            2.67              83,334
         0.20              772,725            2.92             729,796
         0.20               50,000            3.00              33,334
         0.20              400,000            3.50             300,000
                         ---------                           ---------
                         1,322,725            3.00           1,146,464
                         =========                           ---------

NOTE G--COMMITMENTS

[1] The Company has an employment agreement with its Chief Executive Officer which expires June 2001. The agreement provides for, (1) annual compensation of $198,000 (reduced to $100,000 effective October 25, 2000) plus bonuses to be determined at the sole discretion of the Board of Directors, and (2) the grant of options to purchase 772,725 shares of common stock of the Company at a purchase price of $0.20 per share (including "cashless exercise" feature, as defined which may result in a charge to operations which may be material), for a period of five years, which vested 193,181 shares on December 1, 1998 and the remainder, quarterly in advance over nine quarterly periods beginning February 1, 1999, provided that the CEO is still employed by the

            CORPORATE TECHNOLOGY DEVELOPMENT, INC. AND SUBSIDIARIES
                  (FORMERLY INSTITUTE FOR DRUG RESEARCH, INC.)
                         (A DEVELOPMENT STAGE COMPANY)



                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


                           DECEMBER 31, 2000 AND 1999


                   (UNAUDITED WITH RESPECT TO JUNE 30, 2001)


NOTE G--COMMITMENTS (CONTINUED)
    Company. The options, which were valued at $406,000, were recorded as unearned compensation. For the years ended December 31, 2000 and 1999, the Company recorded compensation expense of approximately $56,000 and $135,000, respectively, in connection with the options issued.

        On November 25, 2000, the Company and the Chief Executive Officer agreed to cancel fully exercisable stock options to purchase 154,545 shares of common stock of the Company granted to the Chief Executive Officer in December 1998. The cancelled stock options, at the request of the Chief Executive Officer, were reissued to three employees of the Company.

[2] The Company has an employment agreement with its Director of Corporate
    Development for a term expiring June 2002. The agreement provides for,
    (1) annual compensation of $60,000 plus bonuses to be determined at the sole discretion of the Board of Directors, and (2) the grant of options to purchase 400,000 shares of common stock of the Company at a purchase price of $0.20 per share (including "cashless exercise" feature, as defined which may result in a charge to operations which may be material), for a period of five years, which vested 100,000 shares on October 1, 1998 and the remainder vesting annually in advance in equal installments, provided that the officer is still employed by the Company. The options, which were valued at $228,000, were recorded as unearned compensation. For the year ended December 31, 2000 and 1999, the Company recorded compensation expense of approximately $57,000 and $71,000, respectively, in connection with the options issued.

NOTE H--INCOME TAXES

    At December 31, 2000, the Company has available for Federal income tax purposes a net consolidated operating loss carryforward of approximately $2,400,000, which will expire in 2018 through 2020. In addition, the Company has incurred an operating loss of $1,431,000 for the period January 1, 2001 through June 30, 2001. The Company also has a $3,017,000 capital loss carryforward which expires in 2004, an orphan drug credit of $611,000 expiring through 2020 and research and development credits of $47,000 expiring through 2020. The Company's ability to utilize these carryforwards may be subject to annual limitations pursuant to Section 382 of the Internal Revenue Code if future changes in ownership occur.

            CORPORATE TECHNOLOGY DEVELOPMENT, INC. AND SUBSIDIARIES
                  (FORMERLY INSTITUTE FOR DRUG RESEARCH, INC.)
                         (A DEVELOPMENT STAGE COMPANY)



                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


                           DECEMBER 31, 2000 AND 1999


                   (UNAUDITED WITH RESPECT TO JUNE 30, 2001)


NOTE H--INCOME TAXES (CONTINUED)
    The Company's deferred tax assets are attributable to the following:

                                                                             DECEMBER 31,
                                                          JUNE 30,     -------------------------
                                                            2001          2000          1999
                                                         -----------   -----------   -----------
Net operating loss carryforward........................  $ 1,450,000   $   950,000   $   639,000
Capital loss carryforward..............................    1,388,000     1,388,000     1,388,000
Orphan drug and research and development credits.......      658,000       658,000
                                                         -----------   -----------   -----------
                                                           3,496,000     2,996,000     2,027,000
Valuation allowance....................................   (3,496,000)   (2,996,000)   (2,027,000)
                                                         -----------   -----------   -----------
Net....................................................  $         0   $         0   $         0
                                                         ===========   ===========   ===========

    The Company has provided a valuation allowance against the full amount of the deferred tax asset as realization is uncertain.

NOTE I--SUBSEQUENT EVENTS

[1] LICENSE OPTION:

        On February 20, 2001, Formulation Technologies, Inc. ("Formulation"), a newly formed and wholly-owned subsidiary of the Company, entered into a twelve-month preliminary exclusive license option agreement with University Pharmaceuticals of Maryland, Inc,. ("UPM"). UPM is an exclusive licensee, with a right to grant sublicenses, of certain patented technology from the University of Maryland. Pursuant to the option agreement, UPM granted Formulation an exclusive option to license the patent and technology, as defined, in exchange for an option fee of $10,000. Formulation has a twelve month option to enter into a sub-license agreement with UPM whereby UPM will grant Formulation an exclusive sublicense of all of its rights and interest in the licensed patent and know-how as defined to make, use and sell licensed products and to use licensed processes in exchange for license fees to be paid by Formulation amounting to $35,000 and milestone payments aggregating $1,000,000. The proposed agreement will provide for the payment by Formulation of royalties of 3% of gross selling price for licensed products or licensed processes that are covered by the licensed patent.

[2] MERGER:

        The Company has entered into a merger agreement with Endorex Corporation ("Endorex") whereby Endorex has agreed to acquire the Company in exchange for the issuance of Endorex common stock, options and warrants to the existing stockholders, warrant holders and option holders of the Company as described in the agreement and plan of merger and reorganization dated
    July 31, 2001. There are no assurances that the merger will take place.

                              INDEX TO APPENDICES

Appendix I                     --   Agreement and Plan of Merger and Reorganization.............     I-1
Appendix II                    --   Voting Agreement............................................    II-1
Appendix III                   --   Opinion of Wells Fargo Van Kasper, financial advisor to
                                      Endorex Corporation.......................................   III-1
Appendix IV                    --   Section 262 of the Delaware General Corporation Law.........    IV-1
Appendix V                     --   Escrow Agreement............................................     V-1
Appendix VI                    --   Form of Amended and Restated 1995 Omnibus Incentive Plan, as
                                      proposed to be amended....................................    VI-1
Appendix VII                   --   Endorex Audit Committee Charter.............................   VII-1

                                   APPENDIX I

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                  BY AND AMONG

                              ENDOREX CORPORATION,

                         ROADRUNNER ACQUISITION, INC.,

                                      AND

                     CORPORATE TECHNOLOGY DEVELOPMENT, INC.

                           DATED AS OF JULY 31, 2001

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                      --------
ARTICLE I  THE MERGER...............................................................       I-1
  1.1                   The Merger..................................................       I-1
  1.2                   Closing; Effective Time.....................................       I-2
  1.3                   Effect of the Merger........................................       I-2
  1.4                   Certificate of Incorporation; Bylaws........................       I-2
  1.5                   Directors and Officers......................................       I-2
  1.6                   Merger Consideration........................................       I-2
  1.7                   Dissenting Shares...........................................       I-4
  1.8                   Surrender of Certificates...................................       I-5
  1.9                   Lost, Stolen or Destroyed Certificates......................       I-7
  1.10                  Closing of Company's Transfer Books.........................       I-7
  1.11                  Tax Consequences............................................       I-7
  1.12                  No Liability................................................       I-7
  1.13                  Affiliates..................................................       I-8
  1.14                  Taking of Necessary Action; Further Action..................       I-8

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF COMPANY AND STOCKHOLDERS OF COMPANY...
                                                                                           I-8
  2.1                   Organization, Standing and Power............................       I-8
  2.2                   Capital Structure...........................................       I-8
  2.3                   Authority...................................................       I-9
  2.4                   No Conflicts; Required Filings and Consents.................       I-9
  2.5                   Permits; Compliance with Laws...............................      I-10
  2.6                   Financial Statements........................................      I-11
  2.7                   Absence of Certain Changes..................................      I-11
  2.8                   Absence of Undisclosed Liabilities..........................      I-12
  2.9                   Litigation..................................................      I-12
  2.10                  Restrictions on Business Activities.........................      I-12
  2.11                  Title to Property...........................................      I-12
  2.12                  Intellectual Property.......................................      I-13
  2.13                  Taxes.......................................................      I-15
  2.14                  Employee Benefit Plans......................................      I-17
  2.15                  Employees; Employee Matters.................................      I-18
  2.16                  Interested Party Transactions...............................      I-18
  2.17                  Complete Copies of Materials; Bank Accounts.................      I-18
  2.18                  Material Contracts..........................................      I-19
  2.19                  No Breach of Material Contracts.............................      I-19
  2.20                  Brokers.....................................................      I-20
  2.21                  No Business Activity Restriction............................      I-20
  2.22                  Environmental Matters.......................................      I-20
  2.23                  Company Stockholders' Approval..............................      I-21
  2.24                  No Excess Parachute Payments................................      I-21
  2.25                  Completeness of the Company Information.....................      I-22
  2.26                  Insurance...................................................      I-22
  2.27                  Guaranties..................................................      I-22
  2.28                  Subsidiaries................................................      I-22
  2.29                  Anti-Takeover Matters.......................................      I-22
  2.30                  FDA Matters.................................................      I-22

                                                                                        PAGE
                                                                                      --------
  2.31                  Studies.....................................................      I-23
  2.32                  Employment Agreements.......................................      I-23
  2.33                  Patent and Trademark Applications...........................      I-23
  2.34                  McDonald License Agreement..................................      I-24
  2.35                  Allergan Transaction........................................      I-24
  2.36                  Liquidation Amount..........................................      I-24
  2.37                  Parent Securities...........................................      I-24
  2.38                  Dissolution.................................................      I-24
  2.39                  Common Stock................................................      I-24
  2.40                  Representations Complete....................................      I-24

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB................
                                                                                          I-25
  3.1                   Organization and Standing...................................      I-25
  3.2                   Capital Structure of Parent.................................      I-25
  3.3                   Authority...................................................      I-25
  3.4                   No Conflict; Required Filings and Consents..................      I-25
  3.5                   SEC Filings; Financial Statements of Parent.................      I-26
  3.6                   Litigation..................................................      I-26
  3.7                   No Undisclosed Liabilities..................................      I-26
  3.8                   Absence of Certain Changes..................................      I-27
  3.9                   Brokers.....................................................      I-27
  3.10                  Reorganization..............................................      I-27
  3.11                  Representations Complete....................................      I-28

ARTICLE IV  CONDUCT PRIOR TO THE EFFECTIVE TIME.....................................      I-28
  4.1                   Conduct of Business of Company..............................      I-28
  4.2                   Exclusivity.................................................      I-30
  4.3                   Notices of Certain Events...................................      I-31

ARTICLE V  ADDITIONAL AGREEMENTS....................................................      I-31
  5.1                   Access to Information.......................................      I-31
  5.2                   Confidentiality.............................................      I-32
  5.3                   Public Disclosure...........................................      I-32
  5.4                   Reasonable Efforts and Further Assurances...................      I-33
  5.5                   Notification of Certain Matters.............................      I-33
  5.6                   Employment and Consulting Agreements; Employees.............      I-33
  5.7                   No Liability of Parent if Transaction is Not Tax-Free.......      I-34
  5.8                   Company Disclosure Schedule.................................      I-34
  5.9                   Litigation Support..........................................      I-34
  5.10                  Transition..................................................      I-34
  5.11                  Tax Treatment...............................................      I-34
  5.12                  Joint Proxy Statement/Prospectus; Registration Statement....      I-35
  5.13                  Stockholders Meetings.......................................      I-35
  5.14                  Affiliate Agreements........................................      I-35
  5.15                  Registration Statement; Joint Proxy Statement/Prospectus....      I-36
  5.16                  Directors' and Officers' Indemnification and Insurance......      I-36
  5.17                  Amendment to Company's Certificate of Incorporation.........      I-36
  5.18                  McDonald License Agreement..................................      I-36
  5.19                  Address Change Notices......................................      I-37
  5.20                  Amendment of the Warrants...................................      I-37

                                                                                        PAGE
                                                                                      --------
  5.21                  AMEX Noncompliance Notice...................................      I-37

ARTICLE VI  CONDITIONS TO THE MERGER................................................      I-37
  6.1                   Conditions to Obligations of Each Party to Consummate the
                        Merger......................................................      I-37
  6.2                   Additional Conditions to Obligations of Company.............      I-38
  6.3                   Additional Conditions to Obligations of Parent and Merger
                        Sub.........................................................      I-39

ARTICLE VII  TERMINATION AND AMENDMENT..............................................      I-40
  7.1                   Termination.................................................      I-40
  7.2                   Effect of Termination.......................................      I-42
  7.3                   Certain Payments............................................      I-42

ARTICLE VIII  REMEDIES, ESCROW AND INDEMNIFICATION..................................      I-43
  8.1                   Survival of Representations and Warranties..................      I-43
  8.2                   Escrow Fund.................................................      I-43
  8.3                   Limitations on Indemnification..............................      I-43
  8.4                   Indemnification by the Stockholders.........................      I-44
  8.5                   Indemnification by Parent and Surviving Corporation.........      I-45
  8.6                   Third Party Claims..........................................      I-45

ARTICLE IX  GENERAL PROVISIONS......................................................      I-45
  9.1                   Expenses....................................................      I-45
  9.2                   Notices.....................................................      I-46
  9.3                   Certain Definitions; Interpretation.........................      I-47
  9.4                   Counterparts................................................      I-47
  9.5                   Entire Agreement; Parties in Interest; Nonassignability.....      I-47
  9.6                   Severability................................................      I-47
  9.7                   Governing Law...............................................      I-48
  9.8                   Rules of Construction.......................................      I-48
  9.9                   Extension; Waiver...........................................      I-48
  9.10                  No Third-Party Beneficiary..................................      I-48
  9.11                  Attorneys' Fees.............................................      I-48
  9.12                  Amendment...................................................      I-48

EXHIBITS

Exhibit A               --          Form of Delaware Certificate of Merger
Exhibit B               --          Directors and Officers of Surviving Corporation
Exhibit C               --          Form of Escrow Agreement
Exhibit D               --          Form of Bier Employment Agreement
Exhibit E               --          Company Affiliates
Exhibit F               --          Form of Affiliate Agreement
Exhibit G               --          Form of Legal Opinions of Counsel to Company
Exhibit H               --          Form of Legal Opinion of Counsel to Parent and Merger Sub
Exhibit I               --          Executing Stockholders and Form of Voting Agreement
Exhibit J               --          Form of Stergiopoulos Consulting Agreement
Exhibit K               --          Form of Kanzer Noncompetition/Nonsolicitation Agreement
Exhibit L               --          Certificate of Incorporation and Bylaws of Surviving
                                    Corporation
Exhibit M               --          Escrow Shares
Exhibit N               --          2001 Company Budget
Exhibit O               --          Form of Amended Warrant

SCHEDULES

Company Disclosure Schedule
Parent Disclosure Schedule

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

    THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (the "AGREEMENT") is made and entered into as of July 31, 2001, by and among Endorex Corporation, a Delaware corporation ("PARENT"); Roadrunner Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("MERGER SUB"); and Corporate Technology Development, Inc., a Delaware corporation ("COMPANY").

                                    RECITALS

    A. The Boards of Directors of Company, Merger Sub and Parent believe it is in the best interests of their respective corporations and the stockholders of their respective corporations to enter into a business combination by means of a statutory merger of Merger Sub with and into Company (the "MERGER") and, in furtherance thereof, have approved the Merger.

    B. Pursuant to the Merger, among other things, the outstanding shares of common stock, $.001 par value per share, of Company (the "COMPANY COMMON STOCK") and the outstanding shares of Series A Convertible Preferred Stock, par value $.001 per share, of Company ("SERIES A PREFERRED" and, together with the Company Common Stock, the "COMPANY STOCK") shall be converted into the right to receive shares of common stock of Parent, $.001 par value per share (the "PARENT COMMON STOCK"), on the terms and subject to the conditions set forth herein. Parent will issue options to acquire Parent Common Stock (the "PARENT OPTIONS") pursuant to Parent's Amended and Restated 1995 Omnibus Incentive Plan, as amended (the "PARENT PLAN"), to holders of options (the "COMPANY OPTIONS") issued pursuant to Company's 1998 Stock Incentive Plan (the "COMPANY PLAN") in substitution for the Company Options. All outstanding warrants of Company to acquire shares of Series A Preferred (the "WARRANTS") shall be amended to be substantially in the form set forth in EXHIBIT O attached hereto (the "AMENDED WARRANTS") prior to the Effective Time (defined in Section 1.2), and Parent shall issue warrants exercisable for shares of Parent Common Stock in substitution for the Amended Warrants (the "PARENT WARRANTS").

    C. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and the Treasury Regulations promulgated thereunder, and intend that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Code.

    D. Concurrently with the execution of this Agreement, each of the security holders of the Company set forth on EXHIBIT I attached hereto is executing and delivering to Parent a Voting Agreement substantially in the form set forth in
EXHIBIT I attached hereto (the "VOTING AGREEMENT").

    NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

    1.1 THE MERGER. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions set forth in this Agreement and the applicable provisions of the Delaware General Corporation Law ("DELAWARE LAW"), Merger Sub shall be merged with and into Company, the separate corporate existence of Merger Sub shall cease and Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. Company, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

    1.2 CLOSING; EFFECTIVE TIME. The closing of the Merger (the "CLOSING") shall take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Article VI or at such other time as the parties hereto agree (the "CLOSING DATE"). The Closing shall take place at the offices of Brobeck, Phleger & Harrison LLP, 370 Interlocken Boulevard, Suite 500, Broomfield, Colorado 80021, or at such other location as the parties hereto agree. At the Closing and simultaneously therewith, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger substantially in the form attached hereto as EXHIBIT A (the "DELAWARE CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the time of filing of the Delaware Certificate of Merger being the "EFFECTIVE TIME").

    1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Delaware Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation, and the Surviving Corporation shall be a wholly-owned subsidiary of Parent.

    1.4  CERTIFICATE OF INCORPORATION; BYLAWS.

        (a) CERTIFICATE OF INCORPORATION. Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation (except the name of the Surviving Corporation shall be amended to become "Corporate Technology Development, Inc.") until thereafter amended, as provided by Delaware Law and such Certificate of Incorporation.

        (b) BYLAWS. Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until thereafter amended, as provided by Delaware Law, the Surviving Corporation's Certificate of Incorporation and such Bylaws.

    1.5  DIRECTORS AND OFFICERS.

        (a) SURVIVING CORPORATION. From and after the Effective Time, the directors and officers of the Surviving Corporation shall be as set forth on EXHIBIT B annexed hereto, in each case until their respective successors are duly elected or appointed and qualified.

        (b) PARENT. Parent shall take, or cause to be taken, such action so that, at the Effective Time, the Board of Directors of Parent (the "PARENT BOARD") shall consist of nine (9) members, three of whom shall be Dr. Colin Bier, Mr. Guy Rico and Mr. Peter Kliem, who shall serve until their successors are duly elected and qualified. Without limiting the foregoing, if necessary to comply with this Section 1.5(b), Parent shall cause the number of directors that shall constitute the Parent Board to be increased by resolution of the Parent Board. Dr. Bier will become the Chief Executive Officer of Parent and be appointed by the Parent Board as the Chairman of the Parent Board and Dr. Bier shall serve as the Chairman until such time as a successor is appointed by the Parent Board.

    1.6  MERGER CONSIDERATION.

        (a) CONVERSION OF COMPANY STOCK. At the Effective Time by virtue of the Merger and without any action on the part of the holders of Company Common Stock, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding those held in the treasury of Company), and all rights in respect thereof, shall forthwith cease to exist and be converted into .271443 of a share (the "COMMON STOCK EXCHANGE RATIO") of Parent

    Common Stock. At the Effective Time by virtue of the Merger and without any action on the part of the holders of shares of Series A Preferred, each share of Series A Preferred issued and outstanding immediately prior to the Effective Time (excluding those held in the treasury of Company), and all rights in respect thereof, shall forthwith cease to exist and be converted into 1.008466 shares of Parent Common Stock (the "PREFERRED STOCK EXCHANGE RATIO," and, together with the Common Stock Exchange Ratio, the "EXCHANGE RATIOS"). At the Effective Time by virtue of the Merger and without any action on the part of the holders of the Company Options, each Company Option issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall forthwith cease to exist and Parent Options shall be substituted therefor. Each such Parent Option shall be evidenced by a new stock option agreement issued by Parent to each of the holders of a Company Option (each a "PARENT GRANT AGREEMENT"). Each such Parent Grant Agreement shall have, and be subject to, the same terms and conditions set forth in the applicable stock option agreements for the Company Options, as in effect on the date hereof (each a "COMPANY OPTION AGREEMENT"), except that each Parent Option will be exercisable for the number of shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were subject to such corresponding Company Option immediately prior to the Effective Time multiplied by the Common Stock Exchange Ratio, rounded down to the nearest whole share, and the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such Parent Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Common Stock Exchange Ratio, rounded up to the nearest whole cent. At the Effective Time by virtue of the Merger and without any action on the part of the holders of the Amended Warrants, each Amended Warrant issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall forthwith cease to exist and Parent Warrants shall be substituted therefor. Each such Parent Warrant shall have, and be subject to, the same terms and conditions set forth in the applicable Amended Warrant, except that each Parent Warrant will be exercisable for the number of shares of Parent Common Stock equal to the product of the number of shares of Series A Preferred that were subject to such corresponding Amended Warrant immediately prior to the Effective Time multiplied by the Common Stock Exchange Ratio, rounded down to the nearest whole share, and the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such Parent Warrent will be equal to the quotient determined by dividing the exercise price per share of Series A Preferred at which such Amended Warrant was exercisable immediately prior to the Effective Time by the Common Stock Exchange Ratio, rounded up to the nearest whole cent. Except pursuant to the terms of Sections 1.6(d) or 8.5, in no event shall Parent be required to issue any Parent Common Stock or options, warrants or other securities exercisable for or convertible into in excess of 10,000,000 shares of Parent Common Stock pursuant to the terms of this Agreement, including, but not limited to, the Parent Common Stock issuable upon exercise of the Parent Options, the Parent Common Stock issuable upon exercise of the Parent Warrants, the Parent Common Stock to be issued to Nicholas Stergiopoulos pursuant to Section 1.6(g) and the Parent Common Stock to be issued to Steve Kanzer pursuant to Section 1.6(h). An aggregate of 1,350,000 shares of the Merger Consideration (as defined below) payable to the stockholders of Company (the "STOCKHOLDERS") as set forth on EXHIBIT M attached hereto shall be subject to escrow pursuant to Sections
    1.8(b) and 8.2. The aggregate number of shares of Parent Common Stock issuable (i) pursuant to this Section 1.6(a), (ii) upon exercise of the Parent Options and the Parent Warrants, and (iii) pursuant to
    Section 1.6(d) are collectively referred to herein as the "MERGER CONSIDERATION". The aggregate number of shares of Parent Common Stock that the holders of the Series A Preferred receive pursuant to this
    Section 1.6(a) is referred to herein as the "SERIES A PREFERRED MERGER CONSIDERATION."

        (b) CANCELLATION OF CAPITAL STOCK OWNED BY COMPANY. At the Effective Time, all shares of capital stock of Company that are held in the treasury of Company or owned by Company or any subsidiary of Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and without payment of any consideration therefor.

        (c) NO FRACTIONAL SHARES. No certificate or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of certificates that immediately prior to the Effective Time represented outstanding shares of Company Stock (the "COMPANY CERTIFICATES"), no dividend or distribution of Parent shall relate to such fractional share interests, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. Notwithstanding any other provision of this Agreement, each holder of shares of Company Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Company Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Parent Common Stock multiplied by the Closing Date Fair Market Value (as defined in
    Section 8.3(d)).

        (d) ADJUSTMENTS TO EXCHANGE RATIOS. The Exchange Ratios shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or securities of Company), reorganization, recapitalization or other like change with respect to Parent Common Stock or securities of Company occurring after the date hereof and prior to the Effective Time; PROVIDED, HOWEVER, that the Exchange Ratios shall not be adjusted for any dividend of Parent's securities on Parent's Series B Convertible Preferred Stock or Series C Convertible Preferred Stock pursuant to the terms of Parent's Amended and Restated Certificate of Incorporation.

        (e) CONVERSION OF MERGER SUB COMMON STOCK. At the Effective Time, each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall represent one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

        (f) OUTSTANDING CAPITAL STOCK OF COMPANY. After the Effective Time, no share of capital stock of Company shall be deemed to be outstanding or to have any rights other than those set forth in this Section 1.6.

        (g) STERGIOPOULOS PAYMENT. At the Closing, Nicholas Stergiopoulos shall receive 133,334 shares of Parent Common Stock from Parent as payment of a bonus pursuant to Section 3(a)(iv) of the Stergiopoulos Employment Agreement (as defined in Section 5.6(c)).

        (h) KANZER PAYMENT. At the Closing, Steve Kanzer shall receive 250,000 shares of Parent Common Stock from Parent as payment of a bonus related to his employment with CTD.

    1.7  DISSENTING SHARES.

        (a) DISSENTER'S RIGHTS. Notwithstanding any provision of this Agreement to the contrary, any capital stock of Company held by a holder who has exercised such holder's dissenter's rights in accordance with
    Section 262 of Delaware Law, and who, as of the Effective Time, has not effectively withdrawn or lost such dissenter's rights ("DISSENTING SHARES"), shall not be converted into or represent a right to receive Parent Common Stock pursuant to Section 1.6, but the holder of the Dissenting Shares shall only be entitled to such rights as are granted by Section 262 of Delaware Law.

        (b)  LOSS OF DISSENTER'S RIGHTS.  Notwithstanding the provisions of
    Section 1.7(a), if any holder of capital stock of Company who demands dissenter's rights with respect to such capital stock shall effectively withdraw or lose (through failure to perfect or otherwise) his rights to receive payment for the fair market value of such capital stock under Delaware Law, then, as of the later of the Effective Time or the occurrence of such event, such holder's capital stock of Company shall automatically be converted into and represent only the right to receive Parent Common Stock and payment for fractional shares as provided in Section 1.6(c), without interest, upon surrender of the Company Certificates representing such shares to Parent pursuant to Section 1.8.

        (c) NOTICE. Company shall give Parent (i) prompt notice of any written demands for payment with respect to capital stock of Company pursuant to
    Section 262 of Delaware Law, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by Company, and
    (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for dissenter's rights under Delaware Law. Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for dissenter's rights with respect to capital stock of Company or offer to settle or settle any such demands.

    1.8  SURRENDER OF CERTIFICATES.

        (a)  EXCHANGE PROCEDURES.

           (i) From and after the Effective Time, all shares of capital stock of Company shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a Company Certificate shall cease to have any rights with respect thereto, except the holders of Company Stock shall have the right, upon surrender to Parent of Company Certificates for cancellation, to receive in exchange therefor a certificate (a "PARENT CERTIFICATE") representing the number of whole shares of Parent Common Stock, less the number of shares of Parent Common Stock to be deposited into escrow on such holder's behalf pursuant to Article VIII and the Escrow Agreement (as defined in Section 6.1(c)), plus cash in lieu of fractional shares, if any, and the Company Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Company Certificate that, prior to the Effective Time, represented shares of Company Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence only the right to receive that number of whole shares of Parent Common Stock issuable in exchange for such shares of Company Stock, plus cash in lieu of fractional shares, if any.

           (ii) As soon as reasonably practicable after the Effective Time, Parent shall mail to each holder of record of Company Certificates whose shares were converted pursuant to Section 1.6 into the right to receive shares of Parent Common Stock, (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon delivery of the Company Certificates to Parent and shall be in such form and have such other provisions as Parent and Company may reasonably specify) and (B) instructions for effecting the surrender of the Company Certificates in exchange certificates representing shares of Parent Common Stock, plus cash in lieu of fractional shares, if any. Upon surrender of a Company Certificate for cancellation to Parent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such Company Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Article I, plus cash in lieu of fractional shares, if any.

        (b)  ESCROW.  Subject to and in accordance with the provisions of
    Article VIII and the Escrow Agreement and subject to the surrender to Parent of all Company Certificates held by the Stockholders, Parent shall cause to be distributed to the Escrow Agent (as defined in Section 8.2) a certificate or certificates representing 1,350,000 shares of the Merger Consideration issuable to the Stockholders pursuant to Section 1.6 (the "ESCROW SHARES"). The Escrow Shares shall be held in escrow and shall be available to compensate Parent for certain damages as provided in Article VIII. To the extent not used to compensate Parent for such damages, such shares shall be released to the Stockholders, all as provided in Article VIII and the Escrow Agreement.

        (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Company Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Company Certificate shall surrender such Company Certificate to Parent as provided in
    Section 1.8(a)(ii). Subject to applicable law, following surrender of any such Company Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the first sentence of this Section 1.8(c)) with respect to such shares of Parent Common Stock.

        (d) TRANSFERS OF OWNERSHIP. If any certificate for shares of Parent Common Stock is to be issued, or any cash is to be paid, in a name other than that in which the Company Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Company Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other Taxes (as defined in Section 2.13(m)(i)) required by reason of the issuance of a certificate for shares of Parent Common Stock (or the payment of cash) in any name other than that of the registered holder of the Company Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such Tax has been paid or is not payable.

        (e)  OPTIONS.

           (i) From and after the Effective Time, all Company Options shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a Company Option shall cease to have any rights with respect thereto, except the holders of Company Options shall have the right, upon surrender to Parent of a Company Grant Agreement for cancellation, to receive in exchange therefor a Parent Grant Agreement, and the Company Grant Agreement so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Company Option that, prior to the Effective Time, represented the right to acquire shares of Company Stock will be deemed from and after the Effective Time, for all purposes, to evidence only the right to receive Parent Options as described in Section 1.6(a).

           (ii) As soon as reasonably practicable after the Effective Time, Parent shall mail to each holder of record of Company Options which were converted pursuant to Section 1.6 into the right to receive Parent Options, (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Options shall pass, only upon delivery of the Company Grant Agreement to Parent and shall be in such form and have such other provisions as Parent and Company may reasonably specify) and (B) instructions for effecting the surrender of the Company Grant Agreement in exchange for a Parent Grant Agreement. Upon surrender of a Company Grant Agreement for cancellation to Parent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such Company Grant Agreement shall be entitled to receive in exchange therefor a Parent Grant Agreement representing that number of Parent Options which such holder has the right to receive pursuant to the provisions of this Article I.

        (f)  AMENDED WARRANTS.

           (i) From and after the Effective Time, all Amended Warrants shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of an Amended Warrant shall cease to have any rights with respect thereto, except the holders of Amended Warrants shall have the right, upon surrender to Parent of an Amended Warrant for cancellation, to receive in exchange therefor a Parent Warrant, and the Amended Warrant so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Amended Warrant that, prior to the Effective Time, represented the right to acquire shares of Series A Preferred will be deemed from and after the Effective Time, for all purposes, to evidence only the right to receive Parent Warrants as described in Section 1.6(a).

           (ii) As soon as reasonably practicable after the Effective Time, Parent shall mail to each holder of record of an Amended Warrant which was converted pursuant to Section 1.6 into the right to receive a Parent Warrant, (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Amended Warrent shall pass, only upon delivery of the Amended Warrant to Parent and shall be in such form and have such other provisions as Parent and Company may reasonably specify) and (B) instructions for effecting the surrender of the Amended Warrant in exchange for a Parent Warrant. Upon surrender of an Amended Warrant for cancellation to Parent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such Amended Warrant shall be entitled to receive in exchange therefor a Parent Warrant exercisable for the number of shares of Parent Common Stock determined pursuant to the formula set forth in Section 1.6(a).

    1.9 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Company Certificates shall have been lost, stolen or destroyed, Parent shall issue in exchange for such lost, stolen or destroyed Company Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock as may be required pursuant to Section 1.6; PROVIDED, HOWEVER, that Parent may, in its discretion and as a condition precedent to the issuance and payment thereof, require the owner of such lost, stolen or destroyed Company Certificates to deliver to Parent an affidavit of loss, theft or destruction in form reasonably satisfactory to Parent and to indemnify and hold harmless Parent from and against any claim that may be made against Parent, the Surviving Corporation, Company or any of their directors, officers, employees, affiliates or agents with respect to the Company Certificates alleged to have been lost, stolen or destroyed.

    1.10 CLOSING OF COMPANY'S TRANSFER BOOKS. At and after the Effective Time, holders of Company Stock shall cease to have any rights as stockholders of Company, except for the right to receive shares of Parent Common Stock, plus cash in lieu of fractional shares, if any, pursuant to Section 1.6. At the Effective Time, the stock transfer books of Company shall be closed and no transfer of shares of Company Stock and any other securities of Company, including, but not limited to, any options and warrants, which were outstanding immediately prior to the Effective Time shall thereafter be made.

    1.11 TAX CONSEQUENCES. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code.

    1.12  NO LIABILITY.  Notwithstanding anything to the contrary in this
Article I, none of Parent, Merger Sub, the Surviving Corporation or any party hereto shall be liable to any person in respect of any shares of Parent Common Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    1.13 AFFILIATES. Notwithstanding anything herein to the contrary, Company Certificates surrendered for exchange by any Affiliate (as defined in Section 5.14) of Company shall not be exchanged until Parent has received an executed Affiliate Agreement (as defined in Section 5.14) from such Affiliate.

    1.14 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Parent with control over, and to vest the Surviving Corporation with full right, title and possession to, all assets, property, rights, privileges, powers and franchises of Company, the officers and directors of Company, Parent and Merger Sub shall, in the name of their respective corporations or otherwise, take all such lawful and necessary action as may be requested by Parent.

                                   ARTICLE II
     REPRESENTATIONS AND WARRANTIES OF COMPANY AND STOCKHOLDERS OF COMPANY

    Except for specific references to, and as set forth in the Company Disclosure Schedule attached hereto and referring by numbered section (and, where applicable, by lettered subsection) of the representations and warranties in this Article II (the "COMPANY DISCLOSURE SCHEDULE"), Company represents and warrants to Parent and Merger Sub as follows:

    2.1 ORGANIZATION, STANDING AND POWER. Company and each of its direct or indirect corporate or non-corporate subsidiaries and any other entity in which Company or such subsidiaries have a direct or indirect equity participation ("SUBSIDIARIES") is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Company and each of its Subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction where it is required by law to be so qualified, except where such failure to qualify would not have a Material Adverse Effect (as defined in Section 9.3) on Company or any of its Subsidiaries. Section 2.1 of the Company Disclosure Schedule sets forth (i) the name of Company and each of its Subsidiaries, (ii) the jurisdiction of organization of the Company and each of its Subsidiaries,
(iii) each jurisdiction in which Company and each of its Subsidiaries is duly qualified to do business and in good standing, and (iv) all former names and all fictitious or assumed names under which Company and each of its Subsidiaries does or has done business. True, correct and complete copies of the Certificate of Incorporation and Bylaws or other charter documents, as applicable, of each of Company and its Subsidiaries, as amended to the date of this Agreement, have been delivered to Parent and are included in Section 2.1 of the Company Disclosure Schedule. Neither Company nor any of its Subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or other charter documents, as applicable. Neither Company nor any of its Subsidiaries owns or ever has owned directly or indirectly any equity or similar interest in, or any interest convertible or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture, limited liability company or other business association or entity, other than Company's current ownership interest in its Subsidiaries. Section 2.1 of the Company Disclosure Schedule sets forth a list of each of the officers and directors of Company and each of its Subsidiaries.

    2.2 CAPITAL STRUCTURE. The authorized capital stock of Company consists of 25,000,000 shares of Common Stock, par value $.001 per share, of which 5,000,000 shares were issued and outstanding as of the date hereof, and 10,000,000 shares of Preferred Stock, par value $.001 per share, of which 9,515,000 shares are designated Series A Convertible Preferred Stock, of which 7,628,750 shares were issued and outstanding as of the date hereof. As of the date hereof, Company has Company Options outstanding to acquire 1,322,725 shares of Company Common Stock at the exercise prices and for the time periods set forth in Section 2.2 of the Company Disclosure Schedule, all of which, except as set forth in Section 2.2 of the Company Disclosure Schedule, are fully vested. As of the date hereof, Company has Warrants outstanding to acquire 762,875 shares of Series A Preferred at the exercise prices and for the time periods set forth in Section 2.2 of the Company Disclosure Schedule, all of which, except as set forth in Section 2.2 of the Company Disclosure Schedule, are fully vested. At the Effective Time, no Warrants will be outstanding. All of the security holders of Company and each of its Subsidiaries and their respective holdings, including any holders of options, warrants or any other right to acquire securities of Company or any of its Subsidiaries, as of the date hereof, are as set forth on Section 2.2 of the Company Disclosure Schedule. Other than such securities, there are no other outstanding shares of capital stock or other securities of Company or any of its Subsidiaries and no outstanding commitments to issue any shares of capital stock or securities of Company or any of its Subsidiaries after the date hereof. All outstanding shares of capital stock of Company and its Subsidiaries are duly authorized, validly issued, fully paid and non-assessable and are free and clear of any restrictions on transfer (other than restrictions under the Securities Act of 1933, as amended (the "ACT") and state securities laws), Taxes, security interests, charges, liens, encumbrances, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands), and are not subject to preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation or Bylaws or other charter documents, as applicable, of the respective entity or any agreement to which the respective entity is a party or by which it is bound. Except for the rights created pursuant to this Agreement, there are no other options, warrants, calls, rights, commitments, contracts or agreements of any character to which any of Company, its Subsidiaries or security holders of Company is a party or by which they are bound obligating the respective person or entity to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock or other securities of Company or any of its Subsidiaries or any securities convertible or exchangeable therefor or obligating Company or any of its Subsidiaries to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. Except for this Agreement, as contemplated hereby or as set forth in Section 2.18(h) of the Company Disclosure Schedule, there are no contracts, commitments, trusts, proxies or agreements relating to voting, purchase or sale of Company's or any of its Subsidiaries' securities
(i) between or among the respective entity and any of its security holders, and
(ii) between or among any of the respective entity's security holders. There are no outstanding or authorized stock appreciation rights, phantom stock, profit participation, dividend equivalent rights, or similar rights with respect to Company or any of its Subsidiaries. All outstanding securities of Company and each of its Subsidiaries were issued in compliance with all applicable federal and state securities laws.

    2.3 AUTHORITY. Company and each security holder of Company that is not a natural person has all requisite corporate power and authority to execute and deliver this Agreement (if applicable), the Escrow Agreement (if applicable), the Voting Agreement (if applicable), the Affiliate Agreement (if applicable) and any other agreement contemplated hereunder (the "TRANSACTION AGREEMENTS"), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Each security holder of Company that is a natural person has full legal right, power and authority to execute and deliver the Transaction Agreements, to perform their obligations thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Company and each security holder of Company that is not a natural person, subject only to the approval of the Merger by the stockholders of Company as contemplated by
Section 6.1(d). This Agreement has been duly executed and delivered by Company and constitutes the valid and binding obligation of Company, enforceable against Company in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and is subject to general principles of equity.

    2.4  NO CONFLICTS; REQUIRED FILINGS AND CONSENTS.

        (a) NO CONFLICT. Except as set forth in Section 2.4(a) of the Company Disclosure Schedule, the execution and delivery of the Transaction Agreements by Company and each security holder of

    Company do not, and the performance by Company and each security holder of Company of their obligations hereunder and thereunder, and the consummation of the Merger will not, (i) conflict with or violate any provision of the Certificate of Incorporation, Bylaws or other charter document, as applicable, of Company or any of its Subsidiaries or any security holder of Company, (ii) conflict with or violate any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license applicable to Company or any of its Subsidiaries or any security holder of Company or by which any property or asset of Company or any of its Subsidiaries or any security holder of Company is bound or affected, or
    (iii) conflict with, result in any breach of, violate or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien, security interest, charge or other encumbrance on any property or asset of Company or any of its Subsidiaries or any security holder of Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except where such breach or default would not have a Material Adverse Effect on Company or any of its Subsidiaries or any security holder of Company or impair Company's or any security holder of Company's ability to consummate the transactions contemplated hereby.

        (b) GOVERNMENTAL FILINGS. No filing or registration with, or notification to, and no permit, authorization, consent or approval of, any United States Federal, state or local or any foreign governmental, regulatory or administrative authority, agency or commission or any court, tribunal or arbitral body ("GOVERNMENT ENTITY") is necessary for the execution and delivery of the Transaction Agreements by Company and any security holder of Company or the consummation by Company and any security holder of Company of the transactions contemplated by the Transaction Agreements, except (i) the filing of the Delaware Certificate of Merger,
    (ii) the filing of the Joint Proxy Statement (as defined in Section 5.15) with the U.S. Securities and Exchange Commission (the "SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"),
    (iii) such filings, registrations, notifications, permits, authorizations, registrations, declarations and filings as may be required under applicable state securities laws, and (iv) such filings, registrations, notifications, permits, authorizations, consents or approvals that result from the specific legal or regulatory status of Parent or as a result of any other facts that specifically relate to the business or activities in which Parent is engaged other than the business of Company.

        (c)  THIRD PARTY CONSENTS AND NOTICES.  Except as set forth in
    Section 2.4(c) of the Company Disclosure Schedule, neither Company nor any of its Subsidiaries is required to obtain the consent of, or give notice to, any third party by reason of the transactions contemplated by the Transaction Agreements.

    2.5  PERMITS; COMPLIANCE WITH LAWS.

    Except for such Company Permits (as defined below) the non-compliance with which would not have a Material Adverse Effect on Company or any of its Subsidiaries, Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easements, variances, exceptions, consents, certificates, identification and registration numbers, approvals and orders of any Government Entity necessary for Company and each of its Subsidiaries to own, lease and operate their properties or to offer or perform their services or to develop, produce, store, distribute and market their products or otherwise to carry on their business as it is now being conducted (collectively, the "COMPANY PERMITS"), and none of the Company Permits has been suspended or cancelled nor is any such suspension or cancellation pending or, to the knowledge of Company, threatened. All of the Company Permits are set forth in Section 2.5 of the Company Disclosure Schedule. Company and each of its Subsidiaries is not in conflict with, or in default or violation of, (i) any law, statute, order, rule, regulation, ordinance or judgment applicable to Company and each of its Subsidiaries or by which any property or asset of Company or any of its Subsidiaries is bound or affected or (ii) any Company Permits, except where such conflict would not have a Material Adverse Effect on Company or any of its Subsidiaries. There are no actions, proceedings, investigations or surveys pending or, to the knowledge of Company, threatened against Company and each of its Subsidiaries that could reasonably be expected to result in the suspension or cancellation of any Company Permit. Since its inception, neither Company nor any of its Subsidiaries has received from any Government Entity any written notification with respect to possible conflicts, defaults or violations of any law, statute, order, rule, regulation, ordinance or judgment. The Merger will not result in the suspension or cancellation of any Company Permit.

    2.6 FINANCIAL STATEMENTS. Section 2.6 of the Company Disclosure Schedule includes true, complete and correct copies of Company's audited consolidated financial statements (balance sheet, statement of operations and statement of cash flows) as at, and for the fiscal years ended December 31, 1998, December 31, 1999, and December 31, 2000 (collectively, the "FINANCIAL STATEMENTS"). As soon as reasonably practical after the respective period ends, Company shall provide Parent true, complete and correct copies of Company's unaudited consolidated financial statements (balance sheet, statement of operations and statement of cash flows) as at, and for the quarterly periods ended during fiscal year 2001 prior to the Effective Time (collectively, the "NEW FINANCIAL STATEMENTS"). The Financial Statements have been, and the New Financial Statements will be, prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and with each other. The Financial Statements were, and the New Financial Statements will be, prepared from and in accordance with the books and records maintained by Company and fairly present, in all material respects, the financial condition, operating results and cash flow of Company as of the dates, and for the periods, indicated therein, subject to the absence of footnotes and normal year-end audit adjustments which will not be material in nature or in amount for the New Financial Statements. Company maintains and will continue to maintain books and records established and administered in accordance with GAAP.

    2.7 ABSENCE OF CERTAIN CHANGES. Except as set forth in Section 2.7 of the Company Disclosure Schedule, since December 31, 2000, Company and each of its Subsidiaries have conducted their business only in the ordinary course consistent with past practice and there has not occurred (i) any Material Adverse Effect on Company or any of its Subsidiaries, (ii) any event that could reasonably be expected to prevent or materially delay the performance of Company's obligations pursuant to the Transaction Agreements or the consummation of the Merger by Company, (iii) any change by Company or any of its Subsidiaries in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of capital stock of Company or any of its Subsidiaries or any redemption, purchase or other acquisition of any of Company's or any of its Subsidiaries' securities, (v) any increase in the compensation or benefits or establishment or payment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any employees, officers, consultants or directors of Company or any of its Subsidiaries, (vi) any issuance, grants or sale of any stock, options, warrants, notes, bonds or other securities, or entering into any agreement with respect thereto by Company or any of its Subsidiaries, (vii) any amendment to the Certificate of Incorporation or bylaws or other charter documents, as applicable, of Company or any of its Subsidiaries, (viii) other than in the ordinary course of business consistent with past practice, any (w) capital expenditures, (x) purchase, sale, assignment or transfer of any material amount of assets, (y) mortgage, pledge or existence of any lien, encumbrance or charge on any assets or properties, tangible or intangible, except for liens for taxes not yet due and such other liens, encumbrances or charges which do not, individually or in the aggregate, have a Material Adverse Effect on Company or any of its Subsidiaries, or (z) cancellation, compromise, release or waiver of any rights of material value or any material debts or claims by Company or any of its Subsidiaries, (ix) any incurrence of any material liability (absolute or contingent) by Company or any of its Subsidiaries, except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice, (x) any incurrence of any damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of Company or any of its Subsidiaries, (xi) any entering into any agreement, contract, lease or license by Company or any of its Subsidiaries other than in the ordinary course of business consistent with past practice, (xii) any acceleration, termination, modification or cancellation of any agreement, contract, lease or license to which Company or any of its Subsidiaries is a party or by which any of them is bound, (xiii) any entering into any loan or other transaction by Company or any of its Subsidiaries with any officers, directors or employees of Company or any of its Subsidiaries,
(xiv) any charitable or other capital contribution or pledge therefore by Company or any of its Subsidiaries, (xv) any entering into any transaction of a material nature by Company or any of its Subsidiaries other than in the ordinary course of business consistent with past practice, or (xvi) any negotiation or agreement by Company or any of its Subsidiaries to do any of the things described in the preceding clauses (i) through (xv).

    2.8 ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent set forth on the balance sheet of Company as of December 31, 2000 included in the Financial Statements (the "COMPANY BALANCE SHEET") and except for current liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2000, Company does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP.

    2.9 LITIGATION. Except as set forth in Section 2.9 of the Company Disclosure Schedule, there is no private or governmental action, suit, proceeding, claim, arbitration, complaint, allegation, dispute or, to the knowledge of Company, investigation pending before any governmental department, commission, authority, arbitrator, agency, court or tribunal, foreign or domestic, or, to the knowledge of Company, threatened against Company or any of its Subsidiaries or any of their assets, Intellectual Property Rights (as defined in Section 2.12(h)) or properties or any of their officers or directors (in their capacities as such). There is no judgment, decree, injunction, rule or order against Company or any of its Subsidiaries, or any of their directors or officers (in their capacities as such), limiting the conduct of business by Company or any of its Subsidiaries or that could prevent, enjoin, or alter or delay any of the transactions contemplated by this Agreement or have an adverse effect on Company or any of its Subsidiaries. There is no litigation (including arbitrations) by Company or any of its Subsidiaries which is pending against any other person or entity.

    2.10 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, judgment, injunction, order or decree binding upon or governmental or regulatory action taken against or involving Company or any of its Subsidiaries or any of their assets or properties which has had or could reasonably be expected to have the effect of prohibiting or impairing any current or future business practice of Company or any of its Subsidiaries, any acquisition of property by Company or any of its Subsidiaries or the conduct of business by Company or any of its Subsidiaries as currently conducted or as currently proposed to be conducted.

    2.11 TITLE TO PROPERTY. Neither Company nor any of its Subsidiaries owns any real property. Section 2.11 of the Company Disclosure Schedule sets forth a list of material assets and property owned, leased or licensed by Company or any of its Subsidiaries. Company and each of its Subsidiaries has good and marketable title to all of its respective assets and properties reflected in the Company Balance Sheet and in Section 2.11 of the Company Disclosure Schedule, or with respect to leased properties and assets, valid leasehold interests therein, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except for (a) mechanic's, materialman's, and similar liens,
(b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings and for which adequate reserves have been established on the books of Company and its Subsidiaries, and
(c) purchase money liens and liens securing rental

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payments under capital lease arrangements. All properties used in the operations of Company or any of its Subsidiaries are reflected on the Company Balance Sheet to the extent GAAP requires the same to be reflected and on Section 2.11 of the Company Disclosure Schedule.

    2.12  INTELLECTUAL PROPERTY.

        (a) LIST OF COMPANY INTELLECTUAL PROPERTY. Section 2.12(a) of the Company Disclosure Schedule contains a true and complete list of Company's and each of its Subsidiaries' license or other agreements relating to Intellectual Property Rights (including the parties thereto and the date and subject matter thereof) (each a "LICENSE AGREEMENT" and collectively "LICENSE AGREEMENTS"), patents, patent applications, registered and unregistered trademarks and services marks, trade names, trademark and service mark applications, Internet domain names, Internet domain name applications, copyright registrations and applications and other filings and formal actions made or taken pursuant to Federal, state, local and foreign laws by Company and each of its Subsidiaries to protect their interests in their Intellectual Property Rights, and includes details of all due dates for further filings, registrations, maintenance, payments or other actions falling due in respect of their Intellectual Property Rights within twelve (12) months of the Effective Time. Company has delivered, or has made available, to Parent a copy of each of the items listed in Section 2.12(a) of the Company Disclosure Schedule. All of Company's and each of its Subsidiaries' patents, patent applications, registered trademarks, trademark applications and registered copyrights remain in good standing with all fees paid and filings made. Company has delivered to Parent all letters, analyses, reports and other documentation concerning the ownership, validity, infringement of, or freedom to use, the Intellectual Property Rights of Company or any of its Subsidiaries, any third party Intellectual Property Rights or any License Agreement.

        (b) COMPANY INTELLECTUAL PROPERTY RIGHTS. The Intellectual Property Rights of Company and each of its Subsidiaries contain only those items and rights which are: (i) owned by Company or any of its Subsidiaries, or
    (ii) rightfully used by Company or any of its Subsidiaries pursuant to a valid and enforceable License Agreement. Except as set forth in
    Section 2.12(b) of the Company Disclosure Schedule, Company and each of its Subsidiaries have all rights, including, without limitation, rights to make, have made, use, reproduce, modify, adopt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display, license and, other than with respect to the License Agreements, assign and sell, in their Intellectual Property Rights necessary to permit Company and each of its Subsidiaries to carry out Company's and its Subsidiaries' current activities and their future activities to the extent such future activities are already planned.

        (c) INFRINGEMENT. To the knowledge of Company, neither (i) the reproduction, manufacturing, distribution, licensing, sublicensing, testing, invention, use, sale or offer to sell or any other exercise of Intellectual Property Rights by Company or any of its Subsidiaries, nor (ii) the conduct of business by Company or any of its Subsidiaries as currently conducted or as currently proposed to be conducted, infringes on any third party's Intellectual Property Rights anywhere in the world. Neither Company nor any of its Subsidiaries has received notice of any pending or threatened claims
    (i) challenging the validity, effectiveness or ownership by Company or any of its Subsidiaries of any Intellectual Property Rights, or (ii) to the effect that the use, testing, manufacturing, distribution, licensing, sublicensing, sale or offer to sell or any other exercise of rights in any product, invention, know-how, technology or process as now used or offered or proposed for use, licensing, sublicensing or sale by Company or its Subsidiaries or their agents or use by their customers infringes or will infringe on or misappropriate any third party's Intellectual Property Rights. To Company's knowledge there exist no valid grounds for any bona fide claim of any such kind. All of the rights within the Intellectual Property Rights of Company and each of its Subsidiaries are enforceable and subsisting. To the knowledge of Company, there is

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    no unauthorized use, infringement or misappropriation of any Intellectual
    Property Rights of Company and each of its Subsidiaries by any third party, employee or former employee.

        (d) NONDISCLOSURE AGREEMENTS AND ASSIGNMENTS. All personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of Intellectual Property Rights on behalf of Company or any of its Subsidiaries, have executed nondisclosure agreements and either (i) have been a party to an enforceable agreement with Company or any of its Subsidiaries in accordance with applicable national and state law that accords Company or any of its Subsidiaries full, effective, exclusive and original ownership of all tangible and intangible property, works of authorship, inventions (whether patentable or not) and developments arising from the efforts of such personnel, or (ii) have executed appropriate instruments of assignment in favor of Company or any of its Subsidiaries that have conveyed to Company or any of its Subsidiaries full, effective and exclusive ownership of all tangible and intangible property arising from the efforts of such personnel.

        (e) NO VIOLATION. The execution or delivery of the Transaction Agreements, or performance of Company's obligations hereunder or thereunder, will not cause the diminution, termination or forfeiture of any of the Intellectual Property Rights of Company or any of its Subsidiaries.

        (f) ENCUMBRANCES. Except for restrictions provided for in the License Agreements, the Intellectual Property Rights of Company and each of its Subsidiaries are free and clear of any and all mortgages, pledges, liens, security interests, conditional sale agreements, encumbrances or charges of any kind.

        (g) ROYALTIES. Except as set forth in Section 2.12(g) of the Company Disclosure Schedule, to the knowledge of Company, neither Company nor any of its Subsidiaries owes any royalties, payments, penalties, milestone payments or other payments to third parties in respect of Intellectual Property Rights of Company and each of its Subsidiaries or the License Agreements.

        (h) DEFINITION. "INTELLECTUAL PROPERTY RIGHTS" means, collectively, with respect to any person or entity, all of the following worldwide intangible legal rights of such person or entity, including those existing or acquired by ownership, license or other legal operation, whether or not filed, perfected, registered or recorded and whether now or hereafter existing, filed, issued or acquired: (i) patents, patent applications, and patent rights, including any and all continuations, continuations-in-part, divisions, reissues, reexaminations or extensions thereof; (ii) inventions (whether patentable or not in any country), invention disclosures, industrial designs, improvements, trade secrets, proprietary information, know-how, INDs, technology and technical or clinical data; (iii) rights associated with works of authorship (including audiovisual works), including, without limitation, copyrights, copyright applications and copyright registrations, moral rights, database rights, mask work rights, mask work applications and mask work registrations; (iv) rights in trade secrets, including, without limitation, rights in industrial property, customer, vendor and prospect lists and all associated information or databases and other confidential or proprietary information, and all rights relating to the protection of the same, including, without limitation, rights under nondisclosure agreements; (v) any other proprietary rights in technology, including software, all source and object code, algorithms, architecture, structure, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda, records, business information, or trade marks, trade dress or names, anywhere in the world; (vi) any rights analogous thereto in the preceding clauses and any other proprietary rights relating to intangible property, including, without limitation, brand names, trademarks, service marks, domain names, trademark and service mark registrations and applications therefor, trade names, rights in trade dress and packaging and all goodwill associated with the same; (vii) all rights to sue or make any claims for any past, present or future infringement, misappropriation or unauthorized use of any of the foregoing rights and the right to all income, royalties, damages and other payments that are now or may hereafter become due or payable with respect to any of the foregoing rights, including, without limitation, damages for past, present or future infringement, misappropriation or unauthorized use thereof; and
    (viii) rights under license agreements for the foregoing.

    2.13  TAXES.

        (a) RETURNS. Company and each of its Subsidiaries have duly and timely filed or caused to be filed all Federal, state, local and foreign income Tax Returns (as defined in Section 2.13(m)(ii)) and all other material Tax Returns required to be filed by it to date and will duly and timely file or cause to be filed all Tax Returns required to be filed by it prior to the Effective Time. As of the date hereof, Company and each of its Subsidiaries have not filed any income Tax Returns for the year ended December 31, 2000. All such Tax Returns (including all amendments thereto) as of the time of filing were or will be complete and accurate in all material respects. No claim has ever been made by a Taxing authority in any jurisdiction in which the Company or any of its Subsidiaries does not file Tax Returns that such person is or may be subject to Taxes in such jurisdiction.

        (b) PAYMENTS. All Taxes payable by Company and each of its Subsidiaries (whether or not shown on any Tax Return) have been paid or will be paid, when due, other than Taxes that are being contested in good faith.

        (c) RESERVES; ACCRUALS. The liabilities and reserves for Taxes reflected in the Company Balance Sheet are adequate to cover all liabilities for unpaid Taxes of Company and each of its Subsidiaries (including those that are being contested in good faith) for all periods or portions of periods through the date thereof. Neither Company nor any of its Subsidiaries has incurred or accrued any Taxes for periods or portions of periods after December 31, 2000, and will not incur or accrue any Taxes prior to the Effective Time, other than Taxes arising in the ordinary course of business.

        (d) PROCEEDINGS. No action, suit, proceeding or audit concerning any Tax liability of Company or any of its Subsidiaries is pending or, to the knowledge of Company, has been threatened against Company or any of it Subsidiaries. There are no claims or assessments against Company or any of its Subsidiaries for an alleged Tax deficiency and, to the knowledge of Company, no such claims or assessments have been proposed.

        (e) LIENS. To the knowledge of Company, there are no charges, liens, encumbrances or adverse claims for Taxes upon any properties or assets of Company or any of its Subsidiaries, except for liens described in
    Section 2.11(b).

        (f) WITHHOLDINGS. Company and each of its Subsidiaries have properly withheld and paid over all withholding, employment or other similar Taxes and all unemployment compensation and similar obligations required to be withheld or paid over and have complied with all material information reporting and backup withholding requirements, including maintenance of required records with respect thereto.

        (g) TAX SHARING AGREEMENTS; CONSOLIDATED GROUP. Other than with respect to Company and its Subsidiaries, neither Company nor any of its Subsidiaries is a party to any agreement (i) providing for the allocation or sharing of Taxes with any entity that is not, directly or indirectly, a wholly-owned corporate subsidiary of Company, or (ii) contractually obligating Company or any of its Subsidiaries to indemnify any other person with respect to Taxes (except for agreements to indemnify lenders or security holders in respect of Taxes as set forth in Section 2.13(g) of the Company Disclosure Schedule). Neither Company nor any of its Subsidiaries has ever been a member of a consolidated, unitary or combined group other than a group of which Company is and has been the common parent.

        (h) REAL PROPERTY HOLDING CORPORATION. Neither Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) during the period specified in
    Section 897(c)(1)(A)(ii) of the Code.

        (i) STATUTE OF LIMITATIONS. Neither Company nor any of its Subsidiaries has consented to extend the time in which any Tax may be assessed and collected by any Taxing authority.

        (j) DOCUMENTS PROVIDED. Company and each of its Subsidiaries has provided to Parent true, correct and complete copies of all federal, state and local income and franchise Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Company or any of its Subsidiaries for the taxable periods ending December 31, 1997, December 31, 1998 and December 31, 1999.

        (k) OTHER. Neither Company nor any of its Subsidiaries has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Code. Neither Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Code Section 481(c) (or any corresponding or similar provision of state, local or foreign income Tax law), (ii) "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income tax law) executed on or prior to the Closing Date; (iii) installment sale made prior to the Closing Date; or (iv) deferred intercompany gain described in Treasury Regulation
    Section 1.1502-13 or any excess loss account described in Treasury Regulation Section 1.1502-19 and 1.1502-32 (or any corresponding or similar provision of federal state, local or foreign law) arising on or before the Closing Date. Neither Company nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Code Section 280G (or similar provision of state, local or foreign law).

        (l) REORGANIZATION. To the knowledge of Company, neither Company nor any of its affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that could be expected to prevent the Merger from constituting a "reorganization" under Section 368(a) of the Code. Company is not aware of any agreement or plan to which Company or any of its affiliates is a party or other circumstances relating to Company or any of its affiliates that could reasonably be expected to prevent the Merger from so qualifying as a reorganization under Section 368(a) of the Code.

        (m)  CERTAIN DEFINED TERMS.  As used in this Agreement:

           (i) "TAX" OR "TAXES" means all taxes, charges, fees, duties, levies or other assessments, however denominated, imposed by any federal, state, local or foreign government or any agency or political subdivision of such government, which taxes shall include income or profits, gross receipts, net proceeds, ad valorem, franchise, sales, use, transfer, value added, registration, business license, user, excise, utility, environmental, communications, excess profits, real or personal property (tangible and intangible), capital stock, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative, add-on minimum, estimated, and other obligations of the same or a similar nature to any of the foregoing, including interest, penalties, and additions to tax related thereto.

           (ii) "TAX RETURNS" means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements, or information) filed or required to be filed with any federal, state, local or foreign government entity or other authority in connection with the determination, assessment or collection of

       Taxes of any party or the administration of any laws, regulations, or administrative requirements relating to any Taxes.

    2.14  EMPLOYEE BENEFIT PLANS.

        (a) COMPANY EMPLOYEE PLANS. Section 2.14(a) of the Company Disclosure Schedule lists, with respect to Company and each of its Subsidiaries,
    (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) each loan to a non-officer employee of Company or any of its Subsidiaries, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, dividend equivalent right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any present or former employee, consultant or director of Company or any of its Subsidiaries (together, the "COMPANY EMPLOYEE PLANS").

        (b) COMPANY EMPLOYEE PLAN ACTIONS. (i) There have been no prohibited transactions within the meaning of Section 406 or 407 of ERISA or Code
    Section 4975 with respect to any of the Company Employee Plans that could result in penalties, taxes or liabilities which, singly or in the aggregate, would have a Material Adverse Effect on Company or any of its Subsidiaries,
    (ii) none of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, except as required by applicable law, (iii) all contributions required to be made by Company or any of its Subsidiaries to any Company Employee Plan have been timely made,
    (iv) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent or Company or any of their subsidiaries (other than ordinary administrative expenses typically incurred in a termination event),
    (v) to the extent applicable, Company and each of its Subsidiaries has materially complied with the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 and the regulations thereunder, (vi) neither Company nor any of its Subsidiaries currently maintain, sponsor, participate in or contribute to, or has ever maintained, established, sponsored, participated in, or contributed to, any pension plan (within the meaning of Section 3(2) of ERISA) which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or
    Section 412 of the Code, (vii) neither Company nor any of its Subsidiaries is a party to, or has made any contribution to or otherwise incurred any obligation to contribute to, any "multiemployer plan" as defined in
    Section 3(37) of ERISA, (viii) each of the Company Employee Plans has been operated and administered in all material respects in accordance with applicable laws during the period of time covered by the applicable statute of limitations, and (ix) to the knowledge of Company, there are no pending, threatened or anticipated claims involving any of the Company Employee Plans other than claims for benefits in the ordinary course.

        (c) PLAN DOCUMENTS. Company has furnished to Parent a copy of each of the Company Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, Forms 5500, Internal Revenue Service determination letters and any material employee communications relating thereto).

    2.15  EMPLOYEES; EMPLOYEE MATTERS.

        (a) SALARIES. Section 2.15(a) of the Company Disclosure Schedule contains a true and complete list of the names and salaries of all current employees, consultants and independent contractors of Company and each of its Subsidiaries.

        (b) COMPLIANCE WITH LAWS. Company and each of its Subsidiaries are in compliance with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, except for instances of noncompliance that would not have a Material Adverse Effect on Company or any of its Subsidiaries, and are not engaged in any unfair labor practice. Company and each of its Subsidiaries have withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to employees; and are not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing, except for any such liabilities that would not, individually or in the aggregate, have a Material Adverse Effect on Company or any of its Subsidiaries.

        (c) NO VIOLATIONS. To Company's knowledge, no employees, consultants or independent contractors of Company or any of its Subsidiaries are in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, consulting agreement or any restrictive covenant to a third party relating to the right of any such employee, consultant or independent contractor to be employed or engaged by Company or any of its Subsidiaries because of the nature of the business conducted or presently proposed to be conducted by Company or any of its Subsidiaries or to the use of trade secrets or proprietary information of others.

        (d) CONTROVERSIES. There are no material controversies pending or, to the knowledge of Company, threatened between Company or any of its Subsidiaries on the one hand and any representatives of any of their employees on the other hand.

        (e) ORGANIZATIONAL EFFORTS. To the knowledge of Company, there are no organizational efforts presently being made involving any of the presently unorganized employees of Company or any of its Subsidiaries.

        (f) WARN ACT. Neither Company nor any of its Subsidiaries is in violation of the Worker Adjustment and Retraining Notification Act of 1988, or any similar state or local law, in each case that would have a Material Adverse Effect on Company or any of its Subsidiaries.

        (g) SEVERANCE. The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Company or any of its Subsidiaries to severance benefits or any other payment, except as expressly provided in this Agreement, or
    (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or service provider.

    2.16 INTERESTED PARTY TRANSACTIONS. Neither Company nor any of its Subsidiaries is indebted to any director, officer, employee, consultant, agent or affiliate ("INTERESTED PARTY") of Company or any of its Subsidiaries (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary business expenses), and no Interested Party is indebted to Company or any of its Subsidiaries (except for cash advances for ordinary business expenses). Except as set forth in Section 2.16 of the Company Disclosure Schedule, there have been no agreements, transactions or understandings between Company or any of its Subsidiaries on the one hand and any Interested Party on the other hand which were not arm's length transactions entered into in the ordinary course of business and consistent with past practice.

    2.17 COMPLETE COPIES OF MATERIALS; BANK ACCOUNTS. Company has delivered or made available true, correct and complete copies of each document which has been requested by Parent or its legal counsel or accountants in connection with their legal and accounting review of Company and each of its Subsidiaries. Company has furnished to Parent a true and complete list setting forth the names and addresses of all banks, other institutions and state governmental departments at which Company and each of its Subsidiaries have accounts, deposits or the like, and the names of all persons authorized to draw on or give instructions with respect thereto or holding a power-of-attorney on behalf of Company or any of its Subsidiaries.

    2.18 MATERIAL CONTRACTS. Section 2.18 of the Company Disclosure Schedule sets forth the material contracts, agreements and arrangements (written or oral) to which Company or any of its Subsidiaries is a party (collectively, the "MATERIAL CONTRACTS"), including, without limitation:

        (a) any sales, advertising, distribution, co-branding, sponsorship, agency, investor relations or public relations contract;

        (b) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contact more than five thousand dollars ($5,000) per year;

        (c) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

        (d) any contract for capital expenditures;

        (e) any contract pursuant to which Company or any of its Subsidiaries is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property, pursuant to which payments in excess of five thousand dollars ($5,000) remain outstanding;

        (f) any employment contract, arrangement or policy (including without limitation any collective bargaining contract or union agreement);

        (g) any stockholders agreement, voting agreement, registration rights agreement or other agreement to which Company, any of its Subsidiaries or any stockholder of Company or any of its Subsidiaries is a party;

        (h) any contract with any person or entity with whom Company or any of its Subsidiaries does not deal at arm's length within the meaning of the Code;

        (i) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other person;

        (j) any consulting, independent contractor, license, joint venture, collaboration, development or similar agreements; or

        (k) any lease agreement for real property.

    2.19 NO BREACH OF MATERIAL CONTRACTS. Except as set forth in Section 2.19 of the Company Disclosure Schedule, Company and each of its Subsidiaries are entitled to all material benefits under each, and are not in or alleged to be in material default, breach or violation of, any Material Contract. Each of the Material Contracts is valid, binding and in full force and effect with respect to Company and each of its Subsidiaries and, to the knowledge of Company, with respect to the other parties thereto, and has not been amended, and, except as set forth in Section 2.19 of the Company Disclosure Schedule, there exists no default, breach or violation or event of default or event, occurrence, condition or act, with respect to Company or any of its Subsidiaries or, to Company's knowledge, with respect to the other contracting party, which, with the giving of notice, the lapse of time or the happening of any other event or conditions, would become a default or event of default under any Material Contract. True, correct and complete copies of all Material Contracts have been delivered to Parent. Except for the Material Contracts, there are no other material contracts or other arrangements under which goods, equipment or services are provided, leased or rendered by, or are to be provided, leased or rendered to, Company or any of its Subsidiaries.

    2.20 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Company or any of its Subsidiaries.

    2.21 NO BUSINESS ACTIVITY RESTRICTION. There is no non-competition or other similar agreement, commitment, judgment, injunction, order or decree to which Company or any of its Subsidiaries is a party or subject to that has or could reasonably be expected to have the effect of prohibiting or impairing the conduct of business by Company or any of its Subsidiaries. Neither Company nor any of its Subsidiaries has entered into any agreement under which Company or any of its Subsidiaries is restricted from selling, licensing or otherwise distributing any of its technology or products to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market or line of business.

    2.22  ENVIRONMENTAL MATTERS.

        (a) NO VIOLATION. To the knowledge of Company, (i) Company and each of its Subsidiaries have conducted their respective businesses in compliance with all applicable Environmental Laws (as defined in Section 2.22(b)), including, without limitation, having all permits, licenses and other approvals and authorizations necessary for the operation of their respective businesses as presently conducted, (ii) none of the properties owned or leased by Company or any of its Subsidiaries contain any Hazardous Substance (as defined in Section 2.22(c)) as a result of any activity of Company or any of its Subsidiaries in amounts exceeding the levels permitted by applicable Environmental Laws, (iii) neither Company nor any of its Subsidiaries has received any notices, demand letters or requests for information from any Federal, state, local or foreign governmental entity or third party indicating that Company or any of its Subsidiaries may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of their businesses, (iv) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or threatened against Company or any of its Subsidiaries relating to any violation, or alleged violation, of any Environmental Law, (v) no reports have been filed, or are required to be filed, by Company or any of its Subsidiaries concerning the release of any Hazardous Substance or the threatened or actual violation of any Environmental Law, (vi) no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law from any properties owned or leased by Company or any of its Subsidiaries during the time such properties were owned, leased or operated by Company or any of its Subsidiaries, (vii) there have been no environmental investigations, studies, audits, tests, reviews or other analyses regarding compliance or noncompliance with any applicable Environmental Law conducted by or which are in the possession of Company or any of its Subsidiaries,
    (viii) there are no underground storage tanks on, in or under any properties owned or leased by Company or any of its Subsidiaries and no underground storage tanks have been closed or removed from any of such properties during the time such properties were owned, leased or operated by Company or any of its Subsidiaries, (ix) there is no asbestos or asbestos containing material present in any of the properties owned or leased by Company and its Subsidiaries, and no asbestos has been removed from any of such properties during the time such properties were owned, leased or operated by Company or any of its Subsidiaries, and (x) none of Company, its Subsidiaries nor any of their respective properties are subject to any material liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law, except for violations of the foregoing clauses (i) through (x) that, individually or in the aggregate, would not have a Material Adverse Effect on Company or any of its Subsidiaries.

        (b) ENVIRONMENTAL LAW. For purposes of this Agreement, "ENVIRONMENTAL LAW" means any Federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity relating to (x) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended. The term Environmental Law includes, without limitation, (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, each as amended, or any state counterpart thereof, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries, damages or penalties due to, or threatened as a result of, the presence of, effects of or exposure to any Hazardous Substance.

        (c) HAZARDOUS SUBSTANCE. For purposes of this Agreement, "HAZARDOUS SUBSTANCE" means any substance presently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any government authority or any Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos or asbestos containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

    2.23 COMPANY STOCKHOLDERS' APPROVAL. The affirmative vote of stockholders of Company required for approval and adoption of this Agreement and the Merger is a majority of the votes represented by the outstanding shares of Company Common Stock and Series A Preferred, on a combined basis. The affirmative vote of stockholders of Company required to amend the Certificate of Incorporation as contemplated by Section 5.17 is a majority of the votes represented by the outstanding shares of Company Common Stock and Series A Preferred, on a combined basis, and the consent of the holders of Series A Preferred representing at least two thirds of the outstanding shares of Series A Preferred. Except for shares of Company Stock, the Amended Warrants and the Company Options set forth in Section 2.23 of the Company Disclosure Schedule, immediately prior to the Effective Time, no options, warrants, capital stock, securities or other rights to exchange for or convert into Company securities will be outstanding. Except as required to comply with Section 5.17, no other vote of the stockholders of Company is required by law, the Certificate of Incorporation, as amended, or Bylaws of Company or otherwise in order for Company to consummate the Merger and the transactions contemplated hereby. The Voting Agreements executed and delivered to Parent secure the number of votes of securities of Company necessary to approve and adopt this Agreement and the Merger at the meeting of stockholders of Company called to approve same and such Voting Agreements and the irrevocable proxies granted in connection therewith are in full force and effect.

    2.24 NO EXCESS PARACHUTE PAYMENTS. Neither Company nor any of its Subsidiaries has any contracts, arrangements or understandings pursuant to which any person may receive any amount or entitlement from Company or any of its Subsidiaries (including cash or property or the vesting of

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property) that may be characterized as an "EXCESS PARACHUTE PAYMENT" (as such term is defined in Code Section 280G(b)(1)) as a result of any of the transactions contemplated by this Agreement. No person is entitled to receive any additional payment from Company, its Subsidiaries or any other person in the event that the 20 percent (20%) parachute excise tax of Code
Section 4999(a) is imposed on such person.

    2.25 COMPLETENESS OF THE COMPANY INFORMATION. Company has delivered to Parent, Brobeck, Phleger & Harrison LLP or Ernst & Young LLP all material documents, items and other information responsive to all requests of Parent, Brobeck, Phleger & Harrison LLP or Ernst & Young LLP (the "Company Information"), as the case may be.

    2.26 INSURANCE. Except to the extent there would be no Material Adverse Effect on Company or any of its Subsidiaries, all of Company's and each of its Subsidiaries' liability, theft, health, fire, worker's compensation and other forms of insurance, surety bonds and umbrella policies, insuring Company and any of its Subsidiaries and their directors, officers, employees, independent contractors, properties, assets and business (the "POLICIES"), are valid and in full force and effect without any premium past due or pending notice of cancellation, and are, in the reasonable judgment of Company, adequate for the business of Company and each of its Subsidiaries as now conducted. There are no claims, singly or in the aggregate, under the Policies in excess of $5,000, which, in any event, are not in excess of the limitations of coverage set forth in the Policies. All of the Policies are "OCCURRENCE" policies and no Policy is a "CLAIMS MADE" policy. Company has no knowledge of any fact indicating that such policies will not continue to be available to Company and each of its Subsidiaries upon substantially similar terms subsequent to the Effective Time. The provision and/or reserves in the most recent Financial Statements are adequate for any and all self insurance programs maintained by Company or any of its Subsidiaries. Section 2.26 of the Company Disclosure Schedule sets forth a list of the Policies and self insurance programs maintained by Company or any of its Subsidiaries and a description of the general terms and coverages thereof.

    2.27 GUARANTIES. Neither Company nor any of its Subsidiaries is a guarantor or otherwise is liable for any liability or obligation (including indebtedness) of any other person.

    2.28 SUBSIDIARIES. None of Company and any of its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary set forth in Section 2.1 of the Company Disclosure Schedule. No outstanding securities of any Subsidiary is convertible into or exchangeable for any securities of Company or any other Subsidiaries of Company, whether by their terms or pursuant to any other agreement or arrangement, and no holder of securities of any of any Subsidiary has any right by agreement, arrangement or otherwise to receive any Parent Common Stock issued as Merger Consideration.

    2.29 ANTI-TAKEOVER MATTERS. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation is applicable to Company or (by reason of Company's participation therein) the Merger or the other transactions contemplated by this Agreement.

    2.30 FDA MATTERS. Company and each of its Subsidiaries are in compliance with all statutes, rules and regulations of the U.S. Food and Drug Administration or similar United States or foreign governmental authority ("FDA") with respect to the evaluation, testing, labeling and manufacturing of all of their products, in whatever stage of development, to the extent that the same are applicable to Company's and each of its Subsidiaries' business as it is currently conducted. To the knowledge of Company, Company and each of its Subsidiaries, as well as their contractors, adhere to "Good Laboratory Practices," "Good Clinical Practices" and "Good Manufacturing Practices," as required by the FDA. Company and each of its Subsidiaries has all requisite FDA permits, designations, approvals or the like to conduct Company's and each of its Subsidiaries' business as it is currently conducted. Company has previously delivered to Parent an index of all information concerning all Investigational

                                      I-22
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New Drug Applications obtained by Company and each of its Subsidiaries from the
FDA or required in connection with the conduct of Company's and each of its Subsidiaries' business as it is currently conducted and has made all such information available to Parent. Section 2.30 of the Company Disclosure Schedule contains a list of (a) all communications between Company and each of its Subsidiaries on the one hand and the FDA on the other hand from inception through the date hereof, and (b) all designations or approvals by the FDA or any similar governmental or quasi-governmental agencies throughout the world of orphan drug designations or any applications with the FDA for Investigational New Drug Applications, New Drug Applications or Biologics License Applications, or any similar applications with any similar governmental or quasi-governmental agencies throughout the world.

    2.31 STUDIES. To the knowledge of Company, the clinical, preclinical and other studies and tests conducted by or on behalf of or sponsored by Company or any of its Subsidiaries or in which Company or any of its Subsidiaries or Company's or any of its Subsidiaries' products or product candidates under development have participated, were and, if still pending, are being conducted in accordance with standard medical and scientific research procedures. Neither Company nor any of its Subsidiaries has received any notices or other correspondence from the FDA or any other governmental agency requiring the termination, suspension or modification of any clinical or pre-clinical studies or tests.

    2.32  EMPLOYMENT AGREEMENTS.

        (a) KANZER EMPLOYMENT AGREEMENT PAYMENTS. Other than the payment referred to in Section 1.6(h), all amounts owed to Steve H. Kanzer (cash, equity or otherwise) pursuant to the terms of the Kanzer Employment Agreement (as defined in Section 5.6(b)) or otherwise, including but not limited to any and all amounts (cash, equity or otherwise) owed under
    Section 3 of the Kanzer Employment Agreement, have been paid in full or waived by Mr. Kanzer, and Company owes no amounts (cash, equity or otherwise) to Mr. Kanzer other than the periodic payment of his base salary pursuant to the Kanzer Employment Agreement.

        (b) STERGIOPOULOS EMPLOYMENT AGREEMENT. Other than the payment referred to in Section 1.6(g), all amounts owed to Nicholas Stergiopoulos (cash equity or otherwise) pursuant to the Stergiopoulos Employment Agreement (as defined in Section 5.6(c)) or otherwise have been paid in full or waived by Mr. Stergiopoulos, and Company owes no amounts (cash equity or otherwise) to Mr. Stergiopoulos other than the periodic payment of his base salary pursuant to the Stergiopoulos Employment Agreement.

    2.33  PATENT AND TRADEMARK APPLICATIONS.

        (a) DR. MCDONALD. Pursuant to the terms of the Consulting Agreement dated October 1, 1998 by and between Dr. George McDonald and Enteron Pharmaceuticals, Inc. ("ENTERON"), Dr. McDonald has assigned all right, title and interest in the following patent applications to Enteron: (i) Use of Oral Beclomethasone Dipropionate to Treat Liver Inflammation, filed January 3, 2001, (ii) Method of Long-Term Treatment of Graft-Versus-Host Disease Using Topical Active Corticosteroids, filed January 3, 2001, and
    (iii) Method of Treating inflammatory disorders of the Gastrointestinal Tract using Topically Active Corticosteroids, filed March 15, 2001.

        (b) DR. EPSTEIN. Pursuant to the terms of the Consulting Agreement dated June 8, 1999 by and between Dr. Joel Epstein and Oral Solutions, Inc. ("ORAL SOLUTIONS"), Dr. Epstein has assigned all right, title and interest in the following U.S. and PCT patent applications to Oral Solutions:
    (i) Topical Azathioprine for the Treatment of Oral Autoimmune Disorders, No. 09/433,418, filed November 4, 1999, and (ii) Topical Azathioprine for the Treatment of Oral Immune Disorders, No. PCT/US/00/21959, filed
    August 11, 2000.

        (c) MR. STERGIOPOULOS. Mr. Nicholas Stergiopoulos has assigned all right, title and interest in the following patent applications to Enteron:
    (i) U.S. Patent Application entitled Method of Long-Term Treatment of Graft-Versus-Host Disease Using Topical Active Corticosteriods, filed January 3, 2001, and (ii) Method of Treating inflammatory disorders of the Gastrointestinal Tract using Topically Active Corticosteroids, filed
    March 15, 2001. Mr. Stergiopoulos has assigned all right, title and interest to all Intellectual Property Rights that relate to carrying out Company's and each of its Subsidiary's current activities and their future activities to the extent such future activities are already planned.

        (d) MR. KANZER. Mr. Steve H. Kanzer has no interest in any Intellectual Property Rights that relate to carrying out Company's and each of its Subsidiary's current activities and their future activities to the extent such future activities are already planned.

        (e) INVENTIONS, TRADE SECRETS AND WORKS OF AUTHORSHIP. All inventions conceived of (whether patentable or not), trade secrets, know-how and works of authorship developed or created by Mr. Steve H. Kanzer and Mr. Nicholas Stergiopoulos have been assigned to Company.

        (f) TRADEMARK FEE. Company has paid the registration fee for the mark "Metropt" in Japan.

    2.34 MCDONALD LICENSE AGREEMENT. Enteron has paid, or Dr. George McDonald has waived, all penalty payments owed to him by Enteron pursuant to the terms of the Exclusive License Agreement dated November 24, 1998 by and between Enteron and Dr. McDonald (the "MCDONALD LICENSE AGREEMENT") and no amounts are owed to Dr. McDonald pursuant to the terms thereof.

    2.35  ALLERGAN TRANSACTION.

        (a) LICENSE AGREEMENT. The obligations of Intero Corp. ("INTERO") to John Hopkins University ("JHC") pursuant to Section 4.2 of the Exclusive License Agreement effective February 5, 1999, by and between Intero and JHC have been paid in full and no amounts are owed to JHC pursuant to the terms thereof.

        (b) SALE OF ASSETS. Company has paid each stockholder of Intero his/her/its pro rata portion of the consideration paid or to be paid by Allergan Botox Limited ("ALLERGAN") to Company in connection with the transactions consummated pursuant to the Asset Purchase Agreement dated December 1, 1999, by and between Intero and Allergan, including any milestone payments thereunder.

    2.36 LIQUIDATION AMOUNT. At the Effective Time, the total Liquidation Amount (as defined in Company's Certificate of Incorporation, as amended) due to all holders of the Series A Preferred in connection with the consummation of the Merger will not exceed the Series A Preferred Merger Consideration.

    2.37 PARENT SECURITIES. Neither Company nor any of its Subsidiaries owns any outstanding securities of Parent.

    2.38 DISSOLUTION. Company's Subsidiaries Neuropath, Inc.; Iopthalmics, Inc.; Magyar Pharmaceuticals, Inc.; CTD Drug Design, Inc. (formerly known as IDR Drug Design, Inc.); Institute for Drug Research Publications, Inc.; CTD Investments, LLC; and Nodolor, Inc. have been dissolved in accordance with the laws of the respective jurisdictions of their incorporation.

    2.39 COMMON STOCK. All the certificates representing shares of Company Common Stock were issued subsequent to January 5, 1998.

    2.40 REPRESENTATIONS COMPLETE. None of the representations or warranties made by Company herein or in any schedule hereto, including the Company Disclosure Schedule, or certificate or other document furnished by Company or the security holders of Company pursuant to this Agreement, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will

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
omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                  ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

    Except as otherwise set forth in any Parent Reports (as defined in Section 3.5(a)) or for specific references to, and as set forth in the Parent Disclosure Schedule attached hereto and referring by numbered section (and, where applicable, by lettered subsection) of the representations and warranties in this Article III (the "PARENT DISCLOSURE SCHEDULE"), Parent and Merger Sub, jointly and severally, represent and warrant to Company as follows:

    3.1 ORGANIZATION AND STANDING. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Parent and Merger Sub has the corporate power, is duly qualified to do business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not have, individually or in the aggregate, a Material Adverse Effect on Parent.

    3.2 CAPITAL STRUCTURE OF PARENT. As of May 1, 2001, the authorized capital stock of Parent consists of 50,000,000 shares of Parent Common Stock, 4,600,000 shares of Preferred Stock, $.001 par value per share, 200,000 shares of Series B Convertible Preferred Stock, par value $.05 per share, and 200,000 shares of Series C Convertible Preferred Stock, par value $.05 per share, of which 12,741,858 shares of Parent Common Stock, no shares of Preferred Stock, 102,390 shares of Series B Convertible Preferred Stock and 99,287 shares of Series C Convertible Preferred Stock were issued and outstanding. All outstanding shares of Parent Common Stock have been duly authorized, validly issued, fully paid and are nonassessable and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued, and, upon receipt by Parent of Company Certificates in exchange therefor, will be fully paid and non-assessable. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, $.001 par value per share, all of which were issued and outstanding and held of record by Parent as of the date hereof.

    3.3 AUTHORITY. Subject to approval of the Parent Voting Proposal by the stockholders of Parent, Parent and Merger Sub have all requisite corporate power and authority to execute and deliver the Transaction Agreements, to perform their obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Subject to approval of the Parent Voting Proposal by the stockholders of Parent, the execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligation of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally and by general principles of equity.

    3.4  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

        (a) NO CONFLICT. Except for the filing of the Delaware Certificate of Merger, any applicable federal or state securities filings (including, without limitation, the filing with the SEC of the Joint Proxy Statement and the Registration Statement), and as set forth on Section 3.4(a) of the Parent Disclosure Schedule and except for such conflicts, violations, breaches or defaults which would not have a Material Adverse Effect on Parent, the execution and delivery of this Agreement by Parent and Merger Sub, do not, and the performance by Parent and Merger Sub of their obligations hereunder and/or thereunder, as the case may be, and the consummation of the Merger will not, (i) conflict with or violate any provision of the Certificate of Incorporation or Bylaws of Parent or Merger Sub, (ii) conflict with or violate any law applicable to Parent or Merger Sub, or (iii) result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any material property or asset of Parent or Merger Sub pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.

        (b) GOVERNMENTAL FILINGS. Assuming the accuracy of the representations and warranties of Company set forth in Article II, except for the filing of the Delaware Certificate of Merger and any applicable federal or state securities filings (including, without limitation, the filing with the SEC of the Joint Proxy Statement and the Registration Statement) and except for such consents, approvals or authorizations, permits or filings which, if not obtained or made, would not have a Material Adverse Effect on Parent, the execution and delivery of this Agreement by Parent and Merger Sub do not and the performance by Parent and Merger Sub of their obligations hereunder and the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by Parent with or notification by Parent to, any Governmental Entity.

    3.5  SEC FILINGS; FINANCIAL STATEMENTS OF PARENT.

        (a) PARENT REPORTS. Parent has timely filed all forms, reports, statements and documents required to be filed by it with the SEC and the American Stock Exchange (the "AMEX") since December 31, 2000 (collectively together with any such forms, reports, statements and documents Parent may file subsequent to the date hereof until the Closing, the "PARENT REPORTS"). Each Parent Report was prepared in accordance with the requirements of the Act, the Exchange Act, or the AMEX, as the case may be, and did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

        (b) FINANCIAL STATEMENTS. Each of the consolidated financial statements (including, in each case, any notes thereto) contained in Parent Reports are true and complete as at, and for the periods reported therein, and was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the consolidated financial position of Parent and the consolidated Subsidiaries of Parent as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to the absence of notes and normal recurring year-end audit adjustments that will not be material in nature or in amount).

    3.6 LITIGATION. Except as set forth in Section 3.6 of the Parent Disclosure Schedule, there is (i) no private or governmental action, suit, proceeding, claim, arbitration or, to the knowledge of Parent, investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Parent, threatened against Parent or any of its assets or properties or any of its officers or directors (in their capacities as such), and (ii) no judgment, decree or order against Parent, or, to the knowledge of Parent, any of its directors or officers (in their capacities as such), in each case limiting the conduct of business by Parent or that could prevent, enjoin, or alter or delay any of the transactions contemplated by this Agreement or have a Material Adverse Effect on Parent.

    3.7 NO UNDISCLOSED LIABILITIES. Except to the extent set forth in the balance sheet of Parent as of December 31, 2000 included in the Parent Reports and except for liabilities incurred in the ordinary

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
course of business consistent with past practice since December 31, 2000, Parent does not have any obligations or liabilities, whether or not accrued, contingent or otherwise, that individually or in the aggregate would have a Material Adverse Effect on Parent.

    3.8 ABSENCE OF CERTAIN CHANGES. Except as set forth in Section 3.8 of the Parent Disclosure Schedule and as contemplated by this Agreement, since
December 31, 2000, Parent and each of its subsidiaries have conducted their business only in the ordinary course consistent with past practice and there has not occurred (i) any Material Adverse Effect on Parent or any of its subsidiaries, (ii) any event that could reasonably be expected to prevent or materially delay the performance of Parent's obligations pursuant to the Transaction Agreements or the consummation of the Merger by Parent, (iii) any change by Parent or any of its subsidiaries in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of capital stock of Parent or any of its subsidiaries or any redemption, purchase or other acquisition of any of Parent's or any of its subsidiaries' securities, (v) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any employees, officers, consultants or directors of Parent or any of its subsidiaries, (vi) other than issuances of options pursuant to the Parent Plan, any issuance, grants or sale of any stock, options, warrants, notes, bonds or other securities, or entering into any agreement with respect thereto of Parent and any of its subsidiaries,
(vii) any amendment to the Certificate of Incorporation or Bylaws of Parent or any of its subsidiaries, (viii) other than in the ordinary course of business consistent with past practice, any (w) capital expenditures, (x) purchase, sale, assignment or transfer of any material assets, (y) mortgage, pledge or existence of any lien, encumbrance or charge on any material assets or properties, tangible or intangible, except for liens for taxes not yet due and such other liens, encumbrances or charges which do not, individually or in the aggregate, have a Material Adverse Effect on Parent, or (z) cancellation, compromise, release or waiver of any rights of material value or any material debts or claims, (ix) any incurrence of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice, (x) any incurrence of any damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of Parent, (xi) any entering into any agreement, contract, lease or license other than in the ordinary course of business consistent with past practice, (xii) any acceleration, termination, modification or cancellation of any agreement, contract, lease or license to which Parent or any of its subsidiaries is a party or by which any of them is bound, (xiii) any entering into any loan or other transaction with any officers, directors or employees of Parent or any of its subsidiaries, (xiv) any charitable or other capital contribution or pledge therefore, (xv) any entering into any transaction of a material nature other than in the ordinary course of business consistent with past practice, or (xvi) any negotiation or agreement by the Parent or any of its subsidiaries to do any of the things described in the preceding clauses (i) through (xv).

    3.9 BROKERS. Other than fees, commissions, reimbursements of costs and expenses and other payments due under the engagement letter between Parent and Wells Fargo Van Kasper dated as of March 11, 2001 and as set forth on Section
3.9 of the Parent Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent.

    3.10 REORGANIZATION. To the knowledge of Parent, neither Parent nor any of its affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that could be expected to prevent the Merger from constituting a "reorganization" under Section 368(a) of the Code. Parent is not aware of any agreement or plan to which Parent or any of its affiliates is a party or other circumstances relating to Parent or any of its affiliates that could reasonably be expected to prevent the Merger from so qualifying as a reorganization under
Section 368(a) of the Code.

    3.11 REPRESENTATIONS COMPLETE. None of the representations or warranties made by Parent or Merger Sub herein or in a certificate or other document furnished by Parent or Merger Sub pursuant to this Agreement, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE IV
                      CONDUCT PRIOR TO THE EFFECTIVE TIME

    4.1 CONDUCT OF BUSINESS OF COMPANY. During the period from and including the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, Company agrees (except as consented to in writing by Parent) to carry on its and each of its Subsidiaries' businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. Company further agrees to pay its and each of its Subsidiaries' debts and Taxes when due, to pay or perform its and each of its Subsidiaries' other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its and each of its Subsidiaries' present business organizations, keep available the services of its and each of its Subsidiaries' present officers and key employees and preserve its and each of its Subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, consultants, joint venture partners, collaborators, and others having business dealings with it and each of its Subsidiaries to the end that its and each of its Subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Effective Time. Company agrees to promptly notify Parent of any event or occurrence not in the ordinary course of business or which could have a Material Adverse Effect on Company or any of its Subsidiaries. By way of amplification and not limitation, Company and each of its Subsidiaries shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Parent, which consent shall not be unreasonably withheld:

        (a) cause or permit any amendments to their Certificates of Incorporation, Bylaws or other charter documents, as applicable, except as contemplated by Section 5.17;

        (b) declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of their capital stock, or split, combine or reclassify any of their capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of their capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of their capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service;

        (c) enter into any material contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any of the Material Contracts;

        (d) issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of their capital stock or securities exchangeable for or convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating them to issue any such shares or other convertible or exchangeable securities, other than the issuance of shares of Company Common Stock pursuant to the exercise of stock options, warrants or other rights or the conversion of Series A Preferred outstanding as of the date of this Agreement and the issuance of the Amended Warrants as contemplated by
    Section 5.20;

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        (e) transfer to any person or entity any rights to any Intellectual
    Property Rights of Company or any of its Subsidiaries;

        (f) sell, lease, license or otherwise dispose of or encumber any of Company's or any of its Subsidiaries' properties or assets;

        (g) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

        (h) enter into any operating lease which is not included in the fiscal year 2001 Company budget attached hereto as EXHIBIT N (the "BUDGET") or pursuant to which payments in excess of twenty thousand dollars ($20,000) may be required;

        (i) pay, discharge or satisfy, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) which is not included in the Budget or in an amount in excess of twenty thousand dollars ($20,000) in any one case or sixty thousand dollars ($60,000) in the aggregate, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Financial Statements or incurred in the ordinary course of business consistent with past practice and reasonable expenses incurred in connection with the transactions contemplated by this Agreement, subject to Section 9.1;

        (j) make any capital expenditures, capital additions or capital improvements;

        (k) terminate or waive any right of substantial value;

        (l) adopt or amend any employee benefit or stock purchase or option plan, or hire any new director, officer, consultant or employee (other than secretarial staff), pay any special bonus or special remuneration to any officer, employee, consultant or director or increase the salaries, wage rates, bonus or compensation of any director, officer, employee or consultant;

        (m) grant any severance or termination pay to any director, officer, consultant or employee;

        (n) commence a lawsuit;

        (o) acquire or agree to acquire by merging or consolidating with, purchasing equity interests, or purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets;

        (p) make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any amendment to a material Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

        (q) take any other action outside the ordinary course of their business consistent with past practice; or

        (r) take or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (q), or any action which would make any of Company's representations or warranties contained in this Agreement untrue or incorrect in any material respect or prevent Company from performing or cause it not to perform its covenants hereunder in any material respect.

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    4.2  EXCLUSIVITY.

        (a) COMPETING PROPOSAL. Except for the transactions contemplated by this Agreement, until the earlier of the Effective Time or the date of termination of this Agreement in accordance with its terms, Company shall not take (and since February 27, 2001, inclusive, Company has not taken), nor shall Company authorize, cause or encourage any of its directors, officers, agents, employees, consultants, affiliates, attorneys, accountants, financial advisers or other representatives (collectively, "REPRESENTATIVES") to, directly or indirectly: (i) solicit, encourage, initiate, engage, entertain, review, respond to, continue or participate in any negotiations or discussions with respect to an offer or proposal (whether formal or informal, oral, written, or otherwise) to acquire all or any part of Company's or any of its Subsidiaries' stock or assets, whether by purchase of stock or assets, license, joint venture, merger, consolidation, reorganization or other form of business combination, or otherwise (a "COMPETING PROPOSAL"), (ii) disclose any heretofore nonpublic information, or afford access to the properties, books or records of Company or any of its Subsidiaries, to any person or entity concerning Company or any of its Subsidiaries for the purposes of considering or formulating a Competing Proposal, (iii) assist, cooperate with, facilitate or encourage any person or entity to make a Competing Proposal, (iv) agree to, enter into a contract regarding, approve, recommend or endorse any transaction involving a Competing Proposal, or (v) authorize or permit any of Company's Representatives to take any action within the scope of the immediately preceding clauses (i) through (iv). If Company or any of its Subsidiaries or Company's Representatives becomes aware of a Competing Proposal or if any request for nonpublic information relating to Company or any of its Subsidiaries or for access to the properties, books or records of Company or any of its Subsidiaries is made by any person or entity that has made a Competing Proposal or has advised Company that it may be considering making a Competing Proposal, Company, any of its Subsidiaries or Company's Representatives shall within 24 hours notify Parent of the material details of such Competing Proposal or request (including the identity of the person or entity making such Competing Proposal, the terms thereof and the information requested thereby) and shall within 24 hours provide Parent with a copy of any Competing Proposal or request that is made in writing and copies of all correspondence relating thereto. Thereafter Company shall keep Parent fully apprised on a current basis of the status of any such Competing Proposal and of any modifications to the terms thereof. Company, its Subsidiaries and Company's Representatives shall immediately cease and cause to be terminated all existing discussions or negotiations with any parties other than Parent conducted heretofore with respect to any Competing Proposal.

        (b) PARENT PROPOSAL. Except for the transactions contemplated by this Agreement, until the earlier of the Effective Time or the date of termination of this Agreement in accordance with its terms, Parent shall not take (and since February 27, 2001, inclusive, Parent has not taken), nor shall Parent authorize, cause or encourage any of its Representatives to, directly or indirectly: (i) solicit, encourage, initiate, engage, entertain, review, respond to, continue or participate in any negotiations or discussions with respect to an offer or proposal (whether formal or informal, oral, written, or otherwise) for the acquisition by Parent of all or substantially all of the assets or equity interests of any entity, whether by purchase of stock or assets, license, joint venture, merger, consolidation, reorganization or other form of business combination or otherwise if such proposed acquisition by Parent would materially adversely effect the ability of Parent to consummate the Merger ("PARENT PROPOSAL"),
    (ii) disclose any heretofore nonpublic information, or afford access to the properties, books or records of Parent or any of its subsidiaries, to any person or entity concerning Parent or any of its subsidiaries for the purposes of considering or formulating a Parent Proposal, (iii) assist, cooperate with, facilitate or encourage any person or entity to make a Parent Proposal, (iv) agree to, enter into a contract regarding, approve, recommend or endorse any transaction involving a Parent Proposal, or
    (v) authorize or permit any of Parent's Representatives to take any action within the scope of the immediately preceding clauses (i) through (iv). If the

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
    Parent or any of Parent's Representatives becomes aware of a Parent Proposal or if a Parent Proposal is hereafter made or if any request for nonpublic information relating to Parent or any of its subsidiaries or for access to the properties, books or records of Parent or any of its subsidiaries is made by any person or entity that has made a Parent Proposal or has advised Parent that it may be considering making a Parent Proposal, Parent or Parent's Representatives shall within 24 hours notify Company of the material details of such Parent Proposal or request (including the identity of the person or entity making such Parent Proposal, the terms thereof and the information requested thereby) and shall within 24 hours provide Company with a copy of any Parent Proposal or request that is made in writing and copies of all correspondence relating thereto. Thereafter Parent shall keep Company fully apprised on a current basis of the status of any such Parent Proposal and of any modifications to the terms thereof. Parent and Parent's Representatives immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties other than Company conducted heretofore with respect to any Parent Proposal.

        (c) REMEDY. Each party (i) acknowledges that a breach of any of its covenants contained in this Section 4.2 will result in irreparable harm to Parent or Company, as the case may be, which will not be compensable in money damages, and (ii) agrees that such covenants shall be specifically enforceable and that specific performance and injunctive relief shall be a remedy properly available to the parties for a breach of such covenants.

    4.3 NOTICES OF CERTAIN EVENTS. Each of Parent and Company shall give prompt notice to the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger; (ii) any notice or other communication from any Governmental Entity in connection with the Merger; (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting Parent, Merger Sub or Company or any of its Subsidiaries, or that relate to the consummation of the Merger; (iv) the occurrence of a default or event that, with the giving of notice or lapse of time or both, will become a default under any Material Contract; and (v) any change that would have a Material Adverse Effect on Parent or a Material Adverse Effect on Company or any of its Subsidiaries, or delay or impede the ability of Parent, Merger Sub, Company or the security holders of Company to perform their respective obligations pursuant to the Transaction Agreements and to effect the consummation of the Merger.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

    5.1  ACCESS TO INFORMATION.

        (a) ACCESS. Each party to this Agreement shall afford any other party hereto reasonable access during normal business hours, on reasonable advance notice, during the period prior to the earlier of the Effective Time or the date of termination of this Agreement in accordance with its terms, to
    (i) all of such party's and each of its subsidiaries' properties, books, contracts, commitments and records, and (ii) all other information concerning the business, operations, properties, assets, taxes, condition (financial or other) results of operations and personnel of such party and any of its subsidiaries as the other party may reasonably request. Each party agrees to provide to the other party and its Representatives copies of internal financial statements promptly upon request.

        (b) CONFERENCES. Subject to compliance with applicable law, from the date hereof until the earlier of the Effective Time or the date of termination of this Agreement in accordance with its terms, each of Parent and Company shall confer on a regular basis with one or more Representatives of the other party to consult with respect to operational matters of materiality and the general status of ongoing operations prior to taking any actions with respect thereto.

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
        (c) REPRESENTATIONS AND WARRANTIES. No information or knowledge obtained in any investigation pursuant to this Section 5.1 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

        (d)  REVIEW OF COMPANY TAX FILINGS.

           (i) All income Tax Returns of Company and each of its Subsidiaries for the year ended December 31, 2000 that are filed on or before the Closing Date shall be prepared in a manner consistent with Company's past Tax accounting practices.

           (ii) A draft of each income Tax Return or any amendment thereto that is filed by Company or any of its Subsidiaries after the date hereof and prior to the Closing Date shall be delivered to Parent no later than thirty (30) days prior to the time such Tax Return or amendment is to be filed. Parent may request in writing changes to be made to any such draft returns or amendment no later than fifteen (15) days after receipt of such Tax Return or amendment. Company shall consider such request and prepare a final Tax Return or amendment considering, in Company's reasonable discretion, Parent's requests.

    5.2  CONFIDENTIALITY.

        (a) CONFIDENTIAL INFORMATION. Prior to the Effective Time, each of the parties will treat and hold as such all of the Confidential Information (as defined below) and refrain from using any of the Confidential Information except in connection with this Agreement. In the event that any party is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that party will notify the party providing such Confidential Information (the "PROVIDING PARTY") promptly of the request or requirement so that the Providing Party may seek an appropriate protective order or waive compliance with the provisions of this Section 5.2(a). If, in the absence of a protective order or the receipt of a waiver hereunder, any of the parties is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that party may disclose the Confidential Information to the tribunal; PROVIDED, HOWEVER, that the disclosing party shall use its reasonable best efforts to obtain, at the request and expense of the Providing Party, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Providing Party shall designate. For purposes of this Agreement, "CONFIDENTIAL INFORMATION" means any information concerning the business and affairs of Parent, Company or any of their respective Subsidiaries that is not already generally available to the public.

        (b) TERMINATION. In the event that this Agreement is terminated in accordance with its terms, each party shall promptly redeliver to the other all non-public written material provided pursuant to this Agreement and shall not retain any copies, extracts or other reproductions in whole or in part of such written material. In such event, all documents, memoranda, notes and other writings prepared by Parent, Company or their subsidiaries based on the information in such material shall be destroyed (and Parent and Company shall use their respective reasonable best efforts to cause their Representatives to similarly destroy their documents, memoranda and notes), and such destruction (and reasonable best efforts) shall be certified in writing by an authorized officer supervising such destruction.

    5.3 PUBLIC DISCLOSURE. Unless otherwise permitted by this Agreement, Parent and Company shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), in all cases except as may be required by law or the rules of the AMEX, in which case the parties will make reasonable efforts to consult with each other prior to the making of such public statement.

    5.4  REASONABLE EFFORTS AND FURTHER ASSURANCES.

        (a) FURTHER ASSURANCES. Each of the parties to this Agreement shall use its commercially reasonable efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement; PROVIDED, HOWEVER, that Parent shall not be obligated to consent to or accept any divestiture or operational limitation in connection with the Merger or to make any payment or commercial concession to any third party as a condition to obtaining any required consent or approval of any third party. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

        (b) REASONABLE EFFORTS. Subject to the terms and conditions herein provided, each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable pursuant to all agreements, contracts, indentures or other instruments to which the parties hereto are a party, or under any applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to (i) obtain all necessary or appropriate waivers, consents and approvals from lenders, landlords, security holders or other parties whose waiver, consent or approval is required to consummate the Merger, (ii) effect all necessary registrations, filings and submissions, and (iii) lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), subject, however, to the requisite votes of the stockholders of the Parent and Merger Sub and the stockholders of Company.

        (c) LITIGATION. In the event any litigation is commenced by any person or entity against Company or any of its Subsidiaries relating to the transactions contemplated by this Agreement, Parent shall have the right, at its own expense, to participate therein, and Company and its Subsidiaries will not settle any such litigation without the consent of Parent, which consent will not be unreasonably withheld.

    5.5 NOTIFICATION OF CERTAIN MATTERS. Each of Company, Parent and Merger Sub agrees to give prompt notice to each other of, and to use their respective reasonable best efforts to prevent or promptly remedy, (i) the occurrence or failure to occur or the impending or threatened occurrence or failure to occur, of any event which occurrence or failure to occur would be likely to cause any of the representations or warranties in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, and (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 5.5 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

    5.6  EMPLOYMENT AND CONSULTING AGREEMENTS; EMPLOYEES.

        (a) EMPLOYMENT AGREEMENTS. Prior to Closing, any and all employees of Company or any of its Subsidiaries who are parties to agreements that would provide to them compensation (cash or otherwise) upon a change of control (as defined therein) of Company, other than the Kanzer Employment Agreement and the Stergiopoulos Employment Agreement (collectively, the "EMPLOYMENT AGREEMENTS"), shall execute amendments and/or waivers of the compensation provisions applicable upon such a change of control (as defined therein).

        (b) KANZER EMPLOYMENT AGREEMENT. Prior to Closing, the Employment Agreement dated December 14, 1998, by and between Company and Steve H. Kanzer (the "KANZER EMPLOYMENT AGREEMENT") shall have been terminated on terms reasonably satisfactory to Parent and Mr. Kanzer without severance, milestone, bonus or other payments, other than the bonus payment provided for pursuant to Section 1.6(h).

        (c) STERGIOPOULOS EMPLOYMENT AGREEMENT. Prior to Closing, the Employment Agreement dated June 28, 1999, by and between Company and Nicholas Stergiopoulos (the "STERGIOPOULOS EMPLOYMENT AGREEMENT") shall have been terminated on terms reasonably satisfactory to Parent and Mr. Stergiopoulos without severance, milestone, bonus or other payments, other than the bonus payment provided for pursuant to Section 1.6(g).

        (d) EMPLOYEES. Prior to Closing, all employees of Company and each of its Subsidiaries shall be terminated on terms reasonably satisfactory to Parent without severance, milestone, bonus or other payments, except as provided in Sections 1.6(g) and 1.6(h).

    5.7 NO LIABILITY OF PARENT IF TRANSACTION IS NOT TAX-FREE. Except in connection with a breach of Sections 3.10 or 5.11, neither Parent nor Merger Sub shall be liable to any party for any amount in the event that the Merger is not treated as a tax-free reorganization for Federal income tax purposes.

    5.8 COMPANY DISCLOSURE SCHEDULE. Company has made available to Parent a reasonable time prior to the Closing Date, copies of all items set forth on the Company Disclosure Schedule and any and all other consents, documents or agreements to be delivered hereunder which have not previously been delivered to Parent, which items and any such other consents, documents or agreements shall be in form and substance reasonably satisfactory to Parent and Company.

    5.9 LITIGATION SUPPORT. In the event and for so long as Parent or Merger Sub actively is contesting or defending against any action, suit, proceeding, arbitration, hearing, investigation, charge, complaint, claim or demand (other than by security holders of Company) in connection with (a) any transaction contemplated under this Agreement, or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing involving Company or any of its Subsidiaries, Company and each of its Subsidiaries and the security holders of Company will cooperate with Parent and its counsel in the contest or defense, use reasonable efforts to make available the personnel of Company and each of its Subsidiaries and security holders of Company and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of Parent (unless Parent is entitled to indemnification therefor under Article VIII).

    5.10 TRANSITION. Neither Company nor any security holders of Company shall take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, joint venture partner, collaborator, consultant or other business associate of Company and any of its Subsidiaries from maintaining the same business relationships with Company and any of its Subsidiaries after the Closing as it maintained with Company and any of its Subsidiaries prior to the Closing unless such action is taken in accordance with prudent business practices.

    5.11 TAX TREATMENT. Parent, Merger Sub and Company shall each use best efforts to cause the Merger to qualify, and shall not knowingly take or fail to take any actions or cause any actions to be taken which could reasonably be expected to prevent the Merger from qualifying, as a "reorganization" under
Section 368(a) of the Code. Except as otherwise required under applicable law, Parent shall, and shall cause the Surviving Corporation to report to the extent required by the Code or the regulations thereunder, the Merger for income tax purposes as a reorganization within the meaning of Section 368 of the Code. Each of Parent and Company shall make such representations, warranties and covenants as shall be reasonably requested in the circumstances by Brobeck, Phleger & Harrison, LLP and

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
Kramer Levin Naftalis & Frankel LLP in order for such firms to render the opinions referred to in Section 6.1(g).

    5.12  JOINT PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT.

        (a) SEC FILING. As promptly as practicable after the execution of this Agreement, Company and Parent shall prepare and file with the SEC the Joint Proxy Statement, and Parent shall prepare and file with the SEC the Registration Statement (as defined in Section 5.15), in which the Joint Proxy Statement will be included as a prospectus. Parent and Company shall use their reasonable best efforts to respond to the comments of the SEC in connection with the Joint Proxy Statement and the Registration Statement, to furnish all information required to prepare the Joint Proxy Statement and the Registration Statement and to cause the Registration Statement to become effective as soon after such filing as practicable. Company will use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to Company's stockholders, and Parent will use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to Parent's stockholders, in each case as promptly as practicable after the Registration Statement is declared effective under the Act. The Joint Proxy Statement shall include the recommendation of the Board of Directors of Company (the "COMPANY BOARD") in favor of this Agreement and the Merger and of the Parent Board in favor of the issuance of Parent Common Stock pursuant to the Merger.

        (b) REGULATORY FILINGS. Parent and Company shall make all necessary filings with respect to the Merger under the Act, the Exchange Act, AMEX rules, applicable state blue sky laws and the rules and regulations thereunder.

        (c) COMFORT LETTER. Company will deliver to Parent, before the date the Joint Proxy Statement is filed with the SEC, a letter of Richard A. Eisner and Company stating their conclusions as to certain information derived from the financial records of Company and each of its Subsidiaries and contained in the Joint Proxy Statement (the "COMPANY COMFORT LETTER"). The form and substance of the Company Comfort Letter shall be reasonably satisfactory to Parent and customary in scope for comfort letters delivered by independent public accountants in connection with registration statements on Form S-4 under the Securities Act and shall be updated on the date the Registration Statement is declared effective by the SEC and the Closing Date.

    5.13 STOCKHOLDERS MEETINGS. Company and Parent each shall call a meeting of its respective stockholders to be held as promptly as practicable for the purpose of voting, in the case of Company, upon this Agreement and the Merger and, in the case of Parent, upon the issuance of shares of Parent Common Stock pursuant to the Merger (the "PARENT VOTING PROPOSAL"). In accordance with
Section 251(c) of the Delaware Law, Company's obligation to call and hold its stockholders meeting shall not be dependent on the Company Board's recommendation. Company and Parent shall coordinate and cooperate with respect to the timing of such meetings and shall use their reasonable best efforts to hold such meetings on the same day and as soon as practicable after the date on which the Registration Statement becomes effective. Each party shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the matters set forth above and obtain a sufficient vote in favor of such matters at its stockholders meeting (or any postponement or adjournment thereof). Parent shall take such action with respect to Merger Sub, and cause Merger Sub to take such action, as may be required to consummate the Merger, including without limitation, voting all shares of Merger Sub in favor of the Merger.

    5.14 AFFILIATE AGREEMENTS. Company has set forth on EXHIBIT E attached hereto, a list of those persons who are "affiliates" of Company within the meaning of Rule 145 (each person who is an "affiliate" within the meaning of Rule 145 is referred to as an "AFFILIATE") promulgated under the Act ("RULE 145"). Company shall deliver or cause to be delivered to Parent within 30 days after the date hereof (and in any case prior to the Effective Time) from each of its Affiliates, or from any person who becomes an Affiliate after the date of this Agreement and prior to the Effective Time as soon as practicable after attaining such status, an executed Affiliate Agreement substantially in the form attached hereto as EXHIBIT F, by which each Affiliate of Company agrees to comply with the applicable requirements of Rule 145 and certain other provisions (an "AFFILIATE AGREEMENT"). Parent shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by such Affiliates of Company pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of the Affiliate Agreements, but regardless of the execution thereof by the Affiliate.

    5.15 REGISTRATION STATEMENT; JOINT PROXY STATEMENT/PROSPECTUS. The information to be supplied by Company for inclusion in the registration statement on Form S-4 pursuant to which shares of Parent Common Stock issued in the Merger will be registered under the Act (the "REGISTRATION STATEMENT") shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement not misleading. The information supplied by Company for inclusion in the joint proxy statement/prospectus (the "JOINT PROXY STATEMENT") to be sent to the stockholders of Parent and Company in connection with the meeting of Company's stockholders to consider this Agreement and the Merger (the "COMPANY STOCKHOLDERS' MEETING") and the meeting of Parent's stockholders to consider the Parent Voting Proposal (the "PARENT STOCKHOLDERS' MEETING") shall not, on the date the Joint Proxy Statement is first mailed to stockholders of Company or Parent, at the time of the Company Stockholders' Meeting and at the time of the Parent Stockholders' Meeting, contain any statement which, in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders' Meeting or the Parent Stockholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Company or any of its Affiliates, officers or directors should be discovered by Company which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, Company shall promptly inform Parent. If at any time prior to the Effective Time any event relating to Parent or any of its Affiliates, officers or directors should be discovered by Parent which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, Parent shall promptly inform Company.

    5.16 DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE. The Surviving Corporation shall cause to be maintained in effect (i) for a period of six years after the Effective Time, the provisions regarding elimination of liability of directors and indemnification of officers, directors and employees contained in the Certificate of Incorporation and Bylaws of the Surviving Corporation as set forth in EXHIBIT L attached hereto, and (ii) for a period of six years after the Effective Time, the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured if available on commercially reasonable terms) with respect to claims arising from facts or events that occurred on or before the Effective Time (the "TAIL POLICY").

    5.17 AMENDMENT TO COMPANY'S CERTIFICATE OF INCORPORATION. Prior to the Effective Time, Company shall amend, to the reasonable satisfaction of Parent, its Certificate of Incorporation, as amended, such that the total Liquidation Amount due to the holders of the Series A Preferred in connection with the consummation of the Merger does not exceed the Series A Preferred Merger Consideration.

    5.18 MCDONALD LICENSE AGREEMENT. Company agrees to use its commercially reasonable efforts to cause Dr. George McDonald to postpone his right to terminate, and extend the exclusivity of the McDonald License Agreement, each to May 24, 2005.

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    5.19  ADDRESS CHANGE NOTICES.  Company shall notify, prior to the Effective
Time, all other parties to its License Agreements, Material Contracts, Warrants and Options of its change of address from 787 Seventh Avenue, 48th Floor, New York, New York 10019 to 1680 Michigan Avenue, Suite 700, Miami, Florida 33139.

    5.20 AMENDMENT OF THE WARRANTS. Prior to the Effective Time, Company and the holders of the Warrants shall amend the Warrants to be substantially in the form set forth in EXHIBIT O attached hereto. Company shall cause all outstanding Warrants to be returned to Company for cancellation and Company shall issue to each holder of a Warrant an Amended Warrant exercisable for the same number of shares of Series A Preferred in exchange for each such returned Warrant.

    5.21 AMEX NONCOMPLIANCE NOTICE. If Parent receives an official written notice from AMEX to the effect that Parent is not in compliance with the requirements for contniued listing of the Parent Common Stock on AMEX (a "NONCOMPLIANCE NOTICE"), Parent shall use its reasonable best efforts to remedy the deficiencies for continued listing of the Parent Common Stock on AMEX as set forth in the Noncompliance Notice.

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

    6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO CONSUMMATE THE MERGER. The respective obligations of each party to this Agreement to consummate the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

        (a) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use commercially reasonable efforts to have such injunction or other order lifted.

        (b) GOVERNMENTAL APPROVAL. Other than the filing of the Delaware Certificate of Merger, Parent, Merger Sub and Company shall have obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for the consummation of the Merger and the transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Act and state securities laws.

        (c) ESCROW AGREEMENT. Parent, the Stockholders and the Escrow Agent shall have executed and delivered an Escrow Agreement substantially in the form attached hereto as EXHIBIT C (the "ESCROW AGREEMENT"), and the Escrow Agreement shall be in full force and effect.

        (d) STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been approved by the requisite vote of the stockholders of Company as required by the Delaware Law and the Parent Voting Proposal shall have been approved by the requisite vote of the stockholders of Parent as required by the Delaware Law and AMEX.

        (e) REGISTRATION STATEMENT. The Registration Statement shall have been declared effective under the Act and shall not be the subject of any stop order or proceedings seeking a stop order.

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
        (f) AMEX QUOTATION. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing on the AMEX, Nasdaq or any other national securities exchange upon which the Parent Common Stock is listed as of the Closing Date.

        (g) TAX OPINIONS. Parent and Company shall have received written opinions of Brobeck, Phleger & Harrison LLP and Kramer Levin Naftalis & Frankel LLP, respectively, in form and substance reasonably satisfactory to them, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and such opinions shall not have been withdrawn. In rendering such opinions, counsel shall be entitled to rely upon, among other things, reasonable assumptions as well as representations of Parent and Company.

        (h) AMEX LISTING. The Parent Common Stock shall be listed on AMEX, Nasdaq or any other national securities exchange and Parent shall not have received a Noncompliance Notice.

    6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF COMPANY. The obligation of Company to consummate the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Company:

        (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Parent and Merger Sub in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the date made and the Effective Time as though such representations and warranties were made on and as of such time and Parent and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them prior to the Effective Time, and Company shall have received a certificate of an officer of each of Parent and Merger Sub, in form and substance reasonably satisfactory to Company, to that effect.

        (b) CERTIFICATES AND RESOLUTIONS. As of the Effective Time, Company shall have received from Parent and Merger Sub (i) a certificate of existence and good standing from the state of incorporation as to the corporate status of each of Parent and Merger Sub, (ii) a true and complete copy of the resolutions of the board of directors, certified by an officer of Parent and of Merger Sub, respectively, adopted on behalf of each of Parent and Merger Sub, respectively, authorizing the execution, delivery and performance of this Agreement and all transactions contemplated hereby, and
    (iii) results of the vote of the stockholders of Parent approving the Parent Voting Proposal, certified by an officer of Parent.

        (c) NO MATERIAL ADVERSE CHANGES. There shall not have occurred any material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of Parent, it being understood and agreed that a change in the market price of Parent Common Stock, in and of itself, shall not be deemed to constitute such a material adverse change.

        (d) CONSENTS. All required consents and approvals of third parties to material contracts with Parent, Merger Sub or any of Parent's subsidiaries shall have been obtained and be in effect at the Effective Time.

        (e) OPINION OF COUNSEL. Company shall have received a legal opinion, dated as of the Effective Time, from Brobeck, Phleger & Harrison LLP, counsel to Parent and Merger Sub, substantially in the form attached hereto as EXHIBIT G.

        (f) BOARD MEMBERS. As of the Effective Time, the Parent Board shall consist of nine members, three of whom shall be Dr. Bier, Mr. Rico and Mr. Kliem.

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
        (g)  EMPLOYMENT AND CONSULTING AGREEMENTS.

           (i) Parent shall have executed and delivered a consulting agreement with Mr. Stergiopoulos substantially in the form attached hereto as EXHIBIT J (the "STERGIOPOULOS CONSULTING AGREEMENT").

           (ii) Parent shall have executed and delivered an employment agreement with Dr. Bier substantially in the form attached hereto as EXHIBIT D (the "BIER EMPLOYMENT AGREEMENT").

    6.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Parent and Merger Sub:

        (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Company in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) on and as of the date made and the Effective Time as though such representations and warranties were made on and as of such time, without giving effect to any supplement or amendment to the Company Disclosure Schedule, and Company shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it prior to the Effective Time, and Parent and Merger Sub shall have received a certificate of an officer of Company, in a form reasonably satisfactory to Parent and Merger Sub, to that effect.

        (b) CERTIFICATES AND RESOLUTIONS. As of the Effective Time, Parent and Merger Sub shall have received from Company (i) a certificate of existence and good standing from the state of incorporation as to the status of Company and each of its Subsidiaries, (ii) a true and complete copy of the resolutions of the board of directors, certified by an officer of Company adopted on behalf of Company, authorizing the execution, delivery and performance of this Agreement and all transactions contemplated hereby, and
    (iii) results of the vote of the stockholders of Company approving this Agreement and the Merger, certified by an officer of Company.

        (c) NO MATERIAL ADVERSE CHANGES. There shall not have occurred any material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of Company or any of its Subsidiaries.

        (d) RESIGNATION OF DIRECTORS AND OFFICERS. The directors and officers of Company and each of its Subsidiaries in office immediately prior to the Effective Time shall have resigned as directors and officers, as applicable, of Company and each of its Subsidiaries effective as of the Effective Time.

        (e) OPINION OF COUNSEL. Parent shall have received legal opinions, dated as of the Effective Time, from Kramer, Levin, Naftalis & Frankel LLP, counsel to Company, and from Lyon & Lyon, LLP, intellectual property counsel to Company, substantially in the forms attached hereto as EXHIBIT H.

        (f)  EMPLOYMENT AND CONSULTING AGREEMENTS; EMPLOYEES.

           (i) The waivers and/or amendments to the Employment Agreements described in Section 5.6(a) shall have been executed and delivered to Parent, and the same shall be in full force and effect; Mr. Kanzer and Company shall have terminated the Kanzer Employment Agreement as provided in Section 5.6(b); Mr. Stergiopoulos and Company shall have terminated the Stergiopoulos Employment Agreement as provided in Section 5.6(c); and all

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
       employees of Company and each of its Subsidiaries shall have been terminated as provided in Section 5.6(d).

           (ii) Mr. Stergiopoulos shall have executed and delivered the Stergiopoulos Consulting Agreement.

          (iii) Dr. Bier shall have executed and delivered the Bier Employment Agreement.

        (g) CONSENTS. All required consents and approvals of third parties to material contracts with Company and each of its Subsidiaries shall have been obtained and be in effect at the Effective Time.

        (h) COMPANY SECURITIES. No securities of Company shall be outstanding other than Company Stock, the Amended Warrants and the Company Options set forth in Section 2.23 of the Company Disclosure Schedule; Company shall be under no obligation to pay any dividends on, or issue any of, its securities; and there shall be no right to receive any shares of Parent Common Stock issued as Merger Consideration other than by the exchange of shares of Company Stock for shares of Parent Common Stock as provided in
    Section 1.8.

        (i) DISSENTER'S RIGHTS. Security holders of Company entitled to receive in excess of 250,000 shares of Parent Common Stock in the aggregate as Merger Consideration shall not have exercised their appraisal rights under Section 262 of the Delaware Law.

        (j) FAIRNESS OPINION. The opinion of Wells Fargo Van Kasper, financial consultant to Parent, shall not have been withdrawn and shall be in full force and effect.

        (k) NONCOMPETITION AGREEMENT. Mr. Kanzer shall have executed and delivered to Parent a noncompetition/nonsolicitation agreement substantially in the form attached hereto as EXHIBIT K and the same shall be in full force and effect.

        (l) AMENDMENT TO COMPANY'S CERTIFICATE OF INCORPORATION. Company shall have amended, to the reasonable satisfaction of Parent, its Certificate of Incorporation, as amended, such that the total Liquidation Amount due to the holders of the Series A Preferred in connection with the consummation of the Merger does not exceed the Series A Preferred Merger Consideration.

        (m) AMENDMENT TO PARENT'S AMENDED AND RESTATED 1995 OMNIBUS PLAN. The stockholders of Parent shall have approved an amendment to Parent's Amended and Restated 1995 Omnibus Plan increasing the number of shares authorized for issuance thereunder to four million five hundred thousand (4,500,000) shares.

        (n) AMENDMENT OF WARRANTS. Company and the holders of the Warrants shall have amended the Warrants to be substantially in the form attached hereto as EXHIBIT O.

                                  ARTICLE VII
                           TERMINATION AND AMENDMENT

    7.1 TERMINATION. At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Parent or Company, this Agreement may be terminated:

        (a) by mutual agreement in writing, duly authorized by each of the Boards of Directors of Parent and Company.

        (b) By Parent:

           (i) by written notice to Company, if Company shall breach in any material respect any representation, warranty, obligation or agreement hereunder (except for such representations and warranties that are qualified by their terms by reference to materiality, which representations and warranties as so qualified shall have been breached in any respect) and such breach shall not have been cured within ten (10) business days of receipt by Company of written notice of such breach (except that such 10 business day period shall not be applicable for a breach which cannot be cured), PROVIDED that the right to terminate this Agreement by Parent under this
       Section 7.1(b)(i) shall not be available to Parent where Parent or Merger Sub is at that time in breach of this Agreement;

           (ii) if the Merger is not completed by December 31, 2001 other than on account of delay or a breach of the representations and warranties or a failure to comply with a covenant or agreement contained in this Agreement on the part of Parent or Merger Sub or a failure to satisfy the conditions set forth in Sections 6.1 or 6.2 on the part of Parent or Merger Sub; PROVIDED, HOWEVER, that if Parent has received a Noncompliance Notice, Parent may not terminate this Agreement pursuant to this Section 7.1(b)(ii) for a period of 120 days after receipt by Parent of the Noncompliance Notice (the "AMEX DELISTING CURE PERIOD");

          (iii) if the Merger is enjoined by a final, unappealable court order not entered at the request or with the support of Parent, Merger Sub or any of Parent's five percent (5%) stockholders or any of their affiliates or associates other than (A) any stockholders of Company or their affiliates having direct or indirect beneficial ownership of any securities of Parent, or (B) Mr. Lindsay Rosenwald or his affiliates, relatives or any entity in which Mr. Rosenwald has any direct or indirect beneficial ownership interest;

           (iv) [RESERVED];

           (v) if, (A) at the Company Stockholders' Meeting (including any adjournment or postponement thereof), the requisite vote of the stockholders of Company in favor of this Agreement and the Merger shall not have been obtained, or (B) if at the Parent Stockholders' Meeting (including any adjournment or postponement thereof), the requisite vote of the stockholders of Parent in favor of the Parent Voting Proposal shall not have been obtained;

           (vi) if the Company Board shall have withdrawn or modified, in a manner adverse to Parent, its recommendation of this Agreement or the Merger; or

          (vii) if the Company Board shall have recommended or otherwise endorsed a Competing Proposal to the stockholders of Company.

        (c) By Company:

           (i) by written notice to Parent, if Parent or Merger Sub shall breach in any material respect any representation, warranty, obligation or agreement hereunder (except for such representations and warranties that are qualified by their terms by reference to materiality, which representations and warranties as so qualified shall have been breached in any respect) and such breach shall not have been cured within ten
       (10) business days following receipt by Parent of written notice of such breach (except that such 10 business day period shall not be applicable for a breach which cannot be cured), PROVIDED that the right to terminate this Agreement by Company under this Section 7.1(c)(i) shall not be available to Company where Company is at that time in breach of this Agreement;

           (ii) if the Merger is not completed by December 31, 2001, other than on account of delay or a breach of the representations and warranties or a failure to comply with a covenant or agreement contained in this Agreement on the part of Company or a failure to satisfy the conditions set forth in Sections 6.1 or 6.3 on the part of Company; PROVIDED, HOWEVER, that if Parent has received a Noncompliance Notice, Company may not terminate this Agreement

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
       pursuant to this Section 7.1(c)(ii) until such time as the AMEX Delisting Cure Period shall have expired;

          (iii) if the Merger is enjoined by a final, unappealable court order not entered at the request or with the support of Company, any of its Subsidiaries, or any of their five percent (5%) stockholders, or any of their affiliates or associates;

           (iv) [RESERVED];

           (v) if, at the Parent Stockholders' Meeting (including any adjournment or postponement thereof), the requisite vote of the stockholders of Parent in favor of the Parent Voting Proposal shall not have been obtained; or

           (vi) if the Parent Board shall have withdrawn or modified, in a manner adverse to Company, its recommendation of the Parent Voting Proposal.

        (d) Any termination of this Agreement pursuant to this Section 7.1 shall be effective immediately upon delivery of written notice of termination by the terminating party to the other parties hereto.

    7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub, or Company or their respective officers, directors, shareholders or affiliates; PROVIDED that the provisions of Section 5.2 (Confidentiality), Section 7.3 (Certain Payments), Section 9.1 (Expenses), Article IX (General Provisions) and this Section 7.2 shall remain in full force and effect and survive any termination of this Agreement. Nothing in this Section 7.2 shall relieve any party from liability for any breach of this Agreement. The rights and remedies available to each party are expressly intended to be cumulative and may be exercised singly or concurrently at such party's sole discretion.

    7.3  CERTAIN PAYMENTS.

        (a) COMPANY PAYMENTS. Company shall pay Parent a termination fee of $1,000,000, plus all appropriately documented reasonable out-of-pocket costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the reasonable fees, costs and expenses of its advisors, accountants and legal counsel), upon the earliest to occur of the following events:

           (i) the termination of this Agreement by Parent pursuant to
       Section 7.1(b)(i), where prior to such termination a Competing Proposal or any indication of interest for a Competing Proposal was made or came to the attention of Company, and within twelve (12) months after the date of such termination Company consummates, or executes documentation providing for, such a Competing Proposal; or

           (ii) the termination of this Agreement by Parent pursuant to Sections 7.1(b)(v)(A), 7.1(b)(vi) or 7.1(b)(vii).

        (b) PARENT PAYMENTS. Parent shall pay Company a termination fee of $1,000,000, plus all appropriately documented reasonable out-of-pocket costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the reasonable fees, costs and expenses of its advisors, accountants and legal counsel), upon the earliest to occur of the following events:

           (i) the termination of this Agreement by Company pursuant to
       Section 7.1(c)(i), where prior to such termination a Parent Proposal or any indication of interest for a Parent Proposal was made or came to the attention of Parent, and within twelve (12) months after the date of

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
       such termination Parent consummates, or executes documentation providing for, such a Parent Proposal;

           (ii) the termination of this Agreement by Company pursuant to
       Section 7.1(c)(vi); or

          (iii) the termination of this Agreement by Parent pursuant to
       Section 7.1(b)(v)(B) and stockholders representing greater than fifty percent (50%) of the outstanding stock of Parent eligible to vote on the Parent Voting Proposal vote against the Parent Voting Proposal, excluding for the purposes of such calculation the votes of (A) any stockholders of Company or their affiliates having direct or indirect beneficial ownership of any securities of Parent, and (B) Mr. Rosenwald or his affiliates, relatives or any entity in which Mr. Rosenwald has any direct or indirect beneficial ownership interest.

        (c)  TIMING OF PAYMENTS.  The payment obligations set forth in this
    Section 7.3 shall be paid in immediately available funds within one
    (1) business day after written demand has been made by the other party pursuant to the notification requirements of Section 9.2.

                                  ARTICLE VIII
                      REMEDIES, ESCROW AND INDEMNIFICATION

    8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations, warranties, covenants and agreements of Parent, Merger Sub and Company contained in this Agreement shall survive the Closing and continue in full force and effect until March 31, 2003.

    8.2 ESCROW FUND. In accordance with Sections 1.6(a) and 1.8(b) hereof, Parent shall deliver to Wells Fargo Bank Minnesota, National Association, as escrow agent (the "ESCROW AGENT"), an aggregate of 1,350,000 shares of the Merger Consideration payable to the Stockholders (the "ESCROW FUND"). The Escrow Fund shall be held by the Escrow Agent pursuant to the terms set forth in the Escrow Agreement. The Escrow Fund shall be available to compensate Parent, the Surviving Corporation and the other Indemnified Persons (as defined in Section 8.6) pursuant to the indemnification obligations of the Stockholders in accordance with this Article VIII and the Escrow Agreement.

    8.3  LIMITATIONS ON INDEMNIFICATION.

        (a) MINIMUM CLAIM. Parent or the Surviving Corporation on the one hand and Company (prior to the Effective Time) or the Stockholders (subsequent to the Effective Time) on the other hand shall not be entitled to make a claim for indemnification pursuant to Sections 8.4 and 8.5, respectively, unless and until the aggregate amount of Damages (as defined in Section 8.4(a)) incurred by the party making such claim exceeds $100,000 (the "BASKET"), at which time the party seeking indemnification may recover the aggregate amount of Damages beginning with the first dollar thereof irrespective of the Basket; PROVIDED, HOWEVER, that the Basket shall not apply to Damages arising out of claims pursuant to Section 8.4(ii) or Damages resulting from, relating to, arising out of or constituting a breach of any covenant or agreement of Company in Section 9.1.

        (b) CAP. Notwithstanding any other provision of this Agreement, the indemnification obligations of Parent and the Surviving Corporation on the one hand and Company (prior to the Effective Time) and the Stockholders (subsequent to the Effective Time) on the other hand pursuant to Sections
    8.4 and 8.5, respectively, will not exceed in the aggregate for such person or persons the Closing Date Fair Market Value (as defined in
    Section 8.3(d)) of 1,350,000 shares of Parent Common Stock (the "CAP"); PROVIDED, HOWEVER, that the indemnification obligations of Company (prior to the Effective Time) and the Stockholders (subsequent to the Effective Time) pursuant to Section 8.4(ii) will not exceed in the aggregate $200,000. Notwithstanding the foregoing, (i) all claims by Indemnified Persons (as defined in Section 8.4) for Damages (as defined in Section 8.4) pursuant to
    Section 8.4 subsequent to the Closing shall, subject to

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    Section 8.3(c), be satisfied only from the Escrow Fund and (ii) all claims by Indemnified Persons for Damages pursuant to Section 8.5 subsequent to the Closing shall be limited to the Closing Date Fair Market Value of the aggregate number of shares of Parent Common Stock in the Escrow Fund on the date such claim is deemed delivered to Parent or the Surviving Corporation pursuant to Section 9.2.

        (c) PAYMENT. Subject to the provisions of this Section 8.3, (i) Company (prior to the Effective Time) or the Stockholders (subsequent to the Effective Time) shall indemnify Parent, the Surviving Corporation and the other Indemnified Persons pursuant to Section 8.4 below by payment in, at the option of Company or the Stockholders, as the case may be, either
    (A) cash equal to the amount for which such persons are to be indemnified (with a corresponding reduction in the number of shares in the Escrow Fund calculated pursuant to subparagraph (B) below), or (B) shares of Parent Common Stock, properly endorsed and transferred to such person, free and clear of all liens, claims and encumbrances, with a value equal to the amount for which such person is to be indemnified (each share of Parent Common Stock for such purposes shall have a value equal to the Closing Date Fair Market Value), and (ii) Parent shall indemnify Company (prior to the Effective Time) or the Stockholders (subsequent to the Effective Time) pursuant to Section 8.5 below by payment in, at the option of Parent, either
    (x) cash equal to the amount for which such person is to be indemnified, or
    (y) issuing Parent Common Stock to Company or the Stockholders, as the case may be, with a Closing Date Fair Market Value equal to the amount for which Company or the Stockholders, as the case may be, are to be indemnified.

        (d) CLOSING DATE FAIR MARKET VALUE. For purposes of this Agreement, "CLOSING DATE FAIR MARKET VALUE" shall mean, per share of Parent Common Stock, (i) prior to the Closing, $1.50 or (ii) subsequent to the Closing, the average closing price of the Parent Common Stock as reported on the AMEX for the thirty trading days prior to the Closing Date.

        (e) MATERIALITY. In determining the amount of any Damages attributable to a breach, any materiality standard contained in a representation, warranty or covenant shall be disregarded.

    8.4 INDEMNIFICATION BY THE STOCKHOLDERS. Subject to the terms and conditions set forth in Section 8.3, Company (prior to the Effective Time) or the Stockholders (subsequent to the Effective Time), jointly and severally with respect to the Stockholders, shall indemnify Parent, the Surviving Corporation and their respective directors, officers, employees, agents or advisors, or any of their respective successors and assigns, in respect of, and hold each of them harmless against, any and all demands, claims, debts, actions, assessments, judgements, settlements, sanctions, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, known or unknown, due or to become due or otherwise), monetary damages, fines, taxes, fees, penalties, interest obligations, deficiencies, losses, costs and expenses (including, without limitation, amounts paid in settlement, interest, court costs, costs of investigators, reasonable fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) ("DAMAGES", PROVIDED, HOWEVER, that Damages shall not include any consequential, speculative or punitive damages incurred by an Indemnified Person unless actually paid to a third party as a result of a third party claim), incurred or suffered by them
(i) resulting from, relating to, arising out of or constituting any breach of any representation or warranty or failure to perform any covenant or agreement of Company or the Stockholders contained, or referred to, in the Transaction Agreements or in any certificate, agreement, letter or document delivered hereby or thereby, or in connection with any lawsuit or claim brought against Company or any of its Subsidiaries related to actions taken by Company or any of its Subsidiaries prior to the Closing (including any Damages suffered through and after the applicable survival period); or (ii) resulting from, relating to, arising out of or in connection with the dispute set forth in Section 2.19 of the Company Disclosure Schedule related to the Exclusive License Agreement dated April 14, 1998 by and among Dr. Neil Martin, Dr. Howard Robinson, Leonard Bloom and Marvin Townsend and RxEyes, Inc., including, without limitation, the payment of any penalties pursuant thereto or the termination thereof and the loss of any license(s) thereunder, in each case arising directly from such dispute (including any Damages suffered through and after the applicable survival period); PROVIDED, HOWEVER, that Parent makes a written claim for indemnification against Company (prior to the Effective Time) or the Stockholder Representative (as defined in the Escrow Agreement) (subsequent to the Effective Time) pursuant to this
Section 8.4 and Section 9.2 within the survival period set forth in
Section 8.1.

    8.5 INDEMNIFICATION BY PARENT AND SURVIVING CORPORATION. Subject to the terms and conditions set forth in Section 8.3, Parent and the Surviving Corporation, jointly and severally, shall indemnify Company (prior to the Effective Time) or the Stockholders (subsequent to the Effective Time) and hold each of them harmless against any and all Damages incurred or suffered by them resulting from, relating to, arising out of or constituting any breach of any representation or warranty or any failure to perform any covenant or agreement of Parent or Merger Sub contained, or referred to, in the Transaction Agreements or in any certificate, agreement, letter or document delivered hereby or thereby (including any Damages suffered through and after the applicable survival period); PROVIDED, HOWEVER, that Company or the Stockholders, as the case may be, makes a written claim for indemnification against Parent pursuant to this
Section 8.5 and Section 9.2 within the survival period set forth in
Section 8.1.

    8.6 THIRD PARTY CLAIMS. Any party entitled to make a claim (or any of their affiliated parties (each an "INDEMNIFIED PERSON")) pursuant to this
Article VIII shall give prompt written notification to the party obligated to provide such indemnification (the "INDEMNIFYING PERSON") of the commencement of any action, suit or proceeding relating to a third party claim for which indemnification pursuant to this Article VIII may be sought; PROVIDED, HOWEVER, that no delay on the part of the Indemnified Person in notifying the Indemnifying Person shall relieve the Indemnifying Person from any liability or obligation under this Article VIII unless such notification delay shall prejudice the Indemnifying Person. Within 30 days after delivery of such notification, the Indemnifying Person may, upon written notice thereof to the Indemnified Person, assume control of the defense of such action, suit or proceeding with counsel reasonably satisfactory to the Indemnified Person (and the Indemnified Person agrees to execute such documents as are necessary to permit the Indemnifying Person to control such defense). If the Indemnifying Person does not so assume control of such defense, the Indemnified Person shall control such defense. The party not controlling such defense may participate therein at its own cost and expense; PROVIDED, that if the Indemnifying Person assumes control of such defense and the Indemnified Person is advised by counsel in writing that the Indemnifying Person and the Indemnified Person may have materially conflicting interests or different defenses available with respect to such action, suit or proceeding, the reasonable fees and expenses of counsel to the parties shall be considered "DAMAGES" for purposes of this Agreement. The party controlling such defense shall keep the other party advised of the status of such action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the other party with respect thereto. The Indemnifying Person shall not agree to any settlement or the entry of a judgment in any action, suit or proceeding without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld.

                                   ARTICLE IX
                               GENERAL PROVISIONS

    9.1 EXPENSES. Except as provided in Section 7.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees, costs and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense, whether or not the Merger is consummated, PROVIDED, HOWEVER, that
(i) the filing fee for the Joint Proxy Statement and the Registration Statement shall be shared equally by Parent and Company, (ii) the fees of the Escrow Agent shall be shared equally by Parent and Company, (iii) the cost of the Tail Policy shall be shared equally by Parent and Company, (iv) any refund or return of funds due to the cancellation of directors' and officers' liability insurance and fiduciary liability insurance maintained by Company shall be applied to the costs of the Tail Policy, and (v) all fees, costs and expenses, other than those fees, costs and expenses specified in subsections
(i), (ii) and (iii) of this Section 9.1, incurred on behalf of Company and each of its Subsidiaries in connection with this Agreement and the transactions contemplated hereby shall be based on customary hourly rates and shall not exceed $425,000 in the aggregate (subject to certain limited increases as provided below, the "TRANSACTION FEE LIMIT"); PROVIDED, HOWEVER, that for any such fees, costs and expenses under subparagraph (v) above in excess of $425,000 ("EXCESS FEES"), two thirds of such Excess Fees shall be deemed Damages under
Section 8.4 and the Transaction Fee Limit shall be increased by the value of the remaining one third of the Excess Fees (the "TRANSACTION FEE FORMULA"). Notwithstanding anything to the contrary herein, in no event shall the Transaction Fee Limit be increased beyond $475,000 and the Transaction Fee Formula shall not apply to any Excess Fees to the extent that the Transaction Fee Limit would be increased beyond $475,000.

    9.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, the next business day if delivered by commercial delivery service or by reputable overnight courier, the third business day if mailed by registered or certified mail (return receipt requested), or the day of transmission if a business day or, if not, the next business day thereafter, if sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

        (a) if to Parent, Merger Sub or Surviving Corporation, to:

               Endorex Corporation
               28101 Ballard Drive, Suite F
               Lake Forest, Illinois 60045
               Attention: Michael Rosen
                       President and CEO
               Facsimile No.: (847) 573-9285

               with a copy to:

               Brobeck, Phleger & Harrison LLP
               370 Interlocken Blvd.
               Suite 500
               Broomfield, Colorado 80021
               Attention: Richard R. Plumridge, Esq.
               Facsimile No.: (303) 410-2199

        (b) if to Company, to:

               Corporate Technology Development, Inc.
               1680 Michigan Avenue, Suite 700
               Miami, Florida 33139
               Attention: Steve H. Kanzer
               Facsimile No.: (305) 777-2249

               with a copy to:

               Kramer, Levin, Naftalis & Frankel LLP
               919 Third Avenue
               New York, New York 10022
               Attention: Ezra G. Levin, Esq.
               Facsimile No.: (212) 715-8000

        (c) if to the Stockholder Representative, to:

               Peter O. Kliem
               750 Main Street
               Cambridge, Massachusetts 02139
               Facsimile No.: (617) 621-9574

               With a copy to:

               Kramer, Levin, Naftalis & Frankel LLP
               919 Third Avenue
               New York, New York 10022
               Attention: Ezra G. Levin, Esq.
               Facsimile No.: (212) 715-8000

    9.3 CERTAIN DEFINITIONS; INTERPRETATION. In this Agreement, any reference to a "MATERIAL ADVERSE EFFECT" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity. In this Agreement, any reference to "knowledge of Company" or "Company's knowledge" shall mean the knowledge, after due inquiry, by Company of each of its Subsidiaries or any of its or their officers, directors or employees. When a reference is made in this Agreement to a Section, an Article, an Exhibit or a Schedule, such reference shall be to a Section or Article of this Agreement or an Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "but are not limited to," "but is not limited to" and "but not limited to," respectively. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    9.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

    9.5 ENTIRE AGREEMENT; PARTIES IN INTEREST; NONASSIGNABILITY. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits and Schedules and the Company Disclosure Schedule and the Parent Disclosure Schedule constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, including, without limitation, the Confidentiality Agreement dated October 18, 2000 by and between Parent and Company and the Letter of Intent dated February 27, 2001 by and between Parent and Company. Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by any party without the prior written consent of the other party and any attempt to do so will be void; PROVIDED, HOWEVER, that Parent may assign or transfer this Agreement to a successor corporation or other successor entity in the event of a merger, acquisition, consolidation or other transfer related to a reorganization by Parent. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

    9.6  SEVERABILITY.

    If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

    9.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to such state's principles of conflicts of law.

    9.8 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and therefore waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

    9.9 EXTENSION; WAIVER. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

    9.10 NO THIRD-PARTY BENEFICIARY. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors and permitted assigns, and it is not the intention of the parties to confer upon any other person or entity any rights or remedies; PROVIDED, HOWEVER, that the provisions of Section 5.16 are intended for the benefit of Messrs. Kanzer, Stergiopoulos, Bier, Rico and Kliem, who were all of the officers and directors of Company as of the Effective Time.

    9.11 ATTORNEYS' FEES. If any action at law or equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, expenses and disbursements in addition to any other relief to which that party may be entitled.

    9.12 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                          [SIGNATURE PAGES TO FOLLOW.]

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger and Reorganization to be executed and delivered by their respective officers thereunto duly authorized, as of the date first written above.

                                                       PARENT:
                                                       ENDOREX CORPORATION

                                                       By:             /s/ MICHAEL S. ROSEN
                                                              --------------------------------------
                                                       Name:             Michael S. Rosen
                                                              --------------------------------------
                                                       Title:            President and CEO
                                                              --------------------------------------

                                                       MERGER SUB:
                                                       ROADRUNNER ACQUISITION, INC.

                                                       By:             /s/ MICHAEL S. ROSEN
                                                              --------------------------------------
                                                       Name:             Michael S. Rosen
                                                              --------------------------------------
                                                       Title:                President
                                                              --------------------------------------

                                                       COMPANY:
                                                       CORPORATE TECHNOLOGY DEVELOPMENT, INC.

                                                       By:               /s/ STEVE KANZER
                                                              --------------------------------------
                                                       Name:               Steve Kanzer
                                                              --------------------------------------
                                                       Title:                President
                                                              --------------------------------------

                                  APPENDIX II

                                VOTING AGREEMENT

                                VOTING AGREEMENT

    THIS VOTING AGREEMENT, is made and entered into as of this 31st day of July, 2001 (the "AGREEMENT"), by and among Endorex Corporation ("PARENT"); Roadrunner Acquisition, Inc., a wholly owned subsidiary of Parent ("MERGER SUB"); Corporate Technology Development, Inc. (the "COMPANY"); TVM Techno Venture Management III GmbH & Co. Medical Ventures; Nomura Bank (Switzerland) Ltd.; Paul Capital Partners V, LP; Imprimus Investors, LLC; Bristol Rittenhouse Investments, LP; Paramount Capital Drug Development Holdings LLC; Steve H. Kanzer; Peter Kleim; Colin Bier, Ph.D.; Guy Rico; Nicholas Stergiopoulos; and Lindsay A. Rosenwald, M.D. (each a "STOCKHOLDER" and collectively, the "STOCKHOLDERS").

                                    RECITALS

    A. Contemporaneously with the execution and delivery of this Agreement, Parent, Merger Sub and the Company are entering into an Agreement and Plan of Merger and Reorganization, dated as of the date hereof (the "MERGER AGREEMENT"), which provides for, upon the terms and subject to the conditions set forth therein, a business combination between Parent and the Company by means of a merger of Merger Sub with and into the Company (the "MERGER").

    B. As of the date hereof, each Stockholder beneficially owns (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) the number of shares of Common Stock, par value $.001 per share, or Series A Convertible Preferred Stock, par value $.001 per share, of the Company set forth opposite such Stockholder's name on SCHEDULE I hereto (all such shares so owned and which may hereafter be acquired by such Stockholder prior to the termination of this Agreement, whether upon the exercise of options or warrants and/or conversion of notes or preferred stock, or by any other means of purchase, dividend, distribution or otherwise, being referred to herein as such Stockholder's "SHARES").

    C. As a condition to their willingness to enter into the Merger Agreement, Parent and Merger Sub have requested that the Stockholders enter into this Agreement.

    D. In order to induce Parent and Merger Sub to enter into the Merger Agreement, each of the Stockholders are willing to enter into this Agreement and to grant Parent an irrevocable proxy to vote the Shares of such Stockholder in favor of the adoption of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                VOTING AGREEMENT

    1.1 VOTING OF SHARES. From the date hereof until the termination of this Agreement, at any meeting of the stockholders of the Company, however called, and in any action by consent of the stockholders of the Company, each Stockholder shall vote such Stockholder's Shares:

        (a) in favor of the Merger, the Merger Agreement and all other transactions contemplated thereby (as amended from time to time pursuant to the terms thereof), including, but not limited to, the actions necessary to effectuate the requirements of Section 5.17 of the Merger Agreement,

        (b) against any Competing Proposal or any negotiations or discussions with respect to a Competing Proposal and against any proposal for action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, any change in the directors of the Company, any change in the present capitalization of the Company (other than such changes necessary to effectuate the requirements of Section 5.17 of the Merger Agreement) or any amendment to the Company's Certificate of Incorporation, as amended, or Bylaws, which in the case of each of the matters referred to in this clause (b) could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by the Merger Agreement or the likelihood of such transactions being consummated, and

        (c) in favor of any other matter necessary for consummation of the transactions contemplated by the Merger Agreement and related agreements which is considered at any such meeting of stockholders or in such consent, and in connection therewith shall execute any documents which are necessary in order to effectuate the foregoing, including the ability for Parent or its nominees to vote such Shares directly.

    1.2 IRREVOCABLE PROXY. Each Stockholder hereby agrees to deliver to Parent a duly executed proxy in the form attached hereto as EXHIBIT A concurrently with the execution and delivery of this Agreement (the "PROXY"), such Proxy to cover the Shares in respect of which Stockholder is entitled to vote at each meeting of the stockholders of the Company (including, without limitation, each written consent in lieu of a meeting) in favor of the Merger and the adoption and approval of the Merger Agreement, as amended from time to time pursuant to the terms thereof, and all transactions contemplated thereby, including, but not limited, to the actions necessary to effectuate the requirements of
Section 5.17 of the Merger Agreement. Each Stockholder hereby revokes any and all prior proxies or powers of attorney given by such Stockholder with respect to the Shares.

    1.3 NO PROXIES FOR OR TRANSFERS OF STOCKHOLDER SHARES. Except as contemplated by the terms of this Agreement, from the date hereof until the termination of this Agreement, each Stockholder hereby agrees that such Stockholder shall not, without the prior written consent of Parent, which may be withheld in the sole discretion of Parent, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement, arrangement or understanding with respect to the voting of any such Stockholder's Shares or
(ii) sell, assign, transfer, encumber, pledge or otherwise dispose of, or enter into any contract, option or other agreement, arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance, pledge or other disposition of, any of such Stockholder's Shares. Each Stockholder hereby agrees such Stockholder shall not seek or solicit any such sale, assignment, transfer, encumbrance, pledge or other disposition or any such contract, option or other agreement, arrangement or understanding and agrees to notify Parent promptly (but in any event, within 24 hours), and to provide all details requested by Parent, if such Stockholder is approached or solicited, directly or indirectly, by any person with respect to any of the foregoing. Notwithstanding any other provision of this Section 1.3, each Stockholder may sell or otherwise assign, with or without consideration, an unlimited amount of such Stockholder's Shares to any spouse or member of his immediate family, or to a custodian, trustee (including a trustee of a voting trust), executor or other fiduciary for the account of his spouse or members of his immediate family, or to a trust for himself, or to a charitable remainder trust, or any affiliate, member or limited or general partner of such Stockholder, or to any entity that is wholly owned by members of such Stockholder's immediate family; provided that each such transferee or assignee, prior to the completion of the sale, transfer or assignment shall have executed and delivered to Parent documents assuming the obligations of such Stockholder under this Agreement with respect to the transferred securities, such documents to be satisfactory to Parent in its sole discretion.

    1.4 STOP TRANSFER. During the term of this Agreement, no Stockholder shall request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder's Shares, unless such transfer is made in compliance with this Agreement.

    1.5 NOTIFICATION. If any Stockholder becomes aware of a Competing Proposal or if any Stockholder becomes aware that a request for nonpublic information relating to the Company or any of its Subsidiaries has been made by any person or entity that has made a Competing Proposal or has advised such Stockholder or the Company that it may be considering making a Competing Proposal, such Stockholder shall within 24 hours notify Parent of those material details of such Competing Proposal or request that are known to such Stockholder (including the identity of the person or entity making such Competing Proposal, the terms thereof and the information requested thereby) and shall within 24 hours provide Parent with a copy of any Competing Proposal or request that is made in writing and copies of all correspondence relating thereto, to the extent those items are available to such Stockholder. Thereafter such Stockholder shall keep Parent fully apprised on a current basis of the status of any such Competing Proposal and of any modifications to the terms thereof, to the extent such information is available to such Stockholder. Each Stockholder hereby agrees to immediately cease and cause to be terminated all existing discussions or negotiations with any parties other than Parent that it has conducted heretofore with respect to any Competing Proposal.

    1.6 WAIVER OF APPRAISAL RIGHTS. Each Stockholder hereby waives any and all rights of appraisal for such Stockholder's Shares in connection with the Merger or rights to dissent from the Merger.

                                   ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

    Each Stockholder hereby represents and warrants to Parent and Merger Sub as follows:

    2.1 DUE AUTHORIZATION, ETC. Each Stockholder that is not a natural person has all requisite power and authority to execute, deliver and perform this Agreement, to appoint Parent as its proxy and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, the appointment of Parent as its proxy and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of each Stockholder that is not a natural person. Each Stockholder that is a natural person has full legal right, power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by or on behalf of each Stockholder and constitutes a legal, valid and binding obligation of each Stockholder, enforceable against each Stockholder in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and is subject to general principles of equity. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Stockholder is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby.

    2.2  NO CONFLICTS; REQUIRED FILINGS AND CONSENTS.

        (a) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, (i) if such Stockholder is not a natural person, conflict with or result in any breach of any provision of the respective certificate of incorporation, bylaws or other similar documents relating to such Stockholder, (ii) conflict with or violate any law applicable to such Stockholder or by which such Stockholder or any of such Stockholder's properties is bound or affected or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any assets of such Stockholder, including, without limitation, such Stockholder's Shares, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of such Stockholder's assets is bound or affected.

        (b) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority (other than any necessary filing under the Exchange Act), domestic or foreign, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by such Stockholder of such Stockholder's obligations under this Agreement.

    2.3 VALID TITLE. Such Stockholder is the sole, true and lawful beneficial owner of such Stockholder's Shares with no restrictions on such Stockholder's voting rights or rights of disposition pertaining thereto. None of such Stockholder's Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares. None of such Stockholder's Shares is subject to any adverse claims, options, liens, charges, encumbrances, security interests or other restrictions on transfer.

    2.4 TOTAL SHARES. Each Stockholder is the record and beneficial owner of the number of Shares set forth next to such Stockholder's name on SCHEDULE I hereto. Except as set forth on SCHEDULE I hereto, neither such Stockholder nor any beneficial owner or owners of such Stockholder's Shares own any options or warrants to purchase or rights to subscribe for or otherwise acquire any securities of the Company. Except as set forth on SCHEDULE I hereto, each Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in this Agreement, sole power of disposition, sole power of conversion and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares beneficially owned by such Stockholder with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

    2.5 NO FINDER'S FEES. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder. Such Stockholder, on behalf of itself and its affiliates, hereby acknowledges that it is not entitled to receive any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby or by the Merger Agreement.

                                  ARTICLE III
                                 MISCELLANEOUS

    3.1 DEFINITIONS. Capitalized terms used but not otherwise defined in this Agreement have the respective meanings ascribed to such terms in the Merger Agreement.

    3.2  TERMINATION.  This Agreement and each Proxy granted pursuant to
Article I shall terminate automatically and without any action of any of the parties hereto and be of no further force and effect upon the earlier to occur of: (i) the written mutual consent of the parties hereto and (ii) the Expiration Date (as defined below). No such termination of this Agreement shall relieve any party hereto from any liability for any breach of this Agreement prior to termination or from any obligation pursuant to a notice delivered on or before the date of such termination. As used herein, the "EXPIRATION DATE" shall mean the earlier to occur of (i) the Effective Time of the Merger and (ii) the termination of the Merger Agreement according to its terms.

    3.3 FURTHER ASSURANCE. From time to time, at the request of another party hereto and without consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

    3.4 CERTAIN EVENTS; SUCCESSORS. Each Stockholder agrees that this Agreement and such Stockholder's obligations hereunder shall attach to such Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Stockholder's heirs, executors, guardians, administrators, or successors. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all its obligations under this Agreement.

    3.5 NO WAIVER. The failure of any party hereto to exercise any right, power, or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, or any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

    3.6 NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, the day of transmission if a business day or, if not, the next business day thereafter, if delivered by telecopier (with confirmation of receipt), the next business day if delivered by an internationally recognized overnight courier service, such as Federal Express, or the third business day if mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) if to Parent or Merger Sub, to:

           Endorex Corporation
           28101 Ballard Drive, Suite F
           Lake Forest, Illinois 60045
           Attention: Michael Rosen
                    President and CEO

           Facsimile No.: (847) 573-9285

           with a copy to:

           Brobeck, Phleger & Harrison LLP
           370 Interlocken Boulevard, Suite 500
           Broomfield, Colorado 80021
           Attention: Richard R. Plumridge, Esq.
           Telecopy No.: (303) 410-2199

           and

        (b) If to a Stockholder, to the address set forth below such Stockholder's name on SCHEDULE I hereto.

    3.7 EFFECT OF HEADINGS. The section headings contained in this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement.

    3.8 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

    3.9 ENTIRE AGREEMENT. This Agreement and the Proxy contains the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

    3.10 ASSIGNMENT AND BINDING EFFECT. Except as provided in Section 1.3, Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties, and any such assignment shall be void, except that Parent may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent or to a successor corporation or other successor entity in the event of a merger, acquisition, consolidation or other transfer. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns.

    3.11 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of Delaware without reference to such state's principles of conflicts of laws.

    3.12 AMENDMENT AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

    3.13 SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of each Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity and each Stockholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

    3.14 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement (or any counterpart hereof) may be delivered by a party by facsimile, which facsimile shall be effectual as if the original counterpart had been delivered.

    IN WITNESS WHEREOF, Parent, Merger Sub, the Company and each of the Stockholders have caused this Agreement to be executed as of the date first written above.

PARENT:                                                ENDOREX CORPORATION

                                                       ---------------------------------------------

                                                       By:
                                                               --------------------------------------

                                                       Title:
                                                               --------------------------------------

MERGER SUB:                                            ROADRUNNER ACQUISITION, INC.

                                                       ---------------------------------------------

                                                       By:
                                                               --------------------------------------

                                                       Title:
                                                               --------------------------------------

COMPANY:                                               CORPORATE TECHNOLOGY DEVELOPMENT, INC.

                                                       ---------------------------------------------

                                                       By:
                                                               --------------------------------------

                                                       Title:
                                                               --------------------------------------

STOCKHOLDERS:                                          TVM TECHNO VENTURE MANAGEMENT III
                                                       GMBH & CO. MEDICAL VENTURES

                                                       ---------------------------------------------

                                                       By:
                                                               --------------------------------------

                                                       Title:
                                                               --------------------------------------

                    SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

                                                       NOMURA BANK (SWITZERLAND) LTD.

                                                       ---------------------------------------------

                                                       By:
                                                               --------------------------------------

                                                       Title:
                                                               --------------------------------------

                                                       PAUL CAPITAL PARTNERS V, LP

                                                       ---------------------------------------------

                                                       By:
                                                               --------------------------------------

                                                       Title:
                                                               --------------------------------------

                                                       IMPRIMUS INVESTORS, LLC

                                                       ---------------------------------------------

                                                       By:
                                                               --------------------------------------

                                                       Title:
                                                               --------------------------------------

                                                       BRISTOL RITTENHOUSE INVESTMENTS, L.P.

                                                       ---------------------------------------------

                                                       By:
                                                               --------------------------------------

                                                       Title:
                                                               --------------------------------------

                                                       PARAMOUNT CAPITAL DRUG DEVELOPMENT HOLDINGS LLC

                                                       ---------------------------------------------

                                                       By:
                                                               --------------------------------------

                                                       Title:
                                                               --------------------------------------

                                                       ---------------------------------------------
                                                       STEVE H. KANZER

                                                       ---------------------------------------------
                                                       PETER KLEIM

                                                       ---------------------------------------------
                                                       COLIN BIER, Ph.D.

                                                       ---------------------------------------------
                                                       GUY RICO

                                                       ---------------------------------------------
                                                       NICHOLAS STERGIOPOULOS

                                                       ---------------------------------------------
                                                       LINDSAY A. ROSENWALD, M.D.

                                   SCHEDULE I

               STOCKHOLDERS OF CORPORATE TECHNOLOGY DEVELOPMENT, INC.

                                                                       NUMBER OF
                                                                       SHARES OF
                                                                        SERIES A     PERCENTAGE
                                            NUMBER OF     NUMBER OF    PREFERRED         OF
                                            SHARES OF     SHARES OF      STOCK        OWNERSHIP
                        NUMBER OF SHARES   COMMON STOCK    SERIES A    UNDERLYING       (ON A
                        OF COMMON STOCK     UNDERLYING    PREFERRED     WARRANTS    FULLY-DILUTED
   STOCKHOLDER NAME           HELD         OPTIONS HELD   STOCK HELD      HELD         BASIS)              ADDRESS
----------------------  ----------------   ------------   ----------   ----------   -------------   ----------------------
TVM Techno Venture                --              --      1,350,000          --          9.17       101 Arch Street
Management III                                                                                      Suite 1950
GmbH & Co. Medical                                                                                  Boston, MA
Ventures                                                                                            02110

Nomura Bank                       --              --      1,200,000          --          8.16       Kasamaristrasse I
(Switzerland) Ltd.                                                                                  Zurich, Switzerland
                                                                                                    CH 8021

Paul Capital                      --              --        892,400          --          6.06       28, Avenue de
Partners V, LP                                                                                      Messine 75008
                                                                                                    Paris France
                                                                                                    75008

Imprimus Investors,               --              --        500,000          --          3.40       411 West Putman Ave.
LLC                                                                                                 Greenwich, CT
                                                                                                    06830

Bristol Rittenhouse               --              --        500,000          --          3.40       1 Rockefeller Plaza
Investments, L.P.                                                                                   Suite 1010
                                                                                                    New York, NY
                                                                                                    10020

Paramount Capital Drug     2,515,350              --             --          --         17.09       787 7th Ave.
Development Holdings                                                                                48th Flr
LLC                                                                                                 New York, NY
                                                                                                    10019

Steve H. Kanzer              564,000         618,180             --          --          8.03       300 South Point Drive
                                                                                                    Suite 3501
                                                                                                    Miami Beach, FL
                                                                                                    33139

Peter Kleim                       --          50,000             --          --          0.34       750 Main Street
                                                                                                    Cambridge, MA
                                                                                                    02139

Colin Bier, Ph.D.                 --          50,000             --          --          0.34       677 Dr Frederik
                                                                                                    Philips
                                                                                                    Saint-Laurent, Quebec
                                                                                                    Canada H4M-2W4

Guy Rico                          --          50,000             --          --          0.34       28, Avenue de
                                                                                                    Messine 75008
                                                                                                    Paris France
                                                                                                    75008

Nicholas Stergiopoulos        75,500         477,273             --          --          3.75       1541 Brickell Ave.
                                                                                                    Apt. 2706
                                                                                                    Miami, FL
                                                                                                    33129

Lindsay A. Rosenwald,             --              --        175,000     303,819          3.29       787 7th Ave.
M.D.                                                                                                48th Flr
                                                                                                    New York, NY
                                                                                                    10019

                                   EXHIBIT A
                               IRREVOCABLE PROXY
                                TO VOTE STOCK OF
                     CORPORATE TECHNOLOGY DEVELOPMENT, INC.
                            (A DELAWARE CORPORATION)

    The undersigned stockholder of Corporate Technology Development, Inc., a Delaware corporation (the "COMPANY"), hereby irrevocably (to the full extent permitted by the Delaware General Corporation Law) appoints Endorex Corporation, a Delaware corporation ("PARENT"), or any designee of Parent, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the "SHARES") in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned stockholder of the Company as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the termination of the Voting Agreement (as hereinafter defined).

    This Irrevocable Proxy is irrevocable (to the extent provided by the Delaware General Corporation Law), is coupled with an interest, and is granted in consideration of Parent entering into that certain Voting Agreement (the
"VOTING AGREEMENT"), dated as of               , 2001, by and among Parent;
Roadrunner Acquisition, Inc., a Delaware corporation, and a wholly owned subsidiary of Parent (the "MERGER SUB"); and the Company; the undersigned and certain stockholders of the Company, and that certain Agreement and Plan of
Merger and Reorganization (the "MERGER AGREEMENT"), dated as of               ,
2001, by and among the Company; Parent; and Merger Sub, which Merger Agreement provides for the merger of Merger Sub with and into the Company (the "MERGER").

    The attorney and proxy named above is hereby authorized and empowered by the undersigned, at any time prior to the termination of the Voting Agreement, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the Delaware General Corporation Law), at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting as follows:

        (i) in favor of the Merger and the Merger Agreement, and all other transactions contemplated thereby (as amended from time to time pursuant to the terms thereof), including, but not limited to, the actions necessary to effectuate the requirements of Section 5.17 of the Merger Agreement,

        (ii) against any Competing Proposal (used herein as defined in the Merger Agreement) or any negotiations or discussions with respect to a Competing Proposal and against any proposal for action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, any change in the directors of the Company, any change in the present capitalization of the Company (other than such changes necessary to effectuate the requirements of Section 5.17 of the Merger Agreement) or any amendment to the Company's Certificate of Incorporation, as amended, or Bylaws, which in the case of each of the matters referred to in this clause (ii) could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by the Merger Agreement or the likelihood of such transactions being consummated,

        (iii) in favor of any other matter necessary for consummation of the transactions contemplated by the Merger Agreement and related agreements which is considered at any such meeting of stockholders or in such consent, and in connection therewith to execute any documents which are necessary in order to effectuate the foregoing, including the ability for Parent or its nominees to vote such Shares directly.

    Specifically, but in no way by limitation, this Irrevocable Proxy shall not be used to waive or amend any material rights or obligations of the undersigned under the Voting Agreement, the Merger Agreement or otherwise.

    All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

    This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable and shall terminate automatically and without any action of any of the undersigned and be of no further force and effect upon the earlier to occur of: (i) the written mutual consent of the parties to the Voting Agreement and
(ii) the Expiration Date (as defined below). As used herein, the "EXPIRATION DATE" shall mean the earlier to occur of (i) the Effective Time of the Merger and (ii) the termination of the Merger Agreement according to its terms..

Dated:            , 2001

                                           By:    -----------------------------------------
                                                  (Signature of Stockholder)

                                           Name:
                                                  -----------------------------------------
                                                  (Print Name of Stockholder)

                                           Shares beneficially owned:

                                                  shares of Common Stock of Company
                                           -----

                                                  shares of Series A Preferred Stock of
                                           -----  Company

                                                  shares of Common Stock of Company
                                           -----  underlying options

                                                  shares of Series A Preferred Stock of
                                           -----  Company underlying warrants

                                  APPENDIX III

                       OPINION OF WELLS FARGO VAN KASPER,
                    FINANCIAL ADVISOR TO ENDOREX CORPORATION

WELLS FARGO
-----------
VAN KASPER                               INVESTMENT
                                         BANKERS
                                         600 CALIFORNIA
                                         STREET, SUITE
                                         1700
                                         SAN FRANCISCO,
                                         CALIFORNIA
                                         94108
                                         415 391-5800
                                         FAX 415
                                         387-2744


July 13, 2001

Board of Directors
Endorex Corporation
28101 Ballard Drive, Suite F
Lake Forest, Illinois 60045

Gentlemen:

    You have requested that we render our opinion as to the fairness, from a financial point of view, to the stockholders of Endorex Corporation, a Delaware corporation ("Endorex" or "Parent") of the Merger Consideration (as defined below) to be paid by Endorex in a proposed acquisition (the "Merger") of Corporate Technology Development, Inc., a Delaware corporation (the "Company"), pursuant to the proposed form of Agreement and Plan of Merger and Reorganization provided to us and to be executed by the parties (the "Agreement"). All capitalized terms not defined herein shall have the meanings set forth in the Agreement.

    Our understanding of the terms of the Merger is summarized as follows:

        Pursuant to the Agreement, Roadrunner Acquisition, Inc., a Delaware corporation ("Merger Sub"), which is a wholly-owned subsidiary of Parent, is to be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company will continue as the surviving corporation and as a wholly-owned subsidiary of Endorex. At the Effective
    Time:

       - each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding those held in the treasury of Company), shall be converted into .271443 of a share (the "Common Stock Exchange Ratio") of Parent Common Stock;

       - each share of Series A Preferred issued and outstanding immediately prior to the Effective Time (excluding those held in the treasury of Company), shall be converted into 1.008466 shares of Parent Common Stock (the "Preferred Stock Exchange Ratio");

       - each Company Option issued and outstanding immediately prior to the Effective Time, shall forthwith cease to exist and Parent Options shall be substituted therefor, which Parent Options shall have the same terms and conditions set forth in the applicable stock option agreements as in effect immediately prior to the Effective Time, except that each Parent Option will be exercisable for the number of shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were subject to such corresponding Company Option immediately prior to the Effective Time multiplied by the Common Stock Exchange Ratio, rounded down to the nearest whole share, and the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such Parent Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Common Stock Exchange Ratio, rounded up to the nearest whole cent; and


WELLS FARGO VAN KASPER, LLC (MEMBER NASD/SIPC), A NON-BANK AFFILIATION OF WELLS
                                FARGO & COMPANY


                                     III-1

Board of Directors
Endorex Corporation
July 13, 2001

       - each Amended Warrant issued and outstanding immediately prior to the Effective Time, shall forthwith cease to exist and Parent Warrants shall be substituted therefor. Each such Parent Warrant shall have, and be subject to, the same terms and conditions set forth in the applicable Amended Warrant, except that each Parent Warrant will be exercisable for the number of shares of Parent Common Stock equal to the product of the number of shares of Series A Preferred that were subject to such corresponding Amended Warrant immediately prior to the Effective Time multiplied by the Common Stock Exchange Ratio, rounded down to the nearest whole share, and the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such Parent Warrant will be equal to the quotient determined by dividing the exercise price per share of Series A Preferred at which such Amended Warrant was exercisable immediately prior to the Effective Time by the Common Stock Exchange Ratio, rounded up to the nearest whole cent.

        The Merger Consideration consists of the aggregate number of shares of Parent Common Stock issuable at the Effective Time in connection with the Merger upon conversion of the Company Common Stock and Series A Preferred and the Parent Options and the Parent Warrants to purchase shares of Parent Stock. Based on the number of shares of Company Common Stock and Series A Preferred, Company Options and Amended Warrants that the Company represents in the Agreement will be outstanding at the Effective Time, the Merger Consideration will consists of an aggregate of approximately 9,050,545 shares of Parent Common Stock issuable at the Effective Time in connection with the Merger and Parent Options and Parent Warrants to purchase an aggregate of approximately 566,121 shares of Parent Common Stock.

        The Agreement provides that an aggregate of 1,350,000 shares of Parent Stock issuable as Merger Consideration to the stockholders of the Company at the Effective Time will be placed in escrow (the "Escrow Fund") to be available to satisfy the indemnification obligations of the Company or such stockholders for breaches of representations, warranties, covenants or agreements in the Transaction Agreements. The Escrow Fund is the exclusive method of satisfying such obligations. Subject to timely claims being made against the Escrow Fund, approximately 50 percent of the shares deposited into the Escrow Fund are scheduled for release to the Company's stockholders on March 31, 2002 and approximately 25 percent of the shares deposited into the Escrow Fund are scheduled for release to the Company's stockholders on each of September 30, 2002 and March 31, 2003.

        In addition to the Merger Consideration, Endorex has also agreed in the Agreement to issue

       - 133,334 shares of Parent Common Stock to Nicholas Stergiopoulos as payment of a bonus pursuant to the Stergiopoulos Employment Agreement; and

       - 250,000 shares of Parent Common Stock to Steve Kanzer as payment of a bonus related to his employment with the Company;

    PROVIDED, HOWEVER, that in no event shall Endorex be required to issue under the Agreement or in connection with the Merger (except as a result of stock splits, stock dividends and the like or to satisfy claims for indemnification arising from the Agreement or the Merger) more than 10,000,000 shares of Parent Common Stock, including, but not limited to, the Parent Common Stock issuable to stockholders of the Company at the Effective Time of the Merger, upon exercise of the Parent Options or Parent Warrants or to Nicholas Stergiopoulos and Steve Kanzer as set forth above.

                                     III-2

Board of Directors
Endorex Corporation
July 13, 2001

        In the Agreement, it is contemplated that at the Effective Time a number of ancillary agreements will be entered into with certain former employees of the Company, including:

       - an employment agreement between Endorex and Colin Bier Ph.D., whereby Dr. Bier will be employed as Chief Executive Officer and Chairman of the Board of Directors of Endorex following the Effective Time;

       - an option in favor Dr. Bier to purchase 700,000 shares of Parent Common Stock at fair market value on the date of grant;

       - a one year noncompete/nonsolicitation agreement with Mr. Steve Kanzer; and

       - a six month consulting and two year noncompete/nonsolicitation agreement with Mr. Nicholas Stergiopoulos.

    In connection with our opinion, among other things, we have (i) held discussions with certain members of the management of Endorex and the Company concerning among other things, the financial and other information provided to or reviewed by us, the past and current business operations, financial condition and future prospects of their respective companies; (ii) reviewed the most recent draft of the Agreement in the form provided to us by Endorex, which has been represented to us as the final version to be executed by the parties;
(iii) reviewed certain publicly available documents for Endorex; (iv) reviewed the audited financial statements of the Company at, and for the years ended, December 31, 1999 and 2000, and the unaudited financial statements of the Company at and for the four months ended April 30, 2001; (v) reviewed internal financial projections of the Company prepared by its management using alternative business models: the "Own Sales Force Model," which assumes that the Company retains its own sales force and sells its product directly; and the "Outlicense Partner Model," which assumes the Company licenses its products to a partner; (vi) reviewed publicly available data and information for companies which we believe, based on operating, market and trading valuations, to be similar to Endorex and the Company; (vii) reviewed the historical stock prices for Endorex and other companies which we have determined to be comparable to Endorex and the Company; (viii) reviewed the financial terms, to the extent publicly available, of other recent business combinations which we have deemed to be comparable, in whole or in part, to the Merger; and (ix) conducted such other financial analysis as we have determined, based upon our judgment as investment bankers, to be appropriate for purposes of this opinion.

    In our review we have assumed, with your permission, that the documents to be prepared, used and signed by the parties to formally effect the Merger, including any proxy or other disclosure material to be delivered to the stockholders of Endorex to elicit any necessary approval for the Merger, will effect the Merger on the terms set forth in the proposed form of the Agreement provided to us by Endorex, without material alteration.

    We have not negotiated the transaction, nor provided any legal or other advice with respect to the transaction. We have not made, nor have we been provided with, an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Endorex or the Company nor have we made a physical inspection of any of the properties or assets of Endorex or the Company. We were not requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company.

                                     III-3

Board of Directors
Endorex Corporation
July 13, 2001

    In rendering this opinion, we have relied, without independent verification, on the accuracy and completeness of all of the financial and other information that was publicly available or furnished or otherwise communicated to us by Endorex or the Company. We have assumed that there has been no material change in the assets, financial condition, business or prospects of Endorex or the Company since the date of the most recent historical financial statements made available to us. We have relied upon and assumed without independent verification, that the projected results we have used for the Company are reasonable and reflect the best currently available estimates of the future financial results and conditions of the Company, that such forecasts will be realized in the amounts and time periods contemplated thereby based on the business model adopted and reflected by such projections, and that neither the management of the Company, nor the management of Endorex, has any information or belief that would make the projections incomplete or misleading.

    Our opinion is based upon analyses of the foregoing factors in light of our assessment of general economic, financial and market conditions as they exist and as they can be evaluated by us as of the date hereof and on information made available to us as of the date hereof.

    This opinion is solely for the benefit and use of the Board of Directors of Endorex in its consideration of the Merger and is not a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger. Further, this opinion addresses only the financial fairness of the Merger Consideration and does not address the relative merits of the Merger and any alternatives to the Merger, Endorex's underlying decision to proceed with or effect the Merger or any other aspect of the Merger. This opinion may not be used or referred to, or quoted or disclosed to any person in any manner, without our prior consent in each instance, which will not be unreasonably withheld. In furnishing this opinion, we do not admit that we are experts within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

    Wells Fargo Van Kasper, LLC, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions. We have received a fee from Endorex for rendering this opinion and Endorex has agreed to indemnify us for certain liabilities that may arise in rendering this opinion.

    Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration to be paid by Endorex in the Merger of Corporate Technology Development, Inc., is fair to the stockholders of Endorex from a financial point of view.

                                          Very truly yours,

                                          /s/ Wells Fargo Van Kasper

                                          WELLS FARGO VAN KASPER

                                     III-4

                                  APPENDIX IV
              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

APPRAISAL RIGHTS

    (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section251 (other than a merger effected pursuant to Section251(g) of this title), Section252, Section254, Section257, Section258, Section263 or Section264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to SectionSection251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections
(d) and (e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to Section228 or Section253 of this title, each constituent corporation either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation on of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection
(f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (1) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                   APPENDIX V

                                ESCROW AGREEMENT

                                ESCROW AGREEMENT

    This Escrow Agreement (the "Agreement") dated       , 2001 is by and among
Endorex Corporation, a Delaware corporation ("Parent"), the stockholders (the "Stockholders") of Corporate Technology Development, Inc., a Delaware corporation (the "Company"), and Peter O. Kliem, as the representative of the Stockholders (the "Stockholder Representative", and, collectively with Parent and the Stockholders, the "Parties"), and Wells Fargo Bank Minnesota, National Association, a national banking association (the "Escrow Agent"). All capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Merger Agreement (as hereinafter defined).

                                    RECITALS


    WHEREAS, Parent, Roadrunner Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and the Company have entered into that certain Agreement and Plan of Merger and Reorganization dated as of July 31, 2001 (the "Merger Agreement") pursuant to which Merger Sub will be merged with and into the Company, with the Company becoming a wholly-owned subsidiary of Parent (the "Merger"); and


    WHEREAS, pursuant to Section 8.2 of the Merger Agreement, the Parties are placing in escrow certain securities and the Escrow Agent is willing to hold and distribute such securities in accordance with the instructions of the Parties, the Escrow Agent and the Parties agree as follows:

                                   AGREEMENT
                             ARTICLE 1: DIRECTIONS

    1.1 ESCROWED PROPERTY: The Parties will deposit with the Escrow Agent the property described in the attached SCHEDULE A (collectively referred to as the "Escrowed Property").

    1.2 INSTRUCTIONS: The Escrow Agent shall hold, invest, if applicable, and disburse the Escrowed Property pursuant to the instructions set forth in the attached SCHEDULES B AND C.

    1.3 INVESTMENTS: The Escrow Agent is not responsible or liable for any diminution of principal or any interest penalty on the Escrowed Property, whatsoever, for any reason.

    1.4 ASSIGNMENT OF INTEREST: The assignment, transfer, conveyance or hypothecation of any right, title or interest in and to the Escrowed Property (referred to under this Section 1.4 as the "Assignment") shall be binding upon the Escrow Agent upon delivery of notice to the Escrow Agent of the Assignment and payment to the Escrow Agent of all of its fees in connection with the Assignment; provided that the Escrow Agent has given its written consent to the Assignment, which shall not be unreasonably withheld.

                  ARTICLE 2: COMPENSATION OF THE ESCROW AGENT

    The Parties agree, jointly and severally, to pay the Escrow Agent:

    (a) Its fees, charges, and expenses for all reasonable and necessary services rendered by it in the performance of its obligations under this Agreement as set forth in the attached SCHEDULE D; and

    (b) With the prior written approval of Parent and the Stockholder Representative, which shall not be unreasonably withheld, reasonable compensation for services rendered in connection with this Agreement but not expressly provided for in this Agreement and reimbursement for those reasonable expenses incurred by the Escrow Agent in rendering such services, including but not limited to court costs and reasonable attorneys' fees incurred in the event of any dispute among the parties to this Agreement.

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
The Escrow Agent shall have first and prior lien upon the Escrowed Property to secure the payments described under paragraphs (a) and (b) of this Article 2. If any such payment is not timely received by the Escrow Agent from the appropriate party or parties, the Parties authorize the Escrow Agent to deduct such payment from the Escrowed Property.

                 ARTICLE 3: PROVISIONS CONCERNING ESCROW AGENT

    3.1 AUTHORITY OF PARTIES: The Escrow Agent shall be under no duty or obligation to ascertain the identity, authority and/or rights of the Parties or their agents.

    3.2 OTHER AGREEMENTS: The Escrow Agent is not a party to, or bound by, any agreement between the Parties other than this Agreement, whether or not a copy and/or original of such agreement is held as Escrowed Property. Accordingly, the Escrow Agent shall have no duty to know or determine the performance or nonperformance of any provision of any such agreement between the Parties.

    3.3 DEPOSITED INSTRUMENTS AND/OR FUNDS: The Escrow Agent assumes no responsibility for the validity or sufficiency of any instrument held as Escrowed Property, except as expressly and specifically set forth in this Agreement.

    3.4 LATE PAYMENT OR PERFORMANCE: The Escrow Agent may accept any payment or performance called for under this Agreement after the date such payment or performance is due, unless subsequent to such date, but prior to the actual date of payment or performance, the Escrow Agent is instructed in writing by the Parties not to accept such payment or performance.

    3.5 ESCHEAT: The Parties are aware that Escrowed Property which is abandoned may escheat to the state. The Escrow Agent shall have no liability to the Parties, their respective heirs, legal representatives, successors and assigns should any of the Escrowed Property become escheatable or escheat by operation of law.

    3.6 NON-LIABILITY: The Escrow Agent shall not be liable for any act it may do or omit to do as Escrow Agent while acting in good faith and in the exercise of its prudent judgment. Any act done or omitted by the Escrow Agent pursuant to the advice of its attorneys shall be conclusive evidence of such good faith. The Escrow Agent shall have the right to consult with counsel at the reasonable expense of the Parties whenever any question arises concerning this Agreement and shall incur no liability for any delay reasonably required to obtain such advice of counsel. The Escrow Agent shall not be liable for the outlawing of any right permitted or given under the instructions set forth in SCHEDULES B AND C and/or in any document deposited under this Agreement pursuant to any Statute of Limitations or by reason of laches. The Escrow Agent shall have no further responsibility to any or all of the Parties following a complete distribution of the Escrowed Property pursuant to this Agreement. The Escrow Agent shall not incur any liability with respect to any action taken or omitted to be taken in reliance upon any document, including any written notice or instructions provided for in this Agreement. In performing its obligations hereunder, the Escrow Agent shall be entitled to presume, without inquiry, the due execution and validity and effectiveness of all documents it receives.

    3.7 INDEMNIFICATION: The Parties agree, jointly and severally, to indemnify and hold harmless the Escrow Agent from any liability, or reasonable costs or expenses, including but not limited to reasonable attorneys' fees, incurred by reason of accepting this Agreement and/or Escrowed Property.

    3.8 DISAGREEMENTS: If any disagreement or dispute arises between the Parties to this Agreement concerning the meaning or validity of any provision under this Agreement or concerning any other matter relating to this Agreement, the Escrow Agent:

    (a) Shall be under no obligation to act, except under process or order of court, or until it has been adequately indemnified to its full satisfaction, and shall sustain no liability for its failure to act pending such process or court order or indemnification; and

    (b) May deposit, in its sole and absolute discretion, the Escrowed Property or that portion of the Escrowed Property it then holds with a court of competent jurisdiction, and to interplead the Parties. Upon such deposit and filing of interpleader, the Escrow Agent shall be relieved of all liability as to the Escrowed Property and shall be entitled to recover from the Parties its reasonable attorneys' fees and other reasonable costs incurred in commencing and maintaining such action. The Parties by signing this Agreement submit themselves to the jurisdiction of such court. In no event shall the institution of such interpleader action impair the rights of the Escrow Agent described in Section 3.6 of this Agreement.

         ARTICLE 4: REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

    4.1 REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS: Each Stockholder hereby represents and warrants to Parent and each other Stockholder as follows:

    (a) Such Stockholder has the legal capacity and right and all other necessary power and authority necessary to enter into this Agreement and any document or instrument to be executed and delivered by Stockholder pursuant hereto or pursuant to the Merger Agreement, including, without limitation, the Voting Agreement and the Affiliate Agreement, if applicable (the "Stockholder Documents"), to perform his/her/its obligations under the Stockholder Documents, and to consummate the transactions contemplated by the Stockholder Documents.

    (b) The execution, delivery and performance of the Stockholder Documents, and the consummation of the transactions contemplated by the Stockholder Documents, will not (i) conflict with or violate any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license applicable to such Stockholder or by which any property or asset of such Stockholder is bound or affected, or (ii) constitute a violation of, or a breach or default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or conflict with, or require any consent under (other than a violation or default that has been waived or a consent that has been obtained), any term or provision of any note, bond, mortgage, instrument, contract, permit, franchise, commitment, indenture, lease, license, or other agreement or obligation to which such Stockholder is a party or by which any property or asset of such Stockholder is bound or affected.

    (c) The Stockholder Documents constitute valid and binding obligations of such Stockholder, enforceable in accordance with their terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, and similar laws affecting the rights and remedies of creditors generally, and by general principles of equity and public policy; and the Stockholder Documents, when executed and delivered in accordance with the provisions thereof, shall be valid and binding obligations of such Stockholder, enforceable in accordance with their terms (with the aforesaid exceptions).

    (d) As of the Effective Time, such Stockholder (i) will hold of record and beneficially own the number and class of shares of Company capital stock set forth next to such Stockholder's name in Section 2.2 of the Company Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Act and state securities laws), taxes, security interests, charges, liens, encumbrances, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands, and
       (ii) will not be a party to any option, warrant, call, right, purchase right or other contract, commitment or agreement (other than the Merger Agreement) that could require such Stockholder to deliver, sell, transfer or otherwise dispose of any capital stock of the Company or to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of the Company (other than the Voting Agreement, if applicable).

    4.2 REPRESENTATIONS AND WARRANTIES OF NON-INDIVIDUAL STOCKHOLDERS: Each Stockholder that is not a natural person hereby represents and warrants to Parent and to each other Stockholder as follows:

    (a) Such Stockholder is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is organized. Such Stockholder has the corporate, partnership, limited liability company or other power and authority to enter into the Stockholder Documents, to perform its obligations under the Stockholder Documents, and to consummate the transactions contemplated by the Stockholder Documents.

    (b) Such Stockholder has taken all corporate, partnership, limited liability company or other action necessary for it to enter into the Stockholder Documents, to perform its obligations under the Stockholder Documents, and to consummate the transactions contemplated by the Stockholder Documents.

    (c) The execution, delivery and performance of the Stockholder Documents, and the consummation of the transactions contemplated by the Stockholder Documents, will not constitute a violation of, or a breach or default under, or conflict with, or require any consent under (other than a violation or default that has been waived or a consent that has been obtained), any term or provision of the certificate or articles of incorporation or bylaws, partnership agreement, certificate or articles of formation, limited liability company agreement or other charter or formation documents of such Stockholder.

                ARTICLE 5: ADDITIONAL AGREEMENTS OF STOCKHOLDERS

    5.1  RELEASE OF PARENT, MERGER SUB, THE COMPANY AND THEIR OFFICERS AND
DIRECTORS: Each Stockholder, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound, in order to induce Parent and Merger Sub to consummate the Merger and thereby exchange shares of Parent Common Stock for such Stockholder's shares of Company Stock, hereby releases and forever discharges the Company, Merger Sub and Parent and each of their respective individual, joint or mutual, past, present and future agents, directors, officers, employees, consultants, advisors, affiliates, stockholders, controlling persons, subsidiaries, successors and assigns (individually, a "Releasee" and collectively, "Releasees") from any and all claims, demands, causes of action, obligations, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law or in equity, which such Stockholder or any of his, her or its affiliates now has, have ever had or may hereafter have against the respective Releasees arising contemporaneously with or prior to the Effective Time or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Effective Time (other than any rights to indemnification or reimbursement from the Company pursuant to its Certificate of Incorporation or Bylaws from former officers and directors of the Company) whether or not relating to claims pending on, or asserted after, the Effective Time; provided, however, that nothing contained herein shall operate to release any obligations of the Company, Merger Sub and Parent or the Stockholders arising under the Merger Agreement. Such Stockholder hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter purported to be released hereby.

    Each Stockholder that is a resident of the State of California expressly waives any and all rights that they may have under any statute or common-law principle that would limit the effect of the releases to those claims actually known or suspected to exist at the time of execution of this Agreement, including but not limited to the provisions of Section 1542 of the California Civil Code, to the extent deemed applicable (notwithstanding that this Agreement does not provide for the application of the California law), which provides as follows: "[a] general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

    5.2 APPOINTMENT OF STOCKHOLDER REPRESENTATIVE: The Stockholders hereby appoint the Stockholder Representative as the representative of the Stockholders. The Stockholder Representative shall have full power and authority to represent the Stockholders and their successors and assigns with respect to all matters arising under this Agreement, including, without limitation, the amendment or waiver of any provision of this Agreement, and all action taken by the Stockholder Representative hereunder, pursuant to authority granted herein, shall be binding upon each Stockholder and their successors and assigns as if expressly ratified and confirmed in writing by each of them. Without limiting the generality of the foregoing, the Stockholder Representative shall have full power and authority, on behalf of all the Stockholders and their successors, to interpret all the terms and provisions of this Agreement, to negotiate and compromise any dispute which may arise under this Agreement, to sign any releases or other documents with respect thereto, and to retain such counsel and consultants as appropriate and necessary to carry out his duties under this Agreement.

    The Stockholder Representative, or any successor hereafter appointed, may resign and shall be discharged of his duties hereunder upon the appointment of a successor Stockholder Representative as hereinafter provided. In case of such resignation, or in the event of the death or inability to act of the Stockholder Representative, a successor shall be named by a majority of the remaining Stockholders. Each such successor Stockholder Representative shall have all the power, authority, rights and privileges hereby conferred upon the original Stockholder Representative, and the term "Stockholder Representative" as used herein shall be deemed to include each such successor Stockholder Representative.

    The Stockholders shall indemnify and hold harmless the Stockholder Representative from and against any direct or indirect demand, claim, payment, obligation, action or cause of action, assessment, loss, liability, cost or expense, including without limitation, penalties, interest on any amount payable to a third party as a result of the foregoing, and any legal or other expense reasonably incurred in connection with investigating or defending any claim or action, whether or not resulting in any liability, and any amount paid in settlement of any claim or action, incurred in connection with the performance of his duties hereunder, including the advancement of expenses incurred in connection with investigating or defending any claim or action.

    The Stockholder Representative is authorized to take the actions set forth in this Agreement on behalf of the Stockholders, and Parent and Escrow Agent shall have no liability to the Stockholders for any act or failure to act of the Stockholder Representative. Parent and the Escrow Agent shall be entitled to rely upon any act of the Stockholder Representative as an act of the Stockholders pursuant to this Agreement.

                    ARTICLE 6: GENERAL TERMS AND CONDITIONS

    6.1 EXTENSION OF BENEFITS: All of the terms of this Agreement shall be binding upon, and inure to the benefit of, and be enforceable by, the respective heirs, legal representatives, successors and assigns of all of the parties to this Agreement.

    6.2 GOVERNING LAW: This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware without regard to the law of conflicts thereof.

    6.3 NOTICES: All notices, requests, demands and other communications required under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, the next business day if delivered by commercial delivery service or by reputable overnight courier, the third business day if mailed by registered or certified mail (return receipt requested), or the day of transmission if a business day or, if not, the next business day thereafter, if sent via facsimile (with confirmation of receipt) to the parties at the addresses set forth below the signature blocks on the signature pages of this Agreement; provided, however, that all notices, requests, demands and other communications required under this Agreement to be given to any Stockholder shall be given to the Stockholder Representative at the address set forth below the signature block for the Stockholder Representative on the signature pages of this Agreement. It shall be the responsibility of the Parties to notify each other and the Escrow Agent in writing of any name or address changes. This Section 6.3 shall govern this Agreement except as otherwise provided in Section 1 of SCHEDULE B to this Agreement.

    6.4 ENTIRE AGREEMENT: This Agreement sets forth the entire agreement and understanding of the parties to this Agreement with respect to the subject matter hereof.

    6.5 AMENDMENT: This Agreement may be amended, modified, superseded, rescinded or canceled only by a written instrument executed by Parent, the Stockholder Representative and the Escrow Agent.

    6.6 WAIVERS: The failure of any party to this Agreement at any time or times to require performance of any provision under this Agreement shall in no manner affect the right at a later time to enforce the same performance. A waiver by any party to this Agreement of any such condition or breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation or warranty contained in this Agreement.

    6.7 HEADINGS: The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Agreement.

    6.8 COUNTERPARTS: This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

    6.9 RESIGNATION OR REMOVAL OF ESCROW AGENT: The Escrow Agent may resign at any time by furnishing written notice of its resignation to the Parties. The Parties may remove the Escrow Agent at any time by furnishing to the Escrow Agent a joint written notice of its removal. Such resignation or removal, as the case may be, shall be effective upon delivery of such notice.

                                   * * * * *

IN WITNESS WHEREOF, the Parties to this Agreement have each caused this Agreement to be duly executed and delivered as of the date first written above.

                                          PARENT:

                                          ENDOREX CORPORATION

                                          ______________________________________

                                          By:___________________________________

                                          Its:__________________________________

                                          Address:
                                          Endorex Corporation
                                          28101 Ballard Drive, Suite F
                                          Lake Forest, Illinois 60045
                                          Attn: Michael Rosen
                                              President
                                          Telephone: (847) 573-8990
                                          Fax: (847) 573-9285

                                          with a copy to:

                                          Brobeck, Phleger & Harrison, LLP
                                          370 Interlocken Boulevard
                                          Fifth Floor
                                          Broomfield, Colorado 80021
                                          Attn: Richard R. Plumridge, Esq.
                                          Telephone: (303) 410-2000
                                          Fax: (303) 410-2199

                                          STOCKHOLDER REPRESENTATIVE:

                                          ______________________________________
                                          PETER O. KLIEM

                                          Address:
                                          750 Main Street
                                          Cambridge, MA 02139
                                          Telephone:   (617) 621-9575
                                          Facsimile:   (617) 621-9574

                                          STOCKHOLDERS:


                                          [Signatures of all CTD Stockholders]

    The Escrow Agent, by affixing its signature below, hereby acknowledges receipt of the Escrowed Property described in SCHEDULE A and agrees to hold, administer, and dispose of the Escrowed Property in accordance with the terms, conditions, and instructions of this Agreement, including those set forth in SCHEDULES B AND C.

                                          ESCROW AGENT:
                                          WELLS FARGO BANK MINNESOTA, NATIONAL
                                          ASSOCIATION, as Escrow Agent

                                          ______________________________________

                                          By:___________________________________
                                          Title:________________________________

                                            Wells Fargo Bank Minnesota, N.A.
                                           213 Court Street, Suite 902
                                           Middletown, CT 06457
                                           Telephone: (860)-704-6216
                                           Fax: (860) 704-6219

                                   SCHEDULE A
                                    DEPOSITS

1,350,000 shares of common stock, $.001 par value per share ("Common Stock"), of Endorex Corporation, a Delaware corporation

                                   SCHEDULE B
                                  INSTRUCTIONS

    1. If Parent requests indemnification from the Stockholders pursuant to its rights under Section 8.4 of the Merger Agreement, then Parent shall notify the Escrow Agent in writing of such request, the number of shares of Common Stock requested for indemnification, the calculation of such number of shares pursuant to Article 8 of the Merger Agreement and disbursement instructions ("Indemnification Notice"). The Escrow Agent shall, within five business days of receipt of an Indemnification Notice, provide a copy of such Indemnification Notice to the Stockholder Representative, and, ten business days after the Stockholder Representative is deemed pursuant to Section 6.3 of this Agreement to have received such Indemnification Notice from the Escrow Agent, disburse to Parent from the Escrowed Property the number of shares of Common Stock requested by Parent in such Indemnification Notice, unless prior to the date of disbursement the Escrow Agent receives written notice from the Stockholder Representative disputing in good faith ("Dispute Notice") Parent's right to all or part of the shares of Common Stock set forth in the Indemnification Notice ("Disputed Shares").

    2.  If the Stockholder Representative issues a Dispute Notice pursuant to
Section 1 above, then the Escrow Agent shall continue to hold all Disputed Shares until receipt of written instructions jointly executed by Parent and the Stockholder Representative or receipt of an order of any court directing the disbursement of the Disputed Shares, and shall disburse the Disputed Shares in accordance with such joint instructions or court order.

    3. On or promptly after March 31, 2002, the Escrow Agent shall disburse to the Stockholder Representative the portion of the Escrowed Property in the names and the amounts set forth under Section 1 of SCHEDULE C, less (i) any Disputed Shares, which shall be disbursed as provided in Section 2 above, and (ii) any shares set forth in any Indemnification Notice that the Stockholder Representative is deemed pursuant to Section 6.3 of this Agreement to have received no more than ten business days prior to such disbursement and for which the Escrow Agent has not received a Dispute Notice, which amounts shall be disbursed as provided in Section 1 above and, if applicable, Section 2 above (all such shares in clause (i) and (ii) being referred to herein as "Holdback Shares"). Distributions of Escrowed Property for Stockholders pursuant to this
Section 3 shall be reduced pro rata among the Stockholders based upon the distribution of Escrowed Property set forth in Section 1 of SCHEDULE C by an aggregate number of shares equal to the number of Holdback Shares; PROVIDED, HOWEVER, that no fractional shares shall be disbursed for any Stockholder pursuant to this Section 3 and the Escrow Agent shall make such adjustments in such pro rata reduction as are necessary for the disbursement of only whole shares of the Escrowed Property for any Stockholder.

    4. On or promptly after September 30, 2002, the Escrow Agent shall disburse to the Stockholder Representative the portion of the Escrowed Property in the names and the amounts set forth under Section 2 of SCHEDULE C, less any Holdback Shares, which shall be disbursed as provided in Sections 1 and 2 above, as applicable. For purposes of this Section 4, Holdback Shares shall not include Holdback Shares withheld from disbursement under Section 3. Distributions of Escrowed Property for Stockholders pursuant to this Section 4 shall be reduced pro rata among the Stockholders based upon the distribution of Escrowed Property set forth in Section 2 of SCHEDULE C by an aggregate number of shares equal to the number of such Holdback Shares; PROVIDED, HOWEVER, that no fractional shares shall be disbursed for any Stockholder pursuant to this Section 4 and the Escrow Agent shall make such adjustments in such pro rata reduction as are necessary for the distribution of only whole shares of the Escrowed Property for any Stockholder.

    5. On or promptly after March 31, 2003, the Escrow Agent shall disburse to the Stockholder Representative the portion of the Escrowed Property in the names and the amounts set forth under

Section 3 of SCHEDULE C, less any Holdback Shares, which shall be disbursed as provided in Sections 1 and 2 above, as applicable. For purposes of this
Section 5, Holdback Shares shall not include Holdback Shares withheld from disbursement under Sections 3 and 4. Distributions of Escrowed Property for Stockholders pursuant to this Section 5 shall be reduced pro rata among the Stockholders based upon the distribution of Escrowed Property set forth in
Section 3 of SCHEDULE C by an aggregate number of shares equal to the number of such Holdback Shares; PROVIDED, HOWEVER, that no fractional shares shall be disbursed to any Stockholder pursuant to this Section 5 and the Escrow Agent shall make such adjustments in such pro rata reduction as are necessary for the issuance of only whole shares of the Escrowed Property for any Stockholder.

    6. Notwithstanding the provisions of Sections 1, 2, 3, 4 or 5 above, if Parent and the Stockholder Representative jointly execute a written notice to the Escrow Agent providing the Escrow Agent with disbursement instructions for all or part of the Escrowed Property, the Escrow Agent shall disburse the portion of the Escrowed Property referred to in such notice in accordance with the instructions contained in such notice.

    7. The Stockholders shall have the full and unqualified right and power to exercise any voting, consent and other rights with respect to the Escrowed Property and to cause the Escrow Agent to tender all or part of the Escrowed Property pursuant to a tender offer or exchange offer and neither the Escrow Agent nor Parent shall have any duty, right or privilege to exercise any such rights. The Escrow Agent shall exercise all such rights of the Stockholders as directed by a certificate of the Stockholder Representative. All property received by the Escrow Agent pursuant to a tender offer or exchange offer for the Escrowed Property shall become Escrowed Property.

    8. In the event of any transaction wherein dividends, cash or other property which is or will be apportioned to the Escrowed Property are distributed in respect of the Escrowed Property, the Escrow Agent shall take all steps necessary to obtain such cash or other property, including presenting the Escrowed Property for exchange, conversion or other disposition, and the Parties will execute such certificates, instruments or other documents as may be requested by the Escrow Agent of such cash or other property. All such property received by the Escrow Agent shall become Escrowed Property and shall be disbursed with, and to the Party receiving, the Escrowed Property to which such property was apportioned.

    9. The Parties hereby authorize the Escrow Agent to apply to the transfer agent for the Common Stock for any division of certificates evidencing Escrowed Property which may be required in connection with the distribution of Escrowed Property pursuant to this SCHEDULE B to the Agreement.

    10. The Escrow Agent shall not, and is not authorized to convey, transfer or distribute the Escrowed Property except as set forth in this SCHEDULE B to the Agreement.

                                   SCHEDULE C
                                 DISTRIBUTIONS

1. Common Stock to be distributed by the Escrow Agent to the Stockholder Representative on or promptly after March 31, 2002 pursuant to Section 3 of SCHEDULE B:


                                                              NUMBER OF SHARES
STOCKHOLDER NAME                                              OF COMMON STOCK
----------------                                              ----------------
TVM Medical Ventures GmbH & Co. KG..........................      101,537
Nomura Bank (Switzerland) Ltd...............................       90,255
Paul Capital Partners V, L.P................................       67,120
Imprimus Investors LLC......................................       37,606
Bristol Rittenhouse Investments, L.P........................       37,606
Kendall Investments, LLC....................................       18,803
IMS Global Investments X Ltd................................       18,803
Richard J. Stern............................................       15,042
Stern Joint Venture, L.P....................................       15,042
Wolfson Equities............................................       15,042
Lindsay A. Rosenwald, M.D...................................       13,162
Concordia Partners..........................................       11,282
C. Benveniste-Schuler.......................................       11,282
Drax Holdings, L.P..........................................        9,401
Bernard Selz................................................        9,401
Michael Steinhardt..........................................        9,401
Keys Foundation, Curacro....................................        9,401
Albert Reichmann............................................        7,521
James D. Stern..............................................        7,521
Paul Capital Partners V (Domestic Annex Fund) L.P...........        5,648
Robert I. Falk..............................................        3,760
G&G Enterprises.............................................        3,760
Gibert Goldstein, Paul Shapiro, Trustees, UIT Howard Gittis
  Dated 12/23/88............................................        3,760
Caxton Partners.............................................        3,760
Jeffrey S. Silverman........................................        3,760
The Holding Company.........................................        3,760
Seju Suzuki.................................................        3,760
Cass & Co.Magnum Capital Growth Fund........................        3,760
Yoshimasa Yamazaki..........................................        3,760
Asahi Iron Foundry Co., Ltd.................................        3,760
Richard Vogel...............................................        3,760
Maidenhair Investments, N.V.................................        3,760
Paul Capital Partners V International, L.P..................        2,444
Leonard J. Adams............................................        1,880
Wayne Saker.................................................        1,880
Amram Kass P.C. Money Purchase Plan.........................        1,880
David A. Braver.............................................        1,880
Amram Kass PC Defined Benefit Pension Plan..................        1,880
David A. Wolf...............................................        1,880
Tis Prager..................................................        1,316
Bruno Widmer................................................        1,316
Karen Cook, IRA (KC)........................................          940
Jack Hirschfield............................................          470

                                                              NUMBER OF SHARES
STOCKHOLDER NAME                                              OF COMMON STOCK
----------------                                              ----------------
Paramount Capital Drug Development Holdings LLC.............       50,922
Steve H. Kanzer.............................................       11,418
Nicholas Bodor..............................................        5,061
Kenneth U. Johnson..........................................        5,061
Rivki Rosenwald.............................................        4,960
Biotechnology Solutions, LLC................................        3,191
Nicholas Stergiopoulos......................................        1,528
Wayne L. Rubin..............................................        1,518
Michael Weiss...............................................        1,518
Peter and Donna Kash........................................        1,012
David R. Walner.............................................        1,012
Huntington Street Company...................................        1,012
June Street Company.........................................        1,012
Rivki Rosenwald Custodian f/b/o Doni Rosenwald..............        1,012
Rivki Rosenwald Custodian f/b/o Joshy Rosenwald.............        1,012
Rivki Rosenwald Custodian f/b/o Demi Rosenwald..............        1,012
Rivki Rosenwald Custodian f/b/o Davy Rosenwald..............        1,012
Kash Family Foundation......................................          810
Joseph E. Edelman...........................................          759
Sarah E. Laut...............................................          713
Michael Ferrari.............................................          713
Blossom Rosenwald...........................................          688
Seth Rosenwald..............................................          688
Jon Rosenwald...............................................          688
William Kanzer..............................................          607
Gary Kanzer.................................................          607
Donna Lozito................................................          222
American Friends of Hebron Yeshiva in Jerusalem.............          202
Fred Mermelstein............................................          202
Lauren S. Fischer...........................................          172
John Knox...................................................          172
David M. Tanen..............................................          172
Evan S. Borak...............................................          172
Hope Viggiani...............................................          101
Robert Klein................................................          101
Howard Schain...............................................          101
John Pappadimitropoulos.....................................           50

2. Common Stock to be distributed by the Escrow Agent to the Stockholder Representative on or promptly after September 30, 2002 pursuant to
    Section 4 of SCHEDULE B:


                                                              NUMBER OF SHARES
STOCKHOLDER NAME                                              OF COMMON STOCK
----------------                                              ----------------
TVM Medical Ventures GmbH & Co. KG..........................       50,769
Nomura Bank (Switzerland) Ltd...............................       45,128
Paul Capital Partners V, L.P................................       33,560
Imprimus Investors LLC......................................       18,803
Bristol Rittenhouse Investments, L.P........................       18,803
Kendall Investments, LLC....................................        9,401
IMS Global Investments X Ltd................................        9,401

                                                              NUMBER OF SHARES
STOCKHOLDER NAME                                              OF COMMON STOCK
----------------                                              ----------------
Richard J. Stern............................................        7,521
Stern Joint Venture, L.P....................................        7,521
Wolfson Equities............................................        7,521
Lindsay A. Rosenwald, M.D...................................        6,581
Concordia Partners..........................................        5,641
C. Benveniste-Schuler.......................................        5,641
Drax Holdings, L.P..........................................        4,701
Bernard Selz................................................        4,701
Michael Steinhardt..........................................        4,701
Keys Foundation, Curacro....................................        4,701
Albert Reichmann............................................        3,761
James D. Stern..............................................        3,761
Paul Capital Partners V (Domestic Annex Fund) L.P...........        2,824
Robert I. Falk..............................................        1,880
G&G Enterprises.............................................        1,880
Gibert Goldstein, Paul Shapiro, Trustees, UIT Howard Gittis
  Trust.....................................................        1,880
Caxton Partners.............................................        1,880
Jeffrey S. Silverman........................................        1,880
The Holding Company.........................................        1,880
Seju Suzuki.................................................        1,880
Cass & Co.Magnum Capital Growth Fund........................        1,880
Yoshimasa Yamazaki..........................................        1,880
Asahi Iron Foundry Co., Ltd.................................        1,880
Richard Vogel...............................................        1,880
Maidenhair Investments, N.V.................................        1,880
Paul Capital Partners V International, L.P..................        1,222
Leonard J. Adams............................................          940
Wayne Saker.................................................          940
Amram Kass P.C. Money Purchase Plan.........................          940
David A. Braver.............................................          940
Amram Kass PC Defined Benefit Pension Plan..................          940
David A. Wolf...............................................          940
Tis Prager..................................................          658
Bruno Widmer................................................          658
Karen Cook, IRA (KC)........................................          470
Jack Hirschfield............................................          235
Paramount Capital Drug Development Holdings LLC.............       25,461
Steve H. Kanzer.............................................        5,709
Nicholas Bodor..............................................        2,530
Kenneth U. Johnson..........................................        2,530
Rivki Rosenwald.............................................        2,480
Biotechnology Solutions, LLC................................        1,596
Nicholas Stergiopoulos......................................          764
Wayne L. Rubin..............................................          759
Michael Weiss...............................................          759
Peter and Donna Kash........................................          506
David R. Walner.............................................          506
Huntington Street Company...................................          506
June Street Company.........................................          506

                                                              NUMBER OF SHARES
STOCKHOLDER NAME                                              OF COMMON STOCK
----------------                                              ----------------
Rivki Rosenwald Custodian f/b/o Doni Rosenwald..............          506
Rivki Rosenwald Custodian f/b/o Joshy Rosenwald.............          506
Rivki Rosenwald Custodian f/b/o Demi Rosenwald..............          506
Rivki Rosenwald Custodian f/b/o Davy Rosenwald..............          506
Kash Family Foundation......................................          405
Joseph E. Edelman...........................................          379
Sarah E. Laut...............................................          357
Michael Ferrari.............................................          357
Blossom Rosenwald...........................................          344
Seth Rosenwald..............................................          344
Jon Rosenwald...............................................          344
William Kanzer..............................................          304
Gary Kanzer.................................................          304
Donna Lozito................................................          111
American Friends of Hebron Yeshiva in Jerusalem.............          101
Fred Mermelstein............................................          101
Lauren S. Fischer...........................................           86
John Knox...................................................           86
David M. Tanen..............................................           86
Evan S. Borak...............................................           86
Hope Viggiani...............................................           50
Robert Klein................................................           50
Howard Schain...............................................           50
John Pappadimitropoulos.....................................           25

3. Common Stock to be distributed by the Escrow Agent to the Stockholder Representative on or promptly after March 31, 2003 pursuant to Section 5 of SCHEDULE B:


                                                              NUMBER OF SHARES
STOCKHOLDER NAME                                              OF COMMON STOCK
----------------                                              ----------------
TVM Medical Ventures GmbH & Co. KG..........................       50,769
Nomura Bank (Switzerland) Ltd...............................       45,128
Paul Capital Partners V, L.P................................       33,560
Imprimus Investors LLC......................................       18,804
Bristol Rittenhouse Investments, L.P........................       18,804
Kendall Investments, LLC....................................        9,402
IMS Global Investments X Ltd................................        9,402
Richard J. Stern............................................        7,522
Stern Joint Venture, L.P....................................        7,522
Wolfson Equities............................................        7,522
Lindsay A. Rosenwald, M.D...................................        6,581
Concordia Partners..........................................        5,641
C. Benveniste-Schuler.......................................        5,641
Drax Holdings, L.P..........................................        4,701
Bernard Selz................................................        4,701
Michael Steinhardt..........................................        4,701
Keys Foundation, Curacro....................................        4,701
Albert Reichmann............................................        3,761
James D. Stern..............................................        3,761
Paul Capital Partners V (Domestic Annex Fund) L.P...........        2,825

                                                              NUMBER OF SHARES
STOCKHOLDER NAME                                              OF COMMON STOCK
----------------                                              ----------------
Robert I. Falk..............................................        1,881
G&G Enterprises.............................................        1,881
Gibert Goldstein, Paul Shapiro, Trustees, UIT Howard Gittis
  Trust.....................................................        1,881
Caxton Partners.............................................        1,881
Jeffrey S. Silverman........................................        1,881
The Holding Company.........................................        1,881
Seju Suzuki.................................................        1,881
Cass & Co.Magnum Capital Growth Fund........................        1,881
Yoshimasa Yamazaki..........................................        1,881
Asahi Iron Foundry Co., Ltd.................................        1,881
Richard Vogel...............................................        1,881
Maidenhair Investments, N.V.................................        1,881
Paul Capital Partners V International, L.P..................        1,223
Leonard J. Adams............................................          941
Wayne Saker.................................................          941
Amram Kass P.C. Money Purchase Plan.........................          941
David A. Braver.............................................          941
Amram Kass PC Defined Benefit Pension Plan..................          941
David A. Wolf...............................................          941
Tis Prager..................................................          658
Bruno Widmer................................................          658
Karen Cook, IRA (KC)........................................          470
Jack Hirschfield............................................          235
Paramount Capital Drug Development Holdings LLC.............       25,462
Steve H. Kanzer.............................................        5,710
Nicholas Bodor..............................................        2,531
Kenneth U. Johnson..........................................        2,531
Rivki Rosenwald.............................................        2,480
Biotechnology Solutions, LLC................................        1,596
Nicholas Stergiopoulos......................................          765
Wayne L. Rubin..............................................          760
Michael Weiss...............................................          760
Peter and Donna Kash........................................          506
David R. Walner.............................................          506
Huntington Street Company...................................          506
June Street Company.........................................          506
Rivki Rosenwald Custodian f/b/o Doni Rosenwald..............          506
Rivki Rosenwald Custodian f/b/o Joshy Rosenwald.............          506
Rivki Rosenwald Custodian f/b/o Demi Rosenwald..............          506
Rivki Rosenwald Custodian f/b/o Davy Rosenwald..............          506
Kash Family Foundation......................................          405
Joseph E. Edelman...........................................          380
Sarah E. Laut...............................................          357
Michael Ferrari.............................................          357
Blossom Rosenwald...........................................          345
Seth Rosenwald..............................................          345
Jon Rosenwald...............................................          345
William Kanzer..............................................          304
Gary Kanzer.................................................          304

                                                              NUMBER OF SHARES
STOCKHOLDER NAME                                              OF COMMON STOCK
----------------                                              ----------------
Donna Lozito................................................          112
American Friends of Hebron Yeshiva in Jerusalem.............          102
Fred Mermelstein............................................          102
Lauren S. Fischer...........................................           86
John Knox...................................................           86
David M. Tanen..............................................           86
Evan S. Borak...............................................           86
Hope Viggiani...............................................           51
Robert Klein................................................           51
Howard Schain...............................................           51
John Pappadimitropoulos.....................................           26

                                   SCHEDULE D
                               ESCROW AGENT FEES

                                  APPENDIX VI


           FORM OF AMENDED AND RESTATED 1995 OMNIBUS INCENTIVE PLAN,
                           AS PROPOSED TO BE AMENDED

                              ENDOREX CORPORATION
                AMENDED AND RESTATED 1995 OMNIBUS INCENTIVE PLAN
                           (As of September 26, 2001)
                                  ARTICLE ONE
                               GENERAL PROVISIONS


I.  PURPOSE OF THE PLAN

    This Amended and Restated 1995 Omnibus Incentive Plan is intended to promote the interests of Endorex Corporation, a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

    Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II. STRUCTURE OF THE PLAN

    A. The Plan shall be divided into four separate equity programs:

        (i) the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

        (ii) the Salary Investment Option Grant Program under which eligible employees may elect to have a portion of their base salary invested each year in options to purchase shares of Common Stock,

        (iii) the Automatic Option Grant Program under which eligible non-employee Board members shall automatically receive options at periodic intervals to purchase shares of Common Stock, and

        (iv) the Director Fee Option Grant Program under which non-employee Board members may elect to have all or any portion of their annual retainer fee otherwise payable in cash applied to a special option grant.

    B. The provisions of Articles One and Six shall apply to all equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

III. ADMINISTRATION OF THE PLAN

    A. The Board shall have the authority to administer the Discretionary Option Grant Program with respect to Section 16 Insiders but may delegate such authority in whole or in part to the Primary Committee. The Board or the Primary Committee shall have sole and exclusive authority to exercise all discretionary functions under the Salary Investment Option Grant Program.

    B. Administration of the Discretionary Option Grant Program with respect to all other persons eligible to participate in that program may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer that program with respect to all such persons.

    C. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

    D. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant Program and to make such determinations under, and issue such interpretations of, the provisions of such program and any outstanding options thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant Program under its jurisdiction or any option thereunder.

    E. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants under the Plan.

    F. Administration of the Automatic Option Grant and Director Fee Option Grant Programs shall be self-executing in accordance with the terms of those programs, and no Plan Administrator shall exercise any discretionary functions with respect to option grants made under those programs.

IV. ELIGIBILITY

    A. The persons eligible to participate in the Discretionary Option Grant Program are as follows:

        (i) Employees,

        (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

        (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

    B. Only Employees who are Section 16 Insiders or other highly compensated individuals shall be eligible to participate in the Salary Investment Option Grant Program.

    C. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority (subject to the provisions of the Plan) to determine, with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times at which each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding.

    D. Only non-employee Board members shall be eligible to participate in the Automatic Option Grant and Director Fee Option Grant Programs.

V.  STOCK SUBJECT TO THE PLAN

    A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock reserved for issuance over the term of the Plan shall not exceed 4,500,000 shares. Such authorized share reserve is comprised of (i) the number of shares which remain available for issuance, as of the Plan Restatement Date, under the Predecessor Plans as last approved by the Corporation's stockholders, including the shares subject to the outstanding options to be incorporated into the Plan and the additional shares which would otherwise be available for future grant (86,667 shares), plus (ii) the additional increase of 1,413,333 shares authorized by the Board on October 21, 1997 and subsequently approved by the stockholders, (iii) the additional increase of 500,000 shares authorized by the Board on February 11, 1998 and subsequently approved by the stockholders, (iv) the 99,360 share, 107,557 share and 127,419 share increases effected on January 4, 1999, January 3, 2000 and January 2, 2001, respectively, pursuant to the annual share increase provisions of Section V.B., and (v) the additional increase of 2,165,664 shares authorized by the Board on May 16, 2001 subject to approval by the stockholders at the 2001 Annual Meeting. The share reserve numbers reflect the 1-for-15 reverse stock split effected on June 11, 1997.

    B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of each fiscal year during the term of the Plan, beginning with the 1999 fiscal year, by an amount equal to one percent (1%) of the shares of Common Stock outstanding on the last trading day of the immediately preceding fiscal year, but in no event shall any such annual increase exceed 500,000 shares. No Incentive Options may be granted on the basis of the additional shares of Common Stock added to the share reserve as a result of the automatic annual increases effected on January 4, 1999, January 3, 2000 and January 2, 2001.

    C. No one person participating in the Plan may receive options and separately exercisable stock appreciation rights for more than 750,000 shares of Common Stock per calendar year beginning with the 1998 calendar year.

    D. Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent (i) the options expire or terminate for any reason prior to exercise in full or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently repurchased by the Corporation at the original issue price paid per share pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock issued to the holder of such option.

    E. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities by which the share reserve may increase annually pursuant to the provisions of Section V.B.,
(iii) the number and/or class of securities for which any one person may be granted options and separately exercisable stock appreciation rights per calendar year, (iv) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program and (v) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                  ARTICLE TWO
                       DISCRETIONARY OPTION GRANT PROGRAM

I.  OPTION TERMS

    Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; PROVIDED, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

    A.  EXERCISE PRICE.

        1. The exercise price per share shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the option grant date unless otherwise determined by the Plan Administrator.

        2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Six and the documents evidencing the option, be payable in one or more of the forms specified below:

           (i) cash or check made payable to the Corporation,

           (ii) in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

           (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to
       (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

        Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

    B. EXERCISE AND TERM OF OPTIONS. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

    C.  EFFECT OF TERMINATION OF SERVICE.

        1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

           (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

           (ii) Any option exercisable in whole or in part by the Optionee at the time of death may be exercised subsequently by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

           (iii) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

           (iv) Should the Optionee's Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

        2. The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

           (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

           (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.

    D. STOCKHOLDER RIGHTS. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

    E. REPURCHASE RIGHTS. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

    F. LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, a Non-Statutory Option may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for the benefit of one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

II. INCENTIVE OPTIONS

    The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

    A.  ELIGIBILITY.  Incentive Options may only be granted to Employees.

    B. EXERCISE PRICE. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

    C. DOLLAR LIMITATION. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

    D. 10% STOCKHOLDER. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five
(5) years measured from the option grant date.

III. CORPORATE TRANSACTION/CHANGE IN CONTROL

    A. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall NOT so accelerate if and to the extent:
(i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

    B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or
(ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

    C. Notwithstanding Section III.A. and Section III.B. of this Article Two, the Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options (and the automatic termination of one or more outstanding repurchase rights with the immediate vesting of the shares of Common Stock subject to those rights) upon the occurrence of a Corporate Transaction, whether or not those options are to be assumed or replaced (or those repurchase rights are to be assigned) in the Corporate Transaction. The Plan Administrator shall also have the discretion to grant options which do not accelerate whether or not such options are assumed (and to provide for repurchase rights that do not terminate whether or not such rights are assigned) in connection with a Corporate Transaction.

    D. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

    E. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Corporate Transaction, (ii) the exercise price payable per share under each outstanding option, PROVIDED the aggregate exercise price payable for such securities shall remain the same and (iii) the maximum number of securities and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan.

    F. The Plan Administrator shall have the discretion, exercisable at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of any options which are assumed or replaced in a Corporate Transaction and do not otherwise accelerate at that time (and the termination of any of the Corporation's outstanding repurchase rights which do not otherwise terminate at the time of the Corporate Transaction) in the event the Optionee's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen
(18) months) following the effective date of such Corporate Transaction. Any options so accelerated shall remain exercisable for fully-vested shares until the EARLIER of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination.

    G. The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to (i) provide for the automatic acceleration of one or more outstanding options (and the automatic termination of one or more outstanding repurchase rights with the immediate vesting of the shares of Common Stock subject to those rights) upon the occurrence of a Change in Control or
(ii) condition any such option acceleration (and the termination of any outstanding repurchase rights) upon the subsequent Involuntary Termination of the Optionee's Service within a designated period (not to exceed eighteen
(18) months) following the effective date of such Change in Control. Any options accelerated in connection with a Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

    H. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

    I. The grant of options under the Discretionary Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV. CANCELLATION AND REGRANT OF OPTIONS

    The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program (including outstanding options incorporated from the Predecessor Plans) and to grant in substitution new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new grant date.

V.  STOCK APPRECIATION RIGHTS

    A. The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

    B. The following terms shall govern the grant and exercise of tandem stock appreciation rights:

        (i) One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over
    (b) the aggregate exercise price payable for such shares.

        (ii) No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

        (iii) If the surrender of an option is rejected by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (a) five (5) business days after the receipt of the rejection notice or (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.

    C. The following terms shall govern the grant and exercise of limited stock appreciation rights:

        (i) One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.

        (ii) Upon the occurrence of a Hostile Take-Over, each such individual holding one or more options with such a limited stock appreciation right shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation, to the extent the option is at the time exercisable for vested shares of Common Stock. In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (a) the Take-Over Price of the shares of Common Stock which are at the time vested under each surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the option surrender date.

        (iii) Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option surrender and cash distribution.

        (iv) The balance of the option (if any) shall continue in full force and effect in accordance with the documents evidencing such option.

                                 ARTICLE THREE
                     SALARY INVESTMENT OPTION GRANT PROGRAM

I.  OPTION GRANTS

    The Primary Committee shall have the sole and exclusive authority to determine the calendar year or years (if any) for which the Salary Investment Option Program is to be in effect and to select the Employees eligible to participate in the Salary Investment Option Grant Program for those calendar year or years. Each selected Employee who elects to participate in the Salary Investment Option Grant Program must, prior to the start of each calendar year of participation, file with the Plan Administrator (or its designate) an irrevocable authorization directing the Corporation to reduce his or her base salary for that calendar year by a designated percentage (in multiples of one percent (1%)). However, the amount of such salary reduction must be not less than Ten Thousand Dollars ($10,000.00) and must not be more than Seventy-Five Thousand Dollars ($75,000.00). Each individual who files a proper salary reduction authorization shall automatically be granted an option under this Salary Investment Option Grant Program on or before the last trading day in January of the calendar year for which that salary reduction is to be in effect.

II. OPTION TERMS

    Each option shall be a Non-Statutory Option evidenced by one or more documents in the form approved by the Plan Administrator; PROVIDED, however, that each such document shall comply with the terms specified below.

    A.  EXERCISE PRICE.

        1. The exercise price per share shall be thirty-three and one-third percent (33 1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

        2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

    B.  NUMBER OF OPTION SHARES.   he number of shares of Common Stock subject
to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

    X = A  DIVIDED BY (B X 66 2/3%), where

    X is the number of option shares,

    A is the dollar amount of the Optionee's base salary reduction for the calendar year, and

    B is the Fair Market Value per share of Common Stock on the option grant date.

    C. EXERCISE AND TERM OF OPTIONS. The option shall become exercisable in a series of twelve (12) successive equal monthly installments upon the Optionee's completion of each calendar month of Service in the calendar year for which the salary reduction is in effect. Each option shall have a maximum term of ten
(10) years measured from the option grant date.

    D. EFFECT OF TERMINATION OF SERVICE. Should the Optionee cease Service for any reason while holding one or more options under this Article Three, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Service, until the EARLIER of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Service. Should the Optionee die while holding one or more options under this Article Three, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee's cessation of Service (less any shares subsequently purchased by the Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Such right of exercise shall lapse, and the option shall terminate, upon the EARLIER of (i) the expiration of the ten (10)-year option term or (ii) the three
(3)-year period measured from the date of the Optionee's cessation of Service. However, the option shall, immediately upon the Optionee's cessation of Service for any reason, terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

III. CORPORATE TRANSACTION/CHANGE IN CONTROL

    A. In the event of any Corporate Transaction while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Investment Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such outstanding option shall be assumed by the successor corporation (or parent thereof) in the Corporate Transaction and shall remain exercisable for the fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the three (3)-year period measured from the date of Optionee's cessation of Service.

    B. In the event of a Change in Control while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Investment Option Grant Program shall automatically accelerate so that each such option shall immediately become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of such shares as fully-vested shares of Common Stock. The option shall remain so exercisable until the earlier of (i) the expiration of the option term or (ii) the expiration of the three (3)-year period measured from the date of Optionee's cessation of Service.

    C. The grant of options under the Salary Investment Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV. REMAINING TERMS

    The remaining terms of each option granted under the Salary Investment Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                  ARTICLE FOUR
                         AUTOMATIC OPTION GRANT PROGRAM

I.  OPTION TERMS

    A.  GRANT DATES.  Option grants shall be made on the dates specified below:

        1. Each individual serving as a non-employee Board member on the Plan Restatement Date shall automatically be granted at that time a Non-Statutory Option to purchase 42,000 shares of Common Stock.

        2. Each individual who is first elected or appointed as a non-employee Board member at any time beginning with the 2001 Annual Meeting shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 50,000 shares of Common Stock.

        3. Each individual who is re-elected as a non-employee Board member at any time beginning with the 2001 Annual Meeting shall automatically be granted, on the date of such re-election, a Non-Statutory Option to purchase 10,000 shares of Common Stock, provided that individual has served as a non-employee Board member for at least six (6) months.

    B.  EXERCISE PRICE.

        1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

        2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

    C. OPTION TERM. Each option shall have a term of ten (10) years measured from the option grant date.

    D. EXERCISE AND VESTING OF OPTIONS. Each option shall be immediately exercisable for any or all of the option shares. Each initial 50,000-share option shall be immediately vested. However, any shares purchased under the annual 10,000-share option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. Each annual 10,000-share option shall vest, and the Corporation's repurchase right shall lapse, on the first year anniversary of the option grant date.

    E. TERMINATION OF BOARD SERVICE. The following provisions shall govern the exercise of any options outstanding at the time the Optionee ceases to serve as a Board member:

        (i) Any option outstanding at the time of the Optionee's cessation of Board service for any reason shall remain exercisable for a twelve
    (12)-month period following the date of such cessation of Board service.

        (ii) Any option exercisable in whole or in part by the Optionee at the time of death may be exercised by the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

        (iii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board service.

        (iv) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve
    (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

        (v) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

II. CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

    A. In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

    B. In connection with any Change in Control, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Take-Over.

    C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding automatic option grants. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation.

    D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, PROVIDED the aggregate exercise price payable for such securities shall remain the same.

    E. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

III. REMAINING TERMS

    The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for options made under the Discretionary Option Grant Program.

                                  ARTICLE FIVE
                       DIRECTOR FEE OPTION GRANT PROGRAM

I.  OPTION GRANTS

    Each non-employee Board member may elect to apply all or any portion of the annual retainer fee otherwise payable in cash for his or her service on the Board to the acquisition of a special option grant under this Director Fee Option Grant Program. Such election must be filed with the Corporation's Chief Financial Officer prior to the first day of the calendar year for which the annual retainer fee which is the subject of that election is otherwise payable. Each non-employee Board member who files such a timely election shall automatically be granted an option under this Director Fee Option Grant Program on the first trading day in January in the calendar year for which the annual retainer fee which is the subject of that election would otherwise be payable.

II. OPTION TERMS

    Each option shall be a Non-Statutory Option governed by the terms and conditions specified below.

    A.  EXERCISE PRICE.

        1. The exercise price per share shall be equal to thirty-three and one-third percent (33 1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

        2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

    B. NUMBER OF OPTION SHARES. The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

    X = A  DIVIDED BY (B X 66 2/3%), where

    X is the number of option shares,

    A is the portion of the annual retainer fee subject to the non-employee Board member's election, and

    B is the Fair Market Value per share of Common Stock on the option grant date.

    C. EXERCISE AND TERM OF OPTIONS. The option shall become exercisable for fifty percent (50%) of the option shares upon the Optionee's completion of the first six (6) months of Board service in the calendar year for which his or her election under this Director Fee Option Grant Program is in effect, and the balance of the option shares shall become exercisable in a series of six
(6) successive equal monthly installments upon the Optionee's completion of each additional month of Board service during that calendar year. Each option shall have a maximum term of ten (10) years measured from the option grant date.

    D. TERMINATION OF BOARD SERVICE. Should the Optionee cease Board service for any reason (other than death or Permanent Disability) while holding one or more options under this Director Fee Option Grant Program, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Board service, until the EARLIER of
(i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service. However, each option held by the Optionee under this Director Fee Option Grant Program at the time of his or her cessation of Board service shall immediately terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

    E. DEATH OR PERMANENT DISABILITY. Should the Optionee's service as a Board member cease by reason of death or Permanent Disability, then each option held by such Optionee under this Director Fee Option Grant Program shall immediately become exercisable for all the shares of Common Stock at the time subject to that option, and the option may be exercised for any or all of those shares as fully-vested shares until the EARLIER of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service.

    Should the Optionee die after cessation of Board service but while holding one or more options under this Director Fee Option Grant Program, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee's cessation of Board service (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Such right of exercise shall lapse, and the option shall terminate, upon the EARLIER of (i) the expiration of the ten
(10)-year option term or (ii) the three (3)-year period measured from the date of the Optionee's cessation of Board service.

III. CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

    A. In the event of any Corporate Transaction while the Optionee remains a Board member, each outstanding option held by such Optionee under this Director Fee Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such outstanding option shall be assumed by the successor corporation (or parent thereof) in the Corporate Transaction and shall remain exercisable for the fully-vested shares until the EARLIER of (i) the expiration of the ten (10)-year option term or
(ii) the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Board service.

    B. In the event of a Change in Control while the Optionee remains in Service, each outstanding option held by such Optionee under this Director Fee Option Grant Program shall automatically accelerate so that each such option shall immediately become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. The option shall remain so exercisable until the EARLIER or (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Service.

    C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding option grants. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of
(i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation.

    D. The grant of options under the Director Fee Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV. REMAINING TERMS

    The remaining terms of each option granted under this Director Fee Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                  ARTICLE SIX
                                 MISCELLANEOUS

I.  FINANCING

    A. The Plan Administrator may permit any Optionee to pay the option exercise price under the Discretionary Option Grant Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In all events, the maximum credit available to the Optionee may not exceed the sum of (i) the aggregate option exercise price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee in connection with the option exercise.

    B. The Plan Administrator may, in its discretion, determine that one or more such promissory notes shall be subject to forgiveness by the Corporation in whole or in part upon such terms as the Plan Administrator may deem appropriate.

II. TAX WITHHOLDING

    A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or upon the vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

    B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan (other than the options granted under the Director Fee Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

        (i) STOCK WITHHOLDING: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

        (ii) STOCK DELIVERY: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

III. EFFECTIVE DATE AND TERM OF THE PLAN

    A. The Plan was initially adopted by the Board on April 24, 1995. The Plan was amended on July 15, 1996 to increase the number of shares of Common Stock available for issuance by 15,000 shares. The Plan was subsequently amended and restated on October 21, 1997, to effect the following changes: (i) increase the number of shares by an additional 1,413,333 shares, (ii) provide that the share reserve shall automatically increase on the first trading day of each fiscal year beginning with the 1999 fiscal year by an amount equal to one percent (1%) of the shares outstanding on the last trading day of the preceding fiscal year,
(iii) implement a limit on the number of shares for which any one individual may be granted options or separately exercisable stock appreciation rights,
(iv) implement the Salary Investment Option Grant, Automatic Option Grant and Director Fee Option Grant Programs, (v) extend eligibility under the Discretionary Option Grant Program to all employees of the Corporation (or any Parent or Subsidiary), non-employee members of the Board or the board of directors of any Parent or Subsidiary and consultants and other advisors who provide services to the Corporation (or any parent or Subsidiary), (vi) allow any unvested shares issued under the Plan and subsequently repurchased by the Company at the option exercise price paid per share to be reissued under the Plan, (vii) eliminate the stock issuance and dividend equivalent right features of the Plan, (viii) incorporate the Corporation's existing 1994 Non-Employee Stock Option Plan and the Incentive Stock Option Plan so that the Plan will serve as the successor to those plans and (ix) effect a series of additional changes to the provisions of the Plan (including the stockholder approval requirements) in order to allow the Plan Administrator more flexibility and to take advantage of the recent amendments to Rule 16b-3 of the 1934 Act. The Plan was subsequently amended on February 11, 1998 to increase the share reserve by an additional 500,000 shares.


    B. On February 21, 2001, the Board amended the Plan to: (i) modify the number of shares and vesting schedule applicable to the initial option grants under the Automatic Option Grant Program from 42,000 shares vesting over a period of two years to 50,000 shares vesting immediately and (ii) modify the number of shares and vesting schedule applicable to the formerly bi-annual grants under the Automatic Option Grant Program from 12,000 shares vesting over a period of two years to an annual grant of 10,000 shares vesting over one year. On May 16, 2001, the Board amended the Plan to increase the number of shares of Common Stock available for issuance under the Plan by 2,165,664 shares. On September 26, 2001, the Board amended the Plan to implement a maximum annual limit of 500,000 shares of Common Stock by which the share reserve may increase annually over the term of the Plan under the automatic share increase provision (collectively the "2001 Amendments"). The 2001 Amendments remain subject to approval by the stockholders at the 2001 Annual Meeting.


    C. The Plan shall serve as the successor to the Predecessor Plans, and no further option grants or direct stock issuances shall be made under the Predecessor Plans after the date of stockholder approval of this restatement. All options outstanding under the Predecessor Plans on the Plan Restatement Date have been incorporated into the Plan and shall be treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

    D. The Plan shall terminate upon the EARLIEST of (i) April 23, 2005,
(ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such Plan termination, all outstanding options and unvested stock issuances shall continue to have force and effect in accordance with the provisions of the documents evidencing such options.

IV. AMENDMENT OF THE PLAN

    A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect any rights and obligations with respect to options, stock appreciation rights or unvested stock issuances at the time outstanding under the Plan unless the Optionee consents to such amendment or modification. In addition, amendments to the Plan shall be subject to approval of the Corporation's stockholders to the extent required by applicable laws or regulations.

    B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program that are in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under such program are held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess grants are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees the exercise paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

V.  USE OF PROCEEDS

    Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VI. REGULATORY APPROVALS

    A. The implementation of the Plan, the granting of any option or stock appreciation right under the Plan and the issuance of any shares of Common Stock upon the exercise of any option or stock appreciation right shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options and stock appreciation rights granted under it and the shares of Common Stock issued pursuant to it.

    B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

VII. NO EMPLOYMENT/SERVICE RIGHTS

    Nothing in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                                    APPENDIX

    The following definitions shall be in effect under the Plan:

    A. AUTOMATIC OPTION GRANT PROGRAM shall mean the automatic option grant program in effect under the Plan.

    B.  BOARD shall mean the Corporation's Board of Directors.

    C. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

        (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders, which the Board does not recommend such stockholders to accept, or

        (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (I) have been Board members continuously since the beginning of such period or (II) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (I) who were still in office at the time the Board approved such election or nomination.

    D.  CODE shall mean the Internal Revenue Code of 1986, as amended.

    E.  COMMON STOCK shall mean the Corporation's common stock.

    F. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

        (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

        (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

    G. CORPORATION shall mean Endorex Corporation, a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Endorex Corporation which shall by appropriate action adopt the Plan.

    H. DISCRETIONARY OPTION GRANT PROGRAM shall mean the discretionary option grant program in effect under the Plan.

    I. DIRECTOR FEE OPTION GRANT PROGRAM shall mean the special stock option grant in effect for non-employee Board members under Article Four of the Plan.

    J. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

    K. EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

    L. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

        (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

        (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

        (iii) If the Common Stock is at the time traded on the Nasdaq OTC Market, then the Fair Market Value shall be the mean of the highest bid and lowest asked prices per share of Common Stock on the date in question, as such prices are quoted by the National Association of Securities Dealers. If both bid and asked prices are not available for the date in question, then the Fair Market Value shall be the average of the highest bid and lowest asked prices for the last preceding date for which such quotations exist.

    M. HOSTILE TAKE-OVER shall mean the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

    N. INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

    O. INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:

        (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

        (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and participation in corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

    P. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee or other person in the Service of the Corporation (or any Parent or Subsidiary).

    Q.  1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

    R. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

    S. OPTIONEE shall mean any person to whom an option is granted under the Discretionary Option Grant, Automatic Option Grant or Director Fee Option Grant Program.

    T. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    U. PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for the purposes of the Director Fee Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

    V. PLAN shall mean the Corporation's Amended and Restated 1995 Omnibus Incentive Plan, as set forth in this document.

    W. PLAN ADMINISTRATOR shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant Program with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under that program with respect to the persons under its jurisdiction.

    X. PLAN RESTATEMENT DATE shall mean October 21, 1997, the date on which the Plan was restated by the Board.

    Y. PREDECESSOR PLANS shall mean the 1994 Non-Employee Stock Option Plan and the Incentive Stock Option Plan.

    Z. PRIMARY COMMITTEE shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant Program with respect to Section 16 Insiders.

    AA. SALARY INVESTMENT OPTION GRANT PROGRAM shall mean the salary investment grant program in effect under the Plan.

    BB. SECONDARY COMMITTEE shall mean a committee of two (2) or more Board members appointed by the Board to administer the Discretionary Option Grant Program with respect to eligible persons other than Section 16 Insiders.

    CC. SECTION 16 INSIDER shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

    DD. SERVICE shall mean the performance of services to the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

    EE. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

    FF. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    GG. TAKE-OVER PRICE shall mean the GREATER of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

    HH. TAXES shall mean the Federal, state and local income and employment tax liabilities incurred by the holder of Non-Statutory Options or unvested shares of Common Stock in connection with the exercise of those options or the vesting of those shares.

    II.  10% STOCKHOLDER shall mean the owner of stock (as determined under Code
Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

                                  APPENDIX VII

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                             OF ENDOREX CORPORATION

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                             OF ENDOREX CORPORATION

I. PURPOSE

    The primary function of the Audit Committee is to assist the board of directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

    - Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

    - Review and appraise the audit efforts of the Corporation's independent accountants.

    - Provide an open avenue of communication among the independent accountants, financial and senior management, and the board of directors.

    The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV. of this Charter.

II. COMPOSITION

    The Audit Committee shall be comprised of two or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

    The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

    The Committee shall meet at least twice annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporations financials consistent with IV.
3. below.

    At least annually, and more frequently as circumstances suggest, the Committee shall report to the board of directors on its actions and its recommendations.

                                     VII-1

IV. RESPONSIBILITIES AND DUTIES

    To fulfill its responsibilities and duties the Audit Committee shall:

                            DOCUMENTS/REPORTS REVIEW

1. Review and update this Charter periodically, at least annually, as conditions dictate.

2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

3. Review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

                            INDEPENDENT ACCOUNTANTS

4. Recommend to the board of directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

5. Consider, in consultation with management and the independent accountants, the audit scope and plan of the independent accountants.

6. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

7. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

                         FINANCIAL REPORTING PROCESSES

8. In consultation with the independent accountants, review the integrity of the organization's financial reporting processes, both internal and external.

9. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

10. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants or management.

                              PROCESS IMPROVEMENT

11. Establish independent systems of reporting to the Audit Committee by both management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

12. Following completion of the annual audit, review with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

13. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

14. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been

                                     VII-2
    implemented. (This review should be conducted at an appropriate of time subsequent to implementation of changes or improvements, as decided by the Committee.)

                          ETHICAL AND LEGAL COMPLIANCE

15. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

16. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

17. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                                     VII-3

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Article Thirteenth of Endorex's Amended and Restated Certificate of Incorporation and Article VII of Endorex's bylaws provide that Endorex may indemnify each current and former director, officer, and any employee or agent of the corporation, his or her heirs, executors, and administrators, against expenses reasonably incurred or any amounts paid by him or her in connection with any action, suit, or proceeding to which he or she may be made a party by reason of being or having been a director, officer, employee or agent of the corporation to the fullest extent permitted by the Delaware General Corporation Law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Endorex pursuant to the foregoing provisions, or otherwise, Endorex has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Reference is made to Section 145 of the Delaware General Corporation Law as such Section pertains to indemnification matters.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


       EXHIBIT
       NUMBER                             DESCRIPTION OF DOCUMENT
---------------------                     -----------------------
        2.1             Agreement and Plan of Merger and Reorganization dated as of
                        July 31, 2001 by and among Endorex Corporation ("Endorex"),
                        Roadrunner Acquisition, Inc. ("Roadrunner") and Corporate
                        Technology Development, Inc. ("CTD")(1)

        3.1             Amended and Restated Certificate of Incorporation.(2)

        3.2             By-laws.(3)

        4.1             Specimen Common Stock Certificate.(3)

        4.2 Form of Subscription Agreement by and between Endorex and each investor dated as of April 11, 2000.(4)

        4.3 Form of Amendment and Supplement to Subscription Agreement entered into by each investor as of April 11, 2000.(4)

        4.4             Form of Second Amendment and Supplement to Subscription
                        Agreement entered into by each investor as of April 11, 2000.(4)

        4.5             Form of Investor Warrant issued to each investor dated as of
                        April 12, 2000.(4)

        4.6             Form of Finder Warrant issued to Paramount Capital, Inc.
                        dated as of April 12, 2000.(4)

        4.7             Warrant issued to Aries Fund dated as of May 19, 1997.(4)

        4.8             Warrant issued to Aries Domestic Fund, L.P. dated as of
                        May 19, 1997.(4)

        4.9 Warrant issued to Paramount Capital, Inc. dated as of October 16, 1997.(5)

        4.10 Warrant issued to Paramount Capital, Inc. dated as of October 16, 1997.(5)

        4.11            Warrant issued to Elan International Services, Ltd. dated
                        January 21, 1998.(6)

        4.12            Form of Warrant to be issued to CTD warrant holders.(12)

        5.1 Opinion of Brobeck, Phleger & Harrison LLP regarding the validity of the securities to be issued in the merger.(12)

        8.1             Opinion of Brobeck, Phleger & Harrison LLP regarding certain tax aspects of the merger.

       EXHIBIT
       NUMBER                             DESCRIPTION OF DOCUMENT
---------------------                     -----------------------
        8.2             Opinion of Kramer Levin Naftalis & Frankel LLP regarding
                        certain tax aspects of the merger.

       10.1             Patent License Agreement dated December 16, 1996 between
                        Endorex and Massachusetts Institute of Technology.(7)

       10.2             Employment Agreement dated May 17, 2000 between Endorex and
                        Michael S. Rosen.(2)

       10.3             Employment Agreement dated December 1, 1996 between Endorex and Robert N. Brey.(7)

       10.4             Purchase Agreement among Dominion Resources, Inc., The Aries
                        Fund, a Cayman Island Trust, The Aries Domestic Fund, L.P.,
                        and Endorex dated as of June 13, 1996.(4)

       10.5             Purchase Agreement dated as of June 26, 1996 between
                        Endorex, The Aries Fund and The Aries Domestic
                        Fund, L.P.(7)

       10.6             Amended and Restated 1996 Omnibus Incentive Plan.(8)

       10.7             Lease dated December 19, 1997 between Endorex and Howard M.
                        Ruskin.(5)

       10.8             Joint Development and Operating Agreement, dated as of
                        January 21, 1998, between Endorex, Elan Corporation, plc,
                        Orasomal Technologies, Inc. and Endorex Vaccine Delivery
                        Technologies, Inc.(5)

       10.9             Securities Purchase Agreement, dated as of January 21, 1998, between Endorex and Elan International Services, Ltd.(6)

       10.10            Registration Rights Agreement, dated as of January 21, 1998, between Endorex and Elan International Services, Ltd.(6)

       10.11+           License Agreement, dated as of January 21, 1998, between
                        Elan Pharmaceuticals, plc, and Endorex Vaccine Delivery
                        Technologies, Inc.(6)

       10.12+           License Agreement, dated as of January 22, 1998, between
                        Orasomal Technologies, Inc., Endorex Vaccine Delivery
                        Technologies, Inc. and Endorex.(6)

       10.13            Securities Purchase Agreement, dated as of October 21, 1998, between Endorex and Elan International Services, Ltd.(9)

       10.14            Registration Rights Agreement, dated as of October 21, 1998, between Endorex and Elan International Services, Ltd.(9)

       10.15+           License Agreement, dated as of October 21, 1998, between
                        Endorex, Elan Corporation, plc, Endorex Newco. Ltd., and
                        Elan Medical Technologies Ltd.(9)

       10.16+           Joint Development and Operating Agreement, dated as of
                        October 21, 1998, between Endorex, Elan Corporation, plc,
                        Elan International Services, Ltd. and Endorex
                        Newco, Ltd.(9)

       10.17+           Development License and Supply Agreement, dated February 2,
                        2000, between Endorex Newco, Ltd. and Schein Pharmaceutical
                        (Bermuda), Ltd.(10)

       10.18            Employment Agreement, dated February 8, 2000, between
                        Endorex and Frank C. Reid.(10)

       10.19            Letter Agreement, dated March 13, 2000, between Endorex and
                        David Franckowiak.(10)

       10.20            Consulting Agreement between Endorex and Kenneth
                        Tempero, M.D., Ph.D., dated as of May 17, 2000.(2)

       10.21 Employment Agreement between Endorex and Steve Koulogeorge dated September 19, 2000.(8)

       10.22            Employment Agreement between Endorex and Panayiotis
                        Constantinides dated January 4, 2001.(8)

       EXHIBIT
       NUMBER                             DESCRIPTION OF DOCUMENT
---------------------                     -----------------------
       10.23            Employment Agreement between Endorex and John McCracken
                        dated February 21, 2001.(8)

       10.24            Finder Agreement between the Endorex and Paramount
                        Capital, Inc. dated as of February 29, 2000.(4)

       10.25 Amendment and Supplement to Finder Agreement dated as of April 6, 2000.(4)

       10.26            Financial Advisory Agreement between Endorex and Paramount
                        Capital, Inc. dated as of October 25, 1999.(4)

       10.27            Voting Agreement dated as of July 31, 2001 by and among
                        Endorex, Roadrunner, CTD and certain stockholders of CTD.(1)

       10.28 Form of Affiliate Agreement dated as of August 15, 2001 by and between Endorex and the affiliates of CTD.(12)

       10.29            Form of Escrow Agreement to be entered into by and among
                        Endorex, the stockholders of CTD, Peter O. Kliem, and Wells
                        Fargo Bank Minnesota, National Association.(12)

       10.30 Form of Employment Agreement to be entered into by and between Endorex and Colin Bier.(12)

       10.31            Form of Consulting Agreement to be entered into by and among
                        Endorex, CTD and Nicholas Stergiopolous.(12)

       10.32 Form of Noncompetition and Nonsolicitation Agreement to be entered into by and among Endorex, CTD and Steve H.
                        Kanzer.(12)

       10.33            Master Loan and Security Agreement, dated as of
                        December 23, 1998, between FINOVA Technology Finance, Inc.
                        and Endorex.(12)

       10.34            Amendment dated as of December 30, 1999, to the Patent
                        License Agreement dated December 16, 1996 between Endorex and Massachusetts Institute of Technology.(12)

       16.1             Letter from PricewaterhouseCoopers LLP.(11)

       21.1             Subsidiaries of Endorex.(12)

       23.1             Consent of Ernst & Young LLP.

       23.2             Consent of PricewaterhouseCoopers LLP.

       23.3             Consent of Richard A. Eisner & Company, LLP.

       23.4             Consent of Brobeck, Phleger & Harrison LLP (included in
                        Exhibit 5.1).(12)

       24.1 Power of Attorney (included on the signature page of this Registration Statement).(12)

       99.1             Consent of Wells Fargo Van Kasper.(12)

       99.2             Form of Endorex Proxy Card

       99.3             Form of CTD Proxy Card


------------------------

  + Endorex was granted Confidential Treatment of portions of this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

 (1) Incorporated by reference from our Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2001.

 (2) Incorporated by reference to our Quarterly Report on Form 10-QSB, for the fiscal quarter ended June 30, 2000.

 (3) Incorporated by reference to our Registration Statement on Form S-1, as amended (File No. 33-13492).

 (4) Incorporated by reference to our Registration Statement on Form S-3 (File No. 333-36950), as amended on December 29, 2000.

 (5) Incorporated by reference to our Quarterly Report on Form 10-QSB, as amended, for the fiscal quarter ended September 30, 1997.

 (6) Incorporated by reference to our Annual Report on Form 10-KSB, as amended, for the fiscal year ended December 31, 1997.

 (7) Incorporated by reference to our Annual Report on Form 10-KSB, as amended, for the transition period ended December 31, 1996.

 (8) Incorporated by reference to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, as amended.

 (9) Incorporated by reference to our Quarterly Report on Form 10-QSB for the fiscal quarter on Form 10-QSB for the fiscal quarter ended September 30, 1998.

 (10) Incorporated by reference to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999, as amended.

 (11) Incorporated by reference to our current report on Form 8-K filed on November 9, 2000.


 (12) Previously filed as an exhibit to this Registration Statement.


ITEM 22. UNDERTAKINGS

    The undersigned registrant hereby undertakes:


    (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



    (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.



    (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4, and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois on October 19, 2001.


                                                       ENDOREX CORPORATION

                                                       By:             /s/ MICHAEL S. ROSEN
                                                            -----------------------------------------
                                                                         Michael S. Rosen
                                                              PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                                                             DIRECTOR


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                                  TITLE                        DATE
                  ---------                                  -----                        ----
/s/ MICHAEL S. ROSEN                           President, Chief Executive Officer
------------------------------------             and Director (Principal            October 19, 2001
Michael S. Rosen                                 Executive Officer)

/s/ STEVE J. KOULOGEORGE
------------------------------------           Controller (Principal Financial      October 19, 2001
Steve J. Koulogeorge                             and Accounting Officer)

                 *
------------------------------------           Director                             October 19, 2001
Richard Dunning

                 *
------------------------------------           Director                             October 19, 2001
Steve H. Kanzer

                 *
------------------------------------           Director                             October 19, 2001
Paul D. Rubin

                 *
------------------------------------           Director                             October 19, 2001
H. Laurence Shaw

                 *
------------------------------------           Director                             October 19, 2001
Kenneth Tempero

                  SIGNATURE                                  TITLE                        DATE
                  ---------                                  -----                        ----
                 *
------------------------------------           Director                             October 19, 2001
Steven Thornton



*By:           /s/ MICHAEL S. ROSEN
          -----------------------------
                 Michael S. Rosen
                 ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS


       EXHIBIT
       NUMBER                             DESCRIPTION OF DOCUMENT
---------------------                     -----------------------
        2.1             Agreement and Plan of Merger and Reorganization dated as of
                        July 31, 2001 by and among Endorex Corporation ("Endorex"),
                        Roadrunner Acquisition, Inc. ("Roadrunner") and Corporate
                        Technology Development, Inc. ("CTD")(1)

        3.1             Amended and Restated Certificate of Incorporation.(2)

        3.2             By-laws.(3)

        4.1             Specimen Common Stock Certificate.(3)

        4.2 Form of Subscription Agreement by and between Endorex and each investor dated as of April 11, 2000.(4)

        4.3 Form of Amendment and Supplement to Subscription Agreement entered into by each investor as of April 11, 2000.(4)

        4.4             Form of Second Amendment and Supplement to Subscription
                        Agreement entered into by each investor as of April 11, 2000.(4)

        4.5             Form of Investor Warrant issued to each investor dated as of
                        April 12, 2000.(4)

        4.6             Form of Finder Warrant issued to Paramount Capital, Inc.
                        dated as of April 12, 2000.(4)

        4.7             Warrant issued to Aries Fund dated as of May 19, 1997.(4)

        4.8             Warrant issued to Aries Domestic Fund, L.P. dated as of
                        May 19, 1997.(4)

        4.9 Warrant issued to Paramount Capital, Inc. dated as of October 16, 1997.(5)

        4.10 Warrant issued to Paramount Capital, Inc. dated as of October 16, 1997.(5)

        4.11            Warrant issued to Elan International Services, Ltd. dated
                        January 21, 1998.(6)

        4.12            Form of Warrant to be issued to CTD warrant holders.(12)

        5.1 Opinion of Brobeck, Phleger & Harrison LLP regarding the validity of the securities to be issued in the merger.(12)

        8.1             Opinion of Brobeck, Phleger & Harrison LLP regarding certain tax aspects of the merger.

        8.2 Opinion of Kramer Levin Naftalis & Frankel LLP regarding certain tax aspects of the merger.

       10.1             Patent License Agreement dated December 16, 1996 between
                        Endorex and Massachusetts Institute of Technology.(7)

       10.2             Employment Agreement dated May 17, 2000 between Endorex and
                        Michael S. Rosen.(2)

       10.3             Employment Agreement dated December 1, 1996 between Endorex and Robert N. Brey.(7)

       10.4             Purchase Agreement among Dominion Resources, Inc., The Aries
                        Fund, a Cayman Island Trust, The Aries Domestic Fund, L.P.,
                        and Endorex dated as of June 13, 1996.(4)

       10.5             Purchase Agreement dated as of June 26, 1996 between
                        Endorex, The Aries Fund and The Aries Domestic
                        Fund, L.P.(7)

       10.6             Amended and Restated 1996 Omnibus Incentive Plan.(8)

       10.7             Lease dated December 19, 1997 between Endorex and Howard M.
                        Ruskin.(5)

       10.8             Joint Development and Operating Agreement, dated as of
                        January 21, 1998, between Endorex, Elan Corporation, plc,
                        Orasomal Technologies, Inc. and Endorex Vaccine Delivery
                        Technologies, Inc.(5)

       10.9             Securities Purchase Agreement, dated as of January 21, 1998, between Endorex and Elan International Services, Ltd.(6)

       EXHIBIT
       NUMBER                             DESCRIPTION OF DOCUMENT
---------------------                     -----------------------
       10.10            Registration Rights Agreement, dated as of January 21, 1998, between Endorex and Elan International Services, Ltd.(6)

       10.11+           License Agreement, dated as of January 21, 1998, between
                        Elan Pharmaceuticals, plc, and Endorex Vaccine Delivery
                        Technologies, Inc.(6)

       10.12+           License Agreement, dated as of January 22, 1998, between
                        Orasomal Technologies, Inc., Endorex Vaccine Delivery
                        Technologies, Inc. and Endorex.(6)

       10.13            Securities Purchase Agreement, dated as of October 21, 1998, between Endorex and Elan International Services, Ltd.(9)

       10.14            Registration Rights Agreement, dated as of October 21, 1998, between Endorex and Elan International Services, Ltd.(9)

       10.15+           License Agreement, dated as of October 21, 1998, between
                        Endorex, Elan Corporation, plc, Endorex Newco. Ltd., and
                        Elan Medical Technologies Ltd.(9)

       10.16+           Joint Development and Operating Agreement, dated as of
                        October 21, 1998, between Endorex, Elan Corporation, plc,
                        Elan International Services, Ltd. and Endorex
                        Newco, Ltd.(9)

       10.17+           Development License and Supply Agreement, dated February 2,
                        2000, between Endorex Newco, Ltd. and Schein
                        Pharmaceutical(Bermuda), Ltd.(10)

       10.18            Employment Agreement, dated February 8, 2000, between
                        Endorex and Frank C. Reid.(10)

       10.19            Letter Agreement, dated March 13, 2000, between Endorex and
                        David Franckowiak.(10)

       10.20            Consulting Agreement between Endorex and Kenneth
                        Tempero, M.D., Ph.D., dated as of May 17, 2000.(2)

       10.21 Employment Agreement between Endorex and Steve Koulogeorge dated September 19, 2000.(8)

       10.22            Employment Agreement between Endorex and Panayiotis
                        Constantinides dated January 4, 2001.(8)

       10.23 Employment Agreement between Endorex and John McCracken dated February 21, 2001.(8)

       10.24            Finder Agreement between the Endorex and Paramount
                        Capital, Inc. dated as of February 29, 2000.(4)

       10.25 Amendment and Supplement to Finder Agreement dated as of April 6, 2000.(4)

       10.26            Financial Advisory Agreement between Endorex and Paramount
                        Capital, Inc. dated as of October 25, 1999.(4)

       10.27            Voting Agreement dated as of July 31, 2001 by and among
                        Endorex, Roadrunner, CTD and certain stockholders of CTD.(1)

       10.28 Form of Affiliate Agreement dated as of August 15, 2001 by and between Endorex and the affiliates of CTD.(12)

       10.29            Form of Escrow Agreement to be entered into by and among
                        Endorex, the stockholders of CTD, Peter O. Kliem, and Wells
                        Fargo Bank Minnesota, National Association.(12)

       10.30 Form of Employment Agreement to be entered into by and between Endorex and Colin Bier.(12)

       10.31            Form of Consulting Agreement to be entered into by and among
                        Endorex, CTD and Nicholas Stergiopolous.(12)

       10.32 Form of Noncompetition and Nonsolicitation Agreement to be entered into by and among Endorex, CTD and Steve H.
                        Kanzer.(12)

       EXHIBIT
       NUMBER                             DESCRIPTION OF DOCUMENT
---------------------                     -----------------------
       10.33            Master Loan and Security Agreement, dated as of
                        December 23, 1998, between FINOVA Technology Finance, Inc.
                        and Endorex.(12)

       10.34            Amendment dated as of December 30, 1999, to the Patent
                        License Agreement dated December 16, 1996 between Endorex and Massachusetts Institute of Technology.(12)

       16.1             Letter from PricewaterhouseCoopers LLP.(11)

       21.1             Subsidiaries of Endorex.(12)

       23.1             Consent of Ernst & Young LLP.

       23.2             Consent of PricewaterhouseCoopers LLP.

       23.3             Consent of Richard A. Eisner & Company, LLP.

       23.4             Consent of Brobeck, Phleger & Harrison LLP (included in
                        Exhibit 5.1).(12)

       24.1 Power of Attorney (included on the signature page of this Registration Statement).(12)

       99.1             Consent of Wells Fargo Van Kasper.(12)

       99.2             Form of Endorex Proxy Card

       99.3             Form of CTD Proxy Card


------------------------

  + Endorex was granted Confidential Treatment of portions of this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

 (1) Incorporated by reference from our Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2001.

 (2) Incorporated by reference to our Quarterly Report on Form 10-QSB, for the fiscal quarter ended June 30, 2000.

 (3) Incorporated by reference to our Registration Statement on Form S-1, as amended (File No. 33-13492).

 (4) Incorporated by reference to our Registration Statement on Form S-3 (File No. 333-36950), as amended on December 29, 2000.

 (5) Incorporated by reference to our Quarterly Report on Form 10-QSB, as amended, for the fiscal quarter ended September 30, 1997.

 (6) Incorporated by reference to our Annual Report on Form 10-KSB, as amended, for the fiscal year ended December 31, 1997.

 (7) Incorporated by reference to our Annual Report on Form 10-KSB, as amended, for the transition period ended December 31, 1996.

 (8) Incorporated by reference to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, as amended.

 (9) Incorporated by reference to our Quarterly Report on Form 10-QSB for the fiscal quarter on Form 10-QSB for the fiscal quarter ended September 30, 1998.

 (10) Incorporated by reference to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999, as amended.

 (11) Incorporated by reference to our current report on Form 8-K filed on November 9, 2000.


 (12) Previously filed as an exhibit to this Registration Statement.